Exhibit (17)(m)

Funds

Annual Report

December 31, 2004

Classes A, I and S
ING Investors Trust

• ING AIM Mid Cap Growth Portfolio
• ING Alliance Mid Cap Growth Portfolio
• ING Capital Guardian Large Cap Value Portfolio
• ING Capital Guardian Managed Global Portfolio
• ING Capital Guardian Small Cap Portfolio
• ING Developing World Portfolio
• ING Eagle Asset Capital Appreciation Portfolio
• ING FMRSM Diversified Mid Cap Portfolio
• ING Goldman Sachs TollkeeperSM Portfolio*
• ING Hard Assets Portfolio
• ING International Portfolio
• ING Janus Special Equity Portfolio
• ING Jennison Equity Opportunities Portfolio
• ING JPMorgan Small Cap Equity Portfolio*
• ING Julius Baer Foreign Portfolio
• ING Legg Mason Value Portfolio*
• ING Limited Maturity Bond Portfolio
• ING Liquid Assets Portfolio	• ING Marsico Growth Portfolio
• ING Mercury Focus Value Portfolio
• ING Mercury Large Cap Growth Portfolio*
• ING MFS Mid Cap Growth Portfolio
• ING MFS Total Return Portfolio
• ING Oppenheimer Main Street Portfolio®*
• ING PIMCO Core Bond Portfolio
• ING PIMCO High Yield Portfolio
• ING Salomon Brothers All Cap Portfolio
• ING Salomon Brothers Investors Portfolio
• ING Stock Index Portfolio
• ING T. Rowe Price Capital Appreciation Portfolio
• ING T. Rowe Price Equity Income Portfolio
• ING UBS U.S. Balanced Portfolio
• ING Van Kampen Equity Growth Portfolio
• ING Van Kampen Global Franchise Portfolio
• ING Van Kampen Growth and Income Portfolio
• ING Van Kampen Real Estate Portfolio
* Name changed during the period.

This report is submitted for general information to shareholders of the ING Funds. It is not authorized for distribution to prospective shareholders unless accompanied or preceded by a prospectus which includes details regarding the funds’ investment objectives, risks, charges, expenses and other information. This information should be read carefully.

PROXY VOTING INFORMATION

A description of the policies and procedures that the Registrant uses to determine how to vote proxies related to portfolio securities is available (1) without charge, upon request, by calling Shareholder Services toll-free at 800-992-0180; (2) on the Registrant’s website at www.ingfunds.com and (3) on the SEC’s website at www.sec.gov.

Information regarding how the Registrant voted proxies related to portfolio securities during the most recent 12-month period ended June 30 is available without charge on the Registrant’s website at www.ingfunds.com and on the SEC website at www.sec.gov.

QUARTERLY PORTFOLIO HOLDINGS

The Registrant files its complete schedule of portfolio holdings with the Commission for the first and third quarters of each fiscal year on Form N-Q. The Registrant’s Forms N-Q are available on the SEC’s website at www.sec.gov. The Registrant’s Forms N-Q may be reviewed and copied at the Commissions Public Reference Room in Washington, DC, and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330; and is available upon request from the Registrant by calling Shareholder Services toll-free at 800-992-0180.

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PRESIDENT’S LETTER

JAMES M. HENNESSY

Dear Shareholder:

The past year has brought about numerous changes in the mutual funds industry, including requests for additional disclosures. I would like to draw your attention to some additional information you will now see in the reports due, in part, to these new requirements:

•	You will see a new section entitled “Shareholder Expense Examples”. These examples are intended to illustrate for you the ongoing costs of investing in a mutual fund and to provide a method to compare those costs with the ongoing costs of investing in other mutual funds.

•	In addition to the normal performance tables included in the Portfolio Managers’ Reports, there are now additional graphical or tabular presentations, which illustrate the current holdings of the funds as of the period-end.

•	Each fund now also files its complete schedule of portfolio holdings with the Securities Exchange Commission (“SEC”) for the first and third quarters of each fiscal year on Form N-Q. These Forms are available for shareholders to view on the SEC’s website at www.sec.gov.

We welcome these changes and believe that they will provide valuable information to our shareholders. We hope you will find these additional disclosures beneficial and easy to understand.

On behalf of ING Funds, I thank you for your continued support and confidence and look forward to serving you in 2005 and beyond.

Sincerely,

James M. Hennessy
President
ING Funds
January 25, 2005

MARKET PERSPECTIVE:      YEAR ENDED DECEMBER 31, 2004

In our semi-annual report, we referred to sharp swings in sentiment as investors took stock after the handsome gains of 2003. By the middle of the year, the markets had not done much of anything; however, over the next six months sentiment would change twice more and in the end major asset classes posted respectable returns for the year, if not better.

Global equities gained 10.8% in the six months ended December 31, 2004, according to the Morgan Stanley Capital International (“MSCI”) World Index(1), including net reinvested dividends, and 14.7% for entire year. Nearly one quarter of the annual gain was due to dollar weakness, the main story in the currency markets. The dollar was ahead for most of the year, but by mid October had succumbed to continuing concern over the United States twin budget and trade deficits and whether overseas investors would continue to finance them, raising the nightmare of a disorderly slide in the dollar. In 2004, the euro gained 7.6%, a new record. The yen rose 4.5% to a level not seen since early 2000, while the pound stood 7.4% higher, at a remarkable 12-year peak.

Perhaps the most notable feature in investment grade U.S. fixed income markets in the second six months was the curious “curve flattening” trend. Short-term interest rates drifted up as the Federal Open Market Committee (“FOMC”) raised the Federal Funds rate four times, by 1% in all, while bond yields ignored this and fell in the face of weak economic data and continued foreign central bank purchases. Contrary to earlier fears, tame inflation was a backdrop throughout, while the influential employment reports were weak in July, August, October and December. On December 15, the spread between the yields on the 10-year Note and the 90-day Treasury Bill fell to a three-year low. For the six months, the yield on 10-year Treasury Notes fell by 40 basis points to 4.22%, but the yield on 13-week Treasury Bills soared 88 basis points to 2.18%. More broadly, the Lehman Brothers Aggregate Bond Index(2) gained 4.18% for the six months. For the whole year, the Index returned 4.34%, underscoring the dominance of the second half in driving market movement, and implying not much underlying price change over the year.

Prices rose on riskier asset classes, however, as investors chased more attractive returns than investment grade bonds were offering. The Lehman Brothers U.S. Corporate High Yield Bond Index(3) for example, returned a robust 9.64% in the six months through December and 11.13% for the year.

U.S. equities in the form of the Standard & Poor’s (“S&P”) 500 Index(4), rose 7.2% including dividends, for the year ended December 31, 2004, breaching and holding levels not seen since before September 11, 2001. By year end, the market was trading at a price to earnings level of just under 16 1/2 times 2005 estimated earnings. For the entire year, the Index returned 10.88%. From the middle of the year, equity investors were disappointed by the weak employment reports referred to above and distracted by surging oil prices as well as bad news affecting individual stocks. The market reached its lowest point in mid-August. But after oil prices climbed over $56 per barrel on October 22, and then slumped, equities squeezed out a narrow gain for the month in the last few days. In November, oil prices continued their retreat and the market powered ahead, cheered by this, the clear presidential election result, perceived as business and shareholder friendly, and at last a powerful employment report. By month end, sentiment was further bolstered by an upward revision to third quarter gross domestic product (“GDP”) growth to 4%, which was doubtless encouraging. But the data released also showed that the engine of growth, the U.S. consumer, was only saving at the rate of 0.5% per annum, which many regard as unsustainable. In addition, the rate of corporate profits growth was already falling and in 2005 may not reach double digits. It is hard to see then what dynamic propelled the S&P 500 Index to another 3.5% gain in December. And while many commentators celebrated this break out and the fact that smaller-cap indices had by then scaled all-time high levels, others feared a reversal before 2005 was very old.

International markets had mixed returns in the second half, but all were inflated in dollar terms by the weakness of that currency. Nonetheless even in local currency terms, Europe’s markets regained mid-2002 levels. Japan equities rose 4.6% in dollar terms during the period, based on the MSCI Japan Index(5) plus net dividends, but fell 1.7% in yen. For the year, Japan returned 15.9% in dollars. First half optimism about GDP growth was dashed as growth collapsed or was revised down as the year wore on.

European excluding (“ex”) UK markets advanced 18.2% in the second half of 2004, according to the MSCI Europe ex UK Index(6) (in dollars including net dividends), about one third due to currency. For all of 2004, the region returned 21.6% in dollars. Profits did grow strongly and markets remain cheap, but given all the issues surrounding low domestic demand,

MARKET PERSPECTIVE:      YEAR ENDED DECEMBER 31, 2004

unemployment at 8.9% for the last 20 months and inflexible labor markets, arguably they deserve to be.

The UK market returned 15.7% in the six months through December, based on the MSCI UK Index(7) including net dividends, about 40% due to currency. For the whole year, the UK rose 19.6% in dollars. Contrary to the rest of Europe, the Bank of England has been trying to cool consumer demand and a property boom with five interest rate increases in 12 months. They seem to be succeeding for the most part.

(1) The MSCI World Index measures the performance of over 1,400 securities listed on exchanges in the United States, Europe, Canada, Australia, New Zealand and the Far East.

(2) The Lehman Brothers Aggregate Bond Index is composed of securities from the Lehman Brothers Government/ Corporate Bond Index, Mortgage-Backed Securities Index, and the Asset-Backed Securities Index. Total return comprises price appreciation/depreciation and income as a percentage of the original investment.

(3) The Lehman Brothers U.S. Corporate High Yield Bond Index is generally representative of corporate bonds rated below investment-grade.

(4) The Standard & Poor’s 500 Index is a capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

(5) The MSCI Japan Index is a free float-adjusted market capitalization index that is designed to measure developed market equity performance in Japan.

(6) The MSCI Europe ex UK Index is a free float-adjusted market capitalization index that is designed to measure developed market equity performance in Europe, excluding the UK.

(7) The MSCI UK Index is a free float-adjusted market capitalization index that is designed to measure developed market equity performance in the UK.

All indices are unmanaged and investors cannot invest directly in an index.

Past performance does not guarantee future results. The performance quoted represents past performance. Investment return and principal value of an investment will fluctuate, and shares, when redeemed, may be worth more or less than their original cost. The Portfolio’s performance is subject to change since the period’s end and may be lower or higher than the performance data shown. Please call (800) 366-0066 or log on to www.ingfunds.com to obtain performance data current to the most recent month end.

Market Perspective reflects the views of the Chief Investment Risk Officer only through the end of the period, and is subject to change based on market and other conditions.

ING AIM MID CAP GROWTH PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING AIM Mid Cap Growth Portfolio (the “Portfolio”) seeks capital appreciation. The Portfolio is managed by Karl Farmer and Jay K. Rushin, Portfolio Managers, AIM Capital Management, Inc. — the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares, provided a total return of 7.56% compared to the Russell MidCap Growth Index(1), which returned 15.48% for the same period.

Portfolio Specifics: During the year, the Portfolio was hurt by an overweight position and stock selection in the information technology sector. Positive reports and revisions made during the fourth quarter of 2003 and the first quarter of 2004 led to this overweight position; however, managers have since decreased their position during the last half of the year and are slightly underweight in this sector currently. Within the sector, semiconductors and semiconductor equipment detracted the most from relative performance. In addition, stock selection in the consumer discretionary and health care sectors also contributed to negative performance when compared to the Russell MidCap Growth Index. The biggest detractors from absolute performance in the Portfolio during the year were UTStarcom, Inc., a communications company which designs, manufactures and sells telecommunications equipment and products, and provides services associated with their operation,

Industry Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

and previously held United Online, Inc., an Internet service provider (ISP) offering consumers free and value-priced Internet access and e-mail.

The Portfolio benefited from relative performance in the financials and telecommunication services sectors during the twelve-month period. Within these sectors, the Portfolio benefited from superior stock selection, and the telecommunication services sector additionally benefited from an overweight position. Stocks in the wireless telecommunication services industry had the most positive effect on relative performance within the telecommunication services sector during the year.

The health care sector made the largest absolute contribution to the Portfolio for the period. On an absolute basis, the largest contributors to the Portfolio included Research In Motion Ltd., a designer, manufacturer and marketer of wide area wireless solutions for the worldwide mobile communications market, and Marvell Technology Group Ltd., a global semiconductor provider of high-performance analog, mixed signal and digital signal processing integrated circuits.

Current Strategy and Outlook: At the end of 2004, the Portfolio was overweight in energy, financials, industrials, and telecommunication services, and underweight in consumer discretionary, consumer staples, health care, materials and utilities. The Portfolio is slightly underweight in the information technology sector as Portfolio Managers have decreased exposure in that sector throughout the fourth quarter. The market has made quite a bounce from the lows of the summer and the rally has been broad-based, with most every sector contributing double-digit returns. Investors are still concerned about energy prices and the direction of interest rates, and what their effects will be on corporate profits. As we look to 2005, we should get more clarity on individual business outlooks soon as companies finish their budget planning and report year-end financials in the coming weeks. As price appreciation typically follows earnings, Portfolio Managers are optimistic going forward.

Top Ten Holdings*

as of December 31, 2004
(as a percent of net assets)

Soveriegn	1.8%

Kinetic Concepts, Inc.	1.5%

New Century Financial Corp.	1.4%

Investors Financial Services Corp.	1.3%

Caremark Rx, Inc.	1.3%

Legg Mason, Inc.	1.3%

CB Richard Ellis Group, Inc.	1.2%

Avaya, Inc.	1.2%

Ultra Petroleum Corp.	1.2%

Manpower, Inc.	1.2%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING AIM MID CAP GROWTH PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

			Since Inception		Since Inception
			of Class S		of Class A
	1 Year	5 Year	October 2, 1995		September 9, 2002

Class A	7.42%	—	—		19.61%
Class S	7.56%	(6.07)%	5.90%		—
Russell MidCap Growth Index(1)	15.48%	(3.36)%	8.92	%(2)	24.13	%(3)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING AIM Mid Cap Growth Portfolio against the Russell MidCap Growth Index. The Index is unmanaged and has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract and/or a variable universal life policy. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. For variable annuity contracts, please call (800) 366-0066 to get performance through the most recent month end. For variable universal life policies, please log on to www.ing.com/us to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The Russell MidCap Growth Index consists of those companies included in the Russell MidCap Index with relatively higher price-to-book ratios and higher forecasted growth values with greater than average growth orientation.

(2)Since inception performance of the index is shown from October 1, 1995.

(3)Since inception performance of the index is shown from September 1, 2002.

ING ALLIANCE MID CAP GROWTH PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Alliance Mid Cap Growth Portfolio (the “Portfolio”) seeks long-term total return. The Portfolio is managed by a team of investment professionals led by Catherine Wood, Senior Vice President and Portfolio Manager, Alliance Capital Management L.P. — the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 19.53% compared to the Russell MidCap Growth Index(1), which returned 15.48% for the same period.

Portfolio Specifics: The economy advanced from its recovery in 2003 into a self-sustaining expansion in 2004. Despite the economy’s solid performance, investors climbed a wall of worry, keeping a lid on the market until late in the year. At the start of the year, concerns centered on the sustainability of economic expansion given the slow pace of employment growth. After two strong employment reports in the spring, those concerns quickly gave way to an overheating economy as commodity prices surged. By summer, as oil breached $40 per barrel, a level that had always triggered a recession in the past, management put spending on hold. The slowdown in capital spending precipitated a tough second quarter for many companies, compounded by an unexpected rise in inventories in China, leading to a sharp sell-off in technology, a sector that the Portfolio was overweight. Consequently the Portfolio felt the brunt of the correction, but also capitalized on it by adding to high conviction names. By November 2004, as uncertainties surrounding the presidential election lifted, and with evidence that the

Industry Allocation*

as of December 31, 2004
(as a percent of net assets)
Portfolio holdings are subject to change daily.

high oil prices were in fact a sign of increased demand, not a harbinger of economic malaise, corporations resumed their long overdue spending, brightening the outlook for many technology companies.

The Portfolio added to its cyclical bias throughout 2004. Its overweight in energy was the largest sector contributor to performance, as the sector benefited from increased demand both in the U.S., and more importantly, emerging markets. At the start of the year, the Portfolio was overweight in technology, to which we added in the late spring and summer, and which benefited it tremendously during the fourth quarter. Nonetheless, the fourth quarter rally did not prevent it from being the largest detractor from performance for the year. Silicon Laboratories, Inc., as well as NVIDIA Corp and PeopleSoft, Inc., which were held during the period, were casualties of the technology sell off, and they, along with Level 3 Communications, Inc., were among the names that detracted most from performance. Moreover, while the sector hurt, stock selection within technology did help. On the flip side, the Portfolio benefited handsomely from its continued exposure to companies positioned to benefit from the broadband revolution in the consumer discretionary sector. Another theme bolstering performance was the developing middle class in emerging markets. Shanda Interactive Entertainment Ltd. and Wynn Resorts Ltd. were two of the largest contributors to the Portfolio’s performance, along with Network Appliance, Inc., which capitalized on improving capabilities of the Internet, and previously held Sprint PCS Group, a beneficiary of consolidation on the wireless industry.

Current Strategy and Outlook: The economic expansion is now three years old, and prospects for economic growth continue to look promising. The decline in energy prices coupled with the consumer’s resilience has boosted business confidence, paving the way for further increases in capital spending. The economy is also entering the period where the dollar’s cumulative decline over the last three years will begin to have a meaningful impact on the competitive position of U.S. firms relative to their international counterparts, triggering a turn in the trade balance. That said, if the dollar is bottoming, as we believe it is, then industrial America may have built too much of a buffer stock in inventories in anticipation of a lower dollar and higher commodity prices. Consequently, we would not be surprised to see inventory liquidation in commodities and other industrials as companies readjust their expectations, much like we saw in technology last year. Similarly, final demand should continue apace, stimulated by low inflation and interest rates.

Top Ten Holdings*

as of December 31, 2004
(as a percent of net assets)

Amazon.com, Inc.	4.9%

CNET Networks, Inc.	4.7%

Apollo Group, Inc.	4.4%

Juniper Networks, Inc.	4.4%

Broadcom Corp.	4.2%

Silicon Laboratories, Inc.	4.0%

KLA-Tencor Corp.	3.9%

Level 3 Communications, Inc.	3.7%

Network Appliance, Inc.	3.5%

RealNetworks, Inc.	3.4%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING ALLIANCE MID CAP GROWTH PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

			Since Inception		Since Inception
			of Class S		of Class A
	1 Year	5 Year	August 14, 1998		September 9, 2002

Class A	19.35%	—	—		38.45%
Class S	19.53%	(0.03)%	5.19%		—
Russell MidCap Growth Index(1)	15.48%	(3.36)%	5.43	%(2)	24.13	%(3)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Alliance Mid Cap Growth Portfolio against the Russell MidCap Growth Index. The Index is unmanaged and has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. Please call (800) 366-0066 to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The Russell MidCap Growth Index consists of those companies included in the Russell MidCap Index with relatively higher price-to-book ratios and higher forecasted growth values with greater than average growth orientation.

(2)Since inception performance of the index is shown from August 1, 1998.

(3)Since inception performance of the index is shown from September 1, 2002.

ING CAPITAL GUARDIAN LARGE CAP VALUE PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Capital Guardian Large Cap Value Portfolio (the “Portfolio”) seeks long-term growth of capital and income. The Portfolio is managed by Karen A Miller, Senior Vice President, Michael R. Ericksen, Senior Vice President, David Fisher, Chairman of Capital Group International, Inc., Theodore Samuels, Senior Vice President, Eugene P. Stein, Executive Vice President, Terry Berkemeier, Vice President and Alan J. Wilson, Executive Vice President, all with portfolio management responsibilities for Capital Guardian Trust Company — the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 9.27% compared to the Standard & Poor’s (“S&P”) 500 Index(1), which returned 10.88% for the same period.

Portfolio Specifics: The best-returning sectors for the year were energy (supported by high oil prices), utilities and telecommunication services. The pharmaceuticals industry within the health care sector was the weakest one for the year. This was primarily driven by growing public debate about drug safety that impacted several of the large pharmaceutical companies in the Index. Information technology and consumer staples also underperformed the market during the year.

The top overall detractor to performance for the year was stock selection in the health care sector, primarily within the Portfolio’s holdings in the pharmaceutical industry. Despite strength in prior years, several of the Portfolio’s top holdings suffered setbacks in 2004. U.K. drug company AstraZeneca PLC was the top overall relative detractor for the year after several of its drugs received increased regulatory scrutiny or, in the case of Exanta, were not approved. Despite the stock’s underperformance, we feel that investor’s macro/political concerns regarding health care costs, the Federal budget deficit and drug pricing are already reflected in drug stock valuations. While there has been some trimming of AstraZeneca

Industry Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

PLC, it ended the year as the largest position in the Portfolio. Another drug company that detracted from results in 2004 was Forest Laboratories, Inc. Results at Forest Laboratories, Inc. were dampened by concerns over generic competitors to their anti-depressant drug Celexa. While this drug’s earnings stream may be depressed by the introduction of generic versions to the marketplace, we continue to find the company’s valuations compelling and it remains a top holding in the Portfolio.

Stock selection was also a detractor in the information technology sector, primarily within the semiconductor and semiconductor capital equipment company sectors where we anticipate stronger demand than current valuations suggest. Applied Materials, Inc., KLA-Tencor Corp., Intel Corp. and Teradyne, Inc. were all down for the year and were among the Portfolio’s top absolute detractors.

The top contributor to results for the year was stock selection within the telecommunication services sector. Performance in this area was driven primarily by the portfolio’s holdings in Sprint PCS Group and Sprint FON Group. The late October merger of these two companies into Sprint Corp. was viewed as a positive by the market and the stock ended the year up significantly. Sprint Corp. ended the year as the fourth largest position in the Portfolio.

Stock selection within the financial sector was the second largest relative contributor to results for the year. SLM Corporation was the top performing stock in this sector, after being one of the top contributors in 2003 as well. Growth at SLM has been supported by higher loan volumes (more students) and ever-rising tuition rates. SLM ended the year as the portfolio’s seventh largest position. Bank One was also a top contributor for the year.

The consumer staples sector in the Index underperformed the market, but our holdings did better on average and were the third largest relative contributor for the year. Results in this sector were driven by Costco Wholesale Corp., Altria Group, Inc. and Estee Lauder Cos., Inc.

Current Strategy and Outlook: Investors were cautious in 2004, doubting the sustainability of strong economic growth rates in the U.S. and elsewhere and focusing instead on the implications of soaring energy prices and setbacks in Iraq. Any signs of stabilization in Iraq or further easing of energy prices might be helpful to investor sentiment.

As a result of many individual decisions on stocks, the portfolio in the aggregate is underweight the largest capitalization stocks and emphasizes relatively smaller companies within the large-cap universe. The portfolio’s largest deviations from the index on a sector basis are overweight positions in health care and information technology and underweight positions in financials and industrials.

Top Ten Holdings*

as of December 31, 2004
(as a percent of net assets)

AstraZeneca PLC	3.1%

Federal Home Loan Bank	2.7%

SLM Corp.	2.6%

Sprint Corp.	2.5%

Forest Laboratories, Inc.	2.4%

Wells Fargo & Co.	2.2%

General Electric Co.	2.2%

JPMorgan Chase & Co.	2.1%

Applied Materials, Inc.	2.0%

Allergan, Inc.	1.9%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING CAPITAL GUARDIAN LARGE CAP VALUE PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

		Since Inception	Since Inception
		of Class S	of Class A
	1 Year	February 1, 2000	September 9, 2002

Class A	9.10%	—	20.89%
Class S	9.27%	3.28%	—
S&P 500 Index(1)	10.88%	(1.31)%	14.77	%(2)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Capital Guardian Large Cap Value Portfolio against the S&P 500 Index. The Index is unmanaged and has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract and/or a variable universal life policy. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. For variable annuity contracts, please call (800) 366-0066 to get performance through the most recent month end. For variable universal life policies, please log on to www.ing.com/us to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The S&P 500 Index is a capitalization-weighted index of 500 stocks chosen for market size, liquidity, and industry group representation.

(2)Since inception performance of the index is shown from September 1, 2002.

ING CAPITAL GUARDIAN MANAGED GLOBAL PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Capital Guardian Managed Global Portfolio (the “Portfolio”) seeks capital appreciation. The Portfolio is managed by David Fisher, Chairman of Capital Group International, Inc., Eugene P. Stein, Executive Vice President, Christopher A. Reed, Vice President of Capital International Research, Inc., Michael R. Ericksen, Senior Vice President, Richard N. Havas, Senior Vice President, Nancy J. Kyle, Senior Vice President, Lionel M. Sauvage, Senior Vice President, Nilly Sikorsky Chairman of Capital International S.A., Rudolf M. Staehelin, Senior Vice President and Director of Capital International Research, Inc., all with portfolio management responsibilities for Capital Guardian Trust Company — the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares, excluding sales charges, provided a total return of 10.95% compared to the Morgan Stanley Capital International (“MSCI”) All Country World Index(1), which returned 15.75% for the same period.

Portfolio Specifics: Global equity markets ended 2004 in strong fashion, posting double-digit returns in U.S. dollars in the final quarter of the year. Softening oil prices and a clear-cut result in the U.S. presidential election helped stock market sentiment. Exchange rate fluctuations played a major role, as the U.S. dollar sank in value against the euro and other major currencies. European and Pacific markets had higher returns (in U.S. dollars) than North American markets. The U.S. Federal Reserve raised short-term interest rates several times during the year continuing its self-described measured pace of raising rates. Mergers and acquisitions in software, telecommunications and health care captivated the markets. Around the world, many global pharmaceutical companies were hurt by a difficult climate created by concerns about drug safety, regulation, pricing, patent expiration and generic competition. The export-dependent eurozone economy was hindered by the strength of

Country Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

the euro. The stronger U.K. economy also slowed as the housing market cooled. Within Japan, stocks of exporters were held back in part by the strong yen. Elsewhere in the Pacific, the economies and stock markets of Australia and Hong Kong were standouts.

For the year ended December 31, 2004, the Portfolio underperformed its benchmark. The top overall detractor for the year was stock selection in the health care sector. Despite strength in prior years, several of the Portfolio’s top holdings suffered setbacks in 2004, specifically, U.K. drug company AstraZeneca PLC after several of its drugs received increased regulatory scrutiny or, in the case of Exanta, were not approved. Another drug company that detracted from results in 2004 was Forest Laboratories, Inc. Good sales and earnings results at Forest Laboratories, Inc. were offset by concerns over generic competitors to their anti-depressant drug Celexa. Despite both companies’ underperformance, we feel that investor’s concerns regarding health care costs, the Federal budget deficit and drug pricing are already reflected in drug stock valuations.

Elsewhere, the Portfolio’s holdings in the industrial and information technology sectors detracted from results. The main contributor to results for the year was stock selection in the telecommunication service sector. The merger of Sprint PCS Group and Sprint FON Group late in 2004 was viewed as a positive by the market and the stock ended the year as one of the top contributors to results. America Movil SA de CV was another standout in this sector. In Europe, our holding in Vodafone Group PLC recovered in the second half of the year, as the market recognized that the company intended to return a significant portion of its excess free cash flow to shareholders. The Portfolio also benefited from stock selection in the materials sector and from an overweight to the energy sector.

Current Strategy and Outlook: We believe the global economy is settling into a sustainable pace of growth and that energy costs will be less of a factor. Generally speaking, the Portfolio continues to be positioned to take advantage of what we believe are better relative valuations outside the U.S. In Japan, we expect a domestic recovery notwithstanding some near-term weakness and we believe we own companies that could benefit. In Europe, while we remain concerned about domestic demand and the euro’s strength, we see value across markets. Additionally, we expect further restructuring and industrial consolidation, as well as some structural improvements related to business costs.

Dividends were important in 2004 and dividend payouts look set to rise. We continue to focus on attractively valued companies globally with the ability and willingness to return rising cash flows to shareholders in the form of higher dividends and share repurchases, as well as those with growth potential that could exceed market expectations.

Top Ten Industries*

as of December 31, 2004
(as a percent of net assets)

Telecommunications	10.9%

Pharmaceuticals	10.1%

Banks	8.5%

Diversified Financial Services	6.0%

Oil and Gas	5.9%

Semiconductors	5.1%

Short-Term Investments	4.7%

Media	4.5%

Insurance	4.1%

Food	2.9%
     * Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING CAPITAL GUARDIAN MANAGED GLOBAL PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

				Since Inception
				of Class A
	1 Year	5 Year	10 Year	September 9, 2002

Class A	10.64%	—	—	20.97%
Class S	10.95%	(1.89)%	9.99%	—
MSCI All Country World Index(1)	15.75%	(1.79)%	8.19%	18.85	%(2)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Capital Guardian Managed Global Portfolio against the MSCI All Country World Index. The Index is unmanaged and has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. Please call (800) 366-0066 to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The MSCI All Country World Index is an unmanaged index of developed- and emerging-market equities in nations throughout the world.

(2)Since inception performance of the index is shown from September 1, 2002.

ING CAPITAL GUARDIAN SMALL CAP PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Capital Guardian Small Cap Value Portfolio (the “Portfolio”) seeks long-term capital appreciation. The Portfolio is managed by Michael R. Ericksen, Senior Vice President, James S. Kang, Vice President Capital International Research, Inc., Robert G. Kirby, Chairman Emeritus, Karen A Miller, Senior Vice President, Lawrence R. Solomon, Senior Vice President and Director of Capital International Research, Inc., Kathryn M. Peters, Vice President, all with portfolio management responsibilities for Capital Guardian Trust Company — the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 7.48% compared to the Russell 2000 Index(1) and the Standard & Poor’s (“S&P”) SmallCap 600 Index(2), which returned 18.33% and 22.65%, respectively, for the same period.

Portfolio Specifics: U.S. small-cap stocks rallied in the fourth quarter and completed a sixth consecutive year of outperforming large-cap stocks. For 2004, the Russell 2000 Index rose 18.3% versus 10.9% for the S&P 500 Index. In terms of the economic backdrop, the U.S. Federal Reserve increased short-term interest rates several times during the year, continuing its self-described measured pace of raising rates. A clear-cut outcome in the

Industry Allocation*

as of December 31, 2004
(as a percent of net assets)
Portfolio holdings are subject to change daily.

presidential election helped broad equity market sentiment and gains in the small-cap market accelerated from that point forward.

Within the Russell 2000 Index, energy and materials sectors performed the best while information technology and telecommunication services were the worst performing sectors for the year. Despite enjoying a strong December, technology was the only sector to post negative returns for the year. In what turned out to be the mirror image of 2003, stocks within the semiconductor and semiconductor capital equipment sectors were the largest detractors for the year and accounted for over half of the Portfolio’s underperformance relative to the benchmark. Companies such as LTX Corp, Kulicke & Soffa Industries, Inc., Advanced Energy Industries, Inc. and Cymer, Inc. all declined in 2004, as the recovery from the current inventory correction we were anticipating did not occur. The Portfolio remains overweight the sector, as we are anticipating stronger demand than current market valuations suggest.

Results were also negatively impacted by stock selection in the industrials, health care and consumer discretionary sectors.

The main contributor to results for the year was stock selection in the financial sector. The top two contributors in this area were SL Green Realty Corp. and AmeriCredit Corp. The Portfolio also benefited from an overweight position in utility and material companies.

Current Strategy and Outlook: We are encouraged by the improvement in our results and are working diligently to improve relative performance over longer time periods. We have taken actions that we believe will benefit results, such as adding more research resources to small cap (including another dedicated small-cap research analyst), installing a new research portfolio coordinator and shifting assets among portfolio managers.

We believe the Portfolio remains positioned for continued economic improvement, albeit not aggressively so. The comprehensive, bottom-up research we devote to selecting small-cap stocks makes us feel confident in the companies we own, as well as the Portfolio’s overall positioning for the future.

Top Ten Holdings*

as of December 31, 2004
(as a percent of net assets)

Methanex Corp.	1.9%

Beazer Homes USA, Inc.	1.9%

Cymer, Inc.	1.7%

National Financial Partners Corp.	1.7%

SL Green Realty Corp.	1.5%

CMS Energy Corp.	1.4%

WR Berkley Corp.	1.4%

Actuant Corp.	1.3%

Arbitron, Inc.	1.2%

Furniture Brands Intl., Inc.	1.2%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING CAPITAL GUARDIAN SMALL CAP PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

			Since Inception		Since Inception
			of Class S		of Class A
	1 Year	5 Year	January 3, 1996		September 9, 2002

Class A	7.32%	—	—		18.51%
Class S	7.48%	(1.95)%	9.09%		—
Russell 2000 Index(1)	18.33%	6.61%	9.80	%(3)	26.07	%(4)
S&P Small Cap 600 Index(2)	22.65%	11.60%	12.67	%(3)	24.79	%(4)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Capital Guardian Small Cap Portfolio against the Russell 2000 Index and the S&P Small Cap 600 Index. The Indices are unmanaged and have no cash in their portfolio, impose no sales charges and incur no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. Please call (800) 366-0066 to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The Russell 2000 Index consists of the smallest 2,000 companies in the Russell 3000 Index. The Russell 3000 Index is an unmanaged Index that measures the performance of 3000 U.S. companies based on total market capitalization.

(2)The S&P Small Cap 600 Index is an capitalization-weighted index that measures the performance of selected U.S. stocks with small market capitalization.

(3)Since inception performance of the index is shown from January 1, 1996.

(4)Since inception performance of the index is shown from September 1, 2002.

ING DEVELOPING WORLD PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Developing World Portfolio (the “Portfolio”) seeks capital appreciation through investment in securities of issuers located in at least three countries with an emerging securities market. The Portfolio is managed by Jan-Wim Derks, Director of Global Emerging Markets Equities, and Eric Conrads, Portfolio Manager, ING Investment Management Advisors B.V. — the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio Class S shares provided a total return of 17.76% compared to the Morgan Stanley Capital International (“MSCI”) Emerging Markets (“EM”) Index(1), which returned 25.95% for the same period.

Portfolio Specifics: Investors in emerging markets had another good year in 2004. The MSCI EM Index rose by 25.95%, after an increase of 56.3% in 2003. For the fourth consecutive year emerging markets outperformed developed markets. This was the case during five out of the last six years, with the year 2000 being the exception. Initially the markets started the year very strongly. Across the board stock markets in emerging markets rose by almost 20% until mid April. Then fears of interest rate increases started to spook the markets. Investors began to discount faster rate increases by the U.S. Federal Reserve (“Fed”) than previously anticipated. In the space of about a month markets fell by almost 25%. Only in June, when the Fed indicated that the interest rate fears were exaggerated, markets recovered and entered a phase of steady increase. During the second half of the year the markets booked a gain of 27%. Stock selection was the main source of under performance after expenses, whether analyzed by sector or country.

Stock selection detracted the most in the energy and financials sectors and in South Korea and India. It was favorable in technology and in Mexico. The best performer for the Fund was Brazilian mining company Vale do Rio Doce and the worst was Reliance Industries Ltd. from India.

Country Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

The Portfolio started the year with an overweight position in Asia and Latin America, and was underweight emerging Europe, Middle East and Africa (“EMEA”). Largely we kept this positioning intact during the year. Only at the end of the year, after a significant rebalancing of the MSCI EM Index, whereby Taiwan’s weight increased sharply and South Africa’s weight dropped strongly, the Portfolio’s positioning was roughly in line with the benchmark. The Asian markets have disappointed us in 2004. Particularly China, Taiwan and Thailand lagged far behind the stock markets in Latin America and EMEA. On the other hand, the Eastern European markets have surprised us on the upside. The Czech Republic, Hungary and Poland were among the best performing markets in 2004. Our low expectations for the South African market, mainly based upon a strong currency outlook, also proved to be wrong. In the Latin American region we were, and still are, most optimistic on the Brazilian market. We believe the current boom in commodity prices, as well as rising domestic consumption, form a strong stimulus for sustainable economic growth in Brazil. In EMEA, we went overweight Turkey in anticipation of the potential of future access to the European Union. Moreover, inflation has dropped to the lowest level in 25 years and economic growth is robust. In Asia, we have gradually shifted the emphasis from the big exporting nations in North Asia (China, Korea and Taiwan) to the smaller economies and markets in South East Asia (India, Indonesia, Malaysia and Thailand). We think both a further weakening of the U.S. Dollar and a global economic slowdown may put a damper on Asian exports in 2005. In the smaller Asian countries we expect the domestic consumption story to be an important driver for the economies and stock markets.

Current Strategy and Outlook: Emerging Markets have had an excellent six-month period since the end of June, after a flat first half. Over the July-December period, the MSCI EM Index was up 27% vis-à-vis a 12% increase for the MSCI World Index. We think it will be more difficult to maintain the good momentum in 2005. Global economic growth will probably be lower in 2005 compared to 2004. Export growth from emerging countries into the US and China will likely slow down in 2005. In addition, as a result of higher input prices, corporate margins may be under pressure. All these factors together could put a damper on the near term upside potential. However, on the positive side, the fundamentals of emerging markets are stronger than during previous periods of globally rising interest rates and therefore the vulnerabilities have diminished. Furthermore, although global growth has probably peaked, economic growth in emerging economies remains robust with more than 5% average growth in 2005. We still believe that the discount of emerging markets vis-à-vis developed markets is unjustified and that emerging markets continue to offer good relative value with 2005 average price-to-earnings (P/E) at around 11-12 times. Our investment strategy is to focus on countries where economic growth is robust and on companies with improving cash flows, solid balance sheets and attractive valuations. We are currently finding the best opportunities in Brazil, India, Thailand, Malaysia and Turkey. We are less positive on South Africa (the export sector), Chile, Hungary, China and Korea.

Top Ten Industries*

as of December 31, 2004
(as a percent of net assets)

Banks	15.7%

Telecommunications	13.9%

Oil and Gas	8.6%

Electrical Components and Equipment	6.8%

Mining	6.5%

Chemicals	4.4%

Equity Fund	4.2%

Semiconductors	3.4%

Pharmaceuticals	2.6%

Iron/Steel	2.6%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING DEVELOPING WORLD PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

			Since Inception		Since Inception
			of Class S		of Class A
	1 Year	5 Year	February 18, 1998		September 9, 2002

Class A	17.68%	—	—		25.28%
Class S	17.76%	(0.66)%	2.09%		—
MSCI Emerging Markets Index(1)	25.95%	4.62%	6.42	%(2)	32.62	%(3)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Developing World Portfolio against the MSCI Emerging Markets Index. The Index is unmanaged and has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. Please call (800) 366-0066 to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The MSCI Emerging Markets Index is an unmanaged index that measures the performance of securities listed on exchanges in developing nations throughout the world.

(2)Since inception performance of the index is shown from March 1, 1998.

(3)Since inception performance of the index is shown from September 1, 2002.

ING EAGLE ASSET CAPITAL APPRECIATION PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Eagle Asset Capital Appreciation Portfolio (the “Portfolio”) seeks capital appreciation. Dividend income is a secondary objective. The Portfolio is managed by a team of Investment Professionals led by Richard Skeppstrom, John Jordan II, Craig Dauer and Robert Marshall, Portfolio Managers, Eagle Asset Management, Inc. — the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 14.88% compared to the Standard & Poor’s (“S&P”) 500 Index(1), Russell 1000 Index(2), and the Russell 1000 Value Index(3), which returned 10.88%, 11.40%, and 16.49%, respectively, for the same period.

Portfolio Specifics: The Portfolio achieved its relative outperformance primarily through good stock selection in market-weighted technology and consumer staples, overweighted industrials and consumer discretionary and underweighted finance. Such performance reflects the benefits of an investment process that combines in-depth, fundamental research with a relative valuation discipline that provides a working framework for identifying value disparities. For example, although Veritas Software Corp. was down 22.9% for the full year, it was the best Portfolio performer in the fourth quarter and for the period it was owned during the year.

The Portfolio had above-market weightings in the healthcare,

Industry Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

consumer discretionary and industrial sectors, while remaining underweighted in finance, because we anticipate a somewhat more challenging environment associated with rising interest rates. We are also underweighted in technology due to valuation concerns in a slowing economy. In addition, we are normally underweighted in materials, energy and utilities due to their lack of secular-growth appeal and inherent cyclicality in the case of materials.

Current Strategy and Outlook: We believe 2004 marked the beginning of a transition to a slower-growth economy and a slower earnings-growth environment. In past earnings cycles, economically sensitive equities began to discount peak earnings long before the downturn, meaning they would not participate in the last quarters of great earnings growth as the market began to favor earnings from less economically sensitive companies. By less economically sensitive, we are not strictly speaking of defensive names; rather, we mean companies that will show solid earnings growth despite the economic slowdown.

Traditionally the market has favored the largest-cap, highest-quality and most-stable names during periods of earnings weakness. Of course, all cycles are different, but what we do know is that the economy is slowing, margins are at historical peaks and economically sensitive names are still doing well. This could mean that earnings growth will not slow decisively in the first half of 2005 or it could mean that the market is simply setting itself up for a fall early in the year. We do not know.

What we do know is that the market is not going to ring a bell to alert all participants that it is time to sell cyclical stocks. Therefore, our plan is to continue to gradually reposition the Portfolio into less-cyclical names with the goal of always improving the quality, stability and earnings-growth prospects of our holdings without sacrificing valuation. The relative strength of earnings, given reasonable valuations, will determine the strength of relative price movements and decisively segregate winners from losers.

Top Ten Holdings*

as of December 31, 2004
(as a percent of net assets)

Sovereign	6.7%

Pfizer, Inc.	5.1%

Tyco Intl., Ltd.	4.9%

Wyeth	4.2%

Veritas Software Corp.	4.1%

Baxter Intl., Inc.	4.1%

Dell, Inc.	4.0%

Exxon Mobil Corp.	4.0%

McDonald’s Corp.	3.9%

Guidant Corp.	3.7%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING EAGLE ASSET CAPITAL APPRECIATION PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

			Since Inception		Since Inception
			of Class S		of Class A
	1 Year	5 Year	January 3, 1995		September 9, 2002

Class A	14.72%	—	—		15.54%
Class S	14.88%	4.40%	9.20%		—
S&P 500 Index(1)	10.88%	(2.30)%	12.07	%(4)	14.77	%(5)
Russell 1000 Index(2)	11.40%	(1.76)%	12.16	%(4)	15.41	%(5)
Russell 1000 Value Index(3)	16.49%	5.27%	13.82	%(4)	17.97	%(5)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Eagle Asset Capital Appreciation Portfolio against the S&P 500 Index, the Russell 1000 Index and the Russell 1000 Value Index. The Indices are unmanaged and have no cash in their portfolios, impose no sales charges and incur no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. Please call (800) 366-0066 to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The S&P 500 Index is a capitalization-weighted index of 500 stocks chosen for market size, liquidity, and industry group representation.

(2)The Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000 Index. The Russell 3000 Index is an unmanaged index that measures the performance of 3,000 U.S. companies based on total market capitalization.

(3)The Russell 1000 Value Index measures the performance of those Russell 1000 securities with lower price-to-book ratios and lower forecasted growth values.

(4)Since inception performance of the index is shown from January 1, 1995.

(5)Since inception performance of the index is shown from September 1, 2002.

ING FMRSM DIVERSIFIED MID CAP PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING FMR Diversified Mid Cap Portfolio (the “Portfolio”) seeks long-term growth of capital. The Portfolio is managed by Tom Allen, Vice President and Portfolio Manager, Fidelity Management & Research Company (“FMR”) — Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 24.10% compared to the Standard & Poor’s (“S&P”) MidCap 400 Index(1) and the Russell MidCap Index(2), which returned 16.48% and 20.22%, respectively, for the same period.

Portfolio Specifics: For calendar year 2004, the domestic equity market logged a double-digit return due to rebounding corporate earnings, jobs growth and the completion of the U.S. presidential election. During this period, the Portfolio handily outperformed the S&P MidCap 400 Index, due to strong security selection and industry allocations, particularly in information technology and energy stocks. Notable contributors included two steel producers among the Portfolio’s top ten holdings, Nucor Corp. and IPSCO, Inc. On the downside, security selection in consumer discretionary stocks detracted from the Portfolio’s relative return.

During the fourth quarter of 2004, the outperformance was largely due to security selection. Notable contributors for this

Industry Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

quarter at a security level included two top 10 holdings, IPSCO, Inc. and Invitrogen Corp. IPSCO, Inc., a steel producer, saw its stock price appreciate strongly upon exceeding quarterly earnings estimates doubling its quarterly cash dividend and redeeming debt that should decrease its diluted shares outstanding. Invitrogen Corp., a biotech research tool kit producer, appreciated upon exceeding quarterly earnings projections and having favorable forward earnings expectations. On the downside, overweighting pharmaceuticals and biotechnology stocks detracted from the Portfolio’s return relative to the Index, as did security selection in materials stocks. Notable detractors at a security level included two top ten holdings, Newmont Mining Corp. and Steel Dynamics, Inc. Newmont Mining Corp. depreciated due to an environmental quality dispute with the Indonesian government and a drop in gold, copper, nickel and other metals production. Steel Dynamics, Inc. depreciated amid expectations of weakening Chinese economic growth and its expected negative impact on steel prices and inventories.

Top Ten Holdings*

as of December 31, 2004
(as a percent of net assets)

Newmont Mining Corp.	2.6%

Nucor Corp.	2.5%

Invitrogen Corp.	2.5%

Charles River Laboratories Intl., Inc.	1.7%

Steel Dynamics, Inc.	1.6%

Archer-Daniels-Midland Co.	1.6%

Qiagen NV	1.4%

Freeport-McMoRan Copper & Gold, Inc.	1.3%

AGCO Corp.	1.3%

IPSCO, Inc.	1.2%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING FMRSM DIVERSIFIED MID CAP PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

		Since Inception		Since Inception
		of Class S		of Class A
	1 Year	October 2, 2000		September 9, 2002

Class A	23.83%	—		21.92%
Class S	24.10%	5.12%		—
S&P MidCap 400 Index(1)	16.48%	6.19	%(3)	20.23	%(4)
Russell MidCap Index(2)	20.22%	6.06	%(3)	23.92	%(4)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING FMRSM Diversified Mid Cap Portfolio against the S&P MidCap 400 Index and the Russell MidCap Index. The Indices are unmanaged and have no cash in their portfolios, impose no sales charges and incur no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. Please call (800) 366-0066 to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio manager’s views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The S&P MidCap 400 Index is an unmanaged index that measures the performance of the mid-size company segment of the U.S. market.

(2)The Russell MidCap Index measures the performance of the 800 smallest companies in the Russell 1000 Index.

(3)Since inception performance of the index is shown from October 1, 2000.

(4)Since inception performance of the index is shown from September 1, 2002.

ING GOLDMAN SACHS TOLLKEEPERSM PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Goldman Sachs Tollkeeper Portfolio (formerly, ING Goldman Sachs Internet TollkeeperSM Portfolio, the “Portfolio”) seeks long-term growth of capital. The Portfolio is managed by a team of investment professionals, Goldman Sachs Asset Management, L.P. — the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 11.48% compared to the Standard & Poor’s (“S&P”) 500 Index(1), the NASDAQ Composite Index(2), and the Goldman Sachs Internet Index(3), which returned 10.88%, 9.15%, and 23.25%, respectively, for the same period.

Portfolio Specifics: The stocks of high-quality technology companies in the Portfolio performed well. Contributors to performance included QUALCOMM, Inc., Dell, Inc., Yahoo, Inc., and eBay, Inc. QUALCOMM’s stock performed very well during 2004; demand for third generation wireless capability, which wholly depends on the Code-Division Multiple Access (CDMA) technology QUALCOMM licenses, continues to increase. Elsewhere, after a very strong 2003, shares of Crown Castle International Corp. continued to climb in 2004 after it reported that tower revenues were up 19% year-over-year and raised 2004

Industry Allocation*

as of December 31, 2004
(as a percent of net assets)
Portfolio holdings are subject to change daily.

earnings guidance. Crown Castle is the largest firm in the international tower consolidation business. We believe demand for tower space stems from the proliferation of traditional wireless services, such as cellular and personal communication services (PCS), and also from demand for new services, including two-way paging, digital TV, digital radio and picture messaging.

The Portfolio’s exposure to the media sector was a drag on performance during the year. Clear Channel Communications, Inc. and Viacom, Inc. were weak, as companies exposed to the radio market underperformed.

Local radio continued to perform reasonably well, growing revenues by a low single-digit rate over the year. In fact, local radio revenues were flat or up every month in 2004. However, national radio struggled as automotive, retailers and telecommunications companies spent less money in 2004 in comparison to 2003. This was partially due to structural issues, such as poor automotive sales, but also due to economic reasons, as national advertising tends to be more cyclical. We remain confident that Clear Channel Communication’s business can rebound, as it made changes to its advertising structure, which we feel should result in less ad time and firmer pricing.

Current Strategy and Outlook: We are pleased that many high quality companies in the Portfolio have used their financial strength to increase shareholder value in 2004. For example, many firms have announced meaningful stock repurchases and dividend increases. Looking ahead, we believe that a moderation in economic and corporate profit growth should give us the positive backdrop to perform well, as we believe investors should be driven to the more predictable growth companies and hence, by definition, quality firms.

Top Ten Holdings

as of December 31, 2004
(as a percent of net assets)

QUALCOMM, Inc.	6.3%

Crown Castle Intl. Corp.	6.0%

Microsoft Corp.	5.4%

Dell, Inc.	4.9%

Avocent Corp.	4.9%

Tessera Technologies, Inc.	4.9%

Viacom, Inc.	4.1%

Cisco Systems, Inc.	3.7%

Cablevision Systems Corp.	3.5%

Univision Communications, Inc.	3.4%

Portfolio holdings are subject to change daily.

ING GOLDMAN SACHS TOLLKEEPERSM PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

		Since Inception	Since Inception
		of Class S	of Class A
	1 Year	May 1, 2001	September 9, 2002

Class A	11.34%	—	24.20%
Class S	11.48%	(7.60)%	—
S&P 500 Index(1)	10.88%	0.84%	14.77	%(4)
NASDAQ Composite Index(2)	9.15%	1.20%	27.69	%(4)
GS Internet Index(3)	23.25%	6.69%	52.64	%(4)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Goldman Sachs Tollkeepersm Portfolio against the S&P 500 Index, the NASDAQ Composite Index and the Goldman Sachs Internet Index. The Indices are unmanaged and have no cash in their portfolios, impose no sales charges and incur no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. Please call (800) 366-0066 to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The S&P 500 Index is a capitalization-weighted index of 500 stocks chosen for market size, liquidity, and industry group representation.

(2)The NASDAQ Composite Index is a broad-based capitalization-weighted index of all Nasdaq National Market & SmallCap stocks.

(3)The Goldman Sachs Internet Index is a capitalization-weighted index of selected Internet companies.

(4)Since inception performance of the index is shown from September 1, 2002.

ING HARD ASSETS PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Hard Asset Portfolio (the “Portfolio”) seeks long-term capital appreciation. The Portfolio is managed by John Payne, Investment Manager, Baring International Investment Limited — the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 6.42% compared to the Standard & Poor’s (“S&P”) 500 Index(1), Morgan Stanley Capital International (“MSCI”) All Country World Index(2), Goldman Sachs Natural Resources Index(3), and the Russell 2000 Index(4), which returned 10.88%, 15.75%, 24.59%, and 18.33%, respectively, for the same period.

Essentially, all of the underperformance in 2004 occurred in the second quarter, specifically in April and May. Our underperformance during these two months was driven by four major causes:

(1)	We have long favored the resource companies in the Emerging Markets countries based on their attractive relative valuations (this exposure accounted for much of our strong relative returns in 2002 and 2003). These markets were hit hard in April and May due to concerns of an economic slowdown in China and over Russian stability. We began the second quarter with 51% of the portfolio invested in Emerging Markets companies and averaged 38% over the quarter.

(2)	We were overweight companies in the Core and the Base Metals sectors. Concerns over slowing demand in China generated negative returns in these stocks.

(3)	The Portfolio was overweight in the Precious Metals sector. Expectations of higher US rates caused a strengthening in the US dollar and a related decline in gold prices.

(4)	The best performing resource sector in the second quarter was Energy — the Portfolio was underweight Energy stocks and much of our Energy exposure was in Russian

Industry Allocation*

as of December 31, 2004
(as a percent of net assets)
Portfolio holdings are subject to change daily.

Energy stocks, which suffered due to concerns over political and corporate volatility in Russia.

In the third and forth quarters, the Portfolio recovered, rising 17.1% during the six month period to the end of 2004. This compares to an appreciation of 7.2% in the S&P 500 Index and an appreciation of 18.9% in the Morgan Stanley All Country World, Energy and Material sectors only, Index over the same six month period.

Portfolio Specifics: During 2004, the key investment strategy for the Portfolio has been the strength in the energy, base metals and precious metals sectors. The year began where 2003 finished with base metals prices extending their bull run on the back of strong global growth, and in particular, the insatiable appetite from China for raw materials to feed its booming economy. Holdings in the Portfolio such as previously held Aluminum Company of China Ltd. (“Chalco”) benefited from the strength in Chinese demand during the first three months of the year.

However, the positive outlook in commodities and stocks was interrupted in April on the back of concerns that the Chinese economy would slow sharply following government intervention to prevent overheating. In addition, the U.S. Federal Reserve also put investors on notice that interest rates in the U.S. would begin to rise during the second quarter.

The base metals sector was particularly hard hit by the restrictions placed on economic activity by the Chinese government, but weakness was also seen in the other commodity sectors. Despite the concerns over Chinese economic growth, the Portfolio’s prior holding in Yanzhou Coal Mining Co. Ltd. for example, appreciated significantly during the second quarter on the back of the strong demand for power from the Chinese economy. This period also saw the Russian government commence its precipitous action against Yukos Oil. The Portfolio sold out of Yukos Oil in late June 2004 on the increasing concern over the company’s viability as a going concern. The position was sold at an average price of $28.80/share, with the stock trading at approximately $3.50 per share at the end of December, representing a fall of over 80%.

Despite the difficult investment environment seen during the second quarter, as the year progressed some of the fears over the economic outlook for China were dispelled. The broad rally in the Portfolio resumed, registering a 12.4% gain in the third quarter and a further 5.5% gain in the fourth quarter, despite increased volatility during the latter.

The rallies in the base metals commodities markets were underpinned by tightness in inventory levels and robust underlying demand, which benefited the Portfolio’s holding in Phelps Dodge Corp., for example, which appreciated 21.1% in the third quarter. The rally in the gold market, which peaked at $455.9 per ounce in the fourth quarter, helped the holdings in this sector with Newcrest Mining Ltd. appreciating 21.7% in the final three months of the year. In addition, a very strong rally in the crude oil price to an October high of $54 a barrel saw the Portfolio’s holdings in the energy sector appreciate 12.2% in the third quarter. The Portfolio also diversified into the oil services sector in the fourth quarter acquiring a stake in Technip SA, Europe’s second largest oil services group in terms of market capitalization, which subsequently appreciated 11.7% in the final month of the year.

Current Strategy and Outlook: Looking ahead into 2005, we expect that the dominant themes will remain the outlook for Chinese economic growth, the extent of the decline in the U.S. dollar and the strength of the commodities cycle. Prices for base metals will benefit from inventory tightness and a “limited” response from the supply side of the market. As such, prices for the base metals are expected to remain well supported in that environment over the twelve-month period. In the precious metals market, the U.S. dollar will largely dictate the direction of the price of gold and in turn the stocks over the year ahead. In the chemicals and forestry product sectors, the short-term investment case remains unattractive; however, as the year ahead develops the Portfolio will look for investment opportunities in these sectors. Meanwhile, in the energy market, crude oil prices are likely to continue to show strength on the back of the supply uncertainty from a variety of areas such as the Middle East and Western Africa. We expect the Portfolio to continue to increase its weighting to the energy sector during 2005 on the back of this environment continuing.

Top Ten Holdings

as of December 31, 2004
(as a percent of net assets)

Wesfarmers Ltd.	7.0%

POSCO	7.0%

BHP Billiton Ltd.	5.8%

Lihir Gold Ltd.	5.5%

Technip SA	5.3%

Newcrest Mining Ltd.	5.2%

Teck Cominco Ltd.	5.0%

Valero Energy Corp.	4.8%

ConocoPhillips	4.5%

BP PLC	4.3%

Portfolio holdings are subject to change daily.

ING HARD ASSETS PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

					Since Inception		Since Inception
					of Class A		of Class I
	1 Year	5 Year	10 Year		September 9, 2002		July 2, 2003

Class A	6.23%	—	—		22.60%		—
Class I	6.67%	—	—		—		33.25%
Class S	6.42%	6.45%	6.39%		—		—
S&P 500 Index(1)	10.88%	(2.30)%	12.07%		14.77	%(5)	17.69	%(6)
MSCI All Country World Index(2)	15.75%	(1.79)%	8.19%		18.85	%(5)	24.91	%(6)
Goldman Sachs Natural Resources Index (3)	24.59%	5.55%	N/A	% (6)	23.12	%(5)	35.93	%(6)
Russell 2000 Index(4)	18.33%	6.61%	11.53%		26.07	%(5)	29.76	%(6)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Hard Assets Portfolio against the S&P 500 Index, MSCI All Country World Index, Goldman Sachs Natural Resources Index, and Russell 2000 Index. The Indices are unmanaged and have no cash in their portfolios, impose no sales charges and incur no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The Performance update illustrates performance for a variable investment option available through a variable annuity contract and/or a variable universal life policy. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. For variable annuity contracts, please call (800) 366-0066 to get performance through the most recent month end. For variable universal life policies, please log on to www.ing.com/us to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The S&P 500 Index is a capitalization-weighted index of 500 stocks chosen for market size, liquidity, and industry group representation.

(2)The MSCI All Country World Index is an unmanaged index of developed- and emerging-market equities in nations throughout the world.

(3)Goldman Sachs Natural Resources Index is a market-capitalization-weighted index of 112 stocks designed to measure the performance of companies in the natural resources sector, which includes energy, precious metals, timber and other sub-sectors.

(4)The Russell 2000 Index consists of the smallest 2,000 companies in the Russell 3000 Index. The Russell 3000 Index is an unmanaged index that measures the performance of 3000 U.S. companies based on total market capitalization.

(5)Since inception performance of the index is shown from September 1, 2002.

(6)Since inception performance of the index is shown from July 1, 2003.

(7)The Index commenced August, 1996.

ING INTERNATIONAL PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING International Portfolio (the “Portfolio”) seeks long-term growth of capital. The Portfolio is managed by Richard T. Saler, Senior Vice-President and Phillip A. Schwartz, CFA, Senior Vice President, ING Investment Management Co. — the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 16.71% compared to the Morgan Stanley Capital International (“MSCI”) EAFE Index(1), which returned 20.70% for the same period.

Portfolio Specifics: We commenced the fiscal year ended December 31, 2004 with a defensive positioning to reflect our expected maturing of the global economic recovery. This strategy proved premature and proved to be a headwind, especially in the first and final quarters of the year. Apart from the opportunity cost of holding residual cash in a strong market, an allocation to emerging market stocks detracted from the result. Within the regions, stock selection proved strong in Developed Asia, but cost performance in Japan and Europe.

Sector allocation excluding cash added value, primarily through overweighting the relatively strong energy and financial sectors. The selection shortfall within the sectors came primarily from the industrial, financial and materials sectors. This was partly offset by material positive selection contributions in the healthcare, consumer discretionary and consumer staples sectors.

Country Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

At the security level, the largest detractor was Gold Fields Ltd., which was unexpectedly impacted by a surging South African currency, and previously held Swiss based temp agency Adecco SA, which had to restate earnings. Our holding in the Dutch consumer electronics and technology conglomerate Philips and Japanese broker Nomura Holdings, Inc. (which corrected sharply after a strong 2003) also proved detrimental. On the positive side, the inclusion of OPAP SA, a Greek betting and lottery operator and OTP (a Hungarian bank) proved especially beneficial. Imperial Tobacco Group PLC (United Kingdom) and CapitaLand Ltd. (a Singaporean real estate developer and operator) also contributed materially to the result.

Current Strategy and Outlook: Global economic growth is expected to decelerate in the coming financial year. U.S. consumption growth, stimulated in recent years by a convergence of low interest rates and tax cuts, should be less robust going forward. Combined with a global tax in the form of sustained high energy prices, the global demand outlook is therefore likely to be weaker than in 2003 and 2004. Earnings and cash flow growth in this environment will be relatively modest, with the potential for earnings disappointments rising as 2005 progresses. Adding to the uncertainties is the unresolved war in Iraq. Earnings and cash flow sustainability and visibility, and an increasing focus on quality and financial strength, are therefore characteristics likely to be rewarded. Our stocks are positioned accordingly. At the sector level, we commence the new fiscal year with underweight positions in the consumer discretionary, industrial and materials sectors, which collectively finance the overweights of the financial sector (especially in Japan and emerging Asia) and healthcare. Despite the mentioned risks, we continue to see selective opportunities in the emerging markets, albeit fewer than was the case in 2003 and early 2004.

Top Ten Industries*

as of December 31, 2004
(as a percent of net assets)

Telecommunications	10.9%

Pharmaceuticals	10.1%

Banks	8.5%

Diversified Financial Services	6.0%

Oil and Gas	5.9%

Semiconductors	5.1%

Short-Term Investments	4.7%

Media	4.5%

Insurance	4.1%

Food	2.9%

     * Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING INTERNATIONAL PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

		Since Inception		Since Inception
		of Class S		of Class A
	1 Year	December 17, 2001		September 9, 2002

Class A	16.47%	—		18.19%
Class S	16.71%	8.14%		—
MSCI EAFE Index(1)	20.70%	12.31	%(2)	22.21	%(3)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING International Portfolio against the MSCI EAFE Index. The Index is unmanaged and has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract and/or a variable universal life policy. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. For variable annuity contracts, please call (800) 366-0066 to get performance through the most recent month end. For variable universal life policies, please log on to www.ing.com/us to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The MSCI EAFE Index is an unmanaged index that measures the performance of securities listed on exchanges in markets in Europe, Australia and the Far East.

(2)Since inception performance of the index is shown from January 1, 2002.

(3)Since inception performance of the index is shown from September 1, 2002.

ING JANUS SPECIAL EQUITY PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Janus Special Equity Portfolio (the “Portfolio”) seeks capital appreciation. The Portfolio is managed by David C. Decker, Vice-President and Portfolio Manager, Janus Capital Management LLC — Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 17.13% compared to the Standard & Poor’s (“S&P”) 500 Index(1), which returned 10.88% for the same period.

Portfolio Specifics: While the performance of the Portfolio has been relatively strong, the market itself has been quite challenging as investors struggle with important issues that affect value, such as the strength and durability of economic growth, substantially higher oil prices, the weakness in the dollar, and the war on terror. We don’t have an opinion on the near-term performance of the market. We are, however, confident that our disciplined process will help us uncover uniquely undervalued companies to purchase for the Portfolio.

The Portfolio’s significant outperformance of the S&P 500 Index can be explained in part by the exceptionally strong performance of several of our information technology holdings. The Portfolio’s overweight position in energy versus that of the S&P 500 also helped us pull ahead of the Index. On the contrary, our lack of exposure to the strong-performing telecommunications sector held back the Portfolio’s relative results as did a handful of stocks within the consumer discretionary group.

Investment Strategy

Shareholders who have read my letters in the past will recall that I firmly believe that taking a contrarian stance or, put simply, investing where others are not is the best way to find value. Some might argue that contrarian investing increases risk because the strategy is generally to invest in controversial names. From my perspective, the opposite occurs. One

Industry Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

must remember that the market is directionally efficient, meaning it does a very good job of discounting news, both bad and good. For this reason, controversial companies by definition sell at a level which incorporates most, if not all, of the bad news. In other words, if we are successful at identifying companies suffering from negative events, even if we are wrong in our assessment, our downside is generally limited due to the fact we have already avoided the initial price decline. Conversely, if we are right, we may capture significant upside.

Investing is really about the analysis and management of risk. Given that all investments have some degree of risk, the key is to find situations where the downside risk is limited while the upside returns are significant. I describe this situation as one having an asymmetrically positive risk/reward. Our goal in any investment is to find situations where we believe the risk/reward is asymmetrically positive and avoid those where the reverse is true.

There were a number of strong contributors to the Portfolio’s performance, including SK Corp., a large Korean refiner. SK Corp. has been an outstanding performer for the Portfolio over the last couple of years. What originally attracted me to SK Corp. was its ownership in publicly traded SK Telecom Co., Ltd., which was actually worth more than the entire value of the company. I felt we were getting the rest of the business for free. SK Corp. is certainly not without controversy, and its share price last year reflected the fact that senior management had misappropriated billions of dollars of shareholder funds. Interestingly, even with SK Corp. up almost six-fold from its low last March, it still trades at less than six times earnings, not including its ownership of SK Telecom Co., Ltd. This of course means that last year it was trading for less than one time this year’s earnings. From my perspective, that presented a tremendously asymmetrically positive risk/reward, substantially compensating the shareholder for accepting the management risk.

It is important to note that being contrarian is not necessarily synonymous with seeking only controversial companies. Often, even highly profitable and growing enterprises will be misunderstood by investors and therefore, I believe, incorrectly valued. An example of this is Reckitt Benkiser, which was also a strong performer for the Portfolio. Reckitt Benkiser, best known for its Woolite and Lysol brands, absolutely understands value creation. It relentlessly focuses on costs to maximize cash for shareholders, and uses excess cash to repurchase its substantially undervalued shares. I own the name not because it is controversial — it is not — but despite its track record of shareholder value creation, it sells at a substantial discount to what I believe is the intrinsic value of the company. Despite not being controversial, it maintains an asymmetrically positive risk/reward.

Some of the positions that declined during the period are ones I still feel strongly about, such as Ceridian Corp., Echostar Communications Corp. and Interpublic Group of Cos., Inc. An investment is not a six-month or one-year decision. That is a trade. Because I believe in the long-term value of these companies, I chose to add to the positions rather than sell. If my conviction level is high, I view a temporary decline in the stock as an opportunity.

I did sell a few positions at a loss, including Toys R Us, Inc. One company in particular, Bally Total Fitness Holding Corp., was a longtime holding. I had believed that the value of its receivables would provide a buffer for the company’s difficult operations. This was unfortunately not the case and I sold the position earlier this year.

Current Strategy and Outlook: I want to thank you again for your continued investment in the Portfolio. While I have no opinion of the future direction of the markets over the near term, there is one thing of which I am certain: there will always be companies that I believe are improperly valued by investors. It is my job, and the job of our outstanding team of analysts, to search the globe for these opportunities.

Top Ten Holdings*

as of December 31, 2004
(as a percent of net assets)

Echostar Communications Corp.	5.0%

Ceridian Corp.	4.8%

Tyco Intl., Ltd.	3.8%

Liberty Media Corp.	3.6%

Advanced Micro Devices, Inc.	3.5%

Reliance Industries Ltd. GDR	3.4%

Magnum Hunter Resources, Inc.	3.4%

Lear Corp.	3.3%

Computer Associates Intl., Inc.	3.3%

Reckitt Benckiser PLC	3.2%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING JANUS SPECIAL EQUITY PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

		Since Inception		Since Inception
		of Class S		of Class A
	1 Year	October 2, 2000		September 9, 2002

Class A	16.93%	—		26.12%
Class S	17.13%	2.38%		—
S&P 500 Index(1)	10.88%	(2.33	)(2)	14.77	%(3)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Janus Special Equity Portfolio against the S&P 500 Index. The Index is unmanaged and has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. Please call (800) 366-0066 to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The S&P 500 Index is a capitalization-weighted index of 500 stocks chosen for market size, liquidity, and industry group representation.

(2)Since inception performance of the index is shown from October 1, 2000.

(3)Since inception performance of the index is shown from September 1, 2002.

ING JENNISON EQUITY OPPORTUNITIES PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Jennison Equity Opportunities Portfolio (the “Portfolio”) seeks long-term capital growth. The Portfolio is managed by Mark DeFranco and Brian M. Gillott, Senior Vice Presidents and Portfolio Manager, Jennison Associates LLC — the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 12.58% compared to the Standard & Poor’s (“S&P”) 500 Index(1), which returned 10.88% for the same period.

Portfolio Specifics: The rapid acceleration in China’s growth made a rather strong positive impact on the Portfolio’s Materials and Energy sectors, especially within the chemicals, metals and mining, and energy equipment and services industries. The Portfolio’s Financials, Industrials, Health Care and Information Technology holdings made a positive impact to total return, with the latter two also significantly outpacing the S&P 500. The Consumer Discretionary sector was the only sector that finished the year with negative absolute performance, mainly due to media names. Nevertheless, outperformance resulted from the cumulative effect of individual stock picks across sectors and industries.

Software holdings led the Information Technology sector. McAfee, Inc., the top contributor to total return, performed well due to both the completion of the sale of its Sniffer enterprise division as well as better-than-expected growth in both the volume and pricing in its consumer products. We eliminated the position as the stock price reached our upside price target.

Lyondell Chemical Co. and Cia Vale do Rio Doce led the Materials sector. Lyondell Chemical Co. showed striking gains as the improving economy stimulated demand for chemicals essential to manufacturing, agriculture and consumer products. We believe that Lyondell Chemical Co. is well positioned as it has solid operating leverage to chemical prices and strong balance sheet leverage as it uses strong free-cash flow toward paying down debt. Cia Vale do Rio Doce, one of the world’s largest iron ore producers, continued to benefit from the elevated price of iron ore resulting from the sustained global demand and tight supply for iron ore. We believe modest supply increases and strong global demand, especially from China, should benefit metals’ pricing power in the future.

Industry Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

Media holdings hurt performance due to general concerns regarding the pace of the advertising recovery. Disappointing industry revenue trends versus the market’s expectations adversely affected Viacom, Inc., Interpublic Group of Cos., Inc. and Westwood One, Inc.

Harmony Gold Mining Co. Ltd. (“Harmony”) was the biggest detractor. Harmony’s revenues are based in USD and cost structure in South African Rand. As the Rand gained strength, Harmony’s cost structure was negatively impacted, leading to tightened margins, which have been partially offset through continued cost cutting. Harmony has also come under pressure as it launched an unsolicited offer to buy Goldfields of South Africa. This had led to many negative headlines from both sides, but a combined company would result in a lower cost structure.

Many of our new ideas are driven by company-specific catalysts that we think have been generally overlooked in the market rally. We are also closely monitoring whether the Chinese government will continue to be successful in engineering a “soft landing” because of the potential impact on global demand for many commodities, which would affect the fundamentals of the underlying companies that we own in the sector. We have been focused on the basic materials sector for some time now, and continue to find good supply/demand fundamentals in many companies of this diverse sector, but we are mindful of the inherent cyclicality of their businesses and at the margin are taking profits. We continue to believe this will be a stock pickers market and will stay disciplined in our style and philosophy as we try to uncover new opportunities.

Current Strategy and Outlook: The broad equity markets had a positive year helped especially by gains in the fourth quarter on the back of lower energy prices and uncontested election results. As we anticipated at the outset of 2004, a synchronized global expansion supported above-trend domestic growth. However, it also created a strain on resources that sent the price of oil and other basic commodities soaring. In the face of this and other challenges, the U.S. economy grew more than 4% in 2004 underscoring the resiliency of the current cycle. We expect healthy economic activity to continue through 2005.

While the FOMC has raised the federal funds rate by 125 basis points since June, financial conditions are still supportive of above-trend growth. Interest rates remain relatively low and credit spreads have stayed tight. Importantly, long-term inflation expectations appear adequately contained. Nevertheless, we believe Chairman Greenspan will continue to tighten into 2005 on the road to a more neutral policy stance. Pressure on prices from a weaker dollar, tighter labor conditions, and higher capacity utilization in the coming year could influence the pace and magnitude of the Fed’s actions.

Month to month employment numbers were somewhat erratic over the past year, however, job growth has accelerated and the overall level of unemployment has declined. We expect the current pace of job creation to continue into the new year, reducing the slack in the labor force and supporting further wage gains. Growth in incomes should provide an offset to the impact of higher interest rates and heavier debt payments on household spending.

Corporate balance sheets are in good shape and strong productivity growth has helped maintain profit margins. New equipment orders continue to outpace shipments and the inventory to sales ratio has stayed low, which bodes well for future manufacturing activity. While capital spending has expanded at a robust pace, it has lagged the growth in cash flows. Thus far the majority of capital spending has been concentrated in computer equipment and software as well as maintenance and repair of existing infrastructure. Spending on new projects and expansion of productive capacity, however, is just beginning to revive. We expect this trend to accelerate as business caution abates further.

Looking forward, we believe this year should continue on 2004’s favorable economic trajectory for most of the world’s economies. We expect the rate of earnings gains to slow but remain positive and we are optimistic that inflation will remain under control.

Top Ten Holdings*

as of December 31, 2004
(as a percent of net assets)

Citi Financial	4.9%

American Express Corp.	2.8%

UnumProvident Corp.	2.5%

Microsoft Corp.	2.5%

Medco Health Solutions, Inc.	2.5%

The Bank of New York Co., Inc.	2.3%

Cooper Cameron Corp.	2.2%

E.I. du Pont de Nemours & Co.	2.2%

XL Capital Ltd.	2.2%

Schlumberger Ltd.	2.1%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING JENNISON EQUITY OPPORTUNITIES PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

				Since Inception
				of Class A
	1 Year	5 Year	10 Year	September 9, 2002

Class A	12.44%	—	—	17.55%
Class S	12.58%	(5.08)%	8.12%	—
S&P 500 Index(1)	10.88%	(2.30)%	12.07%	14.77	%(2)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Jennison Equity Opportunities Portfolio against the S&P 500 Index. The Index is unmanaged and has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. Please call (800) 366-0066 to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The S&P 500 Index is a capitalization-weighted index of 500 stocks chosen for market size, liquidity, and industry group representation.

(2)Since inception performance of the index is shown from September 1, 2002.

ING JPMORGAN SMALL CAP EQUITY PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING JPMorgan Small Cap Equity Portfolio (formerly, ING JPMorgan Fleming Small Cap Equity Portfolio, the “Portfolio”) seeks capital growth over the long-term. The Portfolio is managed by Christopher T. Blum, Vice President and portfolio manager; Dennis S. Ruhl, Vice President and portfolio manager, J.P. Morgan Investment Management Inc. — the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 25.91% compared to the Russell 2000 Index(1) and the Standard & Poor’s (“S&P”) SmallCap 600 Index(2), which returned 18.33% and 22.65%, respectively, for the same period.

Portfolio Specifics: Investors grappled with uncertainty for most of the year, but the U.S. stock market closed out 2004 with a strong rally to generate a second year of positive gains. For the year, the Russell 2000 Index gained 18.33% compared to the S&P 500 Index with a return of 10.88% fueled by a strong fourth quarter. The small-cap index has now outperformed its large-cap counterpart, the S&P 500 Index, for six years.

For the first three quarters of the year, a litany of doubts seemed destined to keep returns in a holding pattern: the threat of higher inflation driven by surging oil and natural-gas prices, steadily rising interest rates, questions about the outcome of the presidential election, a slumping U.S. dollar and mixed news about the strength of the economic recovery.

Industry Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

But optimism ultimately triumphed, as the market quickly shook off its doubts following decisive Republican wins in the November election. Investors not only took comfort in the firmer political landscape, but also seemed reassured by the Federal Reserve’s slow-and-steady policy of gradual interest-rate hikes, which have so far kept inflation in check without shocking borrowers accustomed to low interest rates.

Positive stock selection within the industrial and consumer cyclical sectors contributed to performance. One of the top contributors to the portfolio’s performance was Landstar Systems, Inc., a transportation logistics company. The company experienced an excellent year, reporting record revenues every quarter. Another big contributor was oil and gas company, Southwestern Energy Co. The stock gained significant ground as the company reported record earnings throughout the year, resulting from favorable commodity prices and increased production volume.

Despite the Portfolio’s strong performance, stock selection within the media and semiconductor sectors detracted from results. The largest detractors included media companies such as Sinclair Broadcast Group, Inc. and Emmis Communications Corp. The media sector has faced a soft advertising environment this year and the expectations are lower for next year as there is no major event on the horizon.

Current Strategy and Outlook: The Structured Small Cap Core Equity Strategy strives to add value through stock selection rather than market timing or sector bets, resulting in a sector-neutral portfolio. We have found that minimizing market forecast biases and sector bets is one of the most effective ways of reducing residual risk without reducing the ability to add to the Portfolio’s performance. Our emphasis on security selection in conjunction with risk management provides our clients a more consistent, reliable return potential.

We believe that the market will continue to reward stocks with attractive valuations and accelerating fundamentals within their sectors. As a result, the Portfolio is positioned toward these stocks while avoiding uncompensated risks.

Top Ten Holdings*

as of December 31, 2004
(as a percent of net assets)

Applied Industrial Technologies, Inc.	1.0%

Houston Exploration Co.	1.0%

Aaron Rents, Inc.	1.0%

Delphi Financial Group	0.9%

Universal Forest Products, Inc.	0.8%

Southwestern Energy Co.	0.8%

Moog, Inc.	0.8%

CarrAmerica Realty Corp.	0.8%

Cash America Intl., Inc.	0.7%

R-G Financial Corp.	0.6%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING JPMORGAN SMALL CAP EQUITY PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

		Since Inception	Since Inception		Since Inception
		of Class S	of Class A		of Class I
	1 Year	May 1, 2002	September 9, 2002		May 6, 2004

Class A	25.79%	—	23.20%		—
Class I	—	—	—		20.21%
Class S	25.91%	11.53%	—		—
Russell 2000 Index(1)	18.33%	10.99%	26.07	%(3)	17.34	%(4)
S&P SmallCap 600 Index(2)	22.65%	11.01%	24.79	%(3)	19.43	%(4)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING JPMorgan Small Cap Equity Portfolio against the Russell 2000 Index and the S&P SmallCap 600 Index. The Indices are unmanaged and have no cash in their portfolios, impose no sales charges and incur no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. Please call (800) 366-0066 to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The Russell 2000 Index consists of the smallest 2,000 companies in the Russell 3000 Index. The Russell 3000 Index is an unmanaged index that measures the performance of 3,000 U.S. companies based on total market capitalization.

(2)The S&P SmallCap 600 Index is an capitalization-weighted index that measures the performance of selected U.S. stocks with small market capitalization.

(3)Since inception performance of the index is shown from September 1, 2002.

(4)Since inception performance of the index is shown from May 1, 2004.

ING JULIUS BAER FOREIGN PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Julius Baer Foreign Portfolio (formerly, ING JPMorgan Fleming International EAFE Portfolio, the “Portfolio”) seeks long-term growth of capital. The Portfolio is managed by Rudolph-Riad Younes, CFA, Senior Vice President and Head of International Equity, and Richard Pell, Senior Vice President and Chief Investment Officer, Julius Bear Investment Management LLC — the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 18.03% compared to the Morgan Stanley Capital International (“MSCI”) EAFE Index(1), which returned 20.70% for the same period.

Portfolio Specifics: The underperformance relative to the Index was due to several factors. Stock selection within Japan as well as the allocation to cash equivalents detracted from our results. Positions held in Russia and Brazil as well as our underweight to the Australian market also negatively impacted results. Positive contributors were investments in Hungary, Poland, Austria (a beneficiary of events unfolding in Eastern Europe), the Czech Republic and positive stock selection within the German market.

At the sector level, financials positively contributed to results due largely to positions held in emerging Europe. Our overweight to energy and stock selection within that industry helped our results as did the underweight to information technology. Detractors included the underweight to consumer discretionary companies. Within consumer staples, the overweight position along with stock selection also negatively impacted results.

Top contributors at the individual company level included OTP Bank Rt. in Hungary, BP PLC in the UK, Komercni Banka AS in the Czech Republic, Bank Pekao SA in Poland and Bank Austria Creditanstalt AG. Detractors included positions in Nomura Holdings, Inc., Nokia Oyj, Centrais Eletricas Brasileiras SA in Brazil and Yukos Corp. in Russia.

Country Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

Looking back on the year overall, results during the second quarter largely explain the shortfall versus the index for the full year 2004. During the second quarter, sentiment shifted toward an environment of risk aversion amid several headline concerns. Specifically, the increase in US interest rates, rising oil prices and concerns over China’s attempts to cool down their fast growing economy elicited a strong response by investors including the hedge fund industry in unwinding speculative positions in emerging markets (equities and debt), Japanese financials, commodities and mining, and various foreign exchange positions. Within our strategy, the allocation to the several emerging markets, along with various commodity-related companies impacted our results during the second quarter. However, since the end of the second quarter, the Portfolio outperformed the Index by over 3% (for the period 6/30/04 — 12/31/04).

Current Strategy and Outlook: In the developed world, Continental Europe remains our favorite region. The strong currency and a weak economic recovery are creating short-term head winds, but its medium-term prospects are the brightest: it does not suffer the structural imbalances that are apparent in the U.S. and the other Anglo-Saxon economies, and the valuations in many of its markets are very attractive.

Japan is a country with the worst demographics but also the most improving “geographics” in our view. The emergence of its neighbor, China, as a global growth engine has been a boon for Japan’s exporters and its economy. However, we remain skeptical about the sustainability of this growth especially if China were to slow down. At the sector level, we find the Japanese banks attractive as they have cleaned most of their bad loans and seem geared to benefit immensely when interest rates rise and economic activities pick up. We are also attracted to the Japanese consumer electronic manufacturers as they enter a period of rapid innovation, buttressed by strong demand.

In emerging markets, Central Europe remains our favorite region, and we continue to see substantial rewards in Russia and Turkey, albeit along with greater risk. Central Europe possesses risks similar to those of a developed market but with the potential for rewards and growth of an emerging one in our opinion. Russia is on an evolutionary path to become the “Canada of Europe”. It continues to benefit from the elevated oil price; its challenges are the need to continue reforms, and a resolution for the oligarchs’ suffocating control of the country’s resources. Turkey offers an option on the country’s aspiration to become “Europe’s 51st state”. EU leaders agreed to begin membership talks with Turkey in October. These talks are contingent upon them solving the standoff with Cyprus. Although the negotiating process will take 10-15 years, at the end, we believe the political momentum does favor Turkey and if it were to happen, capital appreciation could be substantial in coming years.

Top Ten Industries*

as of December 31, 2004
(as a percent of net assets)

Banks	22.1%

Oil and Gas	9.9%

Telecommunications	7.5%

Pharmaceuticals	5.6%

Commercial Paper	4.2%

Sovereign	3.7%

Diversified Financial Services	3.6%

Mutual Funds	3.5%

Food	3.4%

Media	3.4%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING JULIUS BAER FOREIGN PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

		Since Inception	Since Inception		Since Inception
		of Class S	of Class A		of Class I
	1 Year	May 1, 2002	September 9, 2002		December 6, 2004

Class A	17.86%	—	19.05%		—
Class I	—	—	—		3.47%
Class S	18.03%	9.82%	—		—
MSCI EAFE Index(1)	20.70%	13.40%	22.21	%(2)	4.39	%(3)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Julius Baer Foreign Portfolio against the MSCI EAFE Index. The Index is unmanaged and has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. Please call (800) 366-0066 to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The MSCI EAFE Index is an unmanaged index that measures the performance of securities listed on exchanges in markets in Europe, Australia and the Far East.

(2)Since inception performance of the index is shown from September 1, 2002.

(3)Since inception performance of the index is shown from December 1, 2004.

ING LEGG MASON VALUE PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Legg Mason Value Portfolio (formerly, ING Janus Growth and Income Portfolio, the “Portfolio”) seeks long-term growth of capital. The Portfolio is managed by a team of investment professionals led by Bill Miller, Chief Investment Officer, Legg Mason Funds Management, Inc. — the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 13.87% compared to the Standard & Poor’s (“S&P”) 500 Index(1), which returned 10.88% for the same period.

Portfolio Specifics: From a sector allocation standpoint, our below-market exposure to the Consumer Staples sector proved advantageous as it allowed us to sidestep an area where our investment returns were relatively weak. While in Telecommunication and Utilities, our overweight position magnified the strong performance of our holdings in those areas. On the negative side, we were penalized for having a lower-than-benchmark weighting in Information Technology, which was our second best performing sector, as well as for our relatively high exposure to Consumer Discretionary, an area of weakness for our portfolio in the past six months. Finally, the portfolio’s lack of presence in Energy and Materials, two strong sectors in the S&P 500, also served as a drag on its performance.

The lackluster sector allocation effect was more than offset by strong individual security performance. Leading healthcare company UnitedHealth Group, Inc. turned in a very impressive return of over 42% in the past six months. Having turned in twenty consecutive quarters of 30%-plus EPS growth, UnitedHealth highlighted its

Industry Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

continued growth potential and pledged to repurchase 10% of the company’s outstanding shares. Aetna Inc., another major managed care provider which we added to the portfolio in August, also added significant value. The share’s strong performance reflected investors’ growing confidence that having weathered a multi-year turnaround process.

In the electronic commerce area, Google, Inc., whose algorithmic search engine powers much of Internet commerce, has more than doubled since we began purchasing the stock in August. The company posted strong financial performance in the third quarter, and continued to enhance its competitive position through tactical improvements to its search engines. Another bellwether e-commerce company, eBay, Inc., reversed its summer slump by posting higher revenues and strong operating income, sending a reassuring signal that the e-commerce industry’s weakness in the June quarter was more of a seasonal phenomenon rather than a secular deceleration.

On the downside, Amazon.com, Inc. and IAC/ InterActiveCorp suffered substantial declines in the third quarter of 2004, although they recovered some of the lost grounds in the fourth quarter. A considerable part of their weakness was attributable to the sell-off after the companies reported second quarter results that failed to match investors’ elevated expectations. In our opinion, the investment community’s negative reaction to the slowdown may partly reflect confusion between seasonal patterns and secular trends.

MGIC Investment Corp. declined over 8% in the past six months. Despite a favorable cyclical backdrop of improving credit quality and slowing refinancing, investors are worried that the private mortgage insurer faces long-term challenges from innovative offerings by mortgage lenders.

Current Strategy and Outlook: Despite the fact that stocks have gotten off to a rocky start in the early days of the new year, we are optimistic about the outlook for equities and the portfolio. The economy is in good shape, cash flows are strong, balance sheets are strong and companies’ returns on equity are at record levels. We continue to find attractive values in the market that we believe will have a meaningful impact on the performance of the portfolio over the next three to five years. Our most likely scenario calls for a 2005 S&P 500 close up 9% to 11%. Including dividends, we think total returns in the range of 10% to 13% are a reasonable expectation, although, obviously, neither we — nor anyone else — knows for sure.

Top Ten Holdings

as of December 31, 2004
(as a percent of net assets)

Nextel Communications, Inc.	7.4%

Tyco Intl. Ltd.	5.9%

Amazon.Com, Inc.	5.7%

UnitedHealth Group, Inc.	5.0%

IAC/InterActiveCorp	5.0%

AES Corp.	4.1%

eBay, Inc.	4.1%

J.P. Morgan Chase & Co.	4.1%

Aetna, Inc.	3.8%

Eastman Kodak Co.	3.2%

Portfolio holdings are subject to change daily.

ING LEGG MASON VALUE PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

		Since Inception		Since Inception		Since Inception
		of Class S		of Class A		of Class I
	1 Year	October 2, 2000		September 9, 2002		May 6, 2004

Class A	13.66%	—		14.48%		—
Class I	—	—		—		13.52%
Class S	13.87%	0.36%		—		—
S&P 500 Index(1)	10.88%	(2.38	)% (2)	14.77	%(3)	10.77	%(4)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Legg Mason Value Portfolio against the S&P 500 Index. The Index is unmanaged and has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. Please call (800) 366-0066 to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The S&P 500 Index is a capitalization-weighted index of 500 stocks chosen for market size, liquidity, and industry group representation.

(2)Since inception performance of the index is shown from October 1, 2000.

(3)Since inception performance of the index is shown from September 1, 2002.

(4)Since inception performance of the index is shown from May 6, 2004.

ING LIMITED MATURITY BOND PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Limited Maturity Bond Portfolio (the “Portfolio”) seeks the highest current income consistent with low risk to principal and liquidity. As a secondary objective, the Portfolio seeks to enhance its total return through capital appreciation when market factors, such as falling interest rates and rising bond prices, indicate that capital appreciation may be available without significant risk to principal. The Portfolio is managed by a team of investment professionals led by James B. Kauffmann, ING Investment Management Co. — Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 1.38% compared to the Lehman Brothers 1-3 Year Government/ Credit Bond Index(1) and the Lehman Brothers 1-5 Year Government/Credit Bond Index(2), which returned 1.30% and 1.85%, respectively, for the same period.

Portfolio Specifics: The Federal Reserve raised the overnight rate to 2.25% in December, and Fed funds futures point to another 25 basis point move after the next meeting in February. Throughout the year the FOMC was true to its oft-stated “measured pace” guidance with 25 basis points moves starting in June. The committee continues to focus on developing economic releases, which will influence the timing and size of future tightenings. Yields on shorter-term Treasuries moved higher, while those of ten- and thirty-year bonds dropped. In fact, the benchmark ten-year closed at 4.22% despite some time above 4.50%. The growth in employment lagged past recoveries even as domestic economic news brightened. The dollar dropped against most major currencies, and oil and gold headed higher. Concerns about the twin U.S. deficits continue to vex the currency markets, and the re-election of George Bush has done little to allay fears of the burgeoning costs of Social Security and Medicare. While the horrific scale of the human tragedy resulting from the tsunami in the Indian Ocean increases daily, the disaster had little or no impact on capital markets.

Investment Types*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

The Lehman 1-3 Gov/ Credit Bond index rallied 1.30% return for the calendar year. All spread sectors notched positive returns above comparable duration Treasuries led by the non-investment grade emerging market and high yield sectors. BBB-rated bonds outperformed higher rated securities in the investment grade universe. Within that universe, the credit sector garnered the highest excess returns during the period at 1.59%, followed by mortgages and asset-backed securities (ABS) at 1.42%. Commercial mortgage-backed securities (CMBS) also posted excess returns of 1.18%. Despite repeated headline risk in the agency arena, the sector outperformed by 0.78%, and the departure of two senior managers at FNMA had little or no impact on the issuer’s bonds.

Spread sectors followed up 2003 with another great year in 2004. After getting off to a shaky start the first part of the year, spread product compressed significantly for the balance of 2004. The portfolio benefited as we held an overweight position in credit and an allocation to the ABS, CMBS and mortgage sectors. While rates did not rise significantly, spreads benefited as investors reached for yield. The U.S. Credit index option adjusted spread continued to tighten in December, finishing the month three basis points tighter at 75. For the quarter, the index spread was nine basis points tighter. Investment-grade spreads not only finished the year at the annual tights, they ended the year at levels not seen since 1998. Valuations remain stretched across all spread asset classes. While we remain overweight spread product in the front-end of the curve, we remain defensive in overall security selection. For the year ended December 31, 2004, the portfolio produced a total return of 2.01% versus the Lehman 1-3 Gov/ Credit Bond Index of 1.30%, outpacing the index by 71 basis points.

Current Strategy and Outlook: Uncertainty about the twin U.S. deficits, the geopolitical and currency situations, and the level and direction of energy costs present portfolio managers with a nasty set of wildcards; nevertheless, most measures of volatility remain surprisingly low. While the bond market has renewed its focus on the improving economic releases, we do not believe that the yields on shorter maturity Treasuries fully reflect the pace of economic activity nor likely Fed tightenings. Some projections place a neutral overnight rate around 4% or 5%, indicating that monetary policy is still highly accommodative.

Tactically, the Portfolio was neutral duration as the year came to a close; however, we continue to believe that the improving domestic economy, signs of increasing inflation and enduring dollar weakness point to higher rates in the near future. Your portfolio maintains the allocation to home mortgages, ABS and CMBS. While stretched valuations in investment grade credit still warrant caution, credit continues to post positive excess returns. We still believe spread product offers value in the front-end of the curve.

Top Ten Industries*

as of December 31, 2004
(as a percent of net assets)

Federal National Mortgage Association	20.2%

U.S. Treasury Notes	19.6%

Diversified Financial Services	9.7%

Banks	5.6%

Federal Home Loan Mortgage Corporation	6.1%

Electric	4.2%

Credit Card Asset-Backed Securities	3.4%

Telecommunications	2.9%

Media	2.6%

Automobile Asset-Backed Securities	2.6%
     * Excludes assets related to the short-term repurchase agreement.
Portfolio holdings are subject to change daily.

ING LIMITED MATURITY BOND PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

	1 Year	5 Year	10 Year

Class S	1.38%	5.56%	5.82%
Lehman Brothers 1-3 Year Government/ Credit Bond Index(1)	1.30%	5.41%	5.98%
Lehman Brothers 1-5 Year Government/Credit Bond Index(2)	1.85%	6.21%	6.51%

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Limited Maturity Bond Portfolio against Lehman Brothers 1-3 Year Government/ Credit Bond Index and the Lehman Brothers 1-5 Year Government/ Credit Bond Index. The Indices are unmanaged and have no cash in their portfolios, impose no sales charges and incur no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract and/or a variable universal life policy. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. For variable annuity contracts, please call (800) 366-0066 to get performance through the most recent month end. For variable universal life policies, please log on to www.ing.com/us to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)Lehman Brothers 1-3 Year U.S. Government/Credit Bond Index is a widely recognized index of publicly issued fixed rate, investment grade debt securities, including Treasuries, Agencies and credit securities with a maturity of one to three years.

(2)The Lehman Brothers 1-5 Year U.S. Government/Credit Bond Index is a widely recognized index of publicly issued fixed rate, investment grade debt securities, including Treasuries, Agencies and credit securities with a maturity of one to five years.

ING LIQUID ASSETS PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Liquid Assets Portfolio (the “Portfolio”) seeks high level of current income consistent with the preservation of capital and liquidity. The Portfolio is managed by a team of investment professionals led by David S. Yealy, Portfolio Manager, ING Investment Management Co. — the Sub-Adviser.

Portfolio Specifics: The market for money market securities as represented by the LIBOR (London InterBank Offered Rate) curve started the year pricing in very modest expectations for the Federal Open Market Committee (“FOMC”) to start raising the Federal Reserve (“Fed”) funds rate and discount rate in the later part of the year. Our strategy of maintaining a slightly long weighted average maturity and barbell structure early in the year enhanced the yield for the Portfolio. The non-farm payroll numbers released in early April indicated an improving labor market. The improvement in the labor market was confirmed by the early May non-farm payroll data release. The markets quickly started to anticipate that the FOMC might act sooner and more aggressively than previously expected. The LIBOR one-month to twelve-month curve steepened to over 100 basis points by mid-June from only 34 basis points at the beginning of the year.

Investment Types

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

We restructured the Portfolio in May by reducing our holdings of longer maturity securities, shortening the weighted average maturity, eliminating the barbell, increasing our holding of interest sensitive floating rate securities and shifting new purchases to very short maturity securities. This strategy shift worked well during the second half of the year as the FOMC raised the Fed funds rate by 25 basis points five times starting at the end of June. The Fed funds rate ended the year at 2.25% up from 1.00% at the start of the year.

Current Strategy and Outlook: The market as of the end of December was building in significant additional rate increases for 2005. The consensus expectation is for the Fed funds rate to be at 3.50% at the end of 2005. Our strategy heading into 2005 is similar to that employed since May of 2004. We are continuing to focus new purchases to the next FOMC meeting, maintaining a high exposure to floating rate notes, and making selective purchases in the three-month and under maturity sector where yield levels fully price in 25 basis point increases at each of the Fed meetings in between the purchase date and the maturity date. To the extent that the markets start to price in a more aggressive Fed, we are prepared to extend the weighted average maturity of the Portfolio by purchasing longer maturity corporate securities in the nine-month to thirteen-month sector. We will maintain a weighted average maturity shorter than the majority of our competitors until that time.

ING LIQUID ASSETS PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Principal Risk Factor(s): An investment in the Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Portfolio seeks to preserve the value of your investment, it is possible to lose money by investing in the Portfolio.

The views expressed in this report reflect those of the portfolio managers only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily. This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

ING MARSICO GROWTH PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Marsico Growth Portfolio (the “Portfolio”) seeks capital appreciation. The Portfolio is managed by Thomas F. Marsico, Chairman, Chief Executive Officer and Portfolio Manager, Marsico Capital Management, LLC — Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 12.48% compared to the Standard & Poor’s (“S&P”) 500 Index(1), which returned 10.88%, for the same period.

Portfolio Specifics: Several factors emerged as positive contributors to the Portfolio’s performance. The most significant one was select holdings in the Health Care sector. UnitedHealth Group, Inc. (+51%) was the largest holding in the portfolio and proved to be the largest contributor to performance on an individual stock level. Other health care-related positions that benefited the portfolio in this area were Genentech (+16%), Quest Diagnostics, Inc. (+32%), and Zimmer Holdings, Inc. (+14%).

The second largest contributor on a sector level was Information Technology for a few reasons. First, Telecommunications and Computers industry investments, including QUALCOMM, Inc. (+58%), a wireless communications company, and Dell, Inc. (+24%) performed well. QUALCOMM’s price gain was one of the largest in the portfolio. Secondly, the portfolio had little exposure to the Semiconductors & Semi Equipment industry. This industry group had a -21% decline in the benchmark index, by far the weakest performance.

Industry Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

Other positive factors included:

•	Specific holdings in the Diversified Financials industry (educational lending company SLM Corp. +44% and Chicago Mercantile Exchange Holdings, Inc. +38%).

•	Leisure Time and Lodging industries (Royal Caribbean Cruises Ltd. +31%, Mandalay Resort Group +30% prior to being sold, and Wynn Resorts Ltd. +75%).

•	Apparel and Home Builders industries (Nike, Inc. +34% and homebuilder MDC Corp. +49%).

There were also a few factors that negatively impacted the Portfolio’s performance. The Energy sector (+32% gain) was one of the hottest areas for investments in the year, and the portfolio had no exposure to these companies. The same could be said for the utilities sector, which had a return of +24%. By not participating in these sectors, the Portfolio missed opportunities for further gains. Choosing to purchase stock in Telecommunications company Nextel Communications (–20% prior to being sold) also detracted from performance for the period.

Current Strategy and Outlook: Our overall long-term outlook for equity returns remains relatively positive. Currently, the portfolio is positioned with overweighted postures in the Health Care, Consumer Discretionary, and Industrials sectors compared to the benchmark index. It is underweighted in the Consumer Staples, Information Technology, Materials, and Telecommunications sectors, and it has no exposure to the Energy and Utilities sectors.

Several macroeconomic premises anchor our views, including our beliefs that long-term interest rates will not likely rise a great deal, inflation will generally be constrained overall, and productivity gains (which act as an important moderator of some inflation-related forces) will continue. US economic activity, as measured by Gross Domestic Product (“GDP”) growth has generally been quite healthy and, we think, is likely to remain that way. In a related vein, we believe that many other countries’ economies — particularly those in developing or “emerging” markets — are growing at a healthy, sustainable rate, which provides critical support to a sound global financial structure. Further, energy prices have declined quite substantially, which was one major reason why equity returns for much of 2004 were quite subdued. At a more “micro” level, we believe many companies — by virtue of having attributes such as improving profitability, greater free cash flow generation, strong balance sheets, and reasonable equity valuations in the context of projected earnings growth rates — offer quite compelling investment opportunities.

Top Ten Holdings*

as of December 31, 2004
(as a percent of net assets)

UnitedHealth Group, Inc.	7.7%

Genentech, Inc.	5.3%

SLM Corp.	5.3%

Qualcomm, Inc.	4.8%

General Electric Co.	4.7%

Citigroup, Inc.	4.6%

eBay, Inc.	3.7%

FedEx Corp.	3.5%

Countrywide Financial Corp.	3.4%

Caterpillar, Inc.	3.4%

*	Excludes short-term investments related to securities lending.
Portfolio holdings are subject to change daily.

ING MARSICO GROWTH PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

			Since Inception		Since Inception		Since Inception
			of Class S		of Class A		of Class I
	1 Year	5 Year	August 14, 1998		September 9, 2002		May 2, 2003

Class A	12.34%	—	—		18.30%		—
Class I	12.86%	—	—		—		23.28%
Class S	12.48%	(10.55)%	2.47%		—		—
S&P 500 Index(1)	10.88%	(2.30)%	2.74	%(2)	14.77	%(3)	20.32	%(4)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Marsico Growth Portfolio against the S&P 500 Index. The Index is unmanaged and has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract and/or a variable universal life policy. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. For variable annuity contracts, please call (800) 366-0066 to get performance through the most recent month end. For variable universal life policies, please log on to www.ing.com/us to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The S&P 500 Index is a capitalization-weighted index of 500 stocks chosen for market size, liquidity, and industry group representation.

(2)Since inception performance of the index is shown from August 1, 1998.

(3)Since inception performance of the index is shown from September 1, 2002.

(4)Since inception performance for the index is shown from May 1, 2003.

ING MERCURY FOCUS VALUE PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Mercury Focus Value Portfolio (the “Portfolio”) seeks long-term growth of capital. The Portfolio is managed by Robert J. Martorelli and Kevin Rendino, Senior Portfolio Managers, Mercury Advisors — Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 11.52% compared to the Standard & Poor’s (“S&P”) 500 Index(1), which returned 10.88% for the same period.

Portfolio Specifics: The U.S. equity market rallied in the fourth quarter to finish 2004 in positive territory. Despite concerns about high energy prices and continued worries over Iraq, the economy continued to advance and earnings continued to grow. Large-cap value stocks significantly outperformed large-cap growth stocks during the year, as the Russell 1000 Value Index rose 16.49% versus the Russell 1000 Growth Index’s 6.30% return.

Several factors affected the Portfolio’s relative performance for the year ending December 31, 2004, including the following:

Positives

Stock selection in healthcare was a positive contributor to the Portfolio’s performance versus the benchmark. The Portfolio’s holdings in the energy sector also enhanced the relative return

Industry Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

for the year. Stock selection in industrials also benefited the Portfolio’s comparative performance.

Negatives

Stock selection in information technology hindered the performance versus the benchmark for the twelve-month period. Stock selection in financials detracted from the comparative performance. Holdings in the consumer staples sector had a negative effect on the relative return. The Portfolio’s considerable overweight versus the benchmark in information technology impeded the performance versus the benchmark.

The Portfolio had a position in just one utility stock during the year, while the benchmark’s holdings benefited as the sector performed well.

The Portfolio’s substantial cash weighting also detracted from total return.

Current Strategy and Outlook: The Portfolio currently has a large-capitalization focus, as we believe the valuations are more attractive in this asset class, earnings growth is good and cash flows are rising. We believe that in 2005, large corporate cash flows will drive shareholder-friendly initiatives, such as share buybacks, high dividends and mergers-and-acquisition activity. Additionally, the weaker dollar should provide a tailwind for large multinational corporations. While we are much less sensitive toward the level of economic activity today than we were a year ago, we believe that healthy levels of employment growth, a resilient consumer and low single-digit gross domestic product growth should have a positive effect on our portfolio holdings.

Top Ten Holdings*

as of December 31, 2004
(as a percent of net assets)

GlobalSantaFe Corp.	3.9%

Citigroup, Inc.	3.7%

Hewlett-Packard Co.	3.3%

Exxon Mobil Corp.	3.2%

Liberty Media Corp.	3.2%

Kimberly-Clark Corp.	3.0%

Viacom, Inc.	3.0%

St. Paul Travelers Cos., Inc.	2.9%

Foot Locker, Inc.	2.9%

The Bank of New York Co., Inc.	2.8%

Portfolio holdings are subject to change daily.

ING MERCURY FOCUS VALUE PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

		Since Inception	Since Inception		Since Inception
		of Class S	of Class A		of Class I
	1 Year	May 1, 2002	September 9, 2002		May 18, 2004

Class A	11.41%	—	19.21%		—
Class I	—	—	—		13.30%
Class S	11.52%	8.27%	—		—
S&P 500 Index(1)	10.88%	6.40%	14.77	%(2)	9.28	%(3)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Mercury Focus Value Portfolio against the S&P 500 Index. The Index is unmanaged and has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. Please call (800) 366-0066 to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The S&P 500 Index is a capitalization-weighted index of 500 stocks chosen for market size, liquidity, and industry group representation.

(2)Since inception performance of the index is shown from September 1, 2002.

(3)Since inception performance of the index is shown from June 1, 2004.

ING MERCURY LARGE CAP GROWTH PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Mercury LargeCap Growth Portfolio (formerly, ING Mercury Fundamental Growth Portfolio, the “Portfolio”) seeks long-term growth of capital. The Portfolio is managed by Robert C. Doll, Jr., President and Dan Hanson, CFA, Mercury Advisors — the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 11.10% compared to the Russell 1000 Growth Index(1) and the Standard & Poor’s (“S&P”) 500 Index(2), which returned 6.30% and 10.88%, respectively, for the same period.

Portfolio Specifics: The U.S. equity market rallied in the fourth quarter to finish 2004 in positive territory. Despite concerns about high energy prices and continued worries over Iraq, the economy continued to advance and earnings continued to grow. Large-cap value stocks significantly outperformed large-cap growth stocks during the year, as the Russell 1000 Value Index rose 16.49% versus the Russell 1000 Growth Index’s 6.30% return.

Several factors affected the Fund’s relative performance for the year ending December 31, 2004, including the following:

Positives

Industry Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

Stock selection in industrials and healthcare enhanced the Portfolio’s performance versus the benchmark.

Sector allocation: Overweights in the energy, consumer discretionary and industrial sectors also contributed positively to the relative return for the year.

Negatives

Sector allocation: An overweight in information technology and stock selection in consumer staples detracted from the Portfolio’s comparative performance during the period.

Current Strategy and Outlook: The Portfolio continues to emphasize a pro-cyclical approach to the economy because we believe that, for now, economic and earnings growth will be reasonably strong. Accordingly, the Portfolio’s largest overweights versus its benchmarks are in the consumer discretionary, energy and materials sectors, while the most significant underweights are in consumer staples, healthcare and financials.

Top Ten Holdings*

as of December 31, 2004
(as a percent of net assets)

Pfizer, Inc.	4.6%

Johnson & Johnson	4.3%

Intel Corp.	3.0%

Dell, Inc.	2.9%

Home Depot, Inc.	2.5%

Oracle Corp.	1.8%

Motorola, Inc.	1.7%

Boeing Co.	1.6%

Microsoft Corp.	1.6%

Gillette Co.	1.5%

Portfolio holdings are subject to change daily.

ING MERCURY LARGE CAP GROWTH PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

		Since Inception	Since Inception
		of Class S	of Class A
	1 Year	May 1, 2002	September 9, 2002

Class A	10.93%	—	13.63%
Class S	11.10%	4.87%	—
Russell 1000 Growth Index(1)	6.30%	4.05%	12.80	%(3)
S&P 500 Index(2)	10.88%	6.40%	14.77	%(3)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Mercury Fundamental Growth Portfolio against the Russell 1000 Growth Index and the S&P 500 Index. The Indices are unmanaged and have no cash in their portfolios, impose no sales charges and incur no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. Please call (800) 366-0066 to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The Russell 1000 Growth Index measures the performance of the 1,000 largest companies in the Russell 3000 Index with higher price-to-book ratios and higher forecasted growth.

(2)The S&P 500 Index is a capitalization-weighted index of 500 stocks chosen for market size, liquidity, and industry group representation.

(3)Since inception performance of the index is shown from September 1, 2002.

ING MFS MID CAP GROWTH PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING MFS Mid Cap Growth Portfolio (the “Portfolio”) seeks long-term growth of capital. The Portfolio is managed by David E. Sette-Ducati, an MFS Senior Vice President, and Eric B. Fischman, Portfolio Managers, Massachusetts Financial Services Company (“MFS”), Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 15.05% compared to the Russell MidCap Growth Index(1) and Russell 2000 Index(2), which returned 15.48% and 18.33%, respectively, for the same period.

Portfolio Specifics: Relative to the Portfolio’s benchmark, the Russell Midcap Growth Index, leisure, consumer staples, and industrial goods and services were the portfolio’s weakest-performing sectors over the period. In the leisure sector, stock selection detracted from relative results. Our positions in Citadel Broadcasting Corp. and radio conglomerate Westwood One, Inc. were the largest detractors in the sector.

Stock selection in the consumer staples sector was a detriment to relative performance as well. The largest detractor in the sector was Canadian frozen dessert purveyor CoolBrands International, whose stock fell sharply during the period and was subsequently sold out of the portfolio. In the industrial goods and services

Industry Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

sector, a relative underweighting and, to some extent, negative stock selection held back relative returns.

Other stocks that hurt relative performance included post-secondary education company Corinthian Colleges, semiconductor firm PMC — Sierra, Inc., Linux operating system provider Red Hat, Inc., and jewelry retailer Tiffany & Co. By period-end we had sold our Corinthian Colleges holding.

Health care, utilities and communications, and special products and services were the portfolio’s strongest-performing sectors over the period, relative to our benchmark.

Stock selection in the health care sector benefited overall returns. Medical testing company Cytyc Corp. was one of the portfolio’s strongest relative performers, and returns on the portfolio’s holding in medical device firm C.R. Bard, Inc. were also solid.

In the utilities and communications sector, an overweighting and stock selection both aided relative results. The strongest performers in this sector were cellular tower operators American Tower Corp., Crown Castle Intl. Corp., and SpectraSite, Inc. Stock selection in the special products and services sector aided relative performance as well. The sector’s best relative performer was Internet job search firm Monster Worldwide, Inc.

Strong relative contributors in other sectors included computer security firm McAfee, Inc., vacation company Royal Caribbean Cruises Ltd., multimedia software developer Comverse Technology, Inc., and semiconductor firm Marvell Technology Group Ltd.

Top Ten Holdings*

as of December 31, 2004
(as a percent of net assets)

Cytyc Corp.	2.6%

Getty Images, Inc.	2.4%

Legg Mason, Inc.	2.1%

Genzyme Corp.	2.1%

Citadel Broadcasting Corp.	2.1%

Medicis Pharmaceutical Corp.	2.0%

Waters Corp.	2.0%

American Tower Corp.	1.8%

Amdocs Ltd.	1.8%

Veritas Software Corp.	1.8%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING MFS MID CAP GROWTH PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

			Since Inception		Since Inception		Since Inception
			of Class S		of Class A		of Class I
	1 Year	5 Year	August 14, 1998		September 9, 2002		May 2, 2003

Class A	14.87%	—	—		21.70%		—
Class I	15.30%	—	—		—		27.43%
Class S	15.05%	(7.50)%	5.50%		—		—
Russell MidCap Growth Index(1)	15.48%	(3.36)%	5.43	%(3)	24.13	%(4)	29.73	%(5)
Russell 2000 Index(2)	18.33%	6.61%	8.50	%(3)	26.07	%(4)	35.85	%(5)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING MFS Mid Cap Growth Portfolio against the Russell MidCap Growth Index and the Russell 2000 Index. The Indices are unmanaged and do not have cash in their respective portfolios, impose no sales charges and do not incur any operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance table graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

Total returns reflect the fact that the Investment Manager has waived certain fees and expenses otherwise payable by the Portfolio. Total returns would have been lower had there been no waiver to the Portfolio.

The performance update illustrates performance for a variable investment option available through a variable annuity contract and/or a variable universal life policy. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. For variable annuity contracts, please call (800) 366-0066 to get performance through the most recent month end. For variable universal life policies, please log on to www.ing.com/us to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The Russell MidCap Growth Index consists of those companies included in the Russell MidCap Index with relatively higher price-to-book ratios and higher forecasted growth values with greater than average growth orientation.

(2)The Russell 2000 Index consists of the smallest 2,000 companies in the Russell 3000 Index. The Russell 3000 Index is an unmanaged index that measures the performance of 3000 U.S. companies based on total market capitalization.

(3)Since inception performance of the index is shown from August 1, 1998.

(4)Since inception performance of the index is shown from September 1, 2002.

(5)Since inception performance for the index is shown from May 1, 2003.

ING MFS TOTAL RETURN PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING MFS Total Return Portfolio (the “Portfolio”) seeks above average income consistent with the prudent employment of capital. A secondary goal is the reasonable opportunity for growth of capital and income. The Portfolio is managed by a team of portfolio managers led by Brooks Taylor, Massachusetts Financial Services Company (“MFS”), Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided at total return of 11.12% compared to the Standard & Poor’s (“S&P”) 500 Index(1) and the Lehman Brothers Aggregate Bond Index(2), which returned 10.88% and 4.34%, respectively, for the same period.

Portfolio Specifics: Stock selection and our overweighted position in the utilities and communication sector were major contributors to relative performance during the period. Among the investments in the sector that helped drive performance were the telecommunications stocks Sprint Corp-FON Group and AT&T Wireless Services, Inc. and the Texas-based electric power generator TXU Corp. (AT&T Wireless was acquired during the year by Cingular, a joint venture of SBC Communications and BellSouth.)

Our overweighted position in the energy sector also made a key positive impact. Among the stocks that did well for the Portfolio in the sector were the oil-drilling companies Noble Corp. and GlobalSantaFe Corp.*

Stock selection in the basic materials sector also boosted relative performance. Both Owens-Illinois, Inc.*, a manufacturer of glass containers and plastic packaging, and Cia Vale do Rio Doce ADR*, the Brazilian firm that is the world’s largest iron ore miner, posted solid gains for the period.

Security Type Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

At the individual stock level, our decision to underweight pharmaceuticals giant Pfizer, Inc., whose stock was down significantly for the year, had the biggest positive impact on the Portfolio’s relative returns.

The Portfolio also benefited from our decisions to avoid Intel and to underweight Cisco Systems, Inc., two tech stocks that declined significantly during the year.

Performance of the bond portion of the portfolio was helped by our duration stance, as well as by sector allocation and security selection. The portfolio was relatively short on duration, a measure of sensitivity to interest rate changes, throughout the one-year period. This aided relative performance as the yield curve flattened dramatically when short-term interest rates rose in response to five rate hikes by the Federal Reserve Board. An overweighting in corporate bonds, particularly in the utilities and finance areas, also helped relative results, as did bond selection within industries. The Portfolio’s holdings in TIPS (Treasury Inflation Protected Securities) also contributed to relative performance.

Our stock selection in the leisure sector was the primary detractor from relative performance during the year. A decision to overweight the media company Viacom, Inc., whose stock declined during the year, acted as the biggest individual drag on relative returns. Stock selection in the retailing sector also had a negative impact. The biggest detractor from relative returns in the sector was the pharmaceutical chain Rite Aid Corp.*, which had a difficult year.

Not owning two solid-performing tech companies — the online auctioneer eBay, Inc. and the telecommunications firm QUALCOMM, Inc. — also hurt relative returns. One of the stocks we did own in the tech sector proved to be a disappointment, as Nortel Networks Corp.*, a manufacturer of telecommunications equipment, had a down year.

The energy giant Exxon Mobil Corp. posted strong gains during the period, and our decision to underweight the stock held back the Portfolio’s relative returns.

Finally, overweighting the bank Mellon Financial Corp., whose stock was down slightly for the year, detracted from relative returns.

*	This stock is not in the Portfolio’s benchmark.

Top Ten Industries*

as of December 31, 2004
(as a percent of net assets)

Federal National Mortgage Association	13.5%

Diversified Financial Services	9.3%

Telecommunications	7.7%

Banks	6.1%

Oil & Gas	5.7%

Federal Home Loan Mortgage Corporation	4.6%

Media	4.5%

Pharmaceuticals	3.9%

Insurance	3.6%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING MFS TOTAL RETURN PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

			Since Inception		Since Inception		Since Inception
			of Class S		of Class A		of Class I
	1 Year	5 Year	August 14, 1998		September 9, 2002		May 2, 2003

Class A	11.02%	—	—		12.31%		—
Class I	11.45%	—	—		—		15.42%
Class S	11.12%	7.58%	7.56%		—		—
S&P 500 Index(1)	10.88%	(2.30)%	2.74	%(3)	14.77	%(4)	20.32	%(5)
Lehman Brothers Aggregate Bond Index(2)	4.34%	7.71%	6.53	%(3)	5.02	%(4)	3.71	%(5)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING MFS Total Return Portfolio against the S&P 500 Index and the Lehman Brothers Aggregate Bond Index. The Indices are unmanaged and have no cash in their portfolios, impose no sales charges and incur no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolios distributions or the redemption of Portfolios shares.

Total returns reflect the fact that the Investment Manager has waived certain fees and expenses otherwise payable by the Portfolios. Total returns would have been lower had there been no waiver to the Portfolios.

The performance update illustrates performance for a variable investment option available through a variable annuity contract and/or a variable universal life policy. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. For variable annuity contracts, please call (800) 366-0066 to get performance through the most recent month end. For variable universal life policies, please log on to www.ing.com/us to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolios holdings are subject to change daily.

(1)The S&P 500 Index is a capitalization-weighted index of 500 stocks chosen for market size, liquidity, and industry group representation.

(2)The Lehman Brothers Aggregate Bond Index is a widely recognized, unmanaged index of publicly issued fixed rate U.S. Government, investment grade, mortgage-backed and corporate debt securities.

(3)Since inception performance of the index is shown from August 1, 1998.

(4)Since inception performance of the index is shown from September 1, 2002.

(5)Since inception performance for the index is shown from May 1, 2003.

ING OPPENHEIMER MAIN STREET PORTFOLIO®
PORTFOLIO MANAGERS’ REPORT

The ING Oppenheimer Main Street Portfolio (formerly, the ING MFS Research Portfolio, the “Portfolio”) seeks long-term growth of capital and future income. The Portfolio is managed by Nikolaos Monoyios, Vice President and Portfolio Manager, and Marc Reinganum, Vice President and Portfolio Manager, OppenheimerFunds, Inc., the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 12.88% compared to the Standard & Poor’s (“S&P”) 500 Index(1) and the Russell MidCap Index(2), which returned 10.88% and 20.22%, respectively, for the same period.

Portfolio Specifics: The focus of the portfolio managers since November 8, 2004, when the Portfolio had a change in managers, has been to invest the Fund’s assets according to our quantitative discipline of investing. The portfolio managers rely on proprietary stock selection models and portfolio construction methods which seek to produce excess returns while minimizing risk. In November, the uncertainty surrounding the Presidential election was resolved as President Bush won re-election. In addition, oil prices, which had reached record highs, began to retreat. The Federal Reserve (“Fed”) raised its short-term interest rate target to 2.25% from 2.00%, the fifth increase this year, which the portfolio manager believes signals strength in economic activity and the recovery. On the other hand, potential clouds on the economic horizon included some signs of accelerating inflation and the continuing slide in the value of the US dollar versus other currencies. Nonetheless, investors reacted very positively to the news. The strong rally that started in November

Industry Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

carried through the end of the year and brought the S&P 500 to its highest level since the middle of 2001. Investors seemed relieved with the resolution of uncertainty after the decisive presidential election and encouraged by the prospects for the economy. The recent moderation of energy prices and the measured pace of the Fed in raising short-term rates gave investors hope that economic growth would continue at a healthy rate without accelerating inflation.

During the reporting period, November 8 through year-end, the Portfolio’s performance was hurt by the Portfolio’s exposure to mega-cap stocks and high-quality stocks — two groups of stocks that performed poorly. During December, the portfolio managers reduced the quality of the stocks in the Portfolio. This is a result of our quantitative models that favor higher beta and somewhat lower quality stocks in the first calendar quarter. The portfolio managers have also slightly reduced the weighted average market cap of the portfolio to position the Portfolio to benefit from historically stronger small-cap performance in the first months of the year.

Current Strategy and Outlook: In the portfolio managers’ view, 2004 represented a year of transition in which investor sentiment gradually began to migrate from a focus on smaller stocks to larger ones. This shift comes in the wake of approximately six years in which small-caps produced consistently higher returns than larger ones. However, the transition in market leadership from small-cap to large-cap stocks has not been a particularly smooth or consistent one over the course of the past 12-month period. Our statistical models first began to detect a change in January and February of 2004, signaling to us that the degree of outperformance among small-cap stocks was moderating. In response, we adopted a more neutral investment posture with regard to the Portfolio’s weighted average market capitalization compared to that of its benchmark.

Over the longer term, we remain confident that the multi-year cycle of small-cap outperformance is nearing an end, and that mega-cap stocks are poised to assume the mantle of market leadership for the next phase of the cycle. As always, we remain committed to staying fully invested in a broadly diversified portfolio of stocks as determined by our quantitative investment discipline.

Top Ten Holdings*

as of December 31, 2004
(as a percent of net assets)

General Electric Co.	4.3%

Exxon Mobil Corp.	3.6%

Microsoft Corp.	3.1%

Citigroup, Inc.	3.0%

Pfizer, Inc.	2.5%

Bank of America Corp.	2.3%

J.P. Morgan Chase & Co.	2.1%

Johnson & Johnson	2.1%

American Intl. Group, Inc.	2.0%

International Business Machines Corp.	1.9%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING OPPENHEIMER MAIN STREET PORTFOLIO®
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

			Since Inception		Since Inception		Since Inception
			of Class S		of Class A		of Class I
	1 Year	5 Year	August 14, 1998		September 9, 2002		May 2, 2003

Class A	12.70%	—	—		14.99%		—
Class I	13.15%	—	—		—		19.98%
Class S	12.88%	(4.55)%	1.89%		—		—
S&P 500 Index(1)	10.88%	(2.30)%	2.74	%(3)	14.77	%(4)	20.32	%(5)
Russell MidCap Index(2)	20.22%	7.59%	9.65	%(3)	23.92	%(4)	32.96	%(5)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Oppenheimer Main Street Portfolio® against the S&P 500 Index and the Russell MidCap Index. The Indices are unmanaged and have no cash in their portfolios, impose no sales charges and incur no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

Total returns reflect the fact that the Investment Manager has waived certain fees and expenses otherwise payable by the Portfolio. Total returns would have been lower had there been no waiver to the Portfolio.

The performance update illustrates performance for a variable investment option available through a variable annuity contract and/or a variable universal life policy. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. For variable annuity contracts, please call (800) 366-0066 to get performance through the most recent month end. For variable universal life policies, please log on to www.ing.com/us to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The S&P 500 Index is a capitalization-weighted index of 500 stocks chosen for market size, liquidity, and industry group representation.

(2)The Russell MidCap Index measures the performance of the 800 smallest companies in the Russell 1000 Index.

(3)Since inception performance of the index is shown from August 1, 1998.

(4)Since inception performance of the index is shown from September 1, 2002.

(5)Since inception performance for the index is shown from May 1, 2003.

ING PIMCO CORE BOND PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING PIMCO Core Bond Portfolio (the “Portfolio”) seeks maximum total return, consistent with preservation of capital and prudent investment management. The Portfolio is managed by a team of investment professionals led by William H. Gross, Managing Director, Chief Investment Officer and Founding Partner of Pacific Investment Management Company LLC (“PIMCO”), the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 4.78% compared to the Lehman Brothers Aggregate Bond Index(1), which returned 4.34%, for the same period.

Portfolio Specifics: All major fixed income sectors posted gains in the final quarter of 2004, capping a year in which bonds showed unexpected strength. The Lehman Brothers Aggregate Bond Index, a widely used index for the high-grade bond market, returned 4.34% for the year despite several major headwinds. These included expanding U.S. fiscal deficits, a falling U.S. dollar and market perceptions as the year began that interest rates were bound to rise from levels near historic lows. Besides these headwinds, fixed income markets had to weather a tightening cycle by the Federal Reserve (the “Fed”) that began in June. The central bank raised the federal funds rate five times during the year for a total of 125 basis points.

Investment Types*

as of December 31, 2004
(as a percent of net assets)

U.S. Government Agency Obligations	57.5
U.S. Treasury Obligations	17.1
Commercial Paper	16.2
Other Bonds	9.2
Collateralized Mortgage Obligations	6.7
Corporate Bonds/Notes	5.3
Municipal Bonds	3.8
Repurchase Agreement	1.3
Certificate of Deposit	1
Preferred Stock	0.5
Portfolio holdings are subject to change daily.

During the year, PIMCO focused on quality, value and prudent diversification outside of index sectors in an environment where core bond sectors presented limited buying opportunities. A modest below-index duration position in the U.S. was neutral for relative performance. Exposure to European interest rates added value as these yields declined. An underweight to the mortgage sector hurt returns as low volatility and strong bank demand supported these assets; however positive security selection contributed. A corporate underweight was negative as investors around the world were drawn to corporates for their extra yield. A tactical allocation to real return bonds added value; inflation-protected Treasury bonds outperformed nominal Treasuries by a wide margin as real yields fell. Emerging markets were positive as fundamentals such as trade surpluses and currency reserves continued to improve. Modest exposure to the Euro and the Japanese yen helped returns as the dollar fell amid concern about the U.S. trade deficit.

Current Strategy and Outlook: Global growth will slow in 2005 as the U.S. recovery cools and Europe and Japan prove unable to pick up the slack. Higher unit labor costs and a weaker dollar will create inflationary pressure, but lingering overcapacity worldwide will limit this impact over a cyclical time frame. The Fed will likely continue to tighten at a measured pace, stopping in this cycle at a federal funds rate of 2 1/2% to 3%. The 10-year Treasury yield will likely range between 4% and 4 1/2%, with the risk of a 25 basis point breakout on the high side.

PIMCO will stay defensive and look for value as interest rates are low and core bond sectors are fully valued; tactical flexibility will be essential in this environment. We plan to target U.S. duration below-index to limit risk from higher rates; however, we will continue to take exposure to intermediate maturities in Europe, where growth and rate pressures will be more muted. We plan to underweight mortgages and corporates as investors stretching for yield have bid valuations up to frothy levels. We also plan to own emerging market bonds, which could benefit from further credit upgrades amid growing trade surpluses and ample currency reserves.

Top Ten Industries*

as of December 31, 2004
(as a percent of net assets)

Federal National Mortgage Association	33.3%

Federal Home Loan Mortgage Corporation	17.1%

Commercial Paper	16.2%

U.S. Treasury Inflation Indexed Bond	7.7%

Germany	5.4%

U.S. Treasury Note	5.0%

Federal Home Loan Bank	4.3%

Government National Mortgage Association	2.7%

Diversified Financial Services	2.6%

U.S. Treasury Bond	2.5%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING PIMCO CORE BOND PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

			Since Inception		Since Inception
			of Class S		of Class A
	1 Year	5 Year	August 14, 1998		September 9, 2002

Class A	4.73%	—	—		5.32%
Class S	4.78%	4.31%	3.14%		—
Lehman Brothers Aggregate Bond Index(1)	4.34%	7.71%	6.53	%(2)	5.02	%(3)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING PIMCO Core Bond Portfolio against the Lehman Brothers Aggregate Bond Index. The Index is unmanaged and has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. Please call (800) 366-0066 to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The Lehman Brothers Aggregate Bond Index is a widely recognized, unmanaged index of publicly issued fixed rate U.S. Government, investment grade, mortgage-backed and corporate debt securities.

(2)Since inception performance of the index is shown from August 1, 1998.

(3)Since inception performance of the index is shown from September 1, 2002.

ING PIMCO HIGH YIELD PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING PIMCO High Yield Portfolio (the “Portfolio”) seeks maximum total return, consistent with preservation of capital and prudent investment management. The Portfolio is managed by a team of investment professionals led by Raymond G. Kennedy, Managing Director, Pacific Investment Management Company LLC (“PIMCO”), the Sub-Adviser.

Performance: From May 3, 2004 (inception date of the portfolio) through December 31, 2004, the Portfolio’s Class S shares provided a total return of 9.24% compared to the Merrill Lynch U.S. High Yield BB-B Rated Index(1), which returned 8.26% for the same period.

Portfolio Specifics: All major fixed income sectors posted gains in the final quarter of 2004, capping a year in which bonds showed unexpected strength. Bonds weathered a tightening cycle by the Federal Reserve in 2004. Starting in June, the central bank raised rates five times for a total of 125 basis points.

During 2004, increased demand from non-U.S. investors benefited the high yield sector. In addition, high yield caught the attention of pension funds, as a wider investor base sought out yield. Increased demand was reflected by mutual fund cash flows, which turned positive in the second half of the year following a surge of outflows in the first half. Issues rated B- or lower made up approximately 40% of all high yield issuance in 2004. Default rates fell below 2.2% in December, reaching a level not

Investment Types*

as of December 31, 2004
(as a percent of net assets)

Corporate Bonds/Notes	84.7
Other Bonds	11.5
U.S. Government Agency Obligations	4.7
Commercial Paper	2.7
Municipal Bonds	0.2
Convertible Corporate Bonds	0.1
Portfolio holdings are subject to change daily.

seen in seven years. Despite a rising Fed Fund rate, speculative grade yields fell across all quality categories.

During the year, exposure to the BBB-rated sector detracted from returns as high yield outperformed high grade. An underweight to BB-rated bonds contributed to performance as BB’s trailed B’s during the year. An overweight to telecom, one of the final quarter’s top-performing sectors, was a positive contributor to relative performance. As consumer cyclicals continued their descent lower, an underweight to the sector was positive. Although an overweight to energy detracted slightly from returns, our focus on pipelines was positive and more than offset the negative impact of the sector weight. An underweight to metals and mining and an emphasis on higher quality issues hurt performance as the lowest rated issuers led the sector higher. Exposure to emerging market bonds added value as fundamentals such as trade surpluses and currency reserves continued to improve.

Current Strategy and Outlook: While slow and steady economic growth and strong fundamentals should allow the high yield market to clip its coupon, historically low spreads make it unlikely for the market to absorb the entire expected rise in Treasury yields.

PIMCO will continue to underweight higher quality, Treasury sensitive issues; focusing on the mid-quality tier of the high yield market, while maintaining a near benchmark average credit quality. We plan to maintain below index duration and deploy, where feasible, into the 2008 — 2010 maturities, where lower correlation to Treasuries exists. We plan to opportunistically reduce exposure to large-cap issuers, where valuations have richened, and increase exposure to off-the-run names that tend to be less volatile. We will retain an overweight to the telecom and cable sectors as these industries still offer attractive relative value and should continue their turnaround from the prior quarter. Within the energy sector, we plan to emphasize pipeline companies where potential rating upgrades and strong asset coverage should result in total return opportunities. We will also maintain an underweight to consumer cyclicals where performance is constrained by high consumer debt levels and diminishing monetary and fiscal stimulus. Finally, we plan to maintain out-of-index bets in emerging markets and Euro high yield, where we see attractive opportunities that compliment traditional high yield.

Top Ten Industries*

as of December 31, 2004
(as a percent of net assets)

Telecommunications	13.1%

Sovereign	11.5%

Electric	10.4%

Media	8.6%

Diversified Financial Services	5.8%

Pipelines	4.7%

Lodging	4.6%

Federal National Mortgage Association	4.2%

Oil and gas	3.8%

Healthcare-Services	3.8%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING PIMCO HIGH YIELD PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Cumulative Total Returns for the Period Ended December 31, 2004

	Since Inception
	of Class S
	May 3, 2004

Class S	9.24%
Merrill Lynch U.S. High Yield BB-B Rated Index(1)	8.26	%(2)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING PIMCO High Yield Portfolio against the Merrill Lynch U.S. High Yield BB-B Rated Index. The Index is unmanaged and has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. Please call (800) 366-0066 to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The Merrill Lynch U.S. High Yield BB-B Rated Index is an unmanaged index of bonds rated BB and B by Moody’s or S&P.

(2)Since inception performance of the index is shown from May 1, 2004.

ING SALOMON BROTHERS ALL CAP PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Salomon Brothers All Cap Portfolio (the “Portfolio”) seeks capital appreciation through investment in securities, which the Portfolio Manager believes have above-average capital appreciation potential. The Portfolio is managed by John G. Goode and Peter J. Hable, Managing Directors, Salomon Brothers Asset Management, Inc., the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares returned 7.85% compared to the Russell 3000 Index(1), which returned 11.95% for the same period.

Portfolio Specifics: In 2004 the Portfolio underperformed its Russell 3000 Index benchmark. After a banner year in 2003, we felt that prospects for the stock market in the year just completed would be more subdued. In addition, we believed that interest rates were poised to increase meaningfully and that larger rather than smaller companies might begin performing better than in the previous four years.

There were a number of cross currents at work in the 2004 economy. Although job growth picked up substantially, it still lagged behind where it was in previous cycles. Energy prices began the year near $30/Bbl and went as high as $55/Bbl later in 2004. The war in Iraq also provided a backdrop of uncertainty in

Industry Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

the geopolitical arena. Nevertheless 2004 turned out to be a year in which the economy was generally strong and interest rates and inflation were surprisingly muted. Corporations ended the year in possibly the best financial condition in many years, whereas the consumer seemed to be stretched in the sense that increases in debt and spending grew at a faster rate than overall income.

These factors contributed to a year when the stock market consolidated or remained in a trading range for most of the year. Subsequent to the November election, stocks rallied strongly through the end of the year.

As mentioned earlier, we purposely underweighted financial service companies in 2004, believing interest rates would rise and that many companies in the sector would be adversely affected. Interest rates spiked early in the year and then retreated at year-end to where they started at about 4.25%. Industrials and utilities were other areas where the Portfolio also underperformed during the year. Energy and materials were notable outperformers and we continue to feel they are part of the new leadership for the market going forward.

The top five contributors to performance during the year just ended were Elan Corp. PLC, Motorola, Inc., Ericsson Telephone Co., Williams Cos., Inc. and Allegheny Technologies, Inc. During the year, Elan Corp. and Ericsson Telephone Co. were sold because they had exceeded our target prices by a wide margin. Other notable contributors to performance were Halliburton Co., Raytheon Co., Costco Wholesale Corp., Lucent Technologies Inc., and Johnson & Johnson. The largest detractors from performance were Merck & Co Inc., Pfizer Inc., 3Com Corp., Unisys Corp., and Xoma Ltd. Merck, Unisys, and Xoma Ltd. were sold during 2004.

Top Ten Holdings*

as of December 31, 2004
(as a percent of net assets)

Williams Cos., Inc.	2.0%

Johnson & Johnson	1.7%

Costco Wholesale Corp.	1.7%

Comcast Corp.	1.6%

Time Warner, Inc.	1.6%

Abbott Laboratories	1.5%

Novartis AG	1.5%

Raytheon Co.	1.5%

Microsoft Corp.	1.5%

News Corp.	1.5%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING SALOMON BROTHERS ALL CAP PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

		Since Inception	Since Inception
		of Class S	of Class A
	1 Year	February 1, 2000	September 9, 2002

Class A	7.62%	—	17.23%
Class S	7.85%	6.04%	—
Russell 3000 Index(1)	11.95%	(0.38)%	16.16	%(2)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Salomon Brothers All Cap Portfolio against the Russell 3000 Index. The Index is unmanaged and has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. Please call (800) 366-0066 to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The Russell 3000 Index is composed of 3,000 large U.S. companies, as determined by market capitalization.

(2)Since inception performance of the index is shown from September 1, 2002.

ING SALOMON BROTHERS INVESTORS PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Salomon Brothers Investors Portfolio (the “Portfolio”) seeks long-term growth of capital. The Portfolio is managed by John Cunningham, Senior Portfolio Manager and Managing Director, and Mark McAllister, Director and Equity Analysis, Salomon Brothers Asset Management, Inc. — the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares returned 9.92% compared to the Standards & Poor’s (“S&P”) 500 Index(1) and the S&P Barra Value Index(2), which returned 10.88% and 15.71%, respectively, for the same period.

Portfolio Specifics: The U.S. equity market, despite its positive breadth, experienced poor market volume and low volatility during the twelve months ended December 31, 2004. In 2004, after a relatively quiet first half, U.S. equity markets declined in the third quarter then reversed course, posting the best quarterly performance of the year in the fourth quarter. All the major indices finished the year on a positive note, with the S&P 500 climbing 10.88%, the NASDAQ Composite Index(5) rising 8.59% and the Dow Jones Industrial Average(6) gaining 5.31%.

In 2004, the U.S. economy managed to overcome many stumbling blocks that included the war in Iraq, higher energy costs, corporate investigations and election uncertainty. The FOMC(7) maintained a measured tightening course, raising the fed funds rate(8) to 2.25% from 1.00% over the course of the year.(9) The yield on the 10-year Treasury note ended the year at 4.22%, which was surprisingly low given the increase in short term interest rates.

U.S. equity investors responded favorably in the fourth quarter to continued signs of economic growth, strong corporate profits and moderating energy prices. An increase in merger and acquisition activity and a definitive outcome in the presidential election also helped push stocks higher.

Industry Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

Within the S&P 500, the energy sector led the way gaining 31.0%, followed by utilities, telecommunication services and industrials posting gains of 25.4%, 19.9% and 18.0%, respectively. Most sectors of the S&P 500 posted double-digit gains for the year, with the exception of healthcare, which rose 1.7%, information technology, which rose 2.8%, and consumer staples, which gained 8.2%.

The sectors that contributed the most to the Portfolio’s performance for the year included financials, energy and telecommunication services. Three of the Portfolio’s sectors that lagged included healthcare, information technology and materials. Top contributors included AT&T Wireless, Bank of America, ChevronTexaco, McDonald’s and Total SA. Stocks that detracted from performance came from a number of different sectors and included Pfizer, Nortel Networks, Merck, Alcoa and 3Com. We reduced our position in Pfizer and Merck based on the recent findings related to increased cardiovascular risk of the cox-2 inhibitor class of drugs. We sold Alcoa and 3Com during the period.

We have taken advantage of the recent strength in the U.S. equity market by reducing selected positions in the utilities and materials sectors. We have also reduced our position in healthcare, particularly in the large cap pharmaceutical industry. We increased positions in the financials, consumer discretionary and industrial sectors.

(5) The NASDAQ Composite Index is a market value-weighted index, which measures all securities listed on the NASDAQ stock market. Please note that an investor cannot invest directly in an index.

(6) The DJIA is a widely followed measurement of the stock market. The average is comprised of 30 stocks that represent leading companies in major industries. These stocks, widely held by both individual and institutional investors, are considered to be all blue-chip companies. Please note that an investor cannot directly invest in an index.

(7) The FOMC is a policy-making body of the Federal Reserve System responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

(8) The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

(9) Source: U.S. Federal Reserve Board.

Top Ten Holdings*

as of December 31, 2004
(as a percent of net assets)

Bank of America Corp.	3.5%

Altria Group, Inc.	2.9%

American Intl. Group, Inc.	2.3%

Total SA ADR	2.2%

Merrill Lynch & Co., Inc.	2.1%

Microsoft Corp.	2.0%

Capital One Financial Corp.	2.0%

News Corp.	2.0%

Royal Dutch Petroleum Co.	1.9%

Kroger Co.	1.9%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING SALOMON BROTHERS INVESTORS PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

		Since Inception	Since Inception		Since Inception
		of Class S	of Class A		of Class I
	1 Year	February 1, 2000	September 9, 2002		June 24, 2003

Class A	9.73%	—	16.57%		—
Class I	10.26%	—	—		22.28%
Class S	9.92%	4.01%	—		—
S&P 500 Index(1)	10.88%	(1.31)%	14.77	%(3)	17.69	%(4)
S&P Barra Value Index(2)	15.71%	3.20%	18.45	%(3)	22.64	%(4)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Salomon Brothers Investors Portfolio against the S&P 500 Index and the S&P Barra Value Index. The Indices are unmanaged and have no cash in their portfolios, impose no sales charges and incur no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract and/or a variable universal life policy. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. For variable annuity contracts, please call (800) 366-0066 to get performance through the most recent month end. For variable universal life policies, please log on to www.ing.com/us to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The S&P 500 Index is a capitalization-weighted index of 500 stocks chosen for market size, liquidity, and industry group representation.

(2)The S&P Barra Value Index is an unmanaged capitalization-weighted index of all stocks in the S&P 500 Index that have low price-to-book ratios. It is designed so that approximately 50% of the market capitalization of the S&P 500 Index is in the S&P Barra Value Index.

(3)Since inception performance of the index is shown from September 1, 2002.

(4)Since inception performance of the index is shown from July 1, 2003.

ING STOCK INDEX PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Stock Index Portfolio (the “Portfolio”) seeks total return. The Portfolio is managed by Rosalie Jing, CFA, Portfolio Manager, ING Investment Management Co., the Sub-Adviser.

Performance: From May 3, 2004 (inception date of the Portfolio) through December 31, 2004, the Portfolio’s Class I Shares provided a total return of 10.52% compared to the Standard & Poor’s (“S&P”) 500 Index, which returned 10.77% for the same period.

Portfolio Specifics: For the year ended December 31, 2004, the S&P 500 rose 10.88%. All 10 sectors rose during 2004 led by economically/interest rate sensitive cyclical sectors. Despite a pullback in December, energy was the top performing sector by a wide margin, up 31.6%, followed by utilities (+24.4%) and telecommunications services (+19.5%). The laggards were health care (+1.6%) and information technology (+2.8%).

For the six months ended December 31, 2004, the Portfolio returned 7.18% versus the 7.19% return for the S&P 500 Index. Nine of the 10 sectors of the index showed positive returns led by economically/interest rate sensitive, cyclical sectors. The utilities sector was the top performing sector, up 19.7%, followed by energy (+16.3%) and telecommunication services (+15.5%). Health care, consumer staples and information technology were

Industry Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

the worst performing sectors (health care was down 0.7% and information technology was up 2.2%) in the second half of 2004.

Most client assets were received into the Portfolio at the close of June 25, 2004.

Current Strategy and Outlook: As an index fund, we are fully invested at the benchmark weightings for the S&P 500 and would expect to generally track the returns of the index.

Top Ten Holdings

as of December 31, 2004
(as a percent of net assets)

General Electric Co.	3.3%

Exxon Mobil Corp.	2.9%

Microsoft Corp.	2.6%

Citigroup, Inc.	2.2%

Wal-Mart Stores, Inc.	2.0%

Pfizer, Inc.	1.8%

Bank of America Corp.	1.7%

American Intl. Group, Inc.	1.6%

Johnson & Johnson	1.5%

Kroger Co.	1.4%

Portfolio holdings are subject to change daily.

ING STOCK INDEX PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Cumulative Total Returns for the Periods Ended December 31, 2004

Since Inception
of Class S
May 3, 2004

Class I	10.52%
S&P 500 Index(1)	10.77% (2)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Stock Index Portfolio against the S&P 500 Index. The Index is unmanaged and has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. Please call (800) 366-0066 to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The S&P 500 Index is a capitalization-weighted index of 500 stocks chosen for market size, liquidity, and industry group representation.

(2)Since inception performance of the index is shown from May 1, 2004.

ING T. ROWE PRICE CAPITAL APPRECIATION PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING T. Rowe Price Capital Appreciation Portfolio (the “Portfolio”) seeks in the long-term, a high total investment return, consistent with the preservation of capital and with prudent investment risks. The Portfolio is managed by an Investment Advisory Committee, chaired by Stephen W. Boesel, T. Rowe Price Associates, Inc. — the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 16.61% compared to the Standard & Poor’s (“S&P”) 500 Index(1), Lehman Brothers Government/ Credit Bond Index(2) and Composite Index (60% S&P 500 Index/40% — Lehman Brothers Aggregate Bond Index)(3), which returned 10.88%, 4.19% and 8.30%, respectively, for the same period.

Portfolio Specifics: The Portfolio significantly outpaced the S&P 500 Index for the year ended December 31, 2004. Stocks were primarily responsible for the favorable return. Convertible securities also contributed favorably. In anticipation of rising interest rates, the portfolio had limited exposure to the bond market throughout the year. Money market investments provided modest returns for the Portfolio.

U.S. stocks rose moderately in 2004, extending the previous year’s brisk gains. After beginning the year on a strong note, stocks struggled to make headway as economic growth moderated amid rising short-term interest rates, surging energy costs, and a heated presidential campaign. Stock prices rose as oil prices backed away from their late-October peak of $55 per barrel, and gains accelerated following the re-election of President Bush. By year-end, several major indices were at or near their highest levels of the year. Small- and mid-cap shares outperformed their larger

Investment Types*

as of December 31, 2004
(as a percent of net assets)
Portfolio holdings are subject to change daily.

counterparts. As measured by various Russell indices, growth stocks lagged value across all market capitalizations. In the large-cap universe, energy stocks far surpassed other sectors, but utilities, telecommunication services, and industrials companies also performed well. Health care and information technology stocks produced only slight gains.

A significant contributor to performance was the Portfolio’s exposure to the materials sector, which enjoyed continued healthy fundamentals and strong commodity prices. Nucor Corp. has benefited from strong steel prices, and the company increased its regular cash dividend citing robust earnings and a positive long-term outlook. Potash Corp. of Saskatchewan, a fertilizer company, profited from strong demand as well, and rising oil prices led to good performance from the Portfolio’s energy holdings. The portfolio’s insurance holdings were also strong. Safeco Corp. benefited from favorable underwriting trends in its personal insurance lines, and Genworth Financial, Inc. rebounded from very attractive valuation levels following a disappointing initial public offering.

The Portfolio’s utilities holdings benefited from continued improvements in industry fundamentals in the form of improved free cash flow, debt paydowns, increased dividends, and share repurchases. A top performer for the portfolio, TXU Corp. benefited from new management that has brought renewed focus to the company and announced the sale of non-core assets to improve the company’s balance sheet. Management also raised its 2004 earnings guidance as the company continued to implement a cost-cutting program.

Current Strategy and Outlook: We are cautious on the markets as 2005 could potentially be a challenging year. We believe the market is fairly valued, and the outlook for corporate profits appears to be moderating. Corporate profits have reached record levels over the past year, and profit growth will likely be pressured by sustained energy prices and higher short-term interest rates. Additionally, the trade and budget deficits, along with the country’s involvement in Iraq, make for a tougher environment. Despite these headwinds, we continue to view the economic situation as favorable. Corporate balance sheets appear strong and backed by healthy levels of cash, and stocks should benefit from the continuation of favorable tax treatment for dividends and capital gains.

Top Ten Industries*

as of December 31, 2004
(as a percent of net assets)

Insurance	12.0%

Pharmaceuticals	8.1%

Electric	6.0%

Oil & Gas	6.0%

Telecommunications	5.3%

Media	5.1%

Chemicals	4.7%

Mining	4.0%

Transportation	2.9%

Software	2.5%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING T. ROWE PRICE CAPITAL APPRECIATION PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

				Since Inception		Since Inception
				of Class A		of Class I
	1 Year	5 Year	10 Year	September 9, 2002		May 2, 2003

Class A	16.48%	—	—	18.15%		—
Class I	16.93%	—	—	—		24.23%
Class S	16.61%	14.17%	13.68%	—		—
S&P 500 Index(1)	10.88%	(2.30)%	12.07%	14.77	%(3)	20.32	%(4)
Lehman Brothers U.S. Government/ Credit Bond Index(2)	4.19%	8.06%	7.80%	5.51	%(3)	3.65	%(4)
Composite Index (60% S&P 500 Index/ 40% — Lehman Brothers Aggregate Bond Index)	8.30%	1.98%	10.66%	11.11	%(3)	13.52	%(4)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING T. Rowe Price Capital Appreciation Portfolio against the S&P 500 Index, Lehman Brothers U.S. Government/ Credit Bond Index and the Composite Index. The Indices are unmanaged and have no cash in their portfolios, impose no sales charges and incur no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract and/or a variable universal life policy. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. For variable annuity contracts, please call (800) 366-0066 to get performance through the most recent month end. For variable universal life policies, please log on to www.ing.com/us to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The S&P 500 Index is a capitalization-weighted index of 500 stocks chosen for market size, liquidity, and industry group representation.

(2)The Lehman Brothers U.S. Government/Credit Intermediate Bond Index is a widely recognized index of publicly issued fixed rate U.S. Government and Corporate investment grade debt securities.

(3)Since inception performance of the index is shown from September 1, 2002.

(4)Since inception performance of the index is shown from May 1, 2003.

ING T. ROWE PRICE EQUITY INCOME PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING T. Rowe Price Equity Income Portfolio (the “Portfolio”) seeks substantial dividend income as well as long-term growth of capital. The Portfolio is managed by an Investment Advisory Committee, chaired by Brian Rogers, T. Rowe Price Associates, Inc. — the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 14.89% compared to the Standard & Poor’s (“S&P”) 500 Index(1), which returned 10.88% for the same period.

Portfolio Specifics: While employment gains have been somewhat choppy, we believe they are strong enough to gradually reduce the unemployment rate over time. An upturn in the growth of labor costs and higher import prices, driven by a weak dollar, are generating a cyclical rise in inflation. That said, inflation remains relatively low in historical terms, allowing the FOMC to continue to tighten monetary policy gradually in coming months.

The past year ended on a positive note as consumer confidence recovered to the level attained in mid-summer. The weakness in recent months was most likely related to uncertainty about employment prospects, spiking oil prices, and uneasiness surrounding the election — concerns that moderated during the final weeks of the year. We anticipate continuing economic growth in 2005.

Investment Types*

as of December 31, 2004
(as a percent of net assets)
Portfolio holdings are subject to change daily.

The Portfolio posted strong absolute results and significantly outpaced the S&P 500 Index for the twelve-month period due to several factors, including a significant underweight in information technology (“IT”) and strong stock selection plus an underweight in health care. Due to concerns about tech companies’ ability to meet second-half earnings projections, IT traded significantly lower in the third quarter and was one of the worst-performing S&P 500 sectors during the year.

Health care badly lagged the market as pharmaceutical stocks were impaired by limited growth prospects, generic competitive pressures, and more recently by Merck & Co.’s problems with Vioxx and Pfizer’s with Celebrex. Within the sector, health care insurer CIGNA Corp. boosted relative results because of an improvement in the firm’s fundamentals and stronger-than-anticipated performance in its health care business. Cardinal Health, Inc., a new portfolio position, rebounded following a series of negative events that drove the stock down in the second and third quarters.

Energy was the best-performing sector in the index over the year thanks to rising energy prices and improved investor sentiment, and an overweight position benefited relative performance. In addition, strong stock selection in the utilities sector enhanced our return versus the benchmark. TXU Corp. benefited from a new management team and the sale of non-core assets to improve the company’s balance sheet. On a negative note, stock selection in the consumer discretionary sector detracted slightly as New York Times Co., Dow Jones & Co., Inc., and Knight-Ridder, Inc. were hurt by sluggish advertising trends.

Current Strategy and Outlook: We are cautious heading into 2005. The market is fairly valued and the corporate profit outlook appears to be moderating; earnings have reached record levels over the past year, and profit growth will likely be pressured by relatively high energy prices and higher short-term interest rates. Additionally, the trade and budget deficits along with the ongoing war in Iraq could make for a tougher environment. Nevertheless, despite these headwinds, we continue to view the economic environment as favorable; corporate balance sheets appear strong with healthy levels of cash, and value stocks should benefit from favorable tax treatments for dividends and capital gains.

Top Ten Industries*

as of December 31, 2004
(as a percent of net assets)

Media	8.4%

Oil and Gas	8.3%

Telecommunications	8.0%

Insurance	6.5%

Diversified Financial Services	6.3%

Pharmaceuticals	6.2%

Miscellaneous Manufacturing	6.0%

Banks	5.5%

Electric	4.7%

Chemicals	3.0%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING T. ROWE PRICE EQUITY INCOME PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

				Since Inception		Since Inception
				of Class A		of Class I
	1 Year	5 Year	10 Year	September 9, 2002		May 2, 2003

Class A	14.61%	—	—	16.71%		—
Class I	15.11%	—	—	—		23.12%
Class S	14.89%	7.39%	8.83%	—		—
S&P 500 Index(1)	10.88%	(2.30)%	12.07%	14.77	%(2)	20.32	%(3)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING T. Rowe Price Equity Income Portfolio against the S&P 500 Index. The Index is unmanaged and has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract and/or a variable universal life policy. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. For variable annuity contracts, please call (800) 366-0066 to get performance through the most recent month end. For variable universal life policies, please log on to www.ing.com/us to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The S&P 500 Index is a capitalization-weighted index of 500 stocks chosen for market size, liquidity, and industry group representation.

(2)Since inception performance of the index is shown from September 1, 2002.

(3)Since inception performance of the index is shown from May 1, 2003.

ING UBS U.S. BALANCED PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING UBS U.S. Balanced Portfolio (the “Portfolio”) seeks to maximize total return over the long term by allocating its assets among stocks, bonds, short-term instruments and other investments. The Portfolio is managed by an investment management team. UBS Global Asset Management (Americas) Inc., Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 10.93% compared to the Russell 3000 Index(1), Dow Jones Wilshire 5000 Total Market Index(2), Lehman Brothers U.S. Aggregate Bond Index(3), Merrill Lynch High Yield Cash Pay Index(4) and the Composite Index, which returned 11.95%, 12.62%, 4.34%, 10.76% and 10.49%, respectively, for the same period.

Portfolio Specifics: Prior to February 15, 2004, the Portfolio had a 100% allocation to equities, per the dictates of the Tactical Allocation Model. This Model was used to determine the Portfolio’s overall allocation strategy. Toward the end of the first quarter 2004, we modified the Portfolio’s investment strategy. Specifically, the strategy now calls for more active management in the asset allocation process, as well as to select specific securities within each of the asset classes in which the Portfolio invests. As such, the Tactical Allocation Model is no longer a factor in the Portfolio’s management. We believe these changes will give shareholders the

Investment Types*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

opportunity to fully benefit from the institutional asset allocation and active, bottom-up security selection capabilities that define the investment philosophy of UBS Global Asset Management.

After February 15, 2004, when modifications to the Portfolio’s investment strategy began to go into effect, the portfolio was rebalanced as follows: 65% large-cap stocks, 30% investment grade bonds and 5% high yield bonds. As the reporting period progressed, we adjusted the portfolio, given our estimates of fair market value for various asset classes. Early in the year, we reduced high yield by 3% in favor of equities, and, in the third quarter, we overweighted equities a further 2% at the expense of investment-grade fixed income. Investors had been concerned by high crude oil prices, the beginning of an interest rate tightening cycle, and the uncertainty surrounding the outcome of the U.S. presidential election (and the tax policy changes that could ensue). We believed that these factors were more than adequately priced into the equity and bond markets, and that even after accounting for these issues, we believed there was a sizable undervaluation of the U.S. equity market. This positioning remained in place during the last three months of the fiscal year, and served to enhance results as the U.S. stock market rallied sharply during this period.

Current Strategy and Outlook: We continue to believe that relative valuations across the various asset classes suggest that an overweight stance toward equities and an underweight to bonds is a prudent investment strategy. Bonds appear overvalued across all markets, and are trading significantly above estimates of fair value. Despite the fact that U.S. equity prices have risen sharply in recent months, equities remain attractive and, given the current relative valuation difference between stocks and bonds, we retain our preference for U.S. equity over U.S. fixed income. As always, we will seek out price/value discrepancies across capital markets (at the asset class level), and within capital markets (through sector, subsector and individual security selection). The portfolio will continue to be monitored on an ongoing basis, and rebalanced with both risk and return considerations in mind.

Top Ten Industries*

as of December 31, 2004
(as a percent of net assets)

Diversified Financial Services	10.0%

Sovereign	8.8%

Pharmaceuticals	7.2%

Money Market Fund	5.8%

U.S. Treasury Notes	5.2%

Media	5.1%

Banks	4.7%

Electric	4.2%

Healthcare — Services	3.1%

Telecommunications	2.5%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING UBS U.S. BALANCED PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

		Since Inception		Since Inception
		of Class S		of Class A
	1 Year	October 2, 2000		June 3, 2003

Class A	10.81%	—		15.46%
Class S	10.93%	(0.44)%		—
Russell 3000 Index(1)	11.95%	(1.76	)% (5)	19.13	%(6)
Dow Jones Wilshire 5000 Total Market Index(2)	12.62%	(1.51	)% (5)	19.88	%(6)
Lehman Brothers U.S. Aggregate Bond Index(3)	4.34%	7.38	%(5)	2.70	%(6)
Merrill Lynch High Yield Cash Pay Index(4)	10.76%	8.62	%(5)	14.25	%(6)
Composite Index (65% — Russell 3000 Index/30% — Lehman Brothers U.S. Aggregate Bond Index/5% — Merrill Lynch High Yield Cash Pay Index)	10.49%	(0.11	)% (5)	15.59	%(6)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING UBS U.S. Balanced Portfolio against the Russell 3000 Index, the Dow Jones Wilshire 5000 Total Market Index, the Lehman Brothers U.S. Aggregate Bond Index, the Merrill Lynch High Yield Cash Pay Index and the Composite Index. The Indices are unmanaged and have no cash in their portfolios, impose no sales charges and incur no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. Please call (800) 366-0066 to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The Russell 3000 Index is composed of 3,000 large U.S. companies, as determined by market capitalization.

(2)The Dow Jones Wilshire 5000 Total Market Index is the broadest stock market indicator covering the performance of the entire U.S. equity market, which consists of over 7,000 U.S. headquartered equity securities individually weighted by market capitalization.

(3)The Lehman Brothers Aggregate Bond Index is a widely recognized, unmanaged index of publicly issued fixed rate U.S. Government, investment grade, mortgage-backed and corporate debt securities.

(4)The Merrill Lynch High Yield Cash Pay Index is an unmanaged index comprised of publicly placed, non-convertible, coupon bearing domestic debt. Issues in the index are less than investment grade as rated by Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., and must not be in default. Issue have a term to maturity of at least one year.

(5)Since inception performance of the index is shown from October 1, 2000.

(6)Since inception performance of the index is shown from June 1, 2003.

ING VAN KAMPEN EQUITY GROWTH PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Van Kampen Equity Growth Portfolio (the “Portfolio”) seeks long-term capital appreciation. The Portfolio is managed by the Van Kampen’s U.S. Growth Team whose members include Dennis Lynch, Managing Director; David Cohen, Managing Director; and Sam Chainani, Executive Director, Van Kampen, the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 7.34% compared to the Standard & Poor’s (“S&P”) 500 Index(1), which returned 10.88% for the same period.

Portfolio Specifics: The Portfolio underperformed the S&P 500 Index for the year as a result of sector allocation. Stock selection was modestly positive. The U.S. Growth team assumed responsibility for the Portfolio at the beginning of the third quarter. The portfolio transition was completed by August 6, 2004. As a result of the Portfolio’s stock selection process, the most significant changes were an increase to consumer discretionary names and a decrease to the Portfolio’s technology exposure.

Although technology stock selection was favorable, the Portfolio had an average overweight in the sector for the year. Technology was a weak sector, making our relative overweight a negative factor in the Portfolio’s performance. Among the portfolio’s largest holdings, Microsoft Corp. and QUALCOMM, Inc. added to relative return. The market responded favorably to Microsoft’s cash management plans. The company increased its dividend, made a one time pay-out and has embarked on a share buy-back program. Qualcomm has benefited from its leading position in the cell phone chip industry, where the growing popularity of multimedia phones bodes well for business. Cisco Systems, Inc. was a detractor due to cautious communications technology spending. In the financial sector, stock

Industry Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

selection and a sector underweight were detrimental. Despite the Fed’s interest rate increases, financial stocks were surprisingly strong for the year. Within the sector, an underweight position in banks was a negative factor while our positioning among financial information service companies proved beneficial. Among the Portfolio’s largest holdings, Citigroup, Inc. lagged the financial sector return. The stock experienced a decline due to interest rate concerns, an SEC accounting probe and costs related to Worldcom, Inc. and Enron Corp. corporate scandals. We reduced exposure to Citigroup, Inc. as of the team transition.

In the consumer discretionary sector, weak performance of individual stocks was counterbalanced by the favorable impact of a sector overweight. Consumer discretionary stocks were among the stronger segments of the index. Although the Portfolio benefited from its positioning in industries such as consumer electronics, hotels/motels and leisure time, these gains were overshadowed by weaker results in casinos & gambling and restaurants. Among the Portfolio’s largest holdings, eBay, Inc. and Yahoo!, Inc. were both meaningful positive contributors. International expansion was a key theme for eBay, Inc. throughout 2004. Over the course of the year, the company launched its PayPal services on eBay France, completed an acquisition of India’s largest on-line marketplace, integrated its Chinese auction site into its global network. Stock selection was strong in the health care sector. The Portfolio benefited from stock selection and an underweight among drugs & pharmaceuticals, its positioning in health care management services and its holdings in medical & dental instruments & supplies. Among the Portfolio’s largest health care holdings, Pfizer declined sharply for the year, while Johnson & Johnson enjoyed a substantial gain. Pfizer’s stock was under pressure due to concerns about generic drugs and other new products that compete with some of its leading drugs. Although there was some initial speculation that Pfizer’s Celebrex could benefit from the removal of Merck & Co., Inc.’s Vioxx from the market, Pfizer later revealed that Celebrex may also increase the risk of heart attack and stroke.

Current Strategy and Outlook: Our goal is to hold a portfolio of high quality growth stocks that will perform well, regardless of the market environment. We continue to favor companies that have some uniqueness or dynamic competitive advantage in their business model, with a high quality stream of cash flow and earnings growth.

Top Ten Holdings*

as of December 31, 2004
(as a percent of net assets)

eBay, Inc.	4.0%

Microsoft Corp.	3.7%

Carnival Corp.	3.5%

Johnson & Johnson	3.2%

Newmont Mining Corp.	3.1%

Yahoo!, Inc.	3.1%

Dell, Inc.	3.0%

Wal-Mart Stores, Inc.	3.0%

QUALCOMM, Inc.	3.0%

UnitedHealth Group, Inc.	2.6%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING VAN KAMPEN EQUITY GROWTH PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

		Since Inception	Since Inception		Since Inception
		of Class S	of Class A		of Class I
	1 Year	May 1, 2002	September 9, 2002		May 6, 2004

Class A	7.03%	—	1.78%		—
Class I	—	—	—		7.57%
Class S	7.34%	1.77%	—		—
S&P 500 Index(1)	10.88%	6.40%	14.77	%(2)	10.77	%(3)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Van Kampen Equity Growth Portfolio against the S&P 500 Index. The Index is unmanaged and has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. Please call (800) 366-0066 to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The S&P 500 Index is a capitalization-weighted index of 500 stocks chosen for market size, liquidity, and industry group representation.

(2)Since inception performance of the index is shown from September 1, 2002.

(3)Since inception performance of the index is shown from May 1, 2004.

ING VAN KAMPEN GLOBAL FRANCHISE PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Van Kampen Global Franchise Portfolio (the “Portfolio”) seeks long-term capital appreciation. The Portfolio is managed by the Global Franchise team whose members include Hassan Elmasry, Managing Director, Ewa Borowska, Executive Director, Paras Podhia, Vice President and Jayson Vowles, Senior Associate, Van Kampen — the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 12.67% compared to the MSCI World Index(1), which returned 15.25%, for the same period.

Portfolio Specifics: We are happy to report that the Portfolio’s Class S shares are up 12.67% for the year and 12.37% for the quarter. The Class S shares rose 19.26% on an annualized basis for the two year period, and is up 9.37% since its inception in 2002.

In the year marked by record high oil prices, it is no surprise that the market has been driven by positive sector performance in Utilities (+29%), Energy (+29%) and Industrials (+20%). The three worst performing sectors for the year were Information Technology (+3%), Health Care (+6%) and Consumer Staples (+12%).

Country Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

The three strongest stocks in the portfolio during the year were Zardoya-Otis SA (+53%), Altadis SA (+49%) and Imperial Tobacco Group PLC (+45%). Their contribution to the return for the year was +81 bps, +134 bps and +146 bps, respectively. The three weakest performing stocks in the portfolio were Merck & Co., Inc. (-28%), Torstar Corp. (-16%) and New York Times Co. (-13%). The contribution of these stocks to the Portfolio’s return for the year was -119 bps, -49 bps and -57 bps, respectively.

Current Strategy and Outlook: As long-only investors, we do not focus on the short-term results of our portfolio companies, but rather their long-term fundamentals. As such, the companies we select for our portfolio are relatively immune to economic cycles and we do not base our investment decisions on predictions of macroeconomic trends.

We remain focused on the Global Brands philosophy of exceptional quality at compelling value. We continue to seek investment opportunities in companies with strong business franchises protected by a dominant intangible asset. Additionally, we demand sound management, substantial free cash flow and growth potential. We invest in these high quality companies only when we can identify compelling value as measured by a current free cash flow yield in excess of the 10-year risk-free bond yield. We seek to deliver attractive returns while minimizing business risk and valuation risk. We expect our portfolio to outperform broadly based benchmarks over the long term with less than average volatility.

Industries of Portfolio*

as of December 31, 2004
(as a percent of net assets)

Agriculture	23.1%

Food	18.3%

Pharmaceuticals	16.5%

Media	11.4%

Beverages	9.8%

Household Products	7.3%

Hand/ Machine Tools	5.4%

Advertising	1.9%

Machinery — Diversified	1.4%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING VAN KAMPEN GLOBAL FRANCHISE PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

		Since Inception	Since Inception
		of Class S	of Class A
	1 Year	May 1, 2002	September 9, 2002

Class A	12.51%	—	14.03%
Class S	12.67%	9.37%	—
MSCI World Index(1)	15.25%	9.63%	18.25	%(2)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Van Kampen Global Franchise Portfolio against the MSCI World Index. The Index is unmanaged and has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. Please call (800) 366-0066 to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The MSCI World Index is an unmanaged index of developed- and emerging-market equities in nations throughout the world.

(2)Since inception performance of the index is shown from September 1, 2002.

ING VAN KAMPEN GROWTH AND INCOME PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Van Kampen Growth and Income Portfolio (the “Portfolio”) seeks long-term growth of capital and income. The Portfolio is managed by the Van Kampen’s Equity Income team whose members include James A. Gilligan, Managing Director; Thomas Bastian, Vice President; Sergio Marcheli, Vice President; James O. Roedor, Executive Director; and Vincent Vizachero, Vice President, Van Kampen, the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 14.12% compared to the Standard & Poor’s (“S&P”) 500 Index(1) and the Russell 1000 Index(2), which returned 10.88% and 11.40%, respectively, for the same period.

Portfolio Specifics: Within the U.S. equity market, two key trends affected the Portfolio’s performance. First, small company stocks outperformed their large-cap peers for the sixth consecutive calendar year, causing a bit of a headwind for the Portfolio. On the other hand, the outperformance of value stocks was a more favorable development. Across the market capitalization spectrum, value stocks significantly outpaced growth stocks, a trend that was particularly pronounced in the large cap arena. The market’s preference for value stocks created a favorable environment for the Portfolio, which focuses primarily on large-cap value stocks.

Relative to the S&P 500 Index, stock selection was the larger contributor to relative return; sector allocations were also favorable. Stock selection was beneficial in all sectors except consumer discretionary and energy. Stock selection in the

Industry Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

financials, healthcare, and telecommunications sectors added most significantly to relative return. An overweight in energy and an underweight in information technology, relative to the S&P 500, were the largest contributors to relative return from a sector allocation standpoint. An overweight in materials and an underweight in industrials detracted.

Relative to the Russell 1000 Index, both sector allocations and stock selection had significant positive effects on relative return in 2004. Stock selection was positive across most sectors; only selection among consumer discretionary stocks had a meaningful negative impact. Stock selection was strongest in the telecommunications services sector, followed by healthcare, information technology, and industrials. From a sector allocation perspective, an overweight in the strong performing energy sector added most significantly to relative performance. Overall, the Portfolio was overweight in the three top performing sectors of the Russell 1000 Index and had lower-than-benchmark weightings in the three weakest sectors, including the poor performing technology group. An underweight in industrials and an overweight in materials were primary detractors, relative to the Russell 1000 Index.

Current Strategy and Outlook: During the final quarter of 2004, we decreased the portfolio’s energy weighting, taking profits in oil stocks. Energy prices remained high, giving us the opportunity to reduce our weighting. We maintained underweights in financials and industrials, with an overweight in consumer discretionary. Within healthcare, we placed particular emphasis on large-cap pharmaceutical firms.

For most of 2004, we didn’t see any real justification for the market’s negativism. Although some uncertainties have now been lifted, we have remained cautious. We continue to look for what we believe are attractively-valued stocks with catalysts for change in place. Such catalysts can be new management, consolidation in an industry or sector, or improving fundamentals. We continue to believe in the long-term prospects of stock investing and building the portfolio one stock at a time.

Top Ten Holdings*

as of December 31, 2004
(as a percent of net assets)

     Federal National Mortgage Association

1.25%, due 01/03/05	3.9%

Bristol-Myers Squibb Co.	3.4%

J.P. Morgan Chase & Co.	3.0%

Bayer AG ADR	2.9%

Time Warner, Inc.	2.6%

BP PLC ADR	2.4%

Citigroup, Inc.	2.3%

Royal Dutch Petroleum Co.	2.2%

Honda Motor Co. Ltd. ADR	2.1%

Lehman Brothers Holdings, Inc.	2.1%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING VAN KAMPEN GROWTH AND INCOME PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

				Since Inception
				of Class A
	1 Year	5 Year	10 Year	September 9, 2002

Class A	13.92%	—	—	17.20%
Class S	14.12%	1.40%	11.27%	—
S&P 500 Index(1)	10.88%	(2.30)%	12.07%	14.77	%(3)
Russell 1000 Index(2)	11.40%	(1.76)%	12.16%	15.41	%(3)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Van Kampen Growth and Income Portfolio against the S&P 500 Index and the Russell 1000 Index. The Indices are unmanaged and have no cash in their portfolios, impose no sales charges and incur no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. Please call (800) 366-0066 to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The S&P 500 Index is a capitalization-weighted index of 500 stocks chosen for market size, liquidity, and industry group representation.

(2)The Russell 1000 Index consists of the largest 1,000 companies of the Russell 3000 Index. The Russell 3000 Index is an unmanaged index that measures the performance of 3000 U.S. companies based on total market capitalization.

(3)Since inception performance of the index is shown from September 1, 2002.

ING VAN KAMPEN REAL ESTATE PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

The ING Van Kampen Real Estate Portfolio (the “Portfolio”) seeks capital appreciation. Current income is a secondary objective. The Portfolio is managed by the Van Kampen’s Real Estate Team led by Theodore R. Bigman, Managing Director, Van Kampen, the Sub-Adviser.

Performance: For the year ended December 31, 2004, the Portfolio’s Class S shares provided a total return of 37.77% compared to the Dow Jones Wilshire Real Estate Securities Index(1), which return of 34.81%.

Portfolio Specifics: For the full year, among the major sectors, the office stocks underperformed the index, the apartment stocks performed in-line and the retail stocks outperformed. The office companies suffered as it became clear throughout the year that the office recovery will take significantly longer than investors had expected. Although the apartment recovery was also dampened by weaker job growth and the continued loss of tenants to for-sale housing, portfolio transactions and merger and acquisition activity continued to demonstrate the robust underlying property values, which supported valuations of apartment stocks. In addition, the strong condominium market served to benefit the apartment market as condominium converters were among the most aggressive purchasers of apartment assets and a sizable percent of the supply of new apartments were converted to for-sale housing. Retail stocks remained strong throughout the year as favorable earnings and transaction activities supported these stocks. This was particularly the case in the malls, which was the second best performing sector (behind hotels), as multiple portfolio transactions, including the blockbuster acquisition of the Rouse Co. by General Growth Properties, Inc. proved the high values of these assets. The hotel companies, which returned 52% for the full year, was the top performing sector in 2004. The sector provided strong operating results throughout the year and rallied an impressive 11% in the last month of the year. The other smaller sectors, including self storage and diversified, modestly underperformed the index.

Industry Allocation*

as of December 31, 2004
(as a percent of net assets)

Portfolio holdings are subject to change daily.

We have maintained our core investment philosophy as a real estate value investor. This results in the ownership of stocks that provide the best valuation relative to their underlying real estate values. Our company specific research leads us to specific preferences for sub-segments within each property sector. Current top-down preferences include an overweighting of companies that are focused in the ownership of upscale urban hotels, coastal apartments, higher-end malls and urban offices, and underweighting to owners of strip shopping centers and suburban offices. Stock selection was the largest contributor to the Portfolio’s outperformance this year and sector allocation was also favorable. From a bottom-up perspective, the most significant contributions were generated in the apartment and office sectors. In apartments, we benefited from the strong relative performance from the owners of coastal assets. The outperformance in the office space was driven by the predominant exposure to owners in the stronger office markets of New York, Washington D.C. and Southern California. Results from the top-down allocation were also beneficial due to favorable performance from virtually every segment. The largest contributors were the overweight to the hotel and mall sectors and underweight to the mixed office/industrial sector.

Current Strategy and Outlook: Our outlook for the Real Estate Investment Trusts market is based on two key factors: prospects for the valuation of real estate in the physical property markets and public market pricing for the securities. As real estate is a late cycle sector, owners are optimistic with regard to a recovery in fundamentals in 2005. Clearly, it is important to note that property values continued to improve in 2004 despite only marginal improvements in operating cash flows. In 2005, we do not expect declines in private real estate valuations as the continued improvements in real estate cash flows should be able to offset any pullback in cap rates and cap rates should continue to face downward pressure from the abundant amount of capital targeting direct real estate investment.

Real Estate Investment Trusts experienced a very strong rally in the fourth quarter. This coincided with improvements in both underlying real estate values and stocks in the broader equity market. As a result, Real Estate Investment Trusts shares ended the year at an approximate 15% premium to the underlying value of their assets, which is modestly above their average historical premium. The continued improvement in underlying real estate values supported rising Real Estate Investment Trusts share prices in 2004 and the sector also received support from strong favorable funds flows from both retail and institutional investors committed to increasing their allocations to real estate securities. Analysts expect that favorable funds flows are likely to continue in 2005, but some have become more cautious due to the out-sized returns provided by the sector. Finally, although the sector has not exhibited a meaningful correlation to interest rates over its history, a rise in interest rates could have a negative impact on the sector at this particular time, as there is a constituency of investors that have been attracted to the sector due to its attractive dividend yield versus other yield-oriented investments. In addition, at some level, a back-up in interest rates could hurt property values and cause a reassessment of asset allocations by institutional investors to favor other asset classes over Real Estate Investment Trusts.

Top Ten Holdings*

as of December 31, 2004
(as a percent of net assets)

Simon Property Group, Inc.	8.7%

Starwood Hotels & Resorts Worldwide, Inc.	6.1%

Archstone-Smith Trust	4.8%

Brookfield Properties Co.	4.8%

Boston Properties, Inc.	4.7%

AvalonBay Communities, Inc.	4.7%

Host Marriott Corp.	3.8%

Hilton Hotels Corp.	3.8%

Vornado Realty Trust	3.5%

Public Storage, Inc.	3.4%

*	Excludes short-term investments related to securities lending.

Portfolio holdings are subject to change daily.

ING VAN KAMPEN REAL ESTATE PORTFOLIO
PORTFOLIO MANAGERS’ REPORT

Average Annual Total Returns for the Periods Ended December 31, 2004

				Since Inception		Since Inception
				of Class A		of Class I
	1 Year	5 Year	10 Year	September 9, 2002		May 19, 2003

Class A	37.62%	—	—	29.74%		—
Class I	38.13%	—	—	—		41.83%
Class S	37.77%	21.89%	15.80%	—		—
Dow Jones Wilshire Real Estate Securities Index(1)	34.81%	22.32%	15.10%	28.26	%(2)	37.74	%(3)

Based on a $10,000 initial investment, the graph and table above illustrate the total return of ING Van Kampen Real Estate Portfolio against the Dow Jones Wilshire Real Estate Securities Index. The Index is unmanaged and has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Total returns do not include charges imposed by the insurance company separate account. If these were included, performance would be lower.

The performance graph and table do not reflect the deduction of taxes that a shareholder will pay on Portfolio distributions or the redemption of Portfolio shares.

The performance update illustrates performance for a variable investment option available through a variable annuity contract and/or a variable universal life policy. The performance shown indicates past performance and is not a projection or prediction of future results. Actual investment returns and principal value will fluctuate so that shares and/or units, at redemption, may be worth more or less than their original cost. Please call (800) 366-0066 to get performance through the most recent month end. For variable universal life policies, please log on to www.ing.com/us to get performance through the most recent month end.

This report contains statements that may be “forward-looking” statements. Actual results may differ materially from those projected in the “forward-looking” statements.

The views expressed in this report reflect those of the portfolio managers, only through the end of the period as stated on the cover. The portfolio managers’ views are subject to change at any time based on market and other conditions.

Portfolio holdings are subject to change daily.

(1)The Dow Jones Wilshire Real Estate Securities Index measures the performance of publicly traded real estate securities, such as Real Estate Investment Trusts (REITs) and Real Estate Operating Companies (REOCs). The Index is capitalization-weighted.

(2)Since inception performance of the index is shown from September 1, 2002.

(3)Since inception performance of the index is shown from June 1, 2003.

SHAREHOLDER EXPENSE EXAMPLES (UNAUDITED)

As a shareholder of a Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments, reinvested dividends, or other distributions; redemption fees; and exchange fees; and (2) ongoing costs, including management fees; distribution [and/or service] (12b–1) fees; and other Fund expenses. These Examples are intended to help you understand your ongoing costs (in dollars) of investing in a Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

The Examples are based on an investment of $1,000 invested at the beginning of the period and held for the entire period from July 1, 2004 to December 31, 2004.

Actual Expenses

The first section of the table shown, “Actual Fund Return,” provides information about actual account values and actual expenses. You may use the information in this section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes

The second section of the table shown, “Hypothetical 5% Return,” provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads), redemption fees, or exchange fees. Therefore, the hypothetical lines of the table are useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING AIM Mid Cap Growth Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,056.30	1.06%	$5.48
Class S	1,000.00	1,056.90	0.91	4.71
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.81	1.06%	$5.38
Class S	1,000.00	1,020.56	0.91	4.62

*	Expenses are equal to the Fund’s annualized expense ratio multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

SHAREHOLDER EXPENSE EXAMPLES (UNAUDITED) (CONTINUED)

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING Alliance Mid Cap Growth Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,088.90	1.18%	$6.20
Class S	1,000.00	1,089.30	1.03	5.41
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.20	1.18%	$5.99
Class S	1,000.00	1,019.96	1.03	5.23

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
ING Capital Guardian Large Cap Value	Value	Value	Expense	Months Ended
Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,056.00	1.15%	$5.94
Class S	1,000.00	1,057.70	1.00	5.17
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.36	1.15%	$5.84
Class S	1,000.00	1,020.11	1.00	5.08

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
ING Capital Guardian Managed Global	Value	Value	Expense	Months Ended
Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,084.40	1.41%	$7.39
Class S	1,000.00	1,085.50	1.26	6.61
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,018.05	1.41%	$7.15
Class S	1,000.00	1,018.80	1.26	6.39

*	Expenses are equal to the Fund’s annualized expense ratio multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

SHAREHOLDER EXPENSE EXAMPLES (UNAUDITED) (CONTINUED)

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING Capital Guardian Small Cap Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,072.30	1.06%	$5.52
Class S	1,000.00	1,071.90	0.91	4.74
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.81	1.06%	$5.38
Class S	1,000.00	1,020.56	0.91	4.62

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING Developing World Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,235.50	1.66%	$9.33
Class S	1,000.00	1,236.20	1.51	8.49
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,016.79	1.66%	$8.42
Class S	1,000.00	1,017.55	1.51	7.66

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
ING Eagle Asset Capital Appreciation	Value	Value	Expense	Months Ended
Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,107.70	1.06%	$5.62
Class S	1,000.00	1,108.00	0.91	4.82
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.81	1.06%	$5.38
Class S	1,000.00	1,020.56	0.91	4.62

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING FMRSM Diversified Mid Cap Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,170.90	1.16%	$6.33
Class S	1,000.00	1,173.40	1.01	5.52
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.30	1.16%	$5.89
Class S	1,000.00	1,020.06	1.01	5.13

*	Expenses are equal to the Fund’s annualized expense ratio multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

SHAREHOLDER EXPENSE EXAMPLES (UNAUDITED) (CONTINUED)

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING Goldman Sachs TollkeeperSM Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,111.80	1.76%	$9.34
Class S	1,000.00	1,111.40	1.61	8.54
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,016.29	1.76%	$8.92
Class S	1,000.00	1,017.04	1.61	8.16

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING Hard Assets Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,169.00	1.06%	$5.78
Class I	1,000.00	1,171.30	0.66	3.60
Class S	1,000.00	1,169.40	0.91	4.96
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.81	1.06%	$5.38
Class I	1,000.00	1,021.82	0.66	3.35
Class S	1,000.00	1,020.56	0.91	4.62

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING International Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,132.90	1.41%	$7.56
Class S	1,000.00	1,133.90	1.26	6.76
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,018.05	1.41%	$7.15
Class S	1,000.00	1,018.80	1.26	6.39

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING Janus Special Equity Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,139.00	1.21%	$6.51
Class S	1,000.00	1,139.80	1.06	5.70
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.05	1.21%	$6.14
Class S	1,000.00	1,019.81	1.06	5.38

*	Expenses are equal to the Fund’s annualized expense ratio multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

SHAREHOLDER EXPENSE EXAMPLES (UNAUDITED) (CONTINUED)

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING Jennison Equity Opportunities Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,082.40	1.06%	$5.55
Class S	1,000.00	1,083.00	0.91	4.76
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.81	1.06%	$5.38
Class S	1,000.00	1,020.56	0.91	4.76

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING JPMorgan Small Cap Equity Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,139.60	1.30%	$6.99
Class I	1,000.00	1,141.70	0.90	4.85
Class S	1,000.00	1,140.00	1.15	6.19
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,018.60	1.30%	$6.60
Class I	1,000.00	1,020.61	0.90	4.57
Class S	1,000.00	1,019.36	1.15	5.84

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING Julius Baer Foreign Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,179.70	1.36%	$7.45
Class S	1,000.00	1,180.30	1.21	6.63
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,018.30	1.36%	$6.90
Class I	1,000.00	1,020.31	0.96	4.83
Class S	1,000.00	1,019.05	1.21	6.14

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Period
	Value	Value	Expense	Ended
	December 6, 2004	December 31, 2004	Ratio	December 31, 2004**

Actual Fund Return
Class I	$1,000.00	$1,036.40	0.96%	$0.67
Hypothetical (5% return before expenses, since Class I inception)
Class I	$1,000.00	$1,002.76	0.96%	$0.66

*	Expenses are equal to the Fund’s annualized expense ratio multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

**	Expenses are equal to the Fund’s annualized expense ratio multiplied by the average account value over the period, multiplied by 25/366 (to reflect the period since inception).

SHAREHOLDER EXPENSE EXAMPLES (UNAUDITED) (CONTINUED)

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING Legg Mason Value Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,085.00	1.21%	$6.34
Class I	1,000.00	1,087.30	0.81	4.25
Class S	1,000.00	1,085.80	1.06	5.56
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.05	1.21%	$6.14
Class I	1,000.00	1,021.06	0.81	4.12
Class S	1,000.00	1,019.81	1.06	5.38

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING Limited Maturity Bond Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class S	$1,000.00	$1,012.90	0.53%	$2.68
Hypothetical (5% return before expenses)
Class S	$1,000.00	$1,022.47	0.53%	$2.69

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING Liquid Assets Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,005.30	0.68%	$3.43
Class I	1,000.00	1,007.30	0.28	1.41
Class S	1,000.00	1,006.00	0.53	2.67
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,021.72	0.68%	$3.46
Class I	1,000.00	1,023.73	0.28	1.42
Class S	1,000.00	1,022.47	0.53	2.69

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING Marsico Growth Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,109.70	1.18%	$6.26
Class I	1,000.00	1,112.20	0.78	4.14
Class S	1,000.00	1,110.20	1.03	5.46
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.20	1.18%	$5.99
Class I	1,000.00	1,021.22	0.78	3.96
Class S	1,000.00	1,019.26	1.03	5.23

*	Expenses are equal to the Fund’s annualized expense ratio multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

SHAREHOLDER EXPENSE EXAMPLES (UNAUDITED) (CONTINUED)

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING Mercury Focus Value Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,060.90	1.20%	$6.22
Class I	1,000.00	1,063.30	0.80	4.15
Class S	1,000.00	1,061.10	1.06	5.49
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.10	1.20%	$6.09
Class I	1,000.00	1,021.11	0.80	4.06
Class S	1,000.00	1,019.81	1.06	5.38

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING Mercury Large Cap Growth Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,085.90	1.21%	$6.34
Class S	1,000.00	1,086.60	1.06	5.56
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.05	1.21%	$6.14
Class S	1,000.00	1,019.81	1.06	5.38

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING MFS Mid Cap Growth Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,057.50	1.03%	$5.33
Class I	1,000.00	1,059.90	0.63	3.26
Class S	1,000.00	1,058.30	0.88	4.55
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.96	1.03%	$5.23
Class I	1,000.00	1,021.97	0.63	3.20
Class S	1,000.00	1,020.71	0.88	4.47

*	Expenses are equal to the Fund’s annualized expense ratio multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

SHAREHOLDER EXPENSE EXAMPLES (UNAUDITED) (CONTINUED)

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING MFS Total Return Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,083.70	1.04%	$5.45
Class I	1,000.00	1,086.10	0.64	3.36
Class S	1,000.00	1,084.10	0.89	4.66
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.91	1.04%	$5.28
Class I	1,000.00	1,021.92	0.64	3.25
Class S	1,000.00	1,020.66	0.89	4.52

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
ING Oppenheimer Main Street Portfolio®	Value	Value	Expense	Months Ended
(formerly, ING MFS Research Portfolio)	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,073.60	1.03%	$5.37
Class I	1,000.00	1,075.80	0.63	3.29
Class S	1,000.00	1,074.60	0.88	4.59
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.96	1.03%	$5.23
Class I	1,000.00	1,021.97	0.63	3.20
Class S	1,000.00	1,020.71	0.88	4.47

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING PIMCO Core Bond Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,041.50	1.01%	$5.18
Class S	1,000.00	1,042.00	0.86	4.41
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,020.06	1.01%	$5.13
Class S	1,000.00	1,020.81	0.86	4.37

*	Expenses are equal to the Fund’s annualized expense ratio multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

SHAREHOLDER EXPENSE EXAMPLES (UNAUDITED) (CONTINUED)

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING PIMCO High Yield Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class S	$1,000.00	$1,092.60	0.49%	$2.58
Hypothetical (5% return before expenses)
Class S	$1,000.00	$1,022.67	0.49%	$2.49

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING Salomon Brothers All Cap Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,028.60	1.14%	$5.81
Class S	1,000.00	1,030.00	0.99	5.05
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.41	1.14%	$5.79
Class S	1,000.00	1,020.16	0.99	5.03

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING Salomon Brothers Investors Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,063.00	1.14%	$5.91
Class I	1,000.00	1,066.10	0.74	3.84
Class S	1,000.00	1,064.80	0.99	5.14
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.41	1.14%	$5.79
Class I	1,000.00	1,021.42	0.74	3.76
Class S	1,000.00	1,020.16	0.79	5.03

*	Expenses are equal to the Fund’s annualized expense ratio multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

SHAREHOLDER EXPENSE EXAMPLES (UNAUDITED) (CONTINUED)

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING Stock Index Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class I	$1,000.00	$1,070.90	0.18%	$0.94
Hypothetical (5% return before expenses)
Class I	$1,000.00	$1,024.23	0.18%	$0.92

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
ING T. Rowe Price Capital Appreciation	Value	Value	Expense	Months Ended
Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,105.30	1.07%	$5.66
Class I	1,000.00	1,107.60	0.66	3.50
Class S	1,000.00	1,106.50	0.91	4.82
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.76	1.07%	$5.43
Class I	1,000.00	1,021.82	0.66	3.35
Class S	1,000.00	1,020.56	0.91	4.62

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING T. Rowe Price Equity Income Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,098.90	1.06%	$5.59
Class I	1,000.00	1,101.20	0.66	3.49
Class S	1,000.00	1,099.90	0.91	4.80
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.81	1.06%	$5.38
Class I	1,000.00	1,021.82	0.66	3.35
Class S	1,000.00	1,020.56	0.91	4.62

*	Expenses are equal to the Fund’s annualized expense ratio multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

SHAREHOLDER EXPENSE EXAMPLES (UNAUDITED) (CONTINUED)

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING UBS U.S. Balanced Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,084.30	1.16%	$6.08
Class S	1,000.00	1,085.40	1.01	5.29
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.30	1.16%	$5.89
Class S	1,000.00	1,020.06	1.01	5.13

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING Van Kampen Equity Growth Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,047.50	1.05%	$5.40
Class I	1,000.00	1,050.60	0.65	3.35
Class S	1,000.00	1,049.50	0.90	4.64
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.86	1.05%	$5.33
Class I	1,000.00	1,021.87	0.65	3.30
Class S	1,000.00	1,020.61	0.90	4.57

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING Van Kampen Global Franchise Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,071.50	1.40%	$7.29
Class S	1,000.00	1,073.10	1.25	6.51
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,018.10	1.40%	$7.10
Class S	1,000.00	1,018.85	1.25	6.34

*	Expenses are equal to the Fund’s annualized expense ratio multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

SHAREHOLDER EXPENSE EXAMPLES (UNAUDITED) (CONTINUED)

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
ING Van Kampen Growth and Income	Value	Value	Expense	Months Ended
Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,103.60	1.06%	$5.61
Class S	1,000.00	1,104.00	0.91	4.81
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.81	1.06%	$5.38
Class S	1,000.00	1,020.56	0.91	4.62

	Beginning	Ending		Expenses Paid
	Account	Account	Annualized	During the Six
	Value	Value	Expense	Months Ended
ING Van Kampen Real Estate Portfolio	July 1, 2004	December 31, 2004	Ratio	December 31, 2004*

Actual Fund Return
Class A	$1,000.00	$1,279.30	1.06%	$6.07
Class I	1,000.00	1,281.20	0.66	3.78
Class S	1,000.00	1,280.10	0.91	5.22
Hypothetical (5% return before expenses)
Class A	$1,000.00	$1,019.81	1.06%	$5.38
Class I	1,000.00	1,021.82	0.66	3.35
Class S	1,000.00	1,020.56	0.91	4.62

*	Expenses are equal to the Fund’s annualized expense ratio multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders

ING Investors Trust

We have audited the accompanying statements of assets and liabilities of ING AIM Capital Mid Cap Growth Portfolio, ING Alliance Mid Cap Growth Portfolio, ING Capital Guardian Large Cap Value Portfolio, ING Capital Guardian Managed Global Portfolio, ING Capital Guardian Small Cap Portfolio, ING Developing World Portfolio, ING Eagle Asset Capital Appreciation Portfolio (formerly ING Eagle Asset Value Equity Portfolio), ING FMRSM Diversified Mid Cap Portfolio, ING Goldman Sachs Internet TollkeeperSM Portfolio, ING Hard Assets Portfolio, ING International Portfolio, ING Janus Special Equity Portfolio, ING Jennison Equity Opportunities Portfolio, ING JPMorgan Small Cap Equity Portfolio (formerly ING JPMorgan Fleming Small Cap Equity Portfolio), ING Julius Baer Foreign Portfolio, ING Legg Mason Value Portfolio, ING Limited Maturity Bond Portfolio, ING Liquid Assets Portfolio, ING Marsico Growth Portfolio, ING Mercury Focus Value Portfolio, ING Mercury Large Cap Growth Portfolio (formerly ING MFS Fundamental Growth Portfolio), ING MFS Mid Cap Growth Portfolio, ING MFS Total Return Portfolio, ING Oppenheimer Main Street Portfolio (formerly ING MFS Research Portfolio), ING PIMCO Core Bond Portfolio, ING PIMCO High Yield Portfolio, ING Salomon Brothers All Cap Portfolio, ING Salomon Brothers Investors Portfolio, ING Stock Index Portfolio, ING T. Rowe Price Capital Appreciation Portfolio, ING T. Rowe Price Equity Income Portfolio, ING UBS U.S. Balanced Portfolio, ING Van Kampen Equity Growth Portfolio, ING Van Kampen Global Franchise Portfolio, ING Van Kampen Growth and Income Portfolio, and ING Van Kampen Real Estate Portfolio, each a series of ING Investors Trust, including the portfolios of investments, as of December 31, 2004, and the related statements of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the years or periods in the two-year period then ended. These financial statements and financial highlights are the responsibility of management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. For all periods prior to January 1, 2003, the financial highlights were audited by other auditors whose report thereon dated February  7, 2003 expressed unqualified opinions on those financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2004 by correspondence with the custodian and brokers, or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above, except those identified as having been audited by other auditors, present fairly, in all material respects, the financial position of the aforementioned portfolios as of December 31, 2004, the results of their operations, the changes in their net assets, and the financial highlights for the period specified in the first paragraph above, in conformity with accounting principles generally accepted in the United States of America.

Boston, Massachusetts

February 11, 2005

STATEMENTS OF ASSETS AND LIABILITIES AS OF DECEMBER 31, 2004

			ING	ING
	ING	ING	Capital	Capital	ING
	AIM	Alliance	Guardian	Guardian	Capital
	Mid Cap	Mid Cap	Large Cap	Managed	Guardian
	Growth	Growth	Value	Global	Small Cap
	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio

ASSETS:
Investments in securities at value+*	$240,773,135	$669,388,286	$669,089,435	$390,539,045	$570,646,548
Short-term investments at amortized cost	46,281,000	147,782,000	74,281,000	18,393,000	124,843,032
Cash	543	9,843,497	4,987,628	4,009,407	4,563,573
Foreign currencies at value	—	—	—	5,142	—

Receivables:
Investment securities sold	—	1,407,155	—	552,941	377,863
Dividends and interest	53,454	58,061	560,482	490,605	757,979
Brokerage commission recapture	6,113	17,193	72	217	30
Unrealized appreciation on forward foreign currency contracts	—	—	—	4,660	—

Total assets	287,114,245	828,496,192	748,918,617	413,995,017	701,189,025

LIABILITIES:
Payable for investment securities purchased	—	2,717,795	1,074,663	361,543	30,579
Payable upon receipt of securities loaned	46,281,000	147,782,000	74,281,000	18,393,000	124,843,032
Unrealized depreciation on forward currency contracts	—	—	—	113,788	—
Accrued unified fees	130,672	427,127	415,720	328,188	312,889
Accrued service fees	50,093	139,643	140,909	82,047	119,947
Accrued distribution fees	798	1,588	1,250	586	977
Payable for trustee fees	739	1,999	2,017	1,153	1,738

Total liabilities	46,463,302	151,070,152	75,915,559	19,280,305	125,309,162

NET ASSETS	$240,650,943	$677,426,040	$673,003,058	$394,714,712	$575,879,863

NET ASSETS WERE COMPRISED OF:
Paid-in capital	$348,142,072	$609,059,956	$571,849,437	$367,708,646	$702,666,009
Undistributed net investment income	1,100,723	—	2,792,643	946,776	941,947
Accumulated net realized gain (loss) on investments and foreign currencies	(140,551,154)	(19,115,323)	(16,561,940)	(42,808,086)	(197,085,090)
Net unrealized appreciation or depreciation on investments and foreign currencies	31,959,302	87,481,407	114,922,918	68,867,376	69,356,997

NET ASSETS	$240,650,943	$677,426,040	$673,003,058	$394,714,712	$575,879,863

+ Including securities loaned at value	$45,121,735	$140,749,739	$71,743,704	$17,837,462	$119,601,005
* Cost of investments in securities	$208,813,833	$581,906,879	$554,166,517	$321,588,718	$501,289,551

See Accompanying Notes to Financial Statements

STATEMENTS OF ASSETS AND LIABILITIES AS OF DECEMBER 31, 2004

			ING	ING
	ING	ING	Capital	Capital	ING
	AIM	Alliance	Guardian	Guardian	Capital
	Mid Cap	Mid Cap	Large Cap	Managed	Guardian
	Growth	Growth	Value	Global	Small Cap
	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio

Class A:
Net assets	$6,533,597	$12,901,306	$10,038,086	$4,769,712	$7,976,963
Shares authorized	unlimited	unlimited	unlimited	unlimited	unlimited
Par value	$0.001	$0.001	$0.001	$0.001	$0.001
Shares outstanding	470,337	726,573	871,009	383,628	677,899
Net asset value and redemption price per share	$13.89	$17.76	$11.52	$12.43	$11.77

Class S:
Net assets	$234,117,346	$664,524,734	$662,964,972	$389,945,000	$567,902,900
Shares authorized	unlimited	unlimited	unlimited	unlimited	unlimited
Par value	$0.001	$0.001	$0.001	$0.001	$0.001
Shares outstanding	16,789,762	37,305,121	57,465,335	31,256,855	48,160,453
Net asset value and redemption price per share	$13.94	$17.81	$11.54	$12.48	$11.79

See Accompanying Notes to Financial Statements

STATEMENTS OF ASSETS AND LIABILITIES AS OF DECEMBER 31, 2004

	ING	ING	ING	ING	ING
	Developing	Eagle Asset	FMRSM Diversified	Goldman Sachs	Hard
	World	Capital Appreciation	Mid Cap	TollkeeperSM	Assets
	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio

ASSETS:
Investments in securities at value+*	$151,888,023	$230,799,413	$249,972,731	$71,628,935	$199,277,260
Short-term investments at amortized cost	16,440,000	12,854,000	41,304,000	—	—
Cash	7,405,247	1,707	10,315,074	2,441,840	6,540,512
Foreign currencies at value**	4,488,743	—	1,159,039	—	29,572

Receivables:
Investment securities sold	—	—	2,634,619	—	—
Dividends and interest	253,407	338,765	100,278	21,908	579,376
Brokerage commission recapture	—	14,160	—	—	—
Unrealized appreciation on forward foreign currency contracts	—	—	915	—	20,977

Total assets	180,475,420	244,008,045	305,486,656	74,092,683	206,447,697

LIABILITIES:
Payable for investment securities purchased	—	—	1,551,399	1,461,685	3,557,220
Payable upon receipt of securities loaned	16,440,000	12,854,000	41,304,000	—	—
Unrealized depreciation on forward foreign currency contracts	—	—	149	—	481
Accrued unified fees	163,584	126,923	157,411	81,863	109,379
Accrued service fees	33,570	48,656	52,470	15,160	41,445
Accrued distribution fees	—	238	1,160	538	1,227
Payable for trustee fees	486	647	827	203	687

Total liabilities	16,637,640	13,030,464	43,067,416	1,559,449	3,710,439

NET ASSETS	$163,837,780	$230,977,581	$262,419,240	$72,533,234	$202,737,258

NET ASSETS WERE COMPRISED OF:
Paid-in capital	$153,075,655	$201,754,678	$199,055,959	$59,723,058	$169,318,254
Undistributed net investment income (accumulated net investment loss)	160,040	2,519,826	(167,604)	16,177	1,886,299
Accumulated net realized gain (loss) on investments, foreign currency related transactions, futures, options and swaps	(12,128,363)	(2,009,752)	21,948,234	2,134,732	13,944,744
Net unrealized appreciation or depreciation on investments foreign currency related transactions, futures, options and swaps	22,730,448	28,712,829	41,582,651	10,659,267	17,587,961

NET ASSETS	$163,837,780	$230,977,581	$262,419,240	$72,533,234	$202,737,258

+ Including securities loaned at value	$16,142,037	$12,492,816	$40,029,545	$—	$—
* Cost of investments in securities	$129,453,712	$202,086,584	$208,420,727	$60,969,668	$181,695,636
** Cost of foreign currencies	$4,192,897	$—	$1,129,474	$—	$29,572

See Accompanying Notes to Financial Statements

STATEMENTS OF ASSETS AND LIABILITIES AS OF DECEMBER 31, 2004

	ING	ING	ING	ING	ING
	Developing	Eagle Asset	FMRSM Diversified	Goldman Sachs	Hard
	World	Capital Appreciation	Mid Cap	TollkeeperSM	Assets
	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio

Class A:
Net assets	$7,222,777	$1,912,091	$9,813,838	$4,361,446	$10,140,970
Shares authorized	unlimited	unlimited	unlimited	unlimited	unlimited
Par value	$0.010	$0.010	$0.010	$0.010	$0.010
Shares outstanding	665,843	105,143	801,506	584,836	646,694
Net asset value and redemption price per share	$10.85	$18.19	$12.24	$7.46	$15.68

Class I:
Net assets	n/a	n/a	n/a	n/a	$2,419,972
Shares authorized	n/a	n/a	n/a	n/a	unlimited
Par value	n/a	n/a	n/a	n/a	$0.01
Shares outstanding	n/a	n/a	n/a	n/a	153,710
Net asset value and redemption price per share	n/a	n/a	n/a	n/a	$15.74

Class S:
Net assets	$156,615,003	$229,065,490	$252,605,402	$68,171,788	$190,176,316
Shares authorized	unlimited	unlimited	unlimited	unlimited	unlimited
Par value	$0.01	$0.01	$0.01	$0.01	$0.01
Shares outstanding	14,379,429	12,573,619	20,607,446	9,113,568	12,102,444
Net asset value and redemption price per share	$10.89	$18.22	$12.26	$7.48	$15.71

See Accompanying Notes to Financial Statements

STATEMENTS OF ASSETS AND LIABILITIES AS OF DECEMBER 31, 2004

				ING
		ING	ING	JPMorgan	ING
	ING	Janus	Jennison	Small Cap	Julius Baer
	International	Special Equity	Equity Opportunities	Equity	Foreign
	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio

ASSETS:
Investments in securities at value+*	$206,982,503	$69,136,822	$304,359,545	$228,924,195	$405,011,934
Short-term investments at amortized cost	8,558,000	10,068,000	79,497,000	37,386,000	4,702,000
Repurchase agreement	2,426,000	—	—	—	—
Cash	174	85,224	121,110	4,650,836	11,944,861
Foreign currencies at value**	47,670	24	—	—	6,259,162

Receivables:
Investment securities sold	575,050	—	1,386,856	11,700	9,830,408
Fund shares sold	—	—	—	—	1,174,231
Dividends and interest	405,737	32,183	208,067	199,555	530,376
Variation margin	—	—	—	2,866	—
Brokerage commission recapture	—	975	12,620	3,326	—
Unrealized appreciation on forward foreign currency contracts	—	42,482	—	—	792,003

Total assets	218,995,134	79,365,710	385,585,198	271,178,478	440,244,975

LIABILITIES:
Payable for investment securities purchased	—	—	5,020,510	33,154	28,909,693
Payable for fund shares redeemed	—	849,291	—	142,960	2,990,067
Payable upon receipt of securities loaned	8,558,000	10,068,000	54,516,000	37,386,000	4,702,000
Unrealized depreciation on forward currency contracts	—	439,452	—	—	350,950
Accrued unified fees	174,097	45,553	177,668	168,953	293,801
Accrued service fees	43,524	14,314	68,109	38,507	77,457
Accrued distribution fees	1,102	269	404	4,047	2,323
Payable for trustee fees	624	186	1,014	773	1,245

Total liabilities	8,777,347	11,417,065	59,783,705	37,774,394	37,327,536

NET ASSETS	$210,217,787	$67,948,645	$325,801,493	$233,404,084	$402,917,439

NET ASSETS WERE COMPRISED OF:
Paid-in capital	$162,564,236	$54,242,604	$421,373,082	$186,150,737	$350,365,111
Undistributed net investment income (accumulated net investment loss)	1,576,637	(41,369)	1,861,998	73,567	(588,325)
Accumulated net realized gain (loss) on investments and foreign currency related transactions	9,713,965	(2,659,198)	(135,578,250)	24,407,109	3,138,297
Net unrealized appreciation or depreciation on investments foreign currency related transactions and futures	36,362,949	16,406,608	38,144,663	22,772,671	50,002,356

NET ASSETS	$210,217,787	$67,948,645	$325,801,493	$233,404,084	$402,917,439

+ Including securities loaned at value	$8,186,647	$9,847,718	$52,391,256	$35,748,331	$4,558,525
* Cost of investments in securities	$170,671,065	$52,333,243	$266,214,898	$206,194,878	$355,434,357
** Cost of foreign currencies	$47,692	$24	$—	$—	$6,242,436

See Accompanying Notes to Financial Statements

STATEMENTS OF ASSETS AND LIABILITIES AS OF DECEMBER 31, 2004

				ING
		ING	ING	JPMorgan	ING
	ING	Janus	Jennison	Small Cap	Julius Baer
	International	Special Equity	Equity Opportunities	Equity	Foreign
	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio

Class A:
Net assets	$9,102,541	$2,178,241	$3,291,913	$32,605,447	$20,429,355
Shares authorized	unlimited	unlimited	unlimited	unlimited	unlimited
Par value	$0.001	$0.001	$0.001	$0.001	$0.001
Shares outstanding	887,708	198,359	223,761	2,448,499	1,671,357
Net asset value and redemption price per share	$10.25	$10.98	$14.71	$13.32	$12.22

Class I:
Net assets	n/a	n/a	n/a	$41,806,669	$2,992,641
Shares authorized	n/a	n/a	n/a	unlimited	unlimited
Par value	n/a	n/a	n/a	$0.001	$0.001
Shares outstanding	n/a	n/a	n/a	3,122,149	244,973
Net asset value and redemption price per share	n/a	n/a	n/a	$13.39	$12.21

Class R:
Net assets	n/a	n/a	n/a	$259,525	n/a
Shares authorized	n/a	n/a	n/a	unlimited	n/a
Par value	n/a	n/a	n/a	$0.001	n/a
Shares outstanding	n/a	n/a	n/a	19,449	n/a
Net asset value and redemption price per share	n/a	n/a	n/a	$13.34	n/a

Class S:
Net assets	$201,115,246	$65,770,404	$322,509,580	$158,732,443	$379,495,443
Shares authorized	unlimited	unlimited	unlimited	unlimited	unlimited
Par value	$0.001	$0.001	$0.001	$0.001	$0.001
Shares outstanding	19,583,637	5,971,683	21,863,794	11,873,677	31,045,127
Net asset value and redemption price per share	$10.27	$11.01	$14.75	$13.37	$12.22

See Accompanying Notes to Financial Statements

STATEMENTS OF ASSETS AND LIABILITIES AS OF DECEMBER 31, 2004

	ING	ING			ING
	Legg	Limited	ING	ING	Mercury
	Mason	Maturity	Liquid	Marsico	Focus
	Value	Bond	Assets	Growth	Value
	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio

ASSETS:
Investments in securities at value+*	$336,753,139	$388,695,557	$—	$880,607,694	$116,183,400
Short-term investments at value**	—	47,095,000	764,474,536	58,675,250	—
Repurchase agreement	—	1,572,000	46,186,000	—	—
Cash	7,349,959	394	38,242	43,877	11,733,639

Receivables:
Investment securities sold	—	511	—	2,906,990	480,065
Fund shares sold	8	1,139,322	—	—	—
Dividends and interest	139,227	3,854,830	1,880,544	519,960	140,294
Brokerage commission recapture	2,213	—	—	10,930	—
Unrealized appreciation on forward foreign currency contracts	199	—	—	—	—

Total assets	344,244,745	442,357,614	812,579,322	942,764,701	128,537,398

LIABILITIES:
Payable for investment securities purchased	1,575,362	1,922,636	—	1,739,494	3,598,078
Payable upon receipt of securities loaned	—	47,095,000	—	37,677,000	—
Income distributions payable	—	—	1,142,003	—	—
Accrued unified fees	217,791	93,638	195,477	574,248	81,089
Accrued distribution fees	1,664	—	148,208	2,418	296
Accrued service fees	67,803	84,039	1,372	187,055	15,357
Payable for trustee fees	1,070	1,076	38,486	3,013	282

Total liabilities	1,863,690	49,196,389	1,525,546	40,183,228	3,695,102

NET ASSETS	$342,381,055	$393,161,225	$811,053,776	$902,581,473	$124,842,296

NET ASSETS WERE COMPRISED OF:
Paid-in capital	$294,235,743	$374,517,446	$811,222,694	$1,513,386,967	$118,527,386
Undistributed net investment income (accumulated net investment loss)	(4,021)	15,910,892	—	145,481	—
Accumulated net realized gain (loss) on investments and foreign currency related transactions	678,602	515,655	(168,918)	(857,597,044)	(338,695)
Net unrealized appreciation or depreciation on investments foreign currency related transactions and futures	47,470,731	2,217,232	—	246,646,069	6,653,605

NET ASSETS	$342,381,055	$393,161,225	$811,053,776	$902,581,473	$124,842,296

+ Including securities loaned at value	$—	$46,170,555	$—	$36,561,997	$—
* Cost of investments in securities	$289,286,049	$386,478,325	$—	$633,961,042	$109,529,795
** Cost of short-term investments	$—	$47,095,000	$764,474,536	$58,675,833	$—

See Accompanying Notes to Financial Statements

STATEMENTS OF ASSETS AND LIABILITIES AS OF DECEMBER 31, 2004

	ING	ING			ING
	Legg	Limited	ING	ING	Mercury
	Mason	Maturity	Liquid	Marsico	Focus
	Value	Bond	Assets	Growth	Value
	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio

Class A:
Net assets	$13,927,461	n/a	$10,124,312	$15,096,309	$2,417,052
Shares authorized	unlimited	n/a	unlimited	unlimited	unlimited
Par value	$0.001	n/a	$0.001	$0.001	$0.001
Shares outstanding	1,390,355	n/a	10,125,988	1,043,404	207,204
Net asset value and redemption price per share	$10.02	n/a	$1.00	$14.47	$11.67

Class I:
Net assets	$3,713,371	n/a	$125,542,586	$3,284,697	$47,497,571
Shares authorized	unlimited	n/a	unlimited	unlimited	unlimited
Par value	$0.001	n/a	$0.001	$0.001	$0.001
Shares outstanding	370,328	n/a	125,542,511	225,498	4,059,664
Net asset value and redemption price per share	$10.03	n/a	$1.00	$14.57	$11.70

Class R:
Net assets	n/a	n/a	n/a	$1,784,125	n/a
Shares authorized	n/a	n/a	n/a	unlimited	n/a
Par value	n/a	n/a	n/a	$0.001	n/a
Shares outstanding	n/a	n/a	n/a	123,289	n/a
Net asset value and redemption price per share	n/a	n/a	n/a	$14.47	n/a

Class S:
Net assets	$324,740,223	$393,161,225	$675,386,878	$882,416,342	$74,927,673
Shares authorized	unlimited	unlimited	unlimited	unlimited	unlimited
Par value	$0.001	$0.001	$0.001	$0.001	$0.001
Shares outstanding	32,375,270	35,405,125	675,560,307	60,803,422	6,408,850
Net asset value and redemption price per share	$10.03	$11.10	$1.00	$14.51	$11.69

See Accompanying Notes to Financial Statements

STATEMENTS OF ASSETS AND LIABILITIES AS OF DECEMBER 31, 2004

	ING	ING	ING	ING	ING
	Mercury Large Cap	MFS	MFS Total	Oppenheimer	PIMCO
	Growth	Mid Cap Growth	Return	Main Street	Core Bond
	Portfolio	Portfolio	Portfolio	Portfolio®	Portfolio

ASSETS:
Investments in securities at value+*	$21,065,977	$787,107,603	$1,523,629,587	$621,658,836	$758,212,179
Short-term investments at value**	—	149,052,000	242,415,000	54,818,000	245,657,283
Repurchase agreement	—	—	—	—	10,000,000
Cash	141,016	742	23,084	2,978,657	7,268,057
Foreign currencies at value***	—	—	—	4,922	3,678,024

Receivables:
Investment securities sold	35,905	—	682,290	8,605,213	106,275,009
Dividends and interest	15,325	169,702	7,450,185	855,354	3,716,276
Brokerage commission recapture	—	18,611	—	—	—
Variation margin receivable	—	—	—	—	1,072,146
Unrealized appreciation on forward foreign currency contracts	—	—	—	—	669,026
Upfront payments made on swap agreements	—	—	—	—	2,648,953
Unrealized appreciation on swap agreements	—	—	—	—	1,266,382

Total assets	21,258,223	936,348,658	1,774,200,146	688,920,982	1,140,463,335

LIABILITIES:
Payable for investment securities purchased	120,701	332,402	1,082,752	6,274,980	63,571,622
Payable for investment securities purchased on a when-issued basis	—	—	497,383	—	87,501,848
Payable for futures variation margin	—	—	—	—	6,246
Payable upon receipt of securities loaned	—	149,052,000	242,415,000	54,818,000	98,426,000
Securities sold short at market value (Proceeds $103,617,418)	—	—	—	—	103,997,230
Accrued unified fee	13,757	417,981	814,112	335,166	376,589
Accrued service fee	4,299	163,726	5,483	132,076	3,438
Accrued distribution fee	287	2,122	319,866	361	159,627
Payable for trustee fees	57	2,349	4,743	1,899	2,686
Unrealized depreciation on forward foreign currency contracts	—	—	—	—	638,490
Options written (Premiums received $2,009,482)	—	—	—	—	728,974
Upfront payments received on swap agreements	—	—	—	—	5,100,659
Unrealized depreciation on swap agreements	—	—	—	—	8,088,254

Total liabilities	139,101	149,970,580	245,139,339	61,562,482	368,601,663

NET ASSETS	$21,119,122	$786,378,078	$1,529,060,807	$627,358,500	$771,861,672

NET ASSETS WERE COMPRISED OF:
Paid-in capital	$18,768,477	$1,610,796,328	$1,297,535,290	$854,743,178	$735,107,744
Undistributed net investment income	—	—	34,434,610	5,424,881	31,760,499
Accumulated net realized gain (loss) on investments, foreign currency related transactions, futures, options and swaps	(32,527)	(980,099,557)	42,811,574	(265,545,382)	4,569,627
Net unrealized appreciation on investments foreign currency related transactions, futures, options and swaps	2,383,172	155,681,307	154,279,333	32,735,823	423,802

NET ASSETS	$21,119,122	$786,378,078	$1,529,060,807	$627,358,500	$771,861,672

+ Including securities loaned at value	$—	$144,411,652	$236,564,209	$15,035,387	$96,558,140
* Cost of investments in securities	$18,682,805	$631,428,648	$1,369,366,060	$588,932,237	$752,234,335
** Cost of short-term investments	$—	$149,052,000	$242,415,000	$54,818,000	$245,659,515
*** Cost of foreign currencies	$—	$—	$—	$4,154	$3,654,732

See Accompanying Notes to Financial Statements

STATEMENTS OF ASSETS AND LIABILITIES AS OF DECEMBER 31, 2004

	ING	ING	ING	ING	ING
	Mercury Large Cap	MFS	MFS Total	Oppenheimer	PIMCO
	Growth	Mid Cap Growth	Return	Main Street	Core Bond
	Portfolio	Portfolio	Portfolio	Portfolio®	Portfolio

Class A:
Net assets	$2,166,629	$17,124,283	$36,968,608	$2,846,757	$27,603,873
Shares authorized	unlimited	unlimited	unlimited	unlimited	unlimited
Par value	$0.001	$0.001	$0.001	$0.001	$0.001
Shares outstanding	207,568	1,477,638	1,976,284	171,276	2,533,625
Net asset value and redemption price per share	$10.44	$11.59	$18.71	$16.62	$10.90

Class I:
Net assets	n/a	$4,952,548	$5,118,633	$135,686	n/a
Shares authorized	n/a	unlimited	unlimited	unlimited	n/a
Par value	n/a	$0.001	$0.001	$0.001	n/a
Shares outstanding	n/a	424,109	272,194	8,150	n/a
Net asset value and redemption price per share	n/a	$11.68	$18.81	$16.65	n/a

Class R:
Net assets	$90,557	n/a	$3,159,361	n/a	n/a
Shares authorized	unlimited	n/a	unlimited	n/a	n/a
Par value	$0.001	n/a	$0.001	n/a	n/a
Shares outstanding	8,666	n/a	169,240	n/a	n/a
Net asset value and redemption price per share	$10.45	n/a	$18.67	n/a	n/a

Class S:
Net assets	$18,861,936	$764,301,247	$1,483,814,205	$624,376,057	$744,257,799
Shares authorized	unlimited	unlimited	unlimited	unlimited	unlimited
Par value	$0.001	$0.001	$0.001	$0.001	$0.001
Shares outstanding	1,800,355	65,758,554	78,997,004	37,503,974	68,175,296
Net asset value and redemption price per share	$10.48	$11.62	$18.78	$16.65	$10.92

See Accompanying Notes to Financial Statements

STATEMENTS OF ASSETS AND LIABILITIES AS OF DECEMBER 31, 2004

					ING
	ING	ING	ING		T. Rowe
	PIMCO	Salomon	Salomon	ING	Price
	High	Brothers	Brothers	Stock	Capital
	Yield	All Cap	Investors	Index	Appreciation
	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio

ASSETS:
Investments in securities at value+*	$706,476,453	$459,823,252	$201,340,523	$366,609,621	$1,758,457,928
Short-term investments at value	170,021,308	51,928,000	15,390,000	—	192,956,000
Repurchase agreement	—	—	—	11,081,000	—
Cash	3,774,698	70,229,275	12,554,006	—	279,839,033
Cash collateral for futures	—	—	—	640,000	—
Foreign currencies at value***	51,567	—	—	—	—

Receivables:
Investment securities sold	483,444	316,679	35,739	27	863,524
Dividends and interest	12,526,295	447,698	243,160	476,157	4,329,671
Unrealized appreciation on forward foreign currency contracts	6,705	—	—	—	—
Unrealized appreciation on swap agreements	8,891	—	—	—	—

Total assets	893,349,361	582,744,904	229,563,428	378,806,805	2,236,446,156

LIABILITIES:
Payable for investment securities purchased	40,730,346	308,546	219,334	—	—
Payable for futures variation margin	—	—	—	10,000	—
Payable upon receipt of securities loaned	151,140,000	51,928,000	15,390,000	—	192,956,000
Unrealized depreciation on forward currency contracts	146,121	—	—	—	—
Income distribution payable	2,945,402	—	—	—	—
Accrued unified fees	287,470	323,890	129,184	85,863	1,105,966
Accrued service fees	146,668	110,268	43,714	—	412,310
Accrued distribution fees	—	1,813	235	—	10,115
Payable to custodian due to bank overdraft	—	—	—	3,391	—
Payable for trustee fees	2,484	1,746	684	1,123	6,515
Options written (Premiums received $155,760)	40,128	—	—	—	—
Unrealized depreciation on swap agreements	26,201	—	—	—	—
Other accrued expenses and liabilities	—	—	—	—	1,866

Total liabilities	195,464,820	52,674,263	15,783,151	100,377	194,492,772

NET ASSETS	$697,884,541	$530,070,641	$213,780,277	$378,706,428	$2,041,953,384

NET ASSETS WERE COMPRISED OF:
Paid-in capital	$666,361,447	$480,133,876	$197,714,864	$356,560,166	$1,506,109,893
Undistributed net investment income	547,618	2,061,831	2,142,209	7,449	29,762,963
Accumulated net realized gain (loss) on investments, foreign currency related transactions, futures, options and swaps	1,623,577	(24,600,497)	(11,090,533)	(379,787)	77,889,412
Net unrealized appreciation or depreciation on investments foreign currency related transactions, futures, options and swaps	29,351,899	72,475,431	25,013,737	22,518,600	428,191,116

NET ASSETS	$697,884,541	$530,070,641	$213,780,277	$378,706,428	$2,041,953,384

+ Including securities loaned at value	$145,912,049	$49,161,100	$14,746,385	$—	$185,031,129
* Cost of investments in securities	$676,384,585	$387,347,821	$176,326,350	$344,426,026	$1,330,266,809
** Cost of short-term investments	$170,024,182	$51,928,000	$15,390,000	$—	$192,956,000
*** Cost of foreign currencies	$51,606	$—	$—	$—	$—

See Accompanying Notes to Financial Statements

STATEMENTS OF ASSETS AND LIABILITIES AS OF DECEMBER 31, 2004

					ING
	ING	ING	ING	ING	T. Rowe Price
	PIMCO	Salomon Brothers	Salomon Brothers	Stock	Capital
	High Yield	All Cap	Investors	Index	Appreciation
	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio

Class A:
Net assets	n/a	$14,726,572	$1,917,451	n/a	$55,359,824
Shares authorized	n/a	unlimited	unlimited	n/a	unlimited
Par value	n/a	$0.001	$0.001	n/a	$0.001
Shares outstanding	n/a	1,153,782	167,113	n/a	2,265,055
Net asset value and redemption price per share	n/a	$12.76	$11.47	n/a	$24.44

Class I:
Net assets	n/a	n/a	$1,286,129	$378,706,428	$56,648,936
Shares authorized	n/a	n/a	unlimited	unlimited	unlimited
Par value	n/a	n/a	$0.001	$0.001	$0.001
Shares outstanding	n/a	n/a	111,868	34,757,472	2,310,087
Net asset value and redemption price per share	n/a	n/a	$11.50	$10.90	$24.52

Class R:
Net assets	n/a	n/a	n/a	n/a	$12,692,516
Shares authorized	n/a	n/a	n/a	n/a	unlimited
Par value	n/a	n/a	n/a	n/a	$0.001
Shares outstanding	n/a	n/a	n/a	n/a	520,887
Net asset value and redemption price per share	n/a	n/a	n/a	n/a	$24.37

Class S:
Net assets	$697,884,541	$515,344,069	$210,576,697	n/a	$1,917,252,108
Shares authorized	unlimited	unlimited	unlimited	n/a	unlimited
Par value	$0.001	$0.001	$0.001	n/a	$0.001
Shares outstanding	66,450,073	40,298,404	18,338,783	n/a	78,255,819
Net asset value and redemption price per share	$10.50	$12.79	$11.48	n/a	$24.50

See Accompanying Notes to Financial Statements

STATEMENTS OF ASSETS AND LIABILITIES AS OF DECEMBER 31, 2004

	ING	ING	ING
	T. Rowe Price	UBS U.S.	Van Kampen
	Equity Income	Balanced	Equity Growth
	Portfolio	Portfolio	Portfolio

ASSETS:
Investments in securities at value+*	$970,273,123	$101,015,118	$91,928,931
Short-term investments at amortized cost	49,906,000	13,996,000	4,118,000
Cash	46,690,622	4,436,672	1,022,812

Receivables:
Investment securities sold	377,826	222,100	918,031
Fund share sold	94,941	—	—
Dividends and interest	1,838,448	304,182	36,484
Prepaid expenses	2,654	—	—

Total assets	1,069,183,614	119,974,072	98,024,258

LIABILITIES:
Payable for investment securities purchased	347,328	359,409	1,030,455
Payable for fund shares redeemed	1,841,206	—	—
Payable upon receipt of securities loaned	49,906,000	13,996,000	4,118,000
Accrued unified fee	550,023	65,963	50,425
Accrued service fee	208,726	21,984	10,423
Accrued distribution fee	3,917	388	1,204
Payable for trustee fees	3,252	336	296

Total liabilities	52,860,452	14,444,080	5,210,803

NET ASSETS	$1,016,323,162	$105,529,992	$92,813,455

NET ASSETS WERE COMPRISED OF:
Paid-in capital	$863,592,587	$98,804,530	$84,583,799
Undistributed net investment income	12,744,593	1,435,306	391,375
Accumulated net realized gain (loss) on investments, and foreign currency related transactions	15,628,590	(5,765,048)	(1,051,178)
Net unrealized appreciation or depreciation on investments and foreign currency related transactions	124,357,392	11,055,204	8,889,459

NET ASSETS	$1,016,323,162	$105,529,992	$92,813,455

+ Including securities loaned at value	$47,893,770	$13,667,088	$3,984,319
* Cost of investments in securities	$845,915,731	$89,959,914	$83,039,472

See Accompanying Notes to Financial Statements

STATEMENTS OF ASSETS AND LIABILITIES AS OF DECEMBER 31, 2004

	ING	ING	ING
	T.Rowe Price	UBS U.S.	Van Kampen
	Equity Income	Balanced	Equity Growth
	Portfolio	Portfolio	Portfolio

Class A:
Net assets	$23,758,672	$3,173,869	$9,789,602
Shares authorized	unlimited	unlimited	unlimited
Par value	$0.001	$0.001	$0.001
Shares outstanding	1,733,786	333,823	952,080
Net asset value and redemption price per share	$13.70	$9.51	$10.28

Class I:
Net assets	$10,643,131	n/a	$42,751,953
Shares authorized	unlimited	n/a	—
Par value	$0.001	n/a	$0.001
Shares outstanding	773,427	n/a	4,142,328
Net asset value and redemption price per share	$13.76	n/a	$10.32

Class R:
Net assets	$3,581,461	n/a	n/a
Shares authorized	unlimited	n/a	n/a
Par value	$0.001	n/a	n/a
Shares outstanding	261,870	n/a	n/a
Net asset value and redemption price per share	$13.68	n/a	n/a

Class S:
Net assets	$978,339,898	$102,356,123	$40,271,900
Shares authorized	unlimited	unlimited	unlimited
Par value	$0.001	$0.001	$0.001
Shares outstanding	71,203,408	10,743,145	3,907,465
Net asset value and redemption price per share	$13.74	$9.53	$10.31

See Accompanying Notes to Financial Statements

STATEMENTS OF ASSETS AND LIABILITIES AS OF DECEMBER 31, 2004

	ING	ING	ING
	Van Kampen	Van Kampen	Van Kampen
	Global Franchise	Growth and Income	Real Estate
	Portfolio	Portfolio	Portfolio

ASSETS:
Investments in securities at value+*	$149,178,199	$876,703,968	$572,351,639
Short-term investments at amortized cost	44,000	40,051,000	5,854,000
Cash	9,340,994	4,577	24,722,790
Foreign currencies at value**	25,294	—	—

Receivables:
Investment securities sold	—	1,949,212	888,045
Dividends and interest	299,286	1,008,257	2,814,052
Brokerage commission recapture	—	8,272	—

Total assets	158,887,773	919,725,286	606,630,526

LIABILITIES:
Payable for investment securities purchased	53,136	—	2,703,479
Payable for fund shares redeemed	—	—	3,051,372
Payable upon receipt of securities loaned	44,000	40,051,000	5,854,000
Unrealized depreciation on forward currency contracts	1,728,132	—	—
Accrued unified fee	127,755	477,857	319,188
Accrued service fee	31,939	183,188	121,437
Accrued distribution fee	4,844	6,683	2,183
Payable for trustee fees	447	2,754	1,764
Other accrued expenses and liabilities	384	—	—

Total liabilities	1,990,637	40,721,482	12,053,423

NET ASSETS	$156,897,136	$879,003,804	$594,577,103

NET ASSETS WERE COMPRISED OF:
Paid-in capital	$129,650,949	$730,231,618	$385,542,102
Undistributed net investment income	912,232	9,008,023	12,629,454
Accumulated net realized gain (loss) on investments, and foreign currency related transactions	2,301,492	(9,008,573)	24,812,204
Net unrealized appreciation or depreciation on investments and foreign currency related transactions	24,032,463	148,772,736	171,593,343

NET ASSETS	$156,897,136	$879,003,804	$594,577,103

+ Including securities loaned at value	$41,858	$38,582,435	$5,621,048
* Cost of investments in securities	$123,424,646	$727,931,232	$400,758,296
** Cost of foreign currencies	$25,294	$—	$—

See Accompanying Notes to Financial Statements

STATEMENTS OF ASSETS AND LIABILITIES AS OF DECEMBER 31, 2004

	ING	ING	ING
	Van Kampen	Van Kampen	Van Kampen
	Global Franchise	Growth and Income	Real Estate
	Portfolio	Portfolio	Portfolio

Class A:
Net assets	$39,870,834	$53,321,445	$17,800,082
Shares authorized	unlimited	unlimited	unlimited
Par value	$0.001	$0.001	$0.001
Shares outstanding	3,166,098	2,151,248	645,436
Net asset value and redemption price per share	$12.59	$24.79	$27.58

Class I:
Net assets	n/a	n/a	$4,711,280
Shares authorized	n/a	n/a	unlimited
Par value	n/a	n/a	$0.001
Shares outstanding	n/a	n/a	170,176
Net asset value and redemption price per share	n/a	n/a	$27.68

Class R:
Net assets	n/a	$442,776	n/a
Shares authorized	n/a	unlimited	n/a
Par value	n/a	$0.001	n/a
Shares outstanding	n/a	17,905	n/a
Net asset value and redemption price per share	n/a	$24.73	n/a

Class S:
Net assets	$117,026,302	$825,239,583	$572,065,741
Shares authorized	unlimited	unlimited	unlimited
Par value	$0.001	$0.001	$0.001
Shares outstanding	9,268,196	33,213,090	20,717,668
Net asset value and redemption price per share	$12.63	$24.85	$27.61

See Accompanying Notes to Financial Statements

STATEMENTS OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 2004

			ING	ING
	ING	ING	Capital	Capital	ING
	AIM	Alliance	Guardian	Guardian	Capital
	Mid Cap	Mid Cap	Large Cap	Managed	Guardian
	Growth	Growth	Value	Global	Small Cap
	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio

INVESTMENT INCOME:
Dividends, net of foreign taxes withheld*	$676,664	$772,735	$8,983,312	$5,866,063	$5,654,089
Interest	107,381	—	2,346	300,786	14,434
Securities lending income	117,060	284,432	111,840	54,180	473,788

Total investment income	901,105	1,057,167	9,097,498	6,221,029	6,142,311

EXPENSES:
Unified fees	1,517,866	4,338,926	4,680,279	3,652,544	3,650,883

Distribution and service fees:
Class A	17,777	32,886	32,538	12,813	23,128
Class S	563,996	1,386,455	1,561,907	905,128	1,368,773
Trustee fees and expenses	13,276	33,600	33,533	20,696	32,356

Total expenses	2,112,915	5,791,867	6,308,257	4,591,181	5,075,140
Brokerage commission recapture	(115,448)	(292,509)	(23,891)	(10,284)	(26,716)

Net expenses	1,997,467	5,499,358	6,284,366	4,580,897	5,048,424

Net investment income/(loss)	(1,096,362)	(4,442,191)	2,813,132	1,640,132	1,093,887

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FOREIGN CURRENCIES:

Net realized gain (loss) on:
Investments	10,794,214	128,357,310	19,845,178	20,195,106	9,280,358
Foreign currency related transactions	2,326	—	—	(307,196)	—
Futures, options and swaps	(77,726)	—	—	—	—

Net realized gain (loss) on investments and foreign currency related transactions	10,718,814	128,357,310	19,845,178	19,887,910	9,280,358

Net change in unrealized appreciation or depreciation on:
Investments	6,096,791	(20,713,910)	32,318,507	16,953,396	26,666,456
Foreign currency related transactions	—	—	—	183,897	589

Net change in unrealized appreciation or depreciation on investments and foreign currency related transactions	6,096,791	(20,713,910)	32,318,507	17,137,293	26,667,045

Net realized and unrealized gain (loss) on investments and foreign currency related transactions	16,815,605	107,643,400	52,163,685	37,025,203	35,947,403

Increase in net assets resulting from operations	$15,719,243	$103,201,209	$54,976,817	$38,665,335	$37,041,290

* Foreign taxes	$6,246	$—	$69,292	$449,170	$48,452

See Accompanying Notes to Financial Statements

STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

		ING	ING
	ING	Eagle Asset	FMRSM	ING	ING
	Developing	Capital	Diversified	Goldman Sachs	Hard
	World	Appreciation	Mid Cap	TollkeeperSM	Assets
	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio

INVESTMENT INCOME:
Dividends, net of foreign taxes withheld*	$2,417,258	$4,364,557	$1,294,177	$613,248	$4,191,211
Interest	298,243	120,135	27,101	—	280,269
Securities lending income	51,314	24,051	49,097	—	—

Total investment income	2,766,815	4,508,743	1,370,375	613,248	4,471,480

EXPENSES:
Unified fees	1,651,813	1,439,545	1,457,406	824,211	1,134,420

Distribution and service fees:
Class A	16,041	5,835	23,453	12,862	24,466
Class S	310,180	541,843	471,117	144,593	411,178
Trustee fees and expenses	6,415	13,260	11,417	2,875	8,082

Total expenses	1,984,449	2,000,483	1,963,393	984,541	1,578,146
Brokerage commission recapture	—	(14,160)	—	—	—

Net expenses	1,984,449	1,986,323	1,963,393	984,541	1,578,146

Net investment income (loss)	782,366	2,522,420	(593,018)	(371,293)	2,893,334

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, FOREIGN CURRENCY RELATED TRANSACTIONS, FUTURES, OPTIONS AND SWAPS:

Net realized gain (loss) on:
Investments	20,303,408	30,543,646	28,641,127	5,321,187	28,363,352
Foreign currency related transactions	(491,411)	—	(34,429)	—	(960,323)

Net realized gain (loss) on investments and foreign currency related transactions	19,811,997	30,543,646	28,606,698	5,321,187	27,403,029

Net change in unrealized appreciation or depreciation on:
Investments	565,412	(2,528,606)	17,136,743	2,041,313	(19,211,564)
Foreign currency related transactions	295,070	—	30,647	—	(14,653)

Net change in unrealized appreciation or depreciation on investments and foreign currency related transactions	860,482	(2,528,606)	17,167,390	2,041,313	(19,226,217)

Net realized and unrealized gain on investments and foreign currency related transactions	20,672,479	28,015,040	45,774,088	7,362,500	8,176,812

Increase in net assets resulting from operations	$21,454,845	$30,537,460	$45,181,070	$6,991,207	$11,070,146

* Foreign taxes	$387,653	$36,241	$48,845	$—	$402,590

See Accompanying Notes to Financial Statements

STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

			ING	ING
		ING	Jennison	JPMorgan	ING
	ING	Janus	Equity	Small Cap	Julius Baer
	International	Special Equity	Opportunities	Equity	Foreign
	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio

INVESTMENT INCOME:
Dividends, net of foreign taxes withheld*	$4,368,829	$641,373	$4,353,661	$1,145,806	$2,490,016
Interest	331,446	26,340	250,015	890	118,044
Securities lending income	32,462	14,348	123,048	39,366	9,997

Total investment income	4,732,737	682,061	4,726,724	1,186,062	2,618,057

EXPENSES:
Unified fees	1,940,279	459,615	2,132,641	1,213,857	1,573,295

Distribution and service fees:
Class A	26,648	5,852	9,437	76,632	32,216
Class R	—	—	—	470	—
Class S	468,419	139,555	802,100	242,767	388,762
Trustee fees and expenses	12,690	2,897	20,447	5,088	5,235

Total expenses	2,448,036	607,919	2,964,625	1,538,814	1,999,508
Brokerage commission recapture	—	(2,626)	(112,887)	(6,295)	—

Net expenses	2,448,036	605,293	2,851,738	1,532,519	1,999,508

Net investment income (loss)	2,284,701	76,768	1,874,986	(346,457)	618,549

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, FOREIGN CURRENCY RELATED TRANSACTIONS, FUTURES, OPTIONS AND SWAPS:

Net realized gain (loss) on:
Investments	24,778,542	3,640,017	47,857,345	24,808,774	5,250,762
Foreign currency related transactions	—	(181,888)	(2,252)	—	(908,452)
Futures, options and swaps	(347,319)	—	—	66,278	—

Net realized gain on investments and foreign currency related transactions	24,431,223	3,458,129	47,855,093	24,875,052	4,342,310

Net change in unrealized appreciation or depreciation on:
Investments	2,974,067	6,139,677	(12,353,065)	11,483,865	45,306,885
Foreign currency related transactions	(2,683)	(396,971)	(8)	—	432,305
Futures, options and swaps	—	82,653	—	43,354	634

Net change in unrealized appreciation or depreciation on investments, foreign currency related transactions and futures	2,971,384	5,825,359	(12,353,073)	11,527,219	45,739,824

Net realized and unrealized gain on investments, foreign currency related transactions and futures	27,402,607	9,283,488	35,502,020	36,402,271	50,082,134

Increase in net assets resulting from operations	$29,687,308	$9,360,256	$37,377,006	$36,055,814	$50,700,683

* Foreign taxes	$672,021	$17,447	$13,590	$481	$301,616

See Accompanying Notes to Financial Statements

STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

	ING	ING	ING	ING	ING
	Legg	Limited	Liquid	Marsico	Mercury
	Mason Value	Maturity Bond	Assets	Growth	Focus Value
	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio

INVESTMENT INCOME:
Dividends, net of foreign taxes withheld*	$2,386,738	$76,093	$631	$8,219,522	$941,992
Interest	97,093	17,436,861	13,596,073	388,593	—
Securities lending income	24,384	236,301	4,962	185,068	—

Total investment income	2,508,215	17,749,255	13,601,666	8,793,183	941,992

EXPENSES:
Unified fees	2,034,681	1,307,052	2,542,827	6,511,368	516,575

Distribution and service fees:
Class A	33,552	—	42,262	44,258	6,024
Class R	—	—	—	5,419	—
Class S	611,126	1,187,526	2,099,739	2,074,094	95,847
Trustee fees and expenses	14,335	38,270	102,788	52,716	2,211

Total expenses	2,693,694	2,532,848	4,787,616	8,687,855	620,657
Brokerage commission recapture	(5,236)	—	—	(213,107)	—

Net expenses	2,688,458	2,532,848	4,787,616	8,474,748	620,657

Net investment income (loss)	(180,243)	15,216,407	8,814,050	318,435	321,335

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, FOREIGN CURRENCY RELATED TRANSACTIONS, FUTURES, OPTIONS AND SWAPS:

Net realized gain (loss) on:
Investments	23,716,068	1,272,132	(168,738)	37,871,187	4,468,742
Foreign currency related transactions	(62,407)	—	—	(204,561)	—

Net realized gain (loss) on investments and foreign currency related transactions	23,653,661	1,272,132	(168,738)	37,666,626	4,468,742

Net change in unrealized appreciation or depreciation on:
Investments	16,625,066	(9,590,877)	—	62,693,190	3,463,474
Foreign currency related transactions	261,495	—	—	(6,300)	—
Futures	—	—	—	205,909	—

Net change in unrealized appreciation or depreciation on investments, foreign currency related transactions and futures	16,886,561	(9,590,877)	—	62,892,799	3,463,474

Net realized and unrealized gain (loss) on investments, foreign currency related transactions and futures	40,540,222	(8,318,745)	(168,738)	100,559,425	7,932,216

Increase in net assets resulting from operations	$40,359,979	$6,897,662	$8,645,312	$100,877,860	$8,253,551

* Foreign taxes	$48,229	$—	$—	$20,737	$4,817

See Accompanying Notes to Financial Statements

STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

	ING	ING	ING	ING	ING
	Mercury Large Cap	MFS	MFS Total	Oppenheimer	PIMCO
	Growth	Mid Cap Growth	Return	Main Street	Core Bond
	Portfolio	Portfolio	Portfolio	Portfolio®	Portfolio

INVESTMENT INCOME:
Dividends, net of foreign taxes withheld*	$178,676	$1,797,055	$18,987,161	$10,564,197	$11,014
Interest	—	171,275	26,310,410	112,137	25,492,788
Securities lending income	—	219,817	377,955	133,473	61,784

Total investment income	178,676	2,188,147	45,675,526	10,809,807	25,565,586

EXPENSES:
Unified fees	135,945	4,817,317	9,029,097	3,972,937	3,755,448

Distribution and service fees:
Class A	5,950	50,983	106,709	8,986	85,530
Class R	359	—	12,226	—	—
Class S	38,615	1,852,603	3,470,230	1,556,578	1,517,203
Trustee fees and expenses	833	46,240	85,649	43,212	65,984

Total expenses	181,702	6,767,143	12,703,911	5,581,713	5,424,165
Brokerage commission recapture	—	(121,318)	(161,608)	(135,919)	—
Reimbursement of unified fee	—	(68,796)	(3,511)	(78,489)	—

Net expenses	181,702	6,577,029	12,538,792	5,367,305	5,424,165

Net investment income (loss)	(3,026)	(4,388,882)	33,136,734	5,442,502	20,141,421

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, FOREIGN CURRENCY RELATED TRANSACTIONS, FUTURES, OPTIONS AND SWAPS:

Net realized gain (loss) on:
Investments	1,466,052	91,056,014	88,112,849	93,370,352	(2,523,372)
Foreign currency related transactions	(137)	12,136	35,921	(14,886)	2,569,789
Futures, options and swaps	—	—	—	—	19,353,421

Net realized gain on investments, foreign currency related transactions, futures, options and swaps	1,465,915	91,068,150	88,148,770	93,355,466	19,399,838

Net change in unrealized appreciation or depreciation on:
Investments	478,232	17,934,669	32,152,530	(24,083,824)	(2,795,216)
Foreign currency related transactions	—	972	2,598	(50,965)	(3,305,944)
Futures, options and swaps	—	—	(3,801)	—	(3,965,475)

Net change in unrealized appreciation or depreciation on investments, foreign currency related transactions, futures, options and swaps	478,232	17,935,641	32,151,327	(24,134,789)	(10,066,635)

Net realized and unrealized gain on investments, foreign currency related transactions, futures, options and swaps	1,944,147	109,003,791	120,300,097	69,220,677	9,333,203

Increase in net assets resulting from operations	$1,941,121	$104,614,909	$153,436,831	$74,663,179	$29,474,624

* Foreign taxes	$1,125	$6,124	$145,119	$105,355	$1

See Accompanying Notes to Financial Statements

STATEMENTS OF OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 2004

					ING
	ING	ING	ING		T. Rowe
	PIMCO	Salomon	Salomon	ING	Price
	High	Brothers	Brothers	Stock	Capital
	Yield	All Cap	Investors	Index	Appreciation
	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio

INVESTMENT INCOME:
Dividends, net of foreign taxes withheld*	$576,167	$5,984,645	$3,720,994	$4,336,421	$35,076,677
Interest	28,272,779	535,132	156,475	92,818	9,520,406
Securities lending income	216,770	98,449	13,757	—	322,518

Total investment income	29,065,716	6,618,226	3,891,226	4,429,239	44,919,601

EXPENSES:
Unified fees	2,036,321	3,447,539	1,230,604	492,276	11,089,188

Distribution and service fees:
Class A	—	39,158	5,587	—	142,639
Class R	—	—	—	—	22,118
Class S	1,038,905	1,140,927	410,226	—	3,995,368
Trustee fees and expenses	13,463	26,101	8,908	4,742	91,752

Total expenses	3,088,689	4,653,725	1,655,325	497,018	15,341,065
Brokerage commission recapture	—	(101,479)	—	—	(171,657)

Net expenses	3,088,689	4,552,246	1,655,325	497,018	15,169,408

Net investment income	25,977,027	2,065,980	2,235,901	3,932,221	29,750,193

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, FOREIGN CURRENCY RELATED TRANSACTIONS, FUTURES, OPTIONS AND SWAPS:

Net realized gain (loss) on:
Investments	1,658,771	18,100,144	4,537,270	467,557	78,859,209
Foreign currency related transactions	(1,006,154)	(932)	—	—	22,067
Futures	—	—	—	305,439	—

Net realized gain on investments, foreign currency related transactions and futures	652,617	18,099,212	4,537,270	772,996	78,881,276

Net change in unrealized appreciation or depreciation on:
Investments	30,072,998	17,407,594	10,990,208	22,183,595	166,145,533
Foreign currency related transactions	(836,731)	—	—	—	1,231
Futures, options and swaps	115,632	—	—	335,005	—

Net change in unrealized appreciation or depreciation on investments, foreign currency related transactions, futures, options and swaps	29,351,899	17,407,594	10,990,208	22,518,600	166,146,764

Net realized and unrealized gain on investments, foreign currency related transactions, futures, options and swaps	30,004,516	35,506,806	15,527,478	23,291,596	245,028,040

Increase in net assets resulting from operations	$55,981,543	$37,572,786	$17,763,379	$27,223,817	$274,778,233

* Foreign taxes	$—	$88,107	$44,855	$—	$202,077

See Accompanying Notes to Financial Statements

STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

	ING	ING	ING
	T. Rowe Price	UBS U.S.	Van Kampen
	Equity Income	Balanced	Equity Growth
	Portfolio	Portfolio	Portfolio

INVESTMENT INCOME:
Dividends, net of foreign taxes withheld*	$19,645,407	$1,126,952	$925,301
Interest	511,762	1,020,855	—
Securities lending income	87,111	11,672	3,192

Total investment income	20,244,280	2,159,479	928,493

EXPENSES:
Unified fees	5,507,279	655,016	411,959

Distribution and service fees:
Class A	68,539	7,725	30,002
Class R	8,045	—	—
Class S	2,028,011	213,504	87,616
Trustee fees and expenses	42,851	4,423	2,479

Total expenses	7,654,725	880,668	532,056
Directed brokerage recapture	(70,959)	—	—
Reimbursement of unified fee	(10,466)	—	—

Net expenses	7,573,300	880,668	532,056

Net investment income	12,670,980	1,278,811	396,437

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, AND FOREIGN CURRENCY RELATED TRANSACTIONS:
Net realized gain (loss) on investments	26,310,019	3,693,346	(935,443)

Net change in unrealized appreciation or depreciation on investments and foreign currency related transactions	85,786,391	4,940,033	5,945,565

Net realized and unrealized gain on investments and foreign currency related transactions	112,096,410	8,633,379	5,010,122

Increase in net assets resulting from operations	$124,767,390	$9,912,190	$5,406,559

* Foreign taxes	$96,014	$(23)	$1,643

See Accompanying Notes to Financial Statements

STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

	ING	ING	ING
	Van Kampen	Van Kampen	Van Kampen
	Global	Growth and	Real
	Franchise	Income	Estate
	Portfolio	Portfolio	Portfolio

INVESTMENT INCOME:
Dividends, net of foreign taxes withheld*	$2,651,009	$15,677,281	$20,790,169
Interest	5,894	399,447	816
Securities lending income	256	162,779	14,106

Total investment income	2,657,159	16,239,507	20,805,091

EXPENSES:
Unified fees	1,077,024	5,293,534	2,830,711

Distribution and service fees:
Class A	96,819	142,959	42,410
Class R	—	1,646	—
Class S	208,744	1,916,002	1,042,253
Trustee fees and expenses	4,535	48,341	22,133

Total expenses	1,387,122	7,402,482	3,937,507
Directed brokerage recapture	—	(171,879)	—

Net expenses	1,387,122	7,230,603	3,937,507

Net investment income	1,270,037	9,008,904	16,867,584

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, AND FOREIGN CURRENCY RELATED TRANSACTIONS:

Net realized gain (loss) on:
Investments	2,471,007	57,500,154	18,958,213
Foreign currency related transactions	(733,265)	—	—

Net realized gain (loss) on investments and foreign currency related transactions	1,737,742	57,500,154	18,958,213

Net change in unrealized appreciation or depreciation on:
Investments	13,452,482	42,044,038	111,364,888
Foreign currency related transactions	(1,338,529)	—	—

Net change in unrealized appreciation or depreciation on investments, and foreign currency related transactions	12,113,953	42,044,038	111,364,888

Net realized and unrealized gain on investments, and foreign currency related transactions	13,851,695	99,544,192	130,323,101

Increase in net assets resulting from operations	$15,121,732	$108,553,096	$147,190,685

* Foreign taxes	$256,418	$279,319	$80,668

See Accompanying Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

	ING AIM		ING Alliance
	Mid Cap Growth Portfolio		Mid Cap Growth Portfolio

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

FROM OPERATIONS:
Net investment loss	$(1,096,362)	$(658,024)	$(4,442,191)	$(2,638,257)
Net realized gain on investments and foreign currency related transactions	10,718,814	27,553,915	128,357,310	83,706,555
Net change in unrealized appreciation or depreciation on investments and foreign currency related transactions	6,096,791	37,856,794	(20,713,910)	115,668,311

Net increase in net assets resulting from operations	15,719,243	64,752,685	103,201,209	196,736,609

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares	35,780,170	151,508,923	171,570,114	209,880,143
Cost of shares redeemed	(44,303,274)	(128,273,374)	(130,013,223)	(162,876,887)

Net increase (decrease) in net assets resulting from capital share transactions	(8,523,104)	23,235,549	41,556,891	47,003,256

Net increase in net assets	7,196,139	87,988,234	144,758,100	243,739,865

NET ASSETS:
Beginning of year	233,454,804	145,466,570	532,667,940	288,928,075

End of year	$240,650,943	$233,454,804	$677,426,040	$532,667,940

Undistributed net investment income at end of year	$1,100,723	$—	$—	$—

See Accompanying Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

	ING Capital Guardian		ING Capital Guardian
	Large Cap Value Portfolio		Managed Global Portfolio

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

FROM OPERATIONS:
Net investment income	$2,813,132	$1,199,126	$1,640,132	$1,029,011
Net realized gain (loss) on investments and foreign currency related transactions	19,845,178	(16,037,894)	19,887,910	(17,657,067)
Net change in unrealized appreciation or depreciation on investments and foreign currency related transactions	32,318,507	145,237,279	17,137,293	105,953,277

Net increase in net assets resulting from operations	54,976,817	130,398,511	38,665,335	89,325,221

FROM DISTRIBUTIONS TO SHAREHOLDERS:

Net investment income:
Class A	(19,094)	—	(26,861)	—
Class S	(1,176,341)	(226,442)	(1,753,083)	—

Total distributions	(1,195,435)	(226,442)	(1,779,944)	—

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares	96,423,900	173,261,892	46,849,411	78,018,001
Dividends reinvested	1,195,435	226,442	1,779,944	—

	97,619,335	173,488,334	48,629,355	78,018,001
Cost of shares redeemed	(61,050,010)	(22,728,034)	(51,677,111)	(33,487,134)

Net increase in net assets resulting from capital share transactions	36,569,325	150,760,300	(3,047,756)	44,530,867

Net increase in net assets	90,350,707	280,932,369	33,837,635	133,856,088

NET ASSETS:
Beginning of year	582,652,351	301,719,982	360,877,077	227,020,989

End of year	$673,003,058	$582,652,351	$394,714,712	$360,877,077

Undistributed net investment income at end of year	$2,792,643	$1,195,314	$946,776	$1,207,301

See Accompanying Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

	ING Capital Guardian		ING Developing
	Small Cap Portfolio		World Portfolio

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

FROM OPERATIONS:
Net investment income	$1,093,887	$1,207,980	$782,366	$799,146
Net realized gain (loss) on investments and foreign currency related transactions	9,280,358	(36,198,809)	19,811,997	3,804,904
Net change in unrealized appreciation or depreciation on investments and foreign currency related transactions	26,667,045	186,731,212	860,482	26,182,251

Net increase in net assets resulting from operations	37,041,290	151,740,383	21,454,845	30,786,301

FROM DISTRIBUTIONS TO SHAREHOLDERS:

Net investment income:
Class A	(23,286)	(3,696)	(28,996)	(2,319)
Class S	(1,056,315)	(719,363)	(511,186)	(183,366)

Total distributions	(1,079,601)	(723,059)	(540,182)	(185,685)

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares	46,539,382	205,419,081	71,097,328	73,057,703
Dividends reinvested	1,079,601	723,059	540,182	185,685

	47,618,983	206,142,140	71,637,510	73,243,388
Cost of shares redeemed	(85,273,968)	(145,093,222)	(44,162,879)	(51,216,225)

Net increase (decrease) in net assets resulting from capital share transactions	(37,654,985)	61,048,918	27,474,631	22,027,163

Net increase (decrease) in net assets	(1,693,296)	212,066,242	48,389,294	52,627,779

NET ASSETS:
Beginning of year	577,573,159	365,506,917	115,448,486	62,820,707

End of year	$575,879,863	$577,573,159	$163,837,780	$115,448,486

Undistributed net investment income at end of year	$941,947	$1,076,573	$160,040	$159,282

See Accompanying Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

	ING Eagle Asset Capital		ING FMRSM Diversified
	Appreciation Portfolio		Mid Cap Portfolio

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

FROM OPERATIONS:
Net investment income (loss)	$2,522,420	$2,015,307	$(593,018)	$390,038
Net realized gain (loss) on investments and foreign currency related transactions	30,543,646	(4,882,185)	28,606,698	2,964,859
Net change in unrealized appreciation or depreciation on investments and foreign currency related transactions	(2,528,606)	45,500,570	17,167,390	34,027,014

Net increase in net assets resulting from operations	30,537,460	42,633,692	45,181,070	37,381,911

FROM DISTRIBUTIONS TO SHAREHOLDERS:

Net investment income:
Class A	(17,950)	(1,362)	(14,732)	—
Class S	(1,997,790)	(436,934)	(267,728)	(1,642)

Total distributions	(2,015,740)	(438,296)	(282,460)	(1,642)

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares	17,527,989	35,866,747	67,661,279	43,772,582
Dividends reinvested	2,015,740	438,296	282,460	1,642

	19,543,729	36,305,043	67,943,739	43,774,224
Cost of shares redeemed	(35,145,586)	(38,074,718)	(17,843,302)	(5,158,201)

Net increase (decrease) in net assets resulting from capital share transactions	(15,601,857)	(1,769,675)	50,100,437	38,616,023

Net increase in net assets	12,919,863	40,425,721	94,999,047	75,996,292

NET ASSETS:
Beginning of year	218,057,718	177,631,997	167,420,193	91,423,901

End of year (period)	$230,977,581	$218,057,718	$262,419,240	$167,420,193

Undistributed net investment income (accumulated net investment loss) at end of year	$2,519,826	$2,013,146	$(167,604)	$281,421

See Accompanying Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

	ING Goldman Sachs
	TollkeeperSM Portfolio		ING Hard Assets Portfolio

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

FROM OPERATIONS:
Net investment income (loss)	$(371,293)	$(523,423)	$2,893,334	$2,156,182
Net realized gain on investments and foreign currency related transactions	5,321,187	655,924	27,403,029	2,901,106
Net change in unrealized appreciation or depreciation on investments and foreign currency related transactions	2,041,313	10,527,420	(19,226,217)	37,014,985

Net increase in net assets resulting from operations	6,991,207	10,659,921	11,070,146	42,072,273

FROM DISTRIBUTIONS TO SHAREHOLDERS:

Net investment income:
Class A	—	—	(89,812)	(7,091)
Class I	—	—	(22,590)	(625)
Class S	—	—	(1,576,719)	(394,080)

Total distributions	—	—	(1,689,121)	(401,796)

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares	21,892,489	39,906,048	92,121,013	102,173,688
Dividends reinvested	—	—	1,689,121	401,796

	21,892,489	39,906,048	93,810,134	102,575,484
Cost of shares redeemed	(12,773,300)	(9,406,440)	(48,034,278)	(66,085,701)

Net increase in net assets resulting from capital share transactions	9,119,189	30,499,608	45,775,856	36,489,783

Net increase in net assets	16,110,396	41,159,529	55,156,881	78,160,260

NET ASSETS:
Beginning of year	56,422,838	15,263,309	147,580,377	69,420,117

End of year	$72,533,234	$56,422,838	$202,737,258	$147,580,377

Undistributed net investment income at end of year	$16,177	$—	$1,886,299	$1,642,409

See Accompanying Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

			ING Janus
	ING International Portfolio		Special Equity Portfolio

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

FROM OPERATIONS:
Net investment income (loss)	$2,284,701	$1,806,070	$76,768	$(167,342)
Net realized gain (loss) on investments, foreign currency related transactions and futures	24,431,223	(1,034,227)	3,458,129	387,229
Net change in unrealized appreciation or depreciation on investments, foreign currency related transactions and futures	2,971,384	41,465,068	5,825,359	13,667,429

Net increase in net assets resulting from operations	29,687,308	42,236,911	9,360,256	13,887,316

FROM DISTRIBUTIONS TO SHAREHOLDERS:

Net investment income:
Class A	(86,493)	(8,242)	—	—
Class S	(1,757,550)	(394,902)	—	—

Total distributions	(1,844,043)	(403,144)	—	—

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares	58,949,456	293,630,808	18,730,425	22,905,626
Dividends reinvested	1,844,043	403,144	—	—

	60,793,499	294,033,952	18,730,425	22,905,626
Cost of shares redeemed	(68,071,073)	(286,268,256)	(14,816,659)	(3,998,424)

Net increase (decrease) in net assets resulting from capital share transactions	(7,277,574)	7,765,696	3,913,766	18,907,202

Net increase in net assets	20,565,691	49,599,463	13,274,022	32,794,518

NET ASSETS:
Beginning of year	189,652,096	140,052,633	54,674,623	21,880,105

End of year	$210,217,787	$189,652,096	$67,948,645	$54,674,623

Undistributed net investment income (accumulated net investment loss) at end of year	$1,576,637	$1,483,299	$(41,369)	$63,751

See Accompanying Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

	ING Jennison Equity		ING JPMorgan
	Opportunities Portfolio		Small Cap Equity Portfolio

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

FROM OPERATIONS:
Net investment income (loss)	$1,874,986	$952,493	$(346,457)	$(211,228)
Net realized gain on investments and foreign currency related transactions	47,855,093	26,248,969	24,875,052	878,276
Net change in unrealized appreciation or depreciation on investments, foreign currency related transactions and futures	(12,353,073)	54,194,915	11,527,219	12,065,600

Net increase in net assets resulting from operations	37,377,006	81,396,377	36,055,814	12,732,648

FROM DISTRIBUTIONS TO SHAREHOLDERS:

Net investment income:
Class A	(13,952)	(647)	—	—
Class I	—	—	—	—
Class R	—	—	—	—
Class S	(939,778)	(274,235)	—	—

Net realized gains:
Class A	—	—	(32,622)	—
Class I	—	—	(42,458)	—
Class R	—	—	(242)	—
Class S	—	—	(156,606)	—

Total distributions	(953,730)	(274,882)	(231,928)	—

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares	9,827,216	60,815,080	149,310,744	55,777,073
Dividends reinvested	953,730	274,882	231,928	—

	10,780,946	61,089,962	149,542,672	55,777,073
Cost of shares redeemed	(63,374,729)	(87,559,381)	(28,654,006)	(5,796,735)

Net increase (decrease) in net assets resulting from capital share transactions	(52,593,783)	(26,469,419)	120,888,666	49,980,338

Net increase (decrease) in net assets	(16,170,507)	54,652,076	156,712,552	62,712,986

NET ASSETS:
Beginning of year	341,972,000	287,319,924	76,691,532	13,978,546

End of year	$325,801,493	$341,972,000	$233,404,084	$76,691,532

Undistributed net investment income at end of year	$1,861,998	$—	$73,567	$—

See Accompanying Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

	ING Julius Baer		ING Legg Mason
	Foreign Portfolio		Value Portfolio

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

FROM OPERATIONS:
Net investment income (loss)	$618,549	$132,286	$(180,243)	$575,061
Net realized gain (loss) on investments and foreign currency related transactions	4,342,310	1,510,892	23,653,661	(4,309,061)
Net change in unrealized appreciation or depreciation on investments, foreign currency related transactions and futures	45,739,824	5,145,222	16,886,561	42,358,344

Net increase in net assets resulting from operations	50,700,683	6,788,400	40,359,979	38,624,344

FROM DISTRIBUTIONS TO SHAREHOLDERS:

Net investment income:
Class A	(3,209)	(14,109)	(21,001)	—
Class I	(6,460)	—	(9,049)	—
Class S	(247,782)	(219,202)	(410,099)	(58,414)

Net realized gains:
Class A	(107,984)	(80,509)	—	—
Class I	(20,900)	—	—	—
Class S	(1,985,206)	(1,137,642)	—	—

Total distributions	(2,371,541)	(1,451,462)	(440,149)	(58,414)

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares	338,885,081	40,921,562	105,475,347	68,482,819
Dividends reinvested	2,371,541	1,451,462	440,149	58,414

	341,256,622	42,373,024	105,915,496	68,541,233
Cost of shares redeemed	(26,428,643)	(17,270,379)	(34,330,572)	(7,307,453)

Net increase in net assets resulting from capital share transactions	314,827,979	25,102,645	71,584,924	61,233,780

Net increase in net assets	363,157,121	30,439,583	111,504,754	99,799,710

NET ASSETS:
Beginning of year	39,760,318	9,320,735	230,876,301	131,076,591

End of year	$402,917,439	$39,760,318	$342,381,055	$230,876,301

Undistributed net investment income (accumulated net investment loss) at end of year	$(588,325)	$(119,446)	$(4,021)	$435,449

See Accompanying Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

	ING Limited
	Maturity Bond Portfolio		ING Liquid Assets Portfolio

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

FROM OPERATIONS:
Net investment income	$15,216,407	$20,569,640	$8,814,050	$7,439,139
Net realized gain (loss) on investments and foreign currency related transactions	1,272,132	3,382,563	(168,738)	(180)
Net change in unrealized appreciation or depreciation on investments, and foreign currency related transactions	(9,590,877)	(6,516,033)	—	—

Net increase in net assets resulting from operations	6,897,662	17,436,170	8,645,312	7,438,959

FROM DISTRIBUTIONS TO SHAREHOLDERS:

Net investment income:
Class A	—	—	(88,721)	(28,483)
Class I	—	—	(1,059,247)	—
Class S	(20,568,192)	(4,376,625)	(7,666,082)	(7,410,656)

Net realized gains:
Class S	(3,243,201)	(1,230,318)	—	—

Total distributions	(23,811,393)	(5,606,943)	(8,814,050)	(7,439,139)

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares	18,481,089	130,247,651	1,292,501,280	1,770,334,929
Dividends reinvested	23,811,393	5,606,943	8,138,284	7,439,139

	42,292,482	135,854,594	1,300,639,564	1,777,774,068
Cost of shares redeemed	(204,273,426)	(186,890,102)	(1,267,377,919)	(2,093,366,115)

Net increase (decrease) in net assets resulting from capital share transactions	(161,980,944)	(51,035,508)	33,261,645	(315,592,047)

Net increase (decrease) in net assets	(178,894,675)	(39,206,281)	33,092,907	(315,592,227)

NET ASSETS:
Beginning of year	572,055,900	611,262,181	777,960,869	1,093,553,096

End of year	$393,161,225	$572,055,900	$811,053,776	$777,960,869

Undistributed net investment income at end of year	$15,910,892	$20,565,525	$—	$—

See Accompanying Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

			ING Mercury
	ING Marsico Growth Portfolio		Focus Value Portfolio

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

FROM OPERATIONS:
Net investment income (loss)	$318,435	$(1,181,750)	$321,335	$25,585
Net realized gain on investments and foreign currency related transactions	37,666,626	2,039,677	4,468,742	995,260
Net change in unrealized appreciation or depreciation on investments, foreign currency related transactions and futures	62,892,799	197,329,915	3,463,474	3,505,557

Net increase in net assets resulting from operations	100,877,860	198,187,842	8,253,551	4,526,402

FROM DISTRIBUTIONS TO SHAREHOLDERS:

Net investment income:
Class A	—	—	(2,460)	(656)
Class I	—	—	(166,519)	—
Class S	—	—	(159,881)	(34,977)

Net realized gains:
Class A	—	—	(101,496)	(6,478)
Class I	—	—	(2,024,263)	—
Class S	—	—	(3,073,637)	(215,494)

Total distributions	—	—	(5,528,256)	(257,605)

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares	61,466,256	165,311,762	107,447,381	18,738,298
Dividends reinvested	—	—	5,528,256	257,605

	61,466,256	165,311,762	112,975,637	18,995,903
Cost of shares redeemed	(115,260,849)	(124,328,428)	(18,876,869)	(3,349,422)

Net increase (decrease) in net assets resulting from capital share transactions	(53,794,593)	40,983,334	94,098,768	15,646,481

Net increase in net assets	47,083,267	239,171,176	96,824,063	19,915,278

NET ASSETS:
Beginning of year	855,498,206	616,327,030	28,018,233	8,102,955

End of year	$902,581,473	$855,498,206	$124,842,296	$28,018,233

Undistributed net investment income at end of year	$145,481	$2,091	$—	$—

See Accompanying Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

	ING Mercury Large Cap		ING MFS Mid Cap
	Growth Portfolio		Growth Portfolio

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

FROM OPERATIONS:
Net investment loss	$(3,026)	$(26,749)	$(4,388,882)	$(2,553,657)
Net realized gain on investments and foreign currency related transactions	1,465,915	405,450	91,068,150	46,954,850
Net change in unrealized appreciation or depreciation on investments and foreign currency related transactions	478,232	2,221,210	17,935,641	159,864,194

Net increase in net assets resulting from operations	1,941,121	2,599,911	104,614,909	204,265,387

FROM DISTRIBUTIONS TO SHAREHOLDERS:

Net realized gains:
Class A	(157,713)	—	—	—
Class R	(6,798)	—	—	—
Class S	(1,406,191)	—	—	—

Return of capital:
Class A	(3,075)	—	—	—
Class R	(128)	—	—	—
Class S	(26,668)	—	—	—

Total distributions	(1,600,573)	—	—	—

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares	10,687,934	10,189,970	53,184,415	268,487,724
Dividends reinvested	1,600,573	—	—	—

	12,288,507	10,189,970	53,184,415	268,487,724
Cost of shares redeemed	(6,847,276)	(2,327,009)	(127,486,177)	(239,570,562)

Net increase (decrease) in net assets resulting from capital share transactions	5,441,231	7,862,961	(74,301,762)	28,917,162

Net increase in net assets	5,781,779	10,462,872	30,313,147	233,182,549

NET ASSETS:
Beginning of year	15,337,343	4,874,471	756,064,931	522,882,382

End of year	$21,119,122	$15,337,343	$786,378,078	$756,064,931

Undistributed net investment income at end of year	$—	$—	$—	$—

See Accompanying Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

	ING MFS Total		ING Oppenheimer
	Return Portfolio		Main Street Portfolio®

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

FROM OPERATIONS:
Net investment income	$33,136,734	$27,456,723	$5,442,502	$5,059,524
Net realized gain on investments and foreign currency related transactions	88,148,770	5,333,523	93,355,466	13,217,767
Net change in unrealized appreciation or depreciation on investments and foreign currency related transactions	32,151,327	149,320,174	(24,134,789)	111,874,272

Net increase in net assets resulting from operations	153,436,831	182,110,420	74,663,179	130,151,563

FROM DISTRIBUTIONS TO SHAREHOLDERS:

Net investment income:
Class A	(684,521)	(71,275)	(25,453)	(2,443)
Class I	(94,047)	(13,130)	(1,408)	(331)
Class R	(61,786)	(5)	—	—
Class S	(26,478,898)	(6,109,182)	(4,973,523)	(1,227,490)

Total distributions	(27,319,252)	(6,193,592)	(5,000,384)	(1,230,264)

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares	130,081,652	244,726,802	11,380,063	113,047,309
Dividends reinvested	27,319,252	6,193,592	5,000,384	1,230,264

	157,400,904	250,920,394	16,380,447	114,277,573
Cost of shares redeemed	(100,964,261)	(107,799,400)	(105,560,480)	(160,129,095)

Net increase (decrease) in net assets resulting from capital share transactions	56,436,643	143,120,994	(89,180,033)	(45,851,522)

Net increase (decrease) in net assets	182,554,222	319,037,822	(19,517,238)	83,069,777

NET ASSETS:
Beginning of year	1,346,506,585	1,027,468,763	646,875,738	563,805,961

End of year	$1,529,060,807	$1,346,506,585	$627,358,500	$646,875,738

Undistributed net investment income at end of year	$34,434,610	$27,309,017	$5,424,881	$4,997,649

See Accompanying Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

			ING PIMCO
	ING PIMCO		High Yield
	Core Bond Portfolio		Portfolio

			May 3,
	Year Ended	Year Ended	2004(1) to
	December 31,	December 31,	December 31,
	2004	2003	2004

FROM OPERATIONS:
Net investment income	$20,141,421	$19,497,637	$25,977,027
Net realized gain (loss) on investments, foreign currency related transactions, futures, options and swaps	19,399,838	(76,999)	652,617
Net change in unrealized appreciation or depreciation on investments, foreign currency related transactions, futures, options and swaps	(10,066,635)	5,204,304	29,351,899

Net increase in net assets resulting from operations	29,474,624	24,624,942	55,981,543

FROM DISTRIBUTIONS TO SHAREHOLDERS:

Net investment income:
Class A	(722,860)	(59,114)	—
Class S	(19,204,203)	(2,293,053)	(24,814,541)

Net realized gains:
Class A	(42,649)	(187,518)	—
Class S	(1,148,077)	(6,036,124)	—

Total distributions	(21,117,789)	(8,575,809)	(24,814,541)

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares	310,405,278	225,783,008	767,355,305
Dividends reinvested	21,117,789	8,575,809	22,061,170

	331,523,067	234,358,817	789,416,475
Cost of shares redeemed	(109,447,329)	(147,528,775)	(122,698,936)

Net increase in net assets resulting from capital share transactions	222,075,738	86,830,042	666,717,539

Net increase in net assets	230,432,573	102,879,175	697,884,541

NET ASSETS:
Beginning of period	541,429,099	438,549,924	—

End of period	$771,861,672	$541,429,099	$697,884,541

Undistributed net investment income at end of period	$18,550,181	$18,335,823	$547,618

(1)	Commencement of operations.

See Accompanying Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

	ING Salomon Brothers		ING Salomon Brothers
	All Cap Portfolio		Investors Portfolio

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

FROM OPERATIONS:
Net investment income	$2,065,980	$961,263	$2,235,901	$1,368,941
Net realized gain (loss) on investments and foreign currency related transactions	18,099,212	(259,273)	4,537,270	(5,172,013)
Net change in unrealized appreciation or depreciation on investments and foreign currency related transactions	17,407,594	107,987,878	10,990,208	34,585,706

Net increase in net assets resulting from operations	37,572,786	108,689,868	17,763,379	30,782,634

FROM DISTRIBUTIONS TO SHAREHOLDERS:

Net investment income:
Class A	(40,264)	(344)	(11,764)	(750)
Class I	—	—	(9,620)	(557)
Class S	(896,519)	(194,579)	(1,296,772)	(210,641)

Total distributions	(936,783)	(194,923)	(1,318,156)	(211,948)

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares	154,010,065	114,260,426	92,717,762	26,791,583
Dividends reinvested	936,783	194,923	1,318,156	211,948

	154,946,848	114,455,349	94,035,918	27,003,531
Cost of shares redeemed	(97,489,321)	(39,951,422)	(37,791,293)	(11,777,223)

Net increase in net assets resulting from capital share transactions	57,457,527	74,503,927	56,244,625	15,226,308

Net increase in net assets	94,093,530	182,998,872	72,689,848	45,796,994

NET ASSETS:
Beginning of year	435,977,111	252,978,239	141,090,429	95,293,435

End of year	$530,070,641	$435,977,111	$213,780,277	$141,090,429

Undistributed net investment income at end of period	$2,061,831	$933,566	$2,142,209	$1,315,148

See Accompanying Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

	ING Stock	ING T. Rowe Price
	Index Portfolio	Capital Appreciation Portfolio

	May 3,
	2004(1) to	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2004	2004	2003

FROM OPERATIONS:
Net investment income	$3,932,221	$29,750,193	$19,932,394
Net realized gain on investments, foreign currency related transactions and futures	772,996	78,881,276	12,923,785
Net change in unrealized appreciation or depreciation on investments, foreign currency related transactions and futures	22,518,600	166,146,764	243,490,118

Net increase in net assets resulting from operations	27,223,817	274,778,233	276,346,297

FROM DISTRIBUTIONS TO SHAREHOLDERS:

Net investment income:
Class A	—	(579,697)	(50,880)
Class I	(4,077,290)	(625,306)	(151,060)
Class R	—	(141,000)	(151)
Class S	—	(18,582,952)	(4,311,651)

Net realized gains:
Class A	—	(354,638)	(22,277)
Class I	(1,062,296)	(360,900)	(39,428)
Class R	—	(81,379)	(44)
Class S	—	(12,342,694)	(1,597,151)

Total distributions	(5,139,586)	(33,068,566)	(6,172,642)

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares	385,447,459	351,982,281	279,764,668
Dividends reinvested	5,139,586	33,068,566	6,172,642

	390,587,045	385,050,847	285,937,310
Cost of shares redeemed	(33,964,848)	(52,658,831)	(84,074,750)

Net increase in net assets resulting from capital share transactions	356,622,197	332,392,016	201,862,560

Net increase in net assets	378,706,428	574,101,683	472,036,215

NET ASSETS:
Beginning of period	—	1,467,851,701	995,815,486

End of period	$378,706,428	$2,041,953,384	$1,467,851,701

Undistributed net investment income at end of period	$7,449	$29,762,963	$19,919,659

(1) Commencement of operations.

See Accompanying Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

	ING T. Rowe Price		ING UBS US
	Equity Income Portfolio		Balanced Portfolio

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

FROM OPERATIONS:
Net investment income	$12,670,980	$8,346,960	$1,278,811	$714,494
Net realized gain (loss) on investments and foreign currency related transactions	26,310,019	5,920,445	3,693,346	(765,081)
Net change in unrealized appreciation or depreciation on investments, and foreign currency related transactions	85,786,391	106,370,776	4,940,033	8,968,487

Net increase in net assets resulting from operations	124,767,390	120,638,181	9,912,190	8,917,900

FROM DISTRIBUTIONS TO SHAREHOLDERS:

Net investment income:
Class A	(203,343)	(22,774)	(24,103)	(208)
Class I	(98,225)	(9,105)	—	—
Class R	(32,894)	—	—	—
Class S	(7,999,880)	(1,645,771)	(688,240)	(7,829)

Net realized gains:
Class A	(115,420)	(13,093)	—	—
Class I	(50,793)	(3,057)	—	—
Class R	(17,010)	—	—	—
Class S	(4,767,676)	(758,764)	—	—

Total distributions	(13,285,241)	(2,452,564)	(712,343)	(8,037)

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares	257,134,404	167,810,828	29,063,689	19,361,974
Dividends reinvested	13,285,240	2,452,564	712,343	8,037

	270,419,644	170,263,392	29,776,032	19,370,011
Cost of shares redeemed	(38,569,008)	(34,384,898)	(3,099,934)	(6,020,188)

Net increase in net assets resulting from capital share transactions	231,850,636	135,878,494	26,676,098	13,349,823

Net increase in net assets	343,332,785	254,064,111	35,875,945	22,259,686

NET ASSETS:
Beginning of year	672,990,377	418,926,266	69,654,047	47,394,361

End of year	$1,016,323,162	$672,990,377	$105,529,992	$69,654,047

Undistributed net investment income at end of year	$12,744,593	$8,331,964	$1,435,306	$710,805

See Accompanying Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

	ING Van Kampen		ING Van Kampen
	Equity Growth Portfolio		Global Franchise Portfolio

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

FROM OPERATIONS:
Net investment income	$396,437	$7,635	$1,270,037	$508,442
Net realized gain (loss) on investments and foreign currency related transactions	(935,443)	1,337,586	1,737,742	(228,428)
Net change in unrealized appreciation or depreciation on investments and foreign currency related transactions	5,945,565	3,098,692	12,113,953	12,569,445

Net increase in net assets resulting from operations	5,406,559	4,443,913	15,121,732	12,849,459

FROM DISTRIBUTIONS TO SHAREHOLDERS:

Net investment income:
Class I	(4,972)	—	—	—
Class S	—	(4,217)	—	—

Net realized gains:
Class A	(45,071)	(61,549)	—	(2,149)
Class I	(198,886)	—	—	—
Class S	(186,825)	(308,126)	—	(8,550)

Return of capital:
Class A	—	—	—	(66,912)
Class S	—	—	—	(298,998)

Total distributions	(435,754)	(373,892)	—	(376,609)

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares	59,496,160	27,320,189	79,400,396	52,690,125
Dividends reinvested	435,754	373,892	—	376,609

	59,931,914	27,694,081	79,400,396	53,066,734
Cost of shares redeemed	(7,784,937)	(2,870,334)	(10,265,584)	(12,745,194)

Net increase in net assets resulting from capital share transactions	52,146,977	24,823,747	69,134,812	40,321,540

Net increase in net assets	57,117,782	28,893,768	84,256,544	52,794,390

NET ASSETS:
Beginning of year	35,695,673	6,801,905	72,640,592	19,846,202

End of year	$92,813,455	$35,695,673	$156,897,136	$72,640,592

Undistributed net investment income at end of year	$391,375	$3,418	$912,232	$375,460

See Accompanying Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

	ING Van Kampen Growth and		ING Van Kampen Real Estate
	Income Portfolio		Portfolio

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

FROM OPERATIONS:
Net investment income	$9,008,904	$8,075,339	$16,867,584	$11,727,958
Net realized gain on investments and foreign currency related transactions	57,500,154	16,524,400	18,958,213	2,127,169
Net change in unrealized appreciation or depreciation on investments and foreign currency related transactions	42,044,038	140,921,312	111,364,888	68,317,968

Net increase in net assets resulting from operations	108,553,096	165,521,051	147,190,685	82,173,095

FROM DISTRIBUTIONS TO SHAREHOLDERS:

Net investment income:
Class A	(538,210)	(42,172)	(228,392)	(6,265)
Class I	—	—	(61,095)	(1,204)
Class R	(4,877)	—	—	—
Class S	(7,531,437)	(1,730,982)	(7,085,072)	(525,364)

Net realized gains:
Class A	—	—	(136,221)	(36,791)
Class I	—	—	(34,770)	(2,992)
Class S	—	—	(4,385,805)	(2,043,996)

Total distributions	(8,074,524)	(1,773,154)	(11,931,355)	(2,616,612)

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares	58,305,191	84,745,954	154,595,832	116,594,905
Dividends reinvested	8,074,524	1,773,154	11,931,355	2,616,612

	66,379,715	86,519,108	166,527,187	119,211,517
Cost of shares redeemed	(71,680,535)	(67,281,263)	(55,108,921)	(45,361,463)

Net increase (decrease) in net assets resulting from capital share transactions	(5,300,820)	19,237,845	111,418,266	73,850,054

Net increase in net assets	95,177,752	182,985,742	246,677,596	153,406,537

NET ASSETS:
Beginning of year	783,826,052	600,840,310	347,899,507	194,492,970

End of year	$879,003,804	$783,826,052	$594,577,103	$347,899,507

Undistributed net investment income at end of year	$9,008,023	$8,073,643	$12,629,454	$7,371,780

See Accompanying Notes to Financial Statements

ING AIM MID CAP GROWTH PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A

	Year Ended		September 9,
	December 31,		2002(2) to
			December 31,
	2004	2003(1)	2002(1)

Per Share Operating Performance:
Net asset value, beginning of period	$12.93	8.99	9.18

Income (loss) from investment operations:
Net investment loss	$(0.06)	(0.04)	(0.02)
Net realized and unrealized gain (loss) on investments	$1.02	3.98	(0.17)
Total from investment operations	$0.96	3.94	(0.19)
Net asset value, end of period	$13.89	12.93	8.99

Total Return(3)%	7.42	43.83	(2.07)

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$6,534	3,200	87

Ratios to average net assets:
Net expenses after brokerage commission recapture(4)%	1.02	1.01	1.05
Gross expenses prior to brokerage commission recapture (4)%	1.07	1.09	1.10
Net investment loss(4)%	(0.62)	(0.47)	(0.56)
Portfolio turnover rate %	171	214	188

		Class S

		Year Ended December 31,

		2004	2003	2002(1)	2001	2000

Per Share Operating Performance:
Net asset value, beginning of year		$12.96	8.99	13.16	16.72	19.95

Income (loss) from investment operations:
Net investment loss		$(0.06)	(0.04)	(0.06)	(0.08)	(0.02)
Net realized and unrealized gain (loss) on investments		$1.04	4.01	(4.11)	(3.46)	(2.52)
Total from investment operations		$0.98	3.97	(4.17)	(3.54)	(2.54)

Less distributions from:
Net investment income		$—	—	—	—	—
Net realized gain on investments		$—	—	—	0.02	0.69
Total distributions		$—	—	—	0.02	0.69
Net asset value, end of year		$13.94	12.96	8.99	13.16	16.72

Total Return	%	7.56	44.16	(31.69)	(21.17)	(12.45)

Ratios and Supplemental Data:
Net assets, end of year (000’s)		$234,117	230,255	145,379	269,805	374,614

Ratios to average net assets:
Net expenses after brokerage commission recapture	%	0.87	0.86	0.90	0.95	0.95
Gross expenses prior to brokerage commission recapture	%	0.92	0.94	0.95	0.95	0.95
Net investment loss	%	(0.47)	(0.37)	(0.52)	(0.53)	(0.19)
Portfolio turnover rate	%	171	214	188	200	219

(1) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(2) Commencement of operations.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

See Accompanying Notes to Financial Statements

ING ALLIANCE MID CAP GROWTH PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A

	Year Ended		September 9,
	December 31,		2002(1) to
			December 31,
	2004	2003	2002(2)

Per Share Operating Performance:
Net asset value, beginning of period	$14.88	8.92	8.37

Income (loss) from investment operations:
Net investment loss	$(0.10)	(0.10)	(0.02)
Net realized and unrealized gain on investments	$2.98	6.06	0.57
Total from investment operations	$2.88	5.96	0.55
Net asset value, end of period	$17.76	14.88	8.92

Total Return(3)%	19.35	66.82	6.57

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$12,901	4,638	158

Ratios to average net assets:
Net expenses after brokerage commission recapture(4)%	1.12	1.14	1.18
Gross expenses prior to brokerage commission recapture(4)%	1.18	1.19	1.21
Net investment loss(4)%	(0.93)	(0.86)	(0.71)
Portfolio turnover rate %	126	111	159

		Class S

		Year Ended December 31,

		2004	2003	2002(2)	2001	2000

Per Share Operating Performance:
Net asset value, beginning of year		$14.90	8.92	12.75	14.78	18.52

Income (loss) from investment operations:
Net investment loss		$(0.12)	(0.07)	(0.07)	(0.07)	(0.07)
Net realized and unrealized gain (loss) on investments		$3.03	6.05	(3.76)	(1.96)	(3.14)
Total from investment operations		$2.91	5.98	(3.83)	(2.03)	(3.21)

Less distributions from:
Net investment income		$—	—	—	—	—
Net realized gain on investments		$—	—	—	—	0.53
Return of capital		$—	—	—	—	0.00 *
Total distributions		$—	—	—	—	0.53
Net asset value, end of year		$17.81	14.90	8.92	12.75	14.78

Total Return(3)%		19.53	67.04	(30.04)	(13.73)	(17.12)

Ratios and Supplemental Data
Net assets, end of year (000’s)		$664,525	528,029	288,770	468,567	562,549

Ratios to average net assets:
Net expenses after brokerage commission recapture	%	0.97	0.99	1.02	1.01	0.99
Gross expenses prior to brokerage commission recapture	%	1.03	1.04	1.05	1.01	0.99
Net investment income (loss)(4)%		(0.79)	(0.68)	(0.69)	(0.53)	(0.45)
Portfolio turnover rate	%	126	111	159	211	59

(1) Commencement of operations.

(2) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

* Amount is less than $0.01.

See Accompanying Notes to Financial Statements

ING CAPITAL GUARDIAN LARGE CAP VALUE PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period

	Class A

	Year Ended		September 9,
	December 31,		2002(1) to
			December 31,
	2004	2003	2002(2)

Per Share Operating Performance:
Net asset value, beginning of period	$10.58	7.76	7.45

Income from investment operations:
Net investment income	$0.03	0.01	0.01
Net realized and unrealized gain on investments and foreign currencies	$0.93	2.81	0.31
Total from investment operations	$0.96	2.82	0.32

Less distributions from:
Net investment income	$0.02	—	0.01
Total distributions	$0.02	—	0.01
Net asset value, end of period	$11.52	10.58	7.76

Total Return(3)%	9.10	36.34	4.25

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$10,038	6,788	344

Ratios to average net assets:
Net expenses after brokerage commission recapture(4)%	1.14	1.14	1.12
Gross expenses prior to brokerage commission recapture(4)%	1.15	1.15	1.16
Net investment income(4)%	0.31	0.13	0.33
Portfolio turnover rate %	23	21	27

	Class S

						February 1,
	Year Ended December 31,					2000(1) to
						December 31,
	2004	2003		2002(2)	2001	2000

Per Share Operating Performance:
Net asset value, beginning of year	$10.58	7.74		10.18	10.58	10.00

Income (loss) from investment operations:
Net investment income	$0.05	0.02		0.03	0.01	0.03
Net realized and unrealized gain (loss) on investments and foreign currencies	$0.93	2.82		(2.45)	(0.39)	0.65
Total from investment operations	$0.98	2.84		(2.42)	(0.38)	0.68

Less distributions from:
Net investment income	$0.02	0.00	*	0.02	0.02	0.02
Net realized gain on investments	$—	—		—	0.00 *	0.08
Total distributions	$0.02	—		0.02	0.02	0.10
Net asset value, end of year	$11.54	10.58		7.74	10.18	10.58

Total Return(3)%	9.27	36.75		(23.79)	(3.62)	6.81

Ratios and Supplemental Data:
Net assets, end of year (000’s)	$662,965	575,864		301,376	282,049	113,206

Ratios to average net assets:
Net expenses after brokerage commission recapture(4)%	0.99	0.99		0.99	1.01	1.00
Gross expenses prior to brokerage commission recapture(4)%	1.00	1.00		1.01	1.01	1.00
Net investment income(4)%	0.44	0.30		0.33	0.17	0.60
Portfolio turnover rate %	23	21		27	29	22

(1) Commencement of operations.

(2) Per share numbers have been calculated using the monthly average share method, which more appropriately represents per share data for the period.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

* Amount is less than $0.01.

See Accompanying Notes to Financial Statements

ING CAPITAL GUARDIAN MANAGED GLOBAL PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A

	Year Ended		September 9,
	December 31,		2002(2) to
			December 31,
	2004(1)	2003	2002(1)

Per Share Operating Performance:
Net asset value, beginning of period	$11.30	8.29	8.05

Income (loss) from investment operations:
Net investment income (loss)	$0.02	0.02	(0.00)*
Net realized and unrealized gain on investments and foreign currencies	$1.18	2.99	0.24
Total from investment operations	$1.20	3.01	0.24

Less distributions from:
Net investment income	$0.07	—	—
Total distributions	$0.07	—	—
Net asset value, end of period	$12.43	11.30	8.29

Total Return(3)%	10.64	36.31	2.98

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$4,770	2,081	60

Ratio to average net assets:
Net expenses after brokerage commission recapture(4)%	1.41	1.40	1.40
Gross expenses prior to brokerage commission recapture (4)%	1.41	1.41	1.41
Net investment income (loss)(4)%	0.21	0.23	(0.16)
Portfolio turnover rate %	28	23	36

		Class S

		Year Ended December 31,

		2004	2003	2002(1)	2001	2000(5)

Per Share Operating Performance:
Net asset value, beginning of year		$11.30	8.29	10.40	11.82	19.96

Income (loss) from investment operations:
Net investment income (loss)		$0.05	0.03	0.02	0.00 *	—
Net realized and unrealized gain (loss) on investments and foreign currencies		$1.19	2.98	(2.12)	(1.41)	(3.13)
Total from investment operations		$1.24	3.01	(2.10)	(1.41)	(3.13)

Less distributions from:
Net investment income		$0.06	—	0.00 *	0.01	0.02
Return of capital		$—	—	0.01	—	—
Net realized gain on investments		$—	—	—	—	4.99
Total distributions		$0.06	—	0.01	0.01	5.01
Net asset value, end of year		$12.48	11.30	8.29	10.40	11.82

Total Return(3)%		10.95	36.31	(20.18)	(11.91)	(14.56)

Ratios and Supplemental Data:
Net assets, end of year (000’s)		$389,945	358,796	226,961	255,251	232,963

Ratios to average net assets:
Net expenses after brokerage commission recapture	%	1.26	1.25	1.25	1.26	1.25
Gross expenses prior to brokerage commission recapture	%	1.26	1.26	1.26	1.26	1.25
Net investment income (loss)%		0.45	0.38	0.20	(0.01)	0.05
Portfolio turnover rate	%	28	23	36	30	109

(1) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(2) Commencement of operations.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

(5) Since February 1, 2000, Capital Guardian Trust Company has served as Portfolio Manager of the ING Capital Guardian Managed Global Portfolio. Prior to that date, a different firm served as Portfolio Manager.

* Amount is less than $0.01.

See Accompanying Notes to Financial Statements

ING CAPITAL GUARDIAN SMALL CAP PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A

	Year Ended		September 9,
	December 31,		2002(2) to
			December 31,
	2004(1)	2003	2002(1)

Per Share Operating Performance:
Net asset value, beginning of period	$11.00	7.86	7.98

Income (loss) from investment operations:
Net investment income	$0.01	0.01	0.02
Net realized and unrealized gain (loss) on investments	$0.79	3.14	(0.14)
Total from investment operations	$0.80	3.15	(0.12)

Less distributions from:
Net investment income	$0.03	0.01	0.00 *
Total distributions	$0.03	0.01	0.00 *
Net asset value, end of period	$11.77	11.00	7.86

Total Return(3)%	7.32	40.08	(1.50)

Ratios to Average Net Assets/Supplemental Data:
Net assets, end of period (000’s)	$7,977	4,148	330

Ratio to average net assets:
Net expenses after brokerage commission recapture(4)%	1.06	1.08	1.10
Gross expenses prior to brokerage commission recapture (4)%	1.07	1.09	1.11
Net investment income(5)%	0.10	0.13	0.75
Portfolio turnover rate %	41	40	40

		Class S

		Year Ended December 31,

		2004	2003	2002(1)	2001	2000(5)

Per Share Operating Performance:
Net asset value, beginning of year		$10.99	7.84	10.53	10.71	23.44

Income (loss) from investment operations:
Net investment income (loss)		$0.02	0.02	0.02	0.01	0.04
Net realized and unrealized gain (loss) on investments		$0.80	3.14	(2.70)	(0.18)	(5.05)
Total from investment operations		$0.82	3.16	(2.68)	(0.17)	(5.01)

Less distributions from:
Net investment income		$0.02	0.01	0.01	0.01	0.03
Net realized gain on investments		$—	—	—	—	7.69
Total distributions		$0.02	0.01	0.01	0.01	7.72
Net asset value, end of year		$11.79	10.99	7.84	10.53	10.71

Total Return(3)%		7.48	40.36	(25.43)	(1.56)	(18.17)

Ratios to Average Net Assets/Supplemental Data:
Net assets, end of year (000’s)		$567,903	573,425	365,177	516,009	461,106

Ratio to average net assets:
Net expenses after brokerage commission recapture	%	0.91	0.93	0.94	0.95	0.95
Gross expenses prior to brokerage commission recapture	%	0.92	0.94	0.95	0.95	0.95
Net investment income	%	0.20	0.28	0.28	0.16	0.21
Portfolio turnover rate	%	41	40	40	42	116

(1) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(2) Commencement of operations.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

(5) Since February 1, 2000, Capital Guardian Trust Company has served as Portfolio Manager for the ING Capital Guardian Small Cap Portfolio. Prior to that date, a different firm served as Portfolio Manager.

* Amount is less than $0.01.

See Accompanying Notes to Financial Statements

ING DEVELOPING WORLD PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A

	Year Ended		September 9,
	December 31,		2002(3) to
			December 31,
	2004(1)	2003(2)	2002(2)

Per Share Operating Performance:
Net asset value, beginning of period	$9.26	6.34	6.48

Income (loss) from investment operations:
Net investment income (loss)	$0.02	0.05	(0.01)
Net realized and unrealized gain (loss) on investments and foreign currencies	$1.62	2.88	(0.13)
Total from investment operations	$1.64	2.93	(0.14)

Less distributions from:
Net investment income	$0.05	0.01	—
Total distributions	$0.05	0.01	—
Net asset value, end of period	$10.85	9.26	6.34

Total Return(4)%	17.68	46.25	(2.16)

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$7,223	1,955	89

Ratios to average net assets:
Expenses(5)%	1.69	1.92	1.91
Net investment income (loss)(5)%	0.40	0.91	(0.77)
Portfolio turnover rate %	166	95	166

		Class S

		Year Ended December 31,

		2004(1)	2003	2002(2)	2001	2000

Per Share Operating Performance:
Net asset value, beginning of year		$9.28	6.34	7.10	7.59	11.56

Income (loss) from investment operations:
Net investment income (loss)		$0.05	0.06	0.02	0.09	(0.05)
Net realized and unrealized gain (loss) on investments and foreign currencies		$1.60	2.90	(0.78)	(0.49)	(3.86)
Total from investment operations		$1.65	2.96	(0.76)	(0.40)	(3.91)

Less distributions from:
Net investment income		$0.04	0.02	—	0.08	—
Net realized gain on investments		$—	—	—	0.01	0.06
Total distributions		$0.04	0.02	—	0.09	0.06
Net asset value, end of year		$10.89	9.28	6.34	7.10	7.59

Total Return(4)%		17.76	46.62	(10.70)	(5.25)	(33.79)

Ratios and Supplemental Data:
Net assets, end of year (000’s)		$156,615	113,494	62,732	74,797	60,541

Ratios to average net assets:
Expenses	%	1.54	1.77	1.76	1.76	1.75
Net investment income (loss)%		0.62	1.06	0.25	1.27	(0.39)
Portfolio turnover rate	%	166	95	166	180	130

(1) Since March 1, 2004, ING Investment Management Advisors B.V. has served as Portfolio Manager for the ING Developing World Portfolio. Prior to that date, a different firm served as Portfolio Manager.

(2) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(3) Commencement of operations.

(4) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(5) Annualized for periods less than one year

See Accompanying Notes to Financial Statements

ING EAGLE ASSET CAPITAL APPRECIATION PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A

	Year Ended		September 9,
	December 31,		2002(2) to
			December 31,
	2004	2003(1)	2002(1)

Per Share Operating Performance:
Net asset value, beginning of period	$16.01	12.82	13.25

Income (loss) from investment operations:
Net investment income	$0.13	0.14	0.03
Net realized and unrealized gain (loss) on investments	$2.22	3.07	(0.38)
Total from investment operations	$2.35	3.21	(0.35)

Less distributions from:
Net investment income	$0.17	0.02	0.08
Total distributions	$0.17	0.02	0.08
Net asset value, end of period	$18.19	16.01	12.82

Total Return(3)%	14.72	25.05	(2.65)

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$1,912	1,021	117

Ratios to average net assets:
Net expenses after brokerage commission recapture(4)%	1.06	1.09	1.08
Gross expenses prior to brokerage commission recapture(4)%	1.07	1.09	1.10
Net investment income(4)%	1.07	0.92	0.83
Portfolio turnover rate %	125	43	41

		Class S

		Year Ended December 31,

		2004	2003	2002(1)	2001	2000

Per Share Operating Performance:
Net asset value, beginning of year		$16.00	12.80	15.55	16.61	15.52

Income (loss) from investment operations:
Net investment income		$0.21	0.15	0.13	0.12	0.13
Net realized and unrealized gain (loss) on investments		$2.17	3.08	(2.78)	(0.86)	1.22
Total from investment operations		$2.38	3.23	(2.65)	(0.74)	1.35

Less distributions from:
Net investment income		$0.16	0.03	0.10	0.11	0.19
Net realized gain on investments		$—	—	—	0.21	0.02
Return of capital		$—	—	—	—	0.05
Total distributions		$0.16	0.03	0.10	0.32	0.26
Net asset value, end of year		$18.22	16.00	12.80	15.55	16.61

Total Return(3)%		14.88	25.26	(17.05)	(4.43)	8.77

Ratios and Supplemental Data:
Net assets, end of year (000’s)		$229,065	217,037	177,515	204,675	186,345

Ratios to average net assets:
Net expenses after brokerage commission recapture	%	0.91	0.94	0.94	0.95	0.95
Gross expenses prior to brokerage commission recapture	%	0.92	0.94	0.95	0.95	0.95
Net investment income	%	1.16	1.10	0.90	0.76	0.92
Portfolio turnover rate	%	125	43	41	61	84

(1) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(2) Commencement of operations.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

See Accompanying Notes to Financial Statements

ING FMRSM DIVERSIFIED MID CAP PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A

	Year Ended		September 9,
	December 31,		2002(1) to
			December 31,
	2004	2003	2002(2)

Per Share Operating Performance:
Net asset value, beginning of period	$9.90	7.43	7.76

Income (loss) from investment operations:
Net investment income (loss)	$(0.03)	0.01	0.01
Net realized and unrealized gain (loss) on investments	$2.39	2.46	(0.33)
Total from investment operations	$2.36	2.47	(0.32)

Less distributions from:
Net investment income	$0.02	—	0.01
Total distributions	$0.02	—	0.01
Net asset value, end of period	$12.24	9.90	7.43

Total Return(3)%	23.83	33.24	(4.15)

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$9,814	3,752	226

Ratios to average net assets:
Expenses(4)%	1.16	1.15	1.16
Net investment income (loss)(4)%	(0.45)	0.17	0.30
Portfolio turnover rate %	151	93	106

	Class S

						October 2,
	Year Ended December 31,					2000(1) to
						December 31,
	2004	2003		2002(2)	2001	2000

Per Share Operating Performance:
Net asset value, beginning of period	$9.89	7.41		9.21	9.89	10.00

Income (loss) from investment operations:
Net investment income (loss)	$(0.03)	0.02		0.03	0.02	0.04
Net realized and unrealized gain (loss) on investments	$2.41	2.46		(1.81)	(0.68)	(0.13)
Total from investment operations	$2.38	2.48		(1.78)	(0.66)	(0.09)

Less distributions from:
Net investment income	$0.01	0.00	*	0.02	0.02	0.02
Total distributions	$0.01	—		0.02	0.02	0.02
Net asset value, end of period	$12.26	9.89		7.41	9.21	9.89

Total Return(3)%	24.10	33.47		(19.34)	(6.64)	(0.87)

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$252,605	163,668		91,198	58,712	13,834

Ratios to average net assets:
Expenses(4)%	1.01	1.00		1.01	1.01	1.00
Net investment income(4)%	(0.30)	0.32		0.33	0.47	1.70
Portfolio turnover rate %	151	93		106	89	20

(1) Per share numbers have been calculated using the average share method, which more appropriately represents the per share data for the period.

(2) Commencement of operations.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

*  Amount is less than $0.01.

See Accompanying Notes to Financial Statements

ING GOLDMAN SACHS TOLLKEEPERSM PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A

	Year Ended		September 9,
	December 31,		2002(2) to
			December 31,
	2004	2003(1)	2002(1)

Per Share Operating Performance:
Net asset value, beginning of period	$6.70	4.76	4.52

Income (loss) from investment operations:
Net investment loss	$(0.04)	(0.08)	(0.03)
Net realized and unrealized gain on investments	$0.80	2.02	0.27
Total from investment operations	$0.76	1.94	0.24
Net asset value, end of period	$7.46	6.70	4.76

Total Return(3)%	11.34	40.76	5.31

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$4,361	2,597	64

Ratios to average net assets:
Expenses(4)%	1.76	2.00	2.01
Net investment loss(4)%	(0.69)	(1.77)	(1.93)
Portfolio turnover rate %	64	30	42

	Class S

				May 1,
	Year Ended December 31,			2001(2) to
				December 31,
	2004	2003	2002(1)	2001

Per Share Operating Performance:
Net asset value, beginning of period	$6.71	4.76	7.69	10.00

Income (loss) from investment operations:
Net investment loss	$(0.04)	(0.06)	(0.10)	(0.06)
Net realized and unrealized gain (loss) on investments	$0.81	2.01	(2.83)	(2.25)
Total from investment operations	$0.77	1.95	(2.93)	(2.31)
Net asset value, end of period	$7.48	6.71	4.76	7.69

Total Return(3)%	11.48	40.97	(38.10)	(23.10)

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$68,172	53,825	15,199	9,255

Ratios to average net assets:
Expenses(4)%	1.61	1.85	1.86	1.85
Net investment loss(4)%	(0.60)	(1.64)	(1.79)	(1.69)
Portfolio turnover rate %	64	30	42	21

(1) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(2) Commencement of operations.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

See Accompanying Notes to Financial Statements

ING HARD ASSETS PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A			Class I

	Year Ended		September 9,		July 2,
	December 31,		2002(2) to	Year Ended	2003(1) to
			December 31,	December 31,	December 31,
	2004(1)	2003	2002(1)	2004	2003

Per Share Operating Performance:
Net asset value, beginning of period	$14.90	9.82	9.95	14.90	10.90

Income (loss) from investment operations:
Net investment income (loss)	$0.20	0.12	0.03	0.14	0.05
Net realized and unrealized gain (loss) on investments and foreign currencies	$0.72	5.00	(0.12)	0.85	4.00
Total from investment operations	$0.92	5.12	(0.09)	0.99	4.05

Less distributions from:
Net investment income	$0.14	0.04	0.04	0.15	0.05
Total distributions	$0.14	0.04	0.04	0.15	0.05
Net asset value, end of period	$15.68	14.90	9.82	15.74	14.90

Total Return(3)%	6.23	52.12	(0.87)	6.67	37.19

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$10,141	3,075	107	2,420	211

Ratios to average net assets:
Expenses(4)%	1.07	1.09	1.10	0.67	0.69
Net investment income(4)%	1.40	1.89	0.94	1.77	2.33
Portfolio turnover rate %	176	117	187	176	117

		Class S

		Year Ended December 31,

		2004(1)	2003	2002(1)	2001	2000

Per Share Operating Performance:
Net asset value, beginning of year		$14.89	9.81	9.79	11.14	11.76

Income (loss) from investment operations:
Net investment income		$0.20	0.16	0.16	0.19	0.01
Net realized and unrealized gain (loss) on investments and foreign currencies		$0.75	4.96	(0.08)	(1.54)	(0.57)
Total from investment operations		$0.95	5.12	0.08	(1.35)	(0.56)

Less distributions from:
Net investment income		$0.13	0.04	0.06	—	0.05
Return of capital		$—	—	—	—	0.01
Total distributions		$0.13	0.04	0.06	—	0.06
Net asset value, end of year		$15.71	14.89	9.81	9.79	11.14

Total Return(3)%		6.42	52.22	0.80	(12.12)	(4.73)

Ratios and Supplemental Data:
Net assets, end of year (000’s)		$190,176	144,294	69,313	33,787	42,109

Ratios to average net assets:
Expenses	%	0.91	0.94	0.94	0.95	0.95
Net investment income	%	1.69	2.52	1.50	1.68	1.00
Portfolio turnover rate	%	176	117	187	240	207

(1) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(2) Commencement of operations.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

See Accompanying Notes to Financial Statements

ING INTERNATIONAL PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A

	Year Ended		September 9,
	December 31,		2002(1) to
			December 31,
	2004	2003	2002(2)

Per Share Operating Performance:
Net asset value, beginning of period	$8.89	6.90	7.10

Income (loss) from investment operations:
Net investment income (loss)	$0.07	0.05	(0.01)
Net realized and unrealized gain (loss) on investments and foreign currencies	$1.39	1.96	(0.14)
Total from investment operations	$1.46	2.01	(0.15)

Less distributions from:
Net investment income	$0.10	0.02	0.03
Net realized gain on investment	$—	—	0.02
Total distributions	$0.10	0.02	0.05
Net asset value, end of period	$10.25	8.89	6.90

Total Return(3)%	16.47	29.07	(2.11)

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$9,103	4,990	264

Ratios to average net assets:
Expenses(4)%	1.41	1.41	1.41
Net investment income (loss)(4)%	0.94	0.71	(0.27)
Portfolio turnover rate %	87	116	115

	Class S

				December 17,
	Year Ended December 31,			2001(1) to
				December 31,
	2004	2003	2002(2)	2001

Per Share Operating Performance:
Net asset value, beginning of period	$8.88	6.89	8.29	8.26

Income (loss) from investment operations:
Net investment income (loss)	$0.12	0.09	0.06	(0.00)*
Net realized and unrealized gain (loss) on investments and foreign currencies	$1.36	1.92	(1.40)	0.03
Total from investment operations	$1.48	2.01	(1.34)	0.03

Less distributions from:
Net investment income	$0.09	0.02	0.04	—
Net realized gain on investments	$—	—	0.02	—
Total distributions	$0.09	0.02	0.06	—
Net asset value, end of period	$10.27	8.88	6.89	8.29

Total Return(3)%	16.71	29.17	(16.15)	0.36

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$201,115	184,662	139,789	171,577

Ratios to average net assets:
Expenses(4)%	1.26	1.26	1.26	1.25
Net investment income (loss)(4)%	1.19	1.19	0.69	(0.15)
Portfolio turnover rate %	87	116	115	99

(1) Commencement of operations.

(2) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

* Amount is less than $0.01.

See Accompanying Notes to Financial Statements

ING JANUS SPECIAL EQUITY PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A

	Year Ended		September 9,
	December 31,		2002(1) to
			December 31,
	2004	2003	2002(2)

Per Share Operating Performance:
Net asset value, beginning of period	$9.39	6.25	6.42

Income (loss) from investment operations:
Net investment loss	$(0.02)	(0.04)	(0.01)
Net realized and unrealized gain (loss) on investments and foreign currencies	$1.61	3.18	(0.16)
Total from investment operations	$1.59	3.14	(0.17)
Net asset value, end of period	$10.98	9.39	6.25

Total Return(3)%	16.93	50.24	(2.65)

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$2,178	802	65

Ratios to average net assets:
Net expenses after brokerage commission recapture(4)%	1.20	1.23	1.25
Gross expenses prior to brokerage commission recapture(4)%	1.21	1.26	1.26
Net investment income (loss)(4)%	(0.07)	(0.76)	(0.74)
Portfolio turnover rate %	33	43	54

	Class S

					October 2,
	Year Ended December 31,				2000(1) to
					December 31,
	2004	2003	2002(2)	2001	2000(2)

Per Share Operating Performance:
Net asset value, beginning of period	$9.40	6.25	8.44	8.91	10.00

Income (loss) from investment operations:
Net investment income (loss)	$0.01	(0.03)	(0.03)	0.00 (5)	0.04
Net realized and unrealized gain (loss) on investments and foreign currencies	$1.60	3.18	(2.16)	(0.45)	(1.12)
Total from investment operations	$1.61	3.15	(2.19)	(0.45)	(1.08)

Less distributions from:
Net investment income	$—	—	—	0.02	0.01
Net realized gain on investments	$—	—	—	—	0.00 *
Total distributions	$—	—	—	0.02	0.01
Net asset value, end of period	$11.01	9.40	6.25	8.44	8.91

Total Return(3)%	17.13	50.40	(25.95)	(5.03)	(10.80)

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$65,770	53,873	21,815	26,151	8,125

Ratios to average net assets:
Net expenses after brokerage commission recapture(4)%	1.05	1.08	1.07	1.11	1.10
Gross expenses prior to brokerage commission recapture (4)%	1.06	1.11	1.11	1.11	1.10
Net investment income (loss)(4)%	0.14	(0.50)	(0.42)	0.25	1.92
Portfolio turnover rate %	33	43	54	95	12

(1) Commencement of operations.

(2) Per share numbers have been calculated using the average share method, which more appropriately represents the per share data for the period.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

* Amount is less than $0.01.

See Accompanying Notes to Financial Statements

ING JENNISON EQUITY OPPORTUNITIES PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A

	Year Ended		September 9,
	December 31,		2002(1) to
			December 31,
	2004	2003	2002(2)(3)

Per Share Operating Performance:
Net asset value, beginning of period	$13.14	10.04	10.17

Income (loss) from investment operations:
Net investment income	$0.04	0.02	0.01
Net realized and unrealized gain (loss) on investments	$1.59	3.09	(0.14)
Total from investment operations	$1.63	3.11	(0.13)

Less distributions from:
Net investment income	$0.06	0.01	0.00 *
Total distributions	$0.06	0.01	0.00
Net asset value, end of period	$14.71	13.14	10.04

Total Return(4)%	12.44	30.93	(1.27)

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$3,292	1,641	44

Ratios to average net assets:
Net expenses after brokerage commission recapture(6)%	1.03	1.04	0.91
Gross expenses prior to brokerage commission recapture(6)%	1.07	1.09	1.10
Ratio of net investment income to average net assets(6)%	0.53	0.21	0.23
Portfolio turnover rate %	90	106	158

		Class S

		Year Ended December 31,

		2004	2003	2002(2)(3)	2001	2000

Per Share Operating Performance:
Net asset value, beginning of year		$13.14	10.03	14.20	16.33	20.02

Income (loss) from investment operations:
Net investment income (loss)		$0.09	0.04	0.02	0.01	0.00 *
Net realized and unrealized gain (loss) on investments		$1.56	3.08	(4.17)	(2.13)	(3.08)
Total from investment operations		$1.65	3.12	(4.15)	(2.12)	(3.08)

Less distributions from:
Net investment income		$0.04	0.01	0.02	0.01	—
Net realized gain on investments		$—	—	—	—	0.61
Total distributions		$0.04	0.01	0.02	0.01	0.61
Net asset value, end of year		$14.75	13.14	10.03	14.20	16.33

Total Return(4)%		12.58	31.11	(29.26)	(12.98)	(15.22)

Ratios and Supplemental Data:
Net assets, end of year (000’s)		$322,510	340,331	287,276	450,704	491,555

Ratios to average net assets:
Net expenses after brokerage commission recapture	%	0.88	0.89	0.87	0.95	0.95
Gross expenses prior to brokerage commission recapture	%	0.92	0.94	0.95	0.95	0.95
Ratio of net investment income (loss) to average net assets	%	0.58	0.33	0.20	0.09	0.00 (1)
Portfolio turnover rate	%	90	106	158	40	62

(1) Commencement of operations.

(2) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(3) Since August 1, 2002, Jennison Associates, LLC has served as the Portfolio Manager for the ING Jennison Equity Opportunities Portfolio. Prior to that date, a different firm served as Portfolio Manager. Along with this change was a name change from Capital Appreciation Series to ING Jennison Equity Opportunity Portfolio.

(4) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(6) Annualized for periods less than one year.

* Amount is less than 0.01.

See Accompanying Notes to Financial Statements

ING JPMORGAN SMALL CAP EQUITY PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A			Class I

	Year Ended		September 9,	May 6,
	December 31,		2002(2) to	2004(2) to
			December 31,	December 31,
	2004	2003(1)	2002(1)	2004

Per Share Operating Performance:
Net asset value, beginning of period	$10.60	7.92	8.23	11.15

Income (loss) from investment operations:
Net investment income (loss)	$(0.03)	(0.06)	(0.01)	0.01
Net realized and unrealized gain (loss) on investments	$2.76	2.74	(0.30)	2.24
Total from investment operations	$2.73	2.68	(0.31)	2.25

Less distributions from:
Net realized gains on investments	$0.01	—	—	0.01
Total distributions	$0.01	—	—	0.01
Net asset value, end of period	$13.32	10.60	7.92	13.39

Total Return(3)%	25.79	33.84	(3.77)	20.21

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$32,605	11,044	521	41,807

Ratios to average net assets:
Net expenses after brokerage commission recapture(4)%	1.30	1.29	1.29	0.89
Gross expenses prior to brokerage commission recapture (4)%	1.30	1.30	1.31	0.89
Net investment income (loss)(4)%	(0.42)	(0.70)	(0.55)	0.12
Portfolio turnover rate %	147	35	15	147

	Class S

	Year Ended		May 1,
	December 31,		2002(2) to
			December 31,
	2004	2003	2002(1)

Per Share Operating Performance:
Net asset value, beginning of period	$10.63	7.92	10.00

Income (loss) from investment operations:
Net investment loss	$(0.02)	(0.03)	(0.03)
Net realized and unrealized gain (loss) on investments	$2.77	2.74	(2.05)
Total from investment operations	$2.75	2.71	(2.08)

Less distributions from:
Net realized gains on investments	$0.01	—	—
Total distributions	$0.01	—	—
Net asset value, end of period	$13.37	10.63	7.92

Total Return(3)%	25.91	34.22	(20.80)

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$158,732	65,648	13,458

Ratios to average net assets:
Net expenses after brokerage commission recapture(4)%	1.15	1.14	1.13
Gross expenses prior to brokerage commission recapture(4)%	1.15	1.15	1.15
Net investment loss(4)%	(0.30)	(0.56)	(0.48)
Portfolio turnover rate %	147	35	15

(1) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(2) Commencement of operations.

(3) Annualized for periods less than one year.

(4) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

See Accompanying Notes to Financial Statements

ING JULIUS BAER FOREIGN PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A				Class I

	Year Ended			September 9,	December 6,
	December 31,			2002(2) to	2004(2) to
				December 31,	December 31,
	2004		2003(1)	2002(3)	2004

Per Share Operating Performance:
Net asset value, beginning of period	$10.43		8.30	8.56	$11.89

Income (loss) from investment operations:
Net investment income (loss)	$0.05		0.03	(0.01)	(0.00)*
Net realized and unrealized gain (loss) on investments and foreign currencies	$1.81		2.51	(0.24)	0.41
Total from investment operations	$1.86		2.54	(0.25)	0.41

Less distributions from:
Net investment income	$0.00	*	0.06	0.01	0.02
Net realized gain on investments	$0.07		0.35	—	0.07
Total distributions	$0.07		0.41	0.01	0.09
Net asset value, end of period	$12.22		10.43	8.30	12.21

Total Return(4)%	17.86		30.79	(2.92)	3.47

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$20,429		2,555	174	2,993

Ratios to average net assets:
Expenses(5)%	1.36		1.40	1.41	0.96
Net investment income (loss)(5)%	0.22		0.33	(0.32)	(0.56)
Portfolio turnover rate %	104		183	23	104

	Class S

	Year Ended		May 1,
	December 31,		2002(2) to
			December 31,
	2004	2003(1)	2002(3)

Per Share Operating Performance:
Net asset value, beginning of period	$10.42	8.28	10.00

Income (loss) from investment operations:
Net investment income (loss)	$0.05	0.04	0.04
Net realized and unrealized gain (loss) on investments and foreign currencies	$1.83	2.52	(1.74)
Total from investment operations	$1.88	2.56	(1.70)

Less distributions from:
Net investment income	$0.01	.07	0.02
Net realized gain on investments	$0.07	0.35	—
Total distributions	$0.08	0.42	0.02
Net asset value, end of period	$12.22	10.42	8.28

Total Return(4)%	18.03	31.06	(16.97)

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$379,495	37,205	9,147

Ratios to average net assets:
Expenses(5)%	1.21	1.25	1.25
Net investment income (loss)(5)%	0.39	0.69	0.57
Portfolio turnover rate %	104	183	23

(1) Since September 2, 2003, Julius Baer Investment Management has served as the Portfolio Manager for the ING Julius Baer Foreign Portfolio. Prior to that date, a different firm served as Portfolio Manager.

(2) Commencement of operations.

(3) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(4) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(5) Annualized for periods less than one year.

 * Amount is less than $0.01.

See Accompanying Notes to Financial Statements

ING LEGG MASON VALUE PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A			Class I

	Year Ended		September 9,	May 6,
	December 31,		2002(1) to	2004(1) to
			December 31,	December 31,
	2004	2003	2002(2)	2004

Per Share Operating Performance:
Net asset value, beginning of period	$8.83	7.22	7.36	8.86

Income (loss) from investment operations:
Net investment income (loss)	$(0.02)	0.01	0.01	0.00 *
Net realized and unrealized gain (loss) on investments and foreign currencies	$1.23	1.60	(0.13)	1.20
Total from investment operations	$1.21	1.61	(0.12)	1.20

Less distributions from:
Net investment income	$0.02	—	0.02	0.03
Total distributions	$0.02	—	0.02	0.03
Net asset value, end of period	$10.02	8.83	7.22	10.03

Total Return(3)%	13.66	22.30	(1.65)	13.52

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$13,927	7,175	597	3,713

Ratios to average net assets:
Net expenses after brokerage commission recapture(4)%	1.21	1.24	1.21	0.81
Gross expenses prior to brokerage commission recapture (4)%	1.21	1.25	1.26	0.81
Net investment income (loss)(4)%	(0.23)	0.16	0.49	0.13
Portfolio turnover rate %	95	38	50	95

	Class S

						October 2,
	Year Ended December 31,					2000(1) to
						December 31,
	2004	2003		2002(2)	2001	2000(2)

Per Share Operating Performance:
Net asset value, beginning of period	$8.82	7.20		8.97	9.97	10.00

Income (loss) from investment operations:
Net investment income	$(0.01)	0.02		0.04	0.02	0.07
Net realized and unrealized gain (loss) on investments and foreign currencies	$1.23	1.60		(1.78)	(0.97)	(0.09)
Total from investment operations	$1.22	1.62		(1.74)	(0.95)	(0.02)

Less distributions from:
Net investment income	$0.01	0.00	*	0.03	0.05	0.01
Total distributions	$0.01	0.00	*	0.03	0.05	0.01
Net asset value, end of period	$10.03	8.82		7.20	8.97	9.97

Total Return(3)%	13.87	22.53		(19.41)	(9.51)	(0.21)

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$324,740	223,701		130,480	93,222	15,231

Ratios to average net assets:
Net expenses after brokerage commission recapture(4)%	1.06	1.09		1.08	1.11	1.10
Gross expenses prior to brokerage commission recapture (4)%	1.06	1.10		1.11	1.11	1.10
Ratio of net investment income (loss) to average net assets(4)%	(0.07)	0.32		0.49	0.93	2.63
Portfolio turnover rate %	95	38		50	42	5

(1) Class A commenced operations on September 9, 2002.

(2) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

 * Amount is less than $0.01.

See Accompanying Notes to Financial Statements

ING LIMITED MATURITY BOND PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

		Class S

		Year Ended December 31,

		2004(1)	2003	2002(1)	2001	2000

Per Share Operating Performance:
Net asset value, beginning of year		$11.65	11.44	11.02	10.53	10.42

Income (loss) from investment operations:
Net investment income		$0.65	0.43	0.46	0.41	0.55
Net realized and unrealized gain (loss) on investments		$(0.49)	(0.10)	0.34	0.52	0.26
Total from investment operations		$0.16	0.33	0.80	0.93	0.81

Less distributions from:
Net investment income		$0.61	(0.09)	(0.33)	(0.44)	(0.70)
Net realized gain on investments		$0.10	(0.03)	(0.05)	—	—
Total distributions		$0.71	(0.12)	(0.38)	(0.44)	(0.70)
Net asset value, end of year		$11.10	11.65	11.44	11.02	10.53

Total Return(2)%		1.38	2.84	7.24	8.84	7.73

Ratios and Supplemental Data:
Net assets, end of year (000’s)		$393,161	572,056	611,262	462,492	251,060

Ratios to average net assets:
Expenses	%	0.53	0.53	0.53	0.53	0.55
Expenses to average net assets	%	0.53	0.53	0.53	0.54	0.56
Net investment income	%	3.35	3.26	4.03	4.98	6.11
Portfolio turnover rate	%	197	91	169	117	153

(1) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(2) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

See Accompanying Notes to Financial Statements

ING LIQUID ASSETS PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A					Class I

	Year Ended				September 9,	May 7,
	December 31,				2002(1) to	2004(1) to
					December 31,	December 31,
	2004		2003		2002(2)	2004

Per Share Operating Performance:
Net asset value, beginning of period	$1.00		1.00		1.00	1.00

Income (loss) from investment operations:
Net investment income	$0.008		0.006		0.003	0.009
Net realized and unrealized gain (loss) on investments	$(0.000	)*	(0.000	)*	—	(0.000)*
Total from investment operations	$0.008		0.006		0.003	0.009

Less distributions from:
Net investment income	$0.008		0.006		0.003	0.009
Total distributions	$0.008		0.006		0.003	0.009
Net asset value, end of period	$1.00		1.00		1.00	1.00

Total Return(4)%	0.77		0.60		0.35	0.86

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$10,124		5,235		1,810	125,543

Ratios to average net assets:
Expenses(4)%	0.69		0.68		0.67	0.29
Net investment income(4)%	0.84		0.55		1.09	1.43

		Class S

		Year Ended December 31,

		2004		2003		2002(2)	2001	2000

Per Share Operating Performance:
Net asset value, beginning of year		$1.00		1.00		1.00	1.00	1.00

Income (loss) from investment operations:
Net investment income		$0.009		0.007		0.014	0.038	0.059
Net realized and unrealized gain (loss) on investments		$(0.000	)*	(0.000	)*	—	—	—
Total from investment operations		$0.009		0.007		0.014	0.038	0.059

Less distributions from:
Net investment income		$0.009		0.007		0.014	0.038	0.059
Total distributions		$0.009		0.007		0.014	0.038	0.059
Net asset value, end of year		$1.00		1.00		1.00	1.00	1.00

Total Return(4)%		0.92		0.75		1.43	3.85	6.05

Ratios and Supplemental Data:
Net assets, end of year (000’s)		$675,387		772,725		1,091,743	1,126,626	718,891

Ratios to average net assets:
Expenses	%	0.54		0.53		0.53	0.54	0.55
Net investment income	%	0.91		0.75		1.42	3.63	5.91

(1) Commencement of operations.

(2) Per share numbers have been calculated using the average share method, which more appropriately represents the per share data for the period.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

 * Amount is less than $0.001.

See Accompanying Notes to Financial Statements

ING MARSICO GROWTH PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A			Class I

	Year Ended		September 9,		May 2,
	December 31,		2002(1) to	Year Ended	2003(1) to
			December 31,	December 31,	December 31,
	2004	2003	2002(2)(3)	2004	2004

Per Share Operating Performance:
Net asset value, beginning of period	$12.88	9.71	9.81	12.91	10.27

Income (loss) from investment operations:
Net investment income (loss)	$(0.01)	(0.04)	(0.01)	0.04	0.00 *
Net realized and unrealized gain (loss) on investments and foreign currencies	$1.60	3.21	(0.09)	1.62	2.64
Total from investment operations	$1.59	3.17	(0.10)	1.66	2.64
Net asset value, end of period	$14.47	12.88	9.71	14.57	12.91

Total Return(4)%	12.34	32.65	(1.02)	12.86	25.71

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$15,096	8,268	102	3,285	1,926

Ratios to average net assets:
Net expenses after brokerage commission recapture(5)%	1.15	1.17	1.05	0.75	0.77
Gross expenses prior to brokerage commission recapture(5)%	1.18	1.19	1.21	0.78	0.79
Net investment income (loss)(5)%	(0.10)	(0.39)	(0.43)	0.30	0.01
Portfolio turnover rate %	72	82	186	72	82

		Class S

		Year Ended December 31,

		2004	2003	2002(2)(3)	2001	2000

Per Share Operating Performance:
Net asset value, beginning of year		$12.90	9.72	13.80	19.78	27.49

Income (loss) from investment operations:
Net investment income (loss)		$0.01	(0.02)	(0.02)	0.00 *	0.29
Net realized and unrealized gain (loss) on investments and foreign currencies		$1.60	3.20	(4.06)	(5.98)	(6.43)
Total from investment operations		$1.61	3.18	(4.08)	(5.98)	(6.14)

Less distributions from:
Net investment income		$—	—	—	—	0.34
Net realized gain on investments		$—	—	—	—	1.23
Return of capital		$—	—	—	—	0.00 *
Total distributions		$—	—	—	—	1.57
Net asset value, end of year		$14.51	12.90	9.72	13.80	19.78

Total Return(5)%		12.48	32.72	(29.57)	(30.23)	(21.99)

Ratios and Supplemental Data:
Net assets, end of year (000’s)		$882,416	845,269	616,225	1,101,625	1,638,875

Ratios to average net assets:
Net expenses after brokerage commission recapture	%	1.00	1.02	0.97	1.01	0.99
Gross expenses prior to brokerage commission recapture	%	1.03	1.04	1.04	1.01	0.99
Net investment income (loss)%		0.04	(0.17)	(0.15)	0.01	0.19
Portfolio turnover rate	%	72	82	186	88	60

(1) Commencement of operations.

(2) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(3) Since December 14, 2002, Marsico Capital Management, LLC has served as Portfolio Manager for the ING Marsico Growth Portfolio. Prior to that date, the Series had been advised by another Portfolio Manager.

(4) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(5) Annualized for periods less than one year.

 * Amount is less than $0.01.

See Accompanying Notes to Financial Statements

ING MERCURY FOCUS VALUE PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A				Class I

	Year Ended			September 9,	May 18,
	December 31,			2002(1) to	2004(1) to
				December 31,	December 31,
	2004	2003		2002(2)	2004

Per Share Operating Performance:
Net asset value, beginning of period	$10.96	8.44		8.21	10.75

Income (loss) from investment operations:
Net investment income (loss)	$0.02	0.00	*	(0.01)	0.05
Net realized and unrealized gain on investments	$1.22	2.62		0.24	1.46
Total from investment operations	$1.24	2.62		0.23	1.51

Less distributions from:
Net investment income	$0.01	0.01		—	0.04
Net realized gain on investments	$0.52	0.09		—	0.52

Total distributions	$0.53	0.10		—	0.56
Net asset value, end of period	$11.67	10.96		8.44	11.70

Total Return(3)%	11.41	31.07		2.80	14.15

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$2,417	805		58	47,498

Ratios to average net assets:
Expenses(4)%	1.20	1.20		1.21	0.80
Net investment income (loss)(4)%	0.22	0.01		(0.37)	0.76
Portfolio turnover rate %	75	76		61	75

	Class S

	Year Ended		May 1,
	December 31,		2002(1) to
			December 31,
	2004	2003	2002(2)

Per Share Operating Performance:
Net asset value, beginning of period	$10.98	8.45	10.00

Income (loss) from investment operations:
Net investment income	$0.02	0.01	0.00 *
Net realized and unrealized gain (loss) on investments	$1.24	2.62	(1.55)
Total from investment operations	$1.26	2.63	(1.55)

Less distributions from:
Net investment income	$0.03	0.01	—
Net realized gain on investments	$0.52	0.09	—
Total distributions	$0.55	0.10	—
Net asset value, end of period	$11.69	10.98	8.45

Total Return(3)%	11.52	31.22	(15.50)

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$74,928	27,213	8,045

Ratios to average net assets:
Expenses(4)%	1.05	1.05	1.05
Net investment income(4)%	0.34	0.17	0.06
Portfolio turnover rate %	75	76	61

(1) Commencement of operations.

(2) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

 * Amount is less than $0.01.

See Accompanying Notes to Financial Statements

ING MERCURY LARGE CAP GROWTH PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A

	Year Ended		September 9,
	December 31,		2002(1) to
			December 31,
	2004	2003	2002(2)

Per Share Operating Performance:
Net asset value, beginning of period	$10.20	8.05	8.42

Income (loss) from investment operations:
Net investment loss	$(0.01)	(0.02)	(0.01)
Net realized and unrealized gain (loss) on investments	$1.11	2.17	(0.36)
Total from investment operations	$1.10	2.15	(0.37)

Less distributions from:
Net realized gain on investments	$0.85	—	—
Return of capital	$0.01	—	—
Total distributions	$0.86	—	—
Net asset value, end of period	$10.44	10.20	8.05

Total Return(3)%	10.93	26.71	(4.39)

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$2,167	857	117

Ratios to average net assets:
Expenses(4)%	1.21	1.20	1.21
Net investment loss(4)%	(0.09)	(0.43)	(0.26)
Portfolio turnover rate %	204	102	56

	Class S

	Year Ended			May 1,
	December 31,			2002(1) to
				December 31,
	2004		2003	2000(2)

Per Share Operating Performance:
Net asset value, beginning of period	$10.22		8.05	10.00

Income (loss) from investment operations:
Net investment loss	$(0.00	)*	(0.02)	(0.01)
Net realized and unrealized gain (loss) on investments	$1.12		2.19	(1.94)
Total from investment operations	$1.12		2.17	(1.95)

Less distributions from:
Net realized gain on investments	$0.85		—	—
Return of capital	$0.01		—	—
Total distributions	$0.86		—	—
Net asset value, end of period	$10.48		10.22	8.05

Total Return(3)%	11.10		26.96	(19.50)

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$18,862		14,481	4,757

Ratios to average net assets:
Expenses(4)%	1.05		1.05	1.05
Net investment loss(4)%	(0.01)		(0.27)	(0.09)
Portfolio turnover rate %	204		102	56

(1) Commencement of operations.

(2) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

 * Amount is less than $0.01.

See Accompanying Notes to Financial Statements

ING MFS MID CAP GROWTH PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A			Class I

	Year Ended		September 9,		May 2,
	December 31,		2002(2) to	Year Ended	2003(2) to
			December 31,	December 31,	December 31,
	2004	2003(1)	2002(1)	2004	2003

Per Share Operating Performance:
Net asset value, beginning of period	$10.09	7.26	7.36	10.13	7.79

Income (loss) from investment operations:
Net investment loss	$(0.06)	(0.05)	(0.01)	(0.03)	(0.02)
Net realized and unrealized gain (loss) on investments and foreign currencies	$1.56	2.88	(0.09)	1.58	2.36
Total from investment operations	$1.50	2.83	(0.10)	1.55	2.34
Net asset value, end of period	$11.59	10.09	7.26	11.68	10.13

Total Return(3)%	14.87	38.98	(1.36)	15.30	30.04

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$17,124	9,620	559	4,953	3,396

Ratios to average net assets:
Net expenses after brokerage commission recapture and reimbursement of unified fee(4)%	1.02	1.01	0.95	0.62	0.61
Net expenses after reimbursement of unified fee and prior to brokerage commission recapture %	1.04	1.05	1.06	0.64	0.65
Gross expenses prior to brokerage commission recapture and reimbursement of unified fee(4)%	1.04	1.05	1.06	0.64	0.65
Net investment loss(4)%	(0.71)	(0.59)	(0.30)	(0.32)	(0.18)
Portfolio turnover rate %	80	95	163	80	95

		Class S

		Year Ended December 31,

		2004	2003	2002(1)	2001	2000

Per Share Operating Performance:
Net asset value, beginning of year		$10.10	7.26	14.18	18.67	29.59

Income (loss) from investment operations:
Net investment loss		$(0.07)	(0.03)	(0.05)	(0.10)	(0.10)
Net realized and unrealized gain (loss) on investments and foreign currencies		$1.59	2.87	(6.87)	(4.31)	1.43
Total from investment operations		$1.52	2.84	(6.92)	(4.41)	1.33

Less distributions from:
Net realized gain on investments		$—	—	—	(0.08)	(12.25)
Total distributions		$—	—	—	(0.08)	(12.25)
Net asset value, end of year		$11.62	10.10	7.26	14.18	18.67

Total Return(3)%		15.05	39.12	(48.80)	(23.62)	8.18

Ratios and Supplemental Data:
Net assets, end of year (000’s)		$764,301	743,049	522,323	1,133,396	1,461,745

Ratios to average net assets:
Net expenses after brokerage commission recapture and reimbursement of unified fee(4)%		0.87	0.86	0.84	0.89	0.88
Net expenses after reimbursement of unified fee and prior to brokerage commission recapture	%	0.89	0.90	0.90	0.89	0.88
Gross expenses prior to brokerage commission recapture and reimbursement of unified fee(4)%		0.89	0.90	0.90	0.89	0.88
Net investment loss	%	(0.58)	(0.41)	(0.44)	(0.64)	(0.58)
Portfolio turnover rate	%	80	95	163	94	150

(1) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(2) Commencement of operations.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

See Accompanying Notes to Financial Statements

ING MFS TOTAL RETURN PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A			Class I

	Year Ended		September 9,		May 2,
	December 31,		2002(2) to	Year Ended	2003(2) to
			December 31,	December 31,	December 31,
	2004(1)	2003(1)	2002(1)	2004(1)	2003

Per Share Operating Performance:
Net asset value, beginning of period	$17.18	14.82	14.97	17.22	15.19

Income from investment operations:
Net investment income	$0.39	0.36	0.12	0.47	0.58
Net realized and unrealized gain on investments and foreign currencies	$1.50	2.07	0.07	1.50	1.55
Total from investment operations	$1.89	2.43	0.19	1.97	2.13

Less distributions from:
Net investment income	$0.36	0.07	0.32	0.38	0.10
Net realized gain on investments	$—	—	0.02	—	—
Total distributions	$0.36	0.07	0.34	0.38	0.10
Net asset value, end of period	$18.71	17.18	14.82	18.81	17.22

Total Return(3)%	11.02	16.40	1.22	11.45	14.03

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$36,969	18,035	966	5,119	2,303

Ratios to average net assets:
Net expenses after brokerage commission recapture and reimbursement of unified fees (4)%	1.03	1.04	1.03	0.63	0.64
Net expenses after reimbursement of unified fees and prior to brokerage commission recapture %	1.04	1.05	1.06	0.64	0.65
Gross expenses prior to brokerage commission recapture and reimbursement of unified fees(4)%	1.04	1.05	1.06	0.64	0.65
Net investment income(4)%	2.30	2.27	2.59	2.69	2.61
Portfolio turnover rate %	66	57	81	66	57

		Class S

		Year Ended December 31,

		2004(1)	2003(1)	2002(1)	2001	2000

Per Share Operating Performance:
Net asset value, beginning of year		$17.21	14.81	15.98	17.00	15.80

Income (loss) from investment operations:
Net investment income		$0.41	0.37	0.44	0.44	0.50
Net realized and unrealized gain (loss) on investments and foreign currencies		$1.50	2.11	(1.25)	(0.37)	2.07
Total from investment operations		$1.91	2.48	(0.81)	0.07	2.57

Less distributions from:
Net investment income		$0.34	0.08	0.34	0.46	0.63
Net realized gain on investments		$—	—	0.02	0.63	0.74
Total distributions		$0.34	0.08	0.36	1.09	1.37
Net asset value, end of year		$18.78	17.21	14.81	15.98	17.00

Total Return(3)%		11.12	16.75	(5.10)	0.49	16.50

Ratios and Supplemental Data:
Net assets, end of year (000’s)		$1,483,814	1,326,168	1,026,503	1,002,724	832,527

Ratios to average net assets:
Net expenses after brokerage commission recapture and reimbursement of unified fees	%	0.88	0.89	0.89	0.89	0.88
Net expenses after reimbursement of unified fees and prior to brokerage commission recapture	%	0.89	0.90	0.90	0.89	0.88
Gross expenses prior to brokerage commission recapture and reimbursement of unified fees	%	0.89	0.90	0.90	0.89	0.88
Net investment income	%	2.42	2.41	2.82	2.88	3.28
Portfolio turnover rate	%	66	57	81	106	113

(1) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(2) Commencement of operations.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

See Accompanying Notes to Financial Statements

ING OPPENHEIMER MAIN STREET PORTFOLIO®
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A			Class I

	Year Ended		September 9,		May 2,
	December 31,		2002(1) to	Year Ended	2003(1) to
			December 31,	December 31,	December 31,
	2004	2003	2002(2)	2004	2003

Per Share Operating Performance:
Net asset value, beginning of period	$14.88	11.98	12.20	14.87	12.45

Income (loss) from investment operations:
Net investment income	$0.10	0.08	0.03	0.18	0.17
Net realized and unrealized gain (loss) on investments and foreign currencies	$1.79	2.84	(0.21)	1.77	2.30
Total from investment operations	$1.89	2.92	(0.18)	1.95	2.47

Less distributions from:
Net investment income	$0.15	0.02	0.04	0.17	0.05
Total distributions	$0.15	0.02	0.04	0.17	0.05
Net asset value, end of period	$16.62	14.88	11.98	16.65	14.87

Total Return(3)%	12.70	24.37	(1.45)	13.15	19.83

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$2,847	1,950	336	136	103

Ratios to average net assets:
Net expenses after brokerage commission recapture and reimbursement of unified fees(4)%	1.01	0.99	0.96	0.61	0.59
Net expenses after reimbursement of unified fees and prior to brokerage commission recapture %	1.03	0.99	0.96	0.63	0.59
Gross expenses prior to brokerage commission recapture and reimbursement of unified fees(4)%	1.04	1.05	1.06	0.64	0.65
Net investment income(4)%	0.81	0.72	0.85	1.17	1.04
Portfolio turnover rate %	175	130	109	175	130

		Class S

		Year Ended December 31,

		2004	2003	2002(2)	2001	2000

Per Share Operating Performance:
Net asset value, beginning of year		$14.87	11.96	16.00	20.95	24.81

Income (loss) from investment operations:
Net investment income (loss)		$0.16	0.11	0.07	0.03	(0.01)
Net realized and unrealized gain (loss) on investments and foreign currencies		$1.75	2.83	(4.05)	(4.53)	(1.25)
Total from investment operations		$1.91	2.94	(3.98)	(4.50)	(1.26)

Less distributions from:
Net investment income		$0.13	0.03	0.06	0.02	0.04
Net realized gain on investments		$—	—	—	0.43	2.56
Total distributions		$0.13	0.03	0.06	0.45	2.60
Net asset value, end of period		$16.65	14.87	11.96	16.00	20.95

Total Return(3)%		12.88	24.57	(24.87)	(21.46)	(4.54)

Ratios and Supplemental Data:
Net assets, end of year (000’s)		$624,376	644,823	563,470	871,059	1,147,196

Ratios to average net assets:
Net expenses after brokerage commission recapture and reimbursement of unified fees	%	0.86	0.84	0.84	0.89	0.88
Net expenses after reimbursement of unified fees and prior to brokerage commission recapture	%	0.88	0.84	0.84	0.89	0.88
Gross expenses prior to brokerage commission recapture and reimbursement of unified fees	%	0.89	0.90	0.90	0.89	0.88
Net investment income (loss)%		0.87	0.86	0.57	0.15	(0.06)
Portfolio turnover rate	%	175	130	109	97	87

(1) Commencement of operations.

(2) Per share numbers have been calculated using the average share method, which more appropriately represents the per share data for the period.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

See Accompanying Notes to Financial Statements

ING PIMCO CORE BOND PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A

	Year Ended		September 9,
	December 31,		2002(2) to
			December 31,
	2004(1)	2003(1)	2002(1)

Per Share Operating Performance:
Net asset value, beginning of period	$10.71	10.40	10.33

Income (loss) from investment operations:
Net investment income	$0.33	0.42	0.10
Net realized and unrealized gain (loss) on investments, foreign currencies, futures, options and swaps	$0.18	0.06	0.20
Total from investment operations	$0.51	0.48	0.30

Less distributions from:
Net investment income	$0.30	0.04	0.15
Net realized gain on investments	$0.02	0.13	0.08
Total distributions	$0.32	0.17	0.23
Net asset value, end of period	$10.90	10.71	10.40
Total Return(3)%	4.73	4.56	2.94

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$27,604	16,428	1,002

Ratios to average net assets:
Expenses(4)%	1.01	1.01	1.03
Net investment income(4)%	3.05	3.40	3.21
Portfolio turnover rate %	279	402	605

		Class S

		Year Ended December 31,

		2004(1)	2003	2002(1)	2001(5)	2000

Per Share Operating Performance:
Net asset value, beginning of year		$10.72	10.39	9.79	9.60	10.06

Income (loss) from investment operations:
Net investment income		$0.35	0.41	0.36	0.26	0.12
Net realized and unrealized gain (loss) on investments, foreign currencies, futures, options and swaps		$0.16	0.10	0.48	(0.02)	(0.03)
Total from investment operations		$0.51	0.51	0.84	0.24	0.09

Less distributions from:
Net investment income		$0.29	0.05	0.16	—	0.32
Net realized gain on investments		$0.02	0.13	0.08	0.05	0.00	*
Return of capital		$—	—	—	—	0.23
Total distributions		$0.31	0.18	0.24	0.05	0.55
Net asset value, end of year		$10.92	10.72	10.39	9.79	9.60

Total Return(3)%		4.78	4.84	8.68	2.46	0.94

Ratios and Supplemental Data:
Net assets, end of year (000’s)		$744,258	525,001	437,548	122,176	47,126

Ratios to average net assets:
Expenses	%	0.86	0.87	0.93	1.13	1.60
Net investment income	%	3.21	3.55	3.56	3.30	3.62
Portfolio turnover rate	%	279	402	605	745	156

(1) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(2) Commencement of operations.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

(5) Since May 1, 2001, Pacific Investment Management Company has served as the Portfolio Manager of the ING PIMCO Core Bond Portfolio. Prior to that date, a different firm served as Portfolio Manager.

* Amount is less than $0.01.

See Accompanying Notes to Financial Statements

ING PIMCO HIGH YIELD PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

Class S

May 3,
2004(1) to
December 31,
2004

Per Share Operating Performance:
Net asset value, beginning of period	$10.00

Income (loss) from investment operations:
Net investment income	$0.42
Net realized and unrealized loss on investments	$0.48
Total from investment operations	$0.90

Less distributions from:
Net investment income	$0.40
Total distributions	$0.40
Net asset value, end of period	$10.50

Total Return(2)%	9.24

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$697,885

Ratios to average net assets:
Expenses(3)%	0.74
Net investment income(3)%	6.19
Portfolio turnover rate %	50

(1) Commencement of operations.

(2) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(3) Annualized for periods less than one year.

See Accompanying Notes to Financial Statements

ING SALOMON BROTHERS ALL CAP PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A

	Year Ended			September 9,
	December 31,			2002(1) to
				December 31,
	2004	2003		2002(2)

Per Share Operating Performance:
Net asset value, beginning of period	$11.89	8.57		8.87

Income (loss) from investment operations:
Net investment (loss) income	$0.03	0.01		0.02
Net realized and unrealized gain (loss) on investments	$0.88	3.31		(0.31)
Total from investment operations	$0.91	3.32		(0.29)

Less distributions from:
Net investment income	$0.04	0.00	*	0.01
Total distributions	$0.04	0.00	*	0.01
Net asset value, end of period	$12.76	11.89		8.57
Total Return(3)%	7.62	38.75		(3.28)

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$14,727	6,134		186

Ratios to average net assets:
Net expenses after brokerage commission reimbursement (4)%	1.13	1.13		1.16
Gross expenses prior to brokerage commission reimbursement(4)%	1.15	1.15		1.16
Ratio of net investment income to average net assets (4)%	0.36	0.12		0.65
Portfolio turnover rate %	32	21		139

	Class S

					February 1,
	Year Ended December 31,				2000(1) to
					December 31,
	2004	2003	2002(2)	2001	2000

Per Share Operating Performance:
Net asset value, beginning of period	$11.88	8.56	11.53	11.45	10.00

Income (loss) from investment operations:
Net investment income	$0.05	0.03	0.03	0.09	0.05
Net realized and unrealized gain (loss) on investments	$0.88	3.30	(2.98)	0.12	1.68
Total from investment operations	$0.93	3.33	(2.95)	0.21	1.73

Less distributions from:
Net investment income	$0.02	0.01	0.02	0.09	0.04
Net realized gain on investments	$—	—	—	0.04	0.24
Total distributions	$0.02	0.01	0.02	0.13	0.28
Net asset value, end of period	$12.79	11.88	8.56	11.53	11.45
Total Return(3)%	7.85	38.85	(25.57)	1.91	17.45

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$515,344	429,843	252,792	307,030	111,887

Ratios to average net assets:
Net expenses after brokerage commission recapture(4)%	0.97	0.98	1.01	1.01	1.00
Gross expenses prior to brokerage commission recapture (4)%	1.00	1.00	1.01	1.01	1.00
Net investment income(4)%	0.44	0.30	0.32	1.15	1.10
Portfolio turnover rate %	32	21	139	75	82

(1) Commencement of operations.

(2) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

* Amount is less than $0.01.

See Accompanying Notes to Financial Statements

ING SALOMON BROTHERS INVESTORS PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A			Class I

	Year Ended		September 9,		June 24,
	December 31,		2002(2) to	Year Ended	2003(2) to
			December 31,	December 31,	December 31,
	2004(1)	2003	2002(1)	2004(1)	2003

Per Share Operating Performance:
Net asset value, beginning of period	$10.52	8.03	8.16	10.51	9.17

Income (loss) from investment operations:
Net investment income (loss)	$0.13	0.08	0.04	0.13	0.04
Net realized and unrealized gain (loss) on investments	$0.89	2.42	(0.11)	0.95	1.32
Total from investment operations	$1.02	2.50	(0.07)	1.08	1.36

Less distributions from:
Net investment income	$0.07	0.01	0.06	0.09	0.02
Total distributions	$0.07	0.01	0.06	0.09	0.02
Net asset value, end of period	$11.47	10.52	8.03	11.50	10.51

Total Return(3)%	9.73	31.11	(0.92)	10.26	14.89

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$1,917	1,015	307	1,286	250

Ratios to average net assets:
Expenses(4)%	1.15	1.15	1.16	0.75	0.75
Net investment income(4)%	1.22	1.07	1.37	1.65	1.44
Portfolio turnover rate %	36	40	42	36	40

	Class S

					February 1,
	Year Ended December 31,				2000(2) to
					December 31,
	2004(1)	2003	2002(1)	2001	2000

Per Share Operating Performance:
Net asset value, beginning of period	$10.51	8.02	10.50	11.06	10.00

Income (loss) from investment operations:
Net investment income	$0.14	0.10	0.09	0.04	0.06
Net realized and unrealized gain (loss) on investments	$0.90	2.41	(2.50)	(0.52)	1.33
Total from investment operations	$1.04	2.51	(2.41)	(0.48)	1.39

Less distributions from:
Net investment income	$0.07	0.02	0.07	0.05	0.05
Net	$—	—	—	0.03	0.28
Total distributions	$0.07	0.02	0.07	0.08	0.33
Net asset value, end of period	$11.48	10.51	8.02	10.50	11.06

Total Return(3)%	9.92	31.25	(22.98)	(4.27)	14.07

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$210,577	139,825	94,986	95,347	27,440

Ratios to average net assets:
Expenses(4)%	1.00	1.00	1.01	1.01	1.00
Net investment income(4)%	1.34	1.24	1.03	0.78	1.13
Portfolio turnover rate %	36	40	42	39	118

(1) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(2) Commencement of operations.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

See Accompanying Notes to Financial Statements

ING STOCK INDEX PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

Class I

May 3,
2004(1) to
December 31,
2004

Per Share Operating Performance:
Net asset value, beginning of period	$10.00

Income from investment operations:
Net investment income	$0.11
Net realized and unrealized gain on investments	$0.94
Total from investment operations	$1.05

Less distributions from:
Net investment income	$0.12
Net realized gain on investments	$0.03
Total distributions	$0.15
Net asset value, end of period	$10.90

Total Return(2)%	10.52

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$378,706

Ratios to average net assets:
Expenses(3)%	0.27
Net investment income(3)%	2.14
Portfolio turnover rate %	8

(1) Commencement of operations.

(2) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(3) Annualized for periods less than one year.

See Accompanying Notes to Financial Statements

ING T. ROWE PRICE CAPITAL APPRECIATION PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A			Class I

	Year Ended		September 9,		May 2,
	December 31,		2002(2) to	Year Ended	2003(2) to
			December 31,	December 31,	December 31,
	2004(1)	2003(1)	2002(1)	2004	2003

Per Share Operating Performance:
Net asset value, beginning of period	$21.35	17.15	17.40	21.35	17.61

Income (loss) from investment operations:
Net investment income (loss)	$0.39	0.28	0.12	0.31	0.20
Net realized and unrealized gain on investments and foreign currencies	$3.12	4.00	0.06	3.30	3.65
Total from investment operations	$3.51	4.28	0.18	3.61	3.85

Less distributions from:
Net investment income	$0.26	0.06	0.23	0.28	0.09
Net realized gain on investments	$0.16	0.02	0.20	0.16	0.02
Total distributions	$0.42	0.08	0.43	0.44	0.11
Net asset value, end of period	$24.44	21.35	17.15	24.52	21.35

Total Return(3)%	16.48	24.96	1.03	16.93	21.92

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$55,360	20,123	903	56,649	34,659

Ratios to average net assets:
Net expenses after brokerage commission recapture(4)%	1.05	1.08	0.09	0.65	0.68
Gross expenses prior to brokerage commission recapture(4)%	1.07	1.09	1.10	0.67	0.69
Net investment income(4)%	1.72	1.62	2.20	2.04	2.00
Portfolio turnover rate %	21	12	16	21	12

		Class S

		Year Ended December 31,

		2004	2003	2002(1)	2001	2000

Per Share Operating Performance:
Net asset value, beginning of year		$21.36	17.13	17.50	16.62	15.05

Income (loss) from investment operations:
Net investment income		$0.32	0.26	0.38	0.36	0.47
Net realized and unrealized gain (loss) on investments and foreign currencies		$3.22	4.06	(0.29)	1.28	2.78
Total from investment operations		$3.54	4.32	0.09	1.64	3.25

Less distributions from:
Net investment income		$0.24	0.07	0.26	0.37	0.62
Net realized gain on investments		$0.16	0.02	0.20	0.39	1.06
Total distributions		$0.40	0.09	0.46	0.76	1.68
Net asset value, end of year		$24.50	21.36	17.13	17.50	16.62

Total Return(3)%		16.61	25.23	0.48	9.92	21.97

Ratios and Supplemental Data:
Net assets, end of year (000’s)		$1,917,252	1,413,027	994,912	688,506	373,548

Ratios to average net assets:
Net expenses after brokerage commission recapture	%	0.90	0.93	0.94	0.95	0.95
Gross expenses prior to brokerage commission recapture	%	0.92	0.94	0.95	0.95	0.95
Net investment income	%	1.76	1.73	2.13	2.65	3.24
Portfolio turnover rate	%	21	12	16	23	42

(1) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(2) Commencement of operations.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

See Accompanying Notes to Financial Statements

ING T. ROWE PRICE EQUITY INCOME PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

		Class A			Class I

		Year Ended		September 9,		May 2,
		December 31,		2002(2) to	Year Ended	2003(2)to
				December 31,	December 31,	December 31,
		2004(1)	2003	2002(1)	2004(1)	2003

Per Share Operating Performance:
Net asset value, beginning of period		$12.12	9.72	9.92	12.13	9.91

Income (loss) from investment operations:
Net investment income		$0.17	0.16	0.06	0.22	0.08
Net realized and unrealized gain (loss) on investments		$1.60	2.27	(0.09)	1.61	2.19
Total from investment operations		$1.77	2.43	(0.03)	1.83	2.27

Less distributions from:
Net investment income		$0.12	0.02	0.11	0.13	0.04
Net realized gain on investments		$0.07	0.01	0.06	0.07	0.01
Total distributions		$0.19	0.03	0.17	0.20	0.05
Net asset value, end of period		$13.70	12.12	9.72	13.76	12.13

Total Return(3)%		14.61	25.10	(0.30)	15.11	22.99

Ratios and Supplemental Data:
Net assets, end of period (000’s)		$23,759	11,362	650	10,643	2,762

Ratios to average net assets:
Net expenses after brokerage commission recapture and reimbursement of unified fees	%	1.06	1.08	1.08	0.66	0.68
Net expenses after reimbursement of unified fees and prior to brokerage commission recapture	%	1.07	1.09	1.10	0.67	0.69
Gross expenses before brokerage commission recapture and reimbursement of unified fees	%	1.07	1.09	1.10	0.67	0.69
Net investment income(4)%		1.40	1.58	1.89	1.84	1.99
Portfolio turnover rate	%	16	12	23	16	12

		Class S

		Year Ended December 31,

		2004(1)	2003(1)	2002(1)	2001	2000

Per Share Operating Performance:
Net asset value, beginning of year		$12.12	9.72	11.41	11.67	11.24

Income (loss) from investment operations:
Net investment income		$0.19	0.17	0.17	0.14	0.23
Net realized and unrealized gain (loss) on investments		$1.61	2.27	(1.68)	0.01	1.18
Total from investment operations		$1.80	2.44	(1.51)	0.15	1.41

Less distributions from:
Net investment income		$0.11	0.03	0.12	0.14	0.30
Net realized gain on investments		$0.07	0.01	0.06	0.27	0.68
Total distributions		$0.18	0.04	0.18	0.41	0.98
Net asset value, end of year		$13.74	12.12	9.72	11.41	11.67

Total Return(3)%		14.89	25.16	(13.19)	1.36	12.93

Ratios and Supplemental Data:
Net assets, end of year (000’s)		$978,340	658,866	418,276	426,726	298,092

Ratios to average net assets:
Net expenses after brokerage commission recapture and reimbursement of unified fees	%	0.91	0.93	0.93	0.95	0.95
Net expenses after reimbursement of unified fees and prior to brokerage commission recapture	%	0.92	0.94	0.95	0.95	0.95
Gross expenses before brokerage commission recapture and reimbursement of unified fees	%	0.92	0.94	0.95	0.95	0.95
Net investment income	%	1.52	1.68	1.58	1.43	1.98
Portfolio turnover rate	%	16	12	23	16	53

(1) Class A commenced operations on September 9, 2002.

(2) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

See Accompanying Notes to Financial Statements

ING UBS U.S. BALANCED PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A

		June 3,
	Year Ended	2003(2) to
	December 31,	December 31,
	2004(1)	2003

Per Share Operating Performance:
Net asset value, beginning of period	$8.65	7.88

Income (loss) from investment operations:
Net investment income (loss)	$0.14	0.02
Net realized and unrealized gain on investments	$0.79	0.75
Total from investment operations	$0.93	0.77

Less distributions from:
Net investment income	$0.07	0.00 *
Total distributions	$0.07	—
Net asset value, end of period	$9.51	8.65

Total Return(3)%	10.81	9.77

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$3,174	963

Ratio to average net assets:
Expenses(4)%	1.16	1.16
Net investment income(4)%	1.53	1.39
Portfolio turnover rate %	106	203

	Class S

						October 2,
	Year Ended December 31,					2000(2) to
						December 31,
	2004	2003		2002(1)	2001	2000

Per Share Operating Performance:
Net asset value, beginning of period	$8.65	7.33		8.71	9.40	10.00

Income (loss) from investment operations:
Net investment income	$0.11	0.09		0.09	0.03	0.09
Net realized and unrealized gain (loss) on investments	$0.83	1.23		(1.38)	(0.64)	(0.68)
Total from investment operations	$0.94	1.32		(1.29)	(0.61)	(0.59)

Less distributions from:
Net investment income	$0.06	0.00	*	0.09	0.08	0.01
Total distributions	$0.06	0.00		0.09	0.08	0.01
Net asset value, end of period	$9.53	8.65		7.33	8.71	9.40

Total Return(3)%	10.93	18.02		(14.77)	(6.52)	(5.90)

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$102,356	68,691		47,394	51,723	8,497

Ratios to average net assets:
Expenses(4)%	1.01	1.01		1.01	1.01	1.00
Net investment income(4)%	1.65	1.38		1.11	1.50	3.80
Portfolio turnover rate %	106	203		126	50	10

(1) Per share numbers have been calculated using the average share method, which more appropriately represents the per share data for the period.

(2) Commencement of operations.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

* Amount is less than $0.01.

See Accompanying Notes to Financial Statements

ING VAN KAMPEN EQUITY GROWTH PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A			Class I

	Year Ended		September 9,	May 6,
	December 31,		2002(1) to	2004(1) to
			December 31,	December 31,
	2004	2003	2002(2)	2004

Per Share Operating Performance:
Net asset value, beginning of period	$9.65	7.89	8.07	9.71

Income (loss) from investment operations:
Net investment income (loss)	$0.03	(0.01)	0.00 *	0.04
Net realized and unrealized gain (loss) on investments	$0.65	1.87	(0.18)	0.62
Total from investment operations	$0.68	1.86	(0.18)	0.66

Less distributions from:
Net investment income	$—	—	—	0.00 *
Net realized gain on investments	$0.05	0.10	—	0.05
Total distributions	$0.05	0.10	—	0.05
Net asset value, end of period	$10.28	9.65	7.89	10.32

Total Return(3)%	7.03	23.63	(2.23)	6.80

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$9,790	5,893	468	42,752

Ratios of average net assets:
Expenses(4)%	1.05	1.17	1.16	0.65
Net investment income (loss)(4)%	0.33	(0.10)	0.10	1.04
Portfolio turnover rate %	170	120	113	170

	Class S

	Year Ended			May 1,
	December 31,			2002(1) to
				December 31,
	2004	2003		2002(2)

Per Share Operating Performance:
Net asset value, beginning of period	$9.65	7.89		10.00

Income (loss) from investment operations:
Net investment income	$0.04	0.01		0.01
Net realized and unrealized gain (loss) on investments	$0.67	1.85		(2.11)
Total from investment operations	$0.71	1.86		(2.10)

Less distributions from:
Net investment income	$—	0.00	*	0.01
Net realized gain on investments	$0.05	0.10		—
Total distributions	$0.05	0.10		0.01
Net asset value, end of period	$10.31	9.65		7.89

Total Return(3)%	7.34	23.65		(21.05)

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$40,272	29,803		6,334

Ratios to average net assets:
Expenses(4)%	0.90	1.02		1.00
Net investment income(4)%	0.44	0.06		0.13
Portfolio turnover rate %	170	120		113

(1) Commencement of operations.

(2) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

* Amount is less than $0.01.

See Accompanying Notes to Financial Statements

ING VAN KAMPEN GLOBAL FRANCHISE PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A

	Year Ended			September 9,
	December 31,			2002(2) to
				December 31,
	2004(1)	2003		2002(1)

Per Share Operating Performance:
Net asset value, beginning of period	$11.19	8.93		9.34

Income (loss) from investment operations:
Net investment income (loss)	$0.13	0.08		0.01
Net realized and unrealized gain (loss) on investments and foreign currencies	$1.27	2.23		(0.42)
Total from investment operations	$1.40	2.31		(0.41)

Less distributions from:
Net realized gain on investments	$—	0.00	*	—
Return of capital	$—	0.05		—
Total distributions	$—	0.05		—
Net asset value, end of period	$12.59	11.19		8.93

Total Return(3)%	12.51	25.94		(4.39)

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$39,871	14,543		713

Ratios to average net assets:
Expenses(4)%	1.40	1.40		1.41
Net investment income(4)%	1.09	0.87		0.20
Portfolio turnover rate %	9	9		33

	Class S

	Year Ended			May 1,
	December 31,			2002(2) to
				December 31,
	2004(1)	2003		2002(1)

Per Share Operating Performance:
Net asset value, beginning of period	$11.21	8.93		10.00

Income (loss) from investment operations:
Net investment income (loss)	$0.13	0.09		0.04
Net realized and unrealized gain (loss) on investments and foreign currencies	$1.29	2.25		(1.11)
Total from investment operations	$1.42	2.34		(1.07)

Less distributions from:
Net realized gain on investments	$—	0.00	*	—
Return of capital	$—	0.06		—
Total distributions	$—	0.06		—
Net asset value, end of period	$12.63	11.21		8.93

Total Return(3)%	12.67	26.24		(10.70)

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$117,026	58,098		19,133

Ratios to average net assets:
Expenses(4)%	1.25	1.25		1.25
Net investment income(4)%	1.20	1.35		0.70
Portfolio turnover rate %	9	9		33

(1) Commencement of operations.

(2) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods less than one year.

* Amount less than $0.01.

See Accompanying Notes to Financial Statements

ING VAN KAMPEN GROWTH AND INCOME PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A

	Year Ended		September 9,
	December 31,		2002(2) to
			December 31,
	2004(1)	2003(1)	2002(1)(3)

Per Share Operating Performance:
Net asset value, beginning of period	$21.99	17.25	17.53

Income (loss) from investment operations:
Net investment income	$0.24	0.22	0.07
Net realized and unrealized gain (loss) on investments	$2.82	4.56	(0.20)
Total from investment operations	$3.06	4.78	(0.13)

Less distributions from:
Net investment income	$0.26	0.04	0.15
Total distributions	$0.26	0.04	0.15
Net asset value, end of period	$24.79	21.99	17.25

Total Return(4)%	13.92	27.71	(0.78)

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$53,321	24,079	999

Ratios to average net assets:
Net expenses after brokerage commission recapture(5)%	1.05	1.05	1.03
Gross expenses prior to brokerage commission recapture (5)%	1.07	1.09	1.11
Net investment income(5)%	1.03	1.16	1.24
Portfolio turnover rate %	52	62	153

		Class S

		Year Ended December 31,

		2004	2003	2002(1)(3)	2001	2000

Per Share Operating Performance:
Net asset value, beginning of year		$21.98	17.23	20.41	23.53	24.84

Income (loss) from investment operations:
Net investment income		$0.27	0.23	0.20	0.07	0.07
Net realized and unrealized gain (loss) on investments		$2.83	4.57	(3.21)	(2.89)	(0.62)
Total from investment operations		$3.10	4.80	(3.01)	(2.82)	(0.55)

Less distributions from:
Net investment income		$0.23	0.05	0.17	0.06	0.11
Net realized gain on investments		$—	—	—	0.24	0.65
Total distributions		$0.23	0.05	0.17	0.30	0.76
Net asset value, end of year		$24.85	21.98	17.23	20.41	23.53

Total Return(4)%		14.12	27.87	(14.75)	(11.95)	(2.11)

Ratios and Supplemental Data:
Net assets, end of year (000’s)		$825,240	759,747	599,841	793,601	941,024

Ratios to average net assets:
Net expenses after brokerage commission recapture	%	0.90	0.90	0.91	0.95	0.95
Gross expenses prior to brokerage commission recapture	%	0.92	0.94	0.95	0.95	0.95
Net investment income	%	1.13	1.25	1.08	0.33	0.30
Portfolio turnover rate	%	52	62	153	36	37

(1) Per share numbers have been calculated using the average share method, which more appropriately represents the per share data for the period.

(2) Commencement of operations.

(3) Since January 30, 2002, Van Kampen has served as Portfolio Manager for the ING Van Kampen Growth and Income Portfolio. Prior to that date, a different firm served as Portfolio Manager.

(4) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(5) Annualized for periods less than one year.

See Accompanying Notes to Financial Statements

ING VAN KAMPEN REAL ESTATE PORTFOLIO
FINANCIAL HIGHLIGHTS

For a share of beneficial interest outstanding throughout each period.

	Class A			Class I

	Year Ended		September 9,		May 19,
	December 31,		2002(2) to	Year Ended	2003(2) to
			December 31,	December 31,	December 31,
	2004	2003(1)	2002(1)	2004	2003

Per Share Operating Performance:
Net asset value, beginning of period	$20.47	14.99	16.24	20.48	16.59

Income (loss) from investment operations:
Net investment income	$0.62	0.75	0.31	0.60	0.25
Net realized and unrealized gain (loss) on investments	$7.07	4.87	(0.89)	7.20	3.81
Total from investment operations	$7.69	5.62	(0.58)	7.80	4.06

Less distributions from:
Net investment income	$0.36	0.02	0.42	0.38	0.05
Net realized gain on investments	$0.22	0.12	0.25	0.22	0.12
Total distributions	$0.58	0.14	0.67	0.60	0.17
Net asset value, end of period	$27.58	20.47	14.99	27.68	20.48

Total Return(3)%	37.62	37.54	(3.53)	38.13	24.51

Ratios and Supplemental Data:
Net assets, end of period (000’s)	$17,800	6,240	286	4,711	534

Ratios to average net assets:
Expenses(4)%	1.06	1.08	1.10	0.67	0.68
Net investment income(4)%	3.88	4.42	6.59	4.55	5.25
Portfolio turnover rate %	18	12	27	18	12

		Class S

		Year Ended December 31,

		2004	2003(1)	2002(1)	2001(5)	2000

Per Share Operating Performance:
Net asset value, beginning of year		$20.46	14.97	15.64	15.21	12.12

Income (loss) from investment operations:
Net investment income		$0.71	0.78	0.73	0.70	0.42
Net realized and unrealized gain (loss) on investments		$7.01	4.86	(0.71)	0.53	3.33
Total from investment operations		$7.72	5.64	0.02	1.23	3.75

Less distributions from:
Net investment income		$0.35	0.03	0.44	0.59	0.66
Net realized gain on investments		$0.22	0.12	0.25	0.21	—
Total distributions		$0.57	0.15	0.69	0.80	0.66
Net asset value, end of year		$27.61	20.46	14.97	15.64	15.21

Total Return(3)%		37.77	37.73	0.20	8.14	30.99

Ratios and Supplemental Data:
Net assets, end of year (000’s)		$572,066	341,126	194,207	130,643	103,800

Ratios to average net assets:
Expenses	%	0.91	0.93	0.95	0.95	0.95
Net investment income	%	3.93	4.67	4.56	5.35	5.60
Portfolio turnover rate	%	18	12	27	81	69

(1) Per share numbers have been calculated using the monthly average share method, which more appropriately represents the per share data for the period.

(2) Commencement of operations.

(3) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.

(4) Annualized for periods of less than one year.

(5) Since December 17, 2001, Van Kampen has served as Portfolio Manager for the ING Van Kampen Real Estate Portfolio. Prior to that date, a different firm served as Portfolio Manager.

See Accompanying Notes to Financial Statements

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004

NOTE 1 — ORGANIZATION

Organization. The ING Investors Trust (the “Trust”) is registered under the Investment Company Act of 1940 (the “Act”) as an open-end management investment company. The Trust was organized as a Massachusetts business trust on August 3, 1988 with an unlimited number of shares of beneficial interest with a par value of $0.001 each. The Trust consists of forty-five portfolios (the “Portfolios”). There are thirty-six portfolios in this report and they are: ING AIM Mid Cap Growth Portfolio (“AIM Mid Cap Growth”), ING Alliance Mid Cap Growth Portfolio (“Alliance Mid Cap Growth”), ING Capital Guardian Large Cap Value Portfolio (“Capital Guardian Large Cap Value”), ING Capital Guardian Managed Global Portfolio (“Capital Guardian Managed Global”), ING Capital Guardian Small Cap Portfolio (“Capital Guardian Small Cap”), ING Developing World Portfolio (“Developing World”), ING Eagle Asset Capital Appreciation Portfolio (“Eagle Asset Capital Appreciation”), ING FMRSM Diversified Mid Cap Portfolio (“FMRSM Diversified Mid Cap”), ING Goldman Sachs TollkeeperSM Portfolio (formerly, ING Goldman Sachs Internet TollkeeperSM Portfolio, “Goldman Sachs TollkeeperSM”), ING Hard Assets Portfolio (“Hard Assets”), ING International Portfolio, (“International”), ING Janus Special Equity Portfolio (“Janus Special Equity”), ING Jennison Equity Opportunities Portfolio (“Jennison Equity Opportunities”), ING JPMorgan Small Cap Equity Portfolio (formerly, ING JPMorgan Fleming Small Cap Equity Portfolio, “JPMorgan Small Cap Equity”), ING Julius Baer Foreign Portfolio (formerly, ING JPMorgan Fleming International EAFE Portfolio, “Julius Baer Foreign”), ING Legg Mason Value Portfolio (formerly, ING Janus Growth and Income Portfolio, “Legg Mason Value”), ING Limited Maturity Bond Portfolio (“Limited Maturity Bond”), ING Liquid Assets Portfolio (“Liquid Assets”), ING Marsico Growth Portfolio (“Marsico Growth”), ING Mercury Focus Value Portfolio (“Mercury Focus Value”), ING Mercury Large Cap Growth Portfolio (formerly, ING Mercury Fundamental Growth Portfolio, “Mercury Large Cap Growth”), ING MFS Mid Cap Growth Portfolio (“MFS Mid Cap Growth”), ING MFS Total Return Portfolio (“MFS Total Return”), ING Oppenheimer Main Street Portfolio® (formerly, ING MFS Research Portfolio, “Oppenheimer Main Street”), ING PIMCO Core Bond Portfolio (“PIMCO Core Bond”), ING PIMCO High Yield Portfolio (“PIMCO High Yield”) ING Salomon Brothers All Cap Portfolio (“Salomon Brothers All Cap”), ING Salomon Brothers Investors Portfolio (“Salomon Brothers Investors”), ING Stock Index Portfolio (“Stock Index”), ING T. Rowe Price Capital Appreciation Portfolio (“T. Rowe Price Capital Appreciation”), ING T. Rowe Price Equity Income Portfolio (“T. Rowe Price Equity Income”), ING UBS U.S. Balanced Portfolio (“UBS U.S. Balanced”), ING Van Kampen Equity Growth Portfolio (“Van Kampen Equity Growth”), ING Van Kampen Global Franchise (“Van Kampen Global Franchise”), ING Van Kampen Growth and Income Portfolio (“Van Kampen Growth and Income”) and ING Van Kampen Real Estate Portfolio (“Van Kampen Real Estate”).

All of the Portfolios are diversified except for the Van Kampen Global Franchise, Hard Assets, Janus Special Equity, JPMorgan Small Cap Equity, Salomon Brothers All Cap and Van Kampen Real Estate, which are non-diversified. All of the Portfolios, except Liquid Assets, which is authorized to offer three classes of shares (Class S, Class A and Class I), and Stock Index, which is authorized to offer one class of shares (Class I), are authorized to offer four classes of shares (Class S, Class A, Class I and Class R); however, not all Portfolios currently offer all classes. Each class has equal rights as to class and voting privileges. The classes differ principally in the applicable distribution and shareholder service fees. All shareholders bear the common expenses of the Portfolio and earn income and gains and losses from the Portfolio pro rata based on the average daily net assets of each class, without distinction between share classes. Dividends are determined separately for each class based on income and expenses allocable to each class. Realized gain distributions are allocated to each class pro rata based on the shares outstanding of each class on the date of distribution. No class has preferential dividend rights. Differences in per share dividend rates generally result from the relative weighting of pro rata income allocations and from differences in separate class expenses, including shareholder servicing fees. The information presented in these financial statements pertains to all of the Portfolios except the LifeStyle Portfolios, the Evergreen Portfolios and the American Funds Portfolios, which are presented under separate covers. The Trust is intended to serve as an investment medium for (i) variable life insurance policies and variable annuity contracts (“Variable Contracts”) offered by insurance companies, and (ii) certain qualified pension and retirement plans, as permitted under the Federal tax rules relating to the Portfolios serving as investment mediums for Variable Contracts. The Trust currently functions as an investment medium for contracts and

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 1 — ORGANIZATION (continued)

policies offered by ING USA Annuity and Life Insurance Company (“ING USA”). Prior to January 1, 2004, ING USA was known as Golden American Life Insurance Company (“Golden American”) and on January 1, 2004, Golden American merged with Equitable Life Insurance Company of Iowa and United Life Insurance & Annuity to form ING USA. Security Life of Denver, an indirect wholly-owned subsidiary of ING, Southland Life Insurance Company, an indirect wholly-owned subsidiary of ING, ReliaStar Life Insurance Company, an indirect wholly-owned subsidiary of ING, United Life Annuities, an indirect wholly-owned subsidiary of Golden American and ReliaStar Life Insurance Company of New York, an indirect wholly-owned subsidiary of Golden American. The Trust is also an investment medium for contracts offered by the Security Equity Life Insurance Company, not an affiliate of ING.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

The following significant accounting policies are consistently followed by the Portfolios in the preparation of their financial statements. Such policies are in conformity with accounting principles generally accepted in the United States of America for investment companies.

A.	Security Valuation. Investments in equity securities traded on a national securities exchange are valued at the last reported sale price. Securities reported by NASDAQ will be valued at the NASDAQ official closing prices. Securities traded on an exchange or NASDAQ for which there has been no sale and securities traded in the over-the-counter-market are valued at the mean between the last reported bid and ask prices. All investments quoted in foreign currencies will be valued daily in U.S. dollars on the basis of the foreign currency exchange rates prevailing at that time. Debt securities are valued at prices obtained from independent services or from one or more dealers making markets in the securities and may be adjusted based on the Portfolios’ valuation procedures. U.S. Government obligations are valued by using market quotations or independent pricing services which use prices provided by market-makers or estimates of market values obtained from yield data relating to instruments or securities with similar characteristics.

Securities and assets for which market quotations are not readily available (which may include certain restricted securities which are subject to limitations as to their sale) are valued at their fair values as determined in good faith by or under the supervision of the Portfolios’ Board of Trustees (“Board”), in accordance with methods that are specifically authorized by the Board. Securities traded on exchanges, including foreign exchanges, which close earlier than the time that a Portfolio calculates its net asset value may also be valued at their fair values as determined in good faith by or under the supervision of a Portfolio’s Board, in accordance with methods that are specifically authorized by the Board. If a significant event which is likely to impact the value of one or more foreign securities held by a Portfolio occurs after the time at which the foreign market for such security(ies) closes but before the time that the Portfolio’s net asset value is calculated on any business day, such event may be taken into account in determining the fair value of such security(ies) at the time the Portfolio calculates its net asset value. For these purposes, significant events after the close of trading on a foreign market may include, among others, securities trading in the U.S. and other markets, corporate announcements, natural and other disasters, and political and other events. Among other elements of analysis, the Board has authorized the use of one or more research services to assist with the determination of the fair value of foreign securities in light of significant events. Research services use statistical analyses and quantitative models to help determine fair value as of the time a Portfolio calculates its net asset value. Unlike the closing price of a security on an exchange, fair value determinations employ elements of judgment, and the fair value assigned to a security may not represent the actual value that a Portfolio could obtain if it were to sell the security at the time of the close of the NYSE. Investments in securities maturing in 60 days or less, as well as all securities in the Liquid Assets Portfolio are valued at amortized cost, which, when combined with accrued interest, approximates market value.

B.	Security Transactions and Revenue Recognition. Securities transactions are accounted for on the trade date. Realized gains and losses are reported on the basis of identified cost of securities sold. Interest income is recorded on an

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)

accrual basis. Dividend income is recorded on the ex-dividend date, or for certain foreign securities, when the information becomes available to the Portfolios. Premium amortization and discount accretion are determined by the effective yield method.

C.	Foreign Currency Translation. The books and records of the Portfolios are maintained in U.S. dollars. Any foreign currency amounts are translated into U.S. dollars on the following basis:

(1)	Market value of investment securities, other assets and liabilities — at the exchange rates prevailing at the end of the day.

(2)	Purchases and sales of investment securities, income and expenses — at the rates of exchange prevailing on the respective dates of such transactions.

Although the net assets and the market values are presented at the foreign exchange rates at the end of the day, the Portfolios do not isolate the portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gains or losses from investments. For securities, which are subject to foreign withholding tax upon disposition, liabilities are recorded on the Statements of Assets and Liabilities for the estimated tax withholding based on the securities current market value. Upon disposition, realized gains or losses on such securities are recorded net of foreign withholding tax.

Reported net realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Portfolios’ books, and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities other than investments in securities at fiscal year end, resulting from changes in the exchange rate. Foreign security and currency transactions may involve certain considerations and risks not typically associated with investing in U.S. companies and the U.S. Government. These risks include, but are not limited to, revaluation of currencies and future adverse political and economic developments which could cause securities and their markets to be less liquid and prices more volatile than those of comparable U.S. companies and U.S. Government securities.

D.	Forward Foreign Currency Contracts. Certain Portfolios may enter into forward foreign currency contracts primarily to hedge against foreign currency exchange rate risks on their non-U.S. dollar denominated investment securities. When entering into a currency forward contract, a Portfolio agrees to receive or deliver a fixed quantity of foreign currency for an agreed-upon price on an agreed future date. These contracts are valued daily and a Portfolio’s net equity therein, representing unrealized gain or loss on the contracts as measured by the difference between the forward foreign exchange rates at the dates of entry into the contracts and the forward rates at the reporting date, is included in the Statements of Assets and Liabilities. Realized and unrealized gains and losses are included in the Statements of Operations. These instruments involve market and/or credit risk in excess of the amount recognized in the Statements of Assets and Liabilities. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movement in currency and securities values and interest rates. Open forward foreign currency contracts are presented following the respective Portfolio of Investments.

E.	Futures Contracts. Certain Portfolios may enter into futures contracts involving foreign currency, interest rates, securities and securities indices. A futures contract obligates the seller of the contract to deliver and the purchaser of the contract to take delivery of the type of foreign currency, financial instrument or security called for in the contract at a specified future time for a specified price. Upon entering into such a contract, a Portfolio is required to deposit and maintain as collateral such initial margin as required by the exchange on which the contract is traded. Pursuant to the contract, a Portfolio

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)

agrees to receive from or pay to the broker an amount equal to the daily fluctuations in the value of the contract. Such receipts or payments are known as variation margins and are recorded as unrealized gains or losses by the Portfolio. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

F.	Distributions to Shareholders. The Portfolios record distributions to their shareholders on ex-dividend date. Dividends from net investment income and capital gains, if any, are declared daily and paid monthly by the Liquid Assets and the PIMCO High Yield Portfolios. For all other Portfolios, net investment income, if any will be declared and paid annually. The Portfolios may make distributions on a more frequent basis to comply with the distribution requirements of the Internal Revenue Code. The characteristics of income and gains to be distributed are determined in accordance with income tax regulations, which may differ from accounting principles generally accepted in the United States of America for investment companies.

G.	Federal Income Taxes. It is the policy of the Portfolios to comply with the requirements of subchapter M of the Internal Revenue Code that are applicable to regulated investment companies and to distribute substantially all of their net investment income and any net realized capital gains to their shareholders. Therefore, a federal income tax or excise tax provision is not required. No capital gain distributions shall be made until the capital loss carryforwards has been fully utilized or expired.

H.	Use of Estimates. Management of the Portfolios has made certain estimates and assumptions relating to the reporting of assets, liabilities, income, and expenses to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America for investment companies. Actual results could differ from these estimates.

I.	Repurchase Agreements. Each Portfolio may invest in repurchase agreements only with government securities dealers recognized by the Board of Governors of the Federal Reserve System. Under such agreements, the seller of the security agrees to repurchase it at a mutually agreed upon time and price. The resale price is in excess of the purchase price and reflects an agreed upon interest rate for the period of time the agreement is outstanding. The period of the repurchase agreements is usually short, from overnight to one week, while the underlying securities generally have longer maturities. Each Portfolio will receive as collateral securities acceptable to it whose market value is equal to at least 100% of the carrying amount of the repurchase agreement, plus accrued interest, being invested by the Portfolio. The underlying collateral is valued daily on a mark-to-market basis to assure that the value, including accrued interest, is at least equal to the repurchase price. If the seller defaults, a Portfolio might incur a loss or delay in the realization of proceeds if the value of the security collateralizing the repurchase agreement declines, and may incur disposition costs in liquidating the collateral.

J.	Securities Lending. Certain Portfolios have the option to temporarily loan up to 30% of its total assets to brokers, dealers or other financial institutions in exchange for a negotiated lender’s fee. The borrower is required to fully collateralize the loans with cash or U.S. Government securities. Generally, in the event of counterparty default, the Portfolio has the right to use collateral to offset losses incurred. There would be potential loss to the Portfolio in the event the Portfolio is delayed or prevented from exercising its right to dispose of the collateral. The Portfolio bears the risk of loss with respect to the investment of collateral. Engaging in securities lending could have a leveraging effect, which may intensify the credit, market and other risks associated with investing in a Portfolio.

K.	Options Contracts. Certain Portfolios may purchase put and call options and may write (sell) put options and covered call options. The Portfolios may engage in option transactions as a hedge against adverse movements in the value of portfolio holdings or to increase market exposure. Option contracts are valued daily and unrealized gains or losses are recorded based upon the last sales price on the principal exchange on which the options are traded. The Portfolios will realize a gain or loss upon the

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)

expiration or closing of the option contract. When an option is exercised, the proceeds on sales of the underlying security for a written call option, the purchase cost of the security for a written put option, or the cost of the security for a purchased put or call option is adjusted by the amount of premium received or paid. Realized and unrealized gains or losses on option contracts are reflected in the accompanying financial statements. The risk in writing a call option is that the Portfolios give up the opportunity for profit if the market price of the security increases and the option is exercised. The risk in writing a put option is that the Portfolios may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Portfolios pay a premium whether or not the option is exercised. Risks may also arise from an illiquid secondary market or from the inability of counterparties to meet the terms of the contract.

L.	Swap Contracts. Certain Portfolios may enter into interest rate swaps, currency swaps and other types of swap agreements, including swaps on securities and indices. A swap is an agreement between two parties pursuant to which each party agrees to make one or more payments to the other on regularly scheduled dates over a stated term, based on different interest rates, currency exchange rates, security prices, the prices or rates of other types of financial instruments or assets or the levels of specified indices. During the term of the swap, changes in the value of the swap are recognized as unrealized appreciation or depreciation.

M.	Credit Default Swaps. PIMCO Core Bond, PIMCO High Yield and Stock Index may enter into credit default swap contracts for investment purposes. All other Portfolios may purchase credit default swap contracts in order to hedge against risk of default of debt securities held in their portfolio.

As the seller in a credit default swap contract, a Portfolio would be required to pay the par (or other agreed-upon) value of a referenced debt obligation to the counterparty in the event of a default by a third party, such as a U.S. or foreign corporate issuer, on the debt obligation. In return, a Portfolio would receive from the counterparty a periodic stream of payments over the term of the contract provided that no event of default has occurred. If no default occurs, a Portfolio would keep the stream of payments and would have no payment obligations. As the seller, a Portfolio would be subject to investment exposure on the notional amount of the swap.

When a Portfolio purchases a credit default swap, the Portfolio would function as the counterparty referenced in the preceding paragraph. This would involve the risk that the investment may expire worthless and would only generate income in the event of an actual default by the issuer of the underlying obligation (as opposed to a credit downgrade or other indication of financial instability). It would also involve credit risk — that the seller may fail to satisfy its payment obligations to the Portfolios in the event of a default.

N.	Illiquid and Restricted Securities. The Portfolios may not invest more than 15% of their net assets (10% for Liquid Assets) in illiquid securities. Illiquid securities are not readily marketable. Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Portfolios to sell them promptly at an acceptable price. The Portfolios may also invest in restricted securities, which include those sold under Rule 144A of the Securities Act of 1933 (1933 Act) or securities offered pursuant to Section 4(2) of the 1933 Act, and/or are subject to legal or contractual restrictions on resale and may not be publicly sold without registration under the 1933 Act. Certain restricted securities may be considered liquid pursuant to guidelines approved by the Board or may be deemed to be illiquid because they may not be readily marketable. Illiquid and restricted securities are valued using market quotations when readily available. In the absence of market quotations, the securities are valued based upon their fair value determined under procedures approved by the Board.

O.	Delayed Delivery Transactions. Each Portfolio may purchase or sell securities on a when-issued or forward commitment basis. The price of the underlying securities and date when the securities will be delivered and paid for are fixed at the time the transaction is negotiated. The market value of such securities is identified in each Portfolio’s Portfolio of Investments. Losses

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)

may arise due to changes in the market value of the securities or from the inability of counterparties to meet the terms of the contract. In connection with such purchases, the Portfolios are required to identify liquid assets sufficient to cover the purchase price.

P.	Mortgage Dollar Roll Transactions. In connection with a Portfolio’s ability to purchase or sell securities on a when-issued basis, Limited Maturity Bond, PIMCO Core Bond and Julius Baer Foreign may engage in dollar roll transactions with respect to mortgage-backed securities issued by Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corp. In a dollar roll transaction, a Portfolio sells a mortgage-backed security to a financial institution, such as a bank or broker/dealer, and simultaneously agrees to repurchase a substantially similar (i.e., same type, coupon, and maturity) security from the institution on a delayed delivery basis at an agreed upon price. In return, the Portfolio is compensated with fee income or receives an advantageous repurchase price (“drop in price”). The mortgage-backed securities that are repurchased will bear the same interest rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories. The Portfolios account for dollar roll transactions as purchases and sales.

NOTE 3 — INVESTMENT TRANSACTIONS

For the six months ended December 31, 2004, the cost of purchases and the proceeds from the sales of securities, excluding U.S. Government and short-term securities, were as follows:

	Purchases	Sales

AIM Mid Cap Growth	$380,847,263	$382,992,060
Alliance Mid Cap Growth	741,923,372	710,462,253
Capital Guardian Large Cap Value	177,060,710	141,052,399
Capital Guardian Managed Global	99,947,225	102,889,342
Capital Guardian Small Cap	222,490,394	235,231,735
Developing World	220,486,500	201,135,818
Eagle Asset Value Equity	260,641,127	286,658,121
FMRSM Diversified Mid Cap	330,508,012	291,606,937
Goldman Sachs TollkeeperSM	46,509,526	37,906,802
Hard Assets	341,669,637	298,300,610
International	164,555,766	171,027,764
Janus Special Equity	26,337,780	18,469,231
Jennison Equity Opportunity	274,179,624	314,681,066
JPMorgan Small Cap Equity	311,686,160	194,382,432
Julius Baer Foreign	471,010,718	162,635,997
Legg Mason Value	320,677,470	237,008,216
Limited Maturity Bond	83,956,883	104,614,276
Marsico Growth	595,656,178	634,583,334
Mercury Focus Value	129,339,564	46,806,282
Mercury Large Cap Growth	37,844,210	33,508,753
MFS Mid Cap Growth	599,235,524	669,169,631
MFS Total Return	712,503,926	717,722,880
Oppenheimer Main Street	1,073,260,004	1,145,296,512
PIMCO Core Bond	341,284,616	254,516,708
PIMCO High Yield	935,711,110	300,495,266
Salomon Brothers All Cap	147,342,072	139,173,339
Salomon Brothers Investors	108,534,104	55,968,174
Stock Index	369,191,306	25,232,809
T. Rowe Price Capital Appreciation	600,505,078	532,909,163
T. Rowe Price Equity Income	342,247,524	131,074,211
UBS U.S. Balanced	52,408,848	28,606,108
Van Kampen Equity Growth	160,772,303	108,811,862
Van Kampen Global Franchise	73,608,123	8,825,214
Van Kampen Growth and Income	398,920,555	430,139,754
Van Kampen Real Estate	183,607,503	73,412,926

U.S. Government Securities not included above were as follows:

	Purchases	Sales

Limited Maturity Bond	$762,858,025	$886,801,085
MFS Total Return	263,613,140	192,873,780
PIMCO Core Bond	1,176,502,463	1,114,389,144
T. Rowe Price Capital Appreciation	—	19,500,000
UBS U.S. Balanced	62,629,125	59,448,263

NOTE 4 — INVESTMENT MANAGEMENT AND ADMINISTRATIVE FEES

Directed Services, Inc. (the “Manager” or “DSI”), an indirect wholly-owned subsidiary of ING, provides all of the Portfolios with advisory and administrative services under a Management Agreement (the “Agreement”). Under the Agreement, the Manager has overall responsibility for engaging portfolio managers and for monitoring and evaluating the management of the assets of each Portfolio by the portfolio managers. Portfolio managers have full investment discretion and make all determinations with respect to the investment of a Portfolio’s assets and the purchase and sale of portfolio securities and other investments. Pursuant to this Agreement, the Manager also is responsible for providing or procuring, at the Manager’s expense, the services reasonably necessary for the ordinary operation of the Trust, including, among other things, custodial, administrative, transfer agency, portfolio accounting, dividend reimbursing, auditing and ordinary legal expenses. The Manager does not bear the expense of brokerage fees, taxes, interest, fees and expenses of

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 4 — INVESTMENT MANAGEMENT AND ADMINISTRATIVE FEES (continued)

the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses. As compensation for its services under the Management Agreement, the Trust pays the manager a monthly fee (a “Unified Fee”) based on the following annual rates of the average daily net assets of the Portfolios:

Portfolio	Fee

Alliance Mid Cap Growth and Marsico Growth*	0.85% of the first $250 million; 0.80% of the next $400 million; 0.75% of the next $450 million; and 0.70% of the amount in excess of $1.1 billion

Capital Guardian Large Cap Value	0.75% of the first $500 million; 0.70% of the next $250 million; 0.65% of the next $500 million; and 0.60% of the amount in excess of $1.25 billion

Capital Guardian Managed Global	1.00% of the first $500 million; and 0.80% of the amount in excess of $500 million

AIM Mid Cap Growth, Capital Guardian Small Cap, Eagle Asset Capital Appreciation, Hard Assets, Jennison Equity Opportunities, T. Rowe Price Capital Appreciation, T. Rowe Price Equity Income, Van Kampen Growth and Income and Van Kampen Real Estate*	0.75% of the first $750 million 0.70% of the next $1.25 billion; 0.65% of the next $1.5 billion; and 0.60% of the amount in excess of $3.5 billion

Developing World	1.25%

Goldman Sachs TollkeeperSM	1.35% of the first $1 billion; and 1.25% of the amount in excess of $1 billion

International	1.00% of the first $500 million; and 0.80% of the amount in excess of $500 million

Janus Special Equity* and Legg Mason Value*	0.81% of the first $250 million; 0.77% of the next $400 million; 0.73% of the next $450 million; and 0.67% of the amount in excess of $1.1 billion

JPMorgan Small Cap Equity	0.90% of the first $200 million; 0.85% of the next $300 million; 0.80% of the next $250 million; and 0.75% thereafter

Julius Baer Foreign	1.00% of the first $50 million; 0.95% of the next $200 million; 0.90% of the next $250 million; and 0.85% thereafter

Limited Maturity Bond and Liquid Assets*	0.35% of the first $200 million; 0.30% of the next $300 million; and 0.25% of the amount in excess of $500 million

MFS MidCap Growth, Oppenheimer Main Street and MFS Total Return*	0.75% of the first $250 million; 0.70% of the next $400 million; 0.65% of the next $450 million; and 0.60% of the amount in excess of $1.1 billion
Mercury Focus Value and Mercury Large Cap Growth	0.80% of the first $500 million; 0.75% of the next $250 million; 0.70% of the next $500 million; 0.65% of the next $750 million; and 0.60% on assets in excess of $2 billion

PIMCO Core Bond	0.75% of the first $100 million; 0.65% of the next $100 million; and 0.55% of the amount in excess of $200 million

PIMCO High Yield	0.49%

Salomon Brothers All Cap and Salomon Brothers Investors Portfolios*	0.75% of the first $500 million; 0.70% of the next $250 million; 0.65% of the next $500 million; and 0.60% of the amount in excess of $1.25 billion

Stock Index	0.27%

UBS U.S. Balanced and FMRSM Diversified Mid Cap Portfolios*	0.75% of the first $500 million; 0.70% of the next $250 million; 0.65% of the next $500 million; and 0.60% of the amount in excess of $1.25 billion

Van Kampen Global Franchise	1.00% of the first $250 million; 0.90% of the next $250 million; and 0.75% on assets in excess of $500 million

Van Kampen Equity Growth	0.65% of the first $1 billion; and 0.60% thereafter

*	Fee is calculated using the combined net assets of these Portfolios

DSI has voluntarily agreed to reimburse the Portfolios’ managed by MFS a portion of the management fees. For the six months ended December 31, 2004, DSI reimbursed $68,796, $3,511 and $78,489 to the MFS Mid Cap Growth, MFS Total Return and Oppenheimer Main Street Portfolios, respectively. DSI was not obligated to reimburse these amounts and may choose not to do so in the future.

NOTE 5 — DISTRIBUTION AND SERVICE FEES

The Trust has entered into a Shareholder Services Agreement (the “Agreement”) for the Class S and Class A shares of each Portfolio of the Trust. The Agreement allows Directed Services, Inc. (the

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 5 — DISTRIBUTION AND SERVICE FEES (continued)

“Distributor” or “DSI”) to make payments under the Agreement to insurance companies, broker-dealers or other financial intermediaries that provide services relating to each class of shares. Under the Agreement, each Portfolio makes payments to the Distributor at an annual rate of 0.25% of the Portfolio’s average daily net assets attributable to Class A and Class S, respectively. The Portfolios have accrued the 0.25% service fee for each class, listed in their Statements of Operations.

Each Portfolio has entered into a Rule 12b-1 Distribution Plan (the “Class A Plan”) with DSI on behalf of the Class A shares of the Portfolio. The Class A Plan provides that the Class A shares shall pay a 12b-1 distribution fee, for distribution services including payments to DSI, the Distributor, at an annual rate of 0.25% of the average daily net assets. DSI has contractually agreed to waive 0.10% of the distribution fee for Class A shares of the Portfolios, so that the actual fee paid by a Portfolio is an annual rate of 0.15%.

The Manager and the Trust have entered into Portfolio Management Agreements with the Portfolio Managers. These Portfolio Managers provide investment advice for the various Portfolios and are paid by the Manager based on the average daily net assets of the respective Portfolios. The Portfolio Managers of each of the Series are as follows (*related party Advisor):

Series	Portfolio Manager

AIM Mid Cap Growth	A I M Capital Management, Inc.
Alliance Mid Cap Growth	Alliance Capital Management L.P.
Capital Guardian Large Cap Value	Capital Guardian Trust Company
Capital Guardian Managed Global	Capital Guardian Trust Company
Capital Guardian Small Cap	Capital Guardian Trust Company
Developing World	ING Investment Management Advisors B.V.*
Eagle Asset Capital Appreciation	Eagle Asset Management, Inc.
FMRSM Diversified Mid Cap	Fidelity Management & Research Company
Goldman Sachs TollkeeperSM	Goldman Sachs Asset Management, L.P.
Hard Assets	Baring International Investment Limited*
International	ING Investment Management Co.*
Janus Special Equity	Janus Capital Management LLC
Jennison Equity Opportunities	Jennison Associates LLC
JPMorgan Small Cap Equity	J.P. Morgan Investment Management Inc.
Julius Baer Foreign	Julius Baer Investment Management, LLC
Limited Maturity Bond	ING Investment Management Co.*
Legg Mason Value	Legg Mason Funds Management, Inc.
Liquid Assets	ING Investment Management Co.*
Marsico Growth	Marsico Capital Management, LLC
Mercury Focus Value	Fund Asset Management L.P. (d/b/a Mercury Advisors)
Mercury Large Cap Growth	Fund Asset Management L.P. (d/b/a Mercury Advisors)
MFS Mid Cap Growth	Massachusetts Financial Services Company
MFS Total Return	Massachusetts Financial Services Company
Oppenheimer Main Street	OppenheimerFunds, Inc.
PIMCO Core Bond	Pacific Investment Management Company LLC
PIMCO High Yield	Pacific Investment Management Company LLC
Salomon Brothers All Cap	Salomon Brothers Asset Management, Inc.
Salomon Brothers Investors	Salomon Brothers Asset Management, Inc.
Stock Index	ING Investment Management Co.*
T. Rowe Price Capital Appreciation	T. Rowe Price Associates, Inc.
T. Rowe Price Equity Income	T. Rowe Price Associates, Inc.
UBS U.S. Balanced	UBS Global Asset Management (Americas) Inc.
Van Kampen Equity Growth	Morgan Stanley Investment Management, Inc. (d/b/a Van Kampen)
Van Kampen Global Franchise	Morgan Stanley Investment Management, Inc. (d/b/a Van Kampen)
Van Kampen Growth and Income	Morgan Stanley Investment Management, Inc. (d/b/a Van Kampen)
Van Kampen Real Estate	Morgan Stanley Investment Management, Inc. (d/b/a Van Kampen)

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 6 — OTHER TRANSACTIONS WITH AFFILIATED AND RELATED PARTIES

The Manager may direct the Trust’s portfolio managers to use their best efforts (subject to obtaining best execution of each transaction) to allocate a Portfolio’s equity security transactions through certain designated broker-dealers. The designated broker-dealer, in turn, will reimburse a portion of the brokerage commissions to pay certain expenses of that Portfolio. Any amounts credited to the Portfolios are reflected as a reimbursement of expenses in the Statements of Operations.

Each Portfolio has adopted a Retirement Policy covering all independent trustees of the Portfolio who will have served as an independent trustee for at least five years at the time of retirement. Benefits under this plan are based on an annual rate as defined in the plan agreement.

NOTE 7 — OPTIONS WRITTEN

As of December 31, 2004, portfolio securities valued at $142,500 were held in escrow by the custodian as cover for call options written by PIMCO Core Bond.

Transactions in options written during the year ended December 31, 2004, were as follows:

	Number of	Premiums
	Contracts	Received

Options outstanding at December 31, 2003	1,646	$3,214,590
Options written	908	548,590
Options terminated in closing purchase transactions	(896)	(1,622,284)
Options expired	(183)	(131,414)

Options outstanding at December 31, 2004	1,475	$2,009,482

Transactions in options written during the period ended December 31, 2004, for PIMCO High Yield were as follows:

	Number of	Premiums
	Contracts	Received

Options outstanding at May 3, 2004	—	$—
Options written	480	155,760

Options outstanding at December 31, 2004	480	$155,760

NOTE 8 — CAPITAL SHARE TRANSACTIONS

Transactions in capital shares and dollars were as follows:

	Class A		Class S

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

AIM Mid Cap Growth (Number of Shares)
Shares sold	261,679	244,905	2,445,051	14,590,893
Shares redeemed	(38,768)	(7,195)	(3,417,706)	(12,993,897)

Net increase in shares outstanding	222,911	237,710	(972,655)	1,596,996

AIM Mid Cap Growth ($)
Shares sold	$3,358,960	$2,751,233	$32,421,210	$148,757,690
Shares redeemed	(497,252)	(75,561)	(43,806,022)	(128,197,813)

Net increase	$2,861,708	$2,675,672	$(11,384,812)	$20,559,877

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 8 — CAPITAL SHARE TRANSACTIONS (continued)

	Class A		Class S

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

Alliance Mid Cap Growth (Number of Shares)
Shares sold	463,905	311,029	10,341,660	18,324,530
Shares redeemed	(49,115)	(16,988)	(8,467,680)	(15,260,782)

Net increase (decrease) in shares outstanding	414,790	294,041	1,873,980	3,063,748

Alliance Mid Cap Growth ($)
Shares sold	$7,240,355	$3,912,459	$164,329,759	$205,967,684
Shares redeemed	(770,784)	(210,526)	(129,242,439)	(162,666,361)

Net increase (decrease)	$6,469,571)	$3,701,933	$35,087,320	$43,301,323

	Class A		Class S

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

Capital Guardian Large Cap Value (Number of Shares)
Shares sold	305,709	786,104	8,584,080	18,051,556
Shares issued as reinvestment of dividends	1,678	—	103,278	21,900
Shares redeemed	(77,795)	(188,998)	(5,666,868)	(2,543,568)

Net increase in shares outstanding	229,592	597,106	3,020,490	15,529,888

Capital Guardian Large Cap Value ($)
Shares sold	$3,289,006	$6,756,540	$93,134,894	$166,505,352
Shares issued as reinvestment of dividends	19,094	—	1,176,341	226,442
Shares redeemed	(850,912)	(1,462,833)	(60,199,098)	(21,265,201)

Net increase	$2,457,188	$5,293,707	$34,112,137	$145,466,593

	Class A		Class S

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

Capital Guardian Managed Global (Number of Shares)
Shares sold	218,204	192,137	3,817,208	8,347,059
Shares issued as reinvestment of dividends	2,220	—	144,406	—
Shares redeemed	(21,076)	(15,080)	(4,448,686)	(3,990,588)

Net increase (decrease) in shares outstanding	199,348	177,057	(487,072)	4,356,471

Capital Guardian Managed Global ($)
Shares sold	$2,503,232	$1,880,691	$44,346,179	$76,137,310
Shares issued as reinvestment of dividends	26,861	—	1,753,083	—
Shares redeemed	(244,968)	(143,527)	(51,432,143)	(33,343,607)

Net increase	$2,285,125	$1,737,164	$(5,332,881)	$42,793,703

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 8 — CAPITAL SHARE TRANSACTIONS (continued)

	Class A		Class S

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

Capital Guardian Small Cap (Number of Shares)
Shares sold	336,762	336,804	3,851,942	22,594,852
Shares issued as reinvestment of dividends	2,025	343	91,694	66,918
Shares redeemed	(38,010)	(2,057)	(7,940,899)	(17,060,137)

Net increase (decrease) in shares outstanding	300,777	335,090	(3,997,263)	5,601,633

Capital Guardian Small Cap ($)
Shares sold	$3,626,896	$3,256,693	$42,912,486	$202,162,388
Shares issued as reinvestment of dividends	23,286	3,696	1,056,315	719,363
Shares redeemed	(401,356)	(18,456)	(84,872,612)	(145,074,766)

Net increase (decrease)	$3,248,826	$3,241,933	$(40,903,811)	$57,806,985

	Class A		Class S

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

Developing World (Number of Shares)
Shares sold	486,075	200,787	6,844,253	8,932,234
Shares issued as reinvestment of dividends	2,788	259	48,964	20,442
Shares redeemed	(34,024)	(4,073)	(4,744,107)	(6,612,763)

Net increase in shares outstanding	454,839	196,973	2,149,110	2,339,913

Developing World ($)
Shares sold	$4,545,817	$1,541,646	$66,551,511	$71,516,057
Shares issued as reinvestment of dividends	28,996	2,319	511,186	183,366
Shares redeemed	(313,646)	(30,435)	(43,849,233)	(51,185,790)

Net increase	$4,261,167	$1,513,530	$23,213,464	$20,513,633

	Class A		Class S

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

Eagle Asset Value Equity (Number of Shares)
Shares sold	52,228	64,036	1,008,007	2,533,031
Shares issued as reinvestment of dividends	1,006	87	111,796	27,812
Shares redeemed	(11,847)	(9,477)	(2,108,399)	(2,853,180)

Net increase (decrease) in shares outstanding	41,387	54,646	(988,596)	(292,337)

Eagle Asset Value Equity ($)
Shares sold	$859,646	$867,721	$16,668,343	$34,999,026
Shares issued as reinvestment of dividends	17,950	1,362	1,997,790	436,934
Shares redeemed	(199,685)	(125,929)	(34,945,901)	(37,948,789)

Net increase (decrease)	$677,911	$743,154	$(16,279,768)	$(2,512,829)

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

	Class A		Class S

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

FMRSM Diversified Mid Cap (Number of Shares)
Shares sold	436,940	366,092	5,761,833	4,938,328
Shares issued as reinvestment of dividends	1,232	—	22,367	169
Shares redeemed	(15,853)	(17,261)	(1,730,376)	(655,079)

Net increase in shares outstanding	422,319	348,831	4,053,824	4,283,418

FMRSM Diversified Mid Cap ($)
Shares sold	$4,694,418	$3,041,031	$62,966,861	$40,731,551
Shares issued as reinvestment of dividends	14,732	—	267,728	1,642
Shares redeemed	(167,721)	(139,954)	(17,675,581)	(5,018,247)

Net increase	$4,541,429	$2,901,077	$45,559,008	$35,714,946

	Class A		Class S

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

Goldman Sachs Internet TollkeeperSM (Number of Shares)
Shares sold	308,208	410,836	2,909,123	6,402,962
Shares redeemed	(110,977)	(36,633)	(1,815,705)	(1,577,255)

Net increase in shares outstanding	197,231	374,203	1,093,418	4,825,707

Goldman Sachs Internet TollkeeperSM ($)
Shares sold	$2,072,051	$2,452,596	$19,820,438	$37,453,452
Shares redeemed	(738,464)	(220,113)	(12,034,836)	(9,186,327)

Net increase	$1,333,587	$2,232,483	$7,785,602	$28,267,125

	Class A		Class I		Class S

				July 2,
	Year Ended	Year Ended	Year Ended	2003(1) to	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003	2004	2003

Hard Assets (Number of Shares)
Shares sold	454,135	200,870	196,817	73,757	5,624,944	8,508,313
Shares issued as reinvestment of dividends	5,901	495	1,478	44	103,324	27,539
Shares redeemed	(19,792)	(5,766)	(58,740)	(59,646)	(3,314,772)	(5,912,072)

Net increase in shares outstanding	440,244	195,599	139,555	14,155	2,413,496	2,623,780

Hard Assets ($)
Shares sold	$6,635,477	$2,362,823	$2,923,759	$916,677	$82,561,777	$98,894,188
Shares issued as reinvestment of dividends	89,812	7,091	22,590	625	1,576,719	394,080
Shares redeemed	(281,296)	(63,920)	(831,646)	(727,736)	(46,921,336)	(65,294,045)

Net increase	$6,443,993	$2,305,994	$2,114,703	$189,566	$37,217,160	$33,994,223

(1)	Commencement of operations.

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 8 — CAPITAL SHARE TRANSACTIONS (continued)

	Class A		Class S

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

International (Number of Shares)
Shares sold	339,862	564,222	6,076,201	40,743,788
Shares issued as reinvestment of dividends	8,763	962	177,710	46,079
Shares redeemed	(22,503)	(3,598)	(7,469,169)	(40,355,350)

Net increase (decrease) in shares outstanding	326,122	561,586	(1,215,258)	434,517

International ($)
Shares sold	$3,139,464	$3,927,449	$55,809,992	$289,703,359
Shares issued as reinvestment of dividends	86,493	8,242	1,757,550	394,902
Shares redeemed	(208,047)	(25,687)	(67,863,026)	(286,242,569)

Net increase (decrease)	$3,017,910	$3,910,004	$(10,295,484)	$3,855,692

	Class A		Class S

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

Janus Special Equity (Number of Shares)
Shares sold	133,193	82,136	1,762,883	2,762,167
Shares redeemed	(20,236)	(7,183)	(1,520,379)	(516,671)

Net increase in shares outstanding	112,957	74,953	242,504	2,245,496

Janus Special Equity ($)
Shares sold	$1,274,739	$658,713	$17,455,686	$22,246,913
Shares redeemed	(192,380)	(49,789)	(14,624,279)	(3,948,635)

Net increase	$1,082,359	$608,924	$2,831,407	$18,298,278

	Class A		Class S

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

Jennison Equity Opportunities (Number of Shares)
Shares sold	111,549	125,375	612,729	5,522,984
Shares issued as reinvestment of dividends	967	50	64,947	21,292
Shares redeemed	(13,634)	(4,886)	(4,722,763)	(8,286,549)

Net increase (decrease) in shares outstanding	98,882	120,539	(4,045,087)	(2,742,273)

Jennison Equity Opportunities ($)
Shares sold	$1,499,276	$59,625,413	$8,327,940	$1,189,667
Shares issued as reinvestment of dividends	13,952	274,235	939,778	647
Shares redeemed	(182,162)	(87,500,371)	(63,192,567)	(59,010)

Net increase (decrease)	$1,331,066	$(27,600,723)	$(53,924,849)	$1,131,304

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 8 — CAPITAL SHARE TRANSACTIONS (continued)

	Class A		Class I	Class R	Class S

			May 6,	August 12
	Year Ended	Year Ended	2004(1) to	2004(1) to	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2004	2004	2003

JPMorgan Small Cap Equity (Number of Shares)
Shares sold(2)	1,442,951	986,552	4,042,632	21,409	7,266,410	5,100,362
Dividends reinvested	2,483		3,214	18	11,873
Shares redeemed	(38,472)	(10,754)	(923,697)	(1,978)	(1,580,979)	(622,377)

Net increase in shares outstanding	1,406,962	975,798	3,122,149	19,449	5,697,304	4,477,985

JPMorgan Small Cap Equity ($)
Shares sold(2)	$16,631,895	$8,964,303	$46,830,482	$240,723	$85,607,644	$46,812,770
Dividends reinvested	32,622	—	42,458	242	156,606	—
Shares redeemed	(450,661)	(87,579)	(10,762,403)	(24,981)	(17,415,961)	(5,709,156)

Net increase	$16,213,856	$8,876,724	$36,110,537	$215,984	$68,348,289	$41,103,614

	Class A		Class I	Class S

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2004	2003

Julius Baer Foreign (Number of Shares)
Shares sold	1,454,093	221,281	324,264	29,620,037	4,307,011
Shares issued as reinvestment of dividends	9,520	9,396	2,344	191,180	134,875
Shares redeemed	(37,205)	(6,737)	(81,635)	(2,336,327)	(1,975,687)

Net increase in shares outstanding	1,426,408	223,940	244,973	27,474,890	2,466,199

Julius Baer Foreign ($)
Shares sold	$15,974,565	$2,026,465	3,849,932	$319,060,584	$38,895,097
Shares issued as reinvestment of dividends	111,193	94,618	27,360	2,232,988	1,356,844
Shares redeemed	(427,697)	(62,506)	(992,377)	(25,008,569)	(17,207,873)

Net increase	$15,658,061	$2,058,577	$2,884,915	$296,285,003	$23,044,068

	Class A	Class I	Class S

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2004	2004	2004

Legg Mason Value (Number of Shares)
Shares sold	724,786	373,332	10,655,841
Shares issued as reinvestment of dividends	2,163	931	42,191
Shares redeemed	(149,560)	(3,935)	(3,680,860)

Net increase in shares outstanding	577,389	370,328	7,017,172

Legg Mason Value ($)
Shares sold	$6,498,505	$3,412,086	$95,564,756
Shares issued as reinvestment of dividends	21,001	9,049	410,099
Shares redeemed	(1,317,713)	(36,176)	(32,976,683)

Net increase	$5,201,793	$3,384,959	$62,998,172

(1)	Commencement of operations.

(2)	Shares sold for Class I includes approximately 2,943,538 shares and $34,086,169 from contributions from affiliate.

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 8 — CAPITAL SHARE TRANSACTIONS (continued)

	Class S

	Year Ended	Year Ended
	December 31,	December 31,
	2004	2003

Limited Maturity (Number of Shares)
Shares sold	1,583,424	11,274,280
Shares issued as reinvestment of dividends	2,145,171	481,696
Shares redeemed	(17,447,626)	(16,062,174)

Net increase (decrease) in shares outstanding	(13,719,031)	(4,306,198)

Limited Maturity ($)
Shares sold	$18,481,089	$130,247,651
Shares issued as reinvestment of dividends	23,811,393	5,606,943
Shares redeemed	(204,273,426)	(186,890,102)

Net increase (decrease)	$(161,980,944)	$(51,035,508)

	Class A		Class I	Class S

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2004	2003

Liquid Assets (Number of Shares)
Shares sold	29,777,695	16,870,684	194,328,663	1,068,394,922	16,870,684
Shares issued as reinvestment of dividends	77,569	27,567	857,268	7,203,447	27,567
Shares redeemed	(24,964,663)	(13,472,790)	(69,643,420)	(1,172,769,836)	(13,472,790)

Net increase in shares outstanding	4,890,601	3,425,461	125,542,511	(97,171,467)	3,425,461

Liquid Assets ($)
Shares sold	$29,777,695	$16,870,684	$194,328,662	$1,068,394,923	$16,870,684
Shares issued as reinvestment of dividends	77,569	27,567	857,268	7,203,447	27,567
Shares redeemed	(24,964,663)	(13,471,297)	(69,643,420)	(1,172,769,836)	(13,471,297)

Net increase	$4,890,601	$3,426,954	$125,542,510	$(97,171,466)	$3,426,954

	Class A		Class I		Class R		Class S

				May 2,
	Year Ended	Year Ended	Year Ended	2003(1) to	Year Ended		Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003	2004	2003(1)	2004	2003

Marsico Growth (Number of Shares)
Shares sold	448,816	639,769	180,216	196,418	145,938	2,741	3,975,733	13,747,487
Shares redeemed	(47,553)	(8,122)	(103,897)	(47,239)	(25,390)	—	(8,714,862)	(11,628,642)

Net increase (decrease) in shares outstanding	401,263	631,647	76,319	149,179	120,548	2,741	(4,739,129)	2,118,845

Marsico Growth ($)
Shares sold	$5,838,655	$7,279,427	$2,348,696	$2,417,535	$1,894,401	$35,406	$51,384,504	$155,579,394
Shares redeemed	(608,082)	(98,874)	(1,381,911)	(598,181)	(348,853)	—	(112,922,003)	(123,631,373)

Net increase (decrease)	$5,230,573	$7,180,553	$966,785	$1,819,354	$1,545,548	$35,406	$(61,537,499)	$31,948,021

(1)	Commencement of operations.

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 8 — CAPITAL SHARE TRANSACTIONS (continued)

	Class A		Class I	Class S

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2004	2003

Mercury Focus Value (Number of Shares)
Shares sold	136,456	70,808	4,696,932	4,494,289	1,848,847
Shares issued as reinvestment of dividends	9,050	661	190,096	280,794	23,149
Shares redeemed	(11,750)	(4,939)	(827,364)	(843,957)	(346,272)

Net increase in shares outstanding	133,756	66,530	4,059,664	3,931,126	1,525,724

Mercury Focus Value ($)
Shares sold	$1,538,615	$684,267	$53,937,950	$51,970,816	$18,054,031
Shares issued as reinvestment of dividends	103,956	7,134	2,190,782	3,233,518	250,471
Shares redeemed	(133,958)	(48,447)	(9,458,944)	(9,283,967)	(3,300,975)

Net increase	$1,508,613	$642,954	$46,669,788	$45,920,367	$15,003,527

	Class A		Class R	Class S

			March 17,
	Year Ended	Year Ended	2004(1) to	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2004	2003

Mercury Large Cap Growth

(Number of Shares)
Shares sold	122,342	75,037	8,406	906,184	1,086,048
Dividends reinvested	15,507	—	667	137,666	—
Shares redeemed	(14,231)	(5,694)	(407)	(659,888)	(260,318)

Net increase (decrease) in shares outstanding	123,618	69,343	8,666	383,962	825,730

Mercury Large Cap Growth ($)
Shares sold	$1,262,302	$9,610,252	$85,598	$9,340,034	$579,718
Dividends reinvested	160,788	—	6,926	1,432,859	—
Shares redeemed	(144,455)	(2,275,393)	(4,104)	(6,698,717)	(51,616)

Net increase (decrease)	$1,278,635	$7,334,859	$88,420	$4,074,176	$528,102

	Class A		Class I		Class S

				May 2,
	Year Ended	Year Ended	Year Ended	2003(1) to	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003	2004	2003

MFS Mid Cap Growth (Number of Shares)
Shares sold	624,205	902,680	225,566	488,329	4,084,242	31,370,222
Shares redeemed	(100,209)	(26,017)	(136,816)	(152,970)	(11,875,187)	(29,740,165)

Net increase (decrease) in shares outstanding	523,996	876,663	88,750	335,359	(7,790,945)	1,630,057

MFS Mid Cap Growth ($)
Shares sold	$6,589,281	$4,995,233	$2,406,700	$4,211,290	$44,188,434	$259,281,201
Shares redeemed	(1,049,732)	(213,303)	(1,441,062)	(1,405,853)	(124,995,383)	(237,951,406)

Net increase (decrease)	$5,539,549	$4,781,930	$965,638	$2,805,437	$(80,806,949)	$21,329,795

(1)	Commencement of operations.

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 8 — CAPITAL SHARE TRANSACTIONS (continued)

	Class A		Class I		Class R		Class S

				May 2,		December 16,
	Year Ended	Year Ended	Year Ended	2003(1) to	Year Ended	2003(1) to	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003	2004	2003	2004	2003

MFS Total Return (Number of Shares)
Shares sold	965,354	1,015,956	197,483	142,884	195,248	48	6,000,644	14,161,715
Shares issued as reinvestment of dividends	36,981	4,203	5,054	773	3,343	—	1,424,362	359,575
Shares redeemed	(75,864)	(35,502)	(64,110)	(9,890)	(29,399)	—	(5,500,680)	(6,750,738)

Net increase in shares outstanding	926,471	984,657	138,427	133,767	169,192	48	1,924,326	7,770,552

MFS Total Return ($)
Shares sold	$17,071,758	$15,970,301	$3,523,177	$2,269,533	$3,442,138	$809	$106,044,579	$226,486,147
Shares issued as reinvestment of dividends	684,521	71,275	94,047	13,130	61,786	—	26,478,898	6,109,182
Shares redeemed	(1,351,867)	(554,638)	(1,140,300)	(158,910)	(516,996)	—	(97,955,098)	(107,085,835)

Net increase	$16,404,412	$15,486,938	$2,476,924	$2,123,753	$2,986,928	$809	$34,568,379	$125,509,494

	Class A		Class I		Class S

				May 2,
	Year Ended	Year Ended	Year Ended	2003(1) to	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003	2004	2003

Oppenheimer Main Street (Number of Shares)
Shares sold	64,648	113,629	3,545	7,146	667,819	9,020,181
Shares issued as reinvestment of dividends	1,556	167	86	23	303,449	84,132
Shares redeemed	(25,911)	(10,874)	(2,432)	(218)	(6,821,552)	(12,858,407)

Net increase (decrease) in shares outstanding	40,293	102,922	1,199	6,951	(5,850,284)	(3,754,094)

Oppenheimer Main Street ($)
Shares sold	$1,004,524	$1,493,154	$54,594	$93,190	$10,320,945	$111,460,965
Shares issued as reinvestment of dividends	25,453	2,443	1,408	331	4,973,523	1,227,490
Shares redeemed	(408,239)	(144,419)	(37,900)	(2,926)	(105,114,341)	(159,981,750)

Net increase (decrease)	$621,738	$1,351,178	$18,102	$90,595	$(89,819,873)	$(47,293,295)

	Class A		Class S

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

PIMCO Core Bond (Number of Shares)
Shares sold	1,204,408	1,583,552	27,075,439	19,739,765
Shares issued as reinvestment of dividends	70,359	23,007	1,867,182	776,975
Shares redeemed	(274,150)	(169,925)	(9,741,273)	(13,651,199)

Net increase in shares outstanding	1,000,617	1,436,634	19,201,348	6,865,541

PIMCO Core Bond ($)
Shares sold	$13,159,032	$16,831,239	$297,246,246	$208,951,769
Shares issued as reinvestment of dividends	765,510	246,632	20,352,279	8,329,177
Shares redeemed	(2,963,791)	(1,801,771)	(106,483,538)	(145,727,004)

Net increase	$10,960,751	$15,276,100	$211,114,987	$71,553,942

(1)	Commencement of operations.

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 8 — CAPITAL SHARE TRANSACTIONS (continued)

Class S

May 3,
2004(1) to
December 31,
2004

PIMCO High Yield (Number of Shares)
Shares sold(2)	76,516,394
Shares issued as reinvestment of dividends	2,173,789
Shares redeemed	(12,240,110)

Net increase in shares outstanding	66,450,073

PIMCO High Yield ($)
Shares sold(2)	$767,355,305
Shares issued as reinvestment of dividends	22,061,170
Shares redeemed	(122,698,936)

Net increase	$666,717,539

	Class A		Class S

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

Salomon Brothers All Cap (Number of Shares)
Shares sold	643,130	497,900	12,110,423	10,767,051
Shares issued as reinvestment of dividends	3,201	30	71,096	16,774
Shares redeemed	(8,670)	(3,488)	(8,070,848)	(4,136,609)

Net increase in shares outstanding	637,661	494,442	4,110,671	6,647,216

Salomon Brothers All Cap ($)
Shares sold	$7,800,345	$5,071,607	$146,209,720	$109,188,819
Shares issued as reinvestment of dividends	40,264	344	896,519	194,579
Shares redeemed	(104,003)	(26,805)	(97,385,318)	(39,924,617)

Net increase	$7,736,606	$5,045,146	$49,720,921	$69,458,781

	Class A		Class I		Class S

				June 24,
	Year Ended	Year Ended	Year Ended	2003(1) to	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003	2004	2003

Salomon Brothers Investors (Number of Shares)
Shares sold	90,736	61,182	111,894	24,684	8,366,981	2,874,592
Shares issued as reinvestment of dividends	1,037	73	847	54	114,253	20,510
Shares redeemed	(21,164)	(2,993)	(24,694)	(917)	(3,449,532)	(1,426,634)

Net increase in shares outstanding	70,609	58,262	88,047	23,821	5,031,702	1,468,468

Salomon Brothers Investors ($)
Shares sold	$981,164	$555,727	$1,227,182	$236,357	$90,509,416	$25,999,499
Shares issued as reinvestment of dividends	11,764	750	9,620	557	1,296,772	210,641
Shares redeemed	(228,809)	(27,367)	(268,825)	(9,054)	(37,293,659)	(11,740,802)

Net increase	$764,119	$529,110	$967,977	$227,860	$54,512,529	$14,469,338

(1)	Commencement of operations.

(2)	Shares sold includes approximately 59,996,622 shares and $599,966,213 from contributions from affiliate.

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 8 — CAPITAL SHARE TRANSACTIONS (continued)

Class I

May 3,
2004(1) to
December 31,
2004

Stock Index (Number of Shares)
Shares sold(2)	37,599,382
Shares issued as reinvestment of dividends	478,992
Shares redeemed	(3,320,902)

Net increase in shares outstanding	34,757,472

Stock Index ($)
Shares sold(2)	$385,447,459
Shares issued as investment of dividends	5,139,586
Shares redeemed	(33,964,848)

Net increase	$356,622,197

	Class A		Class I		Class R		Class S

				May 2,		December 16,
	Year Ended	Year Ended	Year Ended	2003(1) to	Year Ended	2003(1) to	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003	2004	2003	2004	2003

T. Rowe Price Capital Appreciation (Number of Shares)
Shares sold	1,301,041	912,208	858,067	2,198,817	527,747	2,000	12,950,340	12,001,181
Shares issued as reinvestment of dividends	38,593	3,489	40,601	9,088	9,212	10	1,274,233	281,774
Shares redeemed	(16,906)	(26,061)	(211,689)	(584,797)	(18,053)	(29)	(2,135,332)	(4,189,212)

Net increase in shares outstanding	1,322,728	889,636	686,979	1,623,108	518,906	1,981	12,089,241	8,093,743

T. Rowe Price Capital Appreciation ($)
Shares sold	$29,102,917	$16,914,007	$19,413,925	$39,702,012	$12,356,477	$41,479	$291,108,962	$223,107,170
Shares issued as reinvestment of dividends	934,335	73,158	986,205	190,489	222,380	195	30,925,646	5,908,800
Shares redeemed	(382,615)	(441,243)	(4,749,172)	(10,626,505)	(408,788)	(584)	(47,118,256)	(73,006,418)

Net increase	$29,654,637	$16,545,922	$15,650,958	$29,265,996	$12,170,069	$41,090	$274,916,352	$156,009,552

	Class A		Class I		Class R	Class S

				May 2,	January 15,
	Year Ended	Year Ended	Year Ended	2003(1) to	2004(1) to	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003	2004	2004	2003

T. Rowe Price Equity Income (Number of Shares)
Shares sold	864,630	933,839	574,735	242,047	276,755	18,779,810	14,570,800
Shares issued as reinvestment of dividends	23,630	3,029	11,006	1,026	3,708	944,346	202,914
Shares redeemed	(92,338)	(65,923)	(40,064)	(15,323)	(18,593)	(2,863,838)	(3,479,103)

Net increase in shares outstanding	795,922	870,945	545,677	227,750	261,870	16,860,318	11,294,611

T. Rowe Price Equity Income ($)
Shares sold	$10,870,616	$9,796,326	$7,372,442	$2,656,306	$3,542,041	$235,349,305	$155,358,196
Shares issued as reinvestment of dividends	318,762	35,867	149,018	12,162	49,904	12,767,556	2,404,535
Shares redeemed	(1,148,576)	(610,318)	(493,023)	(172,722)	(236,539)	(36,690,870)	(33,601,858)

Net increase	$10,040,802	$9,221,875	$7,028,437	$2,495,746	$3,355,406	$211,425,991	$124,160,873

(1)	Commencement of operations.

(2)	Shares sold includes approximately 34,925,146 shares and $358,332,001 from contributions from affiliate.

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 8 — CAPITAL SHARE TRANSACTIONS (continued)

	Class A		Class S

		June 3,
	Year Ended	2003(1) to	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

UBS U.S. Balance (Number of Shares)
Shares sold	230,777	111,980	3,062,108	2,282,524
Shares issued as reinvestment of dividends	2,564	24	73,062	918
Shares redeemed	(10,781)	(741)	(333,880)	(808,507)

Net increase in shares outstanding	222,560	111,263	2,801,290	1,474,935

UBS U.S. Balance ($)
Shares sold	$2,045,912	$916,890	$27,017,777	$18,445,084
Shares issued as reinvestment of dividends	24,103	208	688,240	7,829
Shares redeemed	(95,912)	(5,943)	(3,004,022)	(6,014,245)

Net increase	$1,974,103	$911,155	$24,701,995	$12,438,668

	Class A		Class I	Class S

			May 6,
	Year Ended	Year Ended	2004(1) to	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2004	2003

Van Kampen Equity Growth (Number of Shares)
Shares sold(2)	422,789	557,426	4,576,474	1,073,524	2,591,225
Shares issued as reinvestment of dividends	4,441	6,486	20,006	18,352	32,982
Shares redeemed	(86,152)	(12,185)	(454,152)	(271,825)	(339,991)

Net increase in shares outstanding	341,078	551,727	4,142,328	820,051	2,284,216

Van Kampen Equity Growth ($)
Shares sold(2)	$4,078,911	$4,865,280	$45,000,919	$10,416,330	$22,454,909
Shares issued as reinvestment of dividends	45,071	61,549	203,858	186,825	312,343
Shares redeemed	(832,337)	(52,835)	(4,359,974)	(2,592,626)	(2,817,499)

Net increase	$3,291,645	$4,873,994	$40,844,803	$8,010,529	$19,949,753

	Class A		Class S

	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

Van Kampen Global Franchise (Number of Shares)
Shares sold	1,898,240	1,237,282	4,945,508	4,303,926
Shares issued as reinvestment of dividends	—	6,343	—	28,216
Shares redeemed	(31,498)	(24,203)	(862,103)	(1,290,382)

Net increase in shares outstanding	1,866,742	1,219,422	4,083,405	3,041,760

Van Kampen Global Franchise ($)
Shares sold	$21,998,044	$11,711,241	$57,402,352	$40,978,884
Shares issued as reinvestment of dividends	—	69,061	—	307,548
Shares redeemed	(367,977)	(232,673)	(9,897,607)	(12,512,521)

Net increase	$21,630,067	$11,547,629	$47,504,745	$28,773,911

(1)	Commencement of operations.

(2)	Shares sold for Class I includes approximately 4,420,453 shares and $43,497,259 from contributions from affiliate.

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 8 — CAPITAL SHARE TRANSACTIONS (continued)

	Class A		Class R	Class S

			February 22,
	Year Ended	Year Ended	2004(1) to	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2004	2003

Van Kampen Growth & Income (Number of Shares)
Shares sold	1,093,115	1,094,554	21,211	1,441,386	3,401,296
Shares issued as reinvestment of dividends	22,085	1,962	201	308,286	80,511
Shares redeemed	(58,988)	(59,420)	(3,507)	(3,094,677)	(3,727,930)

Net increase (decrease) in shares outstanding	1,056,212	1,037,096	17,905	(1,345,005)	(246,123)

Van Kampen Growth & Income ($)
Shares sold	$24,769,286	$20,578,873	$482,944	$33,052,961	$64,167,081
Shares issued as reinvestment of dividends	538,210	42,172	4,877	7,531,437	1,730,982
Shares redeemed	(1,322,180)	(1,053,701)	(84,020)	(70,274,335)	(66,227,562)

Net increase (decrease)	$23,985,316	$19,567,344	$403,801	$(29,689,937)	$(329,499)

	Class A		Class I		Class S

				May 19,
	Year Ended	Year Ended	Year Ended	2003(1) to	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003	2004	2003

Van Kampen Real Estate (Number of Shares)
Shares sold	344,493	285,721	163,714	30,229	6,117,868	6,355,518
Shares issued as reinvestment of dividends	13,420	2,123	3,515	207	421,723	126,820
Shares redeemed	(17,261)	(1,981)	(23,121)	(4,368)	(2,496,093)	(2,793,937)

Net increase in shares outstanding	340,652	285,863	144,108	26,068	4,043,498	3,688,401

Van Kampen Real Estate ($)
Shares sold	$8,015,017	$5,026,761	$3,877,854	$576,665	$142,702,961	$110,991,479
Shares issued as reinvestment of dividends	364,613	43,056	95,865	4,196	11,470,877	2,569,360
Shares redeemed	(428,647)	(35,652)	(534,233)	(82,733)	(54,146,041)	(45,243,078)

Net increase	$7,950,983	$5,034,165	$3,439,486	$498,128	$100,027,797	$68,317,761

(1)	Commencement of operations.

NOTE 9 — LINE OF CREDIT

The Portfolios, in addition to certain other funds managed by the Investment Manager, have entered into an unsecured committed revolving line of credit agreement (the “Credit Agreement”) with The Bank of New York for an aggregate amount of $125,000,000. The proceeds may be used to: (1) temporarily finance the purchase and sale of securities; (2) finance the redemption of shares of an investor in the funds; and (3) enable the funds to meet other emergency expenses as defined in the Credit Agreement. The funds to which the line of credit is available pay a commitment fee equal to 0.09% per annum on the daily unused portion of the committed line amount payable quarterly in arrears. During the year ended December 31, 2004, the Portfolios did not have any loans outstanding under the line of credit.

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 10 — ILLIQUID SECURITIES

Pursuant to guidelines adopted by the Portfolios’ Board, the following securities have been deemed to be illiquid. Each Portfolio currently limits investment in illiquid securities to 15% (10% for Liquid Assets) of the Portfolios’ net assets, at market value, at time of purchase.

		Shares/	Initial			Percent
		Principal	Acquisition			of Net
Portfolio	Security	Amount	Date	Cost	Value	Assets

Capital Guardian Managed Global	Royal Bank of Scotland Group PLC	106,200	07/18/01	$2,510,216	$3,566,703	0.9%
	SMFG Finance Ltd.	78,000,000	02/26/03	594,073	558,314	0.1

				$3,104,289	$4,125,017	1.0%

Hard Assets	First Quantum Minerals Ltd.	368,000	11/24/04	$5,973,527	$5,728,164	2.8%
	ITM Power PLC	1,347,050	09/01/04	1,843,876	1,784,480	0.9

				$7,817,403	$7,512,644	3.7%

Janus Special Equity	Ames Department Stores, Inc.	25,000	10/04/00	$11,111	$—	0.0%
	Ballarpur Industries Ltd. GDR	74,559	11/13/03	616,603	805,707	1.2
	Reliance Industries Ltd.	90,821	06/05/03	1,351,673	2,339,549	3.4

				$1,979,387	$3,145,256	4.6%

Julius Baer Foreign	Centrenergo ADR	419	12/17/03	$4,961	$16,773	0.0%

Liquid Assets	Money Market Trust Series A	23,000,000	03/12/03	23,000,000	23,000,000	2.8%
	Newcastle CDO I Ltd.	9,500,000	10/23/03	9,500,000	9,500,000	1.2

				$32,500,000	$32,500,000	4.0%

MFS Total Return	HBOS Capital Funding	700,000	06/21/04	$699,801	$751,591	2.8%
	Systems Energy Resources	803,000	04/16/04	803,000	805,097	0.9

				$1,502,801	$1,556,688	3.7%

PIMCO Core Bond	Receive a fixed rate equal to 6.000% 6-month LIBOR, due 06/01/05	5,600,000	07/12/04	$240,716	$707,042	0.1%
	Receive a fixed rate equal to 5.000% 6-months LIBOR, due 06/17/05	700,000	10/06/04	38,263	88,178	0.0
	Receive a fixed rate equal to 4.500% 3-months LIBOR, due 06/17/05	58,200,000	07/18/03	669,616	291,196	0.0
	Receive a fixed rate equal to 4.500% 3-months LIBOR, due 06/17/05	50,000,000	06/18/03	276,528	250,169	0.0
	Receive a fixed rate equal to 4.500% 3-months LIBOR, due 06/17/08	9,000,000	06/03/04	—	45,030	0.0
	Receive a fixed rate equal to 5.000% 3-months LIBOR, due 06/16/24	9,700,000	12/11/03	692,580	143,772	0.0
	Receive a fixed rate equal to 4.000% 3-month LIBOR, due 08/15/07	33,700,000	08/06/03	829,290	364,027	0.0
	Receive a fixed rate equal to 4.000% 3-month LIBOR, due 12/15/07	8,400,000	04/16/04	43,260	80,446	0.0
	Receive a fixed rate equal to 35.000% Receive total return on Lehman Brothers Commercial Mortgage-Backed Securities Index and pay a floating rate based on 1-month LIBOR-BBA less 0.350%	1,700,000	09/15/04	—	7,160	0.0
	Nextel Communications, Inc.,4.688%, due 12/15/10	997,481	03/17/04	1,005,894	1,002,404	0.1
	90 day Euro Future 5.75, due 04/27/09	500,000	04/28/04	25,850	43,637	0.0
	90 day Euro Future 6.25, due 04/27/09	500,000	04/28/04	35,750	26,211	0.0
	Russian Federation, 1.080%, due 12/20/08	600,000	07/19/04	—	1,086	0.0
	United Airlines, Inc., 6.010%, due 04/07/16	250,000	12/27/01	$186,043	$128,229	0.0

				$4,043,790	$3,178,587	0.4%

PIMCO High Yield	Allegheny Energy, 4.870%, due 03/08/11	574,846	10/27/04	$574,846	$585,337	0.1%
	Allegheny Energy, 5.010%, due 03/08/11	479,038	10/27/04	479,038	487,781	0.1
	Allegheny Energy, 5.060%, due 03/08/11	1,123,345	10/27/04	1,123,345	1,143,846	0.2
	Allegheny Energy, 5.060%, due 03/08/11	238,939	10/27/04	238,939	243,300	0.0
	AmeriGas Partners LP, 8.830%, due 04/19/10	450,000	04/30/04	482,691	540,372	0.1

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 10 — ILLIQUID SECURITIES (continued)

		Shares/	Initial			Percent
		Principal	Acquisition			of Net
Portfolio	Security	Amount	Date	Cost	Value	Assets

	Bombardier Capital, Inc., 2.000%, due 12/20/05	2,000,000	04/30/04	2,123,048	2,030,000	0.3%
	Brenntag AG, 4.730%, due 02/27/12	2,000,000	04/30/04	2,025,160	2,017,334	0.3
	Centennial Communications Corp., 4.920%,due 01/20/11	866,667	04/30/04	868,571	879,125	0.1
	Centennial Communications Corp., 4.920%,due 02/09/11	600,000	04/30/04	601,304	608,625	0.1
	Centennial Communications Corp.,5.150%, due 01/20/11	54,667	04/30/04	54,787	55,452	0.0
	Centennial Communications Corp.,5.380%, due 01/20/11	66,667	05/28/04	66,815	67,625	0.0
	Charter Communications Corp.,5.380%, due 04/26/11	1,094,500	04/30/04	1,091,994	1,096,395	0.2
	Commonwealth Brands, Inc.,10.625%, due 09/01/08	1,650,000	04/30/04	1,795,007	1,740,750	0.2
	Continental Airlines, Inc.,6.920%, due 04/02/13	1,738,844	04/30/04	1,721,455	1,740,020	0.2
	El Paso Production Holding Co., 5.083%, due 11/22/09	1,125,000	11/19/04	1,125,000	1,134,493	0.2
	El Paso Production Holding Co., 5.188%, due 11/22/09	1,875,000	11/19/04	1,875,000	1,893,750	0.3
	Farrellgas Partners LP, 8.780%, due 08/01/07	2,500,000	05/20/04	2,642,171	2,727,027	0.4
	General Growth Properties, 4.530%, due 11/12/08	100,000	11/16/04	1,000,000	1,004,063	0.1
	General Growth Properties, 4.530%, due 11/12/07	2,500,000	12/07/04	2,495,000	2,501,848	0.4
	Headwaters, Inc., 5.330%, due 04/30/11	1,915,584	12/06/04	1,944,239	1,942,723	0.3
	Inmarsat Ventures PLC, 4.889%, due 10/10/10	823,036	04/30/04	828,132	828,132	0.1
	Inmarsat Ventures PLC, 5.389%, due 10/10/11	823,500	04/30/04	832,170	830,680	0.1
	Inmarsat Ventures PLC, 5.502%, due 10/10/10	1,669	09/16/04	1,687	1,678	0.0
	Inmarsat Ventures PLC, 6.002%, due 10/10/11	3,608	09/16/04	3,648	3,640	0.0
	Invensys PLC, 5.477%, due 09/05/09	548,077	04/30/04	549,876	556,983	0.1
	Invensys PLC, 5.477%, due 09/30/09	45,070	09/10/04	45,229	45,803	0.0
	Invensys PLC, 6.757%, due 09/05/09	1,600,000	04/30/04	1,612,256	1,648,000	0.2
	MCI, Inc. 1.150%, due 12/20/05	1,500,000	09/22/04	—	8,891	0.0
	PanAmSat Corp., 0.000%,due 08/20/09	2,702,674	12/08/04	2,719,566	2,717,152	0.4
	PanAmSat Corp., 0.000%,due 08/20/09	1,297,326	12/08/04	1,305,434	1,304,276	0.2
	Qwest Communications Intl., 7.390%, due 06/30/07	1,600,000	04/30/04	1,654,890	1,670,667	0.2
	Warner Chilcott PLC, 0.000%, due 01/18/14	3,500,000	12/17/04	3,482,500	3,501,096	0.5

				$482,691	$37,556,862	5.4%

T. Rowe Price Capital Appreciation	CapitalSource, Inc., 3.500%, due 07/15/34	6,750,000	07/01/04	$6,753,344	$7,104,375	0.3%
	Delta Air Lines, Inc., 2.875%, due 02/18/24	17,190,000	02/03/04	$15,847,179	$11,839,613	0.6
	Gap, Inc., 5.750%, due 03/15/09	2,950,000	02/28/02	3,093,791	3,927,187	0.2
	Human Genome Sciences, Inc., 2.250%, due 10/15/11	7,975,000	09/29/04	7,979,018	8,423,594	0.4
	Lowe’s Cos, Inc., 0.280%, due 02/16/21	1,550,000	02/12/01	1,025,477	1,482,188	0.1
	NRG Energy, Inc.	4,900	12/15/04	5,028,700	5,402,250	0.3
	Red Hat, Inc., 0.500%, due 01/15/24	9,117,000	01/07/04	9,029,614	8,410,433	0.4
	Roche Holdings, Inc., 2.940%, due 07/25/21	36,750,000	07/13/01	19,913,129	23,861,775	1.2
	Tyco Intl. Group SA, 2.750, due 01/15/18	4,400,000	01/07/03	4,400,000	6,996,000	0.3
	Tyco Intl. Group SA, 3.125, due 01/15/23	2,200,000	01/07/03	2,200,000	3,707,000	0.2

				$52,669,729	$62,210,427	3.0%

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 11 — SECURITIES LENDING

Under an agreement with The Bank of New York (“BNY”), the Portfolios can lend their securities to approved brokers, dealers and other financial institutions. Loans are collateralized by cash and U.S. Government securities. The collateral must be in an amount equal to at least 105% of the market value of non-U.S. securities loaned and 102% of the market value of U.S. securities loaned. The cash collateral received is invested in approved investments as defined in the Securities Lending Agreement with BNY (the “Agreement”). The securities purchased with cash collateral received are reflected in the Portfolios of Investments. Generally, in the event of counterparty default, the Portfolios have the right to use the collateral to offset losses incurred. The Agreement contains certain guarantees by BNY in the event of counterparty default and/or a borrower’s failure to return a loaned security; however, there would be a potential loss to the Portfolios in the event the Portfolios are delayed or prevented from exercising their right to dispose of the collateral. The Portfolios bear the risk of loss with respect to the investment of collateral. Engaging in securities lending could have a leveraging effect, which may intensify the credit, market and other risks associated with investing in a Portfolio. At June 30, 2004, the Portfolios had securities on loan with the following market values:

	Value of
	Securities	Value of
	Loaned	Collateral

AIM Mid Cap Growth	$45,121,735	$46,281,000
Alliance Mid Cap Growth	140,749,739	147,782,000
Capital Guardian Large Cap Value	71,743,704	74,281,000
Capital Guardian Managed Global	17,837,462	18,383,000
Capital Guardian Small Cap	119,601,005	124,843,032
Developing World	16,142,037	16,440,000
Eagle Asset Value Equity	12,492,816	12,854,000
FMRSM Diversified Mid Cap	40,029,545	41,304,000
International	8,186,647	8,558,000
Janus Special Equity	9,847,718	10,068,000
Jennison Equity Opportunity	52,391,256	54,516,000
JPMorgan Small Cap Equity	35,748,331	37,386,000
Julius Baer Foreign	4,558,525	4,702,000
Limited Maturity Bond	46,170,555	47,095,000
Marsico Growth	36,561,997	37,677,000
MFS Mid Cap Growth	144,411,652	149,052,000
MFS Total Return	236,564,209	242,415,000
Oppenheimer Main Street	15,035,387	54,818,000
PIMCO Core Bond	96,558,140	98,426,000
PIMCO High Yield	145,912,049	151,140,000
Salomon Brothers All Cap	49,161,100	51,928,000
Salomon Brothers Investors	14,746,385	15,390,000
T. Rowe Price Capital Appreciation	185,031,129	192,956,000
T. Rowe Price Equity Income	47,893,770	49,906,000
UBS U.S. Balanced	13,667,088	13,996,000
Van Kampen Equity Growth	3,984,319	4,118,000
Van Kampen Global Franchise	41,858	44,000
Van Kampen Growth and Income	38,582,435	40,051,000
Van Kampen Real Estate	5,621,048	5,854,000

NOTE 12 — FEDERAL INCOME TAXES

The amount of distributions from net investment income and net realized capital gains are determined in accordance with federal income tax regulations, which may differ from accounting principles generally accepted in the United States of America for investment companies. These book/tax differences may be either temporary or permanent. Permanent differences are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences are not reclassified. Key differences include the treatment of short-term capital gains, foreign currency transactions, and wash sale deferrals. Distributions in excess of available earnings and profits, current and accumulated, for tax purposes are reported as distributions of paid-in capital.

The following permanent tax differences have been reclassified as of December 31, 2004:

		Undistributed	Accumulated
		Net Investment	Net Realized
	Paid-in	Income On	Gains
	Capital	Investments	(Losses)

AIM Mid Cap Growth	$—	$2,197,085	$(2,197,085)
Alliance Mid Cap Growth	(4,442,191)	4,442,191	—
Capital Guardian Large Cap Value	—	(20,368)	20,368
Capital Guardian Managed Global	—	(120,713)	120,713
Capital Guardian SmallCap	—	(148,912)	148,912
Developing World	(2,822,908)	(241,426)	3,064,334
Eagle Asset Capital Appreciation	—	—	—
FMRSM Diversified MidCap	—	426,453	(426,453)
Goldman Sachs TollkeeperSM	(375,253)	387,470	(12,217)
Hard Assets	—	(960,323)	960,323
International	—	(347,320)	347,320
Janus Special Equity	—	(181,888)	181,888
Jennison Equity Opportunities	—	(2,252)	2,252
JPMorgan Small Cap Equity	—	420,024	(420,024)
Julius Baer Foreign	—	(829,957)	829,957
Legg Mason Value	(45,056)	180,922	(135,866)
Limited Maturity Bond	—	697,152	(697,152)
Liquid Assets	—	—	—

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 12 — FEDERAL INCOME TAXES (continued)

		Undistributed	Accumulated
		Net Investment	Net Realized
	Paid-in	Income On	Gains
	Capital	Investments	(Losses)

Marsico Growth	$(57,479)	$(175,045)	$232,524
Mercury Focus Value	—	7,525	(7,525)
Mercury Large Cap Growth	—	3,026	(3,026)
MFS MidCap Growth	(4,376,746)	4,388,882	(12,136)
MFS Total Return	—	1,308,111	(1,308,111)
Oppenheimer Main Street®	—	(14,886)	14,886
PIMCO Core Bond	(609,697)	13,210,318	(12,600,621)
PIMCO High Yield	(356,092)	(614,868)	970,960
Salomon All Cap	—	(932)	932
Salomon Brothers Investors	—	(90,684)	90,684
Stock Index	(62,031)	152,518	(90,487)
T. Rowe Price Capital Appreciation	—	22,066	(22,066)
T. Rowe Price Equity Income	—	75,991	(75,991)
UBS U.S. Balanced	—	158,033	(158,033)
Van Kampen Equity Growth	—	(3,508)	3,508
Van Kampen Global Franchise	—	(733,265)	733,265
Van Kampen Real Estate	—	(4,235,351)	4,235,351

The tax composition of dividends and distributions to shareholders was as follows:

	Year Ended December 31, 2004			Year Ended December 31, 2003

	Ordinary	Long-Term	Return of	Ordinary	Long-Term	Tax Return
	Income	Capital Gain	Capital	Income	Capital Gain	of Capital

Capital Guardian Large Cap Value	$1,195,435	$—	$—	$226,442	$—	$—
Capital Guardian Managed Global	1,779,944	—	—	—	—	—
Capital Guardian SmallCap	1,079,601	—	—	723,059	—	—
Developing World	540,182	—	—	185,685	—	—
Eagle Asset Capital Appreciation	2,015,740	—	—	438,296	—	—
FMRSM Diversified MidCap	282,460	—	—	1,642	—	—
Hard Assets	1,689,121	—	—	401,796	—	—
International	1,844,043	—	—	403,144	—	—
Jennison Equity Opportunities	953,730	—	—	274,882	—	—
JPMorgan Small Cap Equity	—	231,928	—	—	—	—
Julius Baer Foreign	2,176,781	194,760	—	1,451,461	—	—
Legg Mason Value	440,149	—	—	58,414	—	—
Limited Maturity Bond	21,734,136	2,077,257	—	5,282,481	324,462	—
Liquid Assets	8,814,050	—	—	7,439,139	—	—
Mercury Focus Value	3,958,102	1,570,154	—	245,031	12,574	—
Mercury Large Cap Growth	575,565	995,137	29,871	—	—	—
MFS Total Return	27,319,252	—	—	6,193,592	—	—
Oppenheimer Main Street®	5,000,384	—	—	1,230,264	—	—
PIMCO Core Bond	19,927,063	1,190,726	—	6,857,229	1,718,580	—
PIMCO High Yield	24,814,541	—	—	—	—	—
Salomon All Cap	936,783	—	—	194,923	—	—
Salomon Brothers Investors	1,318,156	—	—	211,948	—	—
Stock Index	4,792,363	347,223	—	—	—	—
T. Rowe Price Capital Appreciation	21,697,748	11,370,818	—	4,513,741	1,658,901	—
T. Rowe Price Equity Income	10,962,687	2,322,554	—	1,841,364	611,200	—
UBS U.S. Balanced	712,343	—	—	8,037	—	—
Van Kampen Equity Growth	379,214	56,540	—	373,892	—	—
Van Kampen Global Franchise	—	—	—	—	10,699	365,910
Van Kampen Growth and Income	8,074,524	—	—	1,773,154	—	—
Van Kampen Real Estate	8,795,676	3,135,679	—	864,947	1,751,665	—
The tax-basis components of distributable earnings and the expiration dates of the capital loss carryforwards which may be used to offset future realized capital gains for federal income tax purposes as of December 31, 2004 are as follows:

		Undistributed	Unrealized	Post-October
	Undistributed	Long-Term	Appreciation/	Losses	Capital Loss	Expiration
	Ordinary Income	Capital Gains	(Depreciation)	Deferred	Carryforwards	Dates

AIM Mid Cap Growth	$1,992,772	—	$30,258,387	$(189,971)	$(86,603,979)	2009
					(52,948,338)	2010

					$(139,552,317)

Alliance Mid Cap Growth	—	—	77,142,868	—	$(8,776,784)	2010
Capital Guardian LargeCap Value	2,765,243	—	111,651,938	—	(13,263,560)	2011

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 12 — FEDERAL INCOME TAXES (continued)

		Undistributed	Unrealized	Post-October
	Undistributed	Long-Term	Appreciation/	Losses	Capital Loss	Expiration
	Ordinary Income	Capital Gains	(Depreciation)	Deferred	Carryforwards	Dates

Capital Guardian Managed Global	$2,719,652	—	$66,852,735	$(288,052)	$(17,912,760)	2010
					(24,365,509)	2011

					$(42,278,269)

Capital Guardian SmallCap	881,133	—	68,698,820	—	$(100,670,966)	2009
					(37,767,529)	2010
					(57,927,604)	2011

					$(196,366,099)

Developing World	162,052	—	21,898,464	—	$(1,012,904)	2006
					(1,923,834)	2008
					(4,159,338)	2009
					(4,202,315)	2010

					$(11,298,391)

Eagle Asset Capital Appreciation	2,519,824	—	28,712,829	—	$(2,009,751)	2011
FMRSM Diversified MidCap	10,721,659	12,027,688	40,613,934	—	—
Goldman Sachs TollkeeperSM	—	3,418,786	9,391,390	—	—
Hard Assets	5,092,277	11,118,615	17,512,804	(304,692)	—
International	6,738,104	7,777,008	33,187,294	(48,855)	—
Janus Special Equity	43,334	—	16,574,361	(392,370)	(2,511,249)	2010
Jennison Equity Opportunities	1,862,957	—	37,560,989	(959)	(134,994,576)	2010
JPMorgan Small Cap Equity	11,686,365	13,037,974	22,529,008	—	—
Julius Baer Foreign	3,437,312	1,077,587	48,037,429	—	—
Legg Mason Value	—	889,991	47,259,143	(3,822)	—
Limited Maturity Bond	15,910,892	929,280	2,214,041	(410,434)	—
Liquid Assets	—	—	—	—	(180)	2011
					(168,738)	2012

					$(168,918)

Marsico Growth	—	—	245,427,921	—	$(378,577,054)	2009
					(367,059,276)	2010
					(110,597,085)	2011

					$(856,233,415)

Mercury Focus Value	—	3,391	6,311,519	—	—
Mercury Large Cap Growth	—	—	2,350,645	—	—
MFS MidCap Growth	—	—	150,015,991	—	$(22,691,556)	2009
					(951,742,685)	2010

					$(974,434,241)

MFS Total Return	37,760,025	51,117,055	142,648,435	—	—
Oppenheimer Main Street®	5,458,462	—	31,521,236	(32,813)	$(76,785,799)	2009
					(181,337,961)	2010
					(6,207,803)	2011

					$(264,331,563)

PIMCO Core Bond	40,959,748	—	(4,061,557)	(144,263)	—
PIMCO High Yield	2,669,342	—	29,481,402	(627,650)	—
Salomon All Cap	2,061,831	—	72,310,600	(1,828,069)	$(15,127,616)	2010
					(7,479,981)	2011

					$(22,607,597)

Salomon Brothers Investors	2,133,714	—	24,274,643	(91,454)	$(1,135,007)	2010
					(9,116,483)	2011

					$(10,251,490)

Stock Index	—	—	22,146,262	—	—
T. Rowe Price Capital	34,333,908	74,399,848	427,109,735	—	—
Appreciation
T. Rowe Price Equity Income	18,032,925	20,395,812	114,301,838	—	—
UBS U.S. Balanced	1,435,306	—	10,783,852	—	$(1,542,365)	2010
					(3,951,331)	2011

					$(5,493,696)

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 12 — FEDERAL INCOME TAXES (continued)

		Undistributed	Unrealized	Post-October
	Undistributed	Long-Term	Appreciation/	Losses	Capital Loss	Expiration
	Ordinary Income	Capital Gains	(Depreciation)	Deferred	Carryforwards	Dates

Van Kampen Equity Growth	$387,009	—	$8,445,546	—	$(602,899)	2012
Van Kampen Global Franchise	998,758	$1,909,346	25,596,594	$(1,258,511)	—
Van Kampen Growth and Income	9,008,022	—	143,160,304	—	(3,396,141)	2010
Van Kampen Real Estate	11,488,663	22,822,673	174,723,665	—	—

NOTE 13 — SUBSEQUENT EVENTS

Effective January 1, 2005, DSI has lowered the Unified Fee for Capital Guardian Managed Global to 1.00% on the first $250 million in net assets; 0.90% on the next $250 million in net assets; and 0.80% on net assets in excess of $500 million. In addition, effective January 1, 2005, DSI is effecting expense limits for Goldman Sachs Tollkeeper’sSM Class A shares, Class I shares, and Class S shares of 1.55%, 1.15% and 1.40%, respectively.

On January 6, 2005, the Board of Trustees approved the following name changes: ING Capital Guardian Small Cap Portfolio, ING Developing World Portfolio and ING Janus Special Equity Portfolio to ING Capital Guardian Small/Mid Cap Portfolio, ING Janus Contrarian Portfolio and ING Capital Guardian Small/Mid Cap Portfolio, respectively.

Also, on January 6, 2005, the Board of Trustees approved the re-designation of the current “Class A” shares to “Service Class 2” shares.

NOTE 14 — INFORMATION REGARDING TRADING OF ING’S U.S. MUTUAL FUNDS

Directed Services, Inc. (“DSI”), the adviser to the Trust, has reported to the Boards of Directors/ Trustees (the “Board”) of the Trust that, like many U.S. financial services companies, Investments and certain of its U.S. affiliates have received informal and formal requests for information since September 2003 from various governmental and self-regulatory agencies in connection with investigations related to mutual funds and variable insurance products. DSI has advised the Board that it and its affiliates have cooperated fully with each request.

In addition to responding to regulatory and governmental requests, DSI reported that management of U.S. affiliates of ING Groep N.V., including DSI (collectively, “ING”), on their own initiative, have conducted, through independent special counsel and a national accounting firm, an extensive internal review of trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel. ING’s internal review related to mutual fund trading is now substantially completed. ING has reported that, of the millions of customer relationships that ING maintains, the internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within ING’s variable insurance and mutual fund products, and identified other circumstances where frequent trading occurred, despite measures taken by ING intended to combat market timing. ING further reported that each of these arrangements has been terminated and fully disclosed to regulators. The results of the internal review were also reported to the independent members of the Board.

DSI has advised the Board that most of the identified arrangements were initiated prior to ING’s acquisition of the businesses in question in the U.S. Investments further reported that the companies in question did not receive special benefits in return for any of these arrangements, which have all been terminated.

Based on the internal review, DSI has advised the Board that the identified arrangements do not represent a systemic problem in any of the companies that were involved.

More specifically, DSI reported to the Board that, at this time, these instances include the following:

•	ING has identified three arrangements, dating from 1995, 1996 and 1998, under which the administrator to the then-Pilgrim Funds, which subsequently became part of the ING Funds, entered formal and informal arrangements that permitted frequent trading. ING Funds Distributor, LLC (“IFD”) has received a notice from the staff of the NASD informing IFD that it has made a preliminary determination to recommend that disciplinary action be brought against IFD and one of its registered persons for violations of the NASD Conduct Rules and certain provisions of the federal

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 (CONTINUED)

NOTE 14 — INFORMATION REGARDING TRADING OF ING’S U.S. MUTUAL FUNDS (continued)

securities laws in connection with these arrangements.

•	Aeltus Investment Management, Inc. (a predecessor entity to ING Investment Management Co.) has identified two investment professionals who engaged in extensive frequent trading in certain ING Funds. One was subsequently terminated for cause and incurred substantial financial penalties in connection with this conduct and the second has been disciplined.

•	ReliaStar Life Insurance Company (“ReliaStar”) entered into agreements seven years ago permitting the owner of policies issued by the insurer to engage in frequent trading and to submit orders until 4pm Central Time. In 2001 ReliaStar also entered into a selling agreement with a broker-dealer that engaged in frequent trading. Employees of ING affiliates were terminated and/or disciplined in connection with these matters.

•	In 1998, Golden American Life Insurance Company entered into arrangements permitting a broker-dealer to frequently trade up to certain specific limits in a fund available in an ING variable annuity product. No employee responsible for this arrangement remains at the company.

For additional information regarding these matters, you may consult the Form  8-K for each of four life insurance companies, ING USA Annuity and Life Insurance Company, ING Life Insurance and Annuity Company, ING Insurance Company of America, and ReliaStar Life Insurance Company of New York, each filed with the Securities and Exchange Commission (the “SEC”) on September 9, 2004. These Forms 8-K can be accessed through the SEC’s Web site at http://www.sec.gov. Despite the extensive internal review conducted through independent special counsel and a national accounting firm, there can be no assurance that the instances of inappropriate trading reported to the Board are the only instances of such trading respecting the ING Funds. DSI reported to the Board that ING is committed to conducting its business with the highest standards of ethical conduct with zero tolerance for noncompliance.

Accordingly, DSI advised the Board that ING management was disappointed that its voluntary internal review identified these situations. Viewed in the context of the breadth and magnitude of its U.S. business as a whole, ING management does not believe that ING’s acquired companies had systemic ethical or compliance issues in these areas. Nonetheless, DSI reported that given ING’s refusal to tolerate any lapses, it has taken the steps noted below, and will continue to seek opportunities to further strengthen the internal controls of its affiliates.

•	ING has agreed with the ING Funds to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING’s internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the Securities and Exchange Commission. DSI reported to the Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or its U.S. business.

•	ING updated its Code of Conduct for employees reinforcing its employees’ obligation to conduct personal trading activity consistent with the law, disclosed limits, and other requirements.

•	The ING Funds, upon a recommendation from ING, updated their respective Codes of Ethics applicable to investment professionals with ING entities and certain other fund personnel, requiring such personnel to pre-clear any purchases or sales of ING Funds that are not systematic in nature (i.e., dividend reinvestment), and imposing minimum holding periods for shares of ING Funds.

•	ING instituted excessive trading policies for all customers in its variable insurance and retirement products and for shareholders of the ING Funds sold to the public through financial intermediaries. ING does not make exceptions to these policies.

•	ING reorganized and expanded its U.S. Compliance Department, and created an Enterprise Compliance team to enhance controls and consistency in regulatory compliance.

ING AIM MID CAP GROWTH PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 98.3%
		Advertising: 1.4%
25,000	@,L	Getty Images, Inc.	$1,721,250
20,000		Omnicom Group, Inc.	1,686,400

			3,407,650

		Aerospace/Defense: 0.7%
22,000		L-3 Communications Holdings, Inc.	1,611,280

			1,611,280

		Apparel: 1.9%
47,000	@	Coach, Inc.	2,650,800
45,000		Polo Ralph Lauren Corp.	1,917,000

			4,567,800

		Auto Parts and Equipment: 0.6%
30,000	@@	Autoliv, Inc.	1,449,000

			1,449,000

		Banks: 1.3%
64,000	L	Investors Financial Services Corp.	3,198,720

			3,198,720

		Biotechnology: 2.2%
40,000	@	Charles River Laboratories Intl., Inc.	1,840,400
19,000	@,L	Invitrogen Corp.	1,275,470
43,000	@,L	Martek Biosciences Corp.	2,201,600

			5,317,470

		Building Materials: 0.8%
50,000		Masco Corp.	1,826,500

			1,826,500

		Chemicals: 0.5%
36,000	L	Ecolab, Inc.	1,264,680

			1,264,680

		Commercial Services: 7.0%
55,000	@,L	Alliance Data Systems Corp.	2,611,400
20,000	@	Apollo Group, Inc.	1,614,200
64,900	@	Career Education Corp.	2,596,000
36,000		Corporate Executive Board Co.	2,409,840
64,700	@	Corrections Corp. of America	2,617,115
40,600	@,L	Iron Mountain, Inc.	1,237,894
23,000	@	ITT Educational Services, Inc.	1,093,650
55,000		Manpower, Inc.	2,656,500

			16,836,599

		Computers: 3.9%
23,000	@	Affiliated Computer Services, Inc.	1,384,370
63,000	@	Cognizant Technology Solutions Corp.	2,666,790
35,400	@,L	DST Systems, Inc.	1,845,048
25,000	@,@@	Research In Motion Ltd.	2,060,500
48,700	@	Storage Technology Corp.	1,539,407

			9,496,115

		Distribution/Wholesale: 1.2%
20,400		CDW Corp.	1,353,540
24,000	L	Fastenal Co.	1,477,440

			2,830,980

		Diversified Financial Services: 4.2%
104,700	@,L	CapitalSource, Inc.	2,687,649
44,000	@@	Doral Financial Corp.	2,167,000
40,000	@,L	First Marblehead Corp.	2,250,000
40,000	L	Legg Mason, Inc.	2,930,400

			10,035,049

		Electronics: 3.4%
70,500	@	Benchmark Electronics, Inc.	2,404,050
33,000	@,L	Fisher Scientific Intl.	2,058,540
111,000		PerkinElmer, Inc.	2,496,390
26,000	@	Waters Corp.	1,216,540

			8,175,520

		Environmental Control: 1.4%
94,600	@	Nalco Holding Co.	1,846,592
34,000	@,L	Stericycle, Inc.	1,562,300

			3,408,892

		Healthcare — Products: 4.6%
30,000	L	Cooper Cos., Inc.	2,117,700
33,000	@	Gen-Probe, Inc.	1,491,930
26,800	@,L	Henry Schein, Inc.	1,866,352
30,000	@	Inamed Corp.	1,897,500
49,000	@	Kinetic Concepts, Inc.	3,738,700

			11,112,182

		Healthcare — Services: 2.0%
18,000		Aetna Inc.	2,245,500
90,000	@,L	Community Health Systems, Inc.	2,509,200

			4,754,700

		Home Builders: 1.0%
39,000		Pulte Homes, Inc.	2,488,200

			2,488,200

		Household Products/Wares: 1.1%
61,200	@,L	Jarden Corp.	2,658,528

			2,658,528

		Insurance: 2.5%
21,000	@@,L	Everest Re Group Ltd.	1,880,760
160,500	@,@@	Quanta Capital Holdings Ltd.	1,479,810
65,800	@@	Willis Group Holdings Ltd.	2,708,986

			6,069,556

		Internet: 3.8%
77,000	@,L	Ask Jeeves, Inc.	2,059,750
41,700	@	McAfee, Inc.	1,206,381
44,000	@,L	Monster Worldwide, Inc.	1,480,160
60,000	@,@@, L	SINA Corp.	1,923,600
72,000	@,L	VeriSign, Inc.	2,413,440

			9,083,331

		Leisure Time: 1.8%
39,000	L	Brunswick Corp.	1,930,500
45,000		Royal Caribbean Cruises Ltd.	2,449,800

			4,380,300

		Lodging: 1.7%
109,800		Hilton Hotels Corp.	2,496,852
29,000		Station Casinos, Inc.	1,585,720

			4,082,572

		Miscellaneous Manufacturing: 0.8%
27,000		Eaton Corp.	1,953,720

			1,953,720

		Oil and Gas: 3.6%
29,000		Murphy Oil Corp.	2,333,050
39,000	@,L	Noble Corp.	1,939,860

See Accompanying Notes to Financial Statements

ING AIM MID CAP GROWTH PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Oil and Gas (continued)
85,000		Patterson-UTI Energy, Inc.	$1,653,250
56,000	@	Ultra Petroleum Corp.	2,695,280

			8,621,440

		Oil and Gas Services: 1.7%
62,000		Halliburton Co.	2,432,880
56,000	@	Varco Intl., Inc.	1,632,400

			4,065,280

		Packaging and Containers: 0.7%
65,000	@	Pactiv Corp.	1,643,850

			1,643,850

		Pharmaceuticals: 7.1%
75,000	@	Caremark Rx, Inc.	2,957,250
31,000	@,L	Express Scripts, Inc.	2,369,640
29,000	@,L	Eyetech Pharmaceuticals, Inc.	1,319,500
66,000	@	Gilead Sciences, Inc.	2,309,340
29,000	@	Kos Pharmaceuticals, Inc.	1,091,560
71,000	@	MGI Pharma, Inc.	1,988,710
18,000	@,L	OSI Pharmaceuticals, Inc.	1,347,300
79,000	@@	Shire Pharmaceuticals PLC ADR	2,524,050
46,000		Valeant Pharmaceuticals Intl.	1,212,100

			17,119,450

		Pipelines: 0.5%
79,000	L	Williams Cos., Inc.	1,286,910

			1,286,910

		Real Estate: 1.2%
82,600	@,L	CB Richard Ellis Group, Inc.	2,771,230

			2,771,230

		Real Estate Investment Trusts: 2.3%
202,400	@	Aames Investment Corp.	2,165,680
52,200		New Century Financial Corp.	3,336,102

			5,501,782

		Retail: 10.7%
51,000	@	Advance Auto Parts, Inc.	2,227,680
46,000	@	Bed Bath & Beyond, Inc.	1,832,180
46,000	@,L	Brinker Intl., Inc.	1,613,220
52,000	@,L	Chico’s FAS, Inc.	2,367,560
90,100		Dollar General Corp.	1,871,377
77,000	@	Dollar Tree Stores, Inc.	2,208,360
51,200	@	Kohl’s Corp.	2,517,504
50,000		MSC Industrial Direct Co.	1,799,000
50,000		Nordstrom, Inc.	2,336,500
76,000	@,@@	Shoppers Drug Mart Corp.	2,364,078
67,000		Staples, Inc.	2,258,570
28,000	@	Urban Outfitters, Inc.	1,243,200
34,000	@,L	Williams-Sonoma, Inc.	1,191,360

			25,830,589

		Semiconductors: 5.9%
127,200	@,@@	ATI Technologies, Inc.	2,466,408
57,000	@,L	Broadcom Corp. — Class A	1,839,960
102,500	@,L	Emulex Corp.	1,726,100
79,000	@,@@	Marvell Technology Group Ltd.	2,802,130
49,000		Microchip Technology, Inc.	1,306,340
82,600	@	Novellus Systems, Inc.	2,303,714
45,000	@,L	Qlogic Corp.	1,652,850

			14,097,502

		Software: 3.1%
79,500		Computer Associates Intl., Inc.	2,469,270
50,000	@	Intuit, Inc.	2,200,500
34,000	@,L	Mercury Interactive Corp.	1,548,700
192,000	@	Novell, Inc.	1,296,000

			7,514,470

		Telecommunications: 8.7%
99,100	@,@@, L	Amdocs Ltd.	2,601,375
157,000	@,L	Avaya, Inc.	2,700,400
83,000	@,L	Comverse Technology, Inc.	2,029,350
44,100	@,L	Juniper Networks, Inc.	1,199,079
111,000	@,L	Nextel Partners, Inc.	2,168,940
47,200	@	NII Holdings, Inc.	2,239,640
58,700		Scientific-Atlanta, Inc.	1,937,687
44,800	@,L	Spectrasite, Inc.	2,593,920
82,000	@,L	Utstarcom, Inc.	1,816,300
45,000	@,@@	Vimpel-Communications ADR	1,626,300

			20,912,991

		Textiles: 0.8%
44,000		Cintas Corp.	1,929,840

			1,929,840

		Toys/Games/Hobbies: 0.8%
94,000	@,L	Marvel Enterprises, Inc.	1,925,120

			1,925,120

		Transportation: 1.4%
25,000	L	CH Robinson Worldwide, Inc.	1,388,000
99,000	@	Sirva, Inc.	1,902,780

			3,290,780

		Total Common Stock (Cost $204,561,128)	236,520,578

U.S. GOVERNMENT AGENCY OBLIGATIONS: 1.8%
		Federal Home Loan Bank: 1.8%
$4,253,000		1.250%, due 01/03/05	$4,252,557

		Total U.S. Government Agency Obligations (Cost $4,252,705)	4,252,557

		Total Long-Term Investments (Cost $208,813,833)	240,773,135

See Accompanying Notes to Financial Statements

ING AIM MID CAP GROWTH PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount		Value

SHORT-TERM INVESTMENTS: 19.2%
	Securities Lending Collateralcc: 19.2%
$46,281,000	The Bank of New York Institutional Cash Reserves Fund	$46,281,000

	Total Short-Term Investments (Cost $46,281,000)	46,281,000

Total Investments In Securities (Cost $255,094,833)*	119.3%	$287,054,135
Other Assets and Liabilities-Net	(19.3)	(46,403,192)

Net Assets	100.0%	$240,650,943

@	Non-income producing security
@@	Foreign issuer
ADR	American Depositary Receipt
cc	Securities purchased with cash collateral for securities loaned.
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
*	Cost for federal income tax purposes is $256,795,748. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$33,213,248
Gross Unrealized Depreciation	(2,954,861)

Net Unrealized Appreciation	$30,258,387

See Accompanying Notes to Financial Statements

ING ALLIANCE MIDCAP GROWTH PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 98.8%
		Biotechnology: 6.9%
396,600	@,L	Affymetrix, Inc.	$14,495,729
984,145	@	Applera Corp. — Celera Genomics Group	13,531,994
1,152,450	@,@@, L	Compugen Ltd.	5,912,069
1,065,240	@,L	Human Genome Sciences, Inc.	12,804,185
1	@	Millennium Pharmaceuticals, Inc.	12

			46,743,989

		Coal: 1.0%
197,200		Massey Energy Co.	6,892,140

			6,892,140

		Commercial Services: 4.4%
367,150	@,L	Apollo Group, Inc. — Class A	29,632,677

			29,632,677

		Computers: 5.6%
705,750	@	Network Appliance, Inc.	23,445,015
460,140	@,L	palmOne, Inc.	14,517,417

			37,962,432

		Diversified Financial Services: 4.3%
976,010	@,L	Ameritrade Holding Corp.	13,878,862
295,900	@	Calamos Asset Management, Inc.	7,989,300
432,380		Janus Capital Group, Inc.	7,268,308

			29,136,470

		Electronics: 4.6%
825,360		Applera Corp. — Applied Biosystems Group	17,258,278
284,130	@,L	FEI Co.	5,966,730
345,330	@,L	Itron, Inc.	8,256,840

			31,481,848

		Food: 1.1%
76,855		Whole Foods Market, Inc.	7,328,124

			7,328,124

		Healthcare — Products: 2.7%
1,522,495	@,L	Cepheid, Inc.	15,133,600
1,163,960	@,L	Cerus Corp.	3,445,322

			18,578,922

		Home Builders: 3.9%
411,225	L	DR Horton, Inc.	16,576,480
178,260	L	Lennar Corp.	10,103,777

			26,680,257

		Internet: 18.6%
742,775	@,L	Amazon.com, Inc.	32,897,504
2,851,260	@,L	CNET Networks, Inc.	32,019,649
2,727,500	@,L	Homestore, Inc.	8,264,325
3,454,250	@	RealNetworks, Inc.	22,867,135
218,500	@,@@, L	Shanda Interactive Entertainment Ltd. ADR	9,286,250
430,520	@,@@, L	SINA Corp.	13,802,471
218,330	@,L	VeriSign, Inc.	7,318,422

			126,455,756

		Lodging: 2.9%
291,555	@,L	Wynn Resorts Ltd.	19,510,861

			19,510,861

		Media: 2.6%
468,235	@,L	XM Satellite Radio Holdings, Inc.	17,615,001

			17,615,001

		Miscellaneous Manufacturing: 1.5%
341,170		Pall Corp.	9,876,872

			9,876,872

		Oil and Gas: 2.1%
113,660	@,@@, L	Nabors Industries, Ltd.	5,829,621
134,555	L	Noble Energy, Inc.	8,296,662

			14,126,283

		Oil and Gas Services: 2.1%
145,375	@	BJ Services Co.	6,765,753
223,480	@,L	FMC Technologies, Inc.	7,196,056

			13,961,809

		Retail: 1.0%
106,640	@,L	Starbucks Corp.	6,650,070

			6,650,070

		Semiconductors: 17.0%
636,230	@	Advanced Micro Devices, Inc.	14,009,785
853,375	@	Broadcom Corp.	27,546,944
546,465	@	KLA-Tencor Corp.	25,454,340
93,110	@,@@	Marvell Technology Group Ltd.	3,302,612
395,620	@	Novellus Systems, Inc.	11,033,842
659,140	@,L	PMC — Sierra, Inc.	7,415,325
746,616	@,L	Silicon Laboratories, Inc.	26,363,010

			115,125,858

		Software: 3.9%
291,917	@	Electronic Arts, Inc.	18,005,440
177,360	@	NAVTEQ Corp.	8,222,410

			26,227,850

		Telecommunications: 12.6%
1,453,745	@	Corning, Inc.	17,110,579
4,320,694	@,L	JDS Uniphase Corp.	13,696,600
1,077,620	@,L	Juniper Networks, Inc.	29,300,488
7,461,180	@,L	Level 3 Communications, Inc.	25,293,400

			85,401,067

		Total Common Stock (Cost $581,906,879)	669,388,286

See Accompanying Notes to Financial Statements

ING ALLIANCE MIDCAP GROWTH PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount		Value

SHORT-TERM INVESTMENTS: 21.8%
	Securities Lending CollateralCC: 21.8%
$147,782,000	The Bank of New York Institutional Cash Reserves Fund	$147,782,000

	Total Short-Term Investments (Cost $147,782,000)	147,782,000

Total Investments In Securities (Cost $729,688,879)*	120.6%	$817,170,286
Other Assets and Liabilities-Net	(20.6)	(139,744,246)

Net Assets	100.0%	$677,426,040

@	Non-income producing security
@@	Foreign issuer
ADR	American Depositary Receipt
cc	Securities purchased with cash collateral for securities loaned.
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
*	Cost for federal income tax purposes is $740,027,418. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$98,864,361
Gross Unrealized Depreciation	(21,721,493)

Net Unrealized Appreciation	$77,142,868

See Accompanying Notes to Financial Statements

ING CAPITAL GUARDIAN LARGE CAP VALUE PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 96.8%
		Advertising: 0.2%
16,000		Omnicom Group, Inc.	$1,349,120

			1,349,120

		Aerospace/Defense: 1.4%
9,500		General Dynamics Corp.	993,700
10,100		Northrop Grumman Corp.	549,036
73,100		United Technologies Corp.	7,554,885

			9,097,621

		Agriculture: 1.2%
128,100	L	Altria Group, Inc.	7,826,910

			7,826,910

		Auto Manufacturers: 0.1%
19,400	@,L	Navistar Intl. Corp.	853,212

			853,212

		Banks: 2.6%
54,800		State Street Corp.	2,691,776
242,600		Wells Fargo & Co.	15,077,590

			17,769,366

		Beverages: 2.4%
175,100		Anheuser-Busch Cos., Inc.	8,882,823
50,400		Pepsi Bottling Group, Inc.	1,362,816
114,300		PepsiCo, Inc.	5,966,460

			16,212,099

		Biotechnology: 1.9%
163,600	@	Amgen, Inc.	10,494,940
11,280	@	Biogen Idec, Inc.	751,361
105,800	@,L	Millennium Pharmaceuticals, Inc.	1,282,296

			12,528,597

		Building Materials: 0.9%
148,400	@	American Standard Cos., Inc.	6,131,888

			6,131,888

		Chemicals: 1.8%
48,400		Air Products & Chemicals, Inc.	2,805,748
95,100		Dow Chemical Co.	4,708,401
92,400		E.I. du Pont de Nemours & Co.	4,532,220

			12,046,369

		Computers: 3.4%
146,800	@,L	Affiliated Computer Services, Inc.	8,835,892
28,000	@	Apple Computer, Inc.	1,803,200
93,800	@,L	Cadence Design Systems, Inc.	1,295,378
29,700		International Business Machines Corp.	2,927,826
19,500	@	Lexmark Intl., Inc.	1,657,500
130,400	@,@@, L	Seagate Technology, Inc.	2,252,008
730,200	@	Sun Microsystems, Inc.	3,928,476

			22,700,280

		Cosmetics/Personal Care: 1.3%
65,600	L	Avon Products, Inc.	2,538,720
32,900		Estee Lauder Cos., Inc. — Class A	1,505,833
29,900		Kimberly-Clark Corp.	1,967,719
49,200		Procter & Gamble Co.	2,709,936

			8,722,208

		Diversified Financial Services: 7.4%
58,300	@	AmeriCredit Corp.	1,425,435
115,400		Fannie Mae	8,217,634
106,600		Freddie Mac	7,856,420
11,600		Goldman Sachs Group, Inc.	1,206,864
355,660		J.P. Morgan Chase & Co.	13,874,297
323,500		SLM Corp.	17,271,664

			49,852,314

		Electric: 1.6%
316,100	@	AES Corp.	4,321,087
258,700		Duke Energy Corp.	6,552,871

			10,873,958

		Electrical Components and Equipment: 0.2%
20,800		Emerson Electric Co.	1,458,080

			1,458,080

		Electronics: 2.7%
231,391	@	Agilent Technologies, Inc.	5,576,523
218,300		Applera Corp. — Applied Biosystems Group	4,564,653
114,600	@,L	Avnet, Inc.	2,090,304
140,500	@,@@, L	Flextronics Intl. Ltd.	1,941,710
149,500	@	Jabil Circuit, Inc.	3,824,210

			17,997,400

		Engineering and Construction: 1.1%
132,800	L	Fluor Corp.	7,238,928

			7,238,928

		Environmental Control: 0.1%
50,800	@	Allied Waste Industries, Inc.	471,424

			471,424

		Food: 2.4%
136,800		Campbell Soup Co.	4,088,952
131,800	L	Kraft Foods, Inc.	4,693,398
82,300		Sysco Corp.	3,141,391
65,800	@@	Unilever NV	4,389,518

			16,313,259

		Forest Products and Paper: 0.3%
55,600		International Paper Co.	2,335,200

			2,335,200

		Healthcare — Products: 1.9%
46,400		Becton Dickinson & Co.	2,635,520
115,700	@	Boston Scientific Corp.	4,113,135
67,274		Guidant Corp.	4,850,455
20,700		Medtronic, Inc.	1,028,169

			12,627,279

		Healthcare — Services: 2.4%
33,400	@,L	DaVita, Inc.	1,320,302
197,400	@,L	Lincare Holdings, Inc.	8,419,110
210,600	@,L	Tenet Healthcare Corp.	2,312,388
37,300	@	Triad Hospitals, Inc.	1,387,933
25,700	@	WellPoint, Inc.	2,955,500

			16,395,233

		Insurance: 4.0%
98,700		American Intl. Group, Inc.	6,481,629
8,500		Assurant, Inc.	259,675
90	@	Berkshire Hathaway, Inc.	7,911,000
38,500		Chubb Corp.	2,960,650
32,200		Hartford Financial Services Group, Inc.	2,231,782

See Accompanying Notes to Financial Statements

ING CAPITAL GUARDIAN LARGE CAP VALUE PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Insurance (continued)
80,000		PMI Group, Inc.	$3,340,000
50,000	@@,L	XL Capital Ltd.	3,882,500

			27,067,236

		Internet: 3.3%
85,100	@,L	Amazon.com, Inc.	3,769,079
50,500	@,L	Checkfree Corp.	1,923,040
52,800	@	eBay, Inc.	6,139,584
6,636	@,L	Google, Inc.	1,281,412
145,000	@,L	IAC/InterActiveCorp	4,004,900
56,500	@,L	Monster Worldwide, Inc.	1,900,660
61,200	@,L	VeriSign, Inc.	2,051,424
38,000	@	Yahoo!, Inc.	1,431,840

			22,501,939

		Leisure Time: 0.6%
68,300	L	Carnival Corp.	3,936,129

			3,936,129

		Lodging: 0.4%
15,800	@,L	Las Vegas Sands Corp.	758,400
32,900		Starwood Hotels & Resorts Worldwide, Inc.	1,921,360

			2,679,760

		Media: 3.3%
138,782	@,L	Cablevision Systems Corp. — Class A	3,455,672
53,000	@	Comcast Corp.	1,763,840
149,742	@	DIRECTV Group, Inc.	2,506,681
16,800		Knight-Ridder, Inc.	1,124,592
564,550	@	Time Warner, Inc.	10,974,852
52,200		Viacom, Inc.	1,899,558
15,800		Walt Disney Co.	439,240

			22,164,435

		Mining: 0.5%
108,200		Alcoa, Inc.	3,399,644

			3,399,644

		Miscellaneous Manufacturing: 4.0%
44,500		Cooper Industries Ltd.	3,021,105
403,700		General Electric Co.	14,735,050
32,700		Illinois Tool Works, Inc.	3,030,636
54,700	@@	Ingersoll-Rand Co.	4,392,410
50,900	@@	Tyco Intl., Ltd.	1,819,166

			26,998,367

		Oil and Gas: 5.9%
218,700		Exxon Mobil Corp.	11,210,562
221,400	@@	Royal Dutch Petroleum Co.	12,703,932
67,000	@@,L	Shell Transport & Trading Co. PLC ADR	3,443,800
94,600	@,L	Transocean, Inc.	4,010,094
189,800		Unocal Corp.	8,206,952

			39,575,340

		Oil and Gas Services: 2.7%
74,200		Baker Hughes, Inc.	3,166,114
35,600		BJ Services Co.	1,656,824
134,200		Schlumberger Ltd.	8,984,690
89,800	@,L	Weatherford Intl. Ltd.	4,606,740

			18,414,368

		Pharmaceuticals: 10.3%
159,500		Allergan, Inc.	12,930,665
566,000	@@,L	AstraZeneca PLC ADR	20,596,739
144,900		Eli Lilly & Co.	8,223,075
365,200	@,L	Forest Laboratories, Inc.	16,382,872
26,600	@,L	ImClone Systems, Inc.	1,225,728
52,700	@	Medco Health Solutions, Inc.	2,192,320
108,300		Pfizer, Inc.	2,912,187
158,700	@@,L	Teva Pharmaceutical Industries ADR	4,738,782

			69,202,368

		Pipelines: 1.2%
28,000		Equitable Resources, Inc.	1,698,480
63,389	@	Kinder Morgan Management LLC	2,579,933
25,457	L	Kinder Morgan, Inc.	1,861,670
112,300		Williams Cos., Inc.	1,829,367

			7,969,450

		Retail: 5.1%
98,600	@,L	Autonation, Inc.	1,894,106
164,500	L	Costco Wholesale Corp.	7,963,445
102,200	@,L	Dollar Tree Stores, Inc.	2,931,096
204,200		Lowe’s Cos., Inc.	11,759,878
18,800		McDonald’s Corp.	602,728
64,900		OfficeMax, Inc.	2,036,562
65,200		RadioShack Corp.	2,143,776
37,800		Target Corp.	1,962,954
78,600	@,L	Williams-Sonoma, Inc.	2,754,144

			34,048,689

		Savings and Loans: 2.6%
131,000		Golden West Financial Corp.	8,046,020
224,800	L	Washington Mutual, Inc.	9,504,544

			17,550,564

		Semiconductors: 6.9%
87,600	@	Advanced Micro Devices, Inc.	1,928,952
113,300	@,L	Altera Corp.	2,345,310
768,700	@	Applied Materials, Inc.	13,144,770
344,500	@	Applied Micro Circuits Corp.	1,450,345
108,000	@,@@, L	ASML Holding NV ADR	1,718,280
107,200	@	Credence Systems Corp.	980,880
189,800		Intel Corp.	4,439,422
213,300	@,L	KLA-Tencor Corp.	9,935,514
41,600		Linear Technology Corp.	1,612,416
103,800	@	Micron Technology, Inc.	1,281,930
31,900	@	Novellus Systems, Inc.	889,691
142,100	@	PMC — Sierra, Inc.	1,598,625
190,900	@,L	Teradyne, Inc.	3,258,663
72,700	L	Xilinx, Inc.	2,155,555

			46,740,353

		Software: 2.4%
90,800		Automatic Data Processing, Inc.	4,026,980
361,500		Microsoft Corp.	9,655,665
53,000	@@,L	SAP AG ADR	2,343,130

			16,025,775

		Telecommunications: 5.9%
31,500	@	American Tower Corp.	579,600
382,900	@	Cisco Systems, Inc.	7,389,970
122,200	@	Corning, Inc.	1,438,294
318,100	@,L	JDS Uniphase Corp.	1,008,377
176,800		QUALCOMM, Inc.	7,496,320
60,100	@	Qwest Communications Intl., Inc.	266,844
48,900		SBC Communications, Inc.	1,260,153
678,950		Sprint Corp.	16,871,908
75,700		Verizon Communications, Inc.	3,066,607

			39,378,073

See Accompanying Notes to Financial Statements

ING CAPITAL GUARDIAN LARGE CAP VALUE PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Toys/Games/Hobbies: 0.2%
68,000		Mattel, Inc.	$1,325,320

			1,325,320

		Transportation: 0.2%
18,000		Union Pacific Corp.	1,210,500

			1,210,500

		Total Common Stock (Cost $536,067,523)	650,989,055

WARRANTS: 0.0%
		Telecommunications: 0.0%
1,195	@	Lucent Technologies, Inc.	1,888

		Total Warrants (Cost $—)	1,888

U.S. GOVERNMENT AGENCY OBLIGATIONS: 2.7%
		Federal Home Loan Bank: 2.7%
$18,100,000		1.000%, due 01/03/05	$18,098,492

		Total U.S. Government Agency Obligations (Cost $18,098,994)	18,098,492

		Total Long-Term Investments (Cost $554,166,517)	669,089,435

SHORT-TERM INVESTMENTS: 11.0%
		Securities Lending CollateralCC: 11.0%
74,281,000		The Bank of New York Institutional Cash Reserves Fund	74,281,000

		Total Securities Lending Collateral (Cost $74,281,000)	74,281,000

		Total Short-Term Investments (Cost $74,281,000)	74,281,000

Total Investments In Securities (Cost $628,447,517)*	110.5%	$743,370,435
Other Assets and Liabilities-Net	(10.5)	(70,367,377)

Net Assets	100.0%	$673,003,058

@	Non-income producing security
@@	Foreign issuer
ADR	American Depositary Receipt
cc	Securities purchased with cash collateral for securities loaned.
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
*	Cost for federal income tax purposes is $631,718,497. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$123,683,323
Gross Unrealized Depreciation	(12,031,385)

Net Unrealized Appreciation	$111,651,938

See Accompanying Notes to Financial Statements

ING CAPITAL GUARDIAN MANAGED GLOBAL PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 95.6%
		Australia: 2.0%
125,700		Amcor Ltd.	$723,237
12,105		BHP Billiton Ltd.	145,269
129,400		Coca-Cola Amatil Ltd.	825,443
159,000		Macquarie Airports	391,370
28,228		National Australia Bank Ltd.	636,156
132,500		Promina Group Ltd.	562,137
107,500		Publishing & Broadcasting Ltd.	1,477,761
270,042		Qantas Airways Ltd.	787,519
2,136		QBE Insurance Group Ltd.	25,770
149,302		Rinker Group Ltd.	1,247,500
79,400		Woolworths Ltd.	936,135

			7,758,297

		Austria: 0.2%
50,890		Telekom Austria AG	964,835

			964,835

		Bermuda: 0.5%
11,000		Ingersoll-Rand Co.	883,300
3,400		PartnerRe Ltd.	210,596
22,700		Tyco Intl. Ltd.	811,298

			1,905,194

		Brazil: 0.2%
33,000	@	Cia Vale do Rio Doce ADR	957,330

			957,330

		Canada: 4.1%
107,200		Abitibi-Consolidated, Inc.	739,033
71,200		Alcan, Inc.	3,494,187
52,500		Cameco Corp.	1,838,146
200		Fairfax Financial Holdings Ltd.	33,759
9,000		Four Seasons Hotels, Inc.	736,110
38,800		Great-West Lifeco, Inc.	864,633
56,100		IGM Financial, Inc.	1,715,565
40,800	@,L	Inco Ltd.	1,500,624
18,500		Manulife Financial Corp.	855,402
7,900		Potash Corp of Saskatchewan	657,701
31,100		Suncor Energy, Inc.	1,100,563
21,000		TELUS Corp.	629,147
58,200		Thomson Corp.	2,053,448

			16,218,318

		Cayman Islands: 0.5%
69,600	@,L	Seagate Technology	1,201,992
11,600		XL Capital Ltd.	900,740

			2,102,732

		Denmark: 0.4%
27,300		H Lundbeck A/S	608,547
16,600		Novo-Nordisk A/S	902,730

			1,511,277

		Finland: 0.1%
24,200		UPM-Kymmene Oyj	535,679

			535,679

		France: 5.7%
9,610		Air Liquide	1,776,932
39,200		BNP Paribas	2,841,200
50,260		Bouygues	2,321,838
14,300		Cie Generale d’Optique Essilor International SA	1,122,533
11,400	@	France Telecom SA	376,652
7,000		Groupe Danone	647,008
6,900		L’Oreal SA	523,632
13,800		Renault SA	1,155,838
95,805		Sanofi-Aventis	7,659,745
17,400		Schneider Electric SA	1,210,456
7,900		Societe Generale	799,715
67,900	@	Vivendi Universal SA	2,169,847

			22,605,396

		Germany: 2.7%
4,400		Allianz AG	581,905
37,500	@	Bayerische Hypo-und Vereinsbank AG	851,465
62,500		DaimlerChrysler AG	2,998,226
13,500		Deutsche Boerse AG	813,102
14,400		E.ON AG	1,311,270
60,700	@	Infineon Technologies AG	655,272
6,942		Muenchener Rueckversicherungs AG	853,249
21,500		SAP AG ADR	950,515
13,300		Siemens AG	1,125,889
12,700		Volkswagen AG	576,784

			10,717,677

		Hong Kong: 1.0%
75,000		Cheung Kong Holdings Ltd.	748,365
50,900		Hang Seng Bank Ltd.	706,863
187,000		Johnson Electric Holdings Ltd.	181,532
378,000		Li & Fung Ltd.	635,952
170,000		Sun Hung Kai Properties Ltd.	1,701,421

			3,974,133

		Ireland: 0.4%
34,000		CRH PLC	908,472
18,800	@,L	Ryanair Holdings PLC ADR	766,100

			1,674,572

		Israel: 0.4%
57,500		Teva Pharmaceutical Industries Ltd. ADR	1,716,950

			1,716,950

		Japan: 11.2%
4,400		Advantest Corp.	379,658
114,000		Aeon Co. Ltd.	1,905,096
174,000		Bank of Yokohama Ltd.	1,096,467
9,000		Bridgestone Corp.	179,606
14,600		Canon, Inc.	792,832
77,000		Daimaru, Inc.	629,961
17,700		Enplas Corp.	520,115
15,100		Fanuc Ltd.	993,233
5,000		Hirose Electric Co. Ltd.	586,816
14,500		Honda Motor Co., Ltd.	758,086
7,600		Hoya Corp.	858,701
32,200		Kansai Electric Power Co., Inc.	655,158
46,000		Konica Minolta Holdings, Inc.	613,982
97		Millea Holdings, Inc.	1,445,342
61,000		Mitsubishi Corp.	788,990
117,000		Mitsubishi Estate Co. Ltd.	1,374,544
101		Mitsubishi Tokyo Financial Group, Inc.	1,034,422
63,670		Mitsui Sumitomo Insurance Co., Ltd.	555,169
8,700		Murata Manufacturing Co. Ltd.	487,412
7,200		Nidec Corp.	881,559
34,000	L	Nikon Corp.	421,614
11,000		Nintendo Co. Ltd.	1,386,320
8,000		Nippon Electric Glass Co., Ltd.	205,175
176,000		Nissan Motor Co., Ltd.	1,937,361
45,400		Nissin Food Products Co., Ltd.	1,138,655
12,100		Nitto Denko Corp.	664,380
41,000		Nomura Holdings, Inc.	599,665
2,100		Obic Co. Ltd.	417,197
36,200		Omron Corp.	863,872
12,500		ORIX Corp.	1,710,769
35,000		Ricoh Co., Ltd.	678,150

See Accompanying Notes to Financial Statements

ING CAPITAL GUARDIAN MANAGED GLOBAL PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Japan (continued)
4,900		Rohm Co., Ltd.	$508,525
15,400		Ryohin Keikaku Co., Ltd.	773,558
30,100		Sankyo Co., Ltd.	681,530
8,800		Shimamura Co. Ltd.	643,554
57,000		Shionogi & Co. Ltd.	789,987
5,000		SMC Corp.	573,873
15,000		Softbank Corp.	731,394
80,000		Sompo Japan Insurance, Inc.	818,496
12,100		Sony Corp.	472,445
418,000		Sumitomo Chemical Co. Ltd.	2,049,070
9,000		Sumitomo Corp.	77,833
159		Sumitomo Mitsui Financial Group, Inc.	1,162,101
89,000		Suzuki Motor Corp.	1,627,868
18,000		Takeda Pharmaceutical Co., Ltd.	908,846
9,900		Tokyo Electron Ltd.	614,065
238,000		Tokyo Gas Co., Ltd.	976,425
385	@	UFJ Holdings, Inc.	2,357,565
14,500		Uni-Charm Corp.	696,665
10,000		Ushio, Inc.	187,102
79,000		Yamato Transport Co., Ltd.	1,175,239

			44,386,448

		Mexico: 0.8%
44,800		America Movil SA de CV ADR	2,345,280
16,700		Telefonos de Mexico SA de CV ADR	639,944

			2,985,224

		Netherlands: 5.3%
63,311		ABN AMRO Holding NV	1,678,015
25,107		Aegon NV	341,750
88,215	@	ASML Holding NV	1,410,012
88,150		Heineken NV	2,932,613
10,000		Koninklijke Philips Electronics NV	265,010
9,500		Koninklijke Philips Electronics NV	251,750
36,900		Reed Elsevier NV	503,968
141,400		Royal Dutch Petroleum Co.	8,115,572
44,100		Royal Dutch Petroleum Co.	2,530,458
112,100		Royal KPN NV	1,066,493
22,700	@	Royal Numico NV	817,111
15,900		Unilever NV	1,064,844

			20,977,596

		Norway: 0.4%
10,200		Norsk Hydro ASA	802,133
31,000		Norske Skogindustrier ASA	669,474
200		Statoil ASA	3,158

			1,474,765

		Portugal: 0.2%
65,600		Portugal Telecom SGPS SA	809,463

			809,463

		Russia: 0.0%
15,900	@,L	YUKOS Oil Co. ADR	47,700

			47,700

		Singapore: 0.4%
973,886	@	Singapore Telecommunications Ltd.	1,419,408

			1,419,408

		South Africa: 0.5%
96,700		Sasol Ltd.	2,081,450

			2,081,450

		South Korea: 0.6%
9,980		Samsung Electronics Co., Ltd. GDR	2,189,973

			2,189,973

		Spain: 2.1%
162,500		Banco Bilbao Vizcaya Argentaria SA	2,882,057
59,800		Banco Santander Central Hispano SA	741,538
38,500		Inditex SA	1,134,446
30,300		Repsol YPF SA	788,168
136,618		Telefonica SA	2,569,281

			8,115,490

		Sweden: 0.9%
10,400		ForeningsSparbanken AB	258,975
74,700	@,L	Telefonaktiebolaget LM Ericsson ADR	2,352,303
280,300	@	Telefonaktiebolaget LM Ericsson	882,839

			3,494,117

		Switzerland: 5.9%
52,684		Compagnie Financiere Richemont AG	1,753,843
20,218	@	Credit Suisse Group	849,924
49,520		Holcim Ltd.	2,975,135
23		Lindt & Spruengli AG	335,623
10,232		Nestle SA	2,670,513
7,600		Nobel Biocare Holding AG	1,373,314
88,377		Novartis AG	4,447,607
39,300		STMicroelectronics NV	764,923
4,023		Straumann Holding AG	830,713
26,128		Swiss Reinsurance Co.	1,859,060
6,433		Swisscom AG	2,529,678
9,727	@	Syngenta AG	1,031,992
8,000	@	Synthes, Inc.	897,019
11,000		UBS AG	922,092

			23,241,436

		Taiwan: 0.2%
89,450	L	Taiwan Semiconductor Manufacturing Co. Ltd. ADR	759,431

			759,431

		United Kingdom: 9.6%
138,000		AstraZeneca PLC ADR	5,021,820
134,100		AstraZeneca PLC	4,862,873
71,500		Barclays PLC	806,438
111,400		BG Group PLC	757,054
111,741		BHP Billiton PLC	1,305,801
18,400		Bradford & Bingley PLC	118,526
149,100		Diageo PLC	2,129,593
155,000		HBOS PLC	2,519,301
120,241		HSBC Holdings PLC	2,025,811
99,100		National Grid Transco PLC	943,675
107,000		Pearson PLC	1,288,620
19,000		Reckitt Benckiser PLC	573,047
92,900		Reed Elsevier PLC	856,308
106,200	@,I	Royal Bank of Scotland Group PLC	3,566,703
125,100		Unilever PLC	1,227,280
3,659,236		Vodafone Group PLC	9,955,888

			37,958,738

		United States: 39.3%
46,000	@	Advanced Micro Devices, Inc.	1,012,920
13,900	@	Affiliated Computer Services, Inc.	836,641
33,499	@	Agilent Technologies, Inc.	807,326
40,800		Allergan, Inc.	3,307,656

See Accompanying Notes to Financial Statements

ING CAPITAL GUARDIAN MANAGED GLOBAL PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		United States (continued)
38,400	@,L	Altera Corp.	$794,880
33,300		Altria Group, Inc.	2,034,630
4,200	@,L	Amazon.Com, Inc.	186,018
31,175		American Intl. Group, Inc.	2,047,262
51,000	@	American Standard Cos., Inc.	2,107,320
15,500	@	AmeriCredit Corp.	378,975
60,700	@	Amgen, Inc.	3,893,905
68,300		Anheuser-Busch Cos., Inc.	3,464,858
278,100	@	Applied Materials, Inc.	4,755,510
104,300	@	Applied Micro Circuits Corp.	439,103
56,600		AT&T Corp.	1,078,796
46,700		Automatic Data Processing, Inc.	2,071,145
35,300	L	Baker Hughes, Inc.	1,506,251
4,600	L	Beazer Homes USA, Inc.	672,566
30	@	Berkshire Hathaway, Inc.	2,636,999
5,200	@	Biogen Idec, Inc.	346,372
17,800	@	Boston Scientific Corp.	632,790
108,375	@	Cablevision Systems Corp.	2,698,538
37,900	L	Carnival Corp.	2,184,177
26,000	@,L	Checkfree Corp.	990,080
9,500		Chubb Corp.	730,550
172,700	@	Cisco Systems, Inc.	3,333,109
28,000	@,L	Comcast Corp.	931,840
11,500		Cooper Industries Ltd.	780,735
16,700		Costco Wholesale Corp.	808,447
21,000	@	Credence Systems Corp.	192,150
108,500	L	Delphi Corp.	978,670
66,680	@	DIRECTV Group Inc.	1,116,223
23,600		Dow Chemical Co.	1,168,436
70,800		Duke Energy Corp.	1,793,364
15,800	@	eBay, Inc.	1,837,224
45,400		Eli Lilly & Co.	2,576,450
15,400		Estee Lauder Cos., Inc.	704,858
67,800		Exxon Mobil Corp.	3,475,428
77,700		Fannie Mae	5,533,017
38,600		Fluor Corp.	2,104,086
111,300	@	Forest Laboratories, Inc.	4,992,918
52,600		Freddie Mac	3,876,620
6,700		General Dynamics Corp.	700,820
54,100		General Electric Co.	1,974,650
14,500	L	General Motors Corp.	580,870
7,000		Golden West Financial Corp.	429,940
48,900	@,L	IAC/ InterActiveCorp	1,350,618
78,100	L	IKON Office Solutions, Inc.	902,836
8,700		Illinois Tool Works, Inc.	806,316
8,500	@,L	ImClone Systems, Inc.	391,680
25,500		Intel Corp.	596,445
7,000		International Business Machines Corp.	690,060
44,700	@,L	Interpublic Group of Cos., Inc.	598,980
2,300		Intl. Paper Co.	96,600
26,000	@	Jabil Circuit, Inc.	665,080
80,712		JPMorgan Chase & Co.	3,148,575
92,300	@	KLA-Tencor Corp.	4,299,334
19,700		Kraft Foods, Inc.	701,517
30,900	@	Lincare Holdings, Inc.	1,317,885
18,400		Linear Technology Corp.	713,184
33,700		Lowe’s Cos., Inc.	1,940,784
15,200		Medtronic, Inc.	754,984
96,400		Microsoft Corp.	2,574,844
27,500	@,L	Navistar Intl. Corp.	1,209,450
46,808	L	News Corp.	873,437
8,300		Northern Trust Corp.	403,214
13,600	@	Novellus Systems, Inc.	379,304
20,500		OfficeMax, Inc.	643,290
31,800		PepsiCo, Inc.	1,659,960
42,875		Pfizer, Inc.	1,152,909
40,600	@	PMC — Sierra, Inc.	456,750
32,600	@	Polycom, Inc.	760,232
67,000		QUALCOMM, Inc.	2,840,800
69,900	@	Qwest Communications Intl.	310,356
40,900		Schlumberger Ltd.	2,738,255
62,700		SLM Corp.	3,347,553
283,550		Sprint Corp.	7,046,217
27,100		State Street Corp.	1,331,152
47,400		Sysco Corp.	1,809,258
125,100	@,L	Tenet Healthcare Corp.	1,373,598
48,800	@,L	Teradyne, Inc.	833,016
231,900	@	Time Warner, Inc.	4,508,136
27,000	@,L	Transocean, Inc.	1,144,530
18,500		United Technologies Corp.	1,911,975
56,000		Unocal Corp.	2,421,440
26,600		Verizon Communications, Inc.	1,077,566
104,850		Washington Mutual, Inc.	4,433,058
18,500	@,L	Weatherford Intl. Ltd.	949,050
10,100	@	WellPoint, Inc.	1,161,500
64,200		Wells Fargo & Co.	3,990,030
32,100	L	Xilinx, Inc.	951,765

			154,772,646

		Total Common Stock (Cost $309,761,852)	377,356,275

PREFERRED STOCK: 0.2%
		United States: 0.2%
26,900		Chubb Corp.	807,000

			807,000

		Total Preferred Stock (Cost $741,148)	807,000

WARRANTS: 0.0%
		United States: 0.0%
2,716	@	Lucent Technologies, Inc.	4,291

		Total Warrants (Cost $—)	4,291

Principal
Amount			Value

CORPORATE BONDS: 0.6%
		Cayman Islands: 0.6%
$78,000,000	#	SMFG Finance Ltd., 2.250%, due 07/11/05	$1,813,998
24,000,000	I	SMFG Finance Ltd., 2.250%, due 07/11/05	558,314

			2,372,312

		Total Corporate Bonds (Cost $1,086,274)	2,372,312

U.S. GOVERNMENT AGENCY OBLIGATIONS: 2.5%
		Federal Home Loan Bank: 0.8%
3,106,000		1.000%, due 01/03/05	3,105,741

			3,105,741

		Federal National Mortgage Association: 1.7%
6,894,000		1.000%, due 01/03/05	6,893,426

			6,893,426

		Total U.S. Government Agency Obligations (Cost $9,999,444)	9,999,167

		Total Long-Term Investments (Cost $321,588,718)	390,539,045

See Accompanying Notes to Financial Statements

ING CAPITAL GUARDIAN MANAGED GLOBAL PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount		Value

SHORT-TERM INVESTMENTS: 4.7%
	Securities Lending Collateralcc: 4.7%
$18,393,000	The Bank of New York Institutional Cash Reserves Fund	$18,393,000

	Total Short-Term Investments (Cost $18,393,000)	18,393,000

Total Investments In Securities (Cost $339,981,718)*	103.6%	$408,932,045
Other Assets and Liabilities-Net	(3.6)	(14,217,333)

Net Assets	100.0%	$394,714,712

@	Non-income producing security
ADR	American Depositary Receipt
GDR	Global Depositary Receipt
#	Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. These securities have been determined to be liquid under the guidelines established by the Funds’ Board of Directors/Trustees.
cc	Securities purchased with cash collateral for securities loaned.
I	Illiquid Security
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
*	Cost for federal income tax purposes is $342,105,485. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$80,245,625
Gross Unrealized Depreciation	(13,419,065)

Net Unrealized Appreciation	$66,826,560

Percentage of
Industry	Net Assets

Advertising	0.2%
Aerospace/Defense	0.7
Agriculture	0.5
Airlines	0.4
Auto Manufacturers	2.7
Auto Parts and Equipment	0.3
Banks	8.5
Beverages	2.8
Biotechnology	1.1
Building Materials	1.8
Chemicals	1.9
Computers	0.8
Cosmetics/Personal Care	0.5
Distribution/Wholesale	0.4
Diversified Financial Services	6.0
Electric	1.2
Electrical Components and Equipment	0.6
Electronics	1.5
Engineering and Construction	1.1
Federal Home Loan Bank	0.8
Federal National Mortgage Association	1.8
Food	2.9
Forest Products and Paper	0.5
Gas	0.2
Hand/Machine Tools	0.7
Healthcare-Products	1.6
Healthcare-Services	1.0
Home Builders	0.2
Home Furnishings	0.1
Household Products/Wares	0.1
Insurance	4.1
Internet	1.3
Investment Companies	0.1
Leisure Time	0.6
Lodging	0.2
Media	4.5
Mining	2.3
Miscellaneous Manufacturing	1.9
Office/Business Equipment	0.6
Oil and Gas	5.9
Oil and Gas Services	1.3
Packaging and Containers	0.2
Pharmaceuticals	10.1
Real Estate	1.0
Retail	2.6
Savings and Loans	1.2
Semiconductors	5.1
Software	1.4
Telecommunications	10.9
Toys/Games/Hobbies	0.4
Transportation	0.3
Short-Term Investments	4.7
Other Assets and Liabilities — Net	(3.6)

Net Assets	100.0%

At December 31, 2004, the following forward currency exchange contracts were outstanding for the ING Capital Guardian Managed Global Portfolio:

			In		Unrealized
		Settlement	Exchange		Appreciation
Currency	Buy/Sell	Date	For	Value	(Depreciation)

			USD
CAD
Canadian Dollar 9,980	Buy	01/05/2005	8,298	$8,329	$31
GBP
British Pound Sterling 21,302	Buy	01/05/2005	40,997	40,883	(114)
JPY
Japanese Yen 12,884,451	Buy	01/04/2005	125,078	125,775	697
JPY
Japanese Yen 13,863,853	Buy	01/05/2004	133,378	135,346	1,968
JPY
Japanese Yen 1,905,855	Buy	01/06/2005	18,503	18,607	104

					$2,686

CHF
Swiss Franc 2,108,515	Sell	03/10/2005	1,798,000	1,860,626	(62,627)
CHF
Swiss Franc 1,473,809	Sell	02/17/2005	1,255,000	1,299,131	(44,131)
CHF
Swiss Franc 1,966,623	Sell	04/07/2005	1,735,000	1,738,141	(3,141)
JPY
Japanese Yen 169,906,048	Sell	03/01/2005	1,664,000	1,665,011	(1,011)
EURO
EUR 316,720	Sell	06/27/2005	429,000	431,713	(2,713)
SEK
Swedish Krona 495,006	Sell	01/03/2005	74,763	74,491	272
SEK
Swedish Krona 1,698,032	Sell	01/05/2005	256,849	255,531	1,318
SEK
Swedish Krona 1,169,743	Sell	01/04/2005	176,299	176,029	270
GBP
British Pound Sterling 10,851	Sell	01/04/2005	20,778	20,828	(50)
HKD
Hong Kong Dollar 8,415	Sell	01/05/2005	1,082	1,083	(1)

					$(111,814)

See Accompanying Notes to Financial Statements

ING CAPITAL GUARDIAN SMALL CAP PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 98.6%
		Advertising: 1.4%
164,750		Advo, Inc.	$5,873,338
157,200	@,L	Valuevision Media, Inc.	2,186,652

			8,059,990

		Aerospace/ Defense: 0.8%
382,700	@,L	Orbital Sciences Corp.	4,527,341

			4,527,341

		Airlines: 3.4%
134,000	@,L	Alaska Air Group, Inc.	4,487,660
959,800	@,L	Delta Air Lines, Inc.	7,179,304
351,400	@,L	Northwest Airlines Corp.	3,840,802
277,500	@	Pinnacle Airlines Corp.	3,868,350

			19,376,116

		Apparel: 0.9%
252,100	@,L	Warnaco Group, Inc.	5,445,360

			5,445,360

		Auto Parts and Equipment: 0.2%
25,000		BorgWarner, Inc.	1,354,250

			1,354,250

		Banks: 6.8%
108,258	@,L	BOK Financial Corp.	5,278,660
35,000		Cathay General Bancorp	1,312,500
166,200	L	Citizens Banking Corp.	5,708,969
57,500	L	Cullen/ Frost Bankers, Inc.	2,794,500
9,000		First Community Bancorp	384,300
124,250		First Midwest Bancorp, Inc.	4,509,033
151,937		Fulton Financial Corp.	3,541,651
34,000		Greater Bay BanCorp	947,920
59,000		Placer Sierra Bancshares	1,677,960
140,168		Provident Bankshares Corp.	5,097,910
35,200	@,L	Silicon Valley Bancshares	1,577,664
56,100		South Financial Group, Inc.	1,824,933
120,600		Sterling Bancshares, Inc.	1,720,962
124,100		Umpqua Holdings Corp.	3,128,561

			39,505,523

		Biotechnology: 1.6%
76,900	@,L	Cotherix, Inc.	916,648
41,800	@,L	Cytokinetics, Inc.	428,450
76,800	@,@@,L	ID Biomedical Corp.	1,143,552
187,900	@	Illumina, Inc.	1,781,292
109,100	@,L	Protein Design Labs, Inc.	2,254,006
223,000	@,@@,L	Qiagen NV	2,441,850

			8,965,798

		Chemicals: 2.3%
64,100		Lubrizol Corp.	2,362,726
607,800	@@	Methanex Corp.	11,098,428

			13,461,154

		Commercial Services: 3.7%
49,000	@	Advisory Board Co.	1,807,120
212,500	@,L	AMN Healthcare Services, Inc.	3,380,875
190,600	@,L	Arbitron, Inc.	7,467,708
18,000	@,L	CoStar Group, Inc.	831,240
54,300	@	Exponent, Inc.	1,492,707
39,600	@,L	Laureate Education, Inc.	1,745,964
26,900	@,L	Resources Connection, Inc.	1,460,939
64,400	@,@@	Steiner Leisure Ltd.	1,924,272
67,400	@	TNS, Inc.	1,472,690

			21,583,515

		Computers: 2.8%
655,700	@,L	Brocade Communications Systems, Inc.	5,009,548
480,800	@	Dot Hill Systems Corp.	3,769,472
551,900	@	Gateway, Inc.	3,316,919
30,900	@,L	Intergraph Corp.	832,137
178,456	@	Overland Storage, Inc.	2,978,431

			15,906,507

		Distribution/Wholesale: 0.3%
28,200	@	United Stationers, Inc.	1,302,840
14,600	@	Wesco Intl., Inc.	432,744

			1,735,584

		Diversified Financial Services: 3.1%
263,400	@,L	AmeriCredit Corp.	6,440,130
78,300		Federal Agricultural Mortgage Corp.	1,824,390
242,900		National Financial Partners Corp.	9,424,520

			17,689,040

		Electric: 1.6%
776,900	@,L	CMS Energy Corp.	8,118,605
39,000		Westar Energy, Inc.	891,930

			9,010,535

		Electrical Components and Equipment: 1.7%
545,100	@	Advanced Energy Industries, Inc.	4,976,763
271,700	@,L	Power-One, Inc.	2,423,564
118,700	@	Wilson Greatbatch Technologies, Inc.	2,661,254

			10,061,581

		Electronics: 4.4%
118,200	@,L	Benchmark Electronics, Inc.	4,030,620
326,500	@,L	Cymer, Inc.	9,644,810
203,700	@	Electro Scientific Industries, Inc.	4,025,112
128,200	@	FEI Co.	2,692,200
266,800	@	Plexus Corp.	3,471,068
74,700		X-Rite, Inc.	1,195,947

			25,059,757

		Entertainment: 0.5%
546,400	@,L	Six Flags, Inc.	2,934,168

			2,934,168

		Environmental Control: 0.4%
147,500	@,L	Tetra Tech, Inc.	2,469,150

			2,469,150

		Food: 2.4%
12,700		Corn Products Intl., Inc.	680,212
100,100	@,@@,L	Del Monte Foods Co.	1,103,102
36,500		Fresh Del Monte Produce, Inc.	1,080,765
376,800	L	Interstate Bakeries Corp.	2,411,520
196,700	@,L	Performance Food Group Co.	5,293,197
85,827		Tootsie Roll Industries, Inc.	2,972,189

			13,540,985

		Forest Products and Paper: 0.8%
283,400		P. H. Glatfelter Co.	4,330,352

			4,330,352

See Accompanying Notes to Financial Statements

ING CAPITAL GUARDIAN SMALL CAP PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Gas: 0.7%
17,100		Energen Corp.	$1,008,045
30,200		SEMCO Energy, Inc.	161,268
114,700		Southwest Gas Corp.	2,913,380

			4,082,693

		Healthcare — Products: 2.0%
153,000	@	Candela Corp.	1,738,080
364,500	@,L	CTI Molecular Imaging, Inc.	5,172,255
154,600	@,L	Wright Medical Group, Inc.	4,406,100

			11,316,435

		Healthcare — Services: 1.2%
38,600	@,L	American Healthways, Inc.	1,275,344
76,700	@	Magellan Health Services, Inc.	2,620,072
185,200	@,L	VistaCare, Inc.	3,079,876

			6,975,292

		Home Builders: 1.9%
74,800	L	Beazer Homes USA, Inc.	10,936,508

			10,936,508

		Home Furnishings: 1.2%
278,500		Furniture Brands Intl., Inc.	6,976,425

			6,976,425

		Household Products/ Wares: 1.0%
114,300	@,L	Jarden Corp.	4,965,192
35,000		Wd-40 Co.	994,350

			5,959,542

		Housewares: 0.4%
106,600		Libbey, Inc.	2,367,586

			2,367,586

		Insurance: 3.1%
41,100	@@,L	Endurance Specialty Holdings Ltd.	1,405,620
157,100		First American Corp.	5,520,494
90,000	@@	Max Re Capital Ltd.	1,919,700
18,500	@	Philadelphia Consolidated Holding Co.	1,223,590
170,575		WR Berkley Corp.	8,046,023

			18,115,427

		Internet: 3.0%
201,800	@,L	Alloy, Inc.	1,628,526
7,800	@	Arbinet-thexchange, Inc.	193,830
48,366	@,L	Ariba, Inc.	802,876
35,200	@,L	Blue Nile, Inc.	972,224
75,900	@	Captiva Software Corp.	774,180
78,400	@	Earthlink, Inc.	903,168
106,000	@,L	Macromedia, Inc.	3,298,720
337,700	@	Matrixone, Inc.	2,211,935
154,000		Netbank, Inc.	1,603,140
800	@,L	Proquest Co.	23,760
193,300	@	SupportSoft, Inc.	1,287,378
300,200	@,L	United Online, Inc.	3,461,306

			17,161,043

		Investment Companies: 1.0%
129,800		American Capital Strategies Ltd.	4,328,830
127,300		Medallion Financial Corp.	1,234,810

			5,563,640

		Lodging: 2.2%
91,500	@@,L	Fairmont Hotels & Resorts, Inc.	3,169,560
70,600	@@	Four Seasons Hotels, Inc.	5,774,374
173,900	@@	Orient-Express Hotels Ltd.	3,577,123

			12,521,057

		Machinery — Diversified: 0.5%
46,600		Albany Intl. Corp.	1,638,456
30,700		Tennant Co.	1,217,255

			2,855,711

		Media: 3.1%
42,100	@,L	Citadel Broadcasting Corp.	681,178
53,300	@	Emmis Communications Corp.	1,022,827
26,300	@	Entercom Communications Corp.	943,907
274,200	@,L	Insight Communications Co., Inc.	2,541,834
402,600	@,L	Radio One, Inc.	6,488,388
362,000		Reader’s Digest Association, Inc.	5,035,420
77,000		World Wrestling Entertainment, Inc.	934,010

			17,647,564

		Miscellaneous Manufacturing: 2.5%
143,600	@	Actuant Corp.	7,488,740
128,000	L	AptarGroup, Inc.	6,755,840

			14,244,580

		Oil and Gas: 2.9%
15,570		Cabot Oil & Gas Corp.	688,973
130,600	@,L	Delta Petroleum Corp.	2,047,808
103,900	@,L	Energy Partners Ltd.	2,106,053
152,700	L	Helmerich & Payne, Inc.	5,197,908
24,600	L	Noble Energy, Inc.	1,516,836
40,400		Patterson-UTI Energy, Inc.	785,780
95,100		San Juan Basin Royalty TR	2,799,744
26,000	@	Spinnaker Exploration Co.	911,820
20,000		St. Mary Land & Exploration Co.	834,800

			16,889,722

		Oil and Gas Services: 1.3%
88,000	@	Hydril Co.	4,004,880
672,200	@,L	Newpark Resources, Inc.	3,461,830

			7,466,710

		Packaging and Containers: 0.6%
139,800		Packaging Corp. of America	3,292,290

			3,292,290

		Pharmaceuticals: 3.8%
82,800	@	Alnylam Pharmaceuticals, Inc.	611,064
234,500	@,L	Amylin Pharmaceuticals, Inc.	5,477,920
213,900	@,L	Atherogenics, Inc.	5,039,484
114,500	@,L	Cell Therapeutics, Inc.	932,030
23,600	@,L	Eyetech Pharmaceuticals, Inc.	1,073,800
159,200	@	Inspire Pharmaceuticals, Inc.	2,669,784
125,800	@,L	Renovis, Inc.	1,809,004
232,900	@	Vicuron Pharmaceuticals, Inc.	4,054,789

			21,667,875

See Accompanying Notes to Financial Statements

ING CAPITAL GUARDIAN SMALL CAP PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Real Estate: 0.8%
239,900	@	Trammell Crow Co.	$4,344,589

			4,344,589

		Real Estate Investment Trusts: 5.7%
63,400		American Financial Realty Trust	1,025,812
337,600		Annaly Mortgage Management, Inc.	6,623,712
355,900		Anthracite Capital, Inc.	4,398,924
90,900		Gramercy Capital Corp.	1,872,540
12,700		LaSalle Hotel Properties	404,241
65,000		Luminent Mortgage Capital, Inc.	773,500
175,200	@	Meristar Hospitality Corp.	1,462,920
179,100		MFA Mortgage Investments, Inc.	1,579,662
42,700	L	Pan Pacific Retail Properties, Inc.	2,677,290
127,800	L	Saxon Capital, Inc.	3,065,922
143,600		SL Green Realty Corp.	8,694,980

			32,579,503

		Retail: 5.6%
76,900		Borders Group, Inc.	1,953,260
260,200	@	California Pizza Kitchen, Inc.	5,984,600
95,000		Christopher & Banks Corp.	1,752,750
94,600	L	Lithia Motors, Inc.	2,537,172
47,775		OfficeMax, Inc.	1,499,180
123,900	@	Petco Animal Supplies, Inc.	4,891,572
65,229	@,L	PF Chang’s China Bistro, Inc.	3,675,654
165,200	@	Restoration Hardware, Inc.	948,248
166,100	L	Ruby Tuesday, Inc.	4,331,888
86,000	@,L	School Specialty, Inc.	3,316,160
30,300	@,L	Sports Authority, Inc.	780,225
100,300	@	Tweeter Home Entertainment Group, Inc.	687,055

			32,357,764

		Savings and Loans: 0.4%
26,700	@	Firstfed Financial Corp.	1,384,929
65,200	@	Franklin Bank Corp.	1,189,900

			2,574,829

		Semiconductors: 8.1%
72,800	@	AMIS Holdings, Inc.	1,202,656
134,700	@,@@,L	ASM Intl. NV	2,210,427
479,700	@	Credence Systems Corp.	4,389,255
526,700	@	Emcore Corp.	1,838,183
212,600	@,L	Fairchild Semiconductor Intl., Inc.	3,456,876
41,800	@,L	Formfactor, Inc.	1,134,452
56,600	L	Helix Technology Corp.	984,274
344,100	@,L	Kulicke & Soffa Industries, Inc.	2,966,142
528,900	@	LTX Corp.	4,067,241
397,100	@	MIPS Technologies, Inc.	3,911,435
241,100	@	MKS Instruments, Inc.	4,472,405
95,500	@,L	Netlogic Microsystems, Inc.	954,045
389,200	@	Pixelworks, Inc.	4,413,528
54,600	@	Power Integrations, Inc.	1,079,988
102,700	@,L	Rudolph Technologies, Inc.	1,763,359
56,400	@,L	Sigmatel, Inc.	2,003,892
952,300	@,L	Transwitch Corp.	1,466,542
242,400	@,L	Veeco Instruments, Inc.	5,107,367

			47,422,067

		Software: 1.7%
35,700	@,L	Altiris, Inc.	1,264,851
69,800	@,L	Ascential Software Corp.	1,138,438
20,200	@,L	Blackboard, Inc.	299,162
65,700	@	CallWave, Inc.	1,014,408
67,200	@	Embarcadero Technologies, Inc.	632,352
322,600	@,L	Pinnacle Systems, Inc.	1,967,860
82,600	@	Quest Software, Inc.	1,317,470
143,100	@,L	SCO Group, Inc.	606,744
65,400	@	SYNNEX Corp.	1,573,524

			9,814,809

		Telecommunications: 2.8%
210,200	@,L	Atheros Communications, Inc.	2,154,550
107,300	@	General Communication, Inc.	1,184,592
39,800	@	Ixia	669,038
11,500	@,L	Jamdat Mobile, Inc.	237,475
87,700	@,L	Netgear, Inc.	1,595,263
72,000	@,L	Newport Corp.	1,015,200
119,000	@,L	Novatel Wireless, Inc.	2,306,220
50,600	@	Polycom, Inc.	1,179,992
169,200	@	West Corp.	5,602,212

			15,944,542

		Textiles: 0.6%
80,200		G&K Services, Inc.	3,482,284

			3,482,284

		Transportation: 1.4%
60,300	@	Celadon Group, Inc.	1,341,675
43,500	@	Central Freight Lines, Inc.	274,050
23,500	@	Kirby Corp.	1,042,930
126,300	@,L	Pacer Intl., Inc.	2,685,138
126,900	@	Swift Transportation Co., Inc.	2,725,812

			8,069,605

		Total Common Stock (Cost $498,289,718)	567,646,798

Principal
Amount		Value

U.S. GOVERNMENT AGENCY OBLIGATIONS: 0.5%
	Federal Home Loan Bank: 0.5%
$3,000,000	1.000%, due 01/03/05	$2,999,750

	Total U.S. Government Agency Obligations (Cost $2,999,833)	2,999,750

	Total Long-Term Investments (Cost $501,289,551)	570,646,548

SHORT-TERM INVESTMENTS: 21.7%
	Securities Lending CollateralCC: 21.7%
1,000,032	Capital One Master Trust, 2.471%, due 04/15/05	1,000,032
123,843,000	The Bank of New York Institutional Cash Reserves Fund	123,843,000

	Total Short-Term Investments (Cost $124,843,032)	124,843,032

Total Investments In Securities (Cost $626,132,583)*	120.8%	$695,489,580
Other Assets and Liabilities-Net	(20.8)	(119,609,717)

Net Assets	100.0%	$575,879,863

See Accompanying Notes to Financial Statements

ING CAPITAL GUARDIAN SMALL CAP PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

@	Non-income producing security
@@	Foreign issuer
cc	Securities purchased with cash collateral for securities loaned.
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
*	Cost for federal income tax purposes is $626,790,760. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$120,617,282
Gross Unrealized Depreciation	(51,918,462)

Net Unrealized Appreciation	$68,698,820

See Accompanying Notes to Financial Statements

ING DEVELOPING WORLD PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 88.5%
		Austria: 0.8%
13,800		Bank Austria Creditanstalt AG	$1,245,281

			1,245,281

		Brazil: 11.6%
36,000		Banco Itau Holding Financeira SA ADR	2,706,120
49,800		Cia Brasileira de Distribuicao Grupo Pao de Acucar ADR	1,274,880
42,400	L	Cia Energetica de Minas Gerais ADR	1,040,496
38,800	L	Cia Siderurgica Nacional SA ADR	741,856
262,800	@	Cia Vale do Rio Doce ADR	6,407,064
140,000		Petroleo Brasileiro SA ADR	5,069,399
100,100	L	Tele Norte Leste Participacoes SA ADR	1,688,687

			18,928,502

		Chile: 0.8%
151,800	@	Enersis SA ADR	1,291,818

			1,291,818

		China: 4.5%
294,000	L	Byd Co.,Ltd.	777,992
2,620,000	@	China Life Insurance Co., Ltd.	1,752,655
3,714,000		China Petroleum & Chemical Corp.	1,519,873
6,244,000		China Telecom Corp., Ltd.	2,289,289
2,084,000		PetroChina Co., Ltd.	1,114,334

			7,454,143

		Hong Kong: 0.8%
1,138,000		China Resources Power Holdings Co.	617,359
423,500		Lifestyle International Holdings Ltd.	630,869

			1,248,228

		India: 2.9%
46,200	L	Larsen & Toubro Ltd. GDR	1,027,950
105,200	#,L	Reliance Industries Ltd. GDR	2,709,953
80,200	@,L	Tata Motors Ltd. ADR	955,984

			4,693,887

		Indonesia: 2.3%
7,631,500	@	Bumi Resources Tbk PT	656,098
6,012,000		Telekomunikasi Indonesia Tbk PT	3,123,613

			3,779,711

		Israel: 3.4%
23,600	@	Check Point Software Technologies Ltd.	581,268
140,100		Makhteshim-Agan Industries Ltd.	752,884
143,600		Teva Pharmaceutical Industries Ltd. ADR	4,287,896

			5,622,048

		Malaysia: 4.4%
693,800		Commerce Asset Holdings Bhd	857,545
400,000		Gamuda Bhd	557,867
204,000		Genting Bhd	1,018,954
543,500		Malayan Banking Bhd	1,687,531
1,370,000		SP Setia Bhd	1,557,474
526,600		Telekom Malaysia Bhd	1,607,842

			7,287,213

		Mexico: 6.0%
53,300		America Movil SA de CV ADR	2,790,255
33,580		Cemex SA de CV ADR	1,222,984
38,000		Grupo Aeroportuario del Sureste SA de CV ADR	1,039,300
277,400		Grupo Financiero Banorte SA de CV	1,746,970
24,100		Grupo Televisa SA ADR	1,458,050
39,129		Telefonos de Mexico SA de CV ADR	1,499,423

			9,756,982

		Peru: 1.2%
85,100		Cia de Minas Buenaventura SA ADR	1,948,790

			1,948,790

		Poland: 0.7%
87,300		Telekomunikacja Polska SA GDR	575,606
77,100		Telekomunikacja Polska SA GDR	509,639

			1,085,245

		Russia: 3.7%
24,900	L	LUKOIL ADR	3,050,250
19,100	L	OAO Gazprom ADR	673,275
17,400	L	OJSC Surgutneftegaz ADR	650,760
47,500	@	Vimpel-Communications ADR	1,716,650

			6,090,935

		South Africa: 9.0%
161,900		ABSA Group Ltd.	2,183,764
36,700	L	AngloGold Ashanti Ltd. ADR	1,334,045
819,700		FirstRand Ltd.	1,942,400
11,400		Impala Platinum Holdings Ltd.	973,087
187,172		MTN Group Ltd.	1,445,215
66,200		Sasol Ltd.	1,424,943
271,327		Standard Bank Group Ltd.	3,168,993
471,700		Steinhoff Intl. Holdings Ltd.	1,054,967
70,100		Telkom SA Ltd.	1,219,401

			14,746,815

		South Korea: 14.3%
26,130		Honam Petrochemical Corp.	1,216,821
28,390		Hyundai Motor Co.	1,516,901
130,000		Kia Motors Corp.	1,366,237
91,996	@	Kookmin Bank	3,599,590
12,480		LG Electronics, Inc.	771,808
16,390		POSCO	2,949,556
22,002		Samsung Electronics Co., Ltd.	9,559,889
12,690		Samsung Fire & Marine Insurance Co., Ltd.	993,910
8,680		SK Telecom Co., Ltd.	1,654,472

			23,629,184

		Taiwan: 11.7%
562,000		Acer, Inc.	929,685
743,800	L	Asustek Computer, Inc. GDR	1,948,756
530,000		Benq Corp.	612,482
39,600		Cathay Financial Holding Co., Ltd. GDR	801,900
1,244,559		Chinatrust Financial Holding Co.	1,487,081
608,439		Evergreen Marine Corp.	617,084
78,000		Fubon Financial Holding Co., Ltd. GDR	799,937
198,949	L	HON HAI Precision Industry GDR	1,885,930
3,137,000		Mega Financial Holding Co., Ltd.	2,166,167
1,648,960		Nan Ya Plastics Corp.	2,528,401

See Accompanying Notes to Financial Statements

ING DEVELOPING WORLD PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Taiwan (continued)
2,422,512		Taiwan Semiconductor Manufacturing Co., Ltd. ADR	$3,859,773
196,248		Taiwan Semiconductor Manufacturing Co., Ltd.	1,666,146

			19,303,342

		Thailand: 3.6%
317,500		Advanced Info Service PCL	875,889
541,100		Bangkok Bank PCL	1,590,301
577,000	@	Kasikornbank PCL	834,692
2,451,800	L	Land and Houses PCL	715,191
142,300		PTT PCL	634,118
173,900		Siam Cement PCL	1,236,558

			5,886,749

		Turkey: 2.6%
186,744,000		Arcelik	1,142,483
259,664,000		Haci Omer Sabanci Holding AS	1,010,928
183,328,000		KOC Holding AS	1,196,356
271,352,000		Turkiye Garanti Bankasi AS	857,219

			4,206,986

		United States: 4.2%
34,000	L	iShares MSCI Emerging Markets Index Fund	6,862,900

			6,862,900

		Total Common Stock (Cost $124,717,263)	145,068,759

WARRANTS: 3.6%
		India: 3.6%
360,217	@,E	Bharti Televentures	1,786,676
105,700	@,E	ICICI Bank Ltd.	901,621
21,400	@,E	Infosys Technologies	1,029,126
23,200	@,E	Larsen and Toubro Ltd.	524,552
52,300	@,E	Tata Consulting	1,607,702

			5,849,677

		Total Warrants (Cost $4,222,551)	5,849,677

PREFERRED STOCK: 0.6%
		Brazil: 0.6%
2,950		Banco Itau Holding Financeira SA	444,274
29,300		Gerdau SA	525,313

			969,587

		Total Preferred Stock (Cost $513,898)	969,587

		Total Long-Term Investments (Cost $129,453,712)	151,888,023

Principal
Amount		Value

SHORT-TERM INVESTMENTS: 10.0%
	Securities Lending CollateralCC: 10.0%
$16,440,000	The Bank of New York Institutional Cash Reserves Fund	$16,440,000

	Total Short-Term Investments (Cost $16,440,000)	16,440,000

Total Investments In Securities (Cost $145,893,712)*	102.7%	$168,328,023
Other Assets and Liabilities-Net	(2.7)	(4,490,243)

Net Assets	100.0%	$163,837,780

@	Non-income producing security
ADR	American Depositary Receipt
GDR	Global Depositary Receipt
#	Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. These securities have been determined to be liquid under the guidelines established by the Funds’ Board of Directors/Trustees.
cc	Securities purchased with cash collateral for securities loaned.
E	Equity Linked Product
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
*	Cost for federal income tax purposes is $146,723,684. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$23,136,874
Gross Unrealized Depreciation	(1,532,535)

Net Unrealized Appreciation	$21,604,339

Percentage of
Industry	Net Assets

Auto Manufacturers	2.3%
Banks	15.7
Building Materials	1.5
Chemicals	4.4
Coal	0.4
Computers	1.9
Diversified Financial Services	1.6
Electric	1.8
Electrical Components and Equipment	6.8
Electronics	2.3
Engineering and Construction	1.9
Food	0.8
Holding Companies — Diversified	1.3
Home Builders	0.4
Home Furnishings	1.3
Insurance	2.2
Internet	0.4
Investment Companies	4.2
Iron/ Steel	2.6
Lodging	0.6
Media	0.9
Mining	6.5
Oil and Gas	8.6
Pharmaceuticals	2.6
Real Estate	1.0
Retail	0.4
Semiconductors	3.4
Software	0.6
Telecommunications	13.9
Transportation	0.4
Short-Term Investments	10.0
Other Assets and Liabilities — Net	(2.7)

Net Assets	100.0%

See Accompanying Notes to Financial Statements

ING EAGLE ASSET CAPITAL APPRECIATION PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 93.2%
		Advertising: 3.0%
81,800		Omnicom Group, Inc.	$6,897,376

			6,897,376

		Aerospace/Defense: 3.4%
75,400	L	United Technologies Corp.	7,792,590

			7,792,590

		Agriculture: 3.6%
136,700		Altria Group, Inc.	8,352,370

			8,352,370

		Banks: 6.9%
161,600		Bank of America Corp.	7,593,584
159,500		Wachovia Corp.	8,389,700

			15,983,284

		Computers: 4.0%
218,000	@	Dell, Inc.	9,186,520

			9,186,520

		Cosmetics/Personal Care: 1.9%
65,700		Kimberly-Clark Corp.	4,323,717

			4,323,717

		Diversified Financial Services: 3.5%
144,200		American Express Co.	8,128,554

			8,128,554

		Electrical Components and Equipment: 3.3%
108,000		Emerson Electric Co.	7,570,800

			7,570,800

		Environmental Control: 3.0%
228,900		Waste Management, Inc.	6,853,266

			6,853,266

		Healthcare — Products: 7.8%
273,800		Baxter Intl., Inc.	9,457,052
118,200		Guidant Corp.	8,522,220

			17,979,272

		Healthcare — Services: 3.1%
182,000	L	HCA, Inc.	7,272,720

			7,272,720

		Housewares: 2.9%
274,900		Newell Rubbermaid, Inc.	6,649,831

			6,649,831

		Insurance: 2.0%
70,400		American Intl. Group, Inc.	4,623,168

			4,623,168

		Leisure Time: 2.0%
74,700	L	Harley-Davidson, Inc.	4,538,025

			4,538,025

		Media: 3.3%
395,800	@	Time Warner, Inc.	7,694,352

			7,694,352

		Miscellaneous Manufacturing: 4.9%
315,700	@@	Tyco Intl., Ltd.	11,283,118

			11,283,118

		Oil and Gas: 4.0%
178,200		Exxon Mobil Corp.	9,134,532

			9,134,532

		Pharmaceuticals: 9.3%
441,700		Pfizer, Inc.	11,877,313
227,600		Wyeth	9,693,484

			21,570,797

		Retail: 10.2%
142,300	L	CVS Corp.	6,413,461
187,930		Home Depot, Inc.	8,032,128
290,800		McDonald’s Corp.	9,323,048

			23,768,637

		Software: 5.9%
152,200		Microsoft Corp.	4,065,262
336,200	@	Veritas Software Corp.	9,598,510

			13,663,772

		Telecommunications: 3.1%
463,900	@@	Nokia Oyj ADR	7,269,313

			7,269,313

		Transportation: 2.1%
48,100		FedEx Corp.	4,737,369

			4,737,369

		Total Common Stock (Cost $186,560,231)	215,273,383

Principal
Amount		Value

U.S. GOVERNMENT AGENCY OBLIGATIONS: 6.7%
	Federal Home Loan Bank: 6.7%
$15,527,000	0.750%, due 01/03/05	$15,526,030

	Total U.S. Government Agency Obligations (Cost $15,526,353)	15,526,030

	Total Long-Term Investments (Cost $202,086,584)	230,799,413

See Accompanying Notes to Financial Statements

ING EAGLE ASSET CAPITAL APPRECIATION PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount		Value

SHORT-TERM INVESTMENTS: 5.6%
	Securities Lending CollateralCC: 5.6%
$12,854,000	The Bank of New York Institutional Cash Reserves Fund	$12,854,000

	Total Short-Term Investments (Cost $12,854,000)	12,854,000

Total Investments in Securities (Cost $214,940,584)*	105.5%	$243,653,413
Other Assets and Liabilities-Net	(5.5)	(12,675,832)

Net Assets	100.0%	$230,977,581

@	Non-income producing security
@@	Foreign issuer
ADR	American Depositary Receipt
cc	Securities purchased with cash collateral for securities loaned.
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
*	Cost for federal income tax purposes is the same as for financial statement purposes. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$29,863,125
Gross Unrealized Depreciation	(1,150,296)

Net Unrealized Appreciation	$28,712,829

See Accompanying Notes to Financial Statements

ING FMRSM DIVERSIFIED MID CAP PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 95.2%
		Advertising: 0.0%
14,000	@	Clear Media Ltd.	$13,419

			13,419

		Aerospace/Defense: 1.3%
14,800	@	DRS Technologies, Inc.	632,108
11,800		EDO Corp.	374,650
31,300		L-3 Communications Holdings, Inc.	2,292,412

			3,299,170

		Agriculture: 2.7%
178,400		Archer-Daniels-Midland Co.	3,980,104
41,700	L	Bunge Ltd.	2,377,317
11,700		Monsanto Co.	649,935

			7,007,356

		Apparel: 1.1%
38,000	@,L	Columbia Sportswear Co.	2,265,180
55,354	@	Ted Baker PLC	517,556

			2,782,736

		Auto Parts and Equipment: 1.0%
9,100	@@	Autoliv, Inc.	439,530
9,300		BorgWarner, Inc.	503,781
97,100	@,L	IMPCO Technologies, Inc.	733,105
6,181		Nokian Renkaat Oyj	936,056

			2,612,472

		Banks: 2.7%
2,100	@	Banco Itau Holding Financeira SA ADR	157,857
13,036		Bank Austria Creditanstalt AG	1,176,339
172,000	@	Bank of Yokohama Ltd.	1,083,864
6,800		Boston Private Financial Holdings, Inc.	191,556
584,015		Capitalia S.p.A.	2,678,492
1,400		Center Financial Corp.	28,028
4,400		Commerce Bancorp, Inc.	283,360
800	L	Deutsche Bank AG	71,208
1,200	L	HDFC Bank Ltd.	54,432
25,000	@	Hiroshima Bank Ltd.	132,951
3,200		Investors Financial Services Corp.	159,936
137,000	@,@@	The Bank of Fukuoka Ltd.	905,473
3,100		Wintrust Financial Corp.	176,576

			7,100,072

		Beverages: 0.0%
3,103	@	Green Mountain Coffee Roasters, Inc.	77,885
6,100	@,L	Jones Soda Co	21,045

			98,930

		Biotechnology: 7.0%
12,253	@,L	Affymetrix, Inc.	447,847
92,804	@	Charles River Laboratories Intl., Inc.	4,269,912
1,600	@	Genentech, Inc.	87,104
608,000	@	Global Bio-Chem Technology Group Co. Ltd.	399,597
203,700	@	Harvard Bioscience, Inc.	943,131
23,400	@	Illumina, Inc.	221,832
9,100	@	Immunogen, Inc.	80,444
4,200	@,L	Integra LifeSciences Holdings Corp.	155,106
95,700	@	Invitrogen Corp.	6,424,341
7,100	@,L	Martek Biosciences Corp.	363,520
16,800	@,L	Millipore Corp.	836,808
310,200	@,@@,L	Qiagen NV	3,396,690
56,000	@	Stratagene Corp.	434,000
52,800	@	Strategic Diagnostics, Inc.	184,800

			18,245,132

		Building Materials: 0.2%
5,100		Simpson Manufacturing Co., Inc.	177,990
4,700	@,L	Trex Co., Inc.	246,468
800		Vulcan Materials Co.	43,688

			468,146

		Chemicals: 1.9%
1,700		Ashland, Inc.	99,246
18,900	@,L	Cabot Microelectronics Corp.	756,945
32,500		Ecolab, Inc.	1,141,724
3,800		K+S AG	202,965
2,200	L	Minerals Technologies, Inc.	146,740
7,500	@,L	Mosaic Co.	122,400
10,700	@,@@	Nitto Denko Corp.	587,510
17,800	L	Nova Chemicals Corp.	842,234
6,800	L	Olin Corp.	149,736
3,000		Praxair, Inc.	132,450
8,200	L	Sinopec Shanghai Petrochemical Co. Ltd.	305,860
118,000	@	Tosoh Corp.	530,573

			5,018,383

		Coal: 1.8%
22,700		Arch Coal, Inc.	806,758
50,700	L	Consol Energy, Inc.	2,081,235
19,000		Massey Energy Co.	664,050
15,300		Peabody Energy Corp.	1,237,923

			4,789,966

		Commercial Services: 3.2%
40,464	@	Bright Horizons Family Solutions, Inc.	2,620,449
22,033	@	ChoicePoint, Inc.	1,013,298
3,100	@	Education Management Corp.	102,331
366	@	Fullcast Co. Ltd.	1,050,939
21,400	@,L	Icon PLC	827,110
3,500		Moody’s Corp.	303,975
27,500	@	Parexel Intl. Corp.	558,250
29,400	@	Pharmaceutical Product Development, Inc.	1,213,926
40,856	@	Princeton Review, Inc.	251,264
11,957	@	Proxymed, Inc.	117,418
5		SGS Societe Generale Surveillance Holdings SA	3,493
5,600	@,L	Universal Technical Institute, Inc.	213,472

			8,275,925

		Computers: 2.3%
41,500	@	Affiliated Computer Services, Inc.	2,497,885
566,899	@@	Hon Hai Precision Industry Co. Ltd.	2,633,027
3,500	@,@@	Research In Motion Ltd.	288,470
20,900	@	Synopsys, Inc.	410,058
5,700		Talx Corp.	147,003

			5,976,443

See Accompanying Notes to Financial Statements

ING FMRSM DIVERSIFIED MID CAP PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Cosmetics/Personal Care: 0.3%
4,100		Estee Lauder Cos., Inc. — Class A	$187,657
100	@	Kose Corp.	4,398
10,100		Natura Cosmeticos SA	295,447
29,400	L	Shiseido Co. Ltd.	425,780

			913,282

		Distribution/Wholesale: 0.4%
11,400		CDW Corp.	756,390
21,100	@	LKQ Corp.	423,477

			1,179,867

		Diversified Financial Services: 0.6%
9,400	@@	Doral Financial Corp.	462,950
34,000		Mitsubishi Securities Co. Ltd.	372,578
15,500	@	TSX Group, Inc.	694,566

			1,530,094

		Electrical Components and Equipment: 0.3%
11,090	@	LG Electronics, Inc.	685,846

			685,846

		Electronics: 3.7%
6,900	@	Dionex Corp.	391,023
103,000	@	Elec & Eltek Intl. Co. Ltd.	292,520
5,700	@	Flir Systems, Inc.	363,603
34		Garmin Ltd.	2,069
29,600		Gentex Corp.	1,095,792
1,400	@,@@	Keyence Corp.	314,443
16,500	@	Mettler Toledo Intl., Inc.	846,615
4,800	@	Molecular Devices Corp.	96,480
170,050		Symbol Technologies, Inc.	2,941,864
17,000	@	Thermo Electron Corp.	513,230
56,900	@	Waters Corp.	2,662,351
7,000		Watts Industries, Inc.	225,680

			9,745,670

		Engineering and Construction: 1.5%
400		Arcadis NV	7,367
20,100	@@	Chicago Bridge & Iron Co NV	804,000
35,700	@	Dycom Industries, Inc.	1,089,564
19,700	L	Fluor Corp.	1,073,847
8,195	@	Foster Wheeler Ltd	130,055
18,300	@,L	Jacobs Engineering Group, Inc.	874,557

			3,979,390

		Entertainment: 0.3%
25,527	@	Macrovision Corp.	656,554

			656,554

		Environmental Control: 0.9%
10,600	@	Bennett Environmental, Inc.	37,688
44,500	@,L	Ionics, Inc.	1,928,631
26	@	Tetra Tech, Inc.	435
21,900	@	Zenon Environmental, Inc.	428,623

			2,395,377

		Food: 4.2%
1,534	@	Barry Callebaut AG	381,780
46,700		Corn Products Intl., Inc.	2,501,252
53,493	@	Glanbia PLC	203,589
33,000	L	Hershey Foods Corp.	1,832,820
1,600	@	Iaws Group Plc	26,489
5,361,000		Indofood Sukses Makmur Tbk PT	462,720
215		Lindt & Spruengli AG	647,158
33,100		McCormick & Co., Inc.	1,277,660
658,000	@	People’s Food Holdings Ltd.	604,674
82,000	@	Smithfield Foods, Inc.	2,426,380
2,500	@,L	SunOpta, Inc.	17,950
4,800		Whole Foods Market, Inc.	457,680
4,400	@	Wimm-Bill-Dann Foods OJSC	62,964

			10,903,116

		Forest Products and Paper: 0.4%
600	@	International Forest Products	3,455
416,000	@	Lee & Man Paper Manufacturing Ltd.	340,020
9,000		Plum Creek Timber Co., Inc.	345,960
169,400	@	Sino-Forest Corp.	484,950

			1,174,385

		Hand/Machine Tools: 0.1%
5,300		Baldor Electric Co.	145,909

			145,909

		Healthcare — Products: 1.0%
19,600	@	Edwards Lifesciences Corp.	808,695
8,100	@,L	Epix Medical, Inc.	145,071
2,000	@	Gen-Probe, Inc.	90,420
822,000	@	Hengan Intl. Group Co. Ltd.	539,583
3,100	@,L	Intuitive Surgical, Inc.	124,062
1,300	@	Kinetic Concepts, Inc.	99,190
10,200	@	Lifeline Systems, Inc.	262,752
8,850	L	Meridian Bioscience Inc	153,902
3,000	@	Ocular Sciences, Inc.	147,030
7,200	@	Orthologic Corp.	45,000
10,300	@	Sonic Innovations, Inc.	42,951
1,300	@	Ventana Medical Systems	83,187

			2,541,843

		Healthcare — Services: 2.3%
14,400		Aetna, Inc.	1,796,400
17,400	@	Community Health Systems, Inc.	485,112
40,400	@	Covance, Inc.	1,565,500
50	@,L	Coventry Health Care, Inc.	2,654
17,000	@	Humana, Inc.	504,730
10,043	@,L	Molina Healthcare, Inc.	465,794
74,600	@	Res-Care, Inc.	1,135,412

			5,955,602

		Home Builders: 0.5%
62,000	@	Sekisui House Ltd.	723,754
7,000	@,L	Toll Brothers, Inc.	480,270

			1,204,024

		Home Furnishings: 0.6%
38,800	@	Alba PLC	475,400
7,600		Harman Intl. Industries, Inc.	965,200
2,656	@	Rational AG	246,935

			1,687,535

		Insurance: 2.7%
80,500		Assurant, Inc.	2,459,275
2,500	L	Brown & Brown, Inc.	108,875
3,550		MBIA, Inc.	224,644
1,800		Mercury General Corp.	107,856
8,100	@	Ohio Casualty Corp.	188,001
4,300		Progressive Corp.	364,812
32,300	L	Reinsurance Group Of America	1,564,935
200	@@,L	Scottish Re Group Ltd.	5,180
12,600	@	USI Holdings Corp.	145,782
40,500		WR Berkley Corp.	1,910,385

			7,079,745

See Accompanying Notes to Financial Statements

ING FMRSM DIVERSIFIED MID CAP PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Internet: 1.7%
14,589	@,L	aQuantive, Inc.	$130,426
166,900	@,L	Covad Communications Group, Inc.	358,835
6,600	@	Digital River, Inc.	274,626
58,000	@	Lionbridge Technologies	389,760
13,300		Matsui Securities Co. Ltd.	463,611
4,300	@	Provide Commerce, Inc.	159,745
200	@	Rakuten, Inc.	184,498
94,788	@,L	RealNetworks, Inc.	627,497
6,419	@	RSA Security, Inc.	128,765
2,700	@,L	Sohu.com, Inc.	47,817
44,000	@,L	VeriSign, Inc.	1,474,880
1,900	@,L	Websense, Inc.	96,368

			4,336,828

		Iron/Steel: 6.3%
65,600	@	BHP Steel Ltd.	424,825
6,951		Gibraltar Industries Inc	164,183
73,770		IPSCO, Inc.	3,528,572
232,000		Nippon Steel Corp.	569,593
124,400		Nucor Corp.	6,511,095
113,000		Steel Dynamics, Inc.	4,280,440
22,900		United States Steel Corp.	1,173,625

			16,652,333

		Leisure Time: 0.7%
33,400		Royal Caribbean Cruises Ltd.	1,818,296

			1,818,296

		Machinery — Diversified: 3.7%
140,300	@,L	AGCO Corp.	3,071,166
33,000	L	CNH Global NV	639,210
64,500	@	Flowserve Corp.	1,776,330
4,300	@	Gardner Denver, Inc.	156,047
43,750		Graco, Inc.	1,634,063
7,900	@	Heidelberger Druckmaschinen	267,789
19,500		Rockwell Automation, Inc.	966,225
13,000		Washington Air Break Technologies Corp.	277,160
14,500	@	Zebra Technologies Corp.	816,060

			9,604,050

		Media: 0.4%
23,100		Astral Media, Inc.	628,133
100	@	Modern Times Group AB	2,724
3,100	@	Salem Communications Corp.	77,345
357	@	SKY Perfect Communications, Inc.	387,445

			1,095,647

		Metal Fabricate/Hardware: 0.0%
200		Worthington Industries, Inc.	3,916

			3,916

		Mining: 7.6%
83,400		Agnico-Eagle Mines Ltd.	1,149,583
1,000	L	BHP Billiton Ltd	24,020
71,000		Cia de Minas Buenaventura SA	1,625,900
14,900		Falconbridge Ltd.	386,755
83,400	L	Freeport-McMoRan Copper & Gold, Inc.	3,188,382
8,300	@,L	Glamis Gold Ltd.	142,428
2,600	L	Goldcorp, Inc.	39,104
13,200	@	Golden Star Resources Ltd.	53,102
68,000	@	Harmony Gold Mining Co. Ltd.	629,311
147,300	@	High River Gold Mines Ltd.	224,979
46,800	@	Inmet Mining Corp.	841,357
5,800	@	Ivanhoe Mines Ltd.	41,873
297,000	@	Kinross Gold Corp.	2,092,928
148,100	L	Newmont Mining Corp.	6,577,120
5,700	L	Phelps Dodge Corp.	563,844
79,000		Teck Cominco Ltd.	2,434,320

			20,015,006

		Miscellaneous Manufacturing: 0.7%
3,500		Brink’s Co.	138,320
7,700	@	Cuno, Inc.	457,380
1,000		Dover Corp.	41,940
11,900		Harsco Corp.	663,306
2,600		Roper Industries, Inc.	158,002
5,100		Teleflex, Inc.	264,894
300		Trinity Industries, Inc.	10,224

			1,734,066

		Oil and Gas: 7.8%
68,073	@	Caltex Australia Ltd.	580,633
6,000	@	Comstock Resources Inc	132,300
46,000		GlobalSantaFe Corp	1,523,060
13,100		Helmerich & Payne, Inc.	445,924
5	@	JKX Oil & Gas PLC	11
45,700	@,@@,L	Nabors Industries, Ltd.	2,343,954
8,700		Niko Resources Ltd.	366,472
22,900	@	Noble Corp.	1,139,046
133,000	@	Parker Drilling Co.	522,690
13,100		Patterson-UTI Energy, Inc.	254,795
42,000		PetroKazakhstan, Inc.	1,560,681
78,500	@	Pioneer Drilling Co.	792,065
9,800	@,L	Precision Drilling Corp.	616,016
18,800		Premcor, Inc.	792,796
37,800	@,L	Pride Intl., Inc.	776,412
23,000	@,L	Rowan Cos., Inc.	595,700
50,800	@,L	Southwestern Energy Co.	2,575,053
12,500		Talisman Energy, Inc.	337,000
30,500	@,L	Tesoro Petroleum Corp.	971,730
34,900	@	Transocean, Inc.	1,479,411
23,700	@	Unit Corp.	905,577
46,300		Valero Energy Corp.	2,102,020

			20,813,346

		Oil and Gas Services: 5.4%
43,100		BJ Services Co.	2,005,874
30,000	@	Cal Dive Intl., Inc.	1,222,500
21,100	@,L	Cooper Cameron Corp.	1,135,391
14,800	@,@@	Core Laboratories NV	345,580
20,400	@	FMC Technologies, Inc.	656,880
99,000	@	Global Industries Ltd.	820,710
13,500		Gulf Island Fabrication, Inc.	294,705
88,100	@,L	Input/Output, Inc.	778,804
15,700	@,L	National-Oilwell, Inc.	554,053
24,000	@	Oceaneering Intl., Inc.	895,680
53,400		Pason Systems Inc	1,649,042
16,100	@	Smith Intl., Inc.	876,001
21,200	@	Superior Energy Services	326,692
73,700	@	Varco Intl., Inc.	2,148,355
9,800	@	Weatherford Intl. Ltd.	502,740

			14,213,007

		Packaging and Containers: 0.4%
36,100		Packaging Corp. of America	850,155
2,663		Silgan Holdings Inc	162,336

			1,012,491

		Pharmaceuticals: 2.7%
600	@,L	Bentley Pharmaceuticals Inc	6,450
75,545	@	Caremark Rx, Inc.	2,978,740
27,400	@,L	Connetics Corp.	665,546
11,900		Dr Reddy’s Laboratories Ltd.	235,977
13,000	@	HealthExtras, Inc.	211,900
18,063	@@	Merck KGaA	1,236,503
3,200	@	Neogen Corp.	72,480

See Accompanying Notes to Financial Statements

ING FMRSM DIVERSIFIED MID CAP PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Pharmaceuticals (continued)
9,200	L	Omnicare, Inc.	$318,504
14,300		Ranbaxy Laboratories Ltd. GDR	416,130
3,857	@@	Roche Holding AG	442,719
22,700		Schering-Plough Corp.	473,976
5,400	@	VCA Antech, Inc.	105,840
100		Warner Chilcott PLC	6,531

			7,171,296

		Real Estate Investment Trusts: 0.8%
1,100		CBL & Associates Properties, Inc.	83,985
9,300		Corporate Office Properties Trust	272,955
10,900		General Growth Properties, Inc.	394,144
14,900		Kimco Realty Corp.	864,051
7,400	L	Pan Pacific Retail Properties, Inc.	463,980
1,900		United Dominion Realty Trust, Inc.	47,120

			2,126,235

		Retail: 5.8%
46,000	@,L	AC Moore Arts & Crafts, Inc.	1,325,260
13,336	@,L	Buffalo Wild Wings, Inc.	464,226
40,600	@	Carmax, Inc.	1,260,630
9,300	@,L	Cost Plus, Inc.	298,809
7,300	@,L	Don Quijote Co. Ltd.	372,587
2,900		Folli — Follie SA	85,143
21,000	@	HOT Topic, Inc.	360,990
1,500	@	Jack in The Box, Inc.	55,305
18,600		JUMBO SA	144,519
47,500	@	Komeri Co. Ltd.	1,292,864
55,458	@	Massmart Holdings Ltd.	445,830
17,400	L	MSC Industrial Direct Co.	626,052
15,000	@	Nitori Co. Ltd.	978,674
50,700		Outback Steakhouse, Inc.	2,321,046
20,200	@	Pacific Sunwear of California, Inc.	449,652
84,148	@	Peacock Group PLC	438,541
1,500	L	PETsMART, Inc.	53,295
8,100	@	Plant Co. Ltd.	122,524
12,600	@	Red Robin Gourmet Burgers, Inc.	673,722
5,300	@	RONA, Inc.	180,478
2,800	L	Ross Stores, Inc.	80,836
10	@	Shinsegae Co. Ltd.	2,743
91,475	@	Sonic Corp.	2,789,988
3,800	L	Tiffany & Co.	121,486
3,600	@,L	Williams-Sonoma, Inc.	126,144
2,094	L	World Fuel Services Corp.	104,281

			15,175,625

		Savings and Loans: 0.1%
5,200		Golden West Financial Corp.	319,384

			319,384

		Semiconductors: 1.0%
3,300		Analog Devices, Inc.	121,836
3,000	@,L	Cree, Inc.	120,240
1,000	@	International Rectifier Corp.	44,570
2,000	@,L	KLA-Tencor Corp.	93,160
58,600	@,L	Nvidia Corp.	1,380,616
25,100	@,L	Skyworks Solutions, Inc.	236,693
13,500	@	Varian Semiconductor Equipment Associates, Inc.	497,475

			2,494,590

		Software: 1.6%
5,000		Adobe Systems, Inc.	313,700
4,383	@,L	Cerner Corp.	233,044
87,300		IMS Health, Inc.	2,026,234
8,517	@	Intuit, Inc.	374,833
16	@	iSOFT Group PLC	106
27,818	@	Open Solutions, Inc.	722,155
3,900	@,L	Salesforce.com, Inc.	66,066
20,250	@,L	THQ, Inc.	464,535
44,000	@	Vastera, Inc.	115,720

			4,316,393

		Telecommunications: 2.5%
14,900		America Movil SA de CV ADR	780,015
200	@,L	Avaya, Inc.	3,440
147,300	@	MTN Group Ltd.	1,137,351
34,800	@,L	Netgear, Inc.	633,012
22,643	@,L	NII Holdings, Inc.	1,074,410
6	@	Option Intl	216
28,300	@,L	Philippine Long Distance Telephone	705,519
8,900		Plantronics, Inc.	369,083
5,622	@	Safenet, Inc.	206,552
43,600		Tandberg ASA	542,093
46,800	@@	Telekomunikasi Indonesia Tbk PT ADR	983,736
50,492	@	Visual Networks Inc	175,712

			6,611,139

		Transportation: 1.0%
5,900		Alexander & Baldwin, Inc.	250,278
11,600		Burlington Northern Santa Fe Corp.	548,796
3,000		CH Robinson Worldwide, Inc.	166,560
2,200		Expeditors Intl. Washington, Inc.	122,936
34,700	@	Golar LNG Ltd	505,286
12,665	@	HUB Group Inc	661,367
1,400	@	Landstar System, Inc.	103,096
8,100		Norfolk Southern Corp.	293,139
900		Sea Containers Ltd.	17,460

			2,668,918

		Total Common Stock (Cost $208,192,698)	249,648,955

PREFERRED STOCK: 0.1%
		Iron/Steel: 0.1%
15,900		Usinas Siderurgicas de Minas Gerais SA	323,776

		Total Preferred Stock (Cost $228,029)	323,776

		Total Long-Term Investments (Cost $208,420,727)	249,972,731

See Accompanying Notes to Financial Statements

ING FMRSM DIVERSIFIED MID CAP PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount		Value

SHORT-TERM INVESTMENTS: 15.7%
	Securities Lending CollateralCC: 15.7%
$41,304,000	The Bank of New York Institutional Cash Reserves Fund	$41,304,000

	Total Short-Term Investments (Cost $41,304,000)	41,304,000

Total Investments In Securities (Cost $249,724,727)*	111.0%	$291,276,731
Other Assets and Liabilities-Net	(11.0)	(28,857,491)

Net Assets	100.0%	$262,419,240

@	Non-income producing security
@@	Foreign issuer
ADR	American Depositary Receipt
GDR	Global Depositary Receipt
cc	Securities purchased with cash collateral for securities loaned.
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
*	Cost for federal income tax purposes is $250,692,705. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$44,554,106
Gross Unrealized Depreciation	(3,970,080)

Net Unrealized Appreciation	$40,584,026

At December 31, 2004 , the following forward currency exchange contracts were outstanding for the ING Diversified Mid Cap Portfolio:

			In		Unrealized
		Settlement	Exchange		Appreciation
Currency	Buy/Sell	Date	For	Value	(Depreciation)

			USD
British Pound Sterling
GBP 133,286	Sell	01/5/2005	256,576	$255,804	$772
Danish Krone
DKK 276,908	Sell	01/5/2005	50,744	50,601	143
Japanese Yen
JPY 1,119,764	Sell	01/5/2005	10,783	10,932	(149)

					$766

See Accompanying Notes to Financial Statements

ING GOLDMAN SACHS TOLLKEEPERSM PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 98.8%
		Advertising: 2.1%
36,020	@	Lamar Advertising Co.	$1,540,936

			1,540,936

		Commercial Services: 3.0%
71,175	@	Iron Mountain, Inc.	2,170,126

			2,170,126

		Computers: 7.8%
84,370	@	Dell, Inc.	3,555,351
139,380	@	EMC Corp.	2,072,581

			5,627,932

		Electronics: 1.1%
13,050	@	FLIR Systems, Inc.	832,460

			832,460

		Entertainment: 0.9%
26,530		GTECH Holdings Corp.	688,454

			688,454

		Internet: 17.2%
28,080	@	Ask Jeeves	751,140
87,690	@	Avocent Corp.	3,553,198
43,760	@	CheckFree Corp.	1,666,381
17,970	@	eBay, Inc.	2,089,552
10,770	@	Google, Inc.	2,079,687
27,030	@	Symantec Corp.	696,293
42,720	@	Yahoo!, Inc.	1,609,690

			12,445,941

		Media: 24.8%
102,441	@	Cablevision Systems Corp.	2,550,780
67,270	@	Citadel Broadcasting Corp.	1,088,429
58,930		Clear Channel Communications, Inc.	1,973,566
25,270	@	Comcast Corp.	829,867
31,490		E.W. Scripps Co.	1,520,337
22,030	@	EchoStar Communications Corp.	732,277
117,950	@	Time Warner, Inc.	2,292,948
85,410	@	Univision Communications, Inc.	2,499,951
79,030		Viacom, Inc.	2,875,901
57,980	@	Westwood One, Inc.	1,561,401

			17,925,457

		Pharmaceuticals: 0.5%
27,360	@	Conor Medsystems, Inc.	378,936

			378,936

		Semiconductors: 12.0%
34,880	@	KLA-Tencor Corp.	1,624,710
63,120		Linear Technology Corp.	2,446,531
30,820	@	Marvell Technology Group Ltd.	1,093,185
95,430	@	Tessera Technologies, Inc.	3,550,951

			8,715,377

		Software: 11.3%
23,850	@	Electronic Arts, Inc.	1,471,068
13,420		First Data Corp.	570,887
144,870		Microsoft Corp.	3,869,478
19,700	@	NAVTEQ Corp.	913,292
80,860	@	Salesforce.com, Inc.	1,369,768

			8,194,493

		Telecommunications: 18.1%
40,620		ADTRAN, Inc.	777,467
140,800	@	Cisco Systems, Inc.	2,717,440
263,050	@	Crown Castle Intl. Corp.	4,377,152
106,770		QUALCOMM, Inc.	4,527,048
28,560		Sprint Corp.	709,716

			13,108,823

		Total Common Stock (Cost $60,969,668)	71,628,935

Total Investments In Securities (Cost $60,969,668)*	98.8%	$71,628,935
Other Assets and Liabilities-Net	1.2%	904,299

Net Assets	100.0%	$72,533,234

@	Non-income producing security
*	Cost for federal income tax purposes is $62,237,545. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$10,990,474
Gross Unrealized Depreciation	(1,599,084)

Net Unrealized Appreciation	$9,391,390

See Accompanying Notes to Financial Statements

ING HARD ASSETS PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 98.3%
		Energy — Alternate Sources: 0.9%
1,347,050	@,@@,I	ITM Power PLC	$1,784,480

			1,784,480

		Iron/Steel: 9.5%
224,414	@@	Arcelor	5,190,746
78,200	@@	POSCO	14,072,926

			19,263,672

		Mining: 41.7%
236,451	@@	Agnico-Eagle Mines Ltd.	3,260,168
997,100	@@	BHP Billiton Ltd.	11,965,978
326,320	@,@@	Cia Vale do Rio Doce	8,238,112
368,000	@,@@,I	First Quantum Minerals Ltd.	5,728,164
473,500	@,@@	Kinross Gold Corp.	3,339,377
12,410,753	@,@@	Lihir Gold Ltd.	11,337,395
792,000	@@	Newcrest Mining Ltd.	10,844,578
75,984		Phelps Dodge Corp.	7,516,337
334,350	@@	Teck Cominco Ltd.	10,302,718
1,364,400	@@	WMC Resources Ltd.	7,711,389
247,912	@@	Xstrata PLC	4,427,091

			84,671,307

		Miscellaneous Manufacturing: 7.0%
453,000	@,@@	Wesfarmers Ltd.	14,170,760

			14,170,760

		Oil and Gas: 27.4%
905,020	@@	BP PLC	8,806,272
111,000	@@	Canadian Natural Resources Ltd.	4,747,945
155,540		ChevronTexaco Corp.	8,167,405
104,150		ConocoPhillips	9,043,345
105,740	@,@@	Mol Magyar Olaj- es Gazipari Rt.	7,436,483
277,900	@@	Talisman Energy, Inc.	7,503,288
215,820		Valero Energy Corp.	9,798,228

			55,502,966

		Oil and Gas Services: 11.8%
91,990		Baker Hughes, Inc.	3,925,213
113,300		Halliburton Co.	4,445,892
404,950	@@	Saipem S.p.A.	4,861,591
57,600	@@	Technip SA	10,651,379

			23,884,075

		Total Common Stock (Cost $181,695,636)	199,277,260

Total Investments In Securities (Cost $181,695,636)*	98.3%	$199,277,260
Other Assets and Liabilities-Net	1.7%	3,459,998

Net Assets	100.0%	$202,737,258

@	Non-income producing security
@@	Foreign issuer
ADR	American Depositary Receipt
GDR	Global Depositary Receipt
I	Illiquid security
*	Cost for federal income tax purposes is $181,750,297. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$19,395,255
Gross Unrealized Depreciation	(1,868,292)

Net Unrealized Appreciation	$17,526,963

At December 31, 2004, the following forward currency exchange contracts were outstanding for the ING Hard Assets Portfolio:

			In		Unrealized
		Settlement	Exchange		Appreciation
Currency	Buy/Sell	Date	For	Value	(Depreciation)

			USD
AUD
Australian Dollar 4,537,849	Buy	01/04/05	3,534,985	$3,555,962	$20,977

					$20,977

CAD
Canadian Dollar 35,432	Sell	01/04/05	29,091	29,572	(481)

					$(481)

See Accompanying Notes to Financial Statements

ING INTERNATIONAL PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 98.4%
		Belgium: 3.1%
40,000	@	Belgacom SA	$1,725,967
172,200		Fortis	4,757,532

			6,483,499

		Canada: 2.1%
27,600		EnCana Corp.	1,575,629
154,300		Placer Dome, Inc.	2,907,895

			4,483,524

		China: 0.8%
20,000		Jiangxi Copper Co., Ltd.	11,375
1,344,000	L	Maanshan Iron & Steel	518,759
624,500		Weiqiao Textile Co.	983,601
63,000	@	Wumart Stores, Inc.	101,316

			1,615,051

		Denmark: 2.6%
77,800		H Lundbeck A/S	1,734,247
87,400		TDC A/S	3,703,129

			5,437,376

		Finland: 0.5%
47,130		UPM-Kymmene Oyj	1,043,246

			1,043,246

		France: 6.2%
21,664		Lafarge SA	2,090,992
28,169		Schneider Electric SA	1,959,617
13,100		Societe Generale	1,326,110
143,600		Societe Generale ADR	2,906,349
14,300		Total SA	3,131,881
13,900	L	Total SA ADR	1,526,776

			12,941,725

		Germany: 7.5%
23,500		Deutsche Bank AG	2,092,060
53,000		Deutsche Boerse AG	3,192,179
86,297		RWE AG	4,765,229
46,100		Schering AG	3,431,435
26,134		Siemens AG	2,212,329

			15,693,232

		Greece: 2.4%
53,150		Alpha Bank AE	1,853,993
113,400		OPAP SA	3,137,396

			4,991,389

		Hong Kong: 5.0%
2,270,000		Cathay Pacific Airways Ltd.	4,307,296
633,000		Hang Lung Properties Ltd.	978,431
391,000		Henderson Land Development	2,032,856
808,000		Hong Kong Exchanges and Clearing Ltd.	2,162,908
1,062,000	L	Sino Land Co.	1,045,612

			10,527,103

		Ireland: 1.1%
126,400		Irish Life & Permanent PLC	2,367,257

			2,367,257

		Italy: 0.7%
251,500		Snam Rete Gas S.p.A.	1,459,586

			1,459,586

		Japan: 20.7%
212,000		Amano Corp.	2,106,138
88,000		Chubu Electric Power Co., Inc.	2,112,618
99,600		Chugai Pharmaceutical Co., Ltd.	1,648,356
134,000		Hino Motors Ltd.	999,749
98,000		Isetan Co., Ltd.	1,147,124
304		Japan Retail Fund Investment Corp.	2,566,215
158,000		Koyo Seiko Co. Ltd.	2,233,878
26,500		Kyocera Corp.	2,047,552
196		Mitsubishi Tokyo Financial Group, Inc.	2,007,393
445		Nippon Telegraph & Telephone Corp.	2,014,098
236,000		Nomura Holdings, Inc.	3,451,728
40,000		Promise Co., Ltd.	2,864,234
197,000		Sekisui House Ltd.	2,299,672
85,000	L	Shinsei Bank Ltd.	579,684
357,000		Sumitomo Trust & Banking Co., Ltd.	2,588,134
40,150	@	T&D Holdings, Inc.	1,918,533
18,000		Takefuji Corp.	1,217,307
319,000		Tokuyama Corp.	1,985,436
85,600		Tokyo Electric Power Co., Inc.	2,104,360
93,000		Toyota Motor Corp.	3,816,677
24,200	L	Toyota Motor Corp. ADR	1,981,254

			43,690,140

		Malaysia: 5.5%
1,584,100		AMMB Holdings Bhd	1,357,434
128,300		British American Tobacco Malaysia Bhd	1,544,664
745,000		Commerce Asset Holdings Bhd	920,829
1,201,500		Malayan Banking Bhd	3,730,577
874,900		Maxis Communications Bhd	2,153,686
673,300		Tenaga Nasional Bhd	1,931,308

			11,638,498

		Mexico: 0.7%
426,600		Wal-Mart de Mexico SA de CV	1,465,756

			1,465,756

		Netherlands: 4.5%
300,800		Aegon NV	4,094,411
93,100	@	ASML Holding NV	1,488,093
36,249		Royal Dutch Petroleum Co.	2,079,968
27,900		Unilever NV	1,868,500

			9,530,972

		New Zealand: 1.6%
1,460,400		Fisher & Paykel Healthcare Corp.	3,423,608

			3,423,608

		Singapore: 4.6%
281,200	@	CapitaCommercial Trust	218,772
2,625,000	L	CapitaLand Ltd.	3,429,265
444,000		DBS Group Holdings Ltd.	4,377,020
206,000		United Overseas Bank Ltd.	1,740,453

			9,765,510

		Spain: 2.4%
146,369		Banco Bilbao Vizcaya Argentaria SA	2,595,962
127,300		Telefonica SA	2,394,044

			4,990,006

		Sweden: 1.0%
175,238		Swedish Match AB	2,027,091

			2,027,091

		Switzerland: 7.8%
41,100	@	Credit Suisse Group	1,727,762
41,355		Novartis AG	2,081,206
33,100		Novartis AG ADR	1,672,874
29,887		Roche Holding AG	3,430,531

See Accompanying Notes to Financial Statements

ING INTERNATIONAL PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares		Value

	Switzerland (continued)
156,300	STMicroelectronics NV	$3,042,174
53,168	UBS AG	4,456,888

		16,411,435

	United Kingdom: 15.2%
544,500	BP PLC	5,298,242
317,200	Diageo PLC	4,530,563
186,500	GlaxoSmithKline PLC	4,378,737
205,310	Imperial Tobacco Group PLC	5,621,903
2,086,580	Legal & General Group PLC	4,396,460
162,400	Provident Financial PLC	2,095,242
51,013	Rio Tinto PLC	1,504,664
1,552,173	Vodafone Group PLC	4,223,083

		32,048,894

	United States: 2.4%
73,900	Schlumberger Ltd.	4,947,605

		4,947,605

	Total Common Stock (Cost $170,671,065)	206,982,503

Principal
Amount		Value

SHORT-TERM INVESTMENTS: 5.3%
	Repurchase Agreement: 1.2%
$2,426,000	Morgan Stanley Repurchase Agreement dated 12/31/04, 2.200%, due 01/03/05, $2,426,445 to be received upon repurchase (Collateralized by various U.S. Government Agency Obligations, 0.000%-9.800%, Market Value plus accrued interest $2,488,614, due 10/04/06-07/20/09)	$2,426,000

	Total Repurchase Agreement (Cost $2,426,000)	2,426,000

	Securities Lending CollateralCC: 4.1%
8,558,000	The Bank of New York Institutional Cash Reserves Fund	8,558,000

	Total Short-Term Investments (Cost $10,984,000)	10,984,000

Total Investments In Securities (Cost $181,655,065)*	103.7%	$217,966,503
Other Assets and Liabilities-Net	(3.7)	(7,748,716)

Net Assets	100.0%	$210,217,787

@	Non-income producing security
ADR	American Depositary Receipt
cc	Securities purchased with cash collateral for securities loaned.
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
*	Cost for federal income tax purposes is $184,830,742. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$34,533,100
Gross Unrealized Depreciation	(1,397,339)

Net Unrealized Appreciation	$33,135,761

Percentage of
Industry	Net Assets

Agriculture	4.4%
Airlines	2.0
Auto Manufacturers	3.2
Auto Parts and Equipment	1.1
Banks	18.5
Beverages	2.2
Building Materials	1.0
Chemicals	0.9
Diversified Financial Services	8.2
Electric	5.2
Electronics	1.0
Entertainment	1.5
Food	0.9
Forest Products and Paper	0.5
Gas	0.7
Hand/ Machine Tools	0.9
Healthcare — Products	1.6
Home Builders	1.1
Insurance	5.0
Iron/ Steel	0.2
Metal Fabricate/ Hardware	0.0
Mining	2.1
Miscellaneous Manufacturing	2.1
Oil and Gas	6.5
Oil and Gas Services	2.4
Pharmaceuticals	8.6
Real Estate	3.6
Real Estate Investment Trusts	1.3
Retail	1.3
Semiconductors	2.2
Telecommunications	7.7
Textiles	0.5
Repurchase Agreement	1.2
Securities Lending Collateral	4.1
Other Assets and Liabilities, NET	(3.7)

Net Assets	100.0%

See Accompanying Notes to Financial Statements

ING JANUS SPECIAL EQUITY PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 98.8%
		Advertising: 2.6%
129,390	@	Interpublic Group of Cos., Inc.	$1,733,826

			1,733,826

		Aerospace/Defense: 0.1%
1,522	@	Alliant Techsystems, Inc.	99,508

			99,508

		Agriculture: 0.5%
28,082	@@	Swedish Match AB	324,843

			324,843

		Apparel: 0.4%
6,310		Liz Claiborne, Inc.	266,345

			266,345

		Auto Manufacturers: 2.6%
145,805	@,@@, L	Tata Motors Ltd. ADR	1,737,996

			1,737,996

		Auto Parts and Equipment: 3.3%
37,180		Lear Corp.	2,268,352

			2,268,352

		Banks: 1.3%
14,220		Wells Fargo & Co.	883,773

			883,773

		Biotechnology: 1.0%
24,435	@,L	Celgene Corp.	648,261

			648,261

		Building Materials: 3.4%
43,455	@@	Cemex SA de CV ADR	1,582,632
81,416	@@	Gujarat Ambuja Cements Ltd. GDR	744,956

			2,327,588

		Chemicals: 3.4%
90,821	@@,#, I,L	Reliance Industries Ltd. GDR	2,339,549

			2,339,549

		Commercial Services: 0.4%
2,885		Moody’s Corp.	250,562

			250,562

		Computers: 7.7%
23,795	@	Apple Computer, Inc.	1,532,398
33,990	@	Cadence Design Systems, Inc.	469,402
178,375	@	Ceridian Corp.	3,260,695

			5,262,495

		Diversified Financial Services: 7.6%
113,150	@	E*TRADE Financial Corp.	1,691,593
18,060		Freddie Mac	1,331,022
54,323		J.P. Morgan Chase & Co.	2,119,140

			5,141,755

		Electric: 3.6%
20,905	L	Duke Energy Corp.	529,524
142,445	@,L	Reliant Resources, Inc.	1,944,374

			2,473,898

		Entertainment: 2.7%
367,056	@,@@	EMI Group PLC	1,866,413

			1,866,413

		Forest Products and Paper: 1.2%
74,559	@,@@, #,I	Ballarpur Industries Ltd. GDR	805,707

			805,707

		Household Products/Wares: 3.2%
72,924	@,@@	Reckitt Benckiser PLC	2,199,414

			2,199,414

		Insurance: 6.5%
689	@,L	Berkshire Hathaway, Inc.	2,022,904
39,135	@	CNA Financial Corp.	1,045,296
9,380		Loews Corp.	659,414
10,650		MBIA, Inc.	673,932

			4,401,546

		Lodging: 1.7%
21,385	L	Station Casinos, Inc.	1,169,332

			1,169,332

		Media: 19.7%
152,485	@,@@	British Sky Broadcasting PLC	1,645,178
101,800	@	Echostar Communications Corp.	3,383,831
485	@@	Grupo Televisa SA ADR	29,343
220,471	@	Liberty Media Corp.	2,420,771
22,287	@,L	Liberty Media Intl., Inc.	1,030,328
62,595	@	Playboy Enterprises, Inc.	769,293
16,455	@,@@	SBS Broadcasting SA	661,985
39,225		Sinclair Broadcast Group, Inc.	361,262
95,170	@,L	UnitedGlobalCom, Inc. — Class A	919,342
77,140		Walt Disney Co.	2,144,492

			13,365,825

		Miscellaneous Manufacturing: 5.1%
55,608	@,@@	Smiths Group PLC	876,029
71,745	@@	Tyco Intl., Ltd.	2,564,166

			3,440,195

		Oil and Gas: 11.3%
7,550	L	Anadarko Petroleum Corp.	489,316
33,955	@@	BP PLC ADR	1,982,971
180,000	@	Magnum Hunter Resources, Inc.	2,321,999
23,000	@,@@	SK Corp.	1,259,033
46,640	@@,L	Suncor Energy, Inc.	1,651,056

			7,704,375

		Pipelines: 1.1%
17,543	@	Kinder Morgan Management LLC	714,000

			714,000

		Retail: 1.6%
63,222	L	Fred’s, Inc.	1,100,063

			1,100,063

		Semiconductors: 3.5%
108,185	@	Advanced Micro Devices, Inc.	2,382,234

			2,382,234

		Software: 3.3%
71,900	L	Computer Associates Intl., Inc.	2,233,214

			2,233,214

		Total Common Stock (Cost $50,315,872)	67,141,069

See Accompanying Notes to Financial Statements

ING JANUS SPECIAL EQUITY PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

PREFERRED STOCK: 0.3%
		Advertising: 0.3%
4,000	@,L	Interpublic Group of Cos., Inc.	$196,000

		Total Preferred Stock (Cost $206,425)	196,000

Principal
Amount			Value

U.S. GOVERNMENT AGENCY OBLIGATIONS: 2.7%
		Federal National Mortgage Association: 2.7%
$1,800,000		1.650%, due 01/03/05	$1,799,753

		Total U.S. Government Agency Obligations (Cost $1,799,835)	1,799,753

CORPORATE BONDS/NOTES: 0.0%
		Retail: 0.0%
25,000	I,XX	Ames Department Stores, Inc., 10.000%, due 04/15/06	—

		Total Corporate Bonds/notes (Cost $11,111)	—

		Total Long-Term Investments (Cost $52,333,243)	69,136,822

SHORT-TERM INVESTMENTS: 14.8%
		Securities Lending CollateralCC: 14.8%
10,068,000		The Bank of New York Institutional Cash Reserves Fund	10,068,000

		Total Short-Term Investments (Cost $10,068,000)	10,068,000

Total Investments In Securities (Cost $62,401,243)*	116.6%	$79,204,822
Other Assets and Liabilities-Net	(16.6)	(11,256,177)

Net Assets	100.0%	$67,948,645

@	Non-income producing security
@@	Foreign issuer
ADR	American Depositary Receipt
GDR	Global Depositary Receipt
#	Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. Unless otherwise indicated, these securities have been determined to be liquid under the guidelines established by the Funds’ Board of Directors/Trustees.
cc	Securities purchased with cash collateral for securities loaned.
I	Illiquid security
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
XX	Value of securities obtained from one or more dealers making markets in the securities in accordance with the Fund’s valuation procedures.
*	Cost for federal income tax purposes is $62,549,192. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$17,026,971
Gross Unrealized Depreciation	(371,341)

Net Unrealized Appreciation	$16,655,630

At December 31, 2004, the following forward currency exchange contracts were outstanding for the ING Janus Special Equity Portfolio:

			In		Unrealized
		Settlement	Exchange		Appreciation
Currency	Buy/Sell	Date	For	Value	(Depreciation)

			USD
Korean Won
KRW 150,000,000	Buy	05/12/2005	141,509	$144,709	$3,200
Swedish Krona
SEK 5,000,000	Buy	04/15/2005	714,279	753,560	39,282

					$42,482

British Pound Sterling
GBP 4,200,000	Sell	05/20/2005	7,756,470	7,999,535	$(243,065)
Korean Won
KRW 965,000,000	Sell	05/12/2005	870,437	930,964	(60,527)
Korean Won
KRW 360,000,000	Sell	05/27/2005	323,378	347,319	(23,941)
Swedish Krona
SEK 7,100,000	Sell	04/15/2005	958,139	1,070,058	(111,919)

					$(439,452)

See Accompanying Notes to Financial Statements

ING JENNISON EQUITY OPPORTUNITIES PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 93.4%
		Advertising: 1.4%
336,000	@,L	Interpublic Group of Cos., Inc.	$4,502,400

			4,502,400

		Aerospace/Defense: 0.3%
19,800		Lockheed Martin Corp.	1,099,890

			1,099,890

		Apparel: 1.1%
83,500		Polo Ralph Lauren Corp.	3,557,100

			3,557,100

		Auto Manufacturers: 1.0%
77,600	@,L	Navistar Intl. Corp.	3,412,848

			3,412,848

		Banks: 3.6%
136,000		Mellon Financial Corp.	4,230,960
228,100		The Bank of New York Co., Inc.	7,623,102

			11,854,062

		Biotechnology: 1.0%
121,400	@	MedImmune, Inc.	3,291,154

			3,291,154

		Chemicals: 7.6%
144,500		E.I. du Pont de Nemours & Co.	7,087,725
207,300		Great Lakes Chemical Corp.	5,905,977
167,600	L	Lyondell Chemical Co.	4,846,992
220,000	L	Olin Corp.	4,844,400
240,200	@	Terra Industries, Inc.	2,026,327

			24,711,421

		Commercial Services: 5.7%
87,100	@	Education Management Corp.	2,875,171
153,600	@	Hewitt Associates, Inc.	4,916,736
103,500	@,L	ITT Educational Services, Inc.	4,921,425
121,500		Manpower, Inc.	5,868,450

			18,581,782

		Computers: 1.2%
166,800	@	Manhattan Associates, Inc.	3,983,184

			3,983,184

		Cosmetics/Personal Care: 0.7%
35,300		Kimberly-Clark Corp.	2,323,093

			2,323,093

		Diversified Financial Services: 7.1%
248,000	L	Charles Schwab Corp.	2,966,080
103,200		Eaton Vance Corp.	5,381,880
94,772		J.P. Morgan Chase & Co.	3,697,056
286,800		Janus Capital Group, Inc.	4,821,108
68,400		Merrill Lynch & Co., Inc.	4,088,268
52,900		National Financial Partners Corp.	2,052,520

			23,006,912

		Electric: 0.6%
494,100	@,L	Aquila, Inc.	1,823,229

			1,823,229

		Electrical Components and Equipment: 0.6%
212,000	@	GrafTech Intl. Ltd.	2,005,520

			2,005,520

		Electronics: 3.0%
145,000	@	Agilent Technologies, Inc.	3,494,500
357,300		Symbol Technologies, Inc.	6,181,290

			9,675,790

		Environmental Control: 1.3%
219,200	@	Nalco Holding Co.	4,278,784

			4,278,784

		Food: 1.9%
358,500	@	Kroger Co.	6,288,090

			6,288,090

		Forest Products and Paper: 3.0%
128,400		International Paper Co.	5,392,800
124,700		MeadWestvaco Corp.	4,226,083

			9,618,883

		Healthcare — Services: 2.0%
80,900	@	Community Health Systems, Inc.	2,255,492
395,500	@	Tenet Healthcare Corp.	4,342,590

			6,598,082

		Insurance: 13.8%
242,200	@@	Assured Guaranty Ltd.	4,764,074
193,500	@@	Axis Capital Holdings Ltd.	5,294,160
65,200		CIGNA Corp.	5,318,364
198,700	@,L	Conseco, Inc.	3,964,065
144,700		Principal Financial Group	5,924,018
450,200	L	UnumProvident Corp.	8,076,587
115,300	@@	Willis Group Holdings Ltd.	4,746,901
91,200	@@	XL Capital Ltd.	7,081,680

			45,169,849

		Internet: 1.6%
187,300	@,L	IAC/InterActiveCorp	5,173,226

			5,173,226

		Media: 6.1%
318,500	@	DIRECTV Group, Inc.	5,331,690
233,500	@,L	Radio One, Inc.	3,764,020
130,727		Viacom, Inc.	4,757,156
222,200	@	Westwood One, Inc.	5,983,846

			19,836,712

		Mining: 5.7%
198,200		Alcoa, Inc.	6,227,444
64,100	@@,L	Aluminum Corp of China Ltd. ADR	3,753,055
149,300	@@	Cia Vale do Rio Doce ADR	4,331,193
465,500	@@,L	Harmony Gold Mining Co. Ltd. ADR	4,315,185

			18,626,877

		Oil and Gas: 2.4%
225,200	@,L	Rowan Cos., Inc.	5,832,680
106,500	@	Todco	1,961,730

			7,794,410

		Oil and Gas Services: 5.1%
135,600	@,L	Cooper Cameron Corp.	7,296,636
74,400	@,L	National-Oilwell, Inc.	2,625,576
102,100	L	Schlumberger Ltd.	6,835,595

			16,757,807

		Pharmaceuticals: 7.0%
64,300		Eli Lilly & Co.	3,649,025
89,700	@@,L	GlaxoSmithKline PLC ADR	4,250,883
192,300	@	Medco Health Solutions, Inc.	7,999,680

See Accompanying Notes to Financial Statements

ING JENNISON EQUITY OPPORTUNITIES PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Pharmaceuticals (continued)
133,000		Merck & Co., Inc.	$4,274,620
77,400	@	Watson Pharmaceuticals, Inc.	2,539,494

			22,713,702

		Retail: 1.4%
217,600	@	Toys R US, Inc.	4,454,272

			4,454,272

		Software: 2.5%
300,000		Microsoft Corp.	8,013,000

			8,013,000

		Telecommunications: 3.2%
115,200	@,L	IDT Corp.	1,783,296
196,100	@@	Nokia Oyj ADR	3,072,887
210,800		SBC Communications, Inc.	5,432,316

			10,288,499

		Transportation: 1.5%
122,300		CSX Corp.	4,901,784

			4,901,784

		Total Common Stock (Cost $266,214,898)	304,342,362

WARRANTS: 0.0%
		Telecommunications: 0.0%
10,875	@	Lucent Technologies, Inc.	17,183

		Total Warrants (Cost $0)	17,183

		Total Long-Term Investments (Cost $266,214,898)	304,359,545

Principal
Amount		Value

SHORT-TERM INVESTMENTS: 24.4%
	Commercial Paper: 7.7%
$8,981,000	American Express Corp., 1.900%, due 01/03/05	$8,981,000
16,000,000	Citi Financial, 2.000%, due 01/03/05	16,000,000

		24,981,000

	Securities Lending CollateralCC: 16.7%
54,516,000	The Bank of New York Institutional Cash Reserves Fund	54,516,000

	Total Short-Term Investments (Cost $79,497,000)	79,497,000

Total Investments In Securities (Cost $345,711,898)*	117.8%	$383,856,545
Other Assets and Liabilities-Net	(17.8)	(58,055,052)

Net Assets	100.0%	$325,801,493

@	Non-income producing security
@@	Foreign issuer
ADR	American Depositary Receipt
cc	Securities purchased with cash collateral for securities loaned
L	Loaned security, a portion or all of the security is on loan at December 31, 2004
*	Cost for federal income tax purposes is $346,295,572. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$40,750,575
Gross Unrealized Depreciation	(3,189,602)

Net Unrealized Appreciation	$37,560,973

See Accompanying Notes to Financial Statements

ING JPMORGAN SMALL CAP EQUITY PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 97.9%
		Advertising: 0.4%
4,000		Advo, Inc.	$142,600
3,400		Catalina Marketing Corp.	100,742
12,100	@	RH Donnelley Corp.	714,505
15,100	@	Sitel Corp.	37,146

			994,993

		Aerospace/Defense: 1.7%
7,600	@	Armor Holdings, Inc.	357,352
14,300	@	BE Aerospace, Inc.	166,452
3,000		Curtiss-Wright Corp.	172,230
22,300	@,L	Esterline Technologies Corp.	728,095
9,600		Heico Corp.	216,864
11,800		Kaman Corp.	149,270
41,500	@	Moog, Inc.	1,882,025
32,600	@,L	Orbital Sciences Corp.	385,658

			4,057,946

		Agriculture: 0.5%
34,000		Dimon, Inc.	228,480
17,800		Universal Corp.	851,552

			1,080,032

		Airlines: 0.9%
53,900	@,L	Delta Air Lines, Inc.	403,172
48,800	@	Expressjet Holdings, Inc.	628,544
2,300	@,L	FLYi, Inc.	4,071
28,000	@,L	Mesa Air Group, Inc.	222,320
20,300	@	Pinnacle Airlines Corp.	282,982
24,400		Skywest, Inc.	489,464

			2,030,553

		Apparel: 0.6%
5,100	@,L	DHB Industries, Inc.	97,104
11,300		Kellwood Co.	389,850
24,400	@	Quiksilver, Inc.	726,876
19,200	@	Skechers U.S.A., Inc.	248,832

			1,462,662

		Auto Manufacturers: 0.1%
10,300	@	Wabash National Corp.	277,379

			277,379

		Auto Parts and Equipment: 0.9%
24,500		ArvinMeritor, Inc.	548,065
44,700	@,L	Goodyear Tire & Rubber Co.	655,302
19,600	@	Hayes Lemmerz Intl., Inc.	173,068
10,100		Standard Motor Products, Inc.	159,580
33,800	@,L	Tenneco Automotive, Inc.	582,712
21,300	@,L	Tower Automotive, Inc.	50,907

			2,169,634

		Banks: 8.0%
3,500	S	ABC Bancorp	73,500
9,000		Amcore Financial, Inc.	289,620
2,100	@	AmericanWest Bancorp	42,525
800		Bancfirst Corp.	63,184
21,500	L	Bank of the Ozarks, Inc.	731,645
1,200		Capital Corp of the West	56,401
7,100		Capitol Bancorp Ltd.	250,062
3,800		Center Financial Corp.	76,076
10,200		Central Pacific Financial Corp.	368,934
5,400		Chemical Financial Corp.	231,768
3,300		City Holding Co.	119,592
4,300		City National Corp.	303,795
6,400		Columbia Banking System, Inc.	159,936
27,800	L	Community Bank System, Inc.	785,350
4,470		Community Trust Bancorp, Inc.	144,649
23,800		Corus Bankshares, Inc.	1,142,638
25,700	@,@@	EuroBancshares, Inc.	539,700
15,800	@@,L	First Bancorp Puerto Rico	1,003,458
2,600		First Republic Bank	137,800
10,100		First State Bancorporation	371,276
5,900		Glacier Bancorp, Inc.	200,836
18,600		Gold Banc Corp., Inc.	271,932
10,900		Greater Bay BanCorp	303,892
19,400		IBERIABANK Corp.	1,287,384
13,700		Independent Bank Corp.	408,671
28,200	L	Irwin Financial Corp.	800,598
1,300		Macatawa Bank Corp.	41,977
4,000		MB Financial Corp.	168,600
6,100		Mercantile Bank Corp.	240,950
6,700		Nara Bancorp, Inc.	142,509
11,110	@@,L	Oriental Financial Group	314,524
3,300		Peoples Bancorp, Inc.	90,519
23,400		PrivateBancorp, Inc.	754,182
38,600	@@	R-G Financial Corp.	1,500,767
1,000		Republic Bancorp, Inc.	25,700
19,870		Republic Bancorp, Inc.	303,614
3,200		Simmons First National Corp.	92,640
2,600		Southwest Bancorp, Inc.	63,648
1,200		State Financial Services Corp.	36,120
6,180		Sterling Bancorp	174,585
31,700		Sterling Bancshares, Inc.	452,359
15,300		Summit Bancshares, Inc.	573,750
4,900	@	Sun Bancorp, Inc.	122,402
1,200		Taylor Capital Group, Inc.	40,200
3,300		Trico Bancshares	77,220
5,400		Umpqua Holdings Corp.	136,134
48,636	@@	W Holding Co., Inc.	1,115,710
17,000		West Coast Bancorp	431,970
16,200		Westamerica Bancorporation	944,622
1,100	@	Western Sierra Bancorp	42,191
9,000	@	Wilshire Bancorp, Inc.	148,860
4,100	L	Wintrust Financial Corp.	233,536

			18,434,511

		Biotechnology: 1.6%
12,500	@,L	Aksys Ltd.	69,500
5,000	@	Alexion Pharmaceuticals, Inc.	126,000
9,700	@	Applera Corp. — Celera Genomics Group	133,375
6,900	@	Ariad Pharmaceuticals, Inc.	51,267
1,100	@	Bio-Rad Laboratories, Inc.	63,107
11,900	@,L	Cell Genesys, Inc.	96,390
29,300	@	Cytokinetics, Inc.	300,325
6,800	@	Diversa Corp.	59,432
8,900	@	Enzon Pharmaceuticals, Inc.	122,108
3,500	@	Exelixis, Inc.	33,250
139,900	@,L	Genelabs Technologies, Inc.	167,880
16,500	@	Human Genome Sciences, Inc.	198,330
66,500	@,L	Incyte Corp.	664,335
8,600	@	Integra LifeSciences Holdings Corp.	317,598
15,100	@	Maxygen, Inc.	193,129
11,200	@,L	Myriad Genetics, Inc.	252,112
23,000	@	Regeneration Technologies, Inc.	241,040
24,600	@	Seattle Genetics, Inc.	160,638
12,400	@,L	Telik, Inc.	237,336
7,400	@,L	Transkaryotic Therapies, Inc.	187,886
14,100	@	Vertex Pharmaceuticals, Inc.	149,037

			3,824,075

		Building Materials: 2.3%
6,400	L	Eagle Materials, Inc.	552,640
8,700		ElkCorp.	297,714
39,800	L	Lennox Intl., Inc.	809,930
13,200	@,L	NCI Building Systems, Inc.	495,000
5,000	L	Texas Industries, Inc.	311,900
45,200		Universal Forest Products, Inc.	1,961,680

See Accompanying Notes to Financial Statements

ING JPMORGAN SMALL CAP EQUITY PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Building Materials (continued)
12,100	@,L	USG Corp.	$487,267
14,000		York Intl. Corp.	483,560

			5,399,691

		Chemicals: 2.4%
3,700		Aceto Corp.	70,448
8,900		Albemarle Corp.	344,519
10,100	@,L	Cabot Microelectronics Corp.	404,505
8,000		Cytec Industries, Inc.	411,360
11,500	@	FMC Corp.	555,450
24,900		Georgia Gulf Corp.	1,240,020
2,700		HB Fuller Co.	76,977
23,100	@,L	Hercules, Inc.	343,035
14,200		Kronos Worldwide, Inc.	578,650
33,100	@,L	Mosaic Co.	540,192
7,800	@	NewMarket Corp.	155,220
1,600	@@	Octel Corp.	33,296
5,300	@	OM Group, Inc.	171,826
36,200	@	PolyOne Corp.	327,972
10,900	@,L	Terra Industries, Inc.	96,792
26,800	@,L	WR Grace & Co.	364,748

			5,715,010

		Commercial Services: 4.0%
90,300		Aaron Rents, Inc.	2,257,500
3,900	@,L	ACE Cash Express, Inc.	115,674
11,100	@,@@	Alderwoods Group, Inc.	126,318
8,600	@	Arbitron, Inc.	336,948
3,500		Banta Corp.	156,660
31,300		Bowne & Co., Inc.	508,938
1,400	@	Charles River Associates, Inc.	65,478
5,300	@	Coinstar, Inc.	142,199
7,300	@	DiamondCluster Intl., Inc.	104,609
16,900	@,L	Dollar Thrifty Automotive Group	510,380
3,800	@	Euronet Worldwide, Inc.	98,876
5,100	@	First Health Group Corp.	95,421
36,900	@,L	Gartner, Inc.	459,774
8,900	@	Geo Group, Inc./The	236,562
2,100		Gevity HR, Inc.	43,176
15,300	@	Heidrick & Struggles Intl., Inc.	524,331
9,600	@,L	Integrated Electrical Services, Inc.	46,464
19,900	@,L	Labor Ready, Inc.	336,708
21,400	@,L	Navigant Consulting, Inc.	569,240
7,800	@,L	PDI, Inc.	173,784
10,700	@	Quanta Services, Inc.	85,600
47,800	@	Rent-Way, Inc.	382,878
11,000	@	Sotheby’s Holdings, Inc.	199,760
8,200	@	SourceCorp., Inc.	156,702
42,700	@	Spherion Corp.	358,680
8,200	L	Startek, Inc.	233,290
45,900	@	Stewart Enterprises, Inc.	320,841
30,500	@	TeleTech Holdings, Inc.	295,545
8,500	@	Valassis Communications, Inc.	297,585
1,200	@,L	Vertrue, Inc.	45,324

			9,285,245

		Computers: 3.1%
9,700	@	Advanced Digital Information Corp.	97,194
23,100	L	Agilysys, Inc.	395,934
18,700	@	BISYS Group, Inc.	307,615
61,200	@,L	Brocade Communications Systems, Inc.	467,568
11,000	@,L	CACI Intl., Inc.	749,430
33,400	@	Ciber, Inc.	321,976
7,100	@	Dot Hill Systems Corp.	55,664
6,800	@,L	Echelon Corp.	57,392
3,400	@	Electronics for Imaging	59,194
4,300	L	Factset Research Systems, Inc.	251,292
22,900	@	Gateway, Inc.	137,629
16,100	@,L	Hutchinson Technology, Inc.	556,577
14,200	L	Imation Corp.	451,986
14,300	@	Intergraph Corp.	385,099
3,300	@	InterVoice, Inc.	44,055
15,800	@	Komag, Inc.	296,724
3,400	@	Kronos, Inc.	173,842
6,900	@,L	Lexar Media, Inc.	54,096
10,000	@,L	Magma Design Automation, Inc.	125,600
7,900	@,L	Manhattan Associates, Inc.	188,652
15,500	@,L	Mentor Graphics Corp.	236,995
3,600		MTS Systems Corp.	121,716
9,000	@,L	palmOne, Inc.	283,950
23,100	@	Perot Systems Corp.	370,293
7,600	@	Radisys Corp.	148,580
54,100	@,L	Silicon Graphics, Inc.	93,593
38,000	@	Silicon Storage Technology, Inc.	226,100
3,300	@,L	SRA Intl., Inc.	211,860
2,000	@,L	Stratasys, Inc.	67,120
21,400	@	SYKES Enterprises, Inc.	148,730
3,300		Talx Corp.	85,107
8,200	@	Tyler Technologies, Inc.	68,552

			7,240,115

		Cosmetics/Personal Care: 0.0%
32,900	@	Revlon, Inc.	75,670

			75,670

		Distribution/Wholesale: 0.9%
21,400	@	Aviall, Inc.	491,558
7,300	@	Brightpoint, Inc.	142,642
4,900		Building Material Holding Corp.	187,621
4,500	@	Nuco2, Inc.	99,855
22,000		Owens & Minor, Inc.	619,740
7,600	@	United Stationers, Inc.	351,120
10,200	@	Wesco Intl., Inc.	302,328

			2,194,864

		Diversified Financial Services: 1.2%
12,200	@,L	Accredited Home Lenders Holding Co.	606,096
5,100		Advanta Corp.	123,777
8,000	@,L	Affiliated Managers Group, Inc.	541,920
2,400		Asta Funding, Inc.	64,416
13,900	@	CompuCredit Corp.	380,026
2,400	@	Credit Acceptance Corp.	61,080
2,700	@,L	Education Lending Group, Inc.	41,877
2,300	@	Encore Capital Group, Inc.	54,694
4,000	@	eSpeed, Inc.	49,480
13,100	@,L	Knight Trading Group, Inc.	143,445
6,000	@	Metris Cos, Inc.	76,500
6,400		National Financial Partners Corp.	248,320
15,300	@	World Acceptance Corp.	420,903

			2,812,534

		Electric: 1.6%
21,400	@,L	Aquila, Inc.	78,966
15,500		Avista Corp.	273,885
6,800		Black Hills Corp.	208,624
58,300	@,L	CMS Energy Corp.	609,235
15,200	@	El Paso Electric Co.	287,888
10,600		Idacorp, Inc.	324,042
1,000		MGE Energy, Inc.	36,030
29,300		PNM Resources, Inc.	740,997
49,000	@,L	Sierra Pacific Resources	514,500
1,100		UIL Holdings Corp.	56,430
20,900	L	Unisource Energy Corp.	503,899

			3,634,496

See Accompanying Notes to Financial Statements

ING JPMORGAN SMALL CAP EQUITY PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Electrical Components and Equipment: 0.4%
12,700	@	Encore Wire Corp.	$169,291
6,500	@	Power-One, Inc.	57,980
21,900	@	Rayovac Corp.	669,264
8,100	@,L	Valence Technology, Inc.	25,191

			921,726

		Electronics: 1.7%
2,500		Analogic Corp.	111,975
2,300		BEI Technologies, Inc.	71,024
5,100		Bel Fuse, Inc.	172,329
14,800	@	Benchmark Electronics, Inc.	504,680
8,000	@	Checkpoint Systems, Inc.	144,400
16,000		CTS Corp.	212,640
5,400	@	Cyberoptics Corp.	80,298
11,500	@,L	Cymer, Inc.	339,710
6,700	@	Electro Scientific Industries, Inc.	132,392
2,000	@,L	Faro Technologies, Inc.	62,360
9,900	@,L	Itron, Inc.	236,709
7,000	@,L	Planar Systems, Inc.	78,610
7,000	@	Rofin-Sinar Technologies, Inc.	297,150
16,100	@	Stoneridge, Inc.	243,593
14,900		Sypris Solutions, Inc.	228,119
13,600	@	Trimble Navigation Ltd.	449,344
24,500	@	TTM Technologies, Inc.	289,100
10,200		Watts Industries, Inc.	328,848
3,700	@	Zygo Corp.	43,623

			4,026,904

		Energy — Alternate Sources: 0.1%
7,300	@,L	Headwaters, Inc.	208,050

			208,050

		Engineering and Construction: 0.3%
4,600	@	Dycom Industries, Inc.	140,392
5,400	@	URS Corp.	173,340
8,000	@	Washington Group Intl., Inc.	330,000

			643,732

		Entertainment: 1.3%
7,800	@	Argosy Gaming Co.	364,260
4,400		Carmike Cinemas, Inc.	160,600
3,300	@	Isle of Capri Casinos, Inc.	84,645
8,400	@	Macrovision Corp.	216,048
13,200	@	Penn National Gaming, Inc.	799,260
13,900	@	Pinnacle Entertainment, Inc.	274,942
39,600	@	Scientific Games Corp.	944,064
7,600	@	Steinway Musical Instruments	219,944

			3,063,763

		Environmental Control: 0.2%
9,800	@	Duratek, Inc.	244,118
3,500		Metal Management, Inc.	94,045
6,500	@,L	Tetra Tech, Inc.	108,810
3,900	@	Waste Connections, Inc.	133,575

			580,548

		Food: 1.0%
19,200		Chiquita Brands Intl., Inc.	423,552
10,600		Corn Products Intl., Inc.	567,736
7,300		Flowers Foods, Inc.	230,534
3,800		J&J Snack Foods Corp.	186,314
3,600		Nash Finch Co.	135,936
9,100	@	Pathmark Stores, Inc.	52,871
15,000		Sanderson Farms, Inc.	649,200
11,200	@,L	Winn-Dixie Stores, Inc.	50,960

			2,297,103

		Forest Products and Paper: 0.2%
6,000		Schweitzer-Mauduit Intl., Inc.	203,700
17,700		Wausau-Mosinee Paper Corp.	316,122

			519,822

		Gas: 1.7%
16,900		Atmos Energy Corp.	462,215
23,100		Energen Corp.	1,361,745
16,300		New Jersey Resources Corp.	706,442
4,900		South Jersey Industries, Inc.	257,544
33,900	@	Southern Union Co.	812,922
18,700		Southwest Gas Corp.	474,980

			4,075,848

		Hand/Machine Tools: 0.2%
15,700		Lincoln Electric Holdings, Inc.	542,278

			542,278

		Healthcare — Products: 3.3%
9,900	@,L	Abiomed, Inc.	152,856
12,700	@,L	Align Technology, Inc.	136,525
9,000	@,L	Animas Corp.	140,670
6,000		Arrow Intl., Inc.	185,940
4,400	@,L	Arthrocare Corp.	141,064
6,300	@,L	Biosite, Inc.	387,702
23,100	@	Conmed Corp.	656,502
7,100	@	CTI Molecular Imaging, Inc.	100,749
8,600		Diagnostic Products Corp.	473,430
48,500	@	Encore Medical Corp.	329,315
4,000	@	Epix Medical, Inc.	71,640
4,400	@	Immucor, Inc.	103,444
4,200	@,L	Inverness Medical Innovations, Inc.	105,420
20,900	@	Kyphon, Inc.	538,384
10,300		Mentor Corp.	347,522
5,100	@	Merit Medical Systems, Inc.	77,928
28,200	@	Neurometrix, Inc.	331,350
4,200	@,L	Ocular Sciences, Inc.	205,842
36,500	@	Palatin Technologies, Inc.	97,090
11,500		PolyMedica Corp.	428,835
3,200	@	Possis Medical, Inc.	43,136
36,600	@,L	PSS World Medical, Inc.	458,049
17,400	@	Sola Intl., Inc.	479,196
31,900	@	Steris Corp.	756,668
4,000	@,L	Surmodics, Inc.	130,040
4,000	@	Techne Corp.	155,600
21,500	@	Visx, Inc.	556,205

			7,591,102

		Healthcare — Services: 2.9%
28,400	@	Alliance Imaging, Inc.	319,500
5,300	@,L	America Service Group, Inc.	141,881
14,200	@,L	Apria Healthcare Group, Inc.	467,890
22,100	@	Centene Corp.	626,535
7,100	@	Genesis HealthCare Corp.	248,713
25,900	@	Gentiva Health Services, Inc.	433,048
40,100	@,L	Kindred Healthcare, Inc.	1,200,995
21,200	@,L	OCA, Inc.	134,620
16,500	@	Pediatrix Medical Group, Inc.	1,056,825
15,600	@	Province Healthcare Co.	348,660
12,300	@	Res-Care, Inc.	187,206
10,300	@	Sierra Health Services, Inc.	567,633
10,200	@	Symbion, Inc.	225,216
20,300	@	United Surgical Partners Intl., Inc.	846,510

			6,805,232

		Holding Companies — Diversified: 0.2%
15,200	L	Walter Industries, Inc.	512,696

			512,696

See Accompanying Notes to Financial Statements

ING JPMORGAN SMALL CAP EQUITY PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Home Builders: 1.3%
2,600	L	Beazer Homes USA, Inc.	$380,146
38,600	@,L	Champion Enterprises, Inc.	456,252
16,300	@	Fleetwood Enterprises, Inc.	219,398
14,200		Levitt Corp.	434,094
4,000	@,L	Meritage Homes Corp.	450,800
20,000	L	Thor Industries, Inc.	741,000
9,600	@,L	WCI Communities, Inc.	282,240
3,400		Winnebago Industries, Inc.	132,804

			3,096,734

		Home Furnishings: 0.2%
13,700	L	Furniture Brands Intl., Inc.	343,185
4,600		Stanley Furniture Co, Inc.	206,770

			549,955

		Household Products/Wares: 0.5%
12,000		American Greetings Corp.	304,200
1,300		CSS Industries, Inc.	41,288
9,900	L	Harland John H. Co.	357,390
20,400		Tupperware Corp.	422,688

			1,125,566

		Housewares: 0.2%
5,100	L	Toro Co.	414,885

			414,885

		Insurance: 2.5%
2,600	L	AmerUs Group Co.	117,780
9,900	@	Argonaut Group, Inc.	209,187
44,400		Delphi Financial Group, Inc.	2,049,060
9,400		Direct General Corp.	301,740
8,700		Landamerica Financial Group, Inc.	469,191
500	@	Navigators Group, Inc.	15,055
2,600		NYMAGIC, Inc.	65,780
59,900	@,L	PMA Capital Corp.	619,965
8,200		Selective Insurance Group, Inc.	362,768
9,100		Stewart Information Services Corp.	379,015
3,600		United Fire & Casualty Co	121,356
5,800	@	Vesta Insurance Group, Inc.	21,344
22,000	L	Zenith National Insurance Corp.	1,096,480

			5,828,721

		Internet: 3.3%
6,800	@	1-800-FLOWERS.COM, Inc.	57,188
10,100	@	aQuantive, Inc.	90,294
9,800	@	Ariba, Inc.	162,680
16,500	@,@@	AsiaInfo Holdings, Inc.	98,340
12,500	@,@	Autobytel, Inc.	75,500
1,000	@,L	Blue Coat Systems, Inc.	18,610
93,200	@	CMGI, Inc.	237,660
34,100	@,L	CNET Networks, Inc.	382,943
5,500	@	Corillian Corp.	27,060
7,000	@,L	Digital Insight Corp.	128,800
7,800	@	Digital River, Inc.	324,558
30,100	@	Digitas, Inc.	287,455
32,200	@,L	Doubleclick, Inc.	250,516
16,800	@	E.piphany, Inc.	81,144
81,200	@	Earthlink, Inc.	935,424
4,700	@,L	Equinix, Inc.	200,878
9,300	@	Harris Interactive, Inc.	73,470
49,200	@,L	Homestore, Inc.	149,076
9,100	@	Infospace, Inc.	432,705
13,600	@	Internet Security Systems, Inc.	316,200
1,700	@	Interwoven, Inc.	18,496
9,900	@	Ipass, Inc.	73,260
8,600	@,L	j2 Global Communications, Inc.	296,700
11,600	@	Lionbridge Technologies	77,952
45,000	@	Looksmart	98,550
29,000		Netbank, Inc.	301,890
10,500	@,L	Openwave Systems, Inc.	162,330
3,400	@	PC-Tel, Inc.	26,962
7,900	@	Portal Software, Inc.	20,935
7,400	@	Proquest Co.	219,780
7,400	@	Redback Networks, Inc.	39,664
36,900	@	Secure Computing Corp.	368,262
35,700	@	SupportSoft, Inc.	237,762
15,900	@	Trizetto Group	151,050
20,800	@	United Online, Inc.	239,824
18,600	@	ValueClick, Inc.	247,938
12,000	@,L	Webex Communications, Inc.	285,360
5,900	@	webMethods, Inc.	42,539
8,900	@	Websense, Inc.	451,408

			7,691,163

		Investment Companies: 0.2%
24,500		Technology Investment Capital Corp.	367,745

			367,745

		Iron/Steel: 1.2%
65,600	@,S	AK Steel Holding Corp.	949,232
7,850		Gibraltar Industries, Inc.	185,417
11,100		Reliance Steel & Aluminum Co.	432,456
16,900		Ryerson Tull, Inc.	266,175
4,700	L	Schnitzer Steel Industries, Inc.	159,471
22,900		Steel Dynamics, Inc.	867,452

			2,860,203

		Leisure Time: 0.4%
16,300		Callaway Golf Co.	220,050
12,400	@	K2, Inc.	196,912
13,600	@,L	Multimedia Games, Inc.	214,336
16,400	@	Navigant Intl., Inc.	199,588

			830,886

		Lodging: 0.3%
10,500		Ameristar Casinos, Inc.	452,655
4,200	@	Aztar Corp.	146,664
18,900	@	La Quinta Corp.	171,801

			771,120

		Machinery — Construction and Mining: 0.8%
13,000	@	Astec Industries, Inc.	223,730
15,300		JLG Industries, Inc.	300,339
15,400		Joy Global, Inc.	668,822
12,700	@	Terex Corp.	605,155

			1,798,046

		Machinery — Diversified: 2.1%
85,450		Applied Industrial Technologies, Inc.	2,341,330
8,500		Cascade Corp.	339,575
13,900	@	Flowserve Corp.	382,806
13,700		Manitowoc Co.	515,805
7,100		Nacco Industries, Inc.	748,340
3,800		Sauer-Danfoss, Inc.	82,878
6,300		Tecumseh Products Co.	301,140
4,800	@,L	Unova, Inc.	121,392

			4,833,266

		Media: 1.0%
43,600	@,L	Charter Communications, Inc.	97,664
9,900	@	Emmis Communications Corp.	189,981
9,100		Gray Television, Inc.	141,050
8,700	@	Insight Communications	80,649
8,900	@,L	Journal Register Co.	172,037
40,900	@	Lodgenet Entertainment Corp.	723,521
68,900	@,L	Mediacom Communications Corp. — Class A	430,625
5,400	@	Saga Communications, Inc.	90,990

See Accompanying Notes to Financial Statements

ING JPMORGAN SMALL CAP EQUITY PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Media (continued)
6,900		Sinclair Broadcast Group, Inc.	$63,549
19,400		World Wrestling Entertainment, Inc.	235,322

			2,225,388

		Metal Fabricate/Hardware: 1.4%
24,400		Commercial Metals Co.	1,233,664
8,200	@	Metals USA, Inc.	152,110
8,200		NN, Inc.	108,322
5,100		Penn Engineering & Manufacturing Corp.	92,310
21,000		Quanex Corp.	1,439,970
7,000		Valmont Industries, Inc.	175,770

			3,202,146

		Miscellaneous Manufacturing: 0.7%
4,100		Ameron Intl. Corp.	155,390
15,900		Barnes Group, Inc.	421,509
3,100	@,L	ESCO Technologies, Inc.	237,615
19,900	@	Griffon Corp.	537,300
5,700	@	Hexcel Corp.	82,650
29,500	@	Jacuzzi Brands, Inc.	256,650

			1,691,114

		Office/Business Equipment: 0.5%
2,500	@	General Binding Corp.	32,850
22,300	@	Global Imaging Systems, Inc.	880,850
5,600	@	Imagistics Intl., Inc.	188,496

			1,102,196

		Oil and Gas: 3.6%
4,700	@	Callon Petroleum Co.	67,962
6,500	@,L	Comstock Resources, Inc.	143,325
31,800	@,L	Denbury Resources, Inc.	872,910
5,100	@	Energy Partners Ltd.	103,377
2,000	@,L	Giant Industries, Inc.	53,020
12,000		Helmerich & Payne, Inc.	408,480
40,100	@	Houston Exploration Co.	2,258,031
10,400	@	Mission Resources Corp.	60,736
3,900		Penn Virginia Corp.	158,223
38,000	@	Southwestern Energy Co.	1,926,220
9,400	@	Stone Energy Corp.	423,846
20,400	@,L	Tesoro Petroleum Corp.	649,944
11,700	@	Todco	215,514
8,900	@	Unit Corp.	340,069
26,700		Vintage Petroleum, Inc.	605,823

			8,287,480

		Oil and Gas Services: 1.2%
4,200		Gulf Island Fabrication, Inc.	91,686
12,200	@,L	Hanover Compressor Co.	172,386
6,000	@	Hydril Co.	273,060
58,400	@	Key Energy Services, Inc.	689,120
12,100	@	Lone Star Technologies, Inc.	404,866
18,700	@	Oceaneering Intl., Inc.	697,884
8,000	@	Oil States Intl., Inc.	154,320
12,200	@	Veritas DGC, Inc.	273,402

			2,756,724

		Packaging and Containers: 0.8%
69,500	@	Crown Holdings, Inc.	954,930
13,200		Silgan Holdings, Inc.	804,672

			1,759,602

		Pharmaceuticals: 3.7%
8,800	@,L	Abgenix, Inc.	90,992
11,200	@	Able Laboratories, Inc.	254,800
36,000	@	Adolor Corp.	357,120
12,400	@,L	Alkermes, Inc.	174,716
4,000	@,L	Antigenics, Inc.	40,480
29,300	@,L	Atherogenics, Inc.	690,308
29,500	@,L	Auxilium Pharmaceuticals, Inc.	258,125
156,600	@,L	AVANIR Pharmaceuticals	534,006
4,000	@,L	Bradley Pharmaceuticals, Inc.	77,600
9,700	@	Corixa Corp.	35,308
38,600	@	Cubist Pharmaceuticals, Inc.	456,638
36,700	@,L	CV Therapeutics, Inc.	844,100
69,800	@	Cypress Bioscience, Inc.	981,388
4,600	@,L	Dendreon Corp.	49,588
10,500	@,L	Impax Laboratories, Inc.	166,740
5,400	@	Kos Pharmaceuticals, Inc.	203,256
13,700	@,L	Ligand Pharmaceuticals, Inc.	159,468
6,500	@,L	Medicines Co.	187,200
24,000	@	Onyx Pharmaceuticals, Inc.	777,360
7,700	@,L	Par Pharmaceutical Cos., Inc.	318,626
4,400	@,L	Pharmion Corp.	185,724
14,200	@,L	Rigel Pharmaceuticals, Inc.	346,764
3,000	@,L	Tanox, Inc.	45,600
11,700	@,L	United Therapeutics Corp.	528,255
26,000		Valeant Pharmaceuticals Intl.	685,100
13,900	@	Vicuron Pharmaceuticals, Inc.	241,999

			8,691,261

		Real Estate: 0.1%
3,400		LNR Property Corp.	213,894

			213,894

		Real Estate Investment Trusts: 7.6%
24,600		Affordable Residential Communities	353,010
70,200		American Financial Realty Trust	1,135,836
28,000		American Home Mortgage Investment Corp.	959,000
28,700		Anthracite Capital, Inc.	354,732
15,500	L	Capital Automotive	550,638
56,100		Carramerica Realty Corp.	1,851,300
12,000		Entertainment Properties Trust	534,600
49,800		Equity Inns, Inc.	584,652
10,900	@	Felcor Lodging Trust, Inc.	159,685
12,500		Gables Residential Trust	447,375
53,600		Government Properties Trust, Inc.	528,496
14,300	L	Highwoods Properties, Inc.	396,110
11,900		IMPAC Mortgage Holdings, Inc.	269,773
56,300		Innkeepers USA Trust	799,460
6,800		LaSalle Hotel Properties	216,444
26,600	L	Lexington Corporate Properties Trust	600,628
34,000		LTC Properties, Inc.	676,940
43,200	@	Meristar Hospitality Corp.	360,720
26,400		MFA Mortgage Investments, Inc.	232,848
29,400		Mid-America Apartment Communities, Inc.	1,211,868
4,000		National Health Investors, Inc.	116,720
9,900		New Century Financial Corp.	632,709
9,200		Novastar Financial, Inc.	455,400
25,400	L	Pennsylvania Real Estate Investment Trust	1,087,120
30,500		Prentiss Properties Trust	1,165,100
36,100		RAIT Investment Trust	1,009,717
17,400		Saul Centers, Inc.	665,550
8,200		Taubman Centers, Inc.	245,590

			17,602,021

		Retail: 5.9%
23,100	@	Aeropostale, Inc.	679,833
26,100	@	Asbury Automotive Group, Inc.	359,658
24,000	@	Brookstone, Inc.	469,200
5,100		Brown Shoe Co., Inc.	152,133
54,100	@	Cash America Intl., Inc.	1,608,393
10,900		CBRL Group, Inc.	456,165
3,400	@	CEC Entertainment, Inc.	135,898
6,500	@	Charlotte Russe Holding, Inc.	65,650

See Accompanying Notes to Financial Statements

ING JPMORGAN SMALL CAP EQUITY PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Retail (continued)
89,100	@,L	Charming Shoppes	$834,867
8,900	@,L	Childrens Place Retail Stores, Inc.	329,567
27,300	@	CKE Restaurants, Inc.	396,123
3,000	@	Electronics Boutique Holdings Corp.	128,820
9,900	@	Genesco, Inc.	308,286
37,900	@,L	Hollywood Entertainment Corp.	496,111
9,600	@,L	HOT Topic, Inc.	165,024
12,100	@	Insight Enterprises, Inc.	248,292
17,600	@	J Jill Group, Inc.	262,064
1,300	@	Jack in The Box, Inc.	47,931
1,300	@	Jo-Ann Stores, Inc.	35,802
12,000		Kenneth Cole Productions, Inc.	370,320
48,900	L	Landry’s Restaurants, Inc.	1,421,034
13,500	L	Lithia Motors, Inc.	362,070
8,900	@	MarineMax, Inc.	264,864
2,000		Movado Group, Inc.	37,300
5,100	L	Movie Gallery, Inc.	97,257
18,100	@	Pantry, Inc./The	544,629
7,100	@	Rare Hospitality Intl., Inc.	226,206
34,100	@	Ryan’s Restaurant Group, Inc.	525,822
12,800	@,L	Select Comfort Corp.	229,632
20,400	@	Shopko Stores, Inc.	381,072
5,600		Sonic Automotive, Inc.	138,880
3,600	@	Sports Authority, Inc.	92,700
27,300	@	Stein Mart, Inc.	465,738
24,900	@	Too, Inc.	609,054
5,600	@	Trans World Entertainment	69,832
6,800		United Auto Group, Inc.	201,212
4,600		World Fuel Services Corp.	229,080
11,800	@	Zale Corp.	352,466

			13,798,985

		Savings and Loans: 1.4%
44,800		BankAtlantic Bancorp, Inc.	891,520
5,300	L	Commercial Capital Bancorp, Inc.	122,854
5,800		Dime Community Bancshares, Inc.	103,878
7,000	L	First Niagara Financial Group, Inc.	97,650
12,800		Flagstar Bancorp, Inc.	289,280
10,900		Hudson River Bancorp	215,711
3,800	@	ITLA Capital Corp.	223,402
10,100		Partners Trust Financial Group, Inc.	117,665
27,500		Provident Bancorp, Inc.	362,725
10,300	@	Sterling Financial Corp.	404,378
8,000		WSFS Financial Corp.	482,560

			3,311,623

		Semiconductors: 3.0%
6,700	@,L	Actel Corp.	117,518
8,800	@,S	ADE Corp.	164,736
27,200	@	AMIS Holdings, Inc.	449,344
7,300	@	Asyst Technologies, Inc.	37,157
5,000	@	ATMI, Inc.	112,650
11,200	@	August Technology Corp.	117,936
37,700	@,L	Axcelis Technologies, Inc.	306,501
14,200	@,L	Brooks Automation, Inc.	244,524
20,200	@	Cirrus Logic, Inc.	111,302
14,900	@	Credence Systems Corp.	136,335
6,400	@,L	Diodes, Inc.	144,832
6,500	@	DSP Group, Inc.	145,145
5,800	@	ESS Technology, Inc.	41,238
5,800	@	Exar Corp.	82,302
4,600	@	Genesis Microchip, Inc.	74,612
7,300	@	Integrated Silicon Solutions, Inc.	59,860
7,300	@	IXYS Corp.	75,336
6,200	@	Kopin Corp.	23,994
12,900	@	Lattice Semiconductor Corp.	73,530
15,500	@	LTX Corp.	119,195
17,300	@,L	Mattson Technology, Inc.	194,798
23,000	@	Micrel, Inc.	253,460
17,300	@,L	Microsemi Corp.	300,328
12,300	@,L	Mindspeed Technologies, Inc.	34,194
18,000	@	MIPS Technologies, Inc.	177,300
5,100	@	MKS Instruments, Inc.	94,605
15,000	@,L	Mykrolis Corp.	212,550
10,300	@,L	Omnivision Technologies, Inc.	189,005
87,700	@	ON Semiconductor Corp.	398,158
19,100	@,L	Photronics, Inc.	315,150
18,700	@	Pixelworks, Inc.	212,058
5,000	@	Power Integrations, Inc.	98,900
12,100	@	Semitool, Inc.	112,288
6,900	@	Sigmatel, Inc.	245,157
20,000	@	Silicon Image, Inc.	329,200
2,300	@	Siliconix, Inc.	83,927
33,900	@,L	Skyworks Solutions, Inc.	319,677
3,400	@	Supertex, Inc.	73,780
29,100	@,L	Transmeta Corp.	47,433
2,600	@	Ultratech, Inc.	49,010
6,300	@	Varian Semiconductor Equipment Associates, Inc.	232,155
57,700	@,L	Vitesse Semiconductor Corp.	203,681
7,200	@,L	Zoran Corp.	83,376

			6,898,237

		Software: 3.3%
6,300	@	Ansys, Inc.	201,978
8,900	@,L	Ascential Software Corp.	145,159
14,200	@	Aspen Technology, Inc.	88,182
19,700	@,L	Atari, Inc.	57,721
17,300	@	Borland Software Corp.	202,064
6,000	@,L	Cerner Corp.	319,020
26,500		Computer Programs & Systems, Inc.	613,475
10,100	@	CSG Systems Intl., Inc.	188,870
11,800	@	Dendrite Intl., Inc.	228,920
8,600	@	Epicor Software Corp.	121,174
7,300	@	EPIQ Systems, Inc.	106,872
4,100	@	Filenet Corp.	105,616
15,000	@,L	Hyperion Solutions Corp.	699,300
11,900	@	Informatica Corp.	96,628
30,400		Inter-Tel, Inc.	832,352
1,700	@	Intervideo, Inc.	22,491
8,700	@	JDA Software Group, Inc.	118,494
13,400	@,L	Mantech Intl. Corp.	318,116
6,300	@	Manugistics Group, Inc.	18,081
6,400	@	MAPICS, Inc.	67,520
2,500	@,L	MicroStrategy, Inc.	150,625
12,400	@	MRO Software, Inc.	161,448
3,000	@,L	PalmSource, Inc.	38,220
75,300	@	Parametric Technology Corp.	443,517
5,400	@	Pegasystems, Inc.	46,062
22,100	@,L	Per-Se Technologies, Inc.	349,843
24,900	@	Progress Software Corp.	581,415
700	@	Quality Systems, Inc.	41,860
6,400	@	Quest Software, Inc.	102,080
9,900	@	Retek, Inc.	60,885
51,000	@	Safeguard Scientifics, Inc.	108,120
1,200	@	SPSS, Inc.	18,768
2,500		SS&C Technologies, Inc.	51,625
10,700	@,L	Take-Two Interactive Software, Inc.	372,253
3,500	@	TradeStation Group, Inc.	24,570
12,500	@	Transaction Systems Architects, Inc.	248,125
23,000	@	Wind River Systems, Inc.	311,650

			7,663,099

See Accompanying Notes to Financial Statements

ING JPMORGAN SMALL CAP EQUITY PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Telecommunications: 3.8%
35,900	@	Adaptec, Inc.	$272,481
16,300	@	Aeroflex, Inc.	197,556
50,000	@,L	Alamosa Holdings, Inc.	623,500
23,200	@,L	Anixter Intl., Inc.	834,968
29,000	@,L	Arris Group, Inc.	204,160
23,100	@,L	Aspect Communications Corp.	257,334
4,100	@	Audiovox Corp.	64,698
9,900		Black Box Corp.	475,398
9,600	@	Boston Communications Group, Inc.	88,704
10,710	@,L	Broadwing Corp.	97,568
17,300	@	C-COR.net Corp.	160,890
21,700	@	Centennial Communications Corp.	172,081
98,100	@	Cincinnati Bell, Inc.	407,115
3,400	@,L	Commonwealth Telephone Enterprises, Inc.	168,844
2,600	@,L	Comtech Telecommunications	97,786
17,400		CT Communications, Inc.	214,020
6,000	@,L	Ditech Communications Corp.	89,700
19,900	@	Extreme Networks	130,345
42,000	@,L	Finisar Corp.	95,760
7,100	@	Hypercom Corp.	42,032
2,900	@,L	Interdigital Communications Corp.	64,090
8,000	@	Intrado, Inc.	96,800
65,100	@,L	ITC Deltacom, Inc.	111,321
29,100	@,L	Mastec, Inc.	294,201
32,800	@,L	MRV Communications, Inc.	120,376
9,400	@,L	Netgear, Inc.	170,986
125,500	@	Premiere Global Services, Inc.	1,344,105
32,900	@,L	Primus Telecommunications GP	104,622
14,300	@,L	Remec, Inc.	103,103
49,200	@,L	RF Micro Devices, Inc.	336,528
11,800	@,L	Safenet, Inc.	433,532
32,000	@	Symmetricom, Inc.	310,720
8,500	@,L	Talk America Holdings, Inc.	56,270
13,900	@,L	Tekelec	284,116
12,500	@	Terayon Corp.	33,875
21,500	@	Time Warner Telecom, Inc.	93,740
19,900	@	Westell Technologies, Inc.	135,320

			8,788,645

		Textiles: 0.5%
33,200		Angelica Corp.	898,060
9,900		Unifirst Corp.	279,972

			1,178,032

		Toys/Games/Hobbies: 0.3%
13,900	@,L	Jakks Pacific, Inc.	307,329
15,300	@	RC2 Corp.	498,780

			806,109

		Transportation: 1.9%
7,000		Arkansas Best Corp.	314,230
21,400	@,L	Genesee & Wyoming, Inc.	601,982
8,400	@	Offshore Logistics, Inc.	272,748
4,200	@	Old Dominion Freight Line	146,160
8,900		Overnite Corp.	331,436
14,300		Overseas Shipholding Group, Inc.	789,360
22,100	@	RailAmerica, Inc.	288,405
27,700	@	SCS Transportation, Inc.	647,349
8,900	@	Swift Transportation Co., Inc.	191,172
15,200	@	US Xpress Enterprises, Inc.	445,360
22,000		Werner Enterprises, Inc.	498,080

			4,526,282

		Trucking and Leasing: 0.5%
4,500	@	Amerco, Inc.	206,910
22,200		GATX Corp.	656,232
8,600		Greenbrier Cos, Inc.	291,110
4,400		Interpool, Inc.	104,500

			1,258,752

		Total Common Stock (Cost $205,678,362)	228,408,094

Principal
Amount			Value

U.S. TREASURY OBLIGATIONS: 0.2%
		U.S. Treasury Notes: 0.2%
$520,000	S	1.875%, due 11/30/05	$516,101

		Total U.S. Treasury Obligations (Cost $516,516)	516,101

		Total Long-Term Investments (Cost $206,194,878)	228,924,195

SHORT-TERM INVESTMENTS: 16.0%
		Securities Lending Collateralcc: 16.0%
37,386,000		The Bank of New York Institutional Cash Reserves Fund	37,386,000

		Total Short-Term Investments (Cost $37,386,000 )	37,386,000

Total Investments in Securities (Cost $243,580,878)*	114.1%	$266,310,195
Other Assets and Liabilities-Net	(14.1)	(32,906,111)

Net Assets	100.0%	$233,404,084

@	Non-income producing security
@@	Foreign issuer
S	Segregated securities for futures, when-issued or delayed delivery securities held at December 31, 2004.
cc	Securities purchased with cash collateral for securities loaned.
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
*	Cost for federal Income tax purposes is $243,781,187. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$25,002,783
Gross Unrealized Depreciation	(2,473,775)

Net Unrealized Appreciation	$22,529,008

Information concerning open futures contracts for the ING JPMorgan Small Cap Equity Portfolio at December 31, 2004 is shown below:

Long Contract	No. of	Notional Market	Settlement
Description	Contracts	Value	Date	Unrealized Gain

Russell 2000	15	$4,904,625	03/18/05	$43,354

See Accompanying Notes to Financial Statements

ING JULIUS BAER FOREIGN
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 92.3%
		Argentina: 0.1%
24,780		Grupo Financiero Galicia SA ADR	$212,365

			212,365

		Australia: 1.8%
52,840		Amcor Ltd.	304,024
268,588		AMP Ltd.	1,533,048
46,496		BHP Billiton Ltd.	557,988
180,427		John Fairfax Holdings Ltd.	644,689
346,374		Macquarie Airports	852,581
159,184		Macquarie Infrastructure Group	424,306
159,117		Newcrest Mining Ltd.	2,178,733
113,741		Patrick Corp. Ltd.	587,436
93,519	@	Southcorp Ltd.	315,576

			7,398,381

		Austria: 2.6%
43,369		Bank Austria Creditanstalt AG	3,913,521
26,639		Erste Bank der Oesterreichischen Sparkassen AG	1,423,016
10,330		Flughafen Wien AG	780,718
7,060		OMV AG	2,122,200
56,786		Telekom Austria AG	1,076,619
28,057		Wienerberger AG	1,339,544

			10,655,618

		Belgium: 1.7%
9,204		Almancora Comm. Va	786,035
19,446		Almanij NV	1,989,918
14,273	@	Belgacom SA	615,868
34,111		Fortis	942,417
17,651		InBev	683,428
25,775		KBC Bancassurance Holding	1,975,291

			6,992,957

		Brazil: 0.2%
15,250		Cia de Concessoes Rodoviarias	334,428
13,920		Cia Vale do Rio Doce	403,819

			738,247

		Canada: 1.4%
136,107	@	Bema Gold Corp.	416,903
40,359		Canadian Natural Resources Ltd.	1,726,327
2,680	@	Centerra Gold, Inc.	49,377
85,233	@	Eldorado Gold Corp.	252,537
23,261		EnCana Corp.	1,327,924
17,388	@	Ivanhoe Mines Ltd.	125,532
2,862	@	OPTI Canada, Inc.	46,412
11,772		Petro-Canada	601,004
14,161		Talisman Energy, Inc.	382,346
6,762	@	Telesystem International Wireless Inc.	75,908
54,631	@	Telesystem Intl. Wireless, Inc.	611,321

			5,615,591

		China: 0.5%
404,000		Beijing Capital International Airport Co Ltd.	171,846
486,377		Datang Intl. Power Generation Co., Ltd.	365,873
86,700		Shenzhen Chiwan Wharf Holdings Ltd.	173,117
569,496		Weiqiao Textile Co.	896,969
180,715	@	Wumart Stores, Inc.	290,625

			1,898,430

		Czech: 1.7%
50,109		Cesky Telecom AS	828,482
38,970		CEZ	594,577
38,183		Komercni Banka AS	5,594,853

			7,017,912

		Denmark: 0.8%
64,602		Danske Bank A/ S	1,980,657
7,500		GN Store Nord	80,766
4,895		Kobenhavns Lufthavne	1,040,193

			3,101,616

		Finland: 0.8%
35,512		Fortum Oyj	655,632
99,924		Nokia Oyj	1,564,801
5,050		Stockmann Oyj Abp	148,953
32,600		UPM-Kymmene Oyj	721,617

			3,091,003

		France: 9.2%
4,514		Accor SA	197,649
3,766		Air Liquide	696,350
183,989	@	Alcatel SA	2,866,827
206,506	@	Alstom	157,188
7,670	@	Atos Origin	521,092
17,057		Autoroutes du Sud de la France	858,034
37,603		BNP Paribas	2,725,450
30,873		Bouygues	1,426,225
11,404		Cie de Saint-Gobain	687,016
45,260		France Telecom SA	1,495,373
3,113		Gecina SA	308,955
114,994		Havas SA	655,924
12,437	@	JC Decaux SA	363,319
1,922		L’Oreal SA	145,858
32,214		LVMH Moet Hennessy Louis Vuitton SA	2,467,622
4,208		Pernod-Ricard	645,171
9,274		Publicis Groupe	300,286
8,039		Renault SA	673,317
67,173		Sanofi-Aventis	5,370,577
2,692	@	Societe Des Autoroutes Paris-Rhin-Rhone	162,647
44,379		Societe Television Francaise 1	1,445,257
53,247		Suez SA	1,419,935
21,049		Thales SA	1,010,065
30,524		Total SA	6,685,142
2,091		Unibail	329,405
32,750		Veolia Environnement	1,185,766
8,690		Vinci SA	1,168,130
34,341	@	Vivendi Universal SA	1,097,418

			37,065,998

		Germany: 7.8%
8,212		Adidas-Salomon AG	1,332,678
8,646		Allianz AG	1,143,443
25,245		BASF AG	1,817,750
27,662	@	Bayerische Hypo-und Vereinsbank AG	628,086
36,070	@	Commerzbank AG	745,159
21,702		Deutsche Bank AG	1,931,995
19,787		Deutsche Post AG	453,562
81,392	@	Deutsche Telekom AG	1,839,343
56,153		E.ON AG	5,113,314
62,584		Fraport AG Frankfurt Airport Services Worldwide	2,671,958
3,608	@	Freenet.de AG	93,926
6,470		Fresenius Medical Care AG	521,033
5,681		Henkel KGaA	468,719
20,237	@	Hypo Real Estate Holding AG	839,695
19,496		KarstadtQuelle AG	202,287
17,557		MAN AG	673,778
35,748		Metro AG	1,970,511

See Accompanying Notes to Financial Statements

ING JULIUS BAER FOREIGN
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Germany (continued)
13,049		Muenchener Rueckversicherungs AG	$1,603,866
621		Puma AG Rudolf Dassler Sport	169,738
31,431		RWE AG	1,735,587
19,147		Schering AG	1,425,199
33,292		Siemens AG	2,818,278
23,813		Volkswagen AG	1,081,493

			31,281,398

		Greece: 0.3%
6,924		Coca Cola Hellenic Bottling Co. SA	168,835
37,102		Hellenic Telecommunications Organization SA	667,548
7,904		National Bank of Greece SA	261,224

			1,097,607

		Hong Kong: 0.3%
216,000		China Merchants Holdings Intl. Co. Ltd.	407,330
363,000	@	Clear Media Ltd.	347,929
558,000		Texwinca Holdings Ltd.	527,654

			1,282,913

		Hungary: 2.1%
7,894		Egis Rt.	475,425
2,593		Gedeon Richter Rt.	325,695
384,296		Matav Magyar Tavkozlesi Rt.	1,843,086
188,037		OTP Bank Rt.	5,795,368

			8,439,574

		Indonesia: 0.6%
4,453,797		Bank Mandiri Persero Tbk PT	926,321
2,083,000		Indofood Sukses Makmur Tbk PT	179,788
219,310		Semen Gresik Persero Tbk PT	435,223
2,001,118		Telekomunikasi Indonesia Tbk PT	1,039,707

			2,581,039

		Ireland: 0.1%
8,272	@	Celtic Resources Holdings PLC	64,498
8,777		Depfa Bank PLC	147,842
237,526	@	Dragon Oil PLC	312,378

			524,718

		Italy: 4.1%
47,398		Assicurazioni Generali S.p.A.	1,608,669
12,235		Autostrada Torino-Milano S.p.A.	311,876
345,015		Banca Intesa S.p.A.	1,657,832
251,656		Banca Intesa S.p.A.	1,080,011
174,251	@,L	Banca Nazionale del Lavoro S.p.A.	520,015
15,707		Banca Popolare di Milano SCRL	139,263
289,232		Beni Stabili S.p.A.	294,765
96,125		Capitalia S.p.A.	440,862
170,215		Cassa di Risparmio di Firenze S.p.A.	416,713
70,225		Credito Emiliano S.p.A.	697,627
176,125		Enel S.p.A.	1,731,338
128,850		ENI S.p.A.	3,229,797
70,030		Mediaset S.p.A.	886,616
41,952		Mediobanca S.p.A.	679,400
58,234		Saipem S.p.A.	699,124
27,768	@	Societa Iniziative Autostradali e Servizi S.p.A.	393,666
160,902		Telecom Italia S.p.A.	656,865
137,965	@	Terna S.p.A.	395,686
136,491		UniCredito Italiano S.p.A.	785,086

			16,625,211

		Japan: 14.1%
2,190		Acom Co Ltd.	164,658
12,325		Aeon Credit Service Co., Ltd.	918,458
1,400		Aiful Corp.	154,774
15,500		Aisin Seiki Co Ltd.	393,643
30,000		Asahi Glass Co., Ltd.	331,725
27,000		Bank of Fukuoka Ltd.	178,451
80,000		Bank of Yokohama Ltd.	504,123
19,000		Bridgestone Corp.	379,168
48,280		Canon, Inc.	2,621,776
7,100		Casio Computer Co Ltd.	109,836
25,000		Chiba Bank Ltd.	167,895
43,888		Credit Saison Co., Ltd.	1,605,405
18,000		Dai Nippon Printing Co., Ltd.	289,790
11,000		Daihatsu Motor Co., Ltd.	87,853
47,720		Denso Corp.	1,283,871
137		East Japan Railway Co.	763,157
6,900		Exedy Corp.	132,043
14,000		Fuji Photo Film Co., Ltd.	518,252
261		Fuji Television Network, Inc.	565,790
11,000		Fujisawa Pharmaceutical Co., Ltd.	301,811
20,300		Hitachi Capital Corp.	419,696
41,276		Hitachi Ltd.	287,927
48,757		Honda Motor Co., Ltd.	2,549,105
10,200		Ibiden Co Ltd.	198,132
5,700		Ito En Ltd.	296,368
18,372		Ito-Yokado Co., Ltd.	772,187
214		Japan Tobacco, Inc.	2,442,287
35,000		Joyo Bank Ltd/ The	171,069
92,664		Kao Corp.	2,371,640
66,920		Koito Manufacturing Co., Ltd.	604,339
3,200		Kyocera Corp.	247,252
221,280		Matsushita Electric Industrial Co., Ltd.	3,545,611
482		Mitsubishi Tokyo Financial Group, Inc.	4,936,548
411		Mizuho Financial Group, Inc.	2,083,041
4,900		Nidec Corp.	599,950
70,531		Nikko Cordial Corp.	374,258
75		Nippon Telegraph & Telephone Corp.	339,455
101,673		Nissan Motor Co., Ltd.	1,119,189
10,200		Nissin Food Products Co., Ltd.	255,821
6,400		Nitto Denko Corp.	351,408
131,800		Nomura Holdings, Inc.	1,927,702
397		NTT DoCoMo, Inc.	733,673
1,300		ORIX Corp.	177,920
16,000		Ricoh Co., Ltd.	310,011
43,183		Sanyo Electric Co., Ltd.	149,132
6,000		Secom Co., Ltd.	241,210
183,074	@	Seiyu Ltd.	405,922
10,034		Sharp Corp.	164,284
21,300		Shin-Etsu Chemical Co., Ltd.	875,776
101,897		Shiseido Co., Ltd.	1,477,008
1,427		SMC Corp.	163,783
42,068		Sony Corp.	1,642,547
56,000	@	Sumitomo Heavy Industries Ltd.	208,974
248		Sumitomo Mitsui Financial Group, Inc.	1,812,585
75,000		Sumitomo Trust & Banking Co., Ltd.	543,726
15,400		Takeda Pharmaceutical Co., Ltd.	777,568
7,340		Takefuji Corp.	496,391
3,500		TDK Corp.	260,514
12,800		Terumo Corp.	346,181
85,900		Tokyo Broadcasting System, Inc.	1,398,695
27,000		Toppan Printing Co., Ltd.	300,588
132,600		Toyota Motor Corp.	5,441,843

See Accompanying Notes to Financial Statements

ING JULIUS BAER FOREIGN
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Japan (continued)
21,561		Uni-Charm Corp.	$1,035,917
17,700		Yamaha Motor Co., Ltd.	266,061
6,798		Yamanouchi Pharmaceutical Co., Ltd.	265,279

			56,861,052

		Luxembourg: 0.1%
8,872	@,L	Millicom Intl. Cellular SA	201,661
5,386	@	SBS Broadcasting SA	216,679

			418,340

		Malaysia: 0.1%
117,300		IOI Corp. Bhd	292,765
59,000		Kuala Lumpur Kepong Bhd	107,341

			400,106

		Mexico: 1.0%
54,600	@	Consorcio ARA SA de CV	164,089
135,427		Fomento Economico Mexicano SA de CV	711,092
9,300		Grupo Aeroportuario del Sureste SA de CV ADR	254,355
407,679		Grupo Financiero Banorte SA de CV	2,567,423
38,047		Grupo Financiero Inbursa SA	70,005
40,101	@	Urbi Desarrollos Urbanos SA de C.V	175,197

			3,942,161

		Morocco: 0.1%
28,065	@	Maroc Telecom	320,819

			320,819

		Netherlands: 1.7%
24,254	@	Aegon NV	330,139
2,400	@,#	Efes Breweries Intl. NV GDR	72,000
34,738		Heineken NV	1,155,679
39,498		Koninklijke Philips Electronics NV	1,046,735
25,363		Royal Dutch Petroleum Co.	1,455,695
9,966	@	Royal Numico NV	358,737
10,830		TPG NV	294,082
33,996		Unilever NV	2,276,757

			6,989,824

		New Zealand: 0.1%
61,833		Auckland Intl. Airport Ltd.	356,806

			356,806

		Norway: 1.4%
32,113		DNB NOR ASA	316,908
29,435		Norsk Hydro ASA	2,314,784
15,239		Smedvig ASA	256,571
144,195		Statoil ASA	2,276,834
41,407		Telenor ASA	376,359
3,800	@	TGS Nopec Geophysical Co. ASA	97,248

			5,638,704

		Papua N. Guinea: 0.0%
184,317	@	Lihir Gold Ltd.	168,376

			168,376

		Philippines: 0.1%
742,000		Ayala Corp.	87,255
96,000		Bank of the Philippine Islands	90,046
4,653		Globe Telecom, Inc.	79,252
10,900	@,L	Philippine Long Distance Telephone ADR	271,737

			528,290

		Poland: 5.0%
34,094	@	Agora SA	646,399
6,631		Bank BPH	1,128,967
103,981	@	Bank Millennium SA	116,734
118,728	@	Bank Pekao SA	5,463,147
61,251	@	Bank Zachodni WBK SA	1,984,067
4,113	@	BRE Bank SA	156,534
20,508	@	Budimex SA	288,238
33,704	@	CCC SA	107,456
14,667	@	Cersanit Krasnystaw SA	573,172
11,976		Grupa Kety SA	523,406
14,368	@	Inter Cars SA	179,396
5,670	@	Inter Groclin Auto SA	193,268
20,025		Orbis SA	165,794
5,685		Polska Grupa Farmaceutyczna SA	112,838
560,158	@	Powszechna Kasa Oszczednosci Bank Polski SA	5,198,769
1,675		Sniezka SA	15,139
2,682	@	Stomil Sanok	126,248
312,994		Telekomunikacja Polska SA	2,067,588
18,196	@	TVN SA	238,126
19,587	@	ZM Duda SA	897,576

			20,182,862

		Portugal: 0.7%
185,536		Banco Comercial Portugues SA	476,168
83,778		Brisa-Auto Estradas de Portugal SA	767,638
151,526		Energias de Portugal SA	459,295
9,909	@	Jeronimo Martins	130,647
94,309	@	Media Capital SGPS	696,286
20,848		Portugal Telecom SGPS SA	257,251

			2,787,285

		Russia: 3.3%
41,600		LUKOIL ADR	5,096,000
25,400	L	MMC Norilsk Nickel ADR	1,409,700
12,547		Moscow City Telephone ADR	149,937
2,606		North-West Telecom ADR	68,408
44,979	L	OAO Gazprom ADR	1,585,510
25,270	@	RBC Information Systems	67,471
7,873		Sberbank RF	3,865,643
889	@	Sibirtelecom OAO ADR	40,823
52,114		Uralsvyazinform ADR	382,517
26,626	L	VolgaTelecom ADR	173,069
18,703	@	Wimm-Bill-Dann Foods OJSC ADR	267,640

			13,106,718

		South Africa: 0.5%
155,595		Nedcor Ltd.	2,148,709

			2,148,709

		South Korea: 0.4%
3,300		Samsung Electronics Co., Ltd.	1,433,854

			1,433,854

		Spain: 1.0%
12,641		Altadis SA	577,796
34,696	@	Cintra Concesiones de Infraestructuras de	381,057
		Transporte SA
24,654		Endesa SA	576,892
33,232	@	Fadesa Inmobiliaria SA	643,681
4,868		Gas Natural SDG SA	150,274
7,548		Grupo Empresarial Ence SA	230,633

See Accompanying Notes to Financial Statements

ING JULIUS BAER FOREIGN
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Spain (continued)
7,354		Grupo Ferrovial SA	$392,531
45,012		Promotora de Informaciones SA	953,604

			3,906,468

		Sweden: 5.1%
18,109		Autoliv, Inc.	865,615
10,500		Electrolux AB	240,558
11,749	@	Elekta AB	338,545
45,900		ForeningsSparbanken AB	1,142,975
35,319		Getinge AB	439,365
21,000	@	Modern Times Group AB	571,975
18,818		Nobia AB	311,946
491,500		Nordea Bank AB	4,954,726
191,521		Skandia Forsakrings AB	952,922
202,800		Skandinaviska Enskilda Banken AB	3,924,831
319,266		Skanska AB	3,829,085
85,947		Svenska Handelsbanken	2,238,318
110,802	@	Telefonaktiebolaget LM Ericsson	348,984
24,500		TeliaSonera AB	146,358

			20,306,203

		Switzerland: 4.3%
4,971		Adecco SA	250,405
46,124	@	Credit Suisse Group	1,938,961
10,818		Nestle SA	2,823,457
104,395		Novartis AG	5,253,719
33,891		Roche Holding AG	3,890,123
481		SGS SA	336,068
12,537		Swatch Group AG	1,835,121
9,287		UBS AG	778,497
898	@	Unique Zurich Airport	116,004

			17,222,355

		Turkey: 4.3%
517,177,000		Akbank TAS	3,202,394
9,274,000		Alarko Gayrimenkul Yatirim Ortakligi AS	171,932
9,488,000		Cimsa Cimento Sanayi VE Tica	32,928
61,772,000		Denizbank AS	142,921
564,558,000		Dogan Sirketler Grubu Holdings	1,197,357
4,244,000		Dogan Yayin Holding	19,198
549,000		Enka Insaat ve Sanayi AS	15,137
490,302,000		Haci Omer Sabanci Holding AS	1,908,851
27,531,000		Hurriyet Gazetecilik AS	64,923
25,381,000		Is Finansal Kiralama AS	88,462
281,075,000		KOC Holding AS	1,834,231
65,522,000		Migros Turk TAS	544,432
9,757,000		Tofas Turk Otomobil Fabrik	19,825
4,719,000		Trakya Cam Sanayi AS	12,878
130,348,000		Turk DIS Ticaret Bankasi	245,520
9,542,000		Turk Sise ve Cam Fabrikalari AS	26,323
70,481,000	@	Turkcell Iletisim Hizmet AS	499,942
1,186,263,000		Türkiye Garanti Bankasi AS	3,747,483
534,266,000		Türkiye Is Bankasi	2,951,636
7,662,000		Vestel Elektronik Sanayi	29,546
199,231,000		Yapi ve Kredi Bankasi	626,429

			17,382,348

		Ukraine: 0.0%
419	@,I, XX	Centrenergo ADR	16,773
233		Ukrnafta Oil Co.	39,696
10,420	@	UkrTelecom	74,358

			130,827

		United Kingdom: 12.6%
29,266		Allied Domecq PLC	287,574
132,758		Associated British Ports Holdings PLC	1,210,691
82,733		BAA PLC	926,138
157,755		Barclays PLC	1,779,295
824,508		BP PLC	8,022,854
18,277		British Land Co. PLC	313,841
83,402		British Sky Broadcasting PLC	899,834
35,559		Burberry Group PLC	273,762
130,329		Cadbury Schweppes PLC	1,213,413
123,805		Compass Group PLC	583,711
206,216		Diageo PLC	2,945,381
6,866		Forth Ports PLC	177,562
180,327		GlaxoSmithKline PLC	4,233,803
82,088		Highland Gold Mining Ltd.	296,290
115,728		Hilton Group PLC	631,164
33,859		Imperial Tobacco Group PLC	927,144
18,300		J Sainsbury PLC	95,038
22,173		Lloyds TSB Group PLC	201,600
100,989		Marks & Spencer Group PLC	663,942
67,479		National Grid Transco PLC	642,566
149,985	@	Oxus Gold PLC	157,642
58,495		Pearson PLC	704,466
314,722		Peninsular and Oriental Steam Navigation Co.	1,797,114
33,188	@	Peter Hambro Mining PLC	324,164
69,571		Rank Group PLC	351,903
23,410		Reckitt Benckiser PLC	706,054
67,838		Reed Elsevier PLC	625,298
100,621		Royal Bank of Scotland Group PLC	3,379,334
32,841		Scottish & Newcastle PLC	274,132
20,632		Scottish & Southern Energy PLC	344,789
252,775		Shell Transport & Trading Co. PLC	2,162,740
111,939		Smith and Nephew PLC	1,145,383
516,526		Tesco PLC	3,187,033
2,892,182		Vodafone Group PLC	7,868,921
41,438		William Hill PLC	449,011
84,453		WPP Group PLC	926,073

			50,729,660

		United States: 0.2%
40,334	L	News Corp	774,413

			774,413

		Venezuela: 0.1%
26,618		Cia Anonima Nacional Telefonos de Venezuela ADR	595,977

			595,977

		Total Common Stock (Cost $323,500,031)	371,952,735

PREFERRED STOCK: 0.4%
		Germany: 0.4%
3,282		Henkel KGaA	285,285
66,294		ProSieben SAT.1 Media AG	1,200,266
3,946		Rhoen Klinikum AG	242,703

			1,728,254

		Total Preferred Stock (Cost $1,598,074)	1,728,254

EQUITY LINKED SECURITY: 0.6%
		Guernsey: 0.3%
207,155	@	Calyon Financial Products Guernsey Ltd.	1,027,489

			1,027,489

		India: 0.1%
11,694	@	ICICI Bank Ltd.	99,750
34,682	@	ICICI Bank Ltd.	295,837

			395,587

See Accompanying Notes to Financial Statements

ING JULIUS BAER FOREIGN
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Philippines: 0.2%
69	@	Morgan Stanley — Equity Basket	$970,435

			970,435

		Total Equity Linked Security (Cost $2,256,780)	2,393,511

MUTUAL FUNDS: 3.5%
		United States: 3.5%
88,230		Ishares MSCI EAFE Index Fund	14,138,858

			14,138,858

		Total Mutual Funds (Cost $14,095,510)	14,138,858

Principal
Amount			Value

U.S. TREASURY OBLIGATIONS: 2.5%
		U.S. Treasury Bill: 2.5%
$10,000,000		United States Treasury Bill, 1.300%, due 01/20/05	$9,992,778

			9,992,778

		Total U.S. Treasury Obligations (Cost $9,993,139)	9,992,778

OTHER BONDS: 1.2%
		Hungary: 1.0%
280,650,000	(1)	Hungary Government Bond, 5.500%, due 02/12/14	1,388,377
238,180,000	(1)	Hungary Government Bond, 6.250%, due 06/12/08	1,249,878
130,140,000	(1)	Hungary Government Bond, 6.750%, due 02/12/13	700,200
125,920,000	(1)	Hungary Government Bond, 7.000%, due 06/24/09	676,333

			4,014,788

		Venezuela: 0.2%

748,000	L	Venezuela Government Intl. Bond, 9.250%, due 09/15/27	791,010

			791,010

		Total Other Bonds (Cost $3,990,823)	4,805,798

		Total Long-Term Investments (Cost $355,434,357)	405,011,934

SHORT-TERM INVESTMENTS: 1.2%
		Securities Lending Collateralcc: 1.2%
4,702,000		The Bank of New York Institutional Cash Reserves Fund	4,702,000

		Total Short-Term Investments (Cost $4,702,000)	4,702,000

Total Investments In Securities (Cost $360,136,357)*	101.7%	$409,713,934
Other Assets and Liabilities-Net	(1.7)	(6,796,495)

Net Assets	100.0%	$402,917,439

(1)	Principal amount denominated in Hungarian Forints
@	Non-income producing security
ADR	American Depositary Receipt
GDR	Global Depositary Receipt
#	Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. These securities have been determined to be liquid under the guidelines established by the Funds’ Board of Directors/Trustees.
cc	Securities purchased with cash collateral for securities loaned.
I	Illiquid security
XX	Value of securities obtained from one or more dealers making markets in the securities in accordance with the Fund’s valuation procedures.
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
*	Cost for federal income tax purposes is $361,638,473. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$49,088,087
Gross Unrealized Depreciation	(1,012,626)

Net Unrealized Appreciation	$48,075,461

At December 31,2004, the following forward currency exchange contracts were outstanding for the ING Julius Baer Foreign Portfolio:

			In		Unrealized
		Settlement	Exchange		Appreciation
Currency	Buy/Sell	Date	For	Value	(Depreciation)

Australian Dollar			USD
AUD 4,115,800	Buy	02/28/05	3,213,308	$3,211,211	$(2,097)
Australian Dollar			EUR
AUD 394,312	Buy	01/04/05	306,390	308,992	2,602
Danish Krona			EUR
DKK 10,519,982	Buy	01/04/05	1,927,499	1,922,357	(5,142)
EURO			CHF
EUR 130,822	Buy	01/04/05	178,316	177,825	(491)
British Pound Sterling			USD
GBP 3,265,400	Buy	01/06/05	5,992,564	6,266,523	273,959
British Pound Sterling			EUR
GBP 62,634	Buy	01/04/05	120,295	120,217	(78)
Japanese Yen			USD
JPY 1,785,298,000	Buy	01/21/05	16,975,031	17,449,210	474,179
Japanese Yen			USD
JPY 289,352,500	Buy	12/01/05	2,900,195	2,862,722	(37,473)
Japanese Yen			USD
JPY 579,831,699	Buy	12/01/05	5,808,482	5,658,551	(149,931)
Japanese Yen			EUR
JPY 16,050,139	Buy	01/04/05	154,123	156,678	2,555
Japanese Yen			EUR
JPY 358,474,180	Buy	01/05/05	3,480,664	3,499,603	18,939
Japanese Yen			EUR
JPY 13,632,415	Buy	01/06/05	133,096	133,096	—
Norweigen Kroner			EUR
NOK 2,120,847	Buy	01/04/05	350,214	350,188	(26)
Sweden Kroner			EUR
SEK 3,483,940	Buy	01/04/05	526,769	524,282	(2,487)
South African Rand			EUR
ZAR 719,164	Buy	01/04/05	126,333	127,556	1,223

					$575,732

See Accompanying Notes to Financial Statements

ING JULIUS BAER FOREIGN
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

			In		Unrealized
		Settlement	Exchange		Appreciation
Currency	Buy/Sell	Date	For	Value	(Depreciation)

EURO			USD
EUR 225,114	Sell	01/04/05	306,390	$305,995	$395
EURO			USD
EUR 1,415,029	Sell	01/04/05	1,927,499	1,923,431	4,068
Swiss Francs			USD
CHF 201,979	Sell	01/04/05	178,316	177,660	656
EURO			USD
EUR 88,461	Sell	01/04/05	120,295	120,244	51
EURO			USD
EUR 113,502	Sell	01/04/05	154,123	154,281	(158)
EURO			USD
EUR 2,552,479	Sell	01/05/05	3,480,664	3,469,576	11,088
EURO			USD
EUR 97,864	Sell	01/05/05	133,096	133,027	69
EURO			USD
EUR 257,387	Sell	01/04/05	350,214	349,863	351
EURO			USD
EUR 386,484	Sell	01/04/05	526,769	525,343	1,426
Japanese Yen			USD
JPY 587,043,000	Sell	01/21/05	5,660,865	5,737,662	(76,797)
Czeck Republic Koruny			USD
CZK 30,699,400	Sell	02/28/05	1,300,668	1,374,692	(74,025)
British Pound Sterling			USD
GBP 1,328,350	Sell	01/06/05	2,546,952	2,549,193	(2,242)
EURO			USD
EUR 5,700	Sell	01/05/05	7,746	7,748	(2)
EURO			USD
EUR 92,615	Sell	01/05/05	126,333	125,891	442

					$(134,678)

Percentage of
Industry	Net Assets

Advertising	0.6%
Aerospace/Defense	0.3
Agriculture	1.1
Apparel	0.5
Auto Manufacturers	2.7
Auto Parts and Equipment	1.0
Banks	22.1
Beverages	1.9
Building Materials	0.8
Chemicals	0.9
Commercial Paper	4.2
Commercial Services	1.3
Computers	0.2
Cosmetics/Personal Care	1.2
Diversified Financial Services	3.6
Electric	3.1
Electrical Component and Equipment	0.5
Electronics	0.4
Engineering and Construction	3.3
Entertainment	0.3
Food	3.4
Food Service	0.1
Forest Products and Paper	0.2
Hand/Machine Tools	0.2
Healthcare — Products	0.6
Healthcare — Services	0.2
Holding Companies — Diversified	0.9
Home Furnishings	1.4
Household Products	0.4
Insurance	1.8
Leisure Time	0.1
Lodging	0.1
Machinery — Diversified	0.3
Media	3.4
Mining	1.7
Miscellaneous Manufacturing	0.8
Mutual Funds	3.6
Office/Business Equipment	0.7
Oil and Gas	9.9
Oil and Gas Services	0.3
Packaging and Containers	0.1
Pharmaceuticals	5.6
Real Estate	0.6
Retail	1.1
Securities Lending	1.2
Sovereign	3.7
Telecommunications	7.5
Textiles	0.4
Transportation	1.1
Water	0.6
Other Assets and Liabilities — Net	(2.0)

Net Assets	100.0%

See Accompanying Notes to Financial Statements

ING LEGG MASON VALUE PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 98.4%
		Advertising: 2.2%
673,500	@@	WPP Group PLC	$7,385,296

			7,385,296

		Commercial Services: 2.4%
256,100		McKesson Corp.	8,056,906

			8,056,906

		Computers: 2.8%
57,400		International Business Machines Corp.	5,658,492
221,900	@@	Seagate Technology, Inc.	3,832,213

			9,490,705

		Diversified Financial Services: 12.6%
89,400		Capital One Financial Corp.	7,528,374
201,800		Citigroup, Inc.	9,722,724
165,100		Countrywide Financial Corp.	6,110,351
89,400		Fannie Mae	6,366,174
346,832		J.P. Morgan Chase & Co.	13,529,916

			43,257,539

		Electric: 4.1%
1,031,000	@	AES Corp.	14,093,770

			14,093,770

		Environmental Control: 2.7%
306,500		Waste Management, Inc.	9,176,610

			9,176,610

		Food: 3.2%
315,800		Albertson’s, Inc.	7,541,304
197,400	@	Kroger Co.	3,462,396

			11,003,700

		Healthcare — Products: 0.5%
51,700		Baxter Intl., Inc.	1,785,718

			1,785,718

		Healthcare — Services: 10.4%
106,800		Aetna, Inc.	13,323,300
184,700	@	Health Net, Inc.	5,332,289
193,600		UnitedHealth Group, Inc.	17,042,608

			35,698,197

		Insurance: 4.5%
145,500		MGIC Investment Corp.	10,026,405
145,400		St. Paul Travelers Cos., Inc.	5,389,978

			15,416,383

		Internet: 17.1%
435,100	@	Amazon.Com, Inc.	19,270,579
119,100	@	eBay, Inc.	13,848,948
42,655	@	Google, Inc.	8,236,681
610,900	@	IAC/InterActiveCorp	16,873,058

			58,229,266

		Media: 6.1%
168,100	@	Comcast Corp.	5,594,368
461,600	@	The DIRECTV Group, Inc.	7,727,184
396,900	@	Time Warner, Inc.	7,715,736

			21,037,288

		Miscellaneous Manufacturing: 9.1%
337,000		Eastman Kodak Co.	10,868,250
569,000	@@	Tyco Intl. Ltd.	20,336,060

			31,204,310

		Pharmaceuticals: 0.5%
69,600		Pfizer, Inc.	1,871,544

			1,871,544

		Retail: 2.9%
198,200		Home Depot, Inc.	8,471,068
14,800	@	Kmart Holding Corp	1,464,460

			9,935,528

		Savings and Loans: 2.7%
217,700		Washington Mutual, Inc.	9,204,356

			9,204,356

		Software: 4.2%
160,700	@	Electronic Arts, Inc.	9,911,976
99,100	@	Intuit, Inc.	4,361,391

			14,273,367

		Telecommunications: 10.4%
850,700	@	Nextel Communications, Inc.	25,521,000
2,277,400	@	Qwest Communications Intl.	10,111,656

			35,632,656

		Total Common Stock (Cost $289,286,049)	336,753,139

Total Investments In Securities (Cost $289,286,049)*	98.4%	$336,753,139
Other Assets and Liabilities-Net	1.6	5,627,916

Net Assets	100.0%	$342,381,055

@	Non-income producing security
@@	Foreign issuer
*	Cost for federal income tax purposes is $289,497,438. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$48,979,328
Gross Unrealized Depreciation	(1,723,627)

Net Unrealized Appreciation	$47,255,701

At December 31, 2004, the following forward currency exchange contracts were outstanding for the ING Legg Mason Value Portfolio:

			In
		Settlement	Exchange		Unrealized
Currency	Buy/Sell	Date	For	Value	Appreciation

			USD
GBP
British Pound Sterling 21,302	Buy	01/05/2005	57,392	$57,591	$199

See Accompanying Notes to Financial Statements

ING LIMITED MATURITY BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Principal
Amount			Value

CORPORATE BONDS: 40.6%
		Auto Manufacturers: 1.0%
$4,934,000		DaimlerChrysler NA Holding Corp., 6.400%, due 05/15/06	$4,093,846

			4,093,846

		Banks: 5.6%
1,103,000	@@,C, #,L	Banco Santander Chile SA, 2.800%, due 12/09/09	1,105,680
5,000,000		Bank of America Corp., 5.250%, due 02/01/07	5,178,581
640,000	@@,C	Bank of Ireland, 2.770%, due 12/29/49	556,804
1,350,000	@@,C	HSBC Bank PLC, 2.839%, due 06/29/49	1,173,702
1,390,000	@@,C	Lloyds TSB Bank PLC, 2.090%, due 08/29/49	1,192,366
410,000	#	M&T Bank Corp., 3.850%, due 04/01/13	406,018
1,470,000	@@,C	National Westminster Bank PLC, 2.563%, due 11/29/49	1,254,752
440,000	@@,C	Societe Generale, 2.705%, due 11/29/49	378,811
2,380,000	@@,C	Standard Chartered PLC, 2.813%, due 11/29/49	1,897,493
1,950,000	@@,C	Standard Chartered PLC, 2.838%, due 12/29/49	1,569,750
2,000,000		Union Planters Bank NA, 5.125%, due 06/15/07	2,083,986
3,000,000		Wachovia Corp., 7.550%, due 08/18/05	3,085,743
2,000,000	L	Wells Fargo & Co., 5.250%, due 12/01/07	2,090,976
260,000	@@,C	Westpac Banking Corp., 2.338%, due 09/29/49	225,538

			22,200,200

		Beverages: 0.5%
2,000,000		PepsiAmericas, Inc., 3.875%, due 09/12/07	1,999,558

			1,999,558

		Chemicals: 1.0%
2,000,000		Chevron Phillips Chemical Co. LLC, 5.375%, due 06/15/07	2,074,324
1,596,000	@@,#	Sociedad Quimica y Minera de Chile SA, 7.700%, due 09/15/06	1,692,647

			3,766,971

		Diversified Financial Services: 9.7%
3,000,000	L,#	AIG SunAmerica Global Financing XII, 5.300%, due 05/30/07	3,118,593
2,000,000	L	Boeing Capital Corp., 5.750%, due 02/15/07	2,089,778
2,600,000		Capital One Bank, 6.875%, due 02/01/06	2,697,885
2,000,000		Caterpillar Financial Services Corp., 5.950%, due 05/01/06	2,069,742
1,000,000	L	Citigroup Global Markets Holdings, Inc., 6.500%, due 02/15/08	1,083,543
4,000,000		Citigroup, Inc., 5.000%, due 03/06/07	4,130,592
2,000,000		Ford Motor Credit Co., 6.500%, due 01/25/07	2,080,690
1,000,000		General Electric Capital Corp., 3.500%, due 08/15/07	998,594
3,000,000		General Electric Capital Corp., 5.350%, due 03/30/06	3,080,946
2,000,000	L	General Motors Acceptance Corp., 6.125%, due 08/28/07	2,060,498
6,000,000		Goldman Sachs Group, Inc., 7.625%, due 08/17/05	6,177,636
4,000,000		JP Morgan Chase & Co., 5.250%, due 05/30/07	4,160,716
4,000,000		Morgan Stanley, 5.800%, due 04/01/07	4,195,688

			37,944,901

		Electric: 4.2%
3,000,000		Boston Edison Co., 2.570%, due 10/15/05	3,010,148
2,000,000		Constellation Energy Group, Inc., 6.350%, due 04/01/07	2,114,900
2,000,000		Dominion Resources, Inc., 7.625%, due 07/15/05	2,047,750
1,287,000		NiSource Inc, 3.628%, due 11/01/06	1,286,070
715,000		Pacific Gas & Electric Co, 2.720%, due 04/03/06	715,640
1,329,979	#	Power Contract Financing LLC, 5.200%, due 02/01/06	1,342,682
2,000,000		PPL Electric Utilities Corp., 5.875%, due 08/15/07	2,103,616
2,498,000		Tampa Electric Co., 5.375%, due 08/15/07	2,600,181
1,383,000	#	TXU Energy Co. LLC, 2.838%, due 01/17/06	1,387,210

			16,608,197

		Food: 1.8%
2,000,000		General Mills, Inc., 5.125%, due 02/15/07	2,054,456
2,000,000		Kellogg Co., 6.000%, due 04/01/06	2,062,656
3,000,000		Kraft Foods, Inc., 5.250%, due 06/01/07	3,109,380

			7,226,492

		Healthcare — Services: 0.6%
2,300,000		Wellpoint Health Networks, 6.375%, due 06/15/06	2,395,692

			2,395,692

		Home Builders: 0.2%
920,000		Centex Corp., 4.750%, due 01/15/08	939,249

			939,249

		Insurance: 1.3%
2,000,000	L	Allstate Corp., 5.375%, due 12/01/06	2,066,950
2,000,000	#,L	Allstate Financial Global Funding, 7.125%, due 09/26/05	2,056,844
834,000		Prudential Financial, Inc., 4.104%, due 11/15/06	843,510

			4,967,304

		Investment Companies: 1.1%
4,000,000		Credit Suisse First Boston, 5.750%, due 04/15/07	4,194,852

			4,194,852

See Accompanying Notes to Financial Statements

ING LIMITED MATURITY BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount			Value

		Lodging: 1.0%
$3,000,000		Marriott Intl., Inc., 8.125%, due 04/01/05	$3,035,127
1,000,000		MGM Mirage, 6.950%, due 02/01/05	1,005,246

			4,040,373

		Media: 2.6%
1,000,000		AOL Time Warner, Inc., 6.150%, due 05/01/07	1,058,530
1,124,000		Clear Channel Communications, Inc., 3.125%, due 02/01/07	1,107,699
2,631,000		TCI Communications, Inc., 6.875%, due 02/15/06	2,723,377
3,000,000		Time Warner Inc, 6.125%, due 04/15/06	3,107,340
2,000,000		Viacom, Inc., 5.625%, due 05/01/07	2,092,138

			10,089,084

		Multi-National: 0.3%
1,038,000	@@	Corp. Andina de Fomento CAF, 7.250%, due 03/01/07	1,110,194

			1,110,194

		Oil and Gas: 1.0%
2,000,000		Ocean Energy, Inc., 4.375%, due 10/01/07	2,030,534
1,998,000	#,L	Pemex Project Funding Master Trust, 3.790%, due 06/15/10	2,054,943

			4,085,477

		Oil and Gas Services: 0.3%
1,189,000		Halliburton Co., 6.000%, due 08/01/06	1,231,796

			1,231,796

		Pipelines: 2.2%
1,812,000		Duke Capital LLC, 4.302%, due 05/18/06	1,834,480
1,072,000		Duke Capital LLC, 4.331%, due 11/16/06	1,085,933
1,000,000		Kinder Morgan Energy Partners LP, 5.350%, due 08/15/07	1,035,844
3,000,000		Kinder Morgan, Inc., 6.650%, due 03/01/05	3,019,643
1,700,000		Panhandle Eastern Pipe Line, 2.750%, due 03/15/07	1,665,471

			8,641,371

		Real Estate Investment Trusts: 1.1%
2,000,000		New Plan Excel Realty Trust, 5.875%, due 06/15/07	2,083,354
2,000,000	L	Simon Property Group LP, 6.375%, due 11/15/07	2,135,184

			4,218,538

		Retail: 0.3%
1,288,000	L	May Department Stores Co., 3.950%, due 07/15/07	1,290,946

			1,290,946

		Savings and Loans: 0.8%
3,000,000		Washington Mutual, Inc., 7.500%, due 08/15/06	3,188,256

			3,188,256

		Telecommunications: 2.9%
2,000,000		Ameritech Capital Funding, 7.500%, due 04/01/05	2,021,768
1,000,000		AT&T Wireless Services, Inc., 7.350%, due 03/01/06	1,046,430
1,543,000		AT&T Wireless Services, Inc., 7.500%, due 05/01/07	1,676,843
1,000,000	@@	Deutsche Telekom International Finance BV, 3.875%, due 07/22/08	999,098
4,000,000	L	Verizon Global Funding Corp., 4.000%, due 01/15/08	4,036,092
1,435,000		Verizon Wireless Capital LLC, 5.375%, due 12/15/06	1,487,065

			11,267,296

		Transportation: 1.1%
4,000,000		Union Pacific Corp., 6.790%, due 11/09/07	4,306,212

			4,306,212

		Total Corporate Bonds (Cost $157,087,362)	159,806,805

U.S. GOVERNMENT AGENCY OBLIGATIONS: 27.4%
		Federal Home Loan Bank: 1.0%
4,070,000		3.250%, due 12/17/07	4,046,687

			4,046,687

		Federal Home Loan Mortgage Corporation: 6.1%
1,068		3.125%, due 01/01/17	1,072
26,506		3.402%, due 07/01/24	27,103
5,818,289		4.500%, due 04/01/14	5,819,785
5,000,000		5.250%, due 01/15/06	5,108,385
5,500,000		5.500%, due 07/15/06	5,693,798
81,112		6.000%, due 06/01/11	85,124
81,677		6.000%, due 04/01/13	85,703
57,690		6.000%, due 04/01/13	60,534
1,836,000	S	6.500%, due 01/15/34	1,926,653
5,000,000		7.000%, due 07/15/05	5,112,520

			23,920,677

		Federal National Mortgage Association: 20.2%
40,000,000		3.000%, due 03/02/07	39,770,921
34,069		3.625%, due 12/01/17	34,948
3,000,000	L	5.500%, due 02/15/06	3,080,868
20,500,000	L	5.500%, due 05/02/06	21,114,836
2,500,000		5.750%, due 06/15/05	2,535,235
83,109		6.000%, due 02/01/13	87,320
132,044		6.000%, due 04/01/13	138,701
252,230		6.000%, due 07/01/16	264,549
354,703		6.000%, due 03/01/17	372,007
258,283		6.000%, due 05/01/17	270,883
198,263		6.000%, due 09/01/17	207,936
341,846		6.500%, due 10/01/32	358,915
1,899,864		6.500%, due 10/01/22	2,005,430
1,067,271		6.500%, due 02/01/29	1,127,420
629,773		7.000%, due 10/01/32	667,803
96,595		7.000%, due 10/01/32	102,428
7,000,000	L	7.000%, due 07/15/05	7,157,528
91,832		7.500%, due 08/01/27	98,576

			79,396,304

		Government National Mortgage Association: 0.1%
26,610		6.000%, due 12/15/08	27,736
25,800		6.000%, due 01/15/09	27,061
184,132		6.000%, due 04/15/13	194,315
56,242		7.500%, due 01/15/24	60,691
17,289		7.500%, due 07/15/27	18,615

See Accompanying Notes to Financial Statements

ING LIMITED MATURITY BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount			Value

		Government National Mortgage Association (continued)
$10,461		9.000%, due 12/15/26	$11,713
2,380		9.500%, due 03/15/20	2,689
38,244		9.500%, due 07/15/21	43,234

			386,054

		Total U.S. Government Agency Obligations (Cost $107,469,878)	107,749,722

U.S. TREASURY OBLIGATIONS: 19.6%
		U.S. Treasury Notes: 19.6%
52,701,000	L	3.000%, due 11/15/07	52,647,508
24,361,000	L,S	3.000%, due 11/15/07	24,218,269

		Total U.S. Treasury Obligations (Cost $76,902,027)	76,865,777

ASSET-BACKED SECURITIES: 8.0%
		Automobile Asset-Backed Securities: 2.6%
10,000,000		World Omni Auto Receivables Trust, 4.050%, due 07/15/09	10,077,511

			10,077,511

		Credit Card Asset-Backed Securities: 3.4%
7,705,000		Capital One Master Trust, 7.200%, due 08/15/08	7,860,349
4,500,000		Citibank Credit Card Issuance Trust, 2.550%, due 01/20/09	4,426,238
1,430,000		MBNA Credit Card Master Note Trust, 4.950%, due 06/15/09	1,477,384

			13,763,971

		Home Equity Asset-Backed Securities: 1.3%
5,000,000		Equity One ABS Inc, 2.481%, due 04/25/34	4,957,429

			4,957,429

		Other Asset-Backed Securities: 0.7%
1,600,000		Chase Funding Mortgage Loan Asset-Backed Certificates, 2.734%, due 09/25/24	1,588,098
1,090,000		Residential Asset Mortgage Products, Inc., 2.140%, due 02/25/30	1,083,201

			2,671,299

		Total Asset-Backed Securities (Cost $31,325,000)	31,470,210

COLLATERALIZED MORTGAGE OBLIGATIONS: 2.6%
		Commercial Mortgage-Backed Securities: 0.9%
1,355,000	L	Bear Stearns Commercial Mortgage Securities, 4.170%, due 01/12/41	1,364,360
2,048,263		Nationslink Funding Corp., 6.001%, due 08/20/30	2,069,144

			3,433,504

		Whole Loan Collateralized Mortgage Obligations: 1.7%
1,906,653		GSR Mortgage Loan Trust, 4.500%, due 08/25/19	1,921,434
4,730,806		MLCC Mortgage Investors Inc, 2.431%, due 05/25/29	4,723,160

			6,644,594

		Total Collateralized Mortgage Obligations (Cost $10,930,939)	10,078,098

Shares			Value

PREFERRED STOCK: 0.7%
		Banks: 0.7%
254	@,#, XX	DG Funding Trust	$2,724,945

		Total Preferred Stock (Cost $2,763,119)	2,724,945

		Total Long-Term Investments (Cost $386,478,325)	388,695,557

See Accompanying Notes to Financial Statements

ING LIMITED MATURITY BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount			Value

SHORT-TERM INVESTMENTS: 12.4%
		Repurchase Agreement: 0.4%
$1,572,000	S	Morgan Stanley Repurchase Agreement dated 12/31/04, 2.200%, due 01/03/05, $1,572,288 to be received upon repurchase (Collateralized by $1,670,000 Federal National Mortgage Association, 0.000%, Market Value plus accrued interest $1,628,250 due 11/04/05)	$1,572,000

		Securities Lending CollateralCC: 12.0%
47,095,000		The Bank of New York Institutional Cash Reserves Fund	47,095,000

		Total Short-Term Investments (Cost $48,667,000)	48,667,000

Total Investments In Securities (Cost $435,145,325)*	111.3%	$437,362,557
Other Assets and Liabilities-Net	(11.3)	(44,201,332)

Net Assets	100.0%	$393,161,225

@	Non-income producing security
@@	Foreign issuer
#	Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. These securities have been determined to be liquid under the guidelines established by the Funds’ Board of Directors/Trustees.
C	Bond may be called prior to maturity date.
S	Segregated securities for futures, when-issued or delayed delivery securities held at December 31, 2004.
XX	Value of securities obtained from one or more dealers making markets in the securities in accordance with the Fund’s valuation procedures.
cc	Securities purchased with cash collateral for securities loaned.
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
*	Cost for federal income tax purposes is $435,148,516. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$3,615,873
Gross Unrealized Depreciation	(1,401,832)

Net Unrealized Appreciation	$2,214,041

See Accompanying Notes to Financial Statements

ING LIQUID ASSETS PORTFOLIO(1)
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Principal
Amount			Value

CERTIFICATES OF DEPOSIT: 4.6%
$8,200,000		ABN Amro Bank NV, 2.335%, due 03/18/05	$8,199,659
17,500,000	@@	Barclays Bank PLC, 1.913%, due 02/03/05	17,500,083
4,000,000		HSBC Bank USA NA, 1.555%, due 04/22/05	4,000,000
8,000,000		Royal Bank of Canada, 2.350%, due 03/30/05	7,999,697

		Total Certificates Of Deposit (Cost $37,699,439)	37,699,439

COLLATERALIZED MORTGAGE OBLIGATIONS: 7.7%
9,100,000	@@,#	Blue Heron Funding Ltd., 2.443%, due 05/18/05	9,100,000
8,000,000	@@,#	Blue Heron Funding Ltd., 2.443%, due 03/18/05	8,000,000
8,000,000	@@,#	Blue Heron Funding Ltd., 2.448%, due 02/23/05	8,000,000
10,200,000	@@,#	Cheyne High Grade ABS CDO Ltd., 2.280%, due 11/10/05	10,200,000
9,500,000	@@, #,I	Newcastle CDO I Ltd., 2.447%, due 10/24/05	9,500,000
9,500,000	@@,#	Putnam Structured Product CDO, 2.423%, due 02/15/05	9,500,000
8,200,000	@@,#	Whitehawk CDO Funding Ltd., 2.520%, due 03/15/05	8,200,000

		Total Collateralized Mortgage Obligations (Cost $62,500,000)	62,500,000

COMMERCIAL PAPER: 26.5%
5,300,000	@@	ASB Bank Ltd., 2.280%, due 02/02/05	5,288,929
21,900,000		BellSouth Corp., 1.610%, due 01/05/05	21,895,117
12,000,000		Concord Minuteman Cap B, 2.380%, due 01/11/06	11,999,812
17,000,000		Concord Minutemen Cap, 2.210%, due 01/13/05	16,986,458
9,500,000		Concord Minutemen Cap, 2.350%, due 01/09/06	9,500,000
10,400,000		Credit Suisse First Boston Corp., 1.830%, due 01/12/05	10,393,644
33,300,000		Crown Point Capital Co., 2.020%, due 03/08/05	33,175,277
10,300,000		Galaxy Funding, 1.880%, due 01/13/05	10,292,996
10,600,000	#	Goldman Sachs Group LP, 2.388%, due 07/29/05	10,600,000
10,300,000		Greenwich Capital Holdings, Inc., 2.358%, due 01/14/05	10,300,000
6,850,000		Monument Gardens, 2.300%, due 01/24/05	6,839,540
3,639,000		Monument Gardens, 2.290%, due 01/24/05	3,633,420
8,300,000		St. Germain Holdings Ltd., 2.230%, due 01/18/05	8,290,750
8,000,000		Thunder Bay Funding, 2.020%, due 01/10/05	7,995,520
6,000,000		Thunder Bay Funding, 2.260%, due 01/26/05	5,990,208
8,500,000		Tulip Funding Corp., 2.130%, due 01/10/05	8,494,985
6,300,000		Tulip Funding Corp., 2.240%, due 01/19/05	6,292,566
18,800,000		Verizon Global Funding, 2.600%, due 01/13/06	18,800,000
8,000,000		Wells Fargo Bank, NA, 2.420%, due 01/07/05	8,000,000

		Total Commercial Paper (Cost $214,769,222)	214,769,222

CORPORATE BONDS/NOTES: 46.8%
7,000,000		ABN AMRO Bank NV, 1.170%, due 01/03/05	6,999,526
6,950,000	#	American General Financial, 2.403%, due 01/06/06	6,950,000
4,000,000	#	American Honda Finance Corp., 2.140%, due 04/11/05	4,000,335
4,900,000	#	American Honda Finance Corp., 2.370%, due 05/16/05	4,901,194
11,250,000	#	American Honda Finance Corp., 2.386%, due 02/11/05	11,251,736
12,250,000		Associates Corp. Of North America, 2.649%, due 06/27/05	12,257,881
13,900,000		Bank One Corp., 7.625%, due 08/01/05	14,303,566
13,700,000		Bank One NA, 2.558%, due 07/26/05	13,713,950
10,900,000		Bear Stearns Cos., Inc., 2.351%, due 01/05/06	10,900,000
11,750,000		Bear Stearns Cos., Inc., 2.428%, due 01/28/06	11,750,000
10,400,000		Bear Stearns Cos., Inc., 2.460%, due 11/28/05	10,407,379
5,000,000		Bellsouth Telecommunications, Inc., 2.498%, due 01/04/05	5,000,000
6,500,000		Citigroup Global Markets Holdings, Inc., 2.230%, due 01/27/05	6,500,717
11,400,000		Credit Suisse First Boston USA, Inc., 2.508%, due 01/14/05	11,401,778
8,300,000		Credit Suisse First Boston USA, Inc., 2.510%, due 02/08/05	8,302,506
32,765,000		First Union Corp., 2.840%, due 03/31/05	32,797,054
13,000,000		General Electric Capital Corp., 2.460%, due 01/09/06	13,000,000
12,050,000		General Electric Capital Corp., 2.615%, due 03/15/05	12,054,511
12,000,000	#	Goldman Sachs Group LP, 2.393%, due 01/13/06	12,000,000
3,700,000	@@,#	HBOS Treasury Services PLC, 2.270%, due 12/30/05	3,700,000
14,000,000	@@,#	HBOS Treasury Services PLC, 2.550%, due 01/24/06	14,000,000
6,100,000		JPMorgan Chase & Co., 2.769%, due 03/29/05	6,103,636
17,150,000		Merrill Lynch & Co., Inc., 1.978%, due 01/05/05	17,150,021
10,000,000		Merrill Lynch & Co., Inc., 2.510%, due 08/24/05	10,010,199
23,000,000	#,I	Money Market Trust Series A, 2.478%, due 01/09/06	23,000,000
11,200,000		Morgan Stanley, 2.523%, due 08/15/05	11,208,980
2,700,000		PNC Bank NA, 2.510%, due 05/18/05	2,702,462
6,250,000	#	The Bank of New York Co., Inc., 2.438%, due 01/27/06	6,250,000
6,300,000		Toyota Motor Credit Corp., 2.200%, due 02/07/05	6,300,286
17,900,000		Verizon Global Funding Corp., 6.750%, due 12/01/05	18,530,871
20,600,000		Wal-Mart Stores, Inc., 2.296%, due 02/22/05	20,600,649
4,800,000		Washington Mutual Bank, 2.060%, due 07/18/05	4,800,000
7,650,000		Wells Fargo & Co., 2.310%, due 02/02/06	7,650,103

See Accompanying Notes to Financial Statements

ING LIQUID ASSETS PORTFOLIO(1)
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount		Value

$13,100,000	Wells Fargo & Co., 2.579%, due 09/29/05	$13,106,535
5,200,000	Westpac Banking Corp., 2.450%, due 01/11/06	5,200,000

	Total Corporate Bonds/Notes (Cost $378,805,876)	378,805,875

U.S. GOVERNMENT AGENCY OBLIGATIONS: 8.7%
8,300,000	1.400%, due 02/25/05	8,300,000
7,500,000	1.400%, due 02/25/05	7,500,000
7,800,000	1.425%, due 04/04/05	7,800,000
4,900,000	1.470%, due 02/28/05	4,900,000
7,500,000	1.500%, due 02/14/05	7,500,000
4,900,000	1.500%, due 03/01/05	4,900,000
8,200,000	1.550%, due 05/04/05	8,200,000
7,700,000	1.600%, due 03/01/05	7,700,000
5,000,000	1.600%, due 05/16/05	5,000,000
3,800,000	1.610%, due 05/13/05	3,800,000
5,100,000	1.630%, due 01/03/05	5,100,000

	Total U.S. Government Agency Obligations (Cost $70,700,000)	70,700,000

REPURCHASE AGREEMENT: 5.7%
46,186,000	Goldman Sachs Repurchase Agreement dated 12/31/04, 2.230%, due 01/03/05, $46,194,583 to be received upon repurchase (Collateralized by $47,408,000 Federal National Mortgage Association, 0.000%-4.125%, Market Value plus accrued interest $47,110,142, due 06/30/11-03/29/19	$46,186,000

	Total Repurchase Agreement (Cost $46,186,000)	46,186,000

Total Investments In Securities (Cost $810,660,536)*	100.0%	$810,660,536
Other Assets and Liabilities-Net	0.0	393,240

Net Assets	100.0%	$811,053,776

(1)	All securities with a maturity date greater than 13 months have either a variable rate, demand feature, prerefunded, optional or mandatory put resulting in an effective maturity of one year or less. Rate Shown reflects current rate.
@@	Foreign issuer
#	Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. Unless otherwise indicated, these securities have been determined to be liquid under the guidelines established by the Funds’ Board of Directors/ Trustees.
##	Illiquid and restricted securities
I	Illiquid security
*	Cost for federal income tax purposes is the same as for financial statement purposes.

See Accompanying Notes to Financial Statements

ING MARSICO GROWTH PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 97.6%
		Advertising: 0.5%
63,260	@,L	Getty Images, Inc.	$4,355,451

			4,355,451

		Aerospace/Defense: 1.8%
108,591		General Dynamics Corp.	11,358,619
93,669		Lockheed Martin Corp.	5,203,313

			16,561,932

		Agriculture: 0.6%
103,662		Monsanto Co.	5,758,424

			5,758,424

		Apparel: 2.4%
241,445		Nike, Inc.	21,896,647

			21,896,647

		Banks: 0.4%
81,216		UCBH Holdings, Inc.	3,721,317

			3,721,317

		Beverages: 0.7%
122,803		PepsiCo, Inc.	6,410,317

			6,410,317

		Biotechnology: 5.3%
876,153	@,L	Genentech, Inc.	47,697,769

			47,697,769

		Computers: 2.3%
497,432	@	Dell, Inc.	20,961,784

			20,961,784

		Cosmetics/Personal Care: 3.0%
490,244		Procter & Gamble Co.	27,002,640

			27,002,640

		Diversified Financial Services: 18.1%
55,249	L	Chicago Mercantile Exchange Holdings, Inc.	12,635,446
861,170		Citigroup, Inc.	41,491,171
837,858		Countrywide Financial Corp.	31,009,125
153,743		Goldman Sachs Group, Inc.	15,995,422
259,933		Merrill Lynch & Co., Inc.	15,536,195
890,769		SLM Corp.	47,558,156

			164,225,515

		Healthcare — Products: 7.9%
332,208	@	Boston Scientific Corp.	11,809,994
265,560		Medtronic, Inc.	13,190,365
429,762	@	St. Jude Medical, Inc.	18,019,921
43,605	@	Wright Medical Group, Inc.	1,242,743
333,608	@,L	Zimmer Holdings, Inc.	26,728,673

			70,991,696

		Healthcare — Services: 9.7%
2,500		Aetna, Inc.	311,875
48,292	@,L	Pacificare Health Systems, Inc.	2,729,464
152,076		Quest Diagnostics, Inc.	14,530,862
792,577		UnitedHealth Group, Inc.	69,770,552
1,700	@	WellPoint, Inc.	195,500

			87,538,253

		Home Builders: 3.9%
63,087		KB Home	6,586,283
297,971		Lennar Corp. Class A	16,888,996
14,868		Lennar Corp. Class B	776,258
126,699		Mdc Holdings, Inc.	10,951,862

			35,203,399

		Internet: 3.7%
283,402	@	eBay, Inc.	32,953,985

			32,953,985

		Iron/Steel: 0.1%
20,043	L	United States Steel Corp.	1,027,204

			1,027,204

		Leisure Time: 2.3%
35,990	L	Brunswick Corp.	1,781,505
20,088		Harley-Davidson, Inc.	1,220,346
319,783		Royal Caribbean Cruises Ltd.	17,408,987

			20,410,838

		Lodging: 1.1%
61,175	@	MGM Mirage	4,449,870
83,705	@	Wynn Resorts Ltd.	5,601,538

			10,051,408

		Machinery — Construction and Mining: 3.4%
311,625		Caterpillar, Inc.	30,386,554

			30,386,554

		Miscellaneous Manufacturing: 7.0%
1,158,603		General Electric Co.	42,289,009
581,059	@@	Tyco Intl., Ltd.	20,767,049

			63,056,058

		Pharmaceuticals: 1.3%
31,272		Cardinal Health, Inc.	1,818,467
360,146		Pfizer, Inc.	9,684,326

			11,502,793

		Retail: 8.2%
217,665	@	Bed Bath & Beyond, Inc.	8,669,597
194,686		CVS Corp.	8,774,498
452,942		Lowe’s Cos., Inc.	26,084,929
87,168	@,L	Starbucks Corp.	5,435,796
249,078		Target Corp.	12,934,621
138,941		Tiffany & Co.	4,441,944
154,125		Yum! Brands, Inc.	7,271,618

			73,613,003

		Software: 3.5%
445,476	@	Electronic Arts, Inc.	27,476,959
155,584		Microsoft Corp.	4,155,649

			31,632,608

		Telecommunications: 6.9%
1,028,785		QUALCOMM, Inc.	43,620,483
260,136	@,@@,L	Telefonaktiebolaget LM Ericsson ADR	8,191,683
254,660		Verizon Communications, Inc.	10,316,277

			62,128,443

		Transportation: 3.5%
320,029		FedEx Corp.	31,519,656

			31,519,656

		Total Common Stock (Cost $633,961,042)	880,607,694

See Accompanying Notes to Financial Statements

ING MARSICO GROWTH PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount		Value

SHORT-TERM INVESTMENTS: 6.5%

U.S. GOVERNMENT AGENCY OBLIGATIONS: 2.3%
	Federal Home Loan Bank: 2.3%
$21,000,000	6.467%, due 01/03/05	$20,998,250

	Total U.S. Government Agency Obligations (Cost $20,998,833)	20,998,250

	Securities Lending CollateralCC: 4.2%
37,677,000	The Bank of New York Institutional Cash Reserves Fund	37,677,000

	Total Short-Term Investments (Cost $58,675,833)	58,675,250

Total Investments in Securities (Cost $692,636,875)*	104.1%	$939,282,944
Other Assets and Liabilities-Net	(4.1)	(36,701,471)

Net Assets	100.0%	$902,581,473

@	Non-income producing security
@@	Foreign issuer
ADR	American Depositary Receipt
cc	Securities purchased with cash collateral for securities loaned.
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
*	Cost for federal Income tax purposes is $693,855,023. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$245,976,187
Gross Unrealized Depreciation	(548,266)

Net Unrealized Appreciation	$245,427,921

See Accompanying Notes to Financial Statements

ING MERCURY FOCUS VALUE PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 93.1%
		Aerospace/Defense: 5.3%
106,300		Goodrich Corp.	$3,469,632
80,800		Raytheon Co.	3,137,464

			6,607,096

		Banks: 4.4%
65,500		Mellon Financial Corp.	2,037,705
104,000		The Bank of New York Co., Inc.	3,475,680

			5,513,385

		Chemicals: 2.9%
26,800		E.I. du Pont EI de Nemours & Co.	1,314,540
130,400	@	UAP Holding Corp	2,252,008

			3,566,548

		Commercial Services: 0.1%
3,400	@	Macquarie Infrastructure Co. Trust	99,790

			99,790

		Computers: 8.7%
110,200		Electronic Data Systems Corp.	2,545,620
191,000		Hewlett-Packard Co.	4,005,270
77,000	@,@@	Seagate Technology, Inc.	1,329,790
295,300	@	Unisys Corp.	3,006,154

			10,886,834

		Cosmetics/Personal Care: 3.0%
56,500		Kimberly-Clark Corp.	3,718,265

			3,718,265

		Diversified Financial Services: 9.8%
97,100		Citigroup, Inc.	4,678,278
12,000		Goldman Sachs Group, Inc.	1,248,480
80,296		J.P. Morgan Chase & Co.	3,132,347
58,100		Morgan Stanley	3,225,712

			12,284,817

		Food: 3.3%
29,000		General Mills, Inc.	1,441,590
39,700	@@	Unilever NV	2,648,387

			4,089,977

		Healthcare — Services: 1.9%
261,300	@	Beverly Enterprises, Inc.	2,390,895

			2,390,895

		Insurance: 4.9%
35,300		Hartford Financial Services Group, Inc.	2,446,643
99,708		St. Paul Travelers Cos., Inc.	3,696,176

			6,142,819

		Media: 10.0%
67,300	@	Comcast Corp.	2,210,132
5,000		Dow Jones & Co., Inc.	215,300
355,416	@	Liberty Media Corp.	3,902,468
125,900	@	Time Warner, Inc.	2,447,496
100,600		Viacom, Inc.	3,660,834

			12,436,230

		Mining: 2.6%
104,100		Alcoa, Inc.	3,270,822

			3,270,822

		Miscellaneous Manufacturing: 4.0%
78,400		General Electric Co.	2,861,600
59,900		Honeywell Intl., Inc.	2,121,059

			4,982,659

		Oil and Gas: 10.6%
77,600		Exxon Mobil Corp.	3,977,776
147,500		GlobalSantaFe Corp.	4,883,724
115,300	@	Rowan Cos., Inc.	2,986,270
21,200	@@	Royal Dutch Petroleum Co.	1,216,456

			13,064,226

		Oil and Gas Services: 1.1%
68,600	@	Grant Prideco, Inc.	1,375,430

			1,375,430

		Pharmaceuticals: 1.8%
47,800	@@	GlaxoSmithKline PLC ADR	2,265,242

			2,265,242

		Retail: 2.9%
133,700		Foot Locker, Inc.	3,600,541

			3,600,541

		Semiconductors: 4.7%
27,500	@	Advanced Micro Devices, Inc.	605,550
1,661,700	@	Agere Systems, Inc.	2,243,295
558,400	@	LSI Logic Corp.	3,060,032

			5,908,877

		Software: 4.5%
157,300	@	BEA Systems, Inc.	1,393,678
187,000	@	Borland Software Corp.	2,184,160
341,400	@	Parametric Technology Corp.	2,010,846

			5,588,684

		Telecommunications: 2.0%
224,300	@	3Com Corp.	935,331
66,300	@	Extreme Networks	434,265
47,500		Sprint Corp.	1,180,375

			2,549,971

		Toys/Games/Hobbies: 2.2%
286,100		Topps Co.	2,789,475

			2,789,475

		Transportation: 2.4%
84,300		Norfolk Southern Corp.	3,050,817

			3,050,817

		Total Common Stock (Cost $109,529,795)	116,183,400

Total Investments In Securities (Cost $109,529,795)*	93.1%	$116,183,400
Other Assets and Liabilities-Net	6.9	8,658,896

Net Assets	100.0%	$124,842,296

@	Non-income producing security
@@	Foreign issuer
ADR	American Depositary Receipt
*	Cost for federal income tax purposes is $109,871,881. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$8,720,687
Gross Unrealized Depreciation	(2,409,168)

Net Unrealized Appreciation	$6,311,519

See Accompanying Notes to Financial Statements

ING MERCURY LARGE CAP GROWTH PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 99.7%
		Advertising: 1.0%
3,100	@	Getty Images, Inc.	$213,435

			213,435

		Aerospace/Defense: 2.6%
6,700		Boeing Co.	346,859
1,900		General Dynamics Corp.	198,740

			545,599

		Apparel: 0.9%
3,000	@	Timberland Co.	188,010

			188,010

		Biotechnology: 1.0%
7,900	@	Celgene Corp.	209,587

			209,587

		Commercial Services: 1.0%
4,500	@	ITT Educational Services, Inc.	213,975

			213,975

		Computers: 7.2%
3,800	@	Affiliated Computer Services, Inc.	228,722
4,000	@	Apple Computer, Inc.	257,600
14,300	@	Dell, Inc.	602,602
3,200	@	NCR Corp.	221,536
6,800	@	Storage Technology Corp.	214,948

			1,525,408

		Cosmetics/Personal Care: 1.8%
7,000		Gillette Co.	313,460
1,300		Procter & Gamble Co.	71,604

			385,064

		Distribution/Wholesale: 1.0%
10,400	@	Ingram Micro, Inc.	216,320

			216,320

		Diversified Financial Services: 2.0%
14,800	@	E*TRADE Financial Corp.	221,260
12,000	@	Providian Financial Corp.	197,640

			418,900

		Electric: 0.9%
9,800	@	Allegheny Energy, Inc.	193,158

			193,158

		Electronics: 0.2%
1,600		PerkinElmer, Inc.	35,984

			35,984

		Hand/Machine Tools: 1.1%
2,700		Black & Decker Corp.	238,491

			238,491

		Healthcare — Products: 6.5%
3,200		Bausch & Lomb, Inc.	206,272
4,400		Becton Dickinson & Co.	249,920
14,400		Johnson & Johnson	913,248

			1,369,440

		Healthcare — Services: 4.2%
1,900		Aetna, Inc.	237,025
4,500	@	Laboratory Corp of America Holdings	224,190
3,800	@	PacifiCare Health Systems, Inc.	214,776
2,300		Quest Diagnostics, Inc.	219,765

			895,756

		Home Builders: 1.1%
300	@	NVR, Inc.	230,820

			230,820

		Home Furnishings: 1.1%
1,900		Harman Intl. Industries, Inc.	241,300

			241,300

		Housewares: 0.8%
6,900		Newell Rubbermaid, Inc.	166,911

			166,911

		Insurance: 2.2%
4,400		Prudential Financial, Inc.	241,824
4,600		W.R. Berkley Corp.	216,982

			458,806

		Internet: 4.6%
5,800	@	CheckFree Corp.	220,864
8,100	@	McAfee, Inc.	234,333
10,800	@	Symantec Corp.	278,208
17,900	@	TIBCO Software Inc	238,786

			972,191

		Iron/Steel: 1.1%
4,500		Nucor Corp.	235,530

			235,530

		Leisure Time: 1.1%
3,300		Polaris Industries, Inc.	224,466

			224,466

		Machinery — Diversified: 2.2%
5,900		Graco, Inc.	220,365
4,900		Rockwell Automation, Inc.	242,795

			463,160

		Metal Fabricate/Hardware: 2.0%
8,100		Timken Co.	210,762
10,800		Worthington Industries, Inc.	211,464

			422,226

		Mining: 0.9%
1,900		Phelps Dodge Corp.	187,948

			187,948

		Miscellaneous Manufacturing: 1.0%
5,600		Brink’s Co.	221,312

			221,312

		Office/Business Equipment: 1.1%
13,300	@	Xerox Corp.	226,233

			226,233

		Oil and Gas: 2.0%
2,500		Anadarko Petroleum Corp.	162,025
5,100		Burlington Resources, Inc.	221,850
500	@	Newfield Exploration Co.	29,525

			413,400

		Oil and Gas Services: 1.2%
6,700		Halliburton Co.	262,908

			262,908

		Packaging and Containers: 1.1%
5,100		Ball Corp.	224,298

			224,298

See Accompanying Notes to Financial Statements

ING MERCURY LARGE CAP GROWTH PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Pharmaceuticals: 4.6%
36,100		Pfizer, Inc.	$970,729

			970,729

		Retail: 17.8%
5,000		Abercrombie & Fitch Co.	234,750
5,000		American Eagle Outfitters, Inc.	235,500
4,600		Best Buy Co., Inc.	273,332
13,800		Circuit City Stores, Inc.	215,832
9,100		Claire’s Stores, Inc.	193,375
4,500		Costco Wholesale Corp.	217,845
7,800		Darden Restaurants, Inc.	216,372
10,400		Gap, Inc.	219,648
12,300		Home Depot, Inc.	525,702
8,600	@	Limited Brands, Inc.	197,972
6,500		Michaels Stores, Inc.	194,805
5,000		Nordstrom, Inc.	233,650
6,000		PETsMART, Inc.	213,180
8,200		Staples, Inc.	276,422
4,800	@	Urban Outfitters, Inc.	213,120
1,600		Wal-Mart Stores, Inc.	84,512

			3,746,017

		Semiconductors: 5.1%
10,200	@	Advanced Micro Devices, Inc.	224,604
5,700	@	Cree, Inc.	228,456
27,000		Intel Corp.	631,530

			1,084,590

		Software: 9.0%
4,200		Adobe Systems, Inc.	263,508
6,300		Autodesk, Inc.	239,085
25,400	@	BEA Systems, Inc.	225,044
11,400	@	BMC Software, Inc.	212,040
1,100	@	Intuit, Inc.	48,411
12,700		Microsoft Corp.	339,217
28,000	@	Oracle Corp.	384,160
2,300	@	Pixar, Inc.	196,903

			1,908,368

		Telecommunications: 5.0%
4,100	@	Cisco Systems, Inc.	79,130
3,200		Harris Corp.	197,728
21,100		Motorola, Inc.	362,920
26,000	@	Tellabs, Inc.	223,340
5,900	@	West Corp.	195,349

			1,058,467

		Transportation: 3.3%
3,900		CNF, Inc.	195,390
3,000		FedEx Corp.	295,470
4,600		JB Hunt Transport Services, Inc.	206,310

			697,170

		Total Common Stock (Cost $18,682,805)	21,065,977

Total Investments In Securities (Cost $18,682,805)*	99.7%	$21,065,977
Other Assets and Liabilities-Net	0.3	53,145

Net Assets	100.0%	$21,119,122

@	Non-income producing security
*	Cost for federal income tax purposes is $18,715,332. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$2,573,450
Gross Unrealized Depreciation	(222,805)

Net Unrealized Appreciation	$2,350,645

See Accompanying Notes to Financial Statements

ING MFS MID CAP GROWTH PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 98.4%
		Advertising: 3.1%
263,050	@,L	Getty Images, Inc.	$18,110,993
360,040	@,L	Interpublic Group of Cos., Inc.	4,824,536
41,250	@	Lamar Advertising Co.	1,764,675

			24,700,204

		Agriculture: 0.8%
106,360		Monsanto Co.	5,908,298

			5,908,298

		Airlines: 1.0%
325,478	@,L	JetBlue Airways Corp.	7,557,599

			7,557,599

		Apparel: 0.9%
129,200	@	Coach, Inc.	7,286,880

			7,286,880

		Banks: 0.9%
134,460		Investors Financial Services Corp.	6,720,311

			6,720,311

		Biotechnology: 5.9%
123,580	@,L	Celgene Corp.	3,278,577
275,570	@	Genzyme Corp.	16,002,350
64,540	@	Invitrogen Corp.	4,332,570
426,690	@	MedImmune, Inc.	11,567,566
221,300	@,L	Millipore Corp.	11,022,953

			46,204,016

		Building Materials: 0.4%
81,750	@	American Standard Cos., Inc.	3,377,910

			3,377,910

		Commercial Services: 5.7%
149,080	@	Alliance Data Systems Corp.	7,078,318
143,970	@	Apollo Group, Inc.	11,619,820
175,040	@	Career Education Corp.	7,001,600
151,477		Corporate Executive Board Co.	10,139,870
44	@	Corrections Corp. of America	1,780
86,030		Manpower, Inc.	4,155,249
152,580		Robert Half Intl., Inc.	4,490,429

			44,487,066

		Computers: 3.1%
290,160	@	Ceridian Corp.	5,304,125
196,030	@	DST Systems, Inc.	10,217,083
107,230	@	Lexmark Intl., Inc.	9,114,550

			24,635,758

		Diversified Financial Services: 3.1%
391,940	@	Ameritrade Holding Corp.	5,573,387
152,150	@	E*TRADE Financial Corp.	2,274,643
226,630		Legg Mason, Inc.	16,602,913

			24,450,943

		Electronics: 4.2%
200,270	@,L	Fisher Scientific Intl.	12,492,843
202,980	@	Thermo Electron Corp.	6,127,966
315,270	@	Waters Corp.	14,751,483

			33,372,292

		Entertainment: 1.0%
227,530		International Game Technology	7,822,481

			7,822,481

		Healthcare — Products: 8.0%
199,950		C.R. Bard, Inc.	12,792,801
721,100	@	Cytyc Corp.	19,880,727
201,060		Dentsply Intl., Inc.	11,299,572
145,020	@	Gen-Probe, Inc.	6,556,354
80,920		Guidant Corp.	5,834,332
23,400	@,@@	Synthes Inc.	2,623,780
384,900	@,L	Thoratec Corp.	4,010,658

			62,998,224

		Healthcare — Services: 1.4%
323,190	@	Community Health Systems, Inc.	9,010,537
200,620	@,L	Tenet Healthcare Corp.	2,202,808

			11,213,345

		Internet: 5.7%
314,170	@,@@	Check Point Software Technologies	7,738,007
78,660	@	F5 Networks, Inc.	3,832,315
388,722	@,L	IAC/ InterActiveCorp	10,736,502
215,020	@	McAfee, Inc.	6,220,529
264,460	@	Monster Worldwide, Inc.	8,896,434
289,720	@,L	Symantec Corp.	7,463,187

			44,886,974

		Leisure Time: 2.2%
238,150	L	Royal Caribbean Cruises Ltd.	12,964,886
138,920	@,L	WMS Industries, Inc.	4,659,377

			17,624,263

		Lodging: 0.6%
46,900	@@	Four Seasons Hotels, Inc.	3,835,951
20,950	@,L	Las Vegas Sands Corp.	1,005,600

			4,841,551

		Media: 7.8%
953,900	@	Citadel Broadcasting Corp.	15,434,101
291,583	@	Echostar Communications Corp.	9,692,219
142,640	@	Entercom Communications Corp.	5,119,350
657,830	@	Gemstar-TV Guide International Inc.	3,894,354
107,010	@@	Grupo Televisa SA ADR	6,474,105
136,090		Meredith Corp.	7,376,078
199,830	@	Radio One, Inc.	3,217,263
193,910	@,L	Univision Communications, Inc.	5,675,746
171,790	@	Westwood One, Inc.	4,626,305

			61,509,521

		Mining: 0.4%
77,530	@@	Aber Diamond Corp.	2,746,858

			2,746,858

		Miscellaneous Manufacturing: 1.4%
72,020		Eaton Corp.	5,211,367
97,600		Roper Industries, Inc.	5,931,152

			11,142,519

		Oil and Gas: 0.8%
189,440		GlobalSantaFe Corp.	6,272,358

			6,272,358

See Accompanying Notes to Financial Statements

ING MFS MID CAP GROWTH PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Oil and Gas Services: 2.0%
144,520		BJ Services Co.	$6,725,961
125,700	@,L	Cooper Cameron Corp.	6,763,917
59,170	L	Halliburton Co.	2,321,831

			15,811,709

		Pharmaceuticals: 6.8%
119,110	L	Allergan, Inc.	9,656,248
267,280	@	Endo Pharmaceuticals Holdings, Inc.	5,618,226
314,650	@	Gilead Sciences, Inc.	11,009,604
183,510	@,L	ImClone Systems, Inc.	8,456,141
432,900		Medicis Pharmaceutical Corp.	15,199,118
68,560	@,L	Neurocrine Biosciences, Inc.	3,380,008

			53,319,345

		Retail: 5.8%
520,370	@,L	99 Cents Only Stores	8,409,179
260,565	@,L	Cheesecake Factory, Inc.	8,460,546
217,550	L	Family Dollar Stores, Inc.	6,794,087
220,248	L	PETsMART, Inc.	7,825,411
267,090	L	Tiffany & Co.	8,538,867
236,000		TJX Cos., Inc.	5,930,680

			45,958,770

		Savings and Loans: 0.5%
169,340		Sovereign Bancorp, Inc.	3,818,617

			3,818,617

		Semiconductors: 6.9%
159,400		Analog Devices, Inc.	5,885,048
143,650	@	Broadcom Corp.	4,637,022
295,640	@	Integrated Circuit Systems, Inc.	6,184,789
106,470	@	KLA-Tencor Corp.	4,959,373
130,230	@,@@	Marvell Technology Group Ltd.	4,619,258
407,830	@	Novellus Systems, Inc.	11,374,378
822,180	@,L	PMC — Sierra, Inc.	9,249,525
256,080		Xilinx, Inc.	7,592,772

			54,502,165

		Software: 6.6%
263,500	@,L	Citrix Systems, Inc.	6,463,655
161,220	@	Electronic Arts, Inc.	9,944,050
88,690	@	Intuit, Inc.	3,903,247
282,050	@,L	Mercury Interactive Corp.	12,847,378
42,070	@	NAVTEQ Corp.	1,950,365
289,980	@,L	Red Hat, Inc.	3,871,233
463,490	@	Veritas Software Corp.	13,232,639

			52,212,567

		Telecommunications: 10.8%
508,540	@,@@	Amdocs Ltd.	13,349,175
729,800	@,L	American Tower Corp.	13,428,320
557,850	@,L	Comverse Technology, Inc.	13,639,433
477,760	@,L	Crown Castle Intl. Corp.	7,949,926
90,780		Harris Corp.	5,609,296
304,899	@,L	Juniper Networks, Inc.	8,290,204
139,228	@,L	NTL, Inc.	10,158,075
197,580	@,L	Spectrasite, Inc.	11,439,882

			83,864,311

		Transportation: 0.6%
82,250		Expeditors Intl. Washington, Inc.	4,596,130

			4,596,130

		Total Common Stock (Cost $618,163,569)	773,842,985

Principal
Amount		Value

U.S. GOVERNMENT AGENCY OBLIGATIONS: 1.7%
	Other: 1.7%
$13,266,000	Fannie Mae Discount Notes, 1.250%, due 01/03/05	$13,264,618

	Total U.S. Government Agency Obligations (Cost $13,265,079)	13,264,618

	Total Long-Term Investments (Cost $631,428,648)	787,107,603

SHORT-TERM INVESTMENTS: 18.9%
	Securities Lending CollateralCC: 18.9%
149,052,000	The Bank of New York Institutional Cash Reserves Fund	149,052,000

	Total Short-Term Investments (Cost $149,052,000)	149,052,000

Total Investments In Securities (Cost $780,480,648)*	119%	$936,159,603
Other Assets and Liabilities-Net	(19)	(149,781,525)

Net Assets	100.0%	$786,378,078

@	Non-income producing security
@@	Foreign issuer
ADR	American Depositary Receipt
cc	Securities purchased with cash collateral for securities loaned.
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
*	Cost for federal income tax purposes is $786,145,964. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$161,191,371
Gross Unrealized Depreciation	(11,177,732)

Net Unrealized Appreciation	$150,013,639

See Accompanying Notes to Financial Statements

ING MFS TOTAL RETURN PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 59.6%
		Advertising: 0.2%
179,800	@,L	Interpublic Group of Cos., Inc.	$2,409,320

			2,409,320

		Aerospace/Defense: 1.8%
294,000		Lockheed Martin Corp.	16,331,700
77,600		Northrop Grumman Corp.	4,218,336
63,500	L	United Technologies Corp.	6,562,725

			27,112,761

		Agriculture: 1.1%
209,810		Altria Group, Inc.	12,819,391
75,470		Monsanto Co.	4,192,359

			17,011,750

		Airlines: 0.1%
116,270		Southwest Airlines Co.	1,892,876

			1,892,876

		Auto Manufacturers: 0.1%
47,400	@,@@	Toyota Motor Corp.	1,945,274

			1,945,274

		Banks: 4.9%
576,984		Bank of America Corp.	27,112,479
507,550	L	Mellon Financial Corp.	15,789,881
264,100	L	PNC Financial Services Group, Inc.	15,169,904
153,680	L	SunTrust Banks, Inc.	11,353,878
115,057		U.S. Bancorp	3,603,585
33,520		Wells Fargo & Co.	2,083,268

			75,112,995

		Beverages: 0.6%
93,550	@,@@	Diageo PLC	1,336,173
152,030		PepsiCo, Inc.	7,935,966

			9,272,139

		Building Materials: 0.3%
145,270		Masco Corp.	5,306,713

			5,306,713

		Chemicals: 2.1%
93,500		Air Products and Chemicals, Inc.	5,420,195
103,060		Dow Chemical Co.	5,102,501
219,590	L	EI Du Pont de Nemours & Co.	10,770,889
107,020		PPG Industries, Inc.	7,294,483
12,680		Praxair, Inc.	559,822
23,480	@,@@	Syngenta AG	2,491,125

			31,639,015

		Commercial Services: 0.6%
300	@,@@	Accenture Ltd.	8,100
218,050	@,@@	Accenture Ltd. Class A	5,887,350
148,930		Cendant Corp.	3,481,983

			9,377,433

		Computers: 0.3%
52,020	@	Dell, Inc.	2,192,122
55,950		Hewlett-Packard Co.	1,173,272
5,800		International Business Machines Corp.	571,764

			3,937,158

		Cosmetics/Personal Care: 0.6%
32,730		Colgate-Palmolive Co.	1,674,467
114,570		Kimberly-Clark Corp.	7,539,852

			9,214,319

		Diversified Financial Services: 7.1%
108,110		American Express Co.	6,094,161
480,846		Citigroup, Inc.	23,167,159
94,800		Fannie Mae	6,750,708
39,970		Franklin Resources, Inc.	2,783,911
167,850		Freddie Mac	12,370,545
69,470		Goldman Sachs Group, Inc.	7,227,659
575,620		JP Morgan Chase & Co.	22,454,936
16,650		Lehman Brothers Holdings, Inc.	1,456,542
173,240		MBNA Corp.	4,883,636
242,720		Merrill Lynch & Co., Inc.	14,507,374
111,470		Morgan Stanley	6,188,814

			107,885,445

		Electric: 2.3%
1,606,410	@,L	Calpine Corp.	6,329,255
73,980	L	Cinergy Corp.	3,079,787
96,100	L	Dominion Resources, Inc.	6,509,815
44,010		Energy East Corp.	1,174,187
88,750		Entergy Corp.	5,998,613
71,260		Exelon Corp.	3,140,428
13,400		FirstEnergy Corp.	529,434
5,100	L	FPL Group, Inc.	381,225
96,097		NiSource, Inc.	2,189,090
75,040		PPL Corp.	3,998,131
11,200	L	Public Service Enterprise Group, Inc.	579,824
28,690	L	TXU Corp.	1,852,226

			35,762,015

		Electrical Components and Equipment: 0.3%
45,640		Emerson Electric Co.	3,199,364
30,500		Hubbell, Inc.	1,595,150

			4,794,514

		Environmental Control: 0.2%
135,340	@,L	Nalco Holding Co.	2,641,837

			2,641,837

		Food: 1.9%
216,250		Archer-Daniels-Midland Co.	4,824,538
192,310		General Mills, Inc.	9,559,729
130,800		HJ Heinz Co.	5,099,892
97,310		Kellogg Co.	4,345,865
5,434	@@	Nestle SA	1,418,253
142,840		Sara Lee Corp.	3,448,158

			28,696,435

		Forest Products and Paper: 0.9%
158,560		Bowater, Inc.	6,971,883
165,290		International Paper Co.	6,942,180
1	@,L	Neenah Paper, Inc.	33

			13,914,096

		Gas: 0.2%
63,500		AGL Resources, Inc.	2,110,740
13,840		KeySpan Corp.	545,988

			2,656,728

		Hand/Machine Tools: 0.2%
3,560	@@	Finning Intl., Inc.	103,964
56,350	@@	Sandvik AB	2,268,396

			2,372,360

See Accompanying Notes to Financial Statements

ING MFS TOTAL RETURN PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Healthcare — Products: 1.3%
41,350	L	Baxter Intl., Inc.	$1,428,229
39,500	@	Boston Scientific Corp.	1,404,225
267,900		Johnson & Johnson	16,990,218

			19,822,672

		Healthcare — Services: 0.8%
142,360	@,L	Apria Healthcare Group, Inc.	4,690,762
52,490	L	HCA, Inc.	2,097,500
505,700	@,L	Tenet Healthcare Corp.	5,552,586

			12,340,848

		Insurance: 3.2%
100,700		Aflac, Inc.	4,011,888
270,700		Allstate Corp.	14,000,604
18,530		Chubb Corp.	1,424,957
391,940	@,L	Conseco, Inc.	7,819,203
174,550		Hartford Financial Services Group, Inc.	12,098,061
230,740	L	Metlife, Inc.	9,347,277

			48,701,990

		Lodging: 0.1%
78,060		Hilton Hotels Corp.	1,775,084

			1,775,084

		Machinery — Construction and Mining: 0.2%
35,200		Caterpillar, Inc.	3,432,352

			3,432,352

		Machinery — Diversified: 0.2%
41,620		Deere & Co.	3,096,528

			3,096,528

		Media: 4.1%
519,060	@,L	Comcast Corp.	17,045,930
66,940		Dex Media, Inc.	1,670,822
15,020	@@	Grupo Televisa SA ADR	908,710
163,630	L	News Corp.	3,053,336
558,040	@,@@	Reed Elsevier PLC	5,143,747
60,340	@	Time Warner, Inc.	1,173,010
63,950		Tribune Co.	2,694,853
613,578		Viacom, Inc.	22,328,103
332,180		Walt Disney Co.	9,234,604

			63,253,115

		Metal Fabricate/Hardware: 0.1%
33,300		Precision Castparts Corp.	2,187,144

			2,187,144

		Mining: 0.4%
205,160	@,@@	BHP Billiton PLC	2,397,491
139,900	@,@@, L	Cia Vale do Rio Doce ADR	4,058,499

			6,455,990

		Miscellaneous Manufacturing: 1.6%
17,490		3M Co.	1,435,404
2,900	L	Cooper Industries Ltd.	196,881
24,070	L	Cooper Industries Ltd. Class A	1,634,112
415,020		General Electric Co.	15,148,231
7,700		Illinois Tool Works, Inc.	713,636
18,860	@@	Ingersoll-Rand Co.	1,514,458
116,860	@@	Tyco Intl. Ltd.	4,176,576

			24,819,298

		Office/Business Equipment: 0.1%
91,420	@	Xerox Corp.	1,555,054

			1,555,054

		Oil and Gas: 5.4%
254,772	@@	BP PLC ADR	14,878,685
71,390		ConocoPhillips	6,198,794
249,130		Devon Energy Corp.	9,696,140
64,890	@@,L	Encana Corp.	3,702,623
20,440		EOG Resources, Inc.	1,458,598
253,864		Exxon Mobil Corp.	13,013,069
321,800		GlobalSantaFe Corp.	10,654,798
253,610	@,L	Noble Corp.	12,614,561
60,170	@@,L	Total SA ADR	6,609,073
94,120		Unocal Corp.	4,069,749

			82,896,090

		Oil and Gas Services: 0.7%
77,350		BJ Services Co.	3,599,869
105,920	@	Cooper Cameron Corp.	5,699,555
10,680		Schlumberger Ltd.	715,026

			10,014,450

		Packaging and Containers: 1.1%
618,060	@	Owens-Illinois, Inc.	13,999,059
186,370	@,L	Smurfit-Stone Container Corp.	3,481,392

			17,480,451

		Pharmaceuticals: 3.9%
285,180		Abbott Laboratories	13,303,647
12,350		Eli Lilly and Co.	700,863
119,500	@,L	MedImmune, Inc.	3,239,645
634,190		Merck & Co., Inc.	20,382,867
27,540	@@	Novartis AG	1,385,961
37,080		Pfizer, Inc.	997,081
16,950	@@	Roche Holding AG	1,945,578
416,490		Wyeth	17,738,309

			59,693,951

		Retail: 1.7%
65,360	L	Family Dollar Stores	2,041,193
495,400	L	Gap, Inc.	10,462,847
94,040		Home Depot, Inc.	4,019,270
58,100		McDonald’s Corp.	1,862,686
942,360	@,L	Rite Aid Corp.	3,449,038
192,350		TJX Cos., Inc.	4,833,756

			26,668,790

		Semiconductors: 0.1%
25,220		Analog Devices, Inc.	931,122

			931,122

		Software: 1.4%
189,630	L	Computer Associates Intl., Inc.	5,889,908
22,320	@	Fiserv, Inc.	897,041
457,630		Microsoft Corp.	12,223,297
175,590	@	Oracle Corp.	2,409,095

			21,419,341

		Telecommunications: 6.7%
70,000	@	Cisco Systems, Inc.	1,351,000
760,070	@@	Nokia OYJ ADR	11,910,297
3,273,300	@,@@	Nortel Networks Corp.	11,423,817
130,856	L	SBC Communications, Inc.	3,372,159
1,260,440	L	Sprint Corp-FON Group	31,321,933
40,280	@@	TELUS Corp	1,167,907

See Accompanying Notes to Financial Statements

ING MFS TOTAL RETURN PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Telecommunications (continued)
654,054		Verizon Communications Inc	$26,495,728
584,217	@,@@	Vodafone Group PLC ADR	15,995,861

			103,038,702

		Toys/Games/Hobbies: 0.4%
42,080		Hasbro Inc	815,510
244,370		Mattel, Inc.	4,762,772

			5,578,282

		Transportation: 0.3%
64,180		Burlington Northern Santa Fe Corp	3,036,355
3,000		CNF, Inc.	150,300
21,110		Union Pacific Corp.	1,419,648

			4,606,303

		Total Common Stock (Cost $768,573,122)	912,722,740

Principal
Amount			Value

U.S. GOVERNMENT AGENCY OBLIGATIONS: 19.7%
		Federal Home Loan Bank: 0.2%
$2,390,000	L	2.875%, due 09/15/06	$2,382,507

			2,382,507

		Federal Home Loan Mortgage Corporation: 4.6%
7,105,000	L	2.750%, due 10/15/06	7,051,832
3,988,000	L	2.875%, due 12/15/06	3,961,879
3,509,830		4.500%, due 01/01/19	3,507,562
500,000	W	4.500%, due 01/15/19	498,281
2,462,588		4.500%, due 08/01/18	2,460,996
2,277,316		4.500%, due 11/01/18	2,275,844
2,186,000	L	4.875%, due 11/15/13	2,251,945
2,324,768		5.000%, due 02/01/19	2,362,759
754,671		5.000%, due 03/01/34	750,167
2,900,026		5.000%, due 05/01/18	2,948,325
4,514,878		5.000%, due 09/01/33	4,494,361
2,249,862		5.000%, due 11/01/33	2,239,638
969,440		5.500%, due 01/01/19	1,002,248
4,645,437		5.500%, due 01/01/34	4,725,005
97,990		5.500%, due 04/01/19	101,329
387,984		5.500%, due 04/01/34	394,520
3,908,381		5.500%, due 05/01/33	3,975,325
75,871		5.500%, due 06/01/19	78,439
171,429		5.500%, due 07/01/19	177,231
997,756		5.500%, due 10/01/34	1,014,563
3,547,630		5.500%, due 12/01/33	3,608,396
1,744,833		6.000%, due 02/01/23	1,815,480
360,639		6.000%, due 04/01/34	372,840
1,343,955		6.000%, due 07/01/34	1,389,422
1,435,905		6.000%, due 08/01/19	1,504,480
4,231,085		6.000%, due 08/01/34	4,374,225
360,372		6.500%, due 05/01/34	378,348
481,940		6.500%, due 06/01/34	505,979
1,714,649		6.500%, due 08/01/34	1,800,174
74,647		6.500%, due 12/01/15	79,099
7,798,000		7.000%, due 07/15/05	7,973,485

			70,074,177

		Federal National Mortgage Association: 13.5%
28,326,000		1.250%, due 01/03/05	28,323,049
2,498,000		2.500%, due 06/15/06	2,476,819
144,316		4.010%, due 08/01/13	139,296
518,105		4.019%, due 08/01/13	501,914
2,232,000	L	4.125%, due 04/15/14	2,167,390
1,534,710		4.500%, due 03/01/19	1,531,268
1,022,411		4.500%, due 04/01/18	1,021,778
1,927,732		4.500%, due 06/01/18	1,926,539
1,445,354		4.500%, due 07/01/18	1,444,459
1,270,155		4.518%, due 05/01/14	1,263,575
1,836,000	L	4.625%, due 10/15/14	1,840,966
357,636		4.630%, due 04/01/14	357,651
179,956		4.667%, due 04/01/13	182,070
1,021,920		4.816%, due 12/01/12	1,044,677
399,444	XX	4.846%, due 08/01/14	405,935
5,604,469		5.000%, due 02/01/18	5,702,903
777,346		5.000%, due 06/01/34	771,900
2,059,994		5.000%, due 07/01/19	2,094,945
1,419,496		5.000%, due 11/01/17	1,444,432
2,870,334		5.000%, due 12/01/18	2,918,590
3,054,000	L	5.250%, due 04/15/07	3,183,780
692,872		5.500%, due 01/01/18	717,060
712,367		5.500%, due 01/01/19	737,059
1,798,392		5.500%, due 01/01/34	1,827,875
1,845,351		5.500%, due 02/01/18	1,909,314
3,013,746		5.500%, due 02/01/33	3,063,153
2,809,256		5.500%, due 02/01/34	2,855,041
312,035		5.500%, due 03/01/34	317,109
852,119		5.500%, due 04/01/34	865,855
2,848,677		5.500%, due 05/01/34	2,894,595
1,187,678		5.500%, due 06/01/19	1,228,613
878,744		5.500%, due 06/01/33	893,150
379,007		5.500%, due 06/01/34	385,116
2,382,986		5.500%, due 07/01/19	2,465,120
7,973,569		5.500%, due 07/01/33	8,104,286
5,174,939		5.500%, due 07/01/34	5,258,353
1,312,136		5.500%, due 08/01/19	1,357,361
1,599,238		5.500%, due 08/01/34	1,625,017
847,980		5.500%, due 09/01/19	877,208
7,419,132		5.500%, due 09/01/34	7,538,721
6,046,220		5.500%, due 10/01/34	6,143,680
1,876,019		5.500%, due 11/01/17	1,941,512
231,476		5.500%, due 11/01/19	239,455
3,576,107		5.500%, due 11/01/33	3,634,733
7,848,896		5.500%, due 11/01/34	7,975,413
464,624		5.500%, due 12/01/19	480,638
591,468		5.500%, due 12/01/33	601,165
1,270,000		5.722%, due 02/01/09	1,340,093
123,211		6.000%, due 01/01/17	129,229
978,416		6.000%, due 02/01/17	1,026,203
410,522		6.000%, due 03/01/18	430,549
4,857,837		6.000%, due 03/01/34	5,027,224
529,217		6.000%, due 04/01/16	555,233
5,660,042		6.000%, due 04/01/34	5,857,290
476,102		6.000%, due 05/01/34	492,703
6,451,000	L	6.000%, due 05/15/08	6,946,843
1,500,000		6.000%, due 05/15/11	1,652,495
5,885,207		6.000%, due 06/01/34	6,090,420
3,146,062		6.000%, due 07/01/34	3,255,763
1,311,129		6.000%, due 08/01/17	1,375,093
3,946,265		6.000%, due 08/01/34	4,083,867
355,383		6.000%, due 10/01/34	367,775
93,609		6.000%, due 11/01/16	98,182
3,829,071		6.000%, due 11/01/18	4,016,090
361,496		6.000%, due 11/01/34	374,100
430,797		6.000%, due 12/01/16	451,838
7,064,000	L	6.125%, due 03/15/12	7,860,070
243,913		6.330%, due 03/01/11	265,719
2,128,346		6.500%, due 01/01/33	2,234,620
346,816		6.500%, due 03/01/34	363,933
384,881		6.500%, due 04/01/34	403,877
1,991,139		6.500%, due 06/01/31	2,090,868
545,858		6.500%, due 06/01/34	572,798
270,006		6.500%, due 07/01/31	283,529
2,690,912		6.500%, due 07/01/32	2,825,277
269,466		6.500%, due 08/01/31	282,962
2,079,687		6.500%, due 08/01/32	2,183,530
1,429,553		6.500%, due 08/01/34	1,500,108
1,263,217		6.500%, due 09/01/31	1,326,488
921,441		6.500%, due 12/01/31	967,594

See Accompanying Notes to Financial Statements

ING MFS TOTAL RETURN PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount			Value

		Federal National Mortgage Association (continued)
$7,674,000	L	6.625%, due 09/15/09	$8,577,323
2,892,000		6.625%, due 11/15/10	3,272,304
197,254		7.500%, due 02/01/30	211,486
889,379		7.500%, due 02/01/32	953,198
738,783		7.500%, due 03/01/31	791,796

			207,219,008

		Government National Mortgage Association: 1.4%
1,019,244		5.000%, due 06/15/34	1,020,816
6,968,553		5.500%, due 05/15/33	7,126,173
2,020,582		5.500%, due 08/15/33	2,066,284
2,111,118		5.500%, due 11/15/32	2,160,469
734,671		6.000%, due 03/20/34	761,266
1,749,696		6.000%, due 04/15/33	1,815,115
1,525,693		6.000%, due 07/15/34	1,582,829
1,314,517		6.000%, due 09/15/32	1,364,404
1,245,291		6.000%, due 11/20/34	1,290,370
75,364		6.500%, due 03/15/28	79,507
549,422		6.500%, due 04/15/28	579,633
52,226		6.500%, due 07/15/28	55,098
1,205,542		6.500%, due 08/15/34	1,269,696
107,094		6.500%, due 12/15/28	112,983
27,453		7.500%, due 02/15/28	29,508
61,438		7.500%, due 12/15/23	66,453

			21,380,604

		Total U.S. Government Agency Obligations (Cost $299,158,531)	301,056,296

CORPORATE BONDS/ NOTES: 9.2%
		Aerospace/Defense: 0.2%
1,320,000	#	BAE Systems Holdings, Inc., 6.400%, due 12/15/11	1,481,553
1,770,000	L	Northrop Grumman Corp., 7.750%, due 02/15/31	2,273,387

			3,754,940

		Airlines: 0.0%
260,513		Continental Airlines, Inc., 6.648%, due 09/15/17	253,200

			253,200

		Auto Manufacturers: 0.4%
2,650,000		DaimlerChrysler NA Holding Corp., 6.500%, due 11/15/13	2,879,108
575,000		DaimlerChrysler NA Holding Corp., 8.000%, due 06/15/10	665,334
1,685,000	L	Ford Motor Co., 7.450%, due 07/16/31	1,699,567
590,000	L	General Motors Corp., 7.200%, due 01/15/11	605,862
651,000	L	General Motors Corp., 8.375%, due 07/15/33	676,358

			6,526,229

		Banks: 1.2%
955,000		Abbey National Capital Trust I, 8.963%, due 12/29/49	1,335,053
3,370,000		Bank of America Corp., 7.400%, due 01/15/11	3,908,567
1,110,000	@@,#	DBS Capital Funding Corp., 7.657%, due 03/31/49	1,285,168
700,000	@@,#,I	HBOS Capital Funding LP, 6.071%, due 06/30/49	751,591
3,600,000		KFW International Finance, 4.250%, due 04/18/05	3,617,147
715,000	@@,#	Mizuho Financial Group Cayman Ltd., 5.790%, due 04/15/14	752,384
1,026,000		Popular North America, Inc., 4.250%, due 04/01/08	1,036,459
2,000,000		RBS Capital Trust I, 6.425%, due 12/29/49	2,119,266
1,501,000	#	UniCredito Italiano Capital Trust II, 9.200%, due 10/29/49	1,846,024
1,057,000	L	Wachovia Corp, 5.250%, due 08/01/14	1,085,354
248,000		Wells Fargo Bank NA, 6.450%, due 02/01/11	276,141

			18,013,154

		Beverages: 0.2%
1,400,000	@@	Coca-Cola HBC Finance BV, 5.125%, due 09/17/13	1,438,455
2,070,000	#	Miller Brewing Co., 5.500%, due 08/15/13	2,167,367

			3,605,822

		Chemicals: 0.1%
784,000	L	Dow Chemical Co., 5.750%, due 12/15/08	835,573

			835,573

		Commercial Services: 0.1%
745,000		Cendant Corp., 6.250%, due 01/15/08	795,626
1,409,000		Cendant Corp., 6.875%, due 08/15/06	1,482,926

			2,278,552

		Diversified Financial Services: 2.1%
1,243,000	#	AIG Sunamerica Global Financing II, 7.600%, due 06/15/05	1,268,764
793,000	@@	ASIF II, 5.750%, due 02/16/09	841,281
3,571,000	L	Boeing Capital Corp., 6.500%, due 02/15/12	4,007,000
2,824,000	#	Citigroup Inc, 5.000%, due 09/15/14	2,843,030
1,813,000		Credit Suisse First Boston, 4.625%, due 01/15/08	1,859,085
1,574,000		Credit Suisse First Boston, 6.500%, due 01/15/12	1,754,332
590,000	L	Ford Motor Credit Co., 6.500%, due 01/25/07	613,804
848,000		Ford Motor Credit Co., 7.375%, due 02/01/11	915,055
1,500,000		Ford Motor Credit Co., 7.875%, due 06/15/10	1,654,481
803,000		Fund American Cos., Inc., 5.875%, due 05/15/13	818,599
1,227,000		General Electric Capital Corp., 6.750%, due 03/15/32	1,440,984
824,000	L	General Electric Capital Corp., 7.500%, due 05/15/05	838,268
336,000		General Electric Capital Corp., 8.750%, due 05/21/07	376,632
1,199,000	L	General Motors Acceptance Corp, 7.250%, due 03/02/11	1,256,861

See Accompanying Notes to Financial Statements

ING MFS TOTAL RETURN PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount			Value

		Diversified Financial Services (continued)
$1,793,000		Goldman Sachs Group, Inc., 5.700%, due 09/01/12	$1,903,566
509,000		JPMorgan Chase & Co., 5.125%, due 09/15/14	513,311
808,000		Lehman Brothers Holdings, Inc., 7.750%, due 01/15/05	809,678
944,000		Lehman Brothers Holdings, Inc., 8.250%, due 06/15/07	1,047,820
1,136,000		Merrill Lynch & Co Inc, 5.450%, due 07/15/14	1,177,397
350,000		MidAmerican Funding LLC, 6.927%, due 03/01/29	393,730
1,100,000		Morgan Stanley, 6.750%, due 04/15/11	1,235,399
356,000	#	Natexis Ambs Co. LLC, 8.440%, due 12/29/49	401,386
1,500,000	L	SLM Corp., 4.000%, due 01/15/09	1,500,656
1,045,000		SLM Corp., 5.375%, due 01/15/13	1,082,739

			30,553,858

		Electric: 1.1%
978,000		DTE Energy Co., 7.050%, due 06/01/11	1,108,886
740,168	L	Entergy Louisiana, Inc., 8.090%, due 01/02/17	820,545
2,000,000	L	Exelon Generation Co. LLC, 6.950%, due 06/15/11	2,260,438
1,100,000		FirstEnergy Corp., 6.450%, due 11/15/11	1,196,784
2,069,000	@@,L	Hydro Quebec, 6.300%, due 05/11/11	2,309,816
658,000		MidAmerican Energy Holdings Co., 3.500%, due 05/15/08	645,051
1,206,000		Niagara Mohawk Power Corp., 7.750%, due 05/15/06	1,277,657
197,503		Northeast Utilities, 8.580%, due 12/01/06	206,886
1,486,000		Oncor Electric Delivery Co., 7.000%, due 09/01/22	1,699,292
1,460,000		Pacific Gas & Electric Co., 4.800%, due 03/01/14	1,457,556
514,000	L	PSEG Power LLC, 6.950%, due 06/01/12	580,046
676,000		PSEG Power LLC, 8.625%, due 04/15/31	900,325
803,000	#,I	System Energy Resources, Inc., 5.129%, due 01/15/14	805,097
745,000		TXU Energy Co., 7.000%, due 03/15/13	833,370

			16,101,749

		Energy — Alternate Sources: 0.0%
319,000		MidAmerican Energy Holdings Co., 5.875%, due 10/01/12	338,552

			338,552

		Environmental Control: 0.1%
556,000		Waste Management, Inc., 7.000%, due 07/15/28	629,020
979,000		Waste Management, Inc., 7.375%, due 08/01/10	1,123,484

			1,752,504

		Food: 0.3%
1,999,000	#	Cadbury Schweppes US Finance LLC, 5.125%, due 10/01/13	2,038,332
743,000		Kraft Foods, Inc., 6.250%, due 06/01/12	816,858
1,991,000	L	Kroger Co., 6.750%, due 04/15/12	2,251,244

			5,106,434

		Forest Products and Paper: 0.1%
538,000	L	MeadWestvaco Corp., 6.800%, due 11/15/32	590,029
1,145,000		Weyerhaeuser Co., 6.750%, due 03/15/12	1,292,088

			1,882,117

		Hand/Machine Tools: 0.1%
956,000		Kennametal, Inc., 7.200%, due 06/15/12	1,063,890

			1,063,890

		Healthcare — Services: 0.1%
1,014,000		HCA, Inc., 6.950%, due 05/01/12	1,069,177
260,000		HCA, Inc., 8.750%, due 09/01/10	297,539

			1,366,716

		Holding Companies — Diversified: 0.0%
679,000	@@	EnCana Holdings Finance Corp., 5.800%, due 05/01/14	725,184

			725,184

		Insurance: 0.4%
1,007,000		Allstate Corp., 6.125%, due 12/15/32	1,065,886
1,972,000		Metlife, Inc., 6.500%, due 12/15/32	2,157,762
2,387,000	#	Prudential Financial Inc, 5.100%, due 09/20/14	2,402,996
177,000	L	Safeco Corp., 4.875%, due 02/01/10	181,433
406,000		Travelers Property Casualty Corp., 6.375%, due 03/15/33	418,391

			6,226,468

		Media: 0.4%
944,000		Belo Corp., 7.750%, due 06/01/27	1,123,044
1,245,000		COX Communications, Inc., 4.625%, due 06/01/13	1,193,026
1,200,000		Hearst-Argyle Television, Inc., 7.500%, due 11/15/27	1,406,361
725,000		News America Holdings, 8.500%, due 02/23/25	925,127
615,000	#	News America, Inc., 6.200%, due 12/15/34	625,445
146,000		Time Warner Entertainment Co. LP, 10.150%, due 05/01/12	191,800
826,000		Walt Disney Co., 6.375%, due 03/01/12	921,227
469,000		Walt Disney Co., 6.750%, due 03/30/06	488,804

			6,874,834

See Accompanying Notes to Financial Statements

ING MFS TOTAL RETURN PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount			Value

		Oil and Gas: 0.3%
$1,150,000		Amerada Hess Corp., 7.300%, due 08/15/31	$1,286,929
1,062,000		Devon Financing Corp. ULC, 6.875%, due 09/30/11	1,204,421
556,000		Kerr-McGee Corp, 6.950%, due 07/01/24	616,547
184,000		Pemex Project Funding Master Trust, 8.625%, due 02/01/22	214,544
665,000		Pioneer Natural Resources Co, 5.875%, due 07/15/16	696,191

			4,018,632

		Pharmaceuticals: 0.1%
894,000		Wyeth, 5.500%, due 03/15/13	930,684

			930,684

		Pipelines: 0.2%
601,000		CenterPoint Energy Resources Corp, 7.875%, due 04/01/13	715,459
744,000		Duke Capital LLC, 8.000%, due 10/01/19	910,030
1,331,000		Kinder Morgan Energy Partners LP, 6.750%, due 03/15/11	1,487,870
583,000		Kinder Morgan Energy Partners LP, 7.750%, due 03/15/32	705,824

			3,819,183

		Real Estate: 0.3%
2,239,000		EOP Operating LP, 6.800%, due 01/15/09	2,456,371
1,859,000	#	Socgen Real Estate Co. LLC, 7.640%, due 12/29/49	2,040,399

			4,496,770

		Real Estate Investment Trusts: 0.3%
236,000		Boston Properties, Inc., 5.000%, due 06/01/15	230,599
852,000		HRPT Properties Trust, 6.250%, due 08/15/16	900,551
1,045,000	L	Simon Property Group LP, 6.375%, due 11/15/07	1,115,634
2,299,000		Vornado Realty Trust, 5.625%, due 06/15/07	2,388,245

			4,635,029

		Telecommunications: 1.0%
493,000		AT&T Wireless Services, Inc., 7.350%, due 03/01/06	515,890
1,077,000		BellSouth Corp., 6.550%, due 06/15/34	1,177,553
1,044,000	@@	Deutsche Telekom Intl. Finance BV, 8.750%, due 06/15/30	1,382,675
587,000	@@	France Telecom, 8.500%, due 03/01/11	701,096
909,000	@@,#	PCCW Capital No 2 Ltd., 6.000%, due 07/15/13	957,474
932,000		SBC Communications, Inc., 5.100%, due 09/15/14	942,450
819,000	L	Sprint Capital Corp., 6.875%, due 11/15/28	899,368
2,445,000		TCI Communications Finance, 9.650%, due 03/31/27	2,839,980
1,096,000	@@,#	Telecom Italia Capital SA, 5.250%, due 11/15/13	1,109,714
599,000	@@,#,L	Telecom Italia Capital SA, 6.000%, due 09/30/34	587,616
490,000	@@	Telecomunicaciones de Puerto Rico, Inc., 6.650%, due 05/15/06	508,331
3,047,000	L	Verizon New York, Inc., 6.875%, due 04/01/12	3,425,133

			15,047,280

		Transportation: 0.1%
355,000	L	Union Pacific Corp., 5.375%, due 05/01/14	368,411
370,000		Union Pacific Corp., 6.125%, due 01/15/12	407,543

			775,954

		Total Corporate Bonds/Notes (Cost $133,371,823)	140,983,308

U.S. TREASURY OBLIGATIONS: 8.7%
		U.S. Treasury Bonds: 2.6%
6,002,000	L	4.750%, due 05/15/14	6,256,617
5,044,000	L	5.375%, due 02/15/31	5,455,797
23,337,000	L	6.250%, due 08/15/23	27,328,911

			39,041,325

		U.S. Treasury Inflation Indexed Bonds: 0.7%
5,557,000	L	3.000%, due 07/15/12	6,585,745
3,313,000		4.250%, due 01/15/10	4,361,350

			10,947,095

		U.S. Treasury Notes: 5.4%
2,030,000	L	1.250%, due 05/31/05	2,020,960
6,297,000	L	3.000%, due 11/15/07	6,260,106
1,983,000	L	3.250%, due 08/15/07	1,986,563
2,054,000	L	3.500%, due 11/15/06	2,071,975
354,000	L	3.875%, due 02/15/13	349,382
23,158,000	L	4.750%, due 11/15/08	24,262,544
5,671,000	L	5.500%, due 02/15/08	6,044,492
14,819,000	L	6.500%, due 05/15/05	15,040,128
4,257,000	L	6.750%, due 05/15/05	4,324,184
7,649,000	L	6.875%, due 05/15/06	8,056,256
11,408,000	L	7.000%, due 07/15/06	12,098,720

			82,515,310

		Total U.S. Treasury Obligations (Cost $131,951,984)	132,503,730

See Accompanying Notes to Financial Statements

ING MFS TOTAL RETURN PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount			Value

COLLATERALIZED MORTGAGE OBLIGATIONS: 1.6%
		Agency Collateral CMO: 0.5%
$2,411,538		Small Business Administration Participation Certificates, 4.350%, due 07/01/23	$2,369,658
841,492		Small Business Administration Participation Certificates, 4.770%, due 04/01/24	843,828
1,142,000		Small Business Administration Participation Certificates, 4.990%, due 09/01/24	1,156,832
1,353,508		Small Business Administration Participation Certificates, 5.180%, due 05/01/24	1,386,653
1,956,423		Small Business Administration Participation Certificates, 5.520%, due 06/01/24	2,038,937

			7,795,908

		Automobile Asset-Backed Securities: 0.1%
1,552,000		AmeriCredit Automobile Receivables Trust, 2.180%, due 07/07/08	1,539,108

			1,539,108

		Commercial Mortgage-Backed Securities: 0.8%
504,702		Bear Stearns Commercial Mortgage Securities, 6.800%, due 07/15/31	527,068
1,699,000		Chase Commercial Mortgage Securities Corp., 6.390%, due 11/18/30	1,837,282
305,958		Chase Commercial Mortgage Securities Corp., 7.543%, due 07/15/32	329,370
449,000	#	Criimi Mae CMBS Corp., 6.701%, due 06/20/30	469,000
1,250,000	#	Criimi Mae Commercial Mortgage Trust, 7.000%, due 06/02/33	1,342,219
1,000,000		CS First Boston Mortgage Securities Corp., 6.380%, due 12/16/35	1,100,955
1,409,164		Deutsche Mortgage and Asset Receiving Corp., 6.538%, due 06/15/31	1,499,601
689,132		First Union Commercial Mortgage Securities, Inc., 6.650%, due 11/18/29	733,760
391,886		First Union Commercial Mortgage Securities, Inc., 7.380%, due 04/18/29	417,232
583,729	L	First Union-Lehman Brothers-Bank of America, 6.560%, due 11/18/35	627,953
565,961		GS Mortgage Securities Corp. II, 6.060%, due 10/18/30	575,180
426,000		JP Morgan Commercial Mortgage Finance Corp., 6.613%, due 01/15/30	455,186
451,043		Merrill Lynch Mortgage Investors, Inc., 6.390%, due 02/15/30	478,998
43,410,449	#	Morgan Stanley Capital I, 0.819%, due 11/15/30	1,021,808
1,688,434		Mortgage Capital Funding, Inc., 6.337%, due 11/18/31	1,806,242
376,362		Multi-Family Capital Access One, Inc., 6.650%, due 01/15/24	411,952

			13,633,806

		Other Asset-Backed Securities: 0.1%
413,763	#	Falcon Franchise Loan LLC, 7.382%, due 05/05/10	438,028
693,730		Residential Asset Mortgage Products, Inc., 3.800%, due 07/25/30	692,306

			1,130,334

		Whole Loan Collateralized Mortgage Obligations: 0.1%
64,761	#	Blackrock Capital Finance LP, 7.750%, due 09/25/26	60,060
691,000		RAAC Series, 4.971%, due 09/25/34	700,114
105,201		Residential Accredit Loans, Inc., 7.000%, due 03/25/28	105,072

			865,246

		Total Collateralized Mortgage Obligations (Cost $25,201,263)	24,964,402

ASSET-BACKED SECURITIES: 0.3%
		Automobile Asset-Backed Securities: 0.1%
2,200,000		Capital One Auto Finance Trust, 4.790%, due 01/15/09	2,222,882

			2,222,882

		Credit Card Asset-Backed Securities: 0.2%
2,359,000		Citibank Credit Card Issuance Trust, 6.650%, due 05/15/08	2,455,873

			2,455,873

		Other Asset-Backed Securities: 0.0%
104,919		Beneficial Mortgage Corp., 2.540%, due 09/28/37	104,225

			104,225

		Total Asset-backed Securities (Cost $4,660,813)	4,782,980

See Accompanying Notes to Financial Statements

ING MFS TOTAL RETURN PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount			Value

OTHER BONDS: 0.4%
		Sovereign: 0.4%
$653,000	@@	Israel Government Intl. Bond, 4.625%, due 06/15/13	$632,261
2,376,000	@@	Italy Government Intl. Bond, 4.625%, due 06/15/05	2,400,031
1,662,000	@@	Mexico Government Intl. Bond, 6.625%, due 03/03/15	1,789,143
298,000	@@	Mexico Government Intl. Bond, 8.000%, due 09/24/22	344,488
396,000	@@	Mexico Government Intl. Bond, 8.125%, due 12/30/19	465,696

		Total Other Bonds (Cost $5,540,374)	5,631,619

CONVERTIBLE CORPORATE BONDS: 0.1%
		Diversified Financial Services: 0.1%
909,000		Prudential Funding LLC, 6.600%, due 05/15/08	984,512

		Total Convertible Corporate Bonds (Cost $908,150)	984,512

		Total Long-Term Investments (Cost $1,369,366,060)	1,523,629,587

SHORT-TERM INVESTMENTS: 15.9%
		Securities Lending Collateralcc: 15.9%
242,415,000		The Bank of New York Institutional Cash Reserves Fund	242,415,000

		Total Short-Term Investments (Cost $242,415,000)	242,415,000

Total Investments In Securities (Cost $1,611,781,060)*	115.5%	$1,766,044,587
Other Assets and Liabilities-Net	(15.5)	(236,983,780)

Net Assets	100.0%	$1,529,060,807

@	Non-income producing security
@@	Foreign issuer
ADR	American Depositary Receipt
#	Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. Unless otherwise indicated, these securities have been determined to be liquid under the guidelines established by the Funds’ Board of Directors/ Trustees.
cc	Securities purchased with cash collateral for securities loaned.
W	When-issued or delayed delivery security.
I	Illiquid security
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
XX	Value of securities obtained from one or more dealers making markets in the securities in accordance with the fund’s valuation procedures.
*	Cost for federal income tax purposes is $1,623,411,958. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$151,187,007
Gross Unrealized Depreciation	(8,554,378)

Net Unrealized Appreciation	$142,632,629

See Accompanying Notes to Financial Statements

ING OPPENHEIMER MAIN STREET PORTFOLIO®
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 99.1%
		Advertising: 0.0%
2,800	@,L	Getty Images, Inc.	$192,780

			192,780

		Aerospace/Defense: 1.6%
29,900		Boeing Co.	1,547,923
6,500		General Dynamics Corp.	679,900
3,000		Goodrich Corp.	97,920
10,100		Lockheed Martin Corp.	561,055
22,900		Northrop Grumman Corp.	1,244,844
12,900		Raytheon Co.	500,907
900	L	Rockwell Collins, Inc.	35,496
4,300	@	United Defense Industries, Inc.	203,175
51,000		United Technologies Corp.	5,270,850

			10,142,070

		Agriculture: 1.6%
128,600		Altria Group, Inc.	7,857,460
30,200		Monsanto Co.	1,677,610
3,100	L	Reynolds American, Inc.	243,660
4,400		UST, Inc.	211,684

			9,990,414

		Airlines: 0.2%
4,300	@	Alaska Air Group, Inc.	144,007
28,100	@,L	AMR Corp.	307,695
14,000	@,L	Continental Airlines, Inc.	189,560
31,400	@,L	Delta Air Lines, Inc.	234,872
8,500	@,L	Northwest Airlines Corp.	92,905

			969,039

		Apparel: 0.4%
7,400	@	Coach, Inc.	417,360
11,400		Jones Apparel Group, Inc.	416,898
9,100		Nike, Inc.	825,279
7,600	@	Timberland Co.	476,292
1,700	@	Tommy Hilfiger Corp.	19,176
5,800		VF Corp.	321,204

			2,476,209

		Auto Manufacturers: 0.5%
101,000		Ford Motor Co.	1,478,640
16,700		General Motors Corp.	669,002
7,100	@,L	Navistar Intl. Corp.	312,258
8,800		PACCAR, Inc.	708,224
3,500	@	Wabash National Corp.	94,255

			3,262,379

		Auto Parts and Equipment: 0.2%
300	@	Aftermarket Technology Corp.	4,830
3,900	L	Arvinmeritor, Inc.	87,243
10,800		Autoliv, Inc.	521,640
22,300		Dana Corp.	386,459
21,000	@,L	Goodyear Tire & Rubber Co.	307,860
2,200		Lear Corp.	134,222
10,500		Visteon Corp.	102,585

			1,544,839

		Banks: 7.2%
2,200		Associated Banc-Corp.	73,062
297,600		Bank of America Corp.	13,984,224
14,400		Banknorth Group, Inc.	527,040
14,500		BB&T Corp.	609,725
17,600		Comerica, Inc.	1,073,952
3,500		Compass Bancshares, Inc.	170,345
15,400		Fifth Third Bancorp	728,112
1,900		First Horizon National Corp.	81,909
12,700		Fremont General Corp.	319,786
8,400		Hibernia Corp.	247,884
6,600		Huntington Bancshares, Inc.	163,548
1,700		Investors Financial Services Corp.	84,966
26,500		KeyCorp.	898,350
5,400		M & T Bank Corp.	582,336
11,700		Mellon Financial Corp.	363,987
20,400		National City Corp.	766,020
13,800		North Fork Bancorp, Inc.	398,130
15,100		Northern Trust Corp.	733,558
15,500		PNC Financial Services Group, Inc.	890,320
1,000	@@	R-G Financial Corp.	38,880
17,000		Regions Financial Corp.	605,030
2,100	@	Silicon Valley Bancshares	94,122
8,400		State Street Corp.	412,608
16,800		SunTrust Banks, Inc.	1,241,184
47,800		The Bank of New York Co., Inc.	1,597,476
182,200		U.S. Bancorp	5,706,504
17,000		UnionBanCal Corp.	1,096,160
95,700		Wachovia Corp.	5,033,820
102,700		Wells Fargo & Co.	6,382,805
4,100		Zions Bancorporation	278,923

			45,184,766

		Beverages: 2.3%
19,600		Anheuser-Busch Cos., Inc.	994,308
800		Brown-Forman Corp.	38,944
140,800		Coca-Cola Co.	5,861,504
17,000		Pepsi Bottling Group, Inc.	459,680
700		PepsiAmericas, Inc.	14,868
137,900		PepsiCo, Inc.	7,198,380

			14,567,684

		Biotechnology: 0.6%
56,800	@	Amgen, Inc.	3,643,720
20,100	@	Millennium Pharmaceuticals, Inc.	243,612
1,200	@	Millipore Corp.	59,772

			3,947,104

		Building Materials: 0.2%
6,200	@	American Standard Cos., Inc.	256,184
3,000		Eagle Materials Inc.	252,900
700	L	Florida Rock Industries, Inc.	41,671
12,200		Masco Corp.	445,666
1,300		Texas Industries, Inc.	81,094
6,400	@,L	USG Corp.	257,728
3,200		Vulcan Materials Co.	174,752

			1,509,995

		Chemicals: 1.0%
4,000		Ashland, Inc.	233,520
2,200	L	Cabot Corp.	85,096
5,300	@,L	Cabot Microelectronics Corp.	212,265
15,500		Dow Chemical Co.	767,405
42,100		E.I. du Pont EI de Nemours & Co.	2,065,005
5,700		Eastman Chemical Co.	329,061
5,500		Engelhard Corp.	168,685
2,900	@	FMC Corp.	140,070
6,900		Georgia Gulf Corp.	343,620
11,900		Lyondell Chemical Co.	344,148
5,200	@	OM Group, Inc.	168,584
4,800		PPG Industries, Inc.	327,168
3,600		Praxair, Inc.	158,940
8,100		Rohm & Haas Co.	358,263
9,900		Sherwin-Williams Co.	441,837
9,800	@,L	WR Grace & Co.	133,378

			6,277,045

See Accompanying Notes to Financial Statements

ING OPPENHEIMER MAIN STREET PORTFOLIO®
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Coal: 0.1%
9,700		Massey Energy Co.	$339,015

			339,015

		Commercial Services: 0.5%
1,200	@	Advisory Board Co.	44,256
54,000		Cendant Corp.	1,262,520
11,400	@	Convergys Corp.	170,886
1,500		Corporate Executive Board Co.	100,410
6,800		Equifax, Inc.	191,080
2,900	@	ITT Educational Services, Inc.	137,895
12,000		McKesson Corp.	377,520
2,300		Moody’s Corp.	199,755
2,800	@	Rent-A-Center, Inc.	74,200
900	@,L	Resources Connection, Inc.	48,879
13,000		Robert Half Intl., Inc.	382,590
3,200	@	Sotheby’s Holdings	58,112

			3,048,103

		Computers: 5.3%
12,000	@	Affiliated Computer Services, Inc.	722,280
7,300	@	Apple Computer, Inc.	470,120
600	@	BISYS Group, Inc.	9,870
28,700	@,L	Brocade Communications Systems, Inc.	219,268
14,700	@	Computer Sciences Corp.	828,639
204,300	@	Dell, Inc.	8,609,202
700		Diebold, Inc.	39,011
30,800	L	Electronic Data Systems Corp.	711,480
2,400	@,L	Electronics For Imaging	41,784
1,600		FactSet Research Systems, Inc.	93,504
290,800		Hewlett-Packard Co.	6,098,076
115,400		International Business Machines Corp.	11,376,132
12,800	@	Lexmark Intl., Inc.	1,088,000
28,000	@	Maxtor Corp.	148,400
500	@	Micros Systems, Inc.	39,030
400		MTS Systems Corp.	13,524
7,000	@	NCR Corp.	484,610
12,000	@	Storage Technology Corp.	379,320
255,400	@	Sun Microsystems, Inc.	1,374,052
12,200	@	Synopsys, Inc.	239,364
13,200	@	Western Digital Corp.	143,088

			33,128,754

		Cosmetics/Personal Care: 2.1%
12,800		Avon Products, Inc.	495,360
20,200		Estee Lauder Cos., Inc.	924,554
31,600		Gillette Co.	1,415,048
21,600		Kimberly-Clark Corp.	1,421,496
163,100		Procter & Gamble Co.	8,983,548

			13,240,006

		Distribution/Wholesale: 0.2%
3,600		CDW Corp.	238,860
3,000		Genuine Parts Co.	132,180
14,700	@	Ingram Micro, Inc.	305,760
1,900		SCP Pool Corp.	60,610
7,700	@	Tech Data Corp.	349,580
4,400		W.W. Grainger, Inc.	293,128

			1,380,118

		Diversified Financial Services: 10.0%
4,700	@,L	Affiliated Managers Group	318,378
51,600		American Express Co.	2,908,692
13,600		Bear Stearns Cos., Inc.	1,391,416
10,000		Capital One Financial Corp.	842,100
86,000		Charles Schwab Corp.	1,028,560
100		Chicago Mercantile Exchange Holdings Inc.	22,870
13,400		CIT Group, Inc.	613,988
379,600		Citigroup, Inc.	18,289,128
30,300		Countrywide Financial Corp.	1,121,403
28,600	@	E*TRADE Financial Corp.	427,570
76,500		Fannie Mae	5,447,565
2,200		Federated Investors, Inc.	66,880
3,100		Franklin Resources, Inc.	215,915
58,200		Freddie Mac	4,289,340
5,600		Goldman Sachs Group, Inc.	582,624
3,100	L	Indymac Bancorp, Inc.	106,795
318,600		J.P. Morgan Chase & Co.	12,428,586
1,200	@	Knight Trading Group, Inc.	13,140
1,600	L	Legg Mason, Inc.	117,216
9,100		Lehman Brothers Holdings, Inc.	796,068
65,900		MBNA Corp.	1,857,721
58,700		Merrill Lynch & Co., Inc.	3,508,499
92,700		Morgan Stanley	5,146,704
6,800		SLM Corp.	363,052
4,900		T. Rowe Price Group, Inc.	304,780

			62,208,990

		Electric: 0.4%
23,400		American Electric Power Co., Inc.	803,556
27,100	@,L	Calpine Corp.	106,774
11,100	@,L	CMS Energy Corp.	115,995
100		Constellation Energy Group, Inc.	4,371
10,900		Edison Intl.	349,127
7,400		Exelon Corp.	326,118
4,200	L	FPL Group, Inc.	313,950
9,400	@	PG&E Corp.	312,832

			2,332,723

		Electrical Components and Equipment: 0.3%
6,400		American Power Conversion	136,960
17,900		Emerson Electric Co.	1,254,790
4,200	@,L	Energizer Holdings, Inc.	208,698
600		Hubbell, Inc.	31,380
1,100	@	Littelfuse, Inc.	37,576
7,500		Molex, Inc.	225,000
2,800	@	Rayovac Corp.	85,568

			1,979,972

		Electronics: 0.6%
41,900	@	Agilent Technologies, Inc.	1,009,790
12,400	@	Amphenol Corp.	455,576
18,000		Applera Corp. — Applied Biosystems Group	376,380
700	@	Arrow Electronics, Inc.	17,010
1,900	@	Cymer, Inc.	56,126
400	@,L	Dionex Corp.	22,668
15,500	@	Jabil Circuit, Inc.	396,490
4,100		Parker Hannifin Corp.	310,534
15,900		PerkinElmer, Inc.	357,591
41,200	@	Sanmina-SCI Corp.	348,964
2,800		Symbol Technologies, Inc.	48,440
17,400	@	Thermo Electron Corp.	525,306
2,600	@	Trimble Navigation Ltd.	85,904

			4,010,779

		Engineering and Construction: 0.0%
5,200	@,L	Shaw Group, Inc.	92,820

			92,820

See Accompanying Notes to Financial Statements

ING OPPENHEIMER MAIN STREET PORTFOLIO®
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Entertainment: 0.2%
29,000		International Game Technology	$997,020
500	@	Isle of Capri Casinos Inc.	12,825
3,100	@	Macrovision Corp.	79,732

			1,089,577

		Environmental Control: 0.1%
6,400		Republic Services, Inc.	214,656
15,600		Waste Management, Inc.	467,064

			681,720

		Food: 1.1%
16,000		Archer-Daniels-Midland Co.	356,960
4,600		ConAgra Foods, Inc.	135,470
1,700		Corn Products Intl., Inc.	91,052
28,600		H.J. Heinz Co.	1,115,114
900		Kellogg Co.	40,194
14,200		Kraft Foods, Inc.	505,662
16,200	@	Kroger Co.	284,148
1,300	L	Pilgrim’s Pride Corp.	39,884
13,000	@	Safeway, Inc.	256,620
46,300		Sara Lee Corp.	1,117,682
700	@	Smithfield Foods, Inc.	20,713
12,000		SUPERVALU, Inc.	414,240
42,200		Sysco Corp.	1,610,774
22,100		Tyson Foods, Inc.	406,640
1,600		Whole Foods Market, Inc.	152,560
2,100		Wm. Wrigley Jr. Co.	145,299

			6,693,012

		Forest Products and Paper: 0.5%
32,500		Georgia-Pacific Corp.	1,218,100
5,400		International Paper Co.	226,800
20,600		Louisiana-Pacific Corp.	550,844
20,700		MeadWestvaco Corp.	701,523
812	@,L	Neenah Paper, Inc.	26,471
4,100		Potlatch Corp.	207,378
500		Weyerhaeuser Co.	33,610

			2,964,726

		Gas: 0.0%
2,500	L	Oneok, Inc.	71,050

			71,050

		Hand/Machine Tools: 0.1%
5,800		Black & Decker Corp.	512,314
4,400		Stanley Works	215,556

			727,870

		Healthcare — Products: 3.2%
3,500		Bausch & Lomb, Inc.	225,610
7,400		Baxter Intl., Inc.	255,596
19,700		Becton Dickinson & Co.	1,118,960
1,800		Biomet, Inc.	78,102
13,000	@	Boston Scientific Corp.	462,150
800	@	Dade Behring Holdings Inc.	44,800
4,400	@	Gen-Probe, Inc.	198,924
300	@,L	Idexx Laboratories, Inc.	16,377
600	@	Inamed Corp.	37,950
194,000		Johnson & Johnson	12,303,480
5,700		LCA-Vision, Inc.	133,323
75,100		Medtronic, Inc.	3,730,217
1,200	@	Respironics, Inc.	65,232
25,900		Stryker Corp.	1,249,675
5,100	@	Varian Medical Systems, Inc.	220,524
4,400	@	Visx, Inc.	113,828
2,200	@,L	Wright Medical Group, Inc.	62,700

			20,317,448

		Healthcare — Services: 1.8%
10,400		Aetna, Inc.	1,297,400
6,700	@	Covance, Inc.	259,625
7,900	@	Coventry Health Care, Inc.	419,332
600	@	DaVita Inc.	23,718
3,300	L	HCA, Inc.	131,868
14,200	@	Humana, Inc.	421,598
5,000	@	Laboratory Corp of America Holdings	249,100
10,900	@,L	PacifiCare Health Systems, Inc.	616,068
4,800	@	Pediatrix Medical Group, Inc.	307,440
8,100		Quest Diagnostics, Inc.	773,955
3,500		Select Medical Corp.	61,600
3,400	@	Sierra Health Services, Inc.	187,374
1,900	@,L	Sunrise Senior Living, Inc.	88,084
47,300		UnitedHealth Group, Inc.	4,163,819
4,400	@	Wellchoice, Inc.	234,960
17,100	@	WellPoint Inc.	1,966,500

			11,202,441

		Home Builders: 0.4%
800	L	Beazer Homes USA, Inc.	116,968
700	@	Cavco Industries Inc.	31,465
600	@	Hovnanian Enterprises, Inc.	29,712
4,700		KB Home	490,680
5,600		MDC Holdings, Inc.	484,064
3,200	@,L	Meritage Homes Corp.	360,640
300	@,L	NVR, Inc.	230,820
5,400		Ryland Group, Inc.	310,716
3,700		Winnebago Industries, Inc.	144,522

			2,199,587

		Home Furnishings: 0.2%
4,000		Ethan Allen Interiors, Inc.	160,080
2,700	L	Furniture Brands Intl., Inc.	67,635
2,000		Harman Intl. Industries, Inc.	254,000
9,300		Leggett & Platt, Inc.	264,399
3,400	L	Whirlpool Corp.	235,314

			981,428

		Household Products/Wares: 0.1%
8,800		American Greetings Corp.	223,080
2,800		Clorox Co.	165,004
100	@,L	Jarden Corp.	4,344
1,500	@,L	Scotts Co.	110,280

			502,708

		Housewares: 0.1%
27,500		Newell Rubbermaid, Inc.	665,225
2,100		Toro Co.	170,835

			836,060

		Insurance: 4.5%
11,000		ACE Ltd.	470,250
34,100		AFLAC, Inc.	1,358,544
4,200	@	Allmerica Financial Corp.	137,886
42,400		Allstate Corp.	2,192,928
1,300		Ambac Financial Group, Inc.	106,769
4,600		American Financial Group, Inc.	144,026
177,200		American Intl. Group, Inc.	11,636,724
1,400	L	AmerUs Group Co.	63,420
24,800	L	AON Corp.	591,728
4,600		Chubb Corp.	353,740
12,000		CIGNA Corp.	978,840
6,700		Cincinnati Financial Corp.	296,542
15,500		Fidelity National Financial, Inc.	707,885
2,900		First American Corp.	101,906
21,400		Hartford Financial Services Group, Inc.	1,483,234
3,700		Jefferson-Pilot Corp.	192,252

See Accompanying Notes to Financial Statements

ING OPPENHEIMER MAIN STREET PORTFOLIO®
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Insurance (continued)
3,200		LandAmerica Financial Group, Inc.	$172,576
11,600		Lincoln National Corp.	541,488
9,500		Loews Corp.	667,850
12,600		Marsh & McLennan Cos., Inc.	414,540
6,200		MBIA, Inc.	392,336
13,300		MetLife, Inc.	538,783
9,900		MGIC Investment Corp.	682,209
3,700		Nationwide Financial Services	141,451
5,400		Old Republic Intl. Corp.	136,620
27,100		Principal Financial Group, Inc.	1,109,474
1,400		Progressive Corp.	118,776
8,400		Radian Group, Inc.	447,216
8,800		Reinsurance Group Of America	426,360
2,500	L	RenaissanceRe Holdings Ltd.	130,200
6,800		Safeco Corp.	355,232
6,900		St. Paul Travelers Cos., Inc.	255,783
1,900	L	StanCorp Financial Group, Inc.	156,750
4,500		Torchmark Corp.	257,130
1,000		UICI	33,900
400	@,L	Universal American Financial Corp.	6,188
24,200	L	UnumProvident Corp.	434,148

			28,235,684

		Internet: 1.6%
9,900	@	Amazon.Com, Inc.	438,471
13,400	@	CheckFree Corp.	510,272
9,700	@	Doubleclick, Inc.	75,466
20,000	@	Earthlink, Inc.	230,400
27,700	@	eBay, Inc.	3,220,956
1,900	@,L	eResearch Technology Inc.	30,115
39,600	@,L	IAC/ InterActiveCorp	1,093,752
5,300	@	Infospace, Inc.	252,015
8,600	@	Internet Security Systems	199,950
16,100	@	McAfee, Inc.	465,773
4,200	@,L	Openwave Systems Inc.	64,932
1,700	@,L	Priceline.com, Inc.	40,103
10,500	@	RSA Security, Inc.	210,630
29,800	@	TIBCO Software Inc.	397,532
16,500	@	United Online, Inc.	190,245
8,200	@	Valueclick Inc.	109,306
4,000	@	Verisign, Inc.	134,080
4,400	@	Websense, Inc.	223,168
55,700	@	Yahoo!, Inc.	2,098,776

			9,985,942

		Investment Companies: 0.0%
6,000		American Capital Strategies Ltd.	200,100

			200,100

		Iron/Steel: 0.3%
12,300	@	AK Steel Holding Corp.	177,981
1,500		Carpenter Technology Corp.	87,690
2,100	L	Cleveland-Cliffs, Inc.	218,106
6,900		Nucor Corp.	361,146
1,800	L	Schnitzer Steel Industries Inc.	61,074
2,600		Steel Dynamics, Inc.	98,488
13,100	L	United States Steel Corp.	671,375

			1,675,860

		Leisure Time: 0.3%
16,900		Harley-Davidson, Inc.	1,026,675
2,900	L	Nautilus Group, Inc.	70,093
2,200		Polaris Industries, Inc.	149,644
16,100		Sabre Holdings Corp. — Class A	356,776

			1,603,188

		Lodging: 0.4%
1,200	@	Aztar Corp.	41,904
19,500	@	Caesars Entertainment, Inc.	392,730
1,200		Choice Hotels International Inc.	69,600
8,400		Mandalay Resort Group	591,612
16,500		Marriott Intl., Inc.	1,039,170
2,300	@,L	MGM Mirage	167,302

			2,302,318

		Machinery — Construction and Mining: 0.2%
11,300		Caterpillar, Inc.	1,101,863
1,200	@	Terex Corp.	57,180

			1,159,043

		Machinery — Diversified: 0.3%
800	L	Briggs & Stratton Corp.	33,264
2,100		Cognex Corp.	58,590
4,800		Cummins, Inc.	402,192
14,100		Deere & Co.	1,049,040
8,900		Rockwell Automation, Inc.	440,995
1,400	@,L	Unova, Inc.	35,406
700	@	Zebra Technologies Corp.	39,396

			2,058,883

		Media: 3.7%
66,600	@, L	Charter Communications Inc.	149,184
30,600		Clear Channel Communications, Inc.	1,024,794
151,500	@	Comcast Corp.	5,041,920
1,200	@,L	Cumulus Media, Inc.	18,096
15,300		EchoStar Communications Corp.	508,572
1,100	@	Fox Entertainment Group, Inc.	34,386
2,900		Gannett Co., Inc.	236,930
3,800		Knight-Ridder, Inc.	254,372
6,100	@,L	Martha Stewart Living Omnimedia	177,022
15,900		McGraw-Hill Cos., Inc.	1,455,486
312,300	@	Time Warner, Inc.	6,071,112
97,200		Viacom, Inc.	3,537,108
160,800		Walt Disney Co.	4,470,240
7,300	@	Westwood One, Inc.	196,589

			23,175,811

		Metal Fabricate/Hardware: 0.0%
2,400		Mueller Industries, Inc.	77,280
500		Precision Castparts Corp.	32,840
6,100		Worthington Industries, Inc.	119,438

			229,558

		Mining: 0.4%
55,800		Alcoa, Inc.	1,753,236
2,200	@,@@, L	Inco Ltd.	80,916
8,300		Phelps Dodge Corp.	821,036
2,200	L	Southern Peru Copper Corp.	103,862

			2,759,050

		Miscellaneous Manufacturing: 5.8%
58,800		3M Co.	4,825,716
1,600		Brink’s Co.	63,232
3,700	@	Cooper Industries Ltd.	251,193
5,500		Danaher Corp.	315,755
5,300		Dover Corp.	222,282
5,200		Eastman Kodak Co.	167,700
722,800		General Electric Co.	26,382,200
24,800		Honeywell Intl., Inc.	878,168
14,000		Illinois Tool Works, Inc.	1,297,520
10,000		Ingersoll-Rand Co.	803,000
5,800		Pall Corp.	167,910
13,100	L	SPX Corp.	524,786

See Accompanying Notes to Financial Statements

ING OPPENHEIMER MAIN STREET PORTFOLIO®
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Miscellaneous Manufacturing (continued)
5,600		Textron, Inc.	$413,280
9,000		Tyco Intl. Ltd.	321,660

			36,634,402

		Office Furnishings: 0.0%
1,800	L	Herman Miller, Inc.	49,734

			49,734

		Office/Business Equipment: 0.0%
3,400		Pitney Bowes, Inc.	157,352

			157,352

		Oil and Gas: 7.2%
8,100		Amerada Hess Corp.	667,278
17,000		Apache Corp.	859,690
1,200	@	Atwood Oceanics, Inc.	62,520
800		Cabot Oil & Gas Corp.	35,400
24,900	@@	Canadian Natural Resources Ltd.	1,065,080
18,600		Chesapeake Energy Corp.	306,900
119,400		ChevronTexaco Corp.	6,269,694
4,100	@	Cimarex Energy Co.	155,390
34,600		ConocoPhillips	3,004,318
18,800		Devon Energy Corp.	731,696
14,000	L	Diamond Offshore Drilling	560,700
7,500		EOG Resources, Inc.	535,200
434,300		Exxon Mobil Corp.	22,262,217
3,100	@	Forest Oil Corp.	98,332
38,400		Frontier Oil Corp.	1,023,744
4,900	@	Houston Exploration Co.	275,919
2,800		Kerr-McGee Corp.	161,812
2,500		Murphy Oil Corp.	201,125
5,700	@	Newfield Exploration Co.	336,585
5,400		Noble Energy, Inc.	332,964
10,900		Occidental Petroleum Corp.	636,124
65,400	@,@@	Paramount Resources Ltd.	1,468,314
2,800		Patina Oil & Gas Corp.	105,000
1,800	@	Petroleum Development Corp.	69,426
3,400		Pioneer Natural Resources Co.	119,340
3,600	@	Plains Exploration & Production Co.	93,600
3,000	@,@@	Precision Drilling Corp.	189,092
2,100		Premcor Inc.	88,557
4,600	@	Pride Intl., Inc.	94,484
3,000	@	Southwestern Energy Co.	152,070
8,200	L	Sunoco, Inc.	670,022
37,300	@@	Talisman Energy, Inc.	1,007,098
13,400	@,L	Tesoro Petroleum Corp.	426,924
15,800		Unocal Corp.	683,192
10,100		Valero Energy Corp.	458,540
3,000		Vintage Petroleum, Inc.	68,070

			45,276,417

		Oil and Gas Services: 0.3%
4,200		BJ Services Co.	195,468
5,600	@	Cal Dive Intl., Inc.	228,200
11,300	@	Grant Prideco, Inc.	226,565
10,000		Halliburton Co.	392,400
1,200	@	Hydril Co.	54,612
3,000	@	Lone Star Technologies, Inc.	100,380
11,700	@	Oil States Intl., Inc.	225,693
2,700	@	Smith Intl., Inc.	146,907
5,300	@	Universal Compression Holdings Inc.	185,023

			1,755,248

		Packaging and Containers: 0.1%
1,500	L	Ball Corp.	65,970
900		Bemis Co.	26,181
9,900	@	Crown Holdings Inc.	136,026
14,500	@	Owens-Illinois, Inc.	328,425
2,400	@	Pactiv Corp.	60,696
5,600	@	Smurfit-Stone Container Corp.	104,608

			721,906

		Pharmaceuticals: 6.3%
75,100		Abbott Laboratories	3,503,415
6,600		Allergan, Inc.	535,062
7,900		Amerisourcebergen Corp.	463,572
6,500	@	Andrx Corp.	141,895
5,100	@,L	Barr Laboratories, Inc.	232,254
152,000		Bristol-Myers Squibb Co.	3,894,240
11,600	@	Caremark Rx, Inc.	457,388
63,500		Eli Lilly & Co.	3,603,625
17,100	@	Endo Pharmaceuticals Holdings, Inc.	359,442
4,300	@	Eon Labs, Inc.	116,100
800	@	Express Scripts, Inc.	61,152
21,600	@	Forest Laboratories, Inc.	968,976
14,400	@	Hospira, Inc.	482,400
20,200	@	Medco Health Solutions, Inc.	840,320
189,900		Merck & Co., Inc.	6,103,386
1,000	@,L	Onyx Pharmaceuticals, Inc.	32,390
548,800		Pfizer, Inc.	14,757,232
10,000		Schering-Plough Corp.	208,800
3,100	@,L	United Therapeutics Corp.	139,965
57,200		Wyeth	2,436,148

			39,337,762

		Pipelines: 0.0%
6,900	L	El Paso Corp.	71,760
13,600		Williams Cos., Inc.	221,544

			293,304

		Real Estate: 0.0%
1,000		St. Joe Co.	64,200

			64,200

		Retail: 7.1%
13,200	L	Abercrombie & Fitch Co.	619,740
9,000	@	Aeropostale, Inc.	264,870
11,500		American Eagle Outfitters, Inc.	541,650
9,000	@	Ann Taylor Stores Corp.	193,770
6,700		Applebees Intl., Inc.	177,215
6,900	@	Autonation, Inc.	132,549
6,100	@	Barnes & Noble, Inc.	196,847
1,800	L	Bebe Stores Inc.	48,564
20,400	@	Bed Bath & Beyond, Inc.	812,532
16,700		Best Buy Co., Inc.	992,314
8,100	@	BJ’s Wholesale Club, Inc.	235,953
17,900		Borders Group, Inc.	454,660
1,900	@	Brinker Intl., Inc.	66,633
7,800		CBRL Group, Inc.	326,430
9,500	@	CEC Entertainment, Inc.	379,715
2,400	@	Childrens Place	88,872
36,600		Circuit City Stores, Inc.	572,424
17,800		Claire’s Stores, Inc.	378,250
6,500	@	Copart, Inc.	171,080
18,800		Costco Wholesale Corp.	910,108
3,000		Darden Restaurants, Inc.	83,220
8,300		Dillard’s, Inc.	223,021
2,100	@	Electronics Boutique Holdings Corp.	90,174
17,100		Federated Department Stores, Inc.	988,209
3,000		Finish Line	54,900
56,200		Gap, Inc.	1,186,944
5,100	@,L	Hollywood Entertainment Corp.	66,759
172,500		Home Depot, Inc.	7,372,650
5,600	@,L	HOT Topic, Inc.	96,264

See Accompanying Notes to Financial Statements

ING OPPENHEIMER MAIN STREET PORTFOLIO®
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Retail (continued)
30,400		J.C. Penney Co., Inc. Holding Co.	$1,258,560
2,100	@	Jack in The Box, Inc.	77,427
3,800	@,L	Kmart Holding Corp.	376,010
1,400	@	Kohl’s Corp.	68,838
31,700		Limited Brands, Inc.	729,734
26,000		Lowe’s Cos., Inc.	1,497,340
62,500		McDonald’s Corp.	2,003,750
2,100	@	Men’s Wearhouse, Inc.	67,116
13,900		Michaels Stores, Inc.	416,583
600	L	Neiman-Marcus Group, Inc.	42,924
10,800		Nordstrom, Inc.	504,684
5,300	L	Nu Skin Enterprises Inc.	134,514
30,500	@	Office Depot, Inc.	529,480
17,400	@	Pacific Sunwear of California	387,324
1,400	@	Petco Animal Supplies, Inc.	55,272
3,900		PETsMART, Inc.	138,567
900	@	PF Chang’s China Bistro, Inc.	50,715
500	L	Pier 1 Imports, Inc.	9,850
2,700	@	Rare Hospitality Intl., Inc.	86,022
200	@	Red Robin Gourmet Burgers Inc.	10,694
30,700	@,L	Rite Aid Corp.	112,362
10,700	L	Sears Roebuck and Co.	546,021
1,100	@,L	Sonic Corp.	33,550
49,500		Staples, Inc.	1,668,645
10,300	@	Starbucks Corp.	642,308
8,000		Talbots Inc.	217,840
27,100		Target Corp.	1,407,303
3,700		Tiffany & Co.	118,289
51,100		TJX Cos., Inc.	1,284,143
5,000	@	Too, Inc.	122,300
26,900	@	Toys R US, Inc.	550,643
3,100	@	Urban Outfitters, Inc.	137,640
170,700		Wal-Mart Stores, Inc.	9,016,374
35,900		Walgreen Co.	1,377,483
14,900		Yum! Brands, Inc.	702,982
9,200	@	Zale Corp.	274,804

			44,384,408

		Savings and Loans: 0.3%
6,200		Astoria Financial Corp.	247,814
6,200		Golden West Financial Corp.	380,804
5,100		Independence Community Bank Corp.	217,158
400	@	Sterling Financial Corp.	15,704
15,200		Washington Mutual, Inc.	642,656
2,500		Webster Financial Corp.	126,600

			1,630,736

		Semiconductors: 3.8%
32,500	@	Advanced Micro Devices, Inc.	715,650
62,900	@	Agere Systems, Inc.	86,173
24,800	@	Altera Corp.	513,360
35,300		Analog Devices, Inc.	1,303,276
101,100	@	Applied Materials, Inc.	1,728,810
31,700	@	Applied Micro Circuits Corp.	133,457
112,600	@	Atmel Corp.	441,392
2,900	@	Broadcom Corp.	93,612
13,800	@,L	Cree, Inc.	553,104
23,330	@,L	Freescale Semiconductor Inc.	420,779
400	@	Integrated Circuit Systems, Inc.	8,368
10,000	@	Integrated Device Technology, Inc.	115,600
441,700		Intel Corp.	10,331,363
1,700	@	International Rectifier Corp.	75,769
21,500		Intersil Corp.	359,910
7,800	@	KLA-Tencor Corp.	363,324
13,600	@	Lam Research Corp.	393,176
32,400		Linear Technology Corp.	1,255,824
32,300	@	LSI Logic Corp.	177,004
14,600		Maxim Integrated Products, Inc.	618,894
5,900	@	Micrel, Inc.	65,018
9,500		Microchip Technology, Inc.	253,270
59,100	@	Micron Technology, Inc.	729,885
37,400		National Semiconductor Corp.	671,330
7,300	@	Nvidia Corp.	171,988
4,500	@	PMC — Sierra, Inc.	50,625
7,400	@	Rambus Inc.	170,200
6,100	@	Semtech Corp.	133,407
5,800	@	Silicon Image, Inc.	95,468
5,000	@	Teradyne, Inc.	85,350
70,100		Texas Instruments, Inc.	1,725,862
6,000		Xilinx, Inc.	177,900

			24,019,148

		Software: 5.1%
11,600	@	Activision, Inc.	234,088
9,900		Acxiom Corp.	260,370
9,900		Adobe Systems, Inc.	621,126
15,800		Autodesk, Inc.	599,610
35,100		Automatic Data Processing, Inc.	1,556,685
1,300	@,L	Avid Technology, Inc.	80,275
20,200	@	BEA Systems, Inc.	178,972
19,000	@	BMC Software, Inc.	353,400
1,300	@,L	Cerner Corp.	69,121
15,400		Computer Associates Intl., Inc.	478,324
2,500	@	Compuware Corp.	16,175
500	@,L	CSG Systems Intl., Inc.	9,350
2,600	@	Dun & Bradstreet Corp.	155,090
12,700	@	Electronic Arts, Inc.	783,336
5,000	L	Fair Isaac Corp.	183,400
3,500	@	FileNet Corp.	90,160
19,600		First Data Corp.	833,784
6,100		IMS Health, Inc.	141,581
703,600		Microsoft Corp.	18,793,156
1,700	@,L	MicroStrategy Inc.	102,425
334,700	@	Oracle Corp.	4,592,084
600	@,L	Pixar, Inc.	51,366
600	@	Quest Software, Inc.	9,570
3,000		SEI Investments Co.	125,790
25,200	@	Siebel Systems, Inc.	264,600
22,600	@	Sybase, Inc.	450,870
5,800	@,L	Take-Two Interactive Software, Inc.	201,782
8,800	@	THQ, Inc.	201,872
14,600	@	Veritas Software Corp.	416,830

			31,855,192

		Telecommunications: 7.4%
9,600		ADTRAN, Inc.	183,744
9,300	@,L	Alamosa Holdings Inc.	115,971
7,800		Alltel Corp.	458,328
9,500	@,L	Amdocs Ltd.	249,375
18,300		AT&T Corp.	348,798
38,800	@	Avaya, Inc.	667,360
127,700		BellSouth Corp.	3,548,783
12,100		CenturyTel, Inc.	429,187
57,600	@	Ciena Corp.	192,384
491,800	@	Cisco Systems, Inc.	9,491,740
57,000		Citizens Communications Co.	786,030
2,000	@	Commscope, Inc.	37,800
23,500	@,L	Comverse Technology, Inc.	574,575
3,200	@,L	Ditech Communications Corp.	47,840
10,500	@	Extreme Networks	68,775
2,400		Harris Corp.	148,296
56,600	@	Juniper Networks, Inc.	1,538,954
233,200	@	Lucent Technologies, Inc.	876,832
94,500		Motorola, Inc.	1,625,400
73,300	@	Nextel Communications, Inc.	2,199,000
1,600	@	NTL, Inc.	116,736
5,300	@	Polycom, Inc.	123,596

See Accompanying Notes to Financial Statements

ING OPPENHEIMER MAIN STREET PORTFOLIO®
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Telecommunications (continued)
114,900		QUALCOMM, Inc.	$4,871,760
9,900	@	Qwest Communications Intl.	43,956
304,500		SBC Communications, Inc.	7,846,965
14,800		Scientific-Atlanta, Inc.	488,548
8,300	@,L	Sonus Networks Inc.	47,559
17,900		Sprint Corp.	444,815
1,300	L	Telephone & Data Systems, Inc.	100,035
17,900	@	Tellabs, Inc.	153,761
196,400		Verizon Communications, Inc.	7,956,164

			45,783,067

		Textiles: 0.0%
6,500		Cintas Corp.	285,090

			285,090

		Toys/Games/Hobbies: 0.1%
16,300	L	Action Performance Cos., Inc.	179,137
13,500		Hasbro, Inc.	261,630
1,200	@,L	Leapfrog Enterprises Inc.	16,320
7,200	@,L	Marvel Enterprises, Inc.	147,456

			604,543

		Transportation: 0.8%
3,400		Burlington Northern Santa Fe Corp.	160,854
7,100		CNF, Inc.	355,710
2,300		CSX Corp.	92,184
7,400	@	EGL, Inc.	221,186
2,800	L	Expeditors Intl. Washington, Inc.	156,464
8,800		FedEx Corp.	866,712
4,900	@	General Maritime Corp.	195,755
400	@	Genesee & Wyoming Inc.	11,252
7,700		JB Hunt Transport Services, Inc.	345,345
3,300		Norfolk Southern Corp.	119,427
10,700		OMI Corp.	180,295
6,600		Ryder System, Inc.	315,282
9,100	@,L	Swift Transportation Co., Inc.	195,468
5,500		Teekay Shipping Corp.	231,605
22,000		United Parcel Service, Inc.	1,880,120

			5,327,659

		Total Common Stock (Cost $588,932,237)	621,658,836

Principal
Amount		Value

SHORT-TERM INVESTMENTS: 8.7%
	Securities Lending Collateralcc: 8.7%
$54,818,000	The Bank of New York Institutional Cash Reserves Fund	$54,818,000

	Total Short-Term Investments (Cost $54,818,000)	54,818,000

Total Investments In Securities (Cost $643,750,237)*	107.8%	$676,476,836
Other Assets and Liabilities-Net	(7.8)	(49,118,336)

Net Assets	100.0%	$627,358,500

@	Non-income producing security
@@	Foreign issuer
ADR	American Depositary Receipt
cc	Securities purchased with cash collateral for securities loaned.
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
*	Cost for federal income tax purposes is $644,964,056. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$38,445,702
Gross Unrealized Depreciation	(6,932,922)

Net Unrealized Appreciation	$31,512,780

See Accompanying Notes to Financial Statements

ING PIMCO CORE BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Principal
Amount			Value

CORPORATE BONDS/NOTES: 5.3%
		Airlines: 0.2%
$1,550,000	L	Continental Airlines, Inc., 7.056%, due 09/15/09	$1,593,483
250,000	I,**	United AirLines, Inc., 6.010%, due 04/07/16	128,229

			1,721,712

		Auto Manufacturers: 0.2%
600,000		DaimlerChrysler NA Holding Corp., 8.500%, due 01/18/31	751,903
700,000		General Motors Corp., 8.250%, due 07/15/23	730,923

			1,482,826

		Diversified Financial Services: 2.1%
677,000,000	(1)	AIG SunAmerica, Inc., 1.200%, due 01/26/05	6,611,504
1,400,000		CIT Group, Inc., 7.750%, due 04/02/12	1,659,543
900,000	L	Citigroup, Inc., 5.625%, due 08/27/12	959,938
3,600,000		General Motors Acceptance Corp., 3.329%, due 10/20/05	3,614,112
2,200,000	L	General Motors Acceptance Corp., 8.000%, due 11/01/31	2,267,676
100,000		Goldman Sachs Group, Inc., 2.430%, due 07/23/09	100,460
600,000		Morgan Stanley, 5.300%, due 03/01/13	618,854

			15,832,087

		Electric: 0.5%
1,000,000		Entergy Gulf States, Inc., 3.600%, due 06/01/08	984,585
3,055,000		Pacific Gas & Electric Co., 2.720%, due 04/03/06	3,057,734

			4,042,319

		Forest Products and Paper: 0.1%
400,000		Smurfit Capital Funding PLC, 6.750%, due 11/20/05	410,000

			410,000

		Oil and Gas: 0.6%
500,000		Conoco Funding Co., 6.350%, due 10/15/11	558,866
150,000		El Paso CGP Co., 7.750%, due 06/15/10	157,500
1,150,000		Pemex Project Funding Master Trust, 7.375%, due 12/15/14	1,281,100
2,200,000		Pemex Project Funding Master Trust, 8.625%, due 02/01/22	2,565,200
350,000	@@	Petroleos Mexicanos, 9.250%, due 03/30/18	434,875

			4,997,541

		Pipelines: 0.2%
875,000	L	El Paso Corp., 7.750%, due 01/15/32	842,188
925,000		El Paso Corp., 7.800%, due 08/01/31	892,625

			1,734,813

		Telecommunications: 1.4%
950,000		AT&T Corp., 9.050%, due 11/15/11	1,098,438
997,481	I,XX	Nextel Communications, Inc., 4.688%, due 12/15/10	1,002,404
200,000	L	Qwest Capital Funding, Inc., 7.000%, due 08/03/09	198,500
600,000	L	Qwest Capital Funding, Inc., 7.250%, due 02/15/11	591,000
950,000	#	Qwest Corp., 9.125%, due 03/15/12	1,102,000
1,900,000	L	SBC Communications, Inc., 4.125%, due 09/15/09	1,898,539
4,300,000	#	SBC Communications, Inc., 4.206%, due 06/05/05	4,325,171
500,000		Sprint Capital Corp., 7.900%, due 03/15/05	505,436

			10,721,488

		Total Corporate Bonds/ Notes (Cost $39,635,343)	40,942,786

MUNICIPAL BONDS: 3.8%
		California: 0.4
1,300,000		Golden State Tobacco Securitization Corp., 6.250%, due 06/01/33	1,303,276
1,300,000		State of California, 5.000%, due 07/01/12	1,450,137

			2,753,413

		Colorado: 0.4%
3,000,000		Colorado Department of Transportation, 5.000%, due 12/15/12	3,342,720

			3,342,720

		Georgia: 0.1%
1,000,000		State of Georgia, 5.000%, due 05/01/20	1,070,740

			1,070,740

		Illinois: 1.0%
1,700,000		Chicago Housing Authority, 5.375%, due 07/01/18	1,812,591
3,720,000		City of Chicago, 5.000%, due 01/01/34	3,803,550
2,230,000		City of Chicago, 5.000%, due 01/01/35	2,283,498

			7,899,639

		Indiana: 0.5%
3,250,000		Indiana Municipal Power Agency, 5.000%, due 01/01/32	3,324,393
800,000		IPS Multi-School Building Corp., 5.000%, due 07/15/25	834,392

			4,158,785

		Louisiana: 0.1%
870,000		Tobacco Settlement Financing Corp., 5.875%, due 05/15/39	780,303

			780,303

		Minnesota: 0.1%
900,000		State of Minnesota, 5.000%, due 08/01/10	997,560

			997,560

See Accompanying Notes to Financial Statements

ING PIMCO CORE BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount			Value

		New Jersey: 0.3
$1,740,000		Tobacco Settlement Financing Corp., 6.000%, due 06/01/37	$1,590,203
300,000		Tobacco Settlement Financing Corp., 6.750%, due 06/01/39	300,354

			1,890,557

		New York: 0.1%
630,000		New York City Municipal Water Finance Authority, 5.000%, due 06/15/34	642,594

			642,594

		Ohio: 0.1
300,000		Kettering City School District, 5.000%, due 12/01/30	309,117

			309,117

		Texas: 0.4%
3,115,000		Lower Colorado River Authority, 5.000%, due 05/15/33	3,180,976

			3,180,976

		Washington: 0.2%
1,400,000		Energy Northwest, 5.500%, due 07/01/13	1,587,600

			1,587,600

		Wisconsin: 0.1%
865,000		Badger TOB Asset Securitization Corp., 6.375%, due 06/01/32	828,826

			828,826

		Total Municipal Bonds (Cost $28,825,146)	29,442,830

RIGHTS: 0.0%
		Sovereigns: 0.0%
1,000,000	@@, XX	United Mexican States, Series C, 0.000%, due 06/30/05	143
1,000,000	@@, XX	United Mexican States, Series D, 0.000%, due 06/30/06	240
1,000,000	@@, XX	United Mexican States, Series E, 0.000%, due 06/30/07	214

		Total Rights (Cost $0)	597

OTHER BONDS: 9.2%
		Brazil: 0.8%
504,000	@@	Brazilian Government Intl. Bond, 2.063%, due 04/15/06	505,231
99,535	@@	Brazilian Government Intl. Bond, 2.125%, due 04/15/09	98,782
405,886	@@	Brazilian Government Intl. Bond, 3.125%, due 04/15/12	389,100
2,462,228	@@, L	Brazilian Government Intl. Bond, 8.000%, due 04/15/14	2,535,570
1,040,000	@@	Brazilian Government Intl. Bond, 11.500%, due 03/12/08	1,225,640
800,000	@@	Brazilian Government Intl. Bond, 12.250%, due 03/06/30	1,060,000

			5,814,323

		Germany: 5.4%
9,900,000	@@, (2)	Deutsche Bundesrepublik, 3.750%, due 07/04/13	13,667,706
5,700,000	@@, (2)	Deutsche Bundesrepublik, 4.250%, due 01/04/14	8,131,375
7,700,000	@@, (2)	Deutsche Bundesrepublik, 4.500%, due 01/04/13	11,188,277
6,000,000	@@, (2)	Deutsche Bundesrepublik, 5.000%, due 07/04/12	9,001,370

			41,988,728

		Hong Kong: 0.2%
1,700,000	@@, #	Hong Kong Government Intl. Bond, 5.125%, due 08/01/14	1,752,872

			1,752,872

		Italy: 0.5%
500,000	@@, (3)	Italy Buoni Poliennali Del Tesoro, 5.000%, due 05/01/08	727,220
300,000,000	@@, (3)	Italy Government Intl. Bond, 3.800%, due 03/27/08	3,256,556

			3,983,776

		Mexico: 0.5%
1,300,000	@@	Mexico Government Intl. Bond, 6.375%, due 01/16/13	1,387,750
900,000	@@	Mexico Government Intl. Bond, 8.300%, due 08/15/31	1,057,050
1,000,000	@@, L	Mexico Government Intl. Bond, 8.000%, due 09/24/22	1,156,000

			3,600,800

		Panama: 0.3%
300,000	@@	Panama Government Intl. Bond, 8.250%, due 04/22/08	334,500
750,000	@@, L	Panama Government Intl. Bond, 8.875%, due 09/30/27	828,750
1,250,000	@@	Panama Government Intl. Bond, 9.375%, due 01/16/23	1,450,000

			2,613,250

		Peru: 0.5%
900,000	@@	Peru Government Intl. Bond, 9.125%, due 01/15/08	1,028,250
1,960,000	@@	Peru Government Intl. Bond, 9.125%, due 02/21/12	2,293,200
300,000	@@, L	Peru Government Intl. Bond, 9.875%, due 02/06/15	369,000

			3,690,450

See Accompanying Notes to Financial Statements

ING PIMCO CORE BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount			Value

		Russia: 0.9%
$5,910,000	@@	Russia Government Intl. Bond, 5.000%, due 03/31/30	$6,119,214
700,000	@@, L	Russia Government Intl. Bond, 8.250%, due 03/31/10	778,260

			6,897,474

		South Africa: 0.1%
180,000	@@	South Africa Government Intl. Bond, 6.500%, due 06/02/14	197,550
600,000	@@	South Africa Government Intl. Bond, 9.125%, due 05/19/09	712,500

			910,050

		Total Other Bonds (Cost $67,933,979)	71,251,723

COLLATERALIZED MORTGAGE OBLIGATIONS: 6.7%
		Agency Collateral PAC CMO: 0.3%
2,243,537		Fannie Mae, 3.500%, due 04/25/17	2,240,173

			2,240,173

		Automobile Asset-Backed Securities: 0.5%
3,800,000	XX	Franklin Automotive Trust, 0.000%, due 01/31/35	3,801,782

			3,801,782

		Credit Card Asset-Backed Securities: 0.3%
2,400,000		Sears Credit Account Master Trust, 2.533%, due 08/18/09	2,403,301

			2,403,301

		Home Equity Asset-Backed Securities: 0.7%
219,410		Advanta Mortgage Loan Trust, 2.793%, due 11/25/29	219,453
1,930,347		CitiFinancial Mortgage Securities, Inc., 2.728%, due 05/25/33	1,934,040
795,747		Merrill Lynch Mortgage Investors, Inc., 2.518%, due 12/25/34	796,328
1,098,083		Renaissance Home Equity Loan Trust, 2.858%, due 08/25/33	1,098,789
1,683,493		Residential Asset Securities Corp., 2.538%, due 06/25/25	1,684,577

			5,733,187

		Other Asset-Backed Securities: 1.4%
3,585,072		Countrywide Asset-Backed Certificates, 2.371%, due 09/25/21	3,588,600
2,884,710		Countrywide Asset-Backed Certificates, 2.508%, due 06/25/22	2,886,567
3,366,002	XX	First Franklin Mtg. Loan Asset Backed Certificates, 2.588%, due 11/25/34	3,365,477
567,478		Long Beach Mortgage Loan Trust, 2.818%, due 03/25/33	568,529

			10,409,173

		Student Loan Asset-Backed Securities: 0.9%
7,300,000		SLM Student Loan Trust, 1.970%, due 10/25/09	7,301,175

			7,301,175

		Whole Loan Collateral PAC: 0.5%
2,036,947		Residential Accredit Loans, Inc., 2.818%, due 03/25/33	2,038,700
52,641		Residential Accredit Loans, Inc., 5.500%, due 06/25/17	53,324
1,569,133		Residential Asset Securitization Trust, 2.581%, due 05/25/33	1,572,370

			3,664,394

		Whole Loan Collateralized Mortgage Obligations: 2.1%
462,645	I,XX	CS First Boston Mortgage Securities Corp., 2.731%, due 08/25/33	459,124
1,877,899		CS First Boston Mortgage Securities Corp., 5.750%, due 09/22/17	1,920,828
15,024		First Nationwide Trust, 8.500%, due 09/25/31	15,081
477,102		GSR Mortgage Loan Trust, 6.000%, due 03/25/32	480,840
2,766,554		Homestar Mortgage Acceptance Corp., 2.608%, due 01/25/22	2,767,427
185,583	#,I, XX	Nomura Asset Acceptance Corp., 7.000%, due 02/19/30	194,456
432,309		Sequoia Mortgage Trust, 2.760%, due 07/20/33	425,894
2,316,193		Structured Asset Mortgage Investments, Inc., 3.430%, due 03/25/32	2,334,548
4,758,098		Washington Mutual, 2.688%, due 12/25/27	4,755,913
1,055,518		Washington Mutual, 2.995%, due 06/25/42	1,066,300
768,626		Washington Mutual, 3.181%, due 02/27/34	770,378
323,217		Washington Mutual, 5.145%, due 10/25/32	327,794
270,567		Washington Mutual, 6.000%, due 03/25/17	271,824

			15,790,407

		Total Collateralized Mortgage Obligations (Cost $51,358,113)	51,343,592

U.S. GOVERNMENT AGENCY OBLIGATIONS: 57.5%
		Federal Home Administration: 0.1%
563,689	XX	8.175%, due 03/01/27	561,329

			561,329

		Federal Home Loan Bank: 4.3%
7,300,000		1.990%, due 01/12/05	7,295,154
7,200,000		2.060%, due 01/14/05	7,194,230
14,600,000		2.210%, due 03/02/05	14,545,541
4,400,000		2.220%, due 01/19/05	4,394,861

			33,429,786

		Federal Home Loan Mortgage Corporation: 17.1%
7,300,000		1.980%, due 01/04/05	7,298,393
4,800,000		1.990%, due 01/11/05	4,797,086
4,100,000		2.080%, due 01/18/05	4,095,736
5,600,000		2.110%, due 01/25/05	5,591,795

See Accompanying Notes to Financial Statements

ING PIMCO CORE BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount			Value

		Federal Home Loan Mortgage Corporation (continued)
$2,700,000		2.130%, due 01/28/05	$2,695,529
8,200,000		2.160%, due 02/01/05	8,184,265
4,700,000		2.160%, due 02/22/05	4,685,095
11,100,000		2.220%, due 03/08/05	11,054,312
4,400,000		2.250%, due 02/15/05	4,387,365
5,200,000		2.380%, due 03/01/05	5,179,413
7,600,000		2.750%, due 02/15/12	7,570,010
250,851		2.753%, due 12/15/29	251,585
8,700,000		3.500%, due 05/15/19	8,681,491
677,937		3.500%, due 07/15/32	670,946
130,961		3.684%, due 06/01/24	133,546
5,056,514		4.475%, due 01/01/29	5,221,439
1,528,883		5.000%, due 09/15/16	1,554,538
5,750,000		5.000%, due 05/15/18	5,844,348
426,951		5.000%, due 08/01/33	425,011
2,000,000	W	5.000%, due 01/15/35	1,986,250
673,628		5.500%, due 07/01/07	690,584
3,955,956		5.500%, due 09/01/19	4,089,833
1,706,969		5.500%, due 03/01/23	1,746,858
300,111		5.500%, due 07/15/31	302,030
13,000,000	W	5.500%, due 01/01/34	13,207,193
424,720		5.950%, due 11/01/31	433,886
2,890,813		6.000%, due 01/01/22	3,007,820
3,501,138		6.000%, due 03/01/22	3,642,898
8,609,490		6.000%, due 10/01/22	8,958,085
685,996		6.000%, due 10/15/22	689,390
3,047,369		6.000%, due 10/15/32	3,096,627
71,875		6.500%, due 07/01/19	75,994
1,302,091		7.500%, due 10/25/43	1,399,992
202,573		8.250%, due 08/15/21	203,125

			131,852,468

		Federal National Mortgage Association: 33.3%
7,100,000		1.970%, due 01/05/05	7,098,054
14,400,000		2.020%, due 01/19/05	14,384,642
3,200,000		2.060%, due 01/26/05	3,195,243
14,600,000		2.090%, due 01/07/05	14,594,067
9,100,000	L	2.100%, due 02/02/05	9,082,514
200,000		2.160%, due 02/09/05	199,521
400,000		2.190%, due 02/16/05	398,860
200,000		2.200%, due 02/23/05	199,342
19,800,000		2.220%, due 03/09/05	19,717,236
5,500,000		2.230%, due 03/15/05	5,474,887
16,600,000		2.230%, due 03/16/05	16,523,142
24,500,000		2.250%, due 03/30/05	24,364,514
3,800,000		2.360%, due 04/15/05	3,774,000
6,819,819		2.483%, due 08/15/26	6,823,659
2,168,308		2.530%, due 05/25/34	2,162,555
659,996		2.918%, due 03/25/17	665,496
904,530		3.318%, due 04/25/32	919,778
1,901,232		3.460%, due 06/25/43	1,895,938
191,659		3.706%, due 05/01/36	193,927
1,507,983		4.802%, due 12/01/36	1,533,560
4,100,000		5.000%, due 07/29/19	4,076,179
15,000,000	W	5.000%, due 01/15/20	15,239,070
418,643		5.000%, due 01/01/34	416,318
23,000,000	W	5.000%, due 01/15/34	22,820,323
1,897,206		5.000%, due 03/01/34	1,886,670
1,845,479		5.000%, due 04/01/34	1,832,549
1,638,666		5.000%, due 05/01/34	1,627,186
6,273,275		5.007%, due 09/01/34	6,369,118
231,376		5.500%, due 01/01/14	239,737
195,571		5.500%, due 12/01/14	202,737
44,028		5.500%, due 06/01/16	45,589
290,317		5.500%, due 03/01/17	300,452
1		5.500%, due 07/01/17	1
287,432		5.500%, due 01/01/18	297,467
9,500,000	W	5.500%, due 01/15/20	9,817,661
2,842,523		5.500%, due 06/01/23	2,908,689
24,000,000	W	5.500%, due 01/01/33	24,367,487
288,165		5.500%, due 10/01/33	292,889
774,263		5.500%, due 10/01/33	786,956
757,813		5.500%, due 10/01/33	770,237
812,854		5.500%, due 11/01/33	826,180
691,283		5.500%, due 11/01/33	702,616
345,906		5.500%, due 11/01/33	351,577
54,950		5.500%, due 12/01/33	55,851
899,712		5.500%, due 12/01/33	914,462
7,134,943		5.500%, due 12/01/33	7,251,912
3,651,457		5.500%, due 12/01/33	3,711,318
828,524		5.500%, due 12/01/33	842,106
438,480		5.500%, due 01/01/34	445,548
682,030		5.500%, due 01/01/34	693,211
8,388,089		6.000%, due 06/01/22	8,735,482
1,024,659		6.000%, due 09/01/22	1,067,095
1,018,212		6.000%, due 10/01/22	1,060,381
1,914,249		6.000%, due 01/01/23	1,993,528
726,953		6.250%, due 10/25/22	729,078
18,013		6.500%, due 11/01/15	19,118
210,278		6.500%, due 09/01/16	223,087
10,776		6.500%, due 09/01/16	11,437
56,202		6.500%, due 02/01/17	59,625
39,484		6.500%, due 02/01/17	41,889
31,353		6.500%, due 02/01/17	33,263
24,641		6.500%, due 03/01/17	26,142
221,609		6.500%, due 04/01/17	235,108
2,137		6.500%, due 06/01/29	2,246

			257,530,510

		Government National Mortgage Association: 2.7%
986,520		3.375%, due 01/20/27	982,007
819,380		3.375%, due 05/20/29	815,495
716,903		3.375%, due 04/20/30	713,468
1,534,792		3.500%, due 10/20/29	1,528,456
1,072,122		3.750%, due 08/20/27	1,087,721
267,610		5.500%, due 11/20/31	267,867
15,074,687		6.000%, due 09/16/28	15,194,656

			20,589,670

		Total U.S. Government Agency Obligations (Cost $443,998,937)	443,963,763

U.S. TREASURY OBLIGATIONS: 15.2%
		U.S. Treasury Bonds: 2.5%
1,100,000		5.500%, due 08/15/28	1,190,923
6,000,000	L	6.250%, due 08/15/23	7,026,330
1,400,000	L	7.250%, due 08/15/22	1,804,743
6,700,000	L	8.875%, due 02/15/19	9,640,938

			19,662,934

		U.S. Treasury Inflation Indexed Bonds: 7.7%
14,900,000	L	0.875%, due 04/15/10	14,873,086
18,700,000		1.875%, due 07/15/13	20,000,155
2,800,000	L	2.000%, due 07/15/14	2,926,533
600,000	L	3.500%, due 01/15/11	747,617
300,000		3.625%, due 01/15/08	386,244
13,900,000	L	3.875%, due 01/15/09	18,139,795
1,500,000		4.250%, due 01/15/10	1,974,653

			59,048,083

		U.S. Treasury Notes: 5.0%
8,400,000	L	1.625%, due 04/30/05	8,381,957
15,600,000	L	3.375%, due 10/15/09	15,451,316
15,100,000		3.500%, due 12/15/09	15,031,582

			38,864,855

		Total U.S. Treasury Obligations (Cost $117,234,647)	117,575,872

See Accompanying Notes to Financial Statements

ING PIMCO CORE BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares		Value

PREFERRED STOCK: 0.5%
	Diversified Financial Services: 0.5%
63,599	Fannie Mae	$3,621,168

	Total Preferred Stock (Cost $3,179,950)	3,621,168

OPTIONS: 0.0%

No. of
Contracts			Value

$222		90 day Euro Future Put, 93.25, due 3/14/05	—
440		90 day Euro Future Put, 94.25, due 3/14/05	—
500,000	I	90 day Euro Swaption, Put, 3 month LIBOR, 6.250%, due 04/27/09	$26,211
500,000	I	90 day Euro Swaption, Call, 3 month LIBOR, 5.750%, due 04/27/09	43,637

		Total Options (Cost $68,220)	69,848

		Total Long-Term Investments (Cost $752,234,335)	758,212,179

Principal
Amount			Value

SHORT-TERM INVESTMENTS: 33.2%
		Certificates of Deposit: 1.0%
$7,600,000		Citibank, 2.030%, due 01/24/05	$7,598,894

			7,598,894

		Commercial Paper: 16.2%
1,600,000		ABN AMRO Bank NV, 2.360%, due 03/01/05	1,593,733
8,200,000		ANZ National, 2.200%, due 01/28/05	8,185,961
21,000,000		CBA Finance, 2.360%, due 03/31/05	20,876,931
4,100,000		CDC, 2.230%, due 02/23/05	4,086,317
3,500,000		Ford Motor Credit Co., 2.690%, due 04/08/05	3,474,590
18,500,000		Fortis Funding LLC, 2.190%, due 01/25/05	18,471,947
400,000		General Electric Capital Corp., 2.360%, due 03/01/05	398,434
7,700,000		General Electric Capital Corp., 2.290%, due 03/11/05	7,665,889
14,400,000		General Electric Capital Corp., 2.300%, due 03/14/05	14,333,184
22,900,000		GlaxoSmithKline PLC, 2.250%, due 03/03/05	22,811,429
18,500,000		UBS Finance, 2.390%, due 01/05/05	18,493,859
4,300,000		UBS Finance, 2.150%, due 01/24/05	4,293,859
100,000		UBS Finance, 2.190%, due 01/25/05	99,848

			124,785,981

		U.S. Treasury Bills: 1.9%
4,540,000	S	1.970%, due 03/03/05	4,524,673
5,000,000	L	2.270%, due 04/21/05	4,965,200
5,400,000		2.340%, due 05/05/05	5,356,535

			14,846,408

		Repurchase Agreement: 1.3%
10,000,000		U.S. Treasury Bond Repurchase Agreement dated 12/31/04, 1.250% due 01/03/05, $10,001,042 to be received upon repurchase (Collateralized by $8,737,000, 6.000%, Market Value plus accrued interest $10,215,464, due 02/15/26)	10,000,000

			10,000,000

		Securities Lending CollateralCC: 12.8%
98,426,000		The Bank of New York Institutional Cash Reserves Fund	98,426,000

		Total Securities Lending Collateral (Cost $98,426,000)	98,426,000

		Total Short-Term Investments (Cost $255,659,515)	255,657,283

Total Investments In Securities (Cost $1,007,893,850)*	131.4%	$1,013,869,462
Other Assets and Liabilities-Net	(31.4)	(242,007,790)

Net Assets	100.0%	$771,861,672

@@	Foreign issuer
#	Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. Unless otherwise indicated, these securities have been determined to be liquid under the guidelines established by the Funds’ Board of Directors/ Trustees.
CC	Securities purchased with cash collateral for securities loaned.
W	When-issued or delayed delivery security.
I	Illiquid security.
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
**	Defaulted security.
S	Segregated securities for futures, when-issued or delayed delivery securities at December 31, 2004
X	Fair value determined by the ING Funds Valuation Committee appointed by the Funds’ Board of Directors/ Trustees.
XX	Value of securities obtained from one or more dealers making markets in the securities in accordance with the Fund’s valuation procedures.
(1)	Principal amount presented in Japanese Yen.
(2)	Principal amount presented in German Deutsche Marks.
(3)	Principal amount presented in Italian Lira.
*	Cost for federal income tax purposes is $1,011,246,235. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$3,881,887
Gross Unrealized Depreciation	(1,258,660)

Net Unrealized Appreciation	$2,623,227

See Accompanying Notes to Financial Statements

ING PIMCO CORE BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

No. of		Expiration	Strike
Contracts		Date	Price/Rate	Value

WRITTEN OPTIONS

Call Options Written
110	OTC 3 Months Libor/ 7 years Interest Rate Swap	01/31/05	3.95	$(2,189)
387	OTC 3 Months Libor/ 7 years Interest Rate Swap	10/04/04	4.00	(273,067)
14	OTC 3 Months Libor/ 7 years Interest Rate Swap	01/07/05	4.00	(21)
79	OTC 3 Months Libor/ 7 years Interest Rate Swap	09/23/05	4.00	(55,742)
40	OTC 3 Months Libor/ 7 years Interest Rate Swap	01/07/05	5.50	(286,240)
119	OTC 3 Months Libor/ 7 years Interest Rate Swap	09/23/05	7.00	(3,927)
198	March 2005 10 year Treasury Note Future	02/18/05	114.00	(46,408)

	Total Liability for Call Options Written (Premiums received $1,397,536)			(667,594)

Put Options Written
14	OTC 3 Months Libor/ 7 years Interest Rate Swap	01/07/05	4.00	(21)
110	OTC 3 Months Libor/ 7 years Interest Rate Swap	01/31/05	4.60	(16,775)
79	OTC 3 Months Libor/ 7.00 years Interest Rate Swap	09/23/05	6.00	(17,593)
23	OTC 3 Months Libor/ 7.00 years Interest Rate Swap	01/07/05	6.65	—
67	OTC 3 Months Libor/ 7.00 years Interest Rate Swap	01/07/05	7.00	—
97	OTC 3 Months Libor/ 7.00 years Interest Rate Swap	12/21/05	94.25	(3,272)
138	March 2005 10 year Treasury Note Future	02/18/05	109.00	(23,719)

	Total Liability for Put Options Written (Premiums received $611,946)			(61,380)

	Total Written Options (Premiums received $2,009,482)			$(728,974)

The following short positions were held by the ING PIMCO Core Bond Portfolio at December 31, 2004:

Principal
Amount	Description	Market Value

$15,000,000	United States Treasury Note, 3.000%, due 11/15/07	$(14,912,115)
33,700,000	United States Treasury Note, 3.250%, due 08/15/07	(33,760,559)
16,000,000	United States Treasury Note, 3.625%, due 05/15/13	(15,509,376)
2,900,000	United States Treasury Note, 3.875%, due 02/15/13	(2,862,167)
11,900,000	United States Treasury Note, 4.000%, due 11/15/12	(11,883,733)
14,400,000	United States Treasury Note, 4.250%, due 08/15/14	(14,436,576)
10,200,000	United States Treasury Note, 4.750%, due 05/15/14	(10,632,704)

	Total Short Positions
	(Proceeds $103,617,418)	$(103,997,230)

At December 31, 2004 the following forward foreign currency contracts were outstanding for the ING PIMCO Core Bond Portfolio:

			In		Unrealized
		Settlement	Exchange		Appreciation
Currency	Buy/Sell	Date	For	Value	(Depreciation)

			USD
Euro
EUR 18,756,000	Buy	01/10/05	25,010,252	$25,495,843	$485,591
Japanese Yen
JPY 1,066,671,000	Buy	01/27/05	10,246,567	10,430,003	183,435

					$669,026

Euro
EUR 16,905,000	Sell	01/10/05	22,667,551	22,979,699	(312,148)
Japanese Yen
JPY 1,068,067,000	Sell	01/27/05	10,117,310	10,443,652	(326,342)

					$(638,490)

Information concerning open futures contracts for the ING PIMCO Core Bond Portfolio at December 31, 2004 is shown below:

	No. of	Notional	Settlement	Unrealized
Long Contracts	Contract	Market Value	Date	Gain (Loss)

90 Day Euro	38	$9,224,025	03/14/05	$(33,725)
90 Day Euro	50	12,004,375	12/18/06	131,250
90 Day Euro	223	53,860,075	09/19/05	(57,575)
90 Day Euro	330	79,880,625	06/13/05	(312,849)
Euro-Bund	529	85,271,320	03/10/05	179,245
Japanese 10 Year Bond	8	10,801,991	03/22/05	34,832
U.S. 10 Year Treasury Note	2,309	258,463,688	03/31/05	466,131
U.S. Treasury Bond	95	10,687,500	03/31/05	119,980
U.S. 5 Year Treasury Note	106	11,610,313	03/31/05	(43,156)

				$484,133

See Accompanying Notes to Financial Statements

ING PIMCO CORE BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Information concerning the Credit Default Swap Agreements outstanding for the ING PIMCO Core Bond Portfolio at December 31, 2004, is shown below:

			Unrealized
	Termination	Notional	Appreciation
Type	Date	Principal	(Depreciation)

Credit Default Agreement Albertson’s, Inc. Receive $300,000 in the event of default and pay 0.680%
Counterparty: Credit Suisse First Boston International	12/20/08 X	$300,000	$(4,251)
Credit Default Agreement Allstate Corp. Receive $1,800,000 in the event of default and pay 0.260%
Counterparty: Morgan Stanley Capital Services, Inc.	12/20/08 X	1,800,000	(6,752)
Credit Default Agreement Capital One Receive $100,000 in the event of default and pay 1.350%
Counterparty: JPMorgan Chase Bank	12/20/08 X	100,000	(3,078)
Credit Default Agreement Carnival Corp. Receive $100,000 in the event of default and pay 0.480%
Counterparty: ABN AMRO Bank N.V.	12/20/08 X	100,000	(1,125)
Credit Default Agreement Clear Channel Communications, Inc. Receive $300,000 in the event of default and pay 0.610%
Counterparty: Credit Suisse First Boston International	12/20/08 X	300,000	(481)
Credit Default Agreement Costco Wholesale Corp. Receive $300,000 in the event of default and pay 0.240%
Counterparty: Lehman Brothers Special Financing, Inc.	12/20/08 X	300,000	(1,238)
Credit Default Agreement Eaton Corp. Receive $1,400,000 in the event of default and pay 0.280%
Counterparty: Citibank NA	12/20/08 X	1,400,000	(7,356)
Credit Default Agreement Eli Lilly and Company Receive $1,500,000 in the event of default and pay 0.160%
Counterparty: Barclays Bank PLC	12/20/08 X	1,500,000	(1,704)
Credit Default Agreement Emerson Receive $1,100,000 in the event of default and pay 0.210%
Counterparty: Morgan Stanley Capital Services, Inc.	12/20/08 X	1,100,000	(2,086)
Credit Default Agreement Federated Department Stores, Inc. Receive $300,000 in the event of default and pay 0.410%
Counterparty: Credit Suisse First Boston International	12/20/08 X	300,000	(2,143)
Credit Default Agreement FedEx Receive $1,100,000 in the event of default and pay 0.290%
Counterparty: Barclays Bank PLC	12/20/08 X	1,100,000	(4,534)
Credit Default Agreement Gannett Co., Inc. Receive $400,000 in the event of default and pay 0.220%
Counterparty: Merrill Lynch Capital Services	12/20/08 X	400,000	(464)
Credit Default Agreement Goodrich Corp. Receive $300,000 in the event of default and pay 0.900%
Counterparty: Credit Suisse First Boston International	12/20/08 X	300,000	(6,621)
Credit Default Agreement Goodrich Corp. Receive $600,000 in the event of default and pay 0.970%
Counterparty: Lehman Brothers Special Financing, Inc.	12/20/08 X	600,000	(14,805)
Credit Default Agreement Home Depot, Inc. Receive $1,500,000 in the event of default and pay 0.120%
Counterparty: Lehman Brothers Special Financing, Inc.	12/20/08 X	1,500,000	(1,705)
Credit Default Agreement Ingersoll-Rand Co. Ltd. Receive $800,000 in the event of default and pay 0.320%
Counterparty: Merrill Lynch Capital Services	12/20/08 X	800,000	(3,915)
Credit Default Agreement Johnson & Johnson Receive $1,500,000 in the event of default and pay 0.110%
Counterparty: Lehman Brothers Special Financing, Inc.	12/20/08 X	1,500,000	(1,133)
Credit Default Agreement Lockheed Martin Corp. Receive $300,000 in the event of default and pay 0.440%
Counterparty: Credit Suisse First Boston International	12/20/08 X	300,000	(2,596)
Credit Default Agreement Lockheed Martin Corp. Receive $600,000 in the event of default and pay 0.530%
Counterparty: Lehman Brothers Special Financing, Inc.	12/20/08 X	600,000	(7,204)
Credit Default Agreement Masco Corp. Receive $700,000 in the event of default and pay 0.300%
Counterparty: Lehman Brothers Special Financing, Inc.	12/20/08 X	700,000	(2,132)
Credit Default Agreement Northrop Grumman Corp. Receive $600,000 in the event of default and pay 0.480%
Counterparty: Lehman Brothers Special Financing, Inc.	12/20/08 X	600,000	(5,616)
Credit Default Agreement Radioshack Receive $700,000 in the event of default and pay 0.350%
Counterparty: Lehman Brothers Special Financing, Inc.	12/20/08 X	700,000	(3,417)

See Accompanying Notes to Financial Statements

ING PIMCO CORE BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

			Unrealized
	Termination	Notional	Appreciation
Type	Date	Principal	(Depreciation)

Credit Default Agreement Russian Federation Pay $600,000 in the event of default and receive 1.000%
Counterparty: Morgan Stanley Capital Services, Inc.	07/20/05 I,X	$600,000	$1,086
Credit Default Agreement TRW, Inc. Receive $100,000 in the event of default and pay 0.290%
Counterparty: UBS AG	12/20/08 X	100,000	(229)
Credit Default Agreement Wal-mart Receive $200,000 in the event of default and pay 0.140%
Counterparty: Citibank NA	12/20/08 X	200,000	(598)
Credit Default Agreement Wal-mart Receive $2,300,000 in the event of default and pay 0.140%
Counterparty: Lehman Brothers Special Financing, Inc.	12/20/08 X	2,300,000	(6,872)
Credit Default Agreement Wal-mart Stores, Inc. Receive $300,000 in the event of default and pay 0.150%
Counterparty: Credit Suisse First Boston International	12/20/08 X	300,000	(1,008)
Credit Default Agreement Walt Disney Receive $300,000 in the event of default and pay 0.530%
Counterparty: Credit Suisse First Boston International	12/20/08 X	300,000	(3,816)
Credit Default Agreement The Walt Disney Co. Receive $900,000 in the event of default and pay 0.670%
Counterparty: Barclays Bank PLC	12/20/08 X	900,000	(16,144)
Credit Default Agreement Whirlpool Receive $700,000 in the event of default and pay 0.290%
Counterparty: Lehman Brothers Special Financing, Inc.	12/20/08 X	700,000	(2,149)

Total Credit Default Swap Agreements			$(114,086)

Information concerning the Interest Rate Swap Agreements outstanding for the PIMCO Core Bond Portfolio at December 31, 2004, is shown below:

				Unrealized
	Termination	Notional		Appreciation
	Date	Principal		(Depreciation)

Receive a fixed rate equal to 2.000% and pay a floating rate based on 6-month LIBOR BBA.
Counterparty: Union Bank of Switzerland	06/15/12 X	JPY	255,000,000	$(107,845)
Receive a fixed rate equal to 2.000% and pay a floating rate based on 6-month LIBOR.
Counterparty: Morgan Stanley Capital Services, Inc.	06/15/05 X	JPY	260,000,000	(91,770)
Receive a fixed rate equal to 2.000% and pay a floating rate based on 6-month LIBOR.
Counterparty: Goldman Sachs Capital Markets, LP	06/15/12 X	JPY	129,100,000	(34,147)
Receive a fixed rate equal to 2.000% and pay a floating rate based on 6-month LIBOR.
Counterparty: Goldman Sachs Capital Markets, LP	06/15/12 X	JPY	130,000,000	(55,487)
Receive a fixed rate equal to 4.000% and pay a floating rate based on 3-month LIBOR.
Counterparty: Goldman Sachs Capital Markets, LP	08/15/07 I,X	USD	33,700,000	(465,263)
Receive a fixed rate equal to 4.000% and pay a floating rate based on 3-month LIBOR.
Counterparty: Goldman Sachs Capital Markets, LP	12/15/07 I,X	USD	8,400,000	37,186
Receive a fixed rate equal to 4.000% and pay a floating rate based on 3-month LIBOR.
Counterparty: Morgan Stanley Capital Services, Inc.	06/15/10 X	USD	14,600,000	6,849
Receive a fixed rate equal to 4.000% and pay a floating rate based on 3-month LIBOR BBA.
Counterparty: Lehman Brothers Special Financing, Inc.	06/15/10 X	USD	35,100,000	220,820
Receive a fixed rate equal to 4.000% and pay a floating rate based on 3-month LIBOR.
Counterparty: Barclays Bank PLC	06/15/10 X	USD	32,500,000	14,596
Receive a fixed rate equal to 4.500% and pay a floating rate based on 3-month STIBOR.
Counterparty: Merrill Lynch Capital Services	06/17/08 I,X	SEK	58,200,000	(397,020)
Receive a fixed rate equal to 4.500% and pay a floating rate based on 3-month STIBOR.
Counterparty: JPMorgan Chase Bank	06/17/08 I,X	SEK	50,000,000	213,755
Receive a fixed rate equal to 4.500% and pay a floating rate based on 3-month STIBOR.
Counterparty: Morgan Stanley Capital Services, Inc.	06/17/08 I,X	SEK	9,000,000	51,167
Receive a fixed rate equal to 5.000% and pay a floating rate based on 6-month LIBOR.
Counterparty: JPMorgan Chase Bank	06/17/05 I,X	EUR	700,000	41,101

See Accompanying Notes to Financial Statements

ING PIMCO CORE BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

				Unrealized
	Termination	Notional		Appreciation
	Date	Principal		(Depreciation)

Receive a fixed rate equal to 5.000% and pay a floating rate based on 6-month EURIBOR.
Counterparty: Union Bank of Switzerland	12/15/14 X	EUR	54,700,000	$(6,144,575)
Receive a fixed rate equal to 5.000% and pay a floating rate based on 3-month LIBOR.
Counterparty: Morgan Stanley Capital Services, Inc.	06/15/15 X	USD	28,700,000	76,359
Receive a fixed rate equal to 5.000% and pay a floating rate based on 3-month LIBOR.
Counterparty: Lehman Brothers Special Financing, Inc.	06/15/15 X	USD	9,100,000	11,602
Receive a fixed rate equal to 5.000% and pay a floating rate based on 3-month LIBOR BBA.
Counterparty: Lehman Brothers Special Financing, Inc.	06/15/15 X	USD	35,800,000	148,563
Receive a fixed rate equal to 5.000% and pay a floating rate based on 3-month LIBOR.
Counterparty: Merrill Lynch Capital Services	06/16/24 I,X	USD	9,700,000	(548,808)
Receive a fixed rate equal to 5.000% and pay a floating rate based on 6-month LIBOR.
Counterparty: Morgan Stanley Capital Services, Inc.	06/18/34 X	GBP	1,300,000	(8,866)
Receive a fixed rate equal to 5.000% and pay a floating rate based on 6-month LIBOR.
Counterparty: Barclays Bank PLC	06/18/34 X	GBP	1,200,000	(64,959)
Receive a fixed rate equal to 5.000% and pay a floating rate based on 6-month LIBOR BBA.
Counterparty: Union Bank of Switzerland	06/18/34 X	GBP	1,100,000	(49,976)
Receive a fixed rate equal to 6.000% and pay a floating rate based on 3-month LIBOR.
Counterparty: Barclays Bank PLC	06/15/25 X	USD	6,200,000	25,637
Receive a fixed rate equal to 6.000% and pay a floating rate based on 6-month EURIBOR.
Counterparty: JPMorgan Chase Bank	06/18/34 I,X	EUR	5,600,000	406,135

Total Interest Rate Swap Agreements				$(6,714,946)

Information concerning the Total Return Swap Agreements outstanding for the PIMCO Core Bond Portfolio at December 31, 2004, is shown below:

				Unrealized
	Termination	Notional		Appreciation
	Date	Principal		(Depreciation)

Receive total return on Lehman Brothers Commercial Mortgage-Backed Securities Index and pay a floating rate based on 1-month LIBOR-BBA less 0.350%
Counterparty: Lehman Brothers Special Financing, Inc.	04/01/05 I,X	USD	1,700,000	$7,160

Total Return Swap Agreements				$7,160

Total Swap Agreements				$(6,821,872)

See Accompanying Notes to Financial Statements

ING PIMCO HIGH YIELD PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Principal
Amount			Value

CORPORATE BONDS/NOTES: 84.7%
		Agriculture: 0.8%
$1,350,000	#	Commonwealth Brands, Inc., 9.750%, due 04/15/08	$1,424,250
1,650,000	#,I	Commonwealth Brands, Inc., 10.625%, due 09/01/08	1,740,750
1,650,000		DIMON, Inc., 6.250%, due 03/31/07	1,618,095
450,000		DIMON, Inc., 7.750%, due 06/01/13	474,750
750,000	L	North Atlantic Trading Co., 9.250%, due 03/01/12	637,500

			5,895,345

		Airlines: 1.2%
252,956		Continental Airlines, Inc., 6.545%, due 02/02/19	251,465
1,738,844	I	Continental Airlines, Inc., 6.920%, due 04/02/13	1,740,020
150,000		Continental Airlines, Inc., 7.056%, due 09/15/09	154,208
467,787		Continental Airlines, Inc., 7.373%, due 12/15/15	395,191
162,004		Continental Airlines, Inc., 7.461%, due 04/01/15	156,916
761,658		Delta Air Lines, Inc., 7.379%, due 05/18/10	752,854
650,000		Delta Air Lines, Inc., 7.570%, due 11/18/10	641,569
1,763,750	L	Northwest Airlines, Inc., 6.810%, due 02/01/20	1,651,284
900,000		United Airlines, Inc., 6.602%, due 09/01/13	846,749
294,473	L	United Airlines, Inc., 7.186%, due 04/01/11	267,748
1,600,000	L	United Airlines, Inc., 7.730%, due 07/01/10	1,423,074

			8,281,078

		Auto Parts and Equipment: 2.0%
550,000		ArvinMeritor, Inc., 6.625%, due 06/15/07	577,500
1,850,000		ArvinMeritor, Inc., 8.750%, due 03/01/12	2,146,000
2,350,000	L	Dura Operating Corp., 8.625%, due 04/15/12	2,455,750
950,000		Meritor Automotive, Inc., 6.800%, due 02/15/09	1,002,250
900,000	L	Tenneco Automotive, Inc., 8.625%, due 11/15/14	940,500
2,700,000	#,L	Tenneco Automotive, Inc., 10.250%, due 07/15/13	3,199,500
2,925,000		TRW Automotive, Inc., 9.375%, due 02/15/13	3,407,625

			13,729,125

		Banks: 0.4%
350,000	#	Riggs Capital Trust, 8.625%, due 12/31/26	358,750
2,600,000	#	Riggs Capital Trust, 8.875%, due 03/15/27	2,665,000

			3,023,750

		Chemicals: 3.5%
1,750,000		Airgas, Inc., 6.250%, due 07/15/14	1,793,750
300,000		Arco Chemical Co., 10.250%, due 11/01/10	346,500
2,000,000	I	Brenntag AG, 4.730%, due 02/27/12	2,017,334
1,800,000		Equistar Chemicals LP, 8.750%, due 02/15/09	2,025,000
2,475,000		Equistar Funding Corp., 10.125%, due 09/01/08	2,864,813
800,000	#	Equistar Funding Corp., 10.625%, due 05/01/11	932,000
1,915,584	I	Headwaters, Inc., 5.330%, due 04/30/11	1,942,723
104,000		IMC Global, Inc., 10.875%, due 06/01/08	125,320
3,650,000		ISP Chemco, Inc., 10.250%, due 07/01/11	4,142,749
650,000		Johnsondiversey, Inc., 9.625%, due 05/15/12	998,369
850,000		Johnsondiversey, Inc., 9.625%, due 05/15/12	954,125
750,000	@@	Kronos Intl., Inc., 8.875%, due 06/30/09	1,108,638
2,950,000		Nalco Co., 7.750%, due 11/15/11	3,200,750
500,000	L	Nalco Co., 8.875%, due 11/15/13	551,250
965,000		Westlake Chemical Corp., 8.750%, due 07/15/11	1,095,275

			24,098,596

		Coal: 0.7%
300,000	#	Foundation PA Coal Co., 7.250%, due 08/01/14	321,000
4,075,000		Peabody Energy Corp., 6.875%, due 03/15/13	4,431,563

			4,752,563

		Commercial Services: 0.6%
2,125,000	#	Alderwoods Group, Inc., 7.750%, due 09/15/12	2,305,625
1,700,000	L	Cenveo Corp., 9.625%, due 03/15/12	1,874,250

			4,179,875

		Distribution/Wholesale: 0.2%
1,350,000		Aviall, Inc., 7.625%, due 07/01/11	1,444,500

			1,444,500

		Diversified Financial Services: 5.8%
1,186,054	L	3815668 Canada, Inc., 8.000%, due 09/15/12	1,277,973
4,596,424	L	AES Ironwood LLC, 8.857%, due 11/30/25	5,239,922
703,567		AES Red Oak LLC, 8.540%, due 11/30/19	793,272
3,990,000	@@,#, L	BCP Caylux Holdings Luxembourg SCA, 9.625%, due 06/15/14	4,518,675
3,000,000	@@,L	Bluewater Finance Ltd., 10.250%, due 02/15/12	3,292,500
2,000,000	I	Bombardier Capital, Inc., 7.090%, due 03/30/07	2,030,000
350,000	#,L	Borden US Finance Corp/Nova Scotia Finance ULC, 9.000%, due 07/15/14	390,250
792,180		Cedar Brakes II LLC, 9.875%, due 09/01/13	950,616
1,200,000	@@,#, L	Eircom Funding, 8.250%, due 08/15/13	1,332,000
3,075,000	#,L	KRATON Polymers LLC, 8.125%, due 01/15/14	3,221,063
2,950,000	#,L	Mizuho JGB Investment LLC, 9.870%, due 12/29/49	3,453,654
1,150,000	#	Mizuho Preferred Capital Co. LLC, 8.790%, due 12/29/49	1,303,524

See Accompanying Notes to Financial Statements

ING PIMCO HIGH YIELD PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount			Value

		Diversified Financial Services (continued)
$8,581,395	#,L	Targeted Return Index Securities, 8.347%, due 08/01/15	$9,402,839
1,125,000	#	UGS Corp, 10.000%, due 06/01/12	1,285,313
1,900,000		Universal City Development Partners, 11.750%, due 04/01/10	2,253,875

			40,745,476

		Electric: 10.4%
5,000,000	#	AES Corp., 8.750%, due 05/15/13	5,706,249
2,100,000		AES Corp., 8.875%, due 02/15/11	2,409,750
700,000		AES Corp., 9.375%, due 09/15/10	817,250
574,846	I	Allegheny Energy, 4.870%, due 03/08/11	585,337
479,038	I	Allegheny Energy, 5.010%, due 03/08/11	487,781
238,939	I	Allegheny Energy, 5.060%, due 03/08/11	243,300
1,123,345	I	Allegheny Energy, 5.060%, due 03/08/11	1,143,846
3,350,000		CMS Energy Corp., 7.000%, due 01/15/05	3,356,462
4,250,000	L	CMS Energy Corp., 7.500%, due 01/15/09	4,547,500
1,750,000		CMS Energy Corp., 7.750%, due 08/01/10	1,922,813
200,000		CMS Energy Corp., 8.900%, due 07/15/08	221,750
1,470,000		Homer City Funding LLC, 8.137%, due 10/01/19	1,672,125
1,950,000		Ipalco Enterprises, Inc., 8.375%, due 11/14/08	2,203,500
850,000		Ipalco Enterprises, Inc., 8.625%, due 11/14/11	956,250
1,000,000		Midwest Generation LLC, 8.300%, due 07/02/09	1,075,625
7,200,000		Midwest Generation LLC, 8.560%, due 01/02/16	7,996,499
2,350,000		Midwest Generation LLC, 8.750%, due 05/01/34	2,679,000
1,650,000		MSW Energy Holdings II LLC, 7.375%, due 09/01/10	1,740,750
1,100,000	#	Nevada Power Co., 6.500%, due 04/15/12	1,168,750
325,000		Nevada Power Co., 5.875%, due 01/15/15	329,063
4,400,000	#	NRG Energy, Inc., 8.000%, due 12/15/13	4,817,999
1,250,000	L	PSEG Energy Holdings LLC, 7.750%, due 04/16/07	1,328,125
3,650,000		PSEG Energy Holdings LLC, 8.500%, due 06/15/11	4,183,813
650,000		PSEG Energy Holdings LLC, 8.625%, due 02/15/08	716,625
1,350,000		PSEG Energy Holdings LLC, 10.000%, due 10/01/09	1,603,125
1,675,000		Reliant Energy, Inc., 6.750%, due 12/15/14	1,672,906
750,000		Reliant Energy, Inc., 9.500%, due 07/15/13	855,938
3,350,000		Reliant Energy, Inc., 9.250%, due 07/15/10	3,752,000
1,250,000		Sierra Pacific Power Co., 8.000%, due 06/01/08	1,375,000
3,059,307	#	South Point Energy Center LLC, 8.400%, due 05/30/12	2,892,957
2,000,000		TECO Energy, Inc., 10.500%, due 12/01/07	2,315,000
3,850,000		TECO Energy, Inc., 7.500%, due 06/15/10	4,273,500
1,175,000	#	Texas Genco Financing Corp., 6.875%, due 12/15/14	1,220,531

			72,271,119

		Electrical Components and Equipment: 0.8%
900,000	@@	Legrand, 8.500%, due 02/15/25	1,066,500
850,000	@@	Lengrand Holdings SA, 10.500%, due 02/15/13	1,011,500
1,025,000	@@	Lengrand Holdings SA, 11.000%, due 02/15/13	1,724,123
1,650,000		Rayovac Corp., 8.500%, due 10/01/13	1,839,750

			5,641,873

		Electronics: 1.0%
800,000		Communications & Power Industries, Inc., 8.000%, due 02/01/12	852,000
4,050,000	L	Dresser, Inc., 9.375%, due 04/15/11	4,455,000
1,350,000		Fisher Scientific Intl., 8.000%, due 09/01/13	1,539,000

			6,846,000

		Entertainment: 0.6%
1,550,000		Argosy Gaming Co., 7.000%, due 01/15/14	1,720,500
725,000	#	Choctaw Resort Development Enterprise, 7.250%, due 11/15/19	735,875
140		Six Flags, Inc., 8.875%, due 02/01/10	142
1,775,000	L	Six Flags, Inc., 9.750%, due 04/15/13	1,810,500

			4,267,017

		Environmental Control: 0.9%
1,450,000	L	Allied Waste North America, 6.375%, due 04/15/11	1,410,125
300,000		Allied Waste North America, 6.500%, due 11/15/10	295,500
1,375,000	L	Allied Waste North America, 7.875%, due 04/15/13	1,416,250
375,000		Allied Waste North America, 8.500%, due 12/01/08	399,375
1,050,000	L	Allied Waste North America, 8.875%, due 04/01/08	1,128,750
1,500,000		Allied Waste North America, 9.250%, due 09/01/12	1,631,250

			6,281,250

		Food: 1.9%
2,900,000		Ahold Finance USA, Inc., 8.250%, due 07/15/10	3,298,750
3,500,000		Delhaize America, Inc., 8.125%, due 04/15/11	4,097,534
1,850,000		Ingles Markets, Inc., 8.875%, due 12/01/11	1,988,750
3,550,000		Roundy’s, Inc., 8.875%, due 06/15/12	3,896,125

			13,281,159

		Forest Products and Paper: 2.8%
700,000	@@	Abitibi-Consolidated, Inc., 5.250%, due 06/20/08	688,625
600,000	@@,L	Abitibi-Consolidated, Inc., 6.000%, due 06/20/13	575,250

See Accompanying Notes to Financial Statements

ING PIMCO HIGH YIELD PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount			Value

		Forest Products and Paper (continued)
$1,200,000	@@	Abitibi-Consolidated, Inc., 6.950%, due 12/15/06	$1,251,000
500,000	@@,L	Abitibi-Consolidated, Inc., 6.950%, due 04/01/08	517,500
500,000	@@	Abitibi-Consolidated, Inc., 7.500%, due 04/01/28	446,875
1,000,000	@@,L	Abitibi-Consolidated, Inc., 7.750%, due 06/15/11	1,055,000
500,000	@@,L	Abitibi-Consolidated, Inc., 8.550%, due 08/01/10	544,375
2,900,000	@@,L	Abitibi-Consolidated, Inc., 8.850%, due 08/01/30	2,929,000
1,000,000		Boise Cascade Corp., 7.000%, due 11/01/13	1,156,869
325,000	#	Boise Cascade LLC, 7.125%, due 10/15/14	345,313
1,000,000		Georgia-Pacific Corp., 7.375%, due 12/01/25	1,097,500
800,000		Georgia-Pacific Corp., 7.700%, due 06/15/15	918,000
1,750,000	L	Georgia-Pacific Corp., 8.000%, due 01/15/14	1,999,375
3,300,000		Georgia-Pacific Corp., 8.000%, due 01/15/24	3,844,500
1,200,000		Georgia-Pacific Corp., 8.875%, due 05/15/31	1,506,000
750,000		Georgia-Pacific Corp., 7.250%, due 06/01/28	806,250

			19,681,432

		Gas: 0.0%
300,000		Colorado Interstate Gas Co., 6.850%, due 06/15/37	316,602

			316,602

		Healthcare — Products: 1.6%
3,700,000		Fresenius Medical Care Capital Trust, 7.875%, due 06/15/11	4,144,000
2,100,000		Fresenius Medical Care Capital Trust II, 7.875%, due 02/01/08	2,283,750
4,115,000		Rotech Healthcare, Inc., 9.500%, due 04/01/12	4,547,075

			10,974,825

		Healthcare — Services: 3.8%
1,400,000		Extendicare Health Services, Inc., 9.500%, due 07/01/10	1,575,000
500,000		HCA, Inc., 6.300%, due 10/01/12	507,873
3,575,000		HCA, Inc., 6.750%, due 07/15/13	3,721,596
175,000		HCA, Inc., 5.500%, due 12/01/09	175,243
3,000,000		HCA, Inc., 6.250%, due 02/15/13	3,031,074
1,000,000		HCA, Inc., 6.375%, due 01/15/15	1,005,892
1,850,000		HCA, Inc., 7.875%, due 02/01/11	2,040,254
850,000		Pacificare Health Systems, 10.750%, due 06/01/09	986,000
1,375,000	L	Tenet Healthcare Corp., 6.375%, due 12/01/11	1,282,188
350,000	L	Tenet Healthcare Corp., 6.500%, due 06/01/12	325,500
4,850,000		Tenet Healthcare Corp., 7.375%, due 02/01/13	4,728,750
1,250,000	#,L	Tenet Healthcare Corp., 9.875%, due 07/01/14	1,368,750
750,000		Triad Hospitals, Inc., 7.000%, due 05/15/12	793,125
1,550,000		Triad Hospitals, Inc., 7.000%, due 11/15/13	1,592,625
3,500,000	I	Warner Chilcott Bridge, 0.000%, due 01/18/14	3,501,096

			26,634,966

		Holding Companies — Diversified: 0.7%
2,450,000	@@	JSG Funding PLC, 9.625%, due 10/01/12	2,744,000
1,150,000	@@	JSG Funding PLC, 10.125%, due 10/01/12	1,797,608

			4,541,608

		Leisure Time: 0.6%
750,000	L	Bombardier Recreational Products, Inc., 8.375%, due 12/15/13	804,375
250,000	#,L	K2, Inc., 7.375%, due 07/01/14	275,000
2,800,000	@@	Royal Caribbean Cruises Ltd., 6.875%, due 12/01/13	3,038,000

			4,117,375

		Lodging: 4.6%
1,600,000		Boyd Gaming Corp., 7.750%, due 12/15/12	1,754,000
2,050,000		Caesars Entertainment, Inc., 7.000%, due 04/15/13	2,270,375
950,000		Caesars Entertainment, Inc., 7.500%, due 09/01/09	1,061,625
1,225,000	L	Caesars Entertainment, Inc., 7.875%, due 03/15/10	1,385,781
2,750,000		Caesars Entertainment, Inc., 9.375%, due 02/15/07	3,038,750
1,300,000		Mandalay Resort Group, 6.375%, due 12/15/11	1,365,000
1,450,000	L	Mandalay Resort Group, 6.500%, due 07/31/09	1,537,000
300,000		Mandalay Resort Group, 7.625%, due 07/15/13	330,000
3,425,000	L	Mandalay Resort Group, 9.375%, due 02/15/10	4,007,250
2,500,000		MGM Mirage, 6.000%, due 10/01/09	2,575,000
3,650,000	L	MGM Mirage, 8.375%, due 02/01/11	4,133,625
1,150,000		Starwood Hotels & Resorts Worldwide, Inc., 7.375%, due 05/01/07	1,231,938
2,550,000		Starwood Hotels & Resorts Worldwide, Inc., 7.875%, due 05/01/12	2,926,125
1,825,000		Station Casinos, Inc., 6.000%, due 04/01/12	1,868,344
600,000	L	Station Casinos, Inc., 6.500%, due 02/01/14	619,500
1,900,000	#	Wynn Las Vegas Capital Corp., 6.625%, due 12/01/14	1,890,500

			31,994,813

		Machinery — Diversified: 0.1%
800,000	#	Dresser-Rand Group, Inc., 7.375%, due 11/01/14	820,000

			820,000

See Accompanying Notes to Financial Statements

ING PIMCO HIGH YIELD PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount			Value

		Media: 8.6%
$3,350,000		American Media Operation, Inc., 10.250%, due 05/01/09	$3,546,812
1,300,000	#,L	Cablevision Systems Corp., 8.000%, due 04/15/12	1,394,250
2,850,000	@@	CanWest Media, Inc., 10.625%, due 05/15/11	3,213,375
3,250,000	L	CCO Holdings LLC, 8.750%, due 11/15/13	3,371,874
2,750		Charter Communications Corp., 5.290%, due 04/26/11	2,755
1,094,500	I	Charter Communications Corp., 5.380%, due 04/26/11	1,096,395
1,000,000	#	Charter Communications Corp., 8.000%, due 04/30/12	1,045,000
1,000,000	#,L	Charter Communications Corp., 8.375%, due 04/30/14	1,060,000
2,250,000	#,L	CSC Holdings, Inc., 6.750%, due 04/15/12	2,328,750
4,100,000		CSC Holdings, Inc., 8.125%, due 08/15/09	4,504,874
2,700,000	L	CSC Holdings, Inc., 7.625%, due 04/01/11	2,922,750
550,000		CSC Holdings, Inc., 8.125%, due 07/15/09	604,313
2,600,000		Dex Media Finance Co., 8.500%, due 08/15/10	2,905,500
3,371,000		Dex Media Finance Co., 9.875%, due 08/15/13	3,901,932
1,750,000		DirecTV Holdings LLC, 8.375%, due 03/15/13	1,970,938
1,000,000		Echostar DBS Corp., 5.256%, due 10/01/08	1,041,250
1,800,000		Echostar DBS Corp., 5.750%, due 10/01/08	1,831,500
3,035,000	@@	Lighthouse Intl. Co. SA, 8.000%, due 04/30/14	4,269,708
4,540,000		Mediacom Broadband LLC, 11.000%, due 07/15/13	4,903,199
1,000,000		Medianews Group, Inc., 6.875%, due 10/01/13	1,030,000
650,000	L	Primedia, Inc., 7.625%, due 04/01/08	661,375
300,000		Primedia, Inc., 7.665%, due 05/15/10	319,500
1,010,000		Primedia, Inc., 8.000%, due 05/15/13	1,044,088
2,450,000	@@	Quebecor Media, Inc., 11.125%, due 07/15/11	2,811,375
375,000	@@	Rogers Cable, Inc., 6.750%, due 03/15/15	385,313
550,000	@@	Rogers Cablesystems Ltd., 10.000%, due 03/15/05	560,313
1,350,000	@@	Rogers Communications Inc, 2.000%, due 11/26/05	1,333,125
1,325,000		Sinclair Broadcast Group, Inc., 8.000%, due 03/15/12	1,414,438
1,200,000		Sinclair Broadcast Group, Inc., 8.750%, due 12/15/11	1,312,500
1,800,000		Young Broadcasting, Inc., 8.500%, due 12/15/08	1,935,000
1,250,000	L	Young Broadcasting, Inc., 10.000%, due 03/01/11	1,340,625

			60,062,827

		Miscellaneous Manufacturing: 1.3%
548,077	@@,I	Invensys PLC, 5.477%, due 09/05/09	556,983
45,070	@@,I	Invensys PLC, 5.477%, due 09/30/09	45,803
1,600,000	@@,I	Invensys PLC, 6.757%, due 09/05/09	1,648,000
1,350,000	@@,L	Invensys PLC, 9.875%, due 03/15/11	1,458,000
625,000		SPX Corp., 6.250%, due 06/15/11	662,500
1,875,000		SPX Corp., 7.500%, due 01/01/13	2,043,750
2,375,000		Trinity Industries, Inc., 6.500%, due 03/15/14	2,386,875

			8,801,911

		Oil and Gas: 3.8%
1,300,000		Chesapeake Energy Corp., 7.500%, due 06/15/14	1,426,750
461,000		Chesapeake Energy Corp., 8.125%, due 04/01/11	501,338
2,000,000	#	Chesapeake Energy Corp., 6.375%, due 06/15/15	2,065,000
400,000		El Paso CGP Co., 6.500%, due 06/01/08	407,000
2,200,000		El Paso CGP Co., 7.500%, due 08/15/06	2,337,499
1,500,000		El Paso CGP Co., 7.625%, due 09/01/08	1,575,000
400,000	L	El Paso CGP Co., 7.750%, due 06/15/10	420,000
600,000	L	El Paso CGP Co., 7.750%, due 10/15/35	562,500
300,000		El Paso CGP Co., 9.625%, due 05/15/12	334,500
1,125,000	I	El Paso Production Holding Co., 5.083%, due 11/22/09	1,134,493
1,875,000	I	El Paso Production Holding Co., 5.188%, due 11/22/09	1,893,750
3,225,000		El Paso Production Holding Co., 7.750%, due 06/01/13	3,394,312
1,350,000		Encore Acquisition Co., 6.250%, due 04/15/14	1,363,500
225,000	L	Evergreen Resources, Inc., 5.875%, due 03/15/12	235,357
1,495,000		Exco Resources, Inc., 7.250%, due 01/15/11	1,607,125
300,000	@@,L	Gaz Capital for Gazprom, 8.625%, due 04/28/34	352,500
615,000	L	Pemex Project Funding Master Trust, 7.375%, due 12/15/14	685,110
1,425,000	L	Plains Exploration & Production Co., 7.125%, due 06/15/14	1,560,375
700,000		Premcor Refining Group, Inc., 6.750%, due 05/01/14	747,250
600,000		Valero Energy Corp., 7.800%, due 06/14/10	669,750
1,850,000		Vintage Petroleum, Inc., 7.875%, due 05/15/11	1,979,500
1,350,000		Vintage Petroleum, Inc., 8.250%, due 05/01/12	1,495,125

			26,747,734

		Oil and Gas Services: 1.4%
500,000	L	Hanover Compressor Co., 9.000%, due 06/01/14	558,750
4,300,000	L	Hanover Equipment Trust, 8.500%, due 09/01/08	4,644,000

See Accompanying Notes to Financial Statements

ING PIMCO HIGH YIELD PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount			Value

		Oil and Gas Services (continued)
$2,000,000		Newpark Resources, 8.625%, due 12/15/07	$2,035,000
2,150,000		SESI LLC, 8.875%, due 05/15/11	2,365,000

			9,602,750

		Packaging and Containers: 2.9%
3,825,000	@@	Crown European Holdings SA, 9.500%, due 03/01/11	4,379,624
825,000	@@,L	Crown European Holdings SA, 10.875%, due 03/01/13	979,688
750,000		Greif, Inc., 8.875%, due 08/01/12	838,125
350,000	L	Jefferson Smurfit Corp., 8.250%, due 10/01/12	383,250
1,350,000	@@,#, L	Norampac, Inc., 6.750%, due 06/01/13	1,427,625
1,000,000	#	Owens-Brockway, 6.750%, due 12/01/14	1,015,000
745,000		Owens-Brockway, 7.750%, due 05/15/11	810,188
1,450,000		Owens-Brockway, 8.250%, due 05/15/13	1,602,250
3,375,000		Owens-Brockway, 8.750%, due 11/15/12	3,822,187
775,000		Owens-Brockway, 8.875%, due 02/15/09	845,719
1,250,000	@@	Stone Container Corp., 8.375%, due 07/01/12	1,368,750
650,000	@@,L	Stone Container Corp., 9.750%, due 02/01/11	715,000
2,000,000	@@	Stone Container Finance, 7.375%, due 07/15/14	2,140,000

			20,327,406

		Pipelines: 4.7%
900,000		El Paso Corp., 5.750%, due 03/14/06	1,256,966
300,000	L	El Paso Corp., 7.000%, due 05/15/11	304,875
400,000	L	El Paso Corp., 7.375%, due 12/15/12	407,000
1,100,000		El Paso Corp., 7.800%, due 08/01/31	1,061,500
4,200,000	L	El Paso Corp., 7.875%, due 06/15/12	4,415,250
3,200,000		Roseton/Danskammer, 7.270%, due 11/08/10	3,234,000
2,300,000		Roseton/Danskammer, 7.670%, due 11/08/16	2,209,438
4,600,000		Sonat, Inc., 7.625%, due 07/15/11	4,784,000
2,700,000		Transmontaigne, Inc., 9.125%, due 06/01/10	2,943,000
4,150,000		Williams Cos, Inc., 7.625%, due 07/15/19	4,585,750
4,100,000		Williams Cos, Inc., 7.875%, due 09/01/21	4,592,000
800,000		Williams Cos, Inc., 8.125%, due 03/15/12	928,000
1,800,000		Williams Cos, Inc., 8.750%, due 03/15/32	2,076,750

			32,798,529

		Real Estate: 0.1%
750,000		Forest City Enterprises, Inc., 7.625%, due 06/01/15	798,750

			798,750

		Real Estate Investment Trusts: 1.6
2,500,000	I	General Growth Properties, 4.530%, due 11/12/07	2,501,848
1,000,000	I	General Growth Properties, 4.530%, due 11/12/08	1,004,063
43,000		Host Marriott Corp., 7.875%, due 08/01/08	560,648
500,000	#	Host Marriott LP, 7.000%, due 08/15/12	531,250
250,000		Host Marriott LP, 7.125%, due 11/01/13	268,438
2,150,000		Host Marriott LP, 9.250%, due 10/01/07	2,407,999
550,000		Host Marriott LP, 9.500%, due 01/15/07	605,000
1,100,000		La Quinta Properties, Inc., 7.000%, due 08/15/12	1,168,750
1,650,000		Ventas Realty LP, 8.750%, due 05/01/09	1,858,313

			10,906,309

		Retail: 1.9%
450,000	I	AmeriGas Partners LP, 8.830%, due 04/19/10	540,372
400,000		AmeriGas Partners LP, 8.875%, due 05/20/11	438,000
200,000		AmeriGas Partners LP, 10.000%, due 04/15/06	216,000
1,900,000	L	Ferrellgas Escrow LLC, 6.750%, due 05/01/14	1,961,750
1,350,000		Ferrellgas Partners LP, 8.750%, due 06/15/12	1,478,250
2,500,000	I	Ferrellgas Partners LP, 8.780%, due 08/01/07	2,727,027
1,500,000		JC Penney Co., Inc., 8.000%, due 03/01/10	1,721,250
1,225,000		Suburban Propane Partners LP, 6.875%, due 12/15/13	1,255,625
2,800,000	L	Toys R US, Inc., 7.625%, due 08/01/11	2,800,000

			13,138,274

		Semiconductors: 0.2%
650,000		Freescale Semiconductor, Inc., 4.820%, due 07/15/09	680,063
425,000		Freescale Semiconductor, Inc., 7.125%, due 07/15/14	463,250

			1,143,313

		Telecommunications: 13.1%
2,750,000		ACC Escrow Corp, 10.000%, due 08/01/11	2,371,875
5,825,000		AT&T Corp., 9.050%, due 11/15/11	6,735,156
1,100,000		AT&T Corp., 9.750%, due 11/15/31	1,318,625
866,667	I	Centennial Communications Corp., 4.920%, due 01/20/11	879,125
600,000	I	Centennial Communications Corp., 4.920%, due 02/09/11	608,625
54,667	I	Centennial Communications Corp., 5.150%, due 01/20/11	55,452
66,667	I	Centennial Communications Corp., 5.380%, due 01/20/11	67,625
2,600,000	L	Cincinnati Bell, Inc., 7.250%, due 07/15/13	2,684,500
2,625,000	L	Cincinnati Bell Inc, 8.375%, due 01/15/14	2,670,938

See Accompanying Notes to Financial Statements

ING PIMCO HIGH YIELD PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount			Value

		Telecommunications (continued)
$1,650,000		Citizens Communications Co., 6.250%, due 01/15/13	$1,670,625
650,000	L	Crown Castle Intl. Corp., 9.375%, due 08/01/11	731,250
1,750,000	L	Crown Castle Intl. Corp., 10.750%, due 08/01/11	1,907,500
1,000,000	#,L	Dobson Cellular Systems, 8.375%, due 11/01/11	1,037,500
823,500	I	Inmarsat Ventures PLC, 4.889%, due 10/10/10	828,132
823,500	I	Inmarsat Ventures PLC, 5.389%, due 10/10/11	830,680
1,669	I	Inmarsat Ventures PLC, 5.502%, due 10/10/10	1,678
3,608	I	Inmarsat Ventures PLC, 6.002%, due 10/10/11	3,640
1,700,000		Insight Capital, Inc., 10.500%, due 11/01/10	1,870,000
2,700,000	L	Insight Midwest LP, 9.750%, due 10/01/09	2,841,750
5,900,000		MCI, Inc., 6.688%, due 05/01/09	6,121,250
4,075,000		MCI, Inc., 6.908%, due 05/01/07	4,181,969
450,000		MCI, Inc., 8.735%, due 05/01/14	484,875
325,000		Nextel Communications Inc, 5.950%, due 03/15/14	338,000
5,890,000		Nextel Communications, Inc, 6.875%, due 10/31/13	6,420,100
3,250,000		Nextel Communications, Inc., 7.375%, due 08/01/15	3,591,250
518,000	L	Nextel Communications Inc, 9.500%, due 02/01/11	580,160
1,100,000		Northwestern Bell Telephone, 7.750%, due 05/01/30	1,100,000
2,702,674	I	PanAmSat Corp., 0.000%, due 08/20/09	2,717,152
1,297,326	I	PanAmSat Corp., 0.000%, due 08/20/09	1,304,276
1,000,000		Qwest Capital Funding, Inc., 7.000%, due 08/03/09	992,500
4,400,000	L	Qwest Capital Funding, Inc., 7.250%, due 02/15/11	4,334,000
300,000		Qwest Capital Funding Inc, 7.750%, due 02/15/31	263,250
1,800,000	L	Qwest Capital Funding Inc, 7.900%, due 08/15/10	1,827,000
6,050,000	#,L	Qwest Communications Intl., 7.250%, due 02/15/11	6,231,500
1,600,000	I	Qwest Communications Intl., 7.390%, due 06/30/07	1,670,667
3,750,000	#,L	Qwest Communications Intl., 7.500%, due 02/15/14	3,806,250
5,100,000	#	Qwest Corp., 9.125%, due 03/15/12	5,916,000
2,000,000	#	Qwest Services Corp., 14.000%, due 12/15/10	2,415,000
850,000	@@	Rogers Wireless Communications Inc, 6.375%, due 03/01/14	845,750
250,000	@@,#	Rogers Wireless Communications, Inc., 7.250%, due 12/15/12	266,250
650,000	@@,#	Rogers Wireless Communications Inc, 7.500%, due 03/15/15	689,000
1,250,000	@@,#, L	Rogers Wireless Communications, Inc., 8.000%, due 12/15/12	1,328,125
1,700,000	L	Rural Cellular Corp., 8.250%, due 03/15/12	1,806,250
600,000		Time Warner Telecom Holdings Inc, 9.250%, due 02/15/14	615,000
1,050,000	L	Time Warner Telecom Inc, 10.125%, due 02/01/11	1,036,875
1,750,000	L	Time Warner Telecom LLC, 9.750%, due 07/15/08	1,780,625

			91,777,750

		Transportation: 0.1%
950,000	#	Horizon Lines LLC, 9.000%, due 11/01/12	1,026,000

			1,026,000

		Total Corporate Bonds/Notes (Cost $565,396,982)	590,951,900

OTHER BONDS: 11.5%
		Sovereign: 11.5%
1,464,000	@@	Brazilian Government Intl. Bond, 3.063%, due 04/15/06	1,467,577
14,427,984	@@,L	Brazilian Government Intl. Bond, 8.000%, due 04/15/14	14,857,749
1,900,000	@@,L	Brazilian Government Intl. Bond, 8.250%, due 01/20/34	1,854,400
500,000	@@	Brazilian Government Intl. Bond, 10.000%, due 08/07/11	582,000
300,000	@@	Brazilian Government Intl. Bond, 10.250%, due 06/17/13	354,600
1,500,000	@@	Brazilian Government Intl. Bond, 11.000%, due 01/11/12	1,828,500
23,400,000	@@	Bundes Obligation, 3.500%, due 10/09/09	32,484,111
176,472	@@	Federal Republic of Brazil, 3.125%, due 04/15/12	169,174
1,850,000	@@,L	Panama Government Intl. Bond, 8.875%, due 09/30/27	2,044,250
1,350,000	@@	Panama Government Intl. Bond, 9.375%, due 07/23/12	1,606,500
500,000	@@	Panama Government Intl. Bond, 9.375%, due 01/16/23	580,000
250,000	@@	Panama Government Intl. Bond, 9.375%, due 04/01/29	295,000
1,650,000	@@	Panama Government Intl. Bond, 9.625%, due 02/08/11	1,955,250
1,100,000	@@	Peru Government Intl. Bond, 4.500%, due 03/07/17	1,037,707
352,000	@@	Peru Government Intl. Bond, 5.000%, due 03/07/17	339,143
1,050,000	@@,L	Peru Government Intl. Bond, 9.125%, due 01/15/08	1,199,625
3,175,000	@@,L	Peru Government Intl. Bond, 9.125%, due 02/21/12	3,714,750
650,000	@@,L	Peru Government Intl. Bond, 9.875%, due 02/06/15	799,500
400,000	@@	Republic of Guatemala, 9.250%, due 08/01/13	458,372
6,575,000	@@,L	Russia Government Intl. Bond, 5.000%, due 03/31/30	6,807,755

See Accompanying Notes to Financial Statements

ING PIMCO HIGH YIELD PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount			Value

		Sovereign (continued)
$1,500,000	@@,L	Russia Government Intl. Bond, 8.250%, due 03/31/10	$1,667,700
1,000,000	@@	Russia Government Intl. Bond, 11.000%, due 07/24/18	1,403,837
800,000	@@	Ukraine Government Intl. Bond, 6.875%, due 03/04/11	820,000
300,000	@@	Ukraine Government Intl. Bond, 7.650%, due 06/11/13	321,525
1,353,372	@@	Ukraine Government Intl. Bond, 11.000%, due 03/15/07	1,455,146

		Total Other Bonds (Cost $75,580,512)	80,104,171

U.S. GOVERNMENT AGENCY OBLIGATIONS: 4.7%
		Federal Home Loan Mortgage Corporation: 0.5%
400,000		2.200%, due 03/08/05	398,354
3,000,000	L	2.230%, due 03/14/05	2,986,497

			3,384,851

		Federal National Mortgage Association: 4.2%
2,300,000		2.160%, due 02/09/05	2,294,497
1,000,000		2.170%, due 02/04/05	997,891
11,400,000		2.200%, due 02/23/05	11,362,519
2,000,000		2.210%, due 03/02/05	1,992,540
6,000,000		2.220%, due 03/09/05	5,974,920
3,500,000		2.230%, due 03/15/05	3,484,019
2,800,000		2.230%, due 03/16/05	2,787,036
1,000,000		2.360%, due 04/15/05	993,158

			29,886,580

		Total U.S. Government Agency Obligations (Cost $33,268,757)	33,271,431

MUNICIPAL BONDS: 0.2%
		New Jersey: 0.2%
1,350,000		Tobacco Settlement Financing Corp., 6.375%, due 06/01/32	1,306,665

		Total Municipal Bonds (Cost $1,247,309)	1,306,665

CONVERTIBLE CORPORATE BONDS: 0.1%
		Electric: 0.0%
300,000	L	CMS Energy Corp, 2.875%, due 12/01/24	302,250

			302,250

		Telecommunications: 0.1%
450,000		Nextel Communications Inc, 5.250%, due 01/15/10	462,938

			462,938

		Total Convertible Corporate Bonds (Cost $759,506)	765,188

Shares			Value

PREFERRED STOCK: 0.0%
		Telecommunications: 0.0%
1,100	#	Dobson Communications Corp.	$77,098

		Total Preferred Stock (Cost $131,519)	77,098

		Total Long-Term Investments (Cost $676,384,585)	706,476,453

Principal
Amount		Value

SHORT-TERM INVESTMENTS: 24.4%
	Commercial Paper: 2.7%
$1,500,000	Barclays, 2.230%, due 02/01/05	$1,497,033
9,000,000	UBS Finance, 2.390%, due 01/05/05	8,997,013
8,400,000	UBS Finance, 2.190%, due 01/25/05	8,387,262

	Total Commercial Paper (Cost $18,884,182)	18,881,308

	Securities Lending CollateralCC: 21.7%
151,140,000	The Bank of New York Institutional Cash Reserves Fund	151,140,000

	Total Securities Lending Collateral (Cost $151,140,000)	151,140,000

	Total Short-Term Investments (Cost $170,024,182)	170,021,308

Total Investments in Securities (Cost $846,408,767)*	125.6%	$876,497,761
Other Assets and Liabilities-Net	(25.6)	(178,613,220)

Net Assets	100.0%	$697,884,541

@@	Foreign issuer
#	Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. Unless otherwise indicated, these securities have been determined to be liquid under the guidelines established by the Funds’ Board of Directors/ Trustees.
cc	Securities purchased with cash collateral for securities loaned.
I	Illiquid security
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
X	Fair value determined by ING Funds Valuation Committee appointed by the Funds’ Board of Directors/ Trustees.
*	Cost for federal income tax purposes is $846,431,367. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$31,147,744
Gross Unrealized Depreciation	(1,081,350)

Net Unrealized Appreciation	$30,066,394

See Accompanying Notes to Financial Statements

ING PIMCO HIGH YIELD PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

	Expiration	Strike
No. of Contracts	Date	Price/Rate	Value

WRITTEN OPTIONS
Call Options Written
240 OTC 3 Months Libor/7 years Interest Rate Swap	01/31/12	3.900%	$5,064

Total Liability for Call Options Written (Premiums received $54,000)			5,064

Put Options Written:
240 OTC 3 Months Libor/7 years Interest Rate Swap	01/31/12	4.600%	35,064

Total Liability for Put Options Written (Premiums received $101,760)			35,064

Total Written Options (Premiums received $155,760)			$40,128

At December 31, 2004 the following forward foreign currency contracts were outstanding for the ING PIMCO High Yield Portfolio:

			In		Unrealized
		Settlement	Exchange		Appreciation
Currency	Buy/Sell	Date	For	Value	(Depreciation)

			USD
Euro
EUR 229,000	Buy	01/10/05	304,585	$311,290	$6,705
Euro
EUR 7,863,000	Sell	01/10/05	10,542,395	10,688,516	(146,121)

					$(139,416)

Information concerning the Credit Default Agreements outstanding for the ING PIMCO High Yield Portfolio at December 31, 2004, is shown below:

				Unrealized
	Termination		Notional	Appreciation
Type	Date		Principal	(Depreciation)

Credit Default Agreement Bombardier Capital, Inc. Pay $3,000,000 in the event of default and receive 2.000% per annum Counterparty: Morgan Stanley Capital Services, Inc.	12/20/05	I,X	$3,000,000	$(21,554)
Credit Default Agreement General Motors Pay $3,000,000 in the event of default and receive 0.820% per annum Counterparty: Lehman Brothers Special Financing, Inc.	12/20/05	X	3,000,000	(4,268)
Credit Default Agreement MCI, Inc. Pay $1,500,000 in the event of default and receive 1.150% per annum Counterparty: Credit Suisse First Boston International	12/20/05	I,X	1,500,000	8,891
Credit Default Agreement Russian Federation Pay $3,000,000 in the event of default and receive 0.700% per annum Counterparty: Morgan Stanley Capital Services, Inc.	05/24/05	X	3,000,000	(379)

				$(17,310)

See Accompanying Notes to Financial Statements

ING SALOMON BROTHERS ALL CAP PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 86.7%
		Aerospace/ Defense: 2.1%
65,600		Boeing Co.	$3,396,112
200,400		Raytheon Co.	7,781,532

			11,177,644

		Airlines: 1.4%
6,900	@	Frontier Airlines, Inc.	78,729
443,300		Southwest Airlines Co.	7,216,924

			7,295,653

		Auto Parts and Equipment: 0.4%
41,800		BorgWarner, Inc.	2,264,306

			2,264,306

		Banks: 2.6%
624	@,@@	Mitsubishi Tokyo Financial Group, Inc.	6,390,884
82,600		State Street Corp.	4,057,312
101,300		The Bank of New York Co., Inc.	3,385,446

			13,833,642

		Biotechnology: 1.6%
39,300	@	Amgen, Inc.	2,521,095
354,200	@,L	Aphton Corp.	1,101,562
196,875	@,L	Enzo Biochem, Inc.	3,833,156
323,100	@	XOMA Ltd.	836,829

			8,292,642

		Chemicals: 2.5%
83,700		Cabot Corp.	3,237,516
131,300		Dow Chemical Co.	6,500,663
113,400		Engelhard Corp.	3,477,978

			13,216,157

		Commercial Services: 0.4%
67,700		McKesson Corp.	2,129,842

			2,129,842

		Computers: 2.0%
144,500	@,L	Electronics for Imaging	2,515,745
69,100	@	Maxwell Technologies, Inc.	700,674
50,100	@	Socket Communications, Inc.	99,699
179,600	@	Sungard Data Systems, Inc.	5,088,068
233,300	@	Unisys Corp.	2,374,994

			10,779,180

		Diversified Financial Services: 5.4%
130,900		American Express Co.	7,378,833
190,044		J.P. Morgan Chase & Co.	7,413,616
194,700		MBNA Corp.	5,488,593
94,500		Merrill Lynch & Co., Inc.	5,648,265
49,300		Morgan Stanley	2,737,136

			28,666,443

		Electric: 0.2%
206,000	@,L	Calpine Corp.	811,640

			811,640

		Electrical Components and Equipment: 0.6%
14,500	@,@@, #	Samsung Electronics Co. Ltd. GDR	3,155,067

			3,155,067

		Electronics: 2.6%
228,300	@	Agilent Technologies, Inc.	5,502,030
27,400		PerkinElmer, Inc.	616,226
1,372,300	@,L	Solectron Corp.	7,314,359
17,500	@	Thermo Electron Corp.	528,325

			13,960,940

		Engineering and Construction: 0.2%
29,900	@@	Chicago Bridge & Iron Co. NV	1,196,000

			1,196,000

		Environmental Control: 1.0%
179,000		Waste Management, Inc.	5,359,260

			5,359,260

		Food: 0.8%
210,400	@,L	Safeway, Inc.	4,153,296

			4,153,296

		Forest Products and Paper: 2.4%
174,900		Georgia-Pacific Corp.	6,555,252
95,000		Weyerhaeuser Co.	6,385,900

			12,941,152

		Healthcare — Products: 1.7%
141,900		Johnson & Johnson	8,999,298

			8,999,298

		Holding Companies — Diversified: 0.1%
67,000	@@	Hutchison Whampoa Ltd.	627,697

			627,697

		Home Builders: 0.2%
92,600	@	Fleetwood Enterprises, Inc.	1,246,396

			1,246,396

		Home Furnishings: 0.2%
28,100	@@	Sony Corp.	1,097,166

			1,097,166

		Insurance: 7.1%
74,100		AMBAC Financial Group, Inc.	6,085,833
103,400		American Intl. Group, Inc.	6,790,278
78,200		Chubb Corp.	6,013,580
220,600		CNA Surety Corp.	2,945,010
39,900		Hartford Financial Services Group, Inc.	2,765,469
80,000		MGIC Investment Corp.	5,512,800
25,700		PMI Group, Inc.	1,072,975
131,500		Radian Group, Inc.	7,001,060

			38,187,005

		Internet: 0.9%
28,700	@,L	IAC/ InterActiveCorp.	792,694
583,000	@	RealNetworks, Inc.	3,859,460

			4,652,154

		Iron/ Steel: 1.0%
236,800		Allegheny Technologies, Inc.	5,131,456

			5,131,456

		Leisure Time: 0.5%
46,600	L	Callaway Golf Co.	629,100
90,100	L	Sabre Holdings Corp.	1,996,616

			2,625,716

		Machinery — Construction and Mining: 1.1%
57,100		Caterpillar, Inc.	5,567,821

			5,567,821

See Accompanying Notes to Financial Statements

ING SALOMON BROTHERS ALL CAP PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Machinery — Diversified: 0.5%
32,800		Deere & Co.	$2,440,320

			2,440,320

		Media: 8.9%
249,500	@,L	Comcast Corp.	8,193,579
599,700	@	Liberty Media Corp.	6,584,706
274,300	L	News Corp.	5,266,560
397,800		News Corp.	7,422,948
403,800	@	Time Warner, Inc.	7,849,872
165,000		Viacom, Inc.	6,004,350
231,200		Walt Disney Co.	6,427,360

			47,749,375

		Mining: 3.1%
190,900		Alcoa, Inc.	5,998,078
50,500	@	Brush Engineered Materials, Inc.	934,250
148,500	L	Newmont Mining Corp.	6,594,885
120,200	@	RTI International Metals, Inc.	2,468,908
69,300	@	WGI Heavy Minerals, Inc.	293,832

			16,289,953

		Miscellaneous Manufacturing: 0.7%
100,000		Honeywell Intl., Inc.	3,541,000

			3,541,000

		Office/ Business Equipment: 0.7%
300,000	L	IKON Office Solutions, Inc.	3,468,000

			3,468,000

		Oil and Gas: 4.1%
83,900		Anadarko Petroleum Corp.	5,437,559
136,200		ChevronTexaco Corp.	7,151,862
89,100		GlobalSantaFe Corp.	2,950,101
72,400		Murphy Oil Corp.	5,824,580
13,500	@	Todco	248,670

			21,612,772

		Oil and Gas Services: 1.9%
171,500	L	Halliburton Co.	6,729,660
47,200		Schlumberger Ltd.	3,160,040

			9,889,700

		Pharmaceuticals: 7.1%
170,700		Abbott Laboratories	7,963,155
23,300		Eli Lilly & Co.	1,322,275
129,300	@@,L	GlaxoSmithKline PLC ADR	6,127,527
157,200	@@	Novartis AG ADR	7,944,888
255,700		Pfizer, Inc.	6,875,773
174,600		Wyeth	7,436,214

			37,669,832

		Pipelines: 2.0%
645,000		Williams Cos., Inc.	10,507,050

			10,507,050

		Real Estate Investment Trusts: 0.5%
100,300		Digital Realty Trust, Inc.	1,351,041
81,600	@	GMH Communities Trust	1,150,560

			2,501,601

		Retail: 2.8%
183,400	L	Costco Wholesale Corp.	8,878,394
140,600		Home Depot, Inc.	6,009,244

			14,887,638

		Semiconductors: 3.8%
149,300	@	Applied Materials, Inc.	2,553,030
219,000		Intel Corp.	5,122,410
64,200	@	Novellus Systems, Inc. ADR	1,790,538
662,957	@@	Taiwan Semiconductor Manufacturing Co. Ltd. ADR	5,628,505
208,000		Texas Instruments, Inc.	5,120,960

			20,215,443

		Software: 2.0%
30,900	@	Actuate Corp.	78,795
504,000	@	Micromuse, Inc.	2,797,200
283,400		Microsoft Corp.	7,569,614

			10,445,609

		Telecommunications: 7.6%
530,900	@	3Com Corp.	2,213,853
67,000	@,@@	Hutchison Telecommunications Intl. Ltd.	60,339
2,090,000	@,L	Lucent Technologies, Inc.	7,858,400
447,500		Motorola, Inc.	7,697,000
170,700	@@	Nippon Telegraph & Telephone Corp. ADR	3,849,285
402,700	@@	Nokia Oyj ADR	6,310,309
218,800		SBC Communications, Inc.	5,638,476
263,200	@,@@	Vodafone Group PLC ADR	7,206,416

			40,834,078

		Toys/ Games/ Hobbies: 2.0%
269,900		Hasbro, Inc.	5,230,662
265,400		Mattel, Inc.	5,172,646

			10,403,308

		Total Common Stock (Cost $387,347,821)	459,823,252

Principal
Amount		Value

SHORT-TERM INVESTMENTS: 9.8%
	Securities Lending CollateralCC: 9.8%
$51,928,000	The Bank of New York Institutional Cash Reserves Fund	$51,928,000

	Total Short-Term Investments (Cost $51,928,000)	51,928,000

Total Investments in Securities (Cost $439,275,821)*	96.5%	$511,751,252
Other Assets and Liabilities-Net	3.5	18,319,389

Net Assets	100.0%	$530,070,641

@	Non-income producing security
@@	Foreign issuer
ADR	American Depositary Receipt
GDR	Global Depositary Receipt
#	Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. These securities have been determined to be liquid under the guidelines established by the Funds’ Board of Directors/ Trustees.
cc	Securities purchased with cash collateral for securities loaned.
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
*	Cost for federal income tax purposes is $439,440,652. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$81,865,140
Gross Unrealized Depreciation	(9,554,540)

Net Unrealized Appreciation	$72,310,600

See Accompanying Notes to Financial Statements

ING SALOMON BROTHERS INVESTORS PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 94.2%
		Aerospace/ Defense: 5.2%
59,200		Boeing Co.	$3,064,784
55,700		Lockheed Martin Corp.	3,094,135
59,800		Raytheon Co.	2,322,034
25,900		United Technologies Corp.	2,676,765

			11,157,718

		Agriculture: 2.9%
102,000		Altria Group, Inc.	6,232,200

			6,232,200

		Banks: 8.7%
160,300		Bank of America Corp.	7,532,497
67,600		The Bank of New York Co., Inc.	2,259,192
91,800		U.S. Bancorp	2,875,176
58,800		Wachovia Corp.	3,092,880
46,800		Wells Fargo & Co.	2,908,620

			18,668,365

		Computers: 3.3%
104,900		Hewlett-Packard Co.	2,199,753
26,200		International Business Machines Corp.	2,582,796
27,600	@	Lexmark Intl., Inc.	2,346,000

			7,128,549

		Cosmetics/ Personal Care: 1.0%
32,600		Kimberly-Clark Corp.	2,145,406

			2,145,406

		Diversified Financial Services: 11.2%
51,600		American Express Co.	2,908,692
47,900		Capital One Financial Corp.	4,033,659
51,700		Freddie Mac	3,810,290
23,900		Goldman Sachs Group, Inc.	2,486,556
72,100		J.P. Morgan Chase & Co.	2,812,621
43,100		MBNA Corp.	1,214,989
69,900		Merrill Lynch & Co., Inc.	4,177,923
40,800		Morgan Stanley	2,265,216

			23,709,946

		Electric: 1.0%
6,377		FirstEnergy Corp.	251,955
54,900	@	PG&E Corp.	1,827,072

			2,079,027

		Electronics: 1.0%
44,200	@,@@	Celestica Inc.	623,662
302,700	@	Solectron Corp.	1,613,391

			2,237,053

		Environmental Control: 0.8%
58,100		Waste Management, Inc.	1,739,514

			1,739,514

		Food: 1.9%
227,400	@	Kroger Co.	3,988,596

			3,988,596

		Forest Products and Paper: 1.3%
65,700		International Paper Co.	2,759,400

			2,759,400

		Healthcare — Products: 1.1%
36,100		Johnson & Johnson	2,289,462

			2,289,462

		Household Products/ Wares: 1.1%
38,500	L	Avery Dennison Corp.	2,308,845

			2,308,845

		Housewares: 1.0%
86,300	L	Newell Rubbermaid, Inc.	2,087,597

			2,087,597

		Insurance: 3.9%
71,100		American Intl. Group, Inc.	4,669,137
35,400		Loews Corp.	2,488,620
33,300		St. Paul Travelers Cos., Inc.	1,234,431

			8,392,188

		Media: 7.9%
102,600	@	Comcast Corp.	3,390,988
261,300	@	Liberty Media Corp.	2,869,074
12,500	@	Liberty Media Intl., Inc.	577,875
213,600	L	News Corp.	3,985,776
161,000	@	Time Warner, Inc.	3,129,840
83,200		Viacom, Inc.	3,027,648

			16,981,201

		Miscellaneous Manufacturing: 1.6%
94,600		Honeywell Intl., Inc.	3,349,786

			3,349,786

		Oil and Gas: 10.5%
45,400	@@	BP PLC ADR	2,651,360
90,500		Ensco Intl., Inc.	2,872,470
16,800		EOG Resources, Inc.	1,198,848
52,500		GlobalSantaFe Corp.	1,738,275
58,900		Marathon Oil Corp.	2,215,229
35,700	@,@@	Nabors Industries, Ltd.	1,831,053
24,700	@	Noble Corp.	1,228,578
70,100	@@	Royal Dutch Petroleum Co.	4,022,338
42,200	@@,L	Total SA ADR	4,635,248

			22,393,399

		Pharmaceuticals: 5.6%
60,700	@@,L	GlaxoSmithKline PLC ADR	2,876,573
27,500		Merck & Co., Inc.	883,850
84,800		Pfizer, Inc.	2,280,272
118,400		Schering-Plough Corp.	2,472,192
82,000		Wyeth	3,492,380

			12,005,267

		Pipelines: 1.1%
223,000	L	El Paso Corp.	2,319,200

			2,319,200

		Real Estate Investment Trusts: 2.4%
85,400		Equity Office Properties Trust	2,486,848
71,600		Equity Residential	2,590,488

			5,077,336

		Retail: 4.6%
56,900		J.C. Penney Co., Inc. Holding Co.	2,355,660
108,700		McDonald’s Corp.	3,484,922
34,500		Target Corp.	1,791,585
42,400		Wal-Mart Stores, Inc.	2,239,568

			9,871,735

		Savings and Loans: 0.9%
45,800		Washington Mutual, Inc.	1,936,424

			1,936,424

See Accompanying Notes to Financial Statements

ING SALOMON BROTHERS INVESTORS PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Software: 2.0%
159,300		Microsoft Corp.	$4,254,903

			4,254,903

		Telecommunications: 11.0%
92,500		AT&T Corp.	1,763,050
71,900	@,L	Comverse Technology, Inc.	1,757,955
137,700		MCI, Inc.	2,776,032
106,100	@	Nextel Communications, Inc.	3,183,000
257,900	@@	Nokia Oyj ADR	4,041,293
896,100	@,@@	Nortel Networks Corp.	3,127,389
120,800		SBC Communications, Inc.	3,113,016
94,400		Verizon Communications, Inc.	3,824,144

			23,585,879

		Toys/ Games/ Hobbies: 1.2%
135,500		Mattel, Inc.	2,640,895

			2,640,895

		Total Common Stock (Cost $176,326,350)	201,339,891

WARRANTS: 0.0%
		Telecommunications: 0.0%
400	@	Lucent Technologies, Inc.	632

		Total Warrants (Cost $—)	632

		Total Long-Term Investments (Cost $176,326,350)	201,340,523

Principal
Amount		Value

SHORT-TERM INVESTMENTS: 7.2%
	Securities Lending CollateralCC: 7.2%
15,390,000	The Bank of New York Institutional Cash Reserves Fund	$15,390,000

	Total Short-Term Investments (Cost $15,390,000)	15,390,000

Total Investments In Securities (Cost $191,716,350)*	101.4%	$216,730,523
Other Assets and Liabilities-Net	(1.4)	(2,950,246)

Net Assets	100.0%	$213,780,277

@	Non-income producing security
@@	Foreign issuer
ADR	American Depositary Receipt
cc	Securities purchased with cash collateral for securities loaned
L	Loaned security, a portion or all of the security is on loan at December 31, 2004
*	Cost for federal income tax purposes is $192,455,880. Net unrealized depreciation consists of:

Gross Unrealized Appreciation	$26,974,918
Gross Unrealized Depreciation	(2,700,275)

Net Unrealized Appreciation	$24,274,643

See Accompanying Notes to Financial Statements

ING STOCK INDEX PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 96.8%
		Advertising: 0.2%
13,800	@	Interpublic Group of Cos., Inc.	$184,920
6,051		Omnicom Group, Inc.	510,220

			695,140

		Aerospace/Defense: 1.7%
27,237		Boeing Co.	1,410,059
6,493		General Dynamics Corp.	679,168
3,844		Goodrich Corp.	125,468
3,735		L-3 Communications Holdings, Inc.	273,551
14,332		Lockheed Martin Corp.	796,143
11,925		Northrop Grumman Corp.	648,243
14,712		Raytheon Co.	571,267
5,798		Rockwell Collins, Inc.	228,673
16,573		United Technologies Corp.	1,712,820

			6,445,392

		Agriculture: 1.4%
66,557		Altria Group, Inc.	4,066,632
8,632		Monsanto Co.	479,508
4,781		Reynolds American, Inc.	375,787
5,391		UST, Inc.	259,361

			5,181,288

		Airlines: 0.1%
4,163	@	Delta Air Lines, Inc.	31,139
25,267		Southwest Airlines Co.	411,347

			442,486

		Apparel: 0.5%
6,130	@	Coach, Inc.	345,732
3,936		Jones Apparel Group, Inc.	143,940
3,613		Liz Claiborne, Inc.	152,505
8,575		Nike, Inc.	777,666
1,961		Reebok Intl., Ltd.	86,284
3,576		VF Corp.	198,039

			1,704,166

		Auto Manufacturers: 0.6%
59,498		Ford Motor Co.	871,051
18,361		General Motors Corp.	735,542
2,250	@	Navistar Intl. Corp.	98,955
5,632		PACCAR, Inc.	453,263

			2,158,811

		Auto Parts and Equipment: 0.2%
2,549		Cooper Tire & Rubber Co.	54,931
4,824		Dana Corp.	83,600
18,466		Delphi Corp.	166,563
5,862	@	Goodyear Tire & Rubber Co.	85,937
6,232		Johnson Controls, Inc.	395,358
4,327		Visteon Corp.	42,275

			828,664

		Banks: 6.3%
11,460		AmSouth Bancorp	296,814
130,904		Bank of America Corp.	6,151,180
17,928		BB&T Corp.	753,872
5,559		Comerica, Inc.	339,210
3,950		Compass Bancshares, Inc.	192,247
18,204		Fifth Third Bancorp	860,685
4,064		First Horizon National Corp.	175,199
7,587		Huntington Bancshares, Inc.	188,006
13,317		KeyCorp.	451,446
3,776		M & T Bank Corp.	407,204
7,241		Marshall & Ilsley Corp.	320,052
13,800		Mellon Financial Corp.	429,318
21,947		National City Corp.	824,110
15,258		North Fork Bancorp, Inc.	440,193
7,178		Northern Trust Corp.	348,707
9,143		PNC Financial Services Group, Inc.	525,174
14,979		Regions Financial Corp.	533,103
10,899		State Street Corp.	535,359
12,035		SunTrust Banks, Inc.	889,146
9,926		Synovus Financial Corp.	283,685
25,279		The Bank of New York Co., Inc.	844,824
60,538		U.S. Bancorp	1,896,050
51,961		Wachovia Corp.	2,733,149
54,826		Wells Fargo & Co.	3,407,436
2,978		Zions Bancorporation	202,593

			24,028,762

		Beverages: 2.2%
1,193		Adolph Coors Co.	90,274
25,610		Anheuser-Busch Cos., Inc.	1,299,195
3,975		Brown-Forman Corp.	193,503
78,402		Coca-Cola Co.	3,263,876
15,252		Coca-Cola Enterprises, Inc.	318,004
8,107		Pepsi Bottling Group, Inc.	219,213
54,594		PepsiCo, Inc.	2,849,807

			8,233,872

		Biotechnology: 1.1%
41,239	@	Amgen, Inc.	2,645,482
10,820	@	Biogen IDEC, Inc.	720,720
6,195	@	Chiron Corp.	206,479
8,041	@	Genzyme Corp.	466,941
8,151	@	Medimmune, Inc.	220,974
1,649	@	Millipore Corp.	82,137

			4,342,733

		Building Materials: 0.3%
6,997	@	American Standard Cos., Inc.	289,116
14,524		Masco Corp.	530,562
3,310		Vulcan Materials Co.	180,759

			1,000,437

		Chemicals: 1.6%
7,365		Air Products & Chemicals, Inc.	426,949
2,319		Ashland, Inc.	135,383
30,583		Dow Chemical Co.	1,514,164
32,188		E.I. du Pont EI de Nemours & Co.	1,578,822
2,513		Eastman Chemical Co.	145,075
8,435		Ecolab, Inc.	296,322
4,073		Engelhard Corp.	124,919
1,696		Great Lakes Chemical Corp.	48,319
3,676	@	Hercules, Inc.	54,589
3,043		International Flavors & Fragrances, Inc.	130,362
5,599		PPG Industries, Inc.	381,628
10,573		Praxair, Inc.	466,798
7,305		Rohm & Haas Co.	323,100
4,576		Sherwin-Williams Co.	204,227
2,277		Sigma-Aldrich Corp.	137,667

			5,968,324

		Commercial Services: 0.9%
6,021	@	Apollo Group, Inc.	485,955
34,107		Cendant Corp.	797,422
4,677	@	Convergys Corp.	70,108
4,461		Equifax, Inc.	125,354
5,369		H&R Block, Inc.	263,081
9,516		McKesson Corp.	299,373
4,847		Moody’s Corp.	420,962
12,285		Paychex, Inc.	418,673
7,167		R.R. Donnelley & Sons Co.	252,923
5,699		Robert Half Intl., Inc.	167,722

			3,301,573

See Accompanying Notes to Financial Statements

ING STOCK INDEX PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Computers: 4.2%
4,177	@	Affiliated Computer Services, Inc.	$251,414
13,007	@	Apple Computer, Inc.	837,651
6,149	@	Computer Sciences Corp.	346,619
80,531	@	Dell, Inc.	3,393,576
16,690		Electronic Data Systems Corp.	385,539
77,652	@	EMC Corp.	1,154,685
12,449	@	Gateway, Inc.	74,818
97,894		Hewlett-Packard Co.	2,052,837
53,940		International Business Machines Corp.	5,317,406
4,216	@	Lexmark Intl., Inc.	358,360
3,053	@	NCR Corp.	211,359
11,646	@	Network Appliance, Inc.	386,880
109,019	@	Sun Microsystems, Inc.	586,522
9,422	@	Sungard Data Systems, Inc.	266,925
10,959	@	Unisys Corp.	111,563

			15,736,154

		Cosmetics/Personal Care: 2.3%
2,961		Alberto-Culver Co.	143,816
15,323		Avon Products, Inc.	593,000
17,295		Colgate-Palmolive Co.	884,812
32,204		Gillette Co.	1,442,095
15,787		Kimberly-Clark Corp.	1,038,942
82,245		Procter & Gamble Co.	4,530,055

			8,632,720

		Distribution/Wholesale: 0.1%
5,697		Genuine Parts Co.	251,009
2,925		W.W. Grainger, Inc.	194,864

			445,873

		Diversified Financial Services: 8.0%
40,694		American Express Co.	2,293,921
3,357		Bear Stearns Cos., Inc.	343,455
7,885		Capital One Financial Corp.	663,996
43,668		Charles Schwab Corp.	522,269
6,870		CIT Group, Inc.	314,783
168,236		Citigroup, Inc.	8,105,611
18,806		Countrywide Financial Corp.	696,010
11,867	@	E*TRADE Financial Corp.	177,412
31,372		Fannie Mae	2,234,000
3,614		Federated Investors, Inc.	109,866
8,094		Franklin Resources, Inc.	563,747
22,371		Freddie Mac	1,648,743
15,693		Goldman Sachs Group, Inc.	1,632,700
115,476		J.P. Morgan Chase & Co.	4,504,719
7,652		Janus Capital Group, Inc.	128,630
8,721		Lehman Brothers Holdings, Inc.	762,913
41,528		MBNA Corp.	1,170,674
30,199		Merrill Lynch & Co., Inc.	1,804,994
35,491		Morgan Stanley	1,970,460
9,484	@	Providian Financial Corp.	156,201
13,953		SLM Corp.	744,951
4,155		T. Rowe Price Group, Inc.	258,441

			30,808,496

		Electric: 2.7%
20,993	@	AES Corp.	286,974
4,466	@	Allegheny Energy, Inc.	88,025
6,269		Ameren Corp.	314,328
12,853		American Electric Power Co., Inc.	441,372
17,367	@	Calpine Corp.	68,426
9,961		CenterPoint Energy, Inc.	112,559
5,883		Cinergy Corp.	244,909
6,187	@	CMS Energy Corp.	64,654
7,820		Consolidated Edison, Inc.	342,125
5,692		Constellation Energy Group, Inc.	248,797
10,775		Dominion Resources, Inc.	729,899
5,659		DTE Energy Co.	244,073
30,998		Duke Energy Corp.	785,179
10,702		Edison Intl.	342,785
7,266		Entergy Corp.	491,109
21,473		Exelon Corp.	946,316
10,741		FirstEnergy Corp.	424,377
6,053		FPL Group, Inc.	452,462
8,656		NiSource, Inc.	197,184
13,058	@	PG&E Corp.	434,570
2,991		Pinnacle West Capital Corp.	132,830
6,154		PPL Corp.	327,885
8,076		Progress Energy, Inc.	365,358
7,685		Public Service Enterprise Group, Inc.	397,852
23,951		Southern Co.	802,838
6,471		TECO Energy, Inc.	99,265
7,784		TXU Corp.	502,535
13,127		Xcel Energy, Inc.	238,911

			10,127,597

		Electrical Components and Equipment: 0.3%
6,181		American Power Conversion	132,273
13,604		Emerson Electric Co.	953,641
6,220		Molex, Inc.	186,600
2,798	@	Power-One, Inc.	24,958

			1,297,472

		Electronics: 0.6%
15,647	@	Agilent Technologies, Inc.	377,092
6,343		Applera Corp. — Applied Biosystems Group	132,632
3,815	@	Fisher Scientific Intl., Inc.	237,980
6,600	@	Jabil Circuit, Inc.	168,828
3,910		Parker Hannifin Corp.	296,143
4,269		PerkinElmer, Inc.	96,010
17,109	@	Sanmina-SCI Corp.	144,913
31,637	@	Solectron Corp.	168,625
7,609		Symbol Technologies, Inc.	131,636
2,994		Tektronix, Inc.	90,449
5,298	@	Thermo Electron Corp.	159,947
3,911	@	Waters Corp.	182,996

			2,187,251

		Engineering and Construction: 0.0%
2,704		Fluor Corp.	147,395

			147,395

		Entertainment: 0.1%
11,195		International Game Technology	384,884

			384,884

		Environmental Control: 0.2%
10,412	@	Allied Waste Industries, Inc.	96,623
18,556		Waste Management, Inc.	555,567

			652,190

		Food: 1.8%
11,945		Albertson’s, Inc.	285,247
21,095		Archer-Daniels-Midland Co.	470,629
13,330		Campbell Soup Co.	398,434
16,676		ConAgra Foods, Inc.	491,108
11,792		General Mills, Inc.	586,180
11,306		H.J. Heinz Co.	440,821
8,019		Hershey Foods Corp.	445,375
13,470		Kellogg Co.	601,570
24,132	@	Kroger Co.	423,275
4,528		McCormick & Co., Inc.	174,781
14,491	@	Safeway, Inc.	286,052
25,424		Sara Lee Corp.	613,736
4,435		SUPERVALU, Inc.	153,096

See Accompanying Notes to Financial Statements

ING STOCK INDEX PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Food (continued)
20,789		Sysco Corp.	$793,517
7,273		Wm. Wrigley Jr. Co.	503,219

			6,667,040

		Forest Products and Paper: 0.5%
8,414		Georgia-Pacific Corp.	315,357
15,787		International Paper Co.	663,054
3,538		Louisiana-Pacific Corp.	94,606
6,628		MeadWestvaco Corp.	224,623
1,803		Temple-Inland, Inc.	123,325
7,835		Weyerhaeuser Co.	526,669

			1,947,634

		Gas: 0.2%
5,205		KeySpan Corp.	205,337
1,473		Nicor, Inc.	54,413
1,255		Peoples Energy Corp.	55,157
7,447		Sempra Energy	273,156

			588,063

		Hand/Machine Tools: 0.1%
2,622		Black & Decker Corp.	231,601
1,849		Snap-On, Inc.	63,532
2,657		Stanley Works	130,166

			425,299

		Healthcare — Products: 3.5%
1,720		Bausch & Lomb, Inc.	110,871
19,921		Baxter Intl., Inc.	688,071
8,207		Becton Dickinson & Co.	466,158
8,248		Biomet, Inc.	357,881
27,446	@	Boston Scientific Corp.	975,705
3,386		C.R. Bard, Inc.	216,636
10,332		Guidant Corp.	744,937
96,215		Johnson & Johnson	6,101,955
39,178		Medtronic, Inc.	1,945,971
11,606	@	St. Jude Medical, Inc.	486,640
13,008		Stryker Corp.	627,636
7,938	@	Zimmer Holdings, Inc.	635,993

			13,358,454

		Healthcare — Services: 1.4%
4,791		Aetna, Inc.	597,677
13,711		HCA, Inc.	547,892
7,957		Health Management Associates, Inc.	180,783
5,148	@	Humana, Inc.	152,844
4,550	@	Laboratory Corp of America Holdings	226,681
2,822		Manor Care, Inc.	99,983
3,258		Quest Diagnostics, Inc.	311,302
15,303	@	Tenet Healthcare Corp.	168,027
21,162		UnitedHealth Group, Inc.	1,862,891
9,567	@	WellPoint, Inc.	1,100,205

			5,248,285

		Home Builders: 0.2%
4,042		Centex Corp.	240,822
1,506		KB Home	157,226
4,157		Pulte Homes, Inc.	265,217

			663,265

		Home Furnishings: 0.1%
6,301		Leggett & Platt, Inc.	179,138
2,564		Maytag Corp.	54,100
2,172		Whirlpool Corp.	150,324

			383,562

		Household Products/Wares: 0.2%
3,598		Avery Dennison Corp.	215,772
4,942		Clorox Co.	291,232
4,728		Fortune Brands, Inc.	364,907

			871,911

		Housewares: 0.1%
9,048		Newell Rubbermaid, Inc.	218,871

			218,871

		Insurance: 4.4%
9,181	@@	ACE Ltd.	392,488
16,391		AFLAC, Inc.	653,017
22,258		Allstate Corp.	1,151,184
3,526		Ambac Financial Group, Inc.	289,590
84,426		American Intl. Group, Inc.	5,544,256
10,332		AON Corp.	246,522
6,221		Chubb Corp.	478,395
4,361		CIGNA Corp.	355,727
5,485		Cincinnati Financial Corp.	242,766
9,489		Hartford Financial Services Group, Inc.	657,683
4,458		Jefferson-Pilot Corp.	231,638
5,680		Lincoln National Corp.	265,142
6,077		Loews Corp.	427,213
16,998		Marsh & McLennan Cos., Inc.	559,234
4,564		MBIA, Inc.	288,810
24,141		MetLife, Inc.	977,952
3,197		MGIC Investment Corp.	220,305
9,926		Principal Financial Group, Inc.	406,370
6,529		Progressive Corp.	553,920
16,648		Prudential Financial, Inc.	914,974
4,104		Safeco Corp.	214,393
21,683		St. Paul Travelers Cos., Inc.	803,789
3,479		Torchmark Corp.	198,790
9,787		UnumProvident Corp.	175,579
4,499	@@	XL Capital Ltd.	349,347

			16,599,084

		Internet: 1.3%
21,491	@	eBay, Inc.	2,498,973
3,825	@	Monster Worldwide, Inc.	128,673
20,542	@	Symantec Corp.	529,162
44,538	@	Yahoo!, Inc.	1,678,192

			4,835,000

		Iron/Steel: 0.1%
3,035		Allegheny Technologies, Inc.	65,768
5,126		Nucor Corp.	268,295
3,696		United States Steel Corp.	189,420

			523,483

		Leisure Time: 0.5%
3,055		Brunswick Corp.	151,223
20,550		Carnival Corp.	1,184,296
9,505		Harley-Davidson, Inc.	577,429
4,581		Sabre Holdings Corp. — Class A	101,515

			2,014,463

		Lodging: 0.4%
3,677		Harrah’s Entertainment, Inc.	245,955
12,477		Hilton Hotels Corp.	283,727
7,231		Marriott Intl., Inc.	455,407
6,714		Starwood Hotels & Resorts Worldwide, Inc.	392,098

			1,377,187

		Machinery — Construction and Mining: 0.3%
11,110		Caterpillar, Inc.	1,083,336

			1,083,336

See Accompanying Notes to Financial Statements

ING STOCK INDEX PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Machinery — Diversified: 0.3%
1,441		Cummins, Inc.	$120,741
8,104		Deere & Co.	602,938
6,092		Rockwell Automation, Inc.	301,859

			1,025,538

		Media: 3.7%
18,572		Clear Channel Communications, Inc.	621,976
71,957	@	Comcast Corp.	2,394,728
2,662		Dow Jones & Co., Inc.	114,626
8,268		Gannett Co., Inc.	675,496
2,557		Knight-Ridder, Inc.	171,166
6,201		McGraw-Hill Cos., Inc.	567,640
1,628		Meredith Corp.	88,238
4,814		New York Times Co.	196,411
84,700		News Corp.	1,580,502
148,458	@	Time Warner, Inc.	2,886,023
10,368		Tribune Co.	436,908
10,619	@	Univision Communications, Inc.	310,818
55,286		Viacom, Inc.	2,011,857
66,254		Walt Disney Co.	1,841,861

			13,898,250

		Mining: 0.5%
28,243		Alcoa, Inc.	887,395
5,783		Freeport-McMoRan Copper & Gold, Inc.	221,084
14,373		Newmont Mining Corp.	638,305
3,114		Phelps Dodge Corp.	308,037

			2,054,821

		Miscellaneous Manufacturing: 5.7%
25,242		3M Co.	2,071,611
2,980		Cooper Industries Ltd.	202,312
9,988		Danaher Corp.	573,411
6,588		Dover Corp.	276,301
9,305		Eastman Kodak Co.	300,086
4,880		Eaton Corp.	353,117
342,680	S	General Electric Co.	12,507,819
27,877		Honeywell Intl., Inc.	987,125
9,598		Illinois Tool Works, Inc.	889,543
5,610		Ingersoll-Rand Co.	450,483
3,034		ITT Industries, Inc.	256,221
4,102		Pall Corp.	118,753
4,532		Textron, Inc.	334,462
65,198		Tyco Intl. Ltd.	2,330,177

			21,651,421

		Office/Business Equipment: 0.2%
7,499		Pitney Bowes, Inc.	347,054
31,072	@	Xerox Corp.	528,534

			875,588

		Oil and Gas: 6.0%
2,945		Amerada Hess Corp.	242,609
8,009		Anadarko Petroleum Corp.	519,063
10,581		Apache Corp.	535,081
12,689		Burlington Resources, Inc.	551,972
68,680		ChevronTexaco Corp.	3,606,387
22,429		ConocoPhillips	1,947,510
15,774		Devon Energy Corp.	613,924
3,806		EOG Resources, Inc.	271,596
209,125		Exxon Mobil Corp.	10,719,749
4,936		Kerr-McGee Corp.	285,251
11,222		Marathon Oil Corp.	422,059
4,806	@,@@	Nabors Industries, Ltd.	246,500
4,436	@	Noble Corp.	220,647
12,797		Occidental Petroleum Corp.	746,833
3,537	@	Rowan Cos., Inc.	91,608
2,349		Sunoco, Inc.	191,937
10,529	@	Transocean, Inc.	446,324
8,557		Unocal Corp.	370,005
8,348		Valero Energy Corp.	378,999
8,450		XTO Energy, Inc.	298,961

			22,707,015

		Oil and Gas Services: 0.7%
10,805		Baker Hughes, Inc.	461,049
5,230		BJ Services Co.	243,404
14,281		Halliburton Co.	560,386
19,106		Schlumberger Ltd.	1,279,148

			2,543,987

		Packaging and Containers: 0.1%
3,676		Ball Corp.	161,670
3,476		Bemis Co.	101,117
4,821	@	Pactiv Corp.	121,923
2,700	@	Sealed Air Corp.	143,829

			528,539

		Pharmaceuticals: 5.8%
50,478		Abbott Laboratories	2,354,799
4,266		Allergan, Inc.	345,845
3,411		Amerisourcebergen Corp.	200,157
63,148		Bristol-Myers Squibb Co.	1,617,852
14,002		Cardinal Health, Inc.	814,216
14,716	@	Caremark Rx, Inc.	580,252
36,678		Eli Lilly & Co.	2,081,477
2,529	@	Express Scripts, Inc.	193,317
12,014	@	Forest Laboratories, Inc.	538,948
13,910	@	Gilead Sciences, Inc.	486,711
5,166	@	Hospira, Inc.	173,061
7,849	@	King Pharmaceuticals, Inc.	97,328
8,819	@	Medco Health Solutions, Inc.	366,870
71,902		Merck & Co., Inc.	2,310,930
8,833		Mylan Laboratories, Inc.	156,167
244,097		Pfizer, Inc.	6,563,768
47,805		Schering-Plough Corp.	998,168
3,543	@	Watson Pharmaceuticals, Inc.	116,246
43,346		Wyeth	1,846,106

			21,842,218

		Pipelines: 0.2%
12,669	@	Dynegy, Inc.	58,531
21,139		El Paso Corp.	219,846
4,065		Kinder Morgan, Inc.	297,272
18,116		Williams Cos., Inc.	295,110

			870,759

		Real Estate Investment Trusts: 0.5%
3,147		Apartment Investment & Management Co.	121,285
6,350		Archstone-Smith Trust	243,205
13,122		Equity Office Properties Trust	382,113
9,082		Equity Residential	328,587
6,000		Plum Creek Timber Co., Inc.	230,640
5,935		ProLogis	257,164
7,171		Simon Property Group, Inc.	463,748

			2,026,742

		Retail: 6.6%
8,800	@	Autonation, Inc.	169,048
2,562	@	Autozone, Inc.	233,936
9,779	@	Bed Bath & Beyond, Inc.	389,498
10,557		Best Buy Co., Inc.	627,297
3,962	@	Big Lots, Inc.	48,059
6,445		Circuit City Stores, Inc.	100,800
15,180		Costco Wholesale Corp.	734,864
12,909		CVS Corp.	581,809
5,239		Darden Restaurants, Inc.	145,330
2,792		Dillard’s, Inc.	75,021
10,843		Dollar General Corp.	225,209
5,498		Family Dollar Stores	171,703

See Accompanying Notes to Financial Statements

ING STOCK INDEX PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Retail (continued)
5,483		Federated Department Stores, Inc.	$316,863
28,397		Gap, Inc.	599,745
71,163		Home Depot, Inc.	3,041,507
9,242		J.C. Penney Co., Inc. Holding Co.	382,619
11,073	@	Kohl’s Corp.	544,459
13,158		Limited Brands, Inc.	302,897
25,031		Lowe’s Cos., Inc.	1,441,535
9,448		May Department Stores Co.	277,771
40,891		McDonald’s Corp.	1,310,965
4,582		Nordstrom, Inc.	214,117
10,154	@	Office Depot, Inc.	176,273
3,034		OfficeMax, Inc.	95,207
5,133		RadioShack Corp.	168,773
6,726		Sears Roebuck and Co.	343,228
16,153		Staples, Inc.	544,518
12,983	@	Starbucks Corp.	809,620
29,004		Target Corp.	1,506,178
4,733		Tiffany & Co.	151,314
15,625		TJX Cos., Inc.	392,656
6,956	@	Toys R US, Inc.	142,389
137,283		Wal-Mart Stores, Inc.	7,251,287
33,127		Walgreen Co.	1,271,083
3,722		Wendy’s Intl., Inc.	146,126
9,405		Yum! Brands, Inc.	443,728

			25,377,432

		Savings and Loans: 0.5%
9,996		Golden West Financial Corp.	613,954
11,145		Sovereign Bancorp, Inc.	251,320
28,280		Washington Mutual, Inc.	1,195,678

			2,060,952

		Semiconductors: 3.0%
12,502	@	Advanced Micro Devices, Inc.	275,294
12,175	@	Altera Corp.	252,023
12,221		Analog Devices, Inc.	451,199
55,308	@	Applied Materials, Inc.	945,767
10,422	@	Applied Micro Circuits Corp.	43,877
10,689	@	Broadcom Corp.	345,041
12,645	@	Freescale Semiconductor, Inc.	232,162
204,947		Intel Corp.	4,793,710
6,459	@	KLA-Tencor Corp.	300,860
10,041		Linear Technology Corp.	389,189
12,435	@	LSI Logic Corp.	68,144
10,485		Maxim Integrated Products, Inc.	444,459
19,840	@	Micron Technology, Inc.	245,024
11,832		National Semiconductor Corp.	212,384
4,639	@	Novellus Systems, Inc.	129,382
5,401	@	Nvidia Corp.	127,248
5,904	@	PMC-Sierra, Inc.	66,420
3,007	@	Qlogic Corp.	110,447
6,367	@	Teradyne, Inc.	108,685
56,220		Texas Instruments, Inc.	1,384,136
11,282		Xilinx, Inc.	334,511

			11,259,962

		Software: 4.7%
7,758		Adobe Systems, Inc.	486,737
7,402		Autodesk, Inc.	280,906
18,901		Automatic Data Processing, Inc.	838,259
7,363	@	BMC Software, Inc.	136,952
5,546	@	Citrix Systems, Inc.	136,043
19,004		Computer Associates Intl., Inc.	590,264
12,576	@	Compuware Corp.	81,367
9,853	@	Electronic Arts, Inc.	607,733
26,911		First Data Corp.	1,144,794
6,403	@	Fiserv, Inc.	257,337
7,634		IMS Health, Inc.	177,185
6,093	@	Intuit, Inc.	268,153
2,753	@	Mercury Interactive Corp.	125,399
352,392		Microsoft Corp.	9,412,390
12,585	@	Novell, Inc.	84,949
166,244	@	Oracle Corp.	2,280,868
8,962	@	Parametric Technology Corp.	52,786
12,194	@	PeopleSoft, Inc.	322,897
16,574	@	Siebel Systems, Inc.	174,027
13,694	@	Veritas Software Corp.	390,964

			17,850,010

		Telecommunications: 5.8%
27,042	@	ADC Telecommunications, Inc.	72,473
9,849		Alltel Corp.	578,727
5,222	@	Andrew Corp.	71,176
25,796		AT&T Corp.	491,672
14,637	@	Avaya, Inc.	251,756
59,366		BellSouth Corp.	1,649,781
4,380		CenturyTel, Inc.	155,359
18,978	@	Ciena Corp.	63,387
213,438	@	Cisco Systems, Inc.	4,119,353
10,670		Citizens Communications Co.	147,139
6,423	@	Comverse Technology, Inc.	157,042
45,406	@	Corning, Inc.	534,429
47,411	@	JDS Uniphase Corp.	150,293
143,273	@	Lucent Technologies, Inc.	538,706
78,895		Motorola, Inc.	1,356,994
35,997	@	Nextel Communications, Inc.	1,079,910
53,052		QUALCOMM, Inc.	2,249,405
58,732	@	Qwest Communications Intl	260,770
107,465		SBC Communications, Inc.	2,769,373
5,065		Scientific-Atlanta, Inc.	167,196
47,685		Sprint Corp.	1,184,972
15,020	@	Tellabs, Inc.	129,022
89,740		Verizon Communications, Inc.	3,635,367

			21,814,302

		Textiles: 0.1%
5,586		Cintas Corp.	245,002

			245,002

		Toys/Games/Hobbies: 0.1%
5,763		Hasbro, Inc.	111,687
13,430		Mattel, Inc.	261,751

			373,438

		Transportation: 1.6%
12,203		Burlington Northern Santa Fe Corp.	577,324
7,081		CSX Corp.	283,806
9,720		FedEx Corp.	957,323
12,729		Norfolk Southern Corp.	460,663
2,087		Ryder System, Inc.	99,696
8,409		Union Pacific Corp.	565,505
36,306		United Parcel Service, Inc.	3,102,711

			6,047,028

		Total Common Stock (Cost $344,426,026)	366,609,621

See Accompanying Notes to Financial Statements

ING STOCK INDEX PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount		Value

SHORT-TERM INVESTMENTS: 2.9%
	Repurchase Agreement: 2.9%
$11,081,000	Morgan Stanley Repurchase Agreement dated 12/31/04, 2.200%, due 01/03/05, $11,083,032 to be received upon repurchase (Collateralized by $10,350,000 Federal Home Loan Mortgage Corporation, 5.750% Market value plus accrued interest $11,380,210, due 05/15/12	$11,081,000

	Total Short-Term Investments (Cost $11,081,000)	11,081,000

Total Investments In Securities (Cost $355,507,026)*	99.7%	$377,690,621
Other Assets and Liabilities-Net	0.3%	1,015,807

Net Assets	100.0%	$378,706,428

@	Non-income producing security.
@@	Foreign issuer.
S	Segregated securities for futures, when-issued or delayed delivery securities held at December 31, 2004.
*	Cost for federal income tax purposes is $355,544,359. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$33,142,125
Gross Unrealized Depreciation	(10,995,863)

Net Unrealized Appreciation	$22,146,262

Information concerning open futures contracts for the ING Stock Index Portfolio at December 31, 2004 is shown below.

	No. of	Notional	Settlement	Unrealized
Short Contracts	Contract	Market Value	Date	Gain

S&P Futures	40	$12,137,000	3/21/2005	$335,005

See Accompanying Notes to Financial Statements

ING T. ROWE PRICE CAPITAL APPRECIATION PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 70.1%
		Aerospace/Defense: 1.2%
450,000		Lockheed Martin Corp.	$24,997,500

			24,997,500

		Agriculture: 2.0%
507,000		Altria Group, Inc.	30,977,700
352,000		Loews Corp.	10,190,400

			41,168,100

		Banks: 0.4%
240,000	@,@@	Royal Bank of Scotland Group PLC	8,060,347

			8,060,347

		Chemicals: 4.1%
184,500	@@	Agrium, Inc.	3,108,825
180,000		Dow Chemical Co.	8,911,800
412,000		E.I. du Pont de Nemours & Co.	20,208,600
376,000		Great Lakes Chemical Corp.	10,712,240
350,000	@@	Octel Corp.	7,283,500
396,000	@@	Potash Corp. of Saskatchewan	32,891,760

			83,116,725

		Commercial Services: 1.0%
750,200	@	Petrie Stores Corp.	330,088
96,000		R.R. Donnelley & Sons Co.	3,387,840
1,262,000		ServiceMaster Co.	17,402,980

			21,120,908

		Computers: 0.6%
599,000		Hewlett-Packard Co.	12,561,030

			12,561,030

		Diversified Financial Services: 2.1%
2,290,000	L	Charles Schwab Corp.	27,388,400
177,000		Lehman Brothers Holdings, Inc.	15,483,960

			42,872,360

		Electric: 5.7%
1,119,000	L	Duke Energy Corp.	28,344,270
693,925		FirstEnergy Corp.	27,416,977
606,400		NiSource, Inc.	13,813,792
159,000	L	Pinnacle West Capital Corp.	7,061,190
167,826		PPL Corp.	8,941,769
376,000	L	TXU Corp.	24,274,560
291,000	L	Unisource Energy Corp.	7,016,010

			116,868,568

		Environmental Control: 0.6%
391,000		Waste Management, Inc.	11,706,540

			11,706,540

		Food: 1.4%
575,000		General Mills, Inc.	28,583,250

			28,583,250

		Forest Products and Paper: 1.6%
256,000	L	Bowater, Inc.	11,256,320
107,000		Longview Fibre Co.	1,940,980
375,000		Potlatch Corp.	18,967,500

			32,164,800

		Healthcare — Products: 0.8%
446,000		Baxter Intl., Inc.	15,404,840

			15,404,840

		Household Products/Wares: 0.8%
223,000		Fortune Brands, Inc.	17,211,140

			17,211,140

		Housewares: 1.3%
1,063,000	L	Newell Rubbermaid, Inc.	25,713,970

			25,713,970

		Insurance: 8.5%
450,000		Assurant, Inc.	13,747,500
705,000		Genworth Financial, Inc.	19,035,000
125,200		Hartford Financial Services Group, Inc.	8,677,612
272,000		Loews Corp.	19,121,600
1,177,000		Marsh & McLennan Cos., Inc.	38,723,300
316,000		Prudential Financial, Inc.	17,367,360
488,000		Safeco Corp.	25,493,120
277,000		St. Paul Travelers Cos., Inc.	10,268,390
367,800	L	UnumProvident Corp.	6,598,332
25,500	L	White Mountains Insurance Group Ltd.	16,473,000

			175,505,214

		Iron/Steel: 1.5%
596,000		Nucor Corp.	31,194,640

			31,194,640

		Lodging: 0.4%
131,000		Marriott Intl., Inc.	8,250,380

			8,250,380

		Machinery — Diversified: 1.0%
282,000		Deere & Co.	20,980,800

			20,980,800

		Media: 4.4%
328,676	@	Comcast Corp.	10,938,337
308,000		Meredith Corp.	16,693,600
205,000	L	New York Times Co.	8,364,000
986,000	@	Time Warner, Inc.	19,167,840
317,000		Walt Disney Co.	8,812,600
25,300	L	Washington Post Co.	24,870,406

			88,846,783

		Mining: 4.0%
211,000		Alcoa, Inc.	6,629,620
1,049,800	L	Newmont Mining Corp.	46,621,618
169,000		Phelps Dodge Corp.	16,717,480
381,718	@,@@	Teck Cominco Ltd.	11,760,732

			81,729,450

		Miscellaneous Manufacturing: 1.8%
371,000		Honeywell Intl., Inc.	13,137,110
665,000	@@	Tyco Intl., Ltd.	23,767,100

			36,904,210

		Oil and Gas: 5.2%
409,000	L	Amerada Hess Corp.	33,693,420
257,820		ChevronTexaco Corp.	13,538,128
216,940		Devon Energy Corp.	8,443,305
185,000	@@	Imperial Oil Ltd.	10,989,000
274,000		Murphy Oil Corp.	22,043,300
318,000	@,@@, L	Royal Dutch Petroleum Co.	18,246,840

			106,953,993

		Oil and Gas Services: 1.0%
463,000	L	Baker Hughes, Inc.	19,756,210

			19,756,210

See Accompanying Notes to Financial Statements

ING T. ROWE PRICE CAPITAL APPRECIATION PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Pharmaceuticals: 6.0%
414,283	L	AmerisourceBergen Corp.	$24,310,126
476,000		Bristol-Myers Squibb Co.	12,195,120
388,000		Cardinal Health, Inc.	22,562,200
737,000		Merck & Co., Inc.	23,687,180
690,000		Schering-Plough Corp.	14,407,200
619,000		Wyeth	26,363,210

			123,525,036

		Pipelines: 0.1%
110,700	L	El Paso Corp.	1,151,280

			1,151,280

		Retail: 1.9%
454,000		CVS Corp.	20,461,780
449,000		Home Depot, Inc.	19,190,260

			39,652,040

		Semiconductors: 2.0%
418,000		Intel Corp.	9,777,020
209,000	@,L	KLA-Tencor Corp.	9,735,220
848,000		Texas Instruments, Inc.	20,877,760

			40,390,000

		Software: 2.1%
1,588,000		Microsoft Corp.	42,415,480

			42,415,480

		Telecommunications: 3.4%
3,929,500	@	Qwest Communications Intl., Inc.	17,446,980
852,000	L	Sprint Corp.	21,172,200
205,200	@,@@, L	TELUS Corp.	6,145,873
598,000		Verizon Communications, Inc.	24,224,980

			68,990,033

		Toys/Games/Hobbies: 0.3%
316,000	L	Hasbro, Inc.	6,124,080

			6,124,080

		Transportation: 2.9%
340,000		Burlington Northern Santa Fe Corp.	16,085,400
375,000		CSX Corp.	15,030,000
590,000	L	Ryder System, Inc.	28,184,300

			59,299,700

		Total Common Stock (Cost $1,038,818,171)	1,433,219,407

PREFERRED STOCK: 5.5%
		Auto Manufacturers: 0.6%
213,000		Ford Motor Co. Capital Trust II	11,244,270

			11,244,270

		Electric: 0.3%
5,353		Entergy Gulf States, Inc.	279,721
4,900	#,L	NRG Energy, Inc.	5,402,250
6,651		Pacific Gas & Electric Co.	169,601
2,400		Southern California Edison Co.	239,250

			6,090,822

		Healthcare — Products: 0.2%
89,000	L	Baxter Intl., Inc.	5,024,940

			5,024,940

		Housewares: 1.0%
414,300		Newell Financial Trust I	19,523,888

			19,523,888

		Insurance: 1.9%
326,000		Genworth Financial, Inc.	10,565,660
280,000	@@	Scottish Re Group Ltd.	8,649,200
465,000		Travelers Property Casualty Corp.	10,708,949
373,000	@@	XL Capital Ltd.	9,492,850

			39,416,659

		Oil and Gas: 0.7%
135,000		Ameranda Hess Corp.	9,956,250
91,048		Unocal Capital Trust	4,700,353

			14,656,603

		Packaging and Containers: 0.2%
120,000		Owens-Illinois, Inc.	4,860,000

			4,860,000

		Pharmaceuticals: 0.5%
168,000		Schering-Plough Corp.	9,424,800

			9,424,800

		Pipelines: 0.1%
34,900	L	El Paso Energy Capital Trust I	1,280,830

			1,280,830

		Total Preferred Stock (Cost $97,833,824)	111,522,812

Principal
Amount			Value

CONVERTIBLE CORPORATE BONDS: 10.2%
		Airlines: 0.7%
$17,190,000	#,L	Delta Air Lines, Inc., 2.875%, due 02/18/24	$11,839,613
2,200,000	L	Delta Air Lines, Inc., 8.000%, due 06/03/23	1,460,250

			13,299,863

		Biotechnology: 0.4%
7,975,000	#	Human Genome Sciences, Inc., 2.250%, due 10/15/11	8,423,594

			8,423,594

		Chemicals: 0.7%
15,700,000	L	Hercules Trust II, 6.500%, due 06/30/29	13,502,000

			13,502,000

		Diversified Financial Services: 0.3%
6,750,000	#	CapitalSource, Inc., 3.500%, due 07/15/34	7,104,375

			7,104,375

		Electronics: 0.1%
1,200,000		Oak Industries, Inc., 4.875%, due 03/01/08	1,248,000

			1,248,000

		Food: 0.4%
12,500,000	L	General Mills, Inc., 1.910%, due 10/28/22	8,921,875

			8,921,875

See Accompanying Notes to Financial Statements

ING T. ROWE PRICE CAPITAL APPRECIATION PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount			Value

		Forest Products and Paper: 0.4%
$15,550,000		International Paper Co., 4.750%, due 06/20/21	$8,669,125

			8,669,125

		Insurance: 1.5%
15,500,000		Loews Corp., 3.125%, due 09/15/07	15,306,250
3,600,000	L	Radian Group, Inc., 2.250%, due 01/01/22	3,672,000
698,000		Scottish Re Group Ltd., 4.500%, due 12/01/22	903,910
7,400,000	L	Selective Insurance Group, 1.616%, due 09/24/32	4,560,250
7,828,000		USF&G Corp., 4.480%, due 03/03/09	6,507,025

			30,949,435

		Media: 0.5%
10,300,000	L	Liberty Media Corp., 3.250%, due 03/15/31	10,158,375

			10,158,375

		Miscellaneous Manufacturing: 0.5%
4,400,000	@@,#, I,L	Tyco Intl. Group SA, 2.750%, due 01/15/18	6,996,000
2,200,000	@@,#, I	Tyco Intl. Group SA, 3.125%, due 01/15/23	3,707,000

			10,703,000

		Pharmaceuticals: 1.6%
8,100,000	L	King Pharmaceuticals, Inc., 2.750%, due 11/15/21	7,867,125
36,750,000	#,I	Roche Holdings, Inc., 2.640%, due 07/25/21	23,861,775

			31,728,900

		Real Estate Investment Trusts: 0.5%
8,900,000	#	Host Marriott LP, 3.250%, due 04/15/24	10,279,500

			10,279,500

		Retail: 0.3%
2,950,000	#,I	Gap, Inc., 5.750%, due 03/15/09	3,927,187
1,550,000	I,L	Lowe’s Cos, Inc., 0.280%, due 02/16/21	1,482,188

			5,409,375

		Software: 0.4%
9,117,000	#,I,L	Red Hat, Inc., 0.500%, due 01/15/24	8,410,433

			8,410,433

		Telecommunications: 1.9%
18,600,000	L	Corning, Inc., 2.120%, due 11/08/15	14,786,999
5,800,000		Crown Castle Intl. Corp., 4.000%, due 07/15/10	10,287,750
12,800,000	L	Lucent Technologies, Inc., 8.000%, due 08/01/31	14,304,000

			39,378,749

		Total Convertible Corporate Bonds (Cost $188,816,203)	208,186,599

CORPORATE BONDS/NOTES: 0.3%
		Media: 0.3%
2,950,000	L	XM Satellite Radio, Inc., 14.000%, due 12/31/09	3,023,750
2,112,000	L	XM Satellite Radio, Inc., 12.000%, due 06/15/10	2,505,360

		Total Corporate Bonds/Notes (Cost $4,798,611)	5,529,110

		Total Long-Term Investments (Cost $1,330,266,809)	1,758,457,928

SHORT-TERM INVESTMENTS: 9.5%
		Securities Lending Collateralcc: 9.5%
192,956,000		The Bank of New York Institutional Cash Reserves Fund	192,956,000

		Total Short-Term Investments (Cost $192,956,000)	192,956,000

Total Investments in Securities (Cost $1,523,222,809)*	95.6%	$1,951,413,928
Other Assets and Liabilities-Net	4.4	90,539,456

Net Assets	100.0%	$2,041,953,384

@	Non-income producing security
@@	Foreign issuer
ADR	American Depositary Receipt
#	Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. Unless otherwise indicated, these securities have been determined to be liquid under the guidelines established by the Funds’ Board of Directors/ Trustees.
I	Illiquid security
cc	Securities purchased with cash collateral for securities loaned.
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
*	Cost for federal income tax purposes is $1,524,304,190. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$458,183,316
Gross Unrealized Depreciation	(31,073,578)

Net Unrealized Appreciation	$427,109,738

See Accompanying Notes to Financial Statements

ING T. ROWE PRICE EQUITY INCOME PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 94.9%
		Aerospace/Defense: 2.7%
170,000		Lockheed Martin Corp.	$9,443,500
241,600		Raytheon Co.	9,381,328
221,400		Rockwell Collins, Inc.	8,732,016

			27,556,844

		Agriculture: 1.1%
85,300		Altria Group, Inc.	5,211,830
133,700		UST, Inc.	6,432,307

			11,644,137

		Banks: 5.5%
25,900		AmSouth Bancorporation	670,810
298,238		Bank of America Corp.	14,014,204
74,000	@,@@, L	Bank of Ireland ADR	4,938,760
299,300		Mellon Financial Corp.	9,311,223
72,700		Mercantile Bankshares Corp.	3,794,940
119,900	L	National City Corp.	4,502,245
66,400	L	Northern Trust Corp.	3,225,712
127,200	L	SunTrust Banks, Inc.	9,397,536
74,200		Wells Fargo & Co.	4,611,530
52,100		Wilmington Trust Corp.	1,883,415

			56,350,375

		Beverages: 1.4%
327,300		Coca-Cola Co.	13,625,499
14,200		Coca-Cola Enterprises, Inc.	296,070

			13,921,569

		Biotechnology: 0.8%
10,500	@	Chiron Corp.	349,965
276,500	@	MedImmune, Inc.	7,495,915

			7,845,880

		Building Materials: 0.5%
99,100	L	Vulcan Materials Co.	5,411,851

			5,411,851

		Chemicals: 3.0%
199,200		Dow Chemical Co.	9,862,392
167,600		E.I. du Pont de Nemours & Co.	8,220,780
153,900		Great Lakes Chemical Corp.	4,384,611
229,500	@,L	Hercules, Inc.	3,408,075
112,700		International Flavors & Fragrances, Inc.	4,828,068

			30,703,926

		Commercial Services: 0.5%
213,500		Cendant Corp.	4,991,630

			4,991,630

		Computers: 0.8%
400,438		Hewlett-Packard Co.	8,397,185

			8,397,185

		Cosmetics/Personal Care: 2.0%
242,300		Colgate-Palmolive Co.	12,396,068
126,400		Kimberly-Clark Corp.	8,318,384

			20,714,452

		Distribution/Wholesale: 0.8%
192,600		Genuine Parts Co.	8,485,956

			8,485,956

		Diversified Financial Services: 6.3%
141,800		American Express Co.	7,993,266
861,600	L	Charles Schwab Corp.	10,304,736
122,966		Citigroup, Inc.	5,924,502
99,400		Fannie Mae	7,078,274
504,744		J.P. Morgan Chase & Co.	19,690,063
109,000		Janus Capital Group, Inc.	1,832,290
196,500		Morgan Stanley	10,909,680

			63,732,811

		Electric: 4.7%
169,300		Constellation Energy Group, Inc.	7,400,103
411,400	L	Duke Energy Corp.	10,420,762
134,900		FirstEnergy Corp.	5,329,899
435,500		NiSource, Inc.	9,920,690
85,300		Progress Energy, Inc.	3,858,972
141,500	L	TECO Energy, Inc.	2,170,610
55,900		TXU Corp.	3,608,904
269,500		Xcel Energy, Inc.	4,904,900

			47,614,840

		Electrical Components and Equipment: 0.4%
59,200		Emerson Electric Co.	4,149,920

			4,149,920

		Electronics: 0.0%
16,100	@	Agilent Technologies, Inc.	388,010

			388,010

		Environmental Control: 0.9%
297,100		Waste Management, Inc.	8,895,174

			8,895,174

		Food: 2.1%
279,200		Campbell Soup Co.	8,345,288
142,500		ConAgra Foods, Inc.	4,196,625
171,000		General Mills, Inc.	8,500,410

			21,042,323

		Forest Products and Paper: 1.8%
298,693		International Paper Co.	12,545,106
176,200		MeadWestvaco Corp.	5,971,418

			18,516,524

		Healthcare — Products: 2.1%
240,700		Baxter Intl., Inc.	8,313,778
212,500		Johnson & Johnson	13,476,750

			21,790,528

		Home Furnishings: 1.1%
127,000	@@	Sony Corp. ADR	4,947,920
85,000	L	Whirlpool Corp.	5,882,850

			10,830,770

		Household Products/Wares: 1.2%
73,900		Clorox Co.	4,354,927
101,500		Fortune Brands, Inc.	7,833,770

			12,188,697

		Housewares: 1.0%
425,500	L	Newell Rubbermaid, Inc.	10,292,845

			10,292,845

		Insurance: 6.3%
90,400		Chubb Corp.	6,951,760
37,000	L	CIGNA Corp.	3,018,090
184,877		Lincoln National Corp.	8,630,058
513,000		Marsh & McLennan Cos., Inc.	16,877,701
164,500		Safeco Corp.	8,593,480
232,692		St. Paul Travelers Cos., Inc.	8,625,892

See Accompanying Notes to Financial Statements

ING T. ROWE PRICE EQUITY INCOME PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Insurance (continued)
410,100	@,L	UnumProvident Corp.	$7,357,194
56,700	@@,L	XL Capital Ltd.	4,402,755

			64,456,930

		Iron/Steel: 0.4%
79,000		Nucor Corp.	4,134,860

			4,134,860

		Lodging: 1.3%
297,600		Hilton Hotels Corp.	6,767,424
102,500		Starwood Hotels & Resorts Worldwide, Inc.	5,986,000

			12,753,424

		Machinery — Diversified: 0.5%
112,600		Rockwell Automation, Inc.	5,579,330

			5,579,330

		Media: 8.4%
426,443	@,L	Comcast Corp.	14,192,023
255,100		Dow Jones & Co., Inc.	10,984,606
85,200	L	Knight-Ridder, Inc.	5,703,288
329,700	L	New York Times Co.	13,451,760
684,000	@	Time Warner, Inc.	13,296,960
440,900		Viacom, Inc.	16,044,351
398,900		Walt Disney Co.	11,089,420

			84,762,408

		Mining: 0.6%
184,900		Alcoa, Inc.	5,809,558

			5,809,558

		Miscellaneous Manufacturing: 6.0%
128,200		Cooper Industries Ltd.	8,703,498
293,800	L	Eastman Kodak Co.	9,475,050
564,800		General Electric Co.	20,615,200
411,300		Honeywell Intl., Inc.	14,564,133
250,200		Pall Corp.	7,243,290

			60,601,171

		Oil and Gas: 8.3%
127,600		Amerada Hess Corp.	10,511,688
115,200		Anadarko Petroleum Corp.	7,466,112
169,524	@@	BP PLC ADR	9,900,202
336,990		ChevronTexaco Corp.	17,695,345
354,924		Exxon Mobil Corp.	18,193,404
253,600	@,@@, L	Royal Dutch Petroleum Co.	14,551,568
127,300		Unocal Corp.	5,504,452

			83,822,771

		Oil and Gas Services: 0.7%
59,900		Baker Hughes, Inc.	2,555,933
70,900		Schlumberger Ltd.	4,746,755

			7,302,688

		Pharmaceuticals: 6.2%
171,000		Abbott Laboratories	7,977,150
504,600		Bristol-Myers Squibb Co.	12,927,852
113,200		Cardinal Health, Inc.	6,582,580
498,100		Merck & Co., Inc.	16,008,934
370,000		Schering-Plough Corp.	7,725,600
286,400		Wyeth	12,197,776

			63,419,892

		Real Estate Investment Trusts: 0.5%
85,400		Simon Property Group, Inc.	5,522,818

			5,522,818

		Retail: 2.0%
185,200		Home Depot, Inc.	7,915,448
163,500	L	May Department Stores Co.	4,806,900
226,200		McDonald’s Corp.	7,251,972

			19,974,320

		Semiconductors: 1.2%
27,591	@	Freescale Semiconductor Inc.	506,571
152,800		Intel Corp.	3,573,992
339,900		Texas Instruments, Inc.	8,368,338

			12,448,901

		Software: 1.0%
12,200	@	Dun & Bradstreet Corp.	727,730
346,000		Microsoft Corp.	9,241,660

			9,969,390

		Telecommunications: 7.7%
157,500		Alltel Corp.	9,254,700
355,780		AT&T Corp.	6,781,167
639,600	@,L	Lucent Technologies, Inc.	2,404,896
443,700		Motorola, Inc.	7,631,640
423,300	@@	Nokia Oyj ADR	6,633,111
1,795,000	@	Qwest Communications Intl., Inc.	7,969,800
348,600		SBC Communications, Inc.	8,983,422
496,500	L	Sprint Corp.	12,338,024
114,000	@,@@, L	TELUS Corp.	3,356,046
297,450		Verizon Communications, Inc.	12,049,700

			77,402,506

		Toys/Games/Hobbies: 1.1%
553,400		Mattel, Inc.	10,785,766

			10,785,766

		Transportation: 2.0%
199,200		Norfolk Southern Corp.	7,209,048
196,600		Union Pacific Corp.	13,221,350

			20,430,398

		Total Common Stock (Cost $841,188,289)	964,643,378

PREFERRED STOCK: 0.3%
		Auto Manufacturers: 0.1%
22,700		Ford Motor Co. Capital Trust II	1,198,333

			1,198,333

		Insurance: 0.2%
78,000	@	UnumProvident Corp.	2,118,187

			2,118,187

		Total Preferred Stock (Cost $3,085,000)	3,316,520

See Accompanying Notes to Financial Statements

ING T. ROWE PRICE EQUITY INCOME PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount			Value

CONVERTIBLE CORPORATE BONDS: 0.3%
		Telecommunications: 0.3%
$2,070,000	L	Lucent Technologies, Inc., 8.000%, due 08/01/31	$2,313,225

		Total Convertible Corporate Bonds (Cost $1,642,442)	2,313,225

		Total Long-Term Investments (Cost $845,915,731)	970,273,123

SHORT-TERM INVESTMENTS: 4.9%
		Securities Lending CollateralCC: 4.9%
49,906,000		The Bank of New York Institutional Cash Reserves Fund	49,906,000

		Total Short-Term Investments (Cost $49,906,000)	49,906,000

Total Investments in Securities (Cost $895,821,731)*	100.4%	$1,020,179,123
Other Assets and Liabilities-Net	(0.4)	(3,855,961)

Net Assets	100.0%	$1,016,323,162

@	Non-income producing security
@@	Foreign issuer
ADR	American Depositary Receipt
cc	Securities purchased with cash collateral for securities loaned.
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
*	Cost for federal income tax purposes is $905,877,285. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$141,423,522
Gross Unrealized Depreciation	(27,121,684)

Net Unrealized Appreciation	$114,301,838

See Accompanying Notes to Financial Statements

ING UBS US BALANCED PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 63.5%
		Advertising: 1.4%
17,400		Omnicom Group, Inc.	$1,467,168

			1,467,168

		Aerospace/ Defense: 1.4%
12,700		Lockheed Martin Corp.	705,485
14,200		Northrop Grumman Corp.	771,912

			1,477,397

		Auto Parts and Equipment: 0.9%
14,500		Johnson Controls, Inc.	919,880

			919,880

		Banks: 4.3%
47,100		Mellon Financial Corp.	1,465,281
14,000		PNC Financial Services Group, Inc.	804,160
37,100		Wells Fargo & Co.	2,305,765

			4,575,206

		Biotechnology: 1.0%
18,300	@	Genzyme Corp.	1,062,681

			1,062,681

		Building Materials: 2.7%
19,100		Martin Marietta Materials, Inc.	1,024,906
50,500		Masco Corp.	1,844,765

			2,869,671

		Commercial Services: 0.3%
13,000		Equifax, Inc.	365,300

			365,300

		Computers: 0.4%
19,500		Hewlett-Packard Co.	408,915

			408,915

		Cosmetics/ Personal Care: 0.9%
14,800		Kimberly-Clark Corp.	973,988

			973,988

		Diversified Financial Services: 8.0%
61,200		Citigroup, Inc.	2,948,616
25,400		Freddie Mac	1,871,980
40,200		J.P. Morgan Chase & Co.	1,568,202
38,200		Morgan Stanley	2,120,864

			8,509,662

		Electric: 3.6%
18,800		American Electric Power Co., Inc.	645,592
24,100	@,L	CMS Energy Corp.	251,845
36,300		Exelon Corp.	1,599,741
25,300		FirstEnergy Corp.	999,603
14,700		Pepco Holdings, Inc.	313,404

			3,810,185

		Electronics: 0.8%
15,800	@	Mettler Toledo Intl., Inc.	810,698

			810,698

		Food: 1.8%
38,800		Albertson’s, Inc.	926,544
53,400	@	Kroger Co.	936,636

			1,863,180

		Gas: 0.6%
17,800		Sempra Energy	652,904

			652,904

		Healthcare — Products: 3.0%
42,000		Johnson & Johnson	2,663,640
9,600		Medtronic, Inc.	476,832

			3,140,472

		Healthcare — Services: 3.0%
4,600		Quest Diagnostics, Inc.	439,530
21,180		UnitedHealth Group, Inc.	1,864,475
7,500	@	WellPoint, Inc.	862,500

			3,166,505

		Insurance: 2.8%
14,200		AFLAC, Inc.	565,728
14,400		Allstate Corp.	744,768
10,200		Hartford Financial Services Group, Inc.	706,962
22,000		Willis Group Holdings Ltd.	905,740

			2,923,198

		Internet: 0.6%
22,800	@,L	IAC/ InterActive Corp.	629,736

			629,736

		Media: 4.5%
14,700		Dex Media, Inc.	366,912
69,100	@	Time Warner, Inc.	1,343,304
16,600	L	Tribune Co.	699,524
18,700	@,L	Univision Communications, Inc.	547,349
48,918		Viacom, Inc.	1,780,126

			4,737,215

		Miscellaneous Manufacturing: 1.5%
17,600		Illinois Tool Works, Inc.	1,631,168

			1,631,168

		Oil and Gas: 2.8%
37,200		Exxon Mobil Corp.	1,906,872
5,000		Kerr-McGee Corp.	288,950
19,400		Marathon Oil Corp.	729,634

			2,925,456

		Pharmaceuticals: 6.4%
23,800	L	Allergan, Inc.	1,929,466
23,600		Bristol-Myers Squibb Co.	604,632
11,800	@,L	Cephalon, Inc.	600,384
2,200	@	Medco Health Solutions, Inc.	91,520
54,000		Mylan Laboratories, Inc.	954,720
30,700		Pfizer, Inc.	825,523
41,250		Wyeth	1,756,838

			6,763,083

		Retail: 2.9%
7,400	@	Advance Auto Parts, Inc.	323,232
32,800	L	Costco Wholesale Corp.	1,587,848
13,200	@	Kohl’s Corp.	649,044
19,700		TJX Cos., Inc.	495,061

			3,055,185

		Software: 2.9%
8,700	@	BEA Systems, Inc.	77,082
70,900		Microsoft Corp.	1,893,739
78,300	@	Oracle Corp.	1,074,276

			3,045,097

See Accompanying Notes to Financial Statements

ING UBS US BALANCED PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Telecommunications: 2.8%
80,300	@	Nextel Communications, Inc.	$2,409,000
22,200		SBC Communications, Inc.	572,094

			2,981,094

		Transportation: 2.2%
48,500		Burlington Northern Santa Fe Corp.	2,294,535

			2,294,535

		Total Common Stock (Cost $56,888,836)	67,059,579

Principal
Amount			Value

CORPORATE BONDS/NOTES: 3.2%
		Aerospace/ Defense: 0.0%
$30,000		General Dynamics Corp., 3.000%, due 05/15/08	$29,350

			29,350

		Agriculture: 0.0%
25,000		Altria Group, Inc., 7.750%, due 01/15/27	28,137

			28,137

		Auto Manufacturers: 0.3%
110,000	L	DaimlerChrysler NA Holding Corp., 4.050%, due 06/04/08	109,860
80,000	L	Ford Motor Co., 7.450%, due 07/16/31	80,692
35,000	L	General Motors Corp., 8.375%, due 07/15/33	36,363

			226,915

		Banks: 0.4%
25,000	@@	Abbey National PLC, 7.950%, due 10/26/29	32,342
95,000		Bank of America Corp., 7.400%, due 01/15/11	110,181
45,000		Bank One Corp., 7.875%, due 08/01/10	52,550
45,000		Wachovia Bank, 7.800%, due 08/18/10	52,912
50,000		Wells Fargo Bank NA, 6.450%, due 02/01/11	55,674

			303,659

		Beverages: 0.0%
25,000	#	Miller Brewing Co., 5.500%, due 08/15/13	26,176

			26,176

		Chemicals: 0.0%
40,000		ICI Wilmington, Inc., 4.375%, due 12/01/08	40,262

			40,262

		Commercial Services: 0.1%
25,000		Cendant Corp., 6.250%, due 01/15/08	26,699
30,000		McKesson Corp., 7.750%, due 02/01/12	34,563

			61,262

		Cosmetics/ Personal Care: 0.0%
35,000		Avon Products, Inc., 7.150%, due 11/15/09	39,599

			39,599

		Diversified Financial Services: 1.3%
30,000	#	Bombardier Capital, Inc., 6.125%, due 06/29/06	30,150
76,000		Citigroup, Inc., 5.000%, due 09/15/14	76,512
30,000		Countrywide Home Loans, Inc., 3.250%, due 05/21/08	29,358
35,000		Credit Suisse First Boston, 6.500%, due 01/15/12	39,010
70,000	#	Erac USA Finance Co., 7.350%, due 06/15/08	77,390
145,000		Ford Motor Credit Co., 5.800%, due 01/12/09	148,342
240,000		General Electric Capital Corp., 6.000%, due 06/15/12	262,005
30,000		General Electric Capital Corp., 6.750%, due 03/15/32	35,232
45,000		General Motors Acceptance Corp., 6.875%, due 09/15/11	46,177
50,000		General Motors Acceptance Corp., 8.000%, due 11/01/31	51,538
105,000		Goldman Sachs Group, Inc., 6.875%, due 01/15/11	118,607
40,000		HSBC Finance Corp, 6.750%, due 05/15/11	44,948
30,000		International Lease Finance Corp., 3.500%, due 04/01/09	29,240
75,000		J.P. Morgan Chase & Co., 6.750%, due 02/01/11	84,362
135,000		Morgan Stanley, 6.750%, due 04/15/11	151,617
30,000	@@	Rio Tinto Finance USA Ltd., 2.625%, due 09/30/08	28,790
35,000		SLM Corp., 5.625%, due 04/10/07	36,519

			1,289,797

		Electric: 0.2%
35,000		American Electric Power Co., Inc., 6.125%, due 05/15/06	36,285
30,000		Dominion Resources, Inc., 8.125%, due 06/15/10	35,351
25,000		Pacific Gas & Electric Co., 6.050%, due 03/01/34	26,056
30,000		PPL Capital Funding Trust I, 4.330%, due 03/01/09	29,679
40,000		TXU Energy Co., 7.000%, due 03/15/13	44,744

			172,115

		Food: 0.2%
45,000		Kraft Foods, Inc., 5.625%, due 11/01/11	47,721
35,000		Kroger Co., 7.500%, due 04/01/31	41,969
45,000		Safeway, Inc., 3.800%, due 08/15/05	45,167
25,000	L	Unilever Capital Corp., 7.125%, due 11/01/10	28,790

			163,647

		Home Builders: 0.0%
45,000		Centex Corp., 9.750%, due 06/15/05	46,159

			46,159

		Housewares: 0.0%
30,000		Newell Rubbermaid, Inc., 4.000%, due 05/01/10	29,147

			29,147

See Accompanying Notes to Financial Statements

ING UBS US BALANCED PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount			Value

		Insurance: 0.0%
35,000	L	Marsh & McLennan Cos, Inc., 6.250%, due 03/15/12	$36,678

			36,678

		Leisure Time: 0.0%
40,000	#	Harley-Davidson, Inc., 3.625%, due 12/15/08	39,729

			39,729

		Media: 0.1%
45,000		AOL Time Warner, Inc., 7.625%, due 04/15/31	54,610
40,000		Comcast Cable Communications, Inc., 6.750%, due 01/30/11	44,976
25,000		News America, Inc., 6.200%, due 12/15/34	25,425

			125,011

		Multi-National: 0.1%
45,000	@@,L	European Investment Bank, 4.875%, due 09/06/06	46,273
45,000	@@	Inter-American Development Bank, 5.750%, due 02/26/08	48,054

			94,327

		Office/ Business Equipment: 0.0%
25,000		Pitney Bowes, Inc., 4.625%, due 10/01/12	25,314

			25,314

		Oil and Gas: 0.1%
30,000		ConocoPhillips, 8.750%, due 05/25/10	36,651
25,000		Marathon Oil Corp., 6.125%, due 03/15/12	27,281

			63,932

		Pharmaceuticals: 0.0%
35,000		Wyeth, 5.500%, due 03/15/13	36,436

			36,436

		Pipelines: 0.0%
25,000		Kinder Morgan, Inc., 6.650%, due 03/01/05	25,164

			25,164

		Real Estate: 0.0%
25,000		EOP Operating LP, 7.250%, due 06/15/28	28,406

			28,406

		Sovereign: 0.1%
160,000		Fannie Mae, 2.250%, due 05/15/06	158,151

			158,151

		Telecommunications: 0.3%
35,000		AT&T Corp., 9.750%, due 11/15/31	41,957
25,000		AT&T Wireless Services, Inc., 8.750%, due 03/01/31	33,811
25,000	@@	Deutsche Telekom Intl. Finance BV, 8.750%, due 06/15/30	33,110
25,000		Motorola, Inc., 7.625%, due 11/15/10	29,034
30,000	L	Sprint Capital Corp., 8.375%, due 03/15/12	36,595
20,000	@@	Telecom Italia Capital SA, 5.250%, due 11/15/13	20,250
25,000	@@	TELUS Corp., 8.000%, due 06/01/11	29,665
35,000	L	Verizon Global Funding Corp., 6.500%, due 09/15/11	38,554

			262,976

		Transportation: 0.0%
25,000		Burlington Northern Santa Fe Corp., 7.082%, due 05/13/29	29,314

			29,314

		Total Corporate Bonds/ Notes (Cost $3,337,341)	3,381,663

U.S. GOVERNMENT AGENCY OBLIGATIONS: 9.8%
		Federal Home Loan Mortgage Corporation: 3.1%
145,000		3.500%, due 04/01/08	144,286
310,000		3.875%, due 01/12/09	309,006
18,212		5.000%, due 11/01/07	18,610
165,000		5.000%, due 01/30/14	165,125
655,000	L	5.125%, due 07/15/12	689,693
807,288		5.500%, due 04/01/18	834,796
218,542		5.500%, due 01/01/19	225,988
85,239		6.000%, due 12/01/17	89,329
193,555		6.000%, due 03/01/29	200,451
271,337		6.000%, due 09/01/34	281,274
41,083		6.500%, due 06/01/29	43,185
251,209		7.000%, due 07/01/32	266,404

			3,268,147

		Federal National Mortgage Association: 5.9%
360,000		2.625%, due 01/19/07	355,638
106,021		4.329%, due 03/01/34	107,980
74,163		4.376%, due 06/01/33	74,785
357,907		4.579%, due 11/01/33	368,067
271,029		5.000%, due 03/01/34	269,524
760,340		5.500%, due 11/01/17	786,883
80,000		6.000%, due 05/15/08	86,149
97,281		6.000%, due 08/01/17	102,027
67,876		6.000%, due 04/01/18	71,212
953,370		6.000%, due 06/01/23	992,206
114,543		6.000%, due 03/01/29	118,884
365,768		6.000%, due 12/01/29	379,629
275,000		6.000%, due 12/01/34	284,589
115,000	L	6.250%, due 02/01/11	126,237
41,560		6.500%, due 05/01/30	43,685
280,797		6.500%, due 08/01/34	294,656
233,969		6.500%, due 09/01/34	245,517
273,740		6.500%, due 06/01/17	290,418
422,000		6.500%, due 12/01/28	443,583
319,959		6.500%, due 07/01/31	335,985
345,000		6.625%, due 11/15/30	412,507
81,435		7.500%, due 11/01/32	87,212

			6,277,373

		Government National Mortgage Association: 0.8%
45,709		4.000%, due 12/20/29	46,233
224,273		6.000%, due 01/20/34	232,673
421,996		6.000%, due 07/15/29	439,054
129,809		6.500%, due 11/20/30	130,312

			848,272

		Total U.S. Government Agency Obligations (Cost $10,363,042)	10,393,792

See Accompanying Notes to Financial Statements

ING UBS US BALANCED PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Principal
Amount			Value

U.S. TREASURY OBLIGATIONS: 8.7%
		U.S. Treasury Bonds: 0.8%
20,000	L	5.375%, due 02/15/31	$21,633
150,000		6.250%, due 05/15/30	179,385
25,000	L	6.250%, due 08/15/23	29,276
265,000	L	6.625%, due 02/15/27	326,726
240,000	L	8.750%, due 05/15/17	336,366

			893,386

		U.S. Treasury Notes: 7.9%
1,680,000	L	2.500%, due 09/30/06	1,666,023
1,330,000	L	2.750%, due 07/31/06	1,326,104
3,970,000	L	3.375%, due 09/15/09	3,934,953
1,360,000	L	4.000%, due 02/15/14	1,341,673

			8,268,753

		Total U.S. Treasury Obligations (Cost $9,155,450)	9,162,139

INVESTMENT COMPANIES: 5.9%
95,146	(1)	UBS High Yield Relationship Fund	1,786,305
111,919	(1)	UBS SmallCap Equity Fund	4,398,697

		Total Investment Companies (Cost $5,300,000)	6,185,002

COLLATERALIZED MORTGAGE OBLIGATIONS: 4.5%
		Automobile Asset-Backed Securities: 0.1%
151,908	C	MMCA Automobile Trust, 6.190%, due 06/15/07	152,744

			152,744

		Commercial Mortgage-Backed Securities: 2.4%
55,000	#,C	COMM, 2.950%, due 11/15/13	54,244
45,000	#,C	COMM, 3.900%, due 11/15/13	45,061
203,108	C	DLJ Commercial Mortgage Corp., 6.080%, due 03/10/32	210,704
200,000	C	DLJ Commercial Mortgage Corp., 6.460%, due 03/10/32	217,067
78,882	C	First Union Commercial Mortgage Securities, Inc., 6.650%, due 11/18/29	83,990
354,921	#,C	Four Times Square Trust, 7.690%, due 04/15/15	392,182
190,228	C	GS Mortgage Securities Corp. II, 6.312%, due 04/13/31	197,754
193,943		JP Morgan Commercial Mortgage Finance Corp., 7.325%, due 07/15/31	199,791
250,000		JP Morgan Commercial Mortgage Finance Corp., 7.400%, due 07/15/31	279,665
150,499	C	LB Commercial Conduit Mortgage Trust, 6.410%, due 06/15/31	155,774
181,220	#,C	Mach One Trust Commercial Mortgage-Backed, 3.890%, due 05/28/40	180,480
350,000	C	PNC Mortgage Acceptance Corp., 7.610%, due 02/15/10	397,669

			2,414,381

		Diversified Financial Services: 0.4%
168,151	C	Morgan Stanley Dean Witter Capital I, 7.420%, due 11/15/36	180,405
200,000	C	Morgan Stanley Dean Witter Capital I, 7.570%, due 11/15/36	228,506

			408,911

		Home Equity Asset-Backed Securities: 0.0%
50,014	C	RAFC Asset-Backed Trust, 5.115%, due 11/25/29	50,372

			50,372

		Other Asset-Backed Securities: 0.6%
81,461	C	California Infrastructure PG&E-1, 6.420%, due 09/25/08	83,966
185,000	C	CenterPoint Energy Transition Bond Co. LLC, 5.630%, due	198,019
72,505	#,C	Countrywide Asset-Backed Certificates, 2.520%, due 06/25/33	72,673
105,216	C	First Franklin Mtg. Loan Asset Backed Certificates, 4.167%, due 06/25/24	104,367
200,000	C	Massachusetts RRB Special Purpose Trust, 7.030%, due 03/15/12	223,503

			682,528

		Whole Loan Collateralized Mortgage Obligations: 1.0%
203,738	C	CS First Boston Mortgage Securities Corp., 7.000%, due 11/25/33	209,505
201,131	C	First Horizon Alternative Mortgage Securities, 5.362%, due	203,931
156,208	C	Morgan Stanley Mortgage Loan Trust, 6.570%, due 09/25/34	160,346
100,000	#,C	Paragon Mortgages PLC, 3.040%, due 05/15/43	100,348
160,091	C	Structured Adjustable Rate Mortgage Loan Trust, 4.940%, due 03/25/34	160,171
170,000	C	Structured Asset Securities Corp., 6.080%, due 11/25/32	172,106

			1,006,407

		Total Collateralized Mortgage Obligations (Cost $4,805,186)	4,715,343

OTHER BONDS: 0.1%
		Sovereign: 0.1%
100,000	@@	Mexico Government Intl. Bond, 8.125%, due 12/30/19	117,600

		Total Other Bonds (Cost $110,059)	117,600

		Total Long-Term Investments (Cost $89,959,914)	101,015,118

SHORT-TERM INVESTMENTS: 13.3%
		Securities Lending Collateralcc: 13.3%
13,996,000		The Bank of New York Institutional Cash Reserves Fund	13,996,000

		Total Short-Term Investments (Cost $13,996,000)	13,996,000

See Accompanying Notes to Financial Statements

ING UBS US BALANCED PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Total Investments In Securities (Cost $103,955,914)*	109.0%	$115,011,118
Other Assets and Liabilities-Net	(9.0)	(9,481,126)

Net Assets	100.0%	$105,529,992

@	Non-income producing security
@@	Foreign issuer
#	Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. These securities have been determined to be liquid under the guidelines established by the Funds’ Board of Directors/Trustees.
C	Bond may be called prior to maturity date.
cc	Securities purchased with cash collateral for securities loaned
S	Segregated securities for futures, when-issued or delayed delivery securities held at December 31, 2004.
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
(1)	Affiliate of the Sub-Adviser.
*	Cost for federal income tax purposes is $104,227,266. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$11,363,252
Gross Unrealized Depreciation	(579,400)

Net Unrealized Appreciation	$10,783,852

See Accompanying Notes to Financial Statements

ING VAN KAMPEN EQUITY GROWTH PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 99.0%
		Advertising: 0.7%
14,400	@	Lamar Advertising Co.	$616,032

			616,032

		Agriculture: 1.3%
7,700		Altria Group, Inc.	470,470
12,600		Monsanto Co.	699,930

			1,170,400

		Apparel: 0.8%
12,808	@	Coach, Inc.	722,371

			722,371

		Beverages: 1.0%
17,415		PepsiCo, Inc.	909,063

			909,063

		Biotechnology: 2.9%
10,973	@	Amgen, Inc.	703,918
7,100	@	Biogen IDEC, Inc.	472,931
18,500	@	Genentech, Inc.	1,007,140
8,100	@	Genzyme Corp.	470,367

			2,654,356

		Coal: 0.7%
7,700		Peabody Energy Corp.	623,007

			623,007

		Commercial Services: 5.5%
24,800	@	Apollo Group, Inc.	2,001,608
9,600	@	ChoicePoint, Inc.	441,504
10,000		Corporate Executive Board Co.	669,400
11,800		Moody’s Corp.	1,024,830
27,260		Paychex, Inc.	929,021

			5,066,363

		Computers: 3.0%
65,375	@	Dell, Inc.	2,754,903

			2,754,903

		Cosmetics/Personal Care: 1.7%
20,500		Gillette Co.	917,990
12,300		Procter & Gamble Co.	677,484

			1,595,474

		Diversified Financial Services: 4.2%
13,625		American Express Co.	768,041
33,000	@	Ameritrade Holding Corp.	469,260
9,450		Citigroup, Inc.	455,301
20,200		Franklin Resources, Inc.	1,406,930
14,100		SLM Corp.	752,799

			3,852,331

		Electronics: 0.8%
12,100	@,L	Fisher Scientific Intl., Inc.	754,798

			754,798

		Entertainment: 2.3%
19,370	L	GTECH Holdings Corp.	502,652
46,150		International Game Technology	1,586,637

			2,089,289

		Food: 1.5%
19,700		Wm. Wrigley Jr. Co.	1,363,043

			1,363,043

		Healthcare — Products: 9.1%
23,800	@@	Alcon, Inc.	1,918,279
45,475		Johnson & Johnson	2,884,024
9,552	@	Kinetic Concepts, Inc.	728,818
23,900		Medtronic, Inc.	1,187,113
11,500	@	Patterson Cos., Inc.	498,985
16,600	@	Zimmer Holdings, Inc.	1,329,992

			8,547,211

		Healthcare — Services: 2.6%
27,425		UnitedHealth Group, Inc.	2,414,223

			2,414,223

		Holding Companies — Diversified: 1.5%
37,800	@@	Brascan Corp.	1,361,178

			1,361,178

		Insurance: 1.5%
475	@	Berkshire Hathaway, Inc.	1,394,600

			1,394,600

		Internet: 9.0%
10,900	@,L	Amazon.Com, Inc.	482,761
30,750	@	eBay, Inc.	3,575,609
2,700	@,L	Google, Inc.	521,370
16,900	@,L	IAC/ InterActive Corp.	466,778
8,200	@,@@, L	Shanda Interactive Entertainment Ltd. ADR	348,500
10,800	@	Symantec Corp.	278,208
73,100	@	Yahoo!, Inc.	2,754,408

			8,427,634

		Leisure Time: 3.5%
56,300		Carnival Corp.	3,244,569

			3,244,569

		Lodging: 2.2%
9,844	@	Las Vegas Sands Corp.	472,512
16,600		Station Casinos, Inc.	907,688
9,690	@	Wynn Resorts Ltd.	648,455

			2,028,655

		Media: 2.5%
48,048	L	News Corp.	922,522
25,400	@	Time Warner, Inc.	493,776
30,560	@,L	Univision Communications, Inc.	894,491

			2,310,789

		Mining: 3.1%
64,500		Newmont Mining Corp.	2,864,445

			2,864,445

		Miscellaneous Manufacturing: 1.7%
8,525		3M Co.	699,647
25,775		Tyco Intl. Ltd.	921,198

			1,620,845

		Oil and Gas: 3.7%
8,400	@@	Encana Corp.	479,304
35,465	@@	Suncor Energy, Inc.	1,255,461
35,005	@	Ultra Petroleum Corp.	1,684,791

			3,419,556

		Oil and Gas Services: 1.0%
10,900		Halliburton Co.	427,716
6,800		Schlumberger Ltd.	455,260

			882,976

		Packaging and Containers: 0.4%
6,100	@	Sealed Air Corp.	324,947

			324,947

See Accompanying Notes to Financial Statements

ING VAN KAMPEN EQUITY GROWTH PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Pharmaceuticals: 3.2%
24,700	@	Caremark Rx, Inc.	$973,921
29,600	@	Gilead Sciences, Inc.	1,035,704
18,400	@@	Novartis AG ADR	929,936

			2,939,561

		Pipelines: 1.0%
18,600		Questar Corp.	947,856

			947,856

		Retail: 7.8%
11,096	@,L	Chico’s FAS, Inc.	505,201
9,300		Costco Wholesale Corp.	450,213
31,425		Home Depot, Inc.	1,343,105
9,400	@,L	Kmart Holding Corp	930,130
26,040	L	PETsMART, Inc.	925,201
7,400	@	Starbucks Corp.	461,464
51,525		Wal-Mart Stores, Inc.	2,721,550

			7,336,864

		Semiconductors: 2.1%
18,908		Intel Corp.	442,258
11,600		Linear Technology Corp.	449,616
30,800	@,@@	Marvell Technology Group Ltd.	1,092,476

			1,984,350

		Software: 8.4%
14,000		Adobe Systems, Inc.	878,360
37,600	@	Electronic Arts, Inc.	2,319,168
20,700		First Data Corp.	880,578
6,600	@@,L	Infosys Technologies Ltd. ADR	457,446
125,450		Microsoft Corp.	3,350,770

			7,886,322

		Telecommunications: 7.5%
21,100	@@	America Movil SA de CV ADR	1,104,585
44,275	@	Cisco Systems, Inc.	854,508
40,454	@	Crown Castle Intl. Corp.	673,155
10,700	@	Juniper Networks, Inc.	290,933
32,200	@	Nextel Communications, Inc.	966,000
6,500	@	NTL, Inc.	474,240
63,874		QUALCOMM, Inc.	2,708,257

			7,071,678

		Transportation: 0.8%
13,495		C.H. Robinson Worldwide, Inc.	749,242

			749,242

		Total Common Stock (Cost $83,039,472)	91,928,931

Principal
Amount		Value

SHORT-TERM INVESTMENTS: 4.4%
	Securities Lending Collateralcc: 4.4%
$4,118,000	The Bank of New York Institutional Cash Reserves Fund	$4,118,000

	Total Short-Term Investments (Cost $4,118,000)	4,118,000

Total Investments In Securities (Cost $87,157,472)*	103.4%	$96,046,931
Other Assets and Liabilities-Net	(3.4)	(3,233,476)

Net Assets	100.0%	$92,813,455

@	Non-income producing security
@@	Foreign issuer
ADR	American Depositary Receipt
cc	Securities purchased with cash collateral for securities loaned
L	Loaned security, a portion or all of the security is on loan at December 31, 2004
*	Cost for federal income tax purposes is $87,601,385. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$9,051,430
Gross Unrealized Depreciation	(605,884)

Net Unrealized Appreciation	$8,445,546

See Accompanying Notes to Financial Statements

ING VAN KAMPEN GLOBAL FRANCHISE PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 95.1%
		Canada: 2.4%
203,218		Torstar Corp.	$3,731,416

			3,731,416

		Finland: 5.4%
109,408		Kone Oyj	8,490,014

			8,490,014

		France: 6.6%
72,939		Groupe Danone	6,741,733
46,006		Sanofi-Aventis	3,678,244

			10,419,977

		Netherlands: 6.8%
310,031		Reed Elsevier NV	4,234,301
145,234	@	Royal Numico NV	5,227,853
56,416		Wolters Kluwer NV	1,130,235

			10,592,389

		Spain: 4.5%
107,838		Altadis SA	4,929,069
84,962		Zardoya-Otis SA	2,173,248

			7,102,317

		Sweden: 4.6%
626,626		Swedish Match AB	7,248,586

			7,248,586

		Switzerland: 8.0%
26,901		Nestle SA	7,021,059
110,462		Novartis AG	5,559,043

			12,580,102

		United Kingdom: 39.0%
723,019		Allied Domecq PLC	7,104,549
676,887		British American Tobacco PLC	11,695,843
1,042,344		Cadbury Schweppes PLC	9,704,623
168,030		Capital Radio PLC	1,419,445
455,531		Diageo PLC	6,506,343
281,980		GlaxoSmithKline PLC	6,620,461
203,984		Imperial Tobacco Group PLC	5,585,593
254,500		Reckitt Benckiser PLC	7,675,812
925,210		SMG PLC	1,896,213
267,141		WPP Group PLC	2,929,347

			61,138,229

		United States: 17.8%
111,640		Altria Group, Inc.	6,821,204
169,957		Bristol-Myers Squibb Co.	4,354,298
36,454		Brown-Forman Corp.	1,774,581
56,232		Kimberly-Clark Corp.	3,700,628
176,923		Merck & Co., Inc.	5,686,305
1,582	@,L	Neenah Paper, Inc.	51,573
134,475		New York Times Co.	5,486,580

			27,875,169

		Total Common Stock (Cost $123,424,646)	149,178,199

Principal
Amount		Value

SHORT-TERM INVESTMENTS: 0.0%
	Securities Lending CollateralCC: 0.0%
$44,000	The Bank of New York Institutional Cash Reserves Fund	$44,000

	Total Short-Term Investments (Cost $44,000)	44,000

Total Investments In Securities (Cost $123,468,646)*	95.1%	$149,222,199
Other Assets and Liabilities-Net	4.9	7,674,937

Net Assets	100.0%	$156,897,136

@	Non-income producing security
cc	Securities purchased with cash collateral for securities loaned.
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
*	Cost for federal income tax purposes is $123,633,031. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$27,699,147
Gross Unrealized Depreciation	(2,109,979)

Net Unrealized Appreciation	$25,589,168

Percentage of
Industry	Net Assets

Advertising	1.9%
Agriculture	23.1
Beverages	9.8
Food	18.3
Hand/ Machine Tools	5.4
Household Products/ Wares	7.3
Machinery — Diversified	1.4
Media	11.4
Pharmaceuticals	16.5
Other Assets and Liabilities, Net	4.9

Net Assets	100.0%

At December 31, 2004 , the following forward currency exchange contracts were outstanding for the ING Van Kampen Global Franchise Portfolio:

			In		Unrealized
		Settlement	Exchange		Appreciation
Currency	Buy/Sell	Date	For	Value	(Depreciation)

USD
Great British Pound
GBP 12,965,000	Sell	01/21/2005	23,125,541	$24,853,673	$(1,728,132)

See Accompanying Notes to Financial Statements

ING VAN KAMPEN GROWTH AND INCOME PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

COMMON STOCK: 95.8%
		Aerospace/Defense: 2.0%
171,160		Northrop Grumman Corp.	$9,304,257
212,960		Raytheon Co.	8,269,237

			17,573,494

		Agriculture: 1.1%
152,530		Altria Group, Inc.	9,319,583

			9,319,583

		Auto Manufacturers: 2.1%
712,780	@@	Honda Motor Co. Ltd. ADR	18,575,047

			18,575,047

		Auto Parts and Equipment: 1.2%
128,620	@@,L	Magna Intl., Inc.	10,617,581

			10,617,581

		Banks: 2.2%
274,140		Bank of America Corp.	12,881,839
117,360		PNC Financial Services Group, Inc.	6,741,158

			19,622,997

		Beverages: 1.4%
290,320		Coca-Cola Co.	12,086,022

			12,086,022

		Chemicals: 4.2%
738,440	@@,L	Bayer AG ADR	25,092,191
234,810		Dow Chemical Co.	11,625,443

			36,717,634

		Commercial Services: 2.3%
434,580	@,@@	Accenture Ltd. — Class A	11,733,660
307,030		Equifax, Inc.	8,627,543

			20,361,203

		Computers: 1.5%
69,810		International Business Machines Corp.	6,881,870
236,360	@	Sungard Data Systems, Inc.	6,696,079

			13,577,949

		Cosmetics/Personal Care: 1.2%
154,670		Kimberly-Clark Corp.	10,178,833

			10,178,833

		Diversified Financial Services: 12.0%
350,270	L	Charles Schwab Corp.	4,189,229
427,670		Citigroup, Inc.	20,605,140
217,300		Freddie Mac	16,015,010
28,900		Goldman Sachs Group, Inc.	3,006,756
665,069		J.P. Morgan Chase & Co.	25,944,341
211,790		Lehman Brothers Holdings, Inc.	18,527,389
299,580		Merrill Lynch & Co., Inc.	17,905,897

			106,193,762

		Electric: 5.1%
186,840		American Electric Power Co., Inc.	6,416,086
146,110	L	Consolidated Edison, Inc.	6,392,313
115,200		Edison Intl.	3,689,856
160,960	L	Entergy Corp.	10,879,285
196,750	L	Exelon Corp.	8,670,773
224,590		FirstEnergy Corp.	8,873,551

			44,921,864

		Electronics: 0.2%
68,270		Applera Corp. — Applied Biosystems Group	1,427,526

			1,427,526

		Food: 2.2%
281,610	@@	Cadbury Schweppes PLC ADR	10,616,697
255,410	L	Kraft Foods, Inc.	9,095,150

			19,711,847

		Forest Products and Paper: 0.7%
85,100	L	Temple-Inland, Inc.	5,820,840

			5,820,840

		Healthcare-Products: 1.2%
158,220	L	Bausch & Lomb, Inc.	10,198,861

			10,198,861

		Insurance: 7.2%
222,910	@@,L	Aegon NV	3,056,096
197,280		Chubb Corp.	15,170,832
147,110		CIGNA Corp.	11,999,763
170,520		Hartford Financial Services Group, Inc.	11,818,741
30,270	L	MetLife, Inc.	1,226,238
159,970		Prudential Financial, Inc.	8,791,951
299,943		St. Paul Travelers Cos., Inc.	11,118,887

			63,182,508

		Lodging: 2.3%
181,330		Hilton Hotels Corp.	4,123,444
167,740		Marriott Intl., Inc.	10,564,265
90,460		Starwood Hotels & Resorts Worldwide, Inc.	5,282,864

			19,970,573

		Media: 6.2%
393,370		Clear Channel Communications, Inc.	13,173,961
1,168,170	@	Time Warner, Inc.	22,709,225
114,100		Viacom, Inc.	4,152,099
521,890		Walt Disney Co.	14,508,542

			54,543,827

		Mining: 1.3%
256,260	L	Newmont Mining Corp.	11,380,507

			11,380,507

		Miscellaneous Manufacturing: 3.8%
426,980		General Electric Co.	15,584,770
89,680	@@	Ingersoll-Rand Co.	7,201,304
138,930		Parker Hannifin Corp.	10,522,558

			33,308,632

		Oil and Gas: 9.0%
365,310	@@	BP PLC ADR	21,334,104
145,540		ConocoPhillips	12,637,238
306,140		Exxon Mobil Corp.	15,692,736
337,110	@,@@	Royal Dutch Petroleum Co.	19,343,372
219,450		Valero Energy Corp.	9,963,030

			78,970,480

		Oil and Gas Services: 2.2%
282,400	L	Schlumberger Ltd.	18,906,680

			18,906,680

		Pharmaceuticals: 11.1%
1,150,480		Bristol-Myers Squibb Co.	29,475,297
111,080		Eli Lilly & Co.	6,303,790
164,240	@@,L	GlaxoSmithKline PLC ADR	7,783,334
156,570	@@	Roche Holdings, Inc. ADR	18,023,931

See Accompanying Notes to Financial Statements

ING VAN KAMPEN GROWTH AND INCOME PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004 (CONTINUED)

Shares			Value

		Pharmaceuticals (continued)
209,760	@@,L	Sanofi-Aventis ADR	$8,400,888
898,210		Schering-Plough Corp.	18,754,625
227,250		Wyeth	9,678,578

			98,420,443

		Retail: 2.4%
215,510	@	Kohl’s Corp.	10,596,627
105,720		McDonald’s Corp.	3,389,383
129,720		Target Corp.	6,736,360

			20,722,370

		Semiconductors: 1.3%
388,320	@	Applied Materials, Inc.	6,640,272
14,633	@	Freescale Semiconductor Inc.	268,662
205,160		Intel Corp.	4,798,692

			11,707,626

		Software: 2.7%
189,500		Automatic Data Processing, Inc.	8,404,326
229,220	L	Computer Associates Intl., Inc.	7,119,573
306,240		Microsoft Corp.	8,179,670

			23,703,569

		Telecommunications: 3.7%
223,790	@@,L	France Telecom SA ADR	7,402,973
258,450		Motorola, Inc.	4,445,340
248,080		Sprint Corp.	6,164,788
353,690		Verizon Communications, Inc.	14,327,982

			32,341,083

		Transportation: 2.0%
496,340		Norfolk Southern Corp.	17,962,545

			17,962,545

		Total Common Stock (Cost $693,406,630)	842,025,886

WARRANTS: 0.0%
		Telecommunications: 0.0%
97,898	@	Lucent Technologies, Inc.	154,679

		Total Warrants (Cost $—)	154,679

Principal
Amount		Value

U.S. GOVERNMENT AGENCY OBLIGATIONS: 3.9%
	Federal National Mortgage Association: 3.9%
$34,527,000	1.250%, due 01/03/05	$34,523,403

	Total U.S. Government Agency Obligations (Cost $34,524,602)	34,523,403

	Total Long-Term Investments (Cost $727,931,232)	876,703,968

SHORT-TERM INVESTMENTS: 4.6%
	Securities Lending Collateralcc: 4.6%
40,051,000	The Bank of New York Institutional Cash Reserves Fund	40,051,000

	Total Short-Term Investments (Cost $40,051,000)	40,051,000

Total Investments In Securities (Cost $767,982,232)*	104.3%	$916,754,968
Other Assets and Liabilities-Net	(4.3)	(37,751,164)

Net Assets	100.0%	$879,003,804

@	Non-income producing security
@@	Foreign issuer
ADR	American Depositary Receipt
cc	Securities purchased with cash collateral for securities loaned.
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
*	Cost for federal income tax purposes is $773,594,664. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$148,378,303
Gross Unrealized Depreciation	(5,217,999)

Net Unrealized Appreciation	$143,160,304

See Accompanying Notes to Financial Statements

ING VAN KAMPEN REAL ESTATE PORTFOLIO
PORTFOLIO OF INVESTMENTS
AS OF DECEMBER 31, 2004

Shares			Value

REAL ESTATE INVESTMENT TRUST: 79.9%
		Apartments: 18.6%
58,625		AMLI Residential Properties	$1,876,000
236,600		Apartment Investment & Management Co.	9,118,564
750,200	@	Archstone-Smith Trust	28,732,659
371,564		AvalonBay Communities, Inc.	27,978,769
37,870		BRE Properties	1,526,540
546,964	L	Equity Residential	19,789,158
103,050		Essex Property Trust, Inc.	8,635,590
31,600		Gables Residential Trust	1,130,964
324,850		Post Properties, Inc.	11,337,265

			110,125,509

		Diversified: 7.9%
64,300	@	American Campus Communities, Inc.	1,446,107
35,100	@	Correctional Properties Trust	1,013,688
155,640		Equity Lifestyle Properties Inc	5,564,130
82,850		PS Business Parks, Inc.	3,736,535
447,150		Reckson Associates Realty Corp.	14,670,992
271,725	L	Vornado Realty Trust	20,686,424

			47,117,876

		Health Care: 0.3%
137,900		Omega Healthcare Investors, Inc.	1,627,220

			1,627,220

		Hotels: 4.7%
26,500		Equity Inns Inc	311,110
1,321,700	L	Host Marriott Corp.	22,865,410
66,400		Innkeepers USA Trust	942,880
367,975	@	Meristar Hospitality Corp.	3,072,591
47,650		Sunstone Hotel Investors Inc	990,167

			28,182,158

		Office Property: 13.6%
467,300		Arden Realty, Inc.	17,626,556
433,500		Boston Properties, Inc.	28,034,445
58,980		Brandywine Realty Trust	1,733,422
526,641		Equity Office Properties Trust	15,335,786
256,600		Mack-Cali Realty Corp.	11,811,298
74,600		SL Green Realty Corp.	4,517,030
100,100		Trizec Properties, Inc.	1,893,892

			80,952,429

		Regional Malls: 14.3%
408,390		General Growth Properties, Inc.	14,767,382
197,540		Macerich Co.	12,405,512
798,649		Simon Property Group, Inc.	51,648,631
193,400		Taubman Centers, Inc.	5,792,330

			84,613,855

		Shopping Centers: 8.3%
145,510		Acadia Realty Trust	2,371,813
73,400		Developers Diversified Realty Corp.	3,256,758
349,200		Federal Realty Investors Trust	18,036,179
101,850		Heritage Property Investment Trust	3,268,367
46,950		Kimco Realty Corp.	2,722,631
30,370	L	Pan Pacific Retail Properties, Inc.	1,904,199
318,700		Regency Centers Corp.	17,655,980

			49,215,927

		Storage: 5.5%
362,162	L	Public Storage, Inc.	20,190,531
287,970	L	Shurgard Storage Centers, Inc.	12,673,560

			32,864,091

		Warehouse: 6.7%
456,410		AMB Property Corp.	18,434,400
201,400		Catellus Development Corp.	6,162,840
357,290		ProLogis	15,481,376

			40,078,616

		Total Real Estate Investment Trust (Cost $340,038,193)	474,777,681

COMMON STOCK: 16.3%
		Hotels and Motels: 10.1%
983,700		Hilton Hotels Corp.	22,369,338
98,750	@	Interstate Hotels & Resorts, Inc.	529,300
75,100	@	Lodgian, Inc.	923,730
620,292		Starwood Hotels & Resorts Worldwide, Inc.	36,225,053

			60,047,421

		Real Estate: 6.2%
762,700	@@	Brookfield Properties Co.	28,524,980
99,700		Forest City Enterprises, Inc.	5,737,735
44,100	L	St. Joe Co.	2,831,220

			37,093,935

		Total Common Stock (Cost $60,328,920)	97,141,356

PREFERRED STOCK: 0.1%
		Regional Malls: 0.1%
7,305	@	Simon Property Group, Inc.	432,602

		Total Preferred Stock (Cost $391,183)	432,602

		Total Long-Term Investments (Cost $400,758,296)	572,351,639

Principal
Amount		Value

SHORT-TERM INVESTMENTS: 0.9%
	Securities Lending CollateralCC: 0.9%
$5,854,000	The Bank of New York Institutional Cash Reserves Fund	$5,854,000

	Total Short-Term Investments (Cost $5,854,000)	5,854,000

Total Investments In Securities (Cost $406,612,296)*	97.2%	$578,205,639
Other Assets and Liabilities-Net	2.8	16,371,464

Net Assets	100.0%	$594,577,103

@	Non-income producing security
@@	Foreign issuer
cc	Securities purchased with cash collateral for securities loaned.
L	Loaned security, a portion or all of the security is on loan at December 31, 2004.
*	Cost for federal income tax purposes is $403,481,974. Net unrealized appreciation consists of:

Gross Unrealized Appreciation	$174,763,523
Gross Unrealized Depreciation	(39,858)

Net Unrealized Appreciation	$174,723,665

See Accompanying Notes to Financial Statements

SHAREHOLDER MEETING INFORMATION (UNAUDITED)

A special meeting of shareholders of the ING Investors Trust was held February 19, 2004 and April 27, 2004, at the offices of ING Funds, 7337 East Doubletree Ranch Road, Scottsdale, AZ 85258.

A brief description of each matter voted upon as well as the results are outlined below:

Matters:

1.	To approve a new Sub-Advisory Agreement between Directed Services, Inc. and ING Investment Management Advisors B.V. with no change in the Adviser.

2.	To approve a new non-fundamental investment objective for the Portfolio.

Results:

			Shares Voted
		Shares Voted	Against or	Shares	Total Shares
	Proposal	For	Withheld	Abstained	Voted

ING Developing World Portfolio	1	10,482,281.133	382,843.083	711,531.331	11,576,655.547
ING Legg Mason Value Portfolio	2	22,963,338.256	1,065,484.489	1,300,224.939	25,329,047.684

TAX INFORMATION (UNAUDITED)

Dividends paid during the year ended December 31, 2004 were as follows:

Fund Name	Type	Per Share Amount

Capital Guardian Large Cap Value Portfolio
Class A	NII	$0.0221
Class S	NII	$0.0205
Capital Guardian Managed Global Portfolio
Class A	NII	$0.0707
Class S	NII	$0.0562
Capital Guardian Small Cap Portfolio
Class A	NII	$0.0348
Class S	NII	$0.0218
Developing World Portfolio
Class A	NII	$0.0450
Class S	NII	$0.0362
Eagle Asset Capital Appreciation Portfolio
Class A	NII	$0.1726
Class S	NII	$0.1578
FMRSM Diversified MidCap Portfolio
Class A	NII	$0.0192
Class S	NII	$0.0134
Hard Assets Portfolio
Class A	NII	$0.1434
Class I	NII	$0.1498
Class S	NII	$0.1321
International Portfolio
Class A	NII	$0.1004
Class S	NII	$0.0908
Jennison Equity Opportunities Portfolio
Class A	NII	$0.0630
Class S	NII	$0.0428
JPMorgan Small Cap Equity Portfolio
Class A	LTCG	$0.0136
Class I	LTCG	$0.0136
Class R	LTCG	$0.0136
Class S	LTCG	$0.0136
Julius Baer Foreign Portfolio
Class A	NII	$0.0020
Class I	NII	$0.0208
Class S	NII	$0.0084
Class A	LTCG	$0.0062
Class I	LTCG	$0.0062
Class S	LTCG	$0.0062
Class A	STCG	$0.0611
Class I	STCG	$0.0611
Class S	STCG	$0.0611
Legg Mason Value Portfolio
Class A	NII	$0.0155
Class I	NII	$0.0269
Class R	NII	$0.0269
Class S	NII	$0.0130
Limited Maturity Bond Portfolio
Class S	NII	$0.6139
Class S	LTCG	$0.0620
Class S	STCG	$0.0348
Mercury Focus Value Portfolio
Class A	NII	$0.0126
Class I	NII	$0.0427
Class S	NII	$0.0271
Class A	LTCG	$0.1571
Class I	LTCG	$0.1571
Class S	LTCG	$0.1571
Class A	STCG	$0.3604
Class I	STCG	$0.3604
Class S	STCG	$0.3604
Mercury Large Cap Growth Portfolio
Class A	LTCG	$0.5434
Class R	LTCG	$0.5434
Class S	LTCG	$0.5434
Class A	STCG	$0.3043
Class R	STCG	$0.3043
Class S	STCG	$0.3043
Class A	ROC	$0.0149
Class R	ROC	$0.0149
Class S	ROC	$0.0149
MFS Total Return Portfolio
Class A	NII	$0.3588
Class I	NII	$0.3772
Class R	NII	$0.3772
Class S	NII	$0.3409
Oppenheimer Main Street Portfolio®
Class A	NII	$0.1478
Class I	NII	$0.1722
Class S	NII	$0.1330
PIMCO Core Bond Portfolio
Class A	NII	$0.2983
Class S	NII	$0.2944
Class A	LTCG	$0.0176
Class S	LTCG	$0.0176
Salomon Brothers All Cap Portfolio
Class A	NII	$0.0355
Class S	NII	$0.0224
Salomon Brothers Investors Portfolio
Class A	NII	$0.0729
Class I	NII	$0.0874
Class S	NII	$0.0722
T. Rowe Price Capital Appreciation Portfolio
Class A	NII	$0.2635
Class I	NII	$0.2793
Class R	NII	$0.2793
Class S	NII	$0.2427
Class A	LTCG	$0.1395
Class I	LTCG	$0.1395
Class R	LTCG	$0.1395
Class S	LTCG	$0.1395
Class A	STCG	$0.0217
Class I	STCG	$0.0217
Class R	STCG	$0.0217
Class S	STCG	$0.0217
T. Rowe Price Equity Income Portfolio
Class A	NII	$0.1198
Class I	NII	$0.1315
Class R	NII	$0.1315
Class S	NII	$0.1141
Class A	LTCG	$0.0319
Class I	LTCG	$0.0319
Class R	LTCG	$0.0319
Class S	LTCG	$0.0319
Class A	STCG	$0.0361
Class I	STCG	$0.0361
Class R	STCG	$0.0361
Class S	STCG	$0.0361
UBS U.S. Balanced Portfolio
Class A	NII	$0.0743
Class S	NII	$0.0645
Van Kampen Equity Growth Portfolio
Class A	NII	$—
Class I	NII	$0.0012
Class S	NII	$—
Class A	LTCG	$0.0063
Class I	LTCG	$0.0063
Class S	LTCG	$0.0063
Class A	STCG	$0.0417
Class I	STCG	$0.0417
Class S	STCG	$0.0417

TAX INFORMATION (UNAUDITED) (CONTINUED)

Fund Name	Type	Per Share Amount

Van Kampen Growth and Income Portfolio
Class A	NII	$0.2565
Class R	NII	$0.2770
Class S	NII	$0.2286
Van Kampen Real Estate Portfolio
Class A	NII	$0.3645
Class I	NII	$0.3820
Class S	NII	$0.3512
Class A	LTCG	$0.1496
Class I	LTCG	$0.1496
Class S	LTCG	$0.1496
Class A	STCG	$0.0678
Class I	STCG	$0.0678
Class S	STCG	$0.0678
Stock Index Portfolio
Class I	NII	$0.1186
Class I	LTCG	$0.0101
Class I	STCG	$0.0208

NII — Net investment income

STCG — Short-term capital gain
LTCG — Long-term capital gain
ROC — Return of capital

Of the ordinary distributions made during the year ended December 31, 2004, the following percentages qualify for the dividends received deduction available to corporate shareholders:

Capital Guardian Large Cap Value Portfolio:	100.00%

Capital Guardian Managed Global Portfolio:	72.15%

Capital Guardian Small Cap Portfolio:	100.00%

Eagle Asset Capital Appreciation Portfolio:	100.00%

FMRSM Diversified MidCap Portfolio:	99.66%

Hard Assets Portfolio:	12.30%

International Portfolio:	0.93%

Jennison Equity Opportunities Portfolio:	100.00%

Legg Mason Value Portfolio:	100.00%

Limited Maturity Bond Portfolio:	0.01%

Mercury Focus Value Portfolio:	23.43%

Mercury LargeCap Growth Portfolio:	42.55%

MFS Total Return Portfolio:	46.36%

Oppenheimer Main Street Portfolio®:	100.00%

PIMCO Core Bond Portfolio:	0.04%

Salomon Brothers All Cap Portfolio:	100.00%

Salomon Brothers Investors Portfolio:	100.00%

T. Rowe Price Capital Appreciation Portfolio:	83.30%

T. Rowe Price Equity Income Portfolio:	100.00%

UBS U.S. Balanced Portfolio:	80.14%

Van Kampen Equity Growth Portfolio:	26.97%

Van Kampen Growth and Income Portfolio:	100.00%

Van Kampen Real Estate Portfolio:	0.68%

Stock Index Portfolio:	90.65%

TAX INFORMATION (UNAUDITED) (CONTINUED)

During the year ended December 31, 2004, the foreign taxes paid or withheld were as follows:

Fund Name	Foreign Taxes Paid	Per Share Amount

Capital Guardian Managed Global Portfolio:	$449,170	$0.01

Developing World Portfolio:	$387,653	$0.03

Hard Assets Portfolio:	$402,591	$0.03

International Portfolio:	$672,021	$0.03

Julius Baer Foreign Portfolio:	$301,616	$0.01

Van Kampen Global Franchise Portfolio:	$256,419	$0.02

Above figures may differ from those cited elsewhere in this report due to differences in the calculation of income and gains under accounting principles generally accepted in the United States of America (book) purposes and Internal Revenue Service (tax) purposes.

Shareholders are strongly advised to consult their own tax advisers with respect to the tax consequences of their investments in the Funds. In January, shareholders, excluding corporate shareholders, receive an IRS 1099-DIV regarding the federal tax status of the dividends and distributions they received in the calendar year.

TRUSTEE AND OFFICER INFORMATION (UNAUDITED)

The business and affairs of the Trust are managed under the direction of the Trust’s Board of Trustees. A Trustee who is not an interested person of the Trust, as defined in the 1940 Act, is an independent trustee (“Independent Trustee”). The Trustees and Officers of the Trust are listed below. The Statement of Additional Information includes additional information about Trustees of the Registrant and is available, without charge, upon request at 1-800-992-0180.

Principal
	Position(s)	Term of Office	Occupation(s)
	held with	and Length of	during the Past Five
Name, Address and Age	Trust	Time Served(1)	Years

Independent Trustees:

Paul S. Doherty(2) 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1934	Trustee	February 2002 — December 2004	President and Partner, Doherty, Wallace, Pillsbury and Murphy, P.C., Attorneys (1996 — Present).

J. Michael Earley(3) 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1945	Trustee	1997 — Present	President and Chief Executive Officer, Bankers Trust Company, N.A. (1992 — Present).

R. Barbara Gitenstein(2) 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1948	Trustee	1997 — Present	President, College of New Jersey (1999 — Present).

Walter H. May(2) 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1936	Trustee	February 2002 — Present	Retired. Formerly, Managing Director and Director of Marketing, Piper Jaffray, Inc.

Jock Patton(2) 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1945	Trustee	February 2002 — Present	Private Investor (June 1997 — Present). Formerly Director and Chief Executive Officer, Rainbow Multimedia Group, Inc. (January 1999 — December 2001).

David W.C. Putnam(3) 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1939	Trustee	February 2002 — Present	President and Director, F.L. Putnam Securities Company, Inc. and its affiliates; President, Secretary and Trustee, The Principled Equity Market Fund.

Blaine E. Rieke(3) 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1933	Trustee	February 2002 — December 2004	General Partner, Huntington Partners (January 1997 — Present). Chairman of the Board and Trustee of each of the funds managed by ING Investment Management Co. LLC (November 1998 — February 2001).

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Number of
	Portfolios
	in Fund
	Complex
	Overseen	Other Directorships
Name, Address and Age	by Trustee	held by Trustee

Independent Trustees:
Paul S. Doherty(2) 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1934	113	University of Massachusetts Foundation Board (April 2004 — Present).
J. Michael Earley(3) 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1945	113	None
R. Barbara Gitenstein(2) 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1948	113	New Jersey Resources (September 2003 — Present).
Walter H. May(2) 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1936	113	Trustee, Best Prep Charitable Organization (1991 — Present).
Jock Patton(2) 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1945	113	Director, Hypercom, Corp. (January 1999 — Present); JDA Software Group, Inc. (January 1999 — Present); Swift Transportation Co. (March 2004 — Present).
David W.C. Putnam(3) 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1939	113	Progressive Capital Accumulation Trust (August 1998 — Present); Principled Equity Market Fund (November 1996 — Present), Mercy Endowment Foundation (1995 — Present); Director, F.L. Putnam Investment Management Company (December 2001 — Present); Asian American Bank and Trust Company (June 1992 — Present); and Notre Dame Health Care Center (1991 — Present) F.L. Putnam Securities Company, Inc. (June 1978 — Present); and an Honorary Trustee, Mercy Hospital (1973 — Present). Formerly, Anchor International Bond Trust (December 2000 — 2002).
Blaine E. Rieke(3) 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1933	113	Trustee, Morgan Chase Trust Co. (January 1998 — Present); Director, Members Trust Co. (November 2003 — Present).

TRUSTEE AND OFFICER INFORMATION (UNAUDITED) (CONTINUED)

Principal
	Position(s)	Term of Office	Occupation(s)
	held with	and Length of	during the Past Five
Name, Address and Age	Trust	Time Served(1)	Years

Roger B. Vincent(3) 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1945	Trustee	1994 — Present	President, Springwell Corporation (1989 — Present). Formerly, Director Tatham Offshore, Inc. (1996 — 2000).

Richard A. Wedemeyer(2) 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1936	Trustee	February 2002 — Present	Retired. Formerly Vice President — Finance and Administration, Channel Corporation (June 1996 — April 2002); and Trustee of each of the funds managed by ING Management Co. LLC (1998 — 2001).

Trustees who are “Interested Persons”:

Thomas J. McInerney(4) 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1956	Trustee	February 2002 — Present	Chief Executive Officer, ING U.S. Financial Services (September 2001 — Present); Member ING Americas Executive Committee (2001 — Present); ING Aeltus Holding Company, Inc. (2000 — Present), ING Retail Holding Company (1998 — Present), and ING Retirement Holdings, Inc. (1997 — Present). Formerly, President, ING Life Insurance Annuity Company (September 1997 — November 2002), President, Chief Executive Officer and Director of Northern Life Insurance Company (March 2001 — October 2002); General Manager and Chief Executive Officer, ING Worksite Division (December 2000 — October 2001), President ING-SCI, Inc. (August 1997 — December 2000); President, Aetna Financial Services (August 1997 — December 2000).

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Number of
	Portfolios
	in Fund
	Complex
	Overseen	Other Directorships
Name, Address and Age	by Trustee	held by Trustee

Roger B. Vincent(3) 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1945	113	Director, AmeriGas Propane, Inc. (1998 — Present).
Richard A. Wedemeyer(2) 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1936	113	Director, Touchstone Consulting Group (1997 — Present); Trustee, Jim Henson Legacy (1994 — Present).

Trustees who are “Interested Persons”:
Thomas J. McInerney(4) 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1956	167	Director, Equitable Life Insurance Co., Golden American Life Insurance Co., Life Insurance Company of Georgia, Midwestern United Life Insurance Co., ReliaStar Life Insurance Co., Security Life of Denver, Security Connecticut Life Insurance Co., Southland Life Insurance Co., USG Annuity and Life Company, and United Life and Annuity Insurance Co. Inc (March 2001 — Present); Member of the Board, Bushnell Performing Arts Center; St. Francis Hospital; National Conference of Community Justice; and Metro Atlanta Chamber of Commerce.

TRUSTEE AND OFFICER INFORMATION (UNAUDITED) (CONTINUED)

Principal
	Position(s)	Term of Office	Occupation(s)
	held with	and Length of	during the Past Five
Name, Address and Age	Trust	Time Served(1)	Years

John G. Turner(5) 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1939	Trustee	February 2002 — Present	Chairman, Hillcrest Capital Partners (May 2002 — Present); Formerly, Vice Chairman of ING Americas (2000 - 2002); Chairman and Chief Executive Officer of ReliaStar Financial Corp. and ReliaStar Life Insurance Company (1993 — 2000); Chairman of ReliaStar United Services Life Insurance Company (1995 — 1998); Chairman of ReliaStar Life Insurance Company of New York (1995 — 1998); Chairman of Northern Life Insurance Company (1992 — 2001); Chairman and Trustee of the Northstar affiliated investment companies (1993 — 2001) and Director, Northstar Investment Management Corporation and its affiliates (1993 — 1999).

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Number of
	Portfolios
	in Fund
	Complex
	Overseen	Other Directorships
Name, Address and Age	by Trustee	held by Trustee

John G. Turner(5) 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1939	113	Director, Hormel Foods Corporation (March 2000 — Present); Shopko Stores, Inc. (August 1999 — Present); and M.A. Mortenson Company (March 2002 — Present); Conseco, Inc. (September 2003 — Present).

(1)	Trustees serve until their successors are duly elected and qualified, subject to the Board’s retirement policy.

(2)	Valuation and Proxy Voting Committee member.

(3)	Audit Committee member.

(4)	Mr. McInerney is an “interested person,” as defined under the 1940 Act, because of his affiliation with ING Groep N.V., the parent corporation of the Investment Manager, ING Investments, LLC and the Distributor, ING Funds Distributor, LLC.

(5)	Mr. Turner is an “interested person,” as defined under the 1940 Act, because of his affiliation with ING Groep N.V., the parent corporation of the Investment Manager, ING Investments, LLC and the Distributor, ING Funds Distributor, LLC.

TRUSTEE AND OFFICER INFORMATION (UNAUDITED) (CONTINUED)

Term of Office
	Position(s) Held	and Length of	Principal Occupation(s)
Name, Address and Age	with the Trust	Time Served(1)	during the Past Five Years

Officers:

James M. Hennessy 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1949	President and Chief Executive Officer	March 2003 — Present	President and Chief Executive Officer, ING Investments, LLC (December 2000 — Present). Formerly, Senior Executive Vice President and Chief Operating Officer, ING Investments, LLC (April 1995 — December 2000); and Executive Vice President, ING Investments, LLC (May 1998 — June 2000).

Michael J. Roland 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1958	Executive Vice President and Chief Financial Officer	March 2003 — Present	Executive Vice President, Chief Financial Officer and Treasurer, (December 2001 — Present) and Chief Compliance Officer (October 2004 — Present) ING Investments, LLC. Formerly, Senior Vice President, ING Investments, LLC (June 1998 — December 2001).

Stanley D. Vyner 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1950	Executive Vice President	March 2003 — Present	Executive Vice President, ING Investments, LLC (July 2000 — Present) and Chief Investment Risk Officer (January 2003 — Present); Formerly, Chief Investment Officer of the International Portfolios, ING Investments, LLC (August 2000 — January 2003); and Chief Executive Officer, ING Investments, LLC (August 1996 — August 2000).

Joseph M. O’Donnell 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1954	Chief Compliance Officer	November 2004 — Present	Chief Compliance Officer of the ING Funds (November 2004 — Present). Formerly, Vice President, Chief Legal Counsel, Chief Compliance Officer and Secretary of Atlas Securities, Inc., Atlas Advisers, Inc. and Atlas Funds (October 2001 — October 2004); and Chief Operating Officer and General Counsel of Matthews International Capital Management LLC and Vice President and Secretary of Matthews International Funds (August 1999 — May 2001).

Robert S. Naka 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1963	Senior Vice President	January 2003 — Present	Senior Vice President and Assistant Secretary, ING Funds Services, LLC (October 2001 — Present). Formerly, Senior Vice President, ING Funds Services, LLC (August 1999 — October 2001).

Kimberly A. Anderson 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1964	Senior Vice President	November 2003 — Present	Senior Vice President, ING Investments, LLC (October 2003 — Present). Formerly, Vice President and Assistant Secretary, ING Investments, LLC (October 2001 — October 2003) and Assistant Vice President, ING Funds Services, LLC (November 1999 — January 2001).

Robyn L. Ichilov 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1967	Vice President Treasurer	January 2003 — Present March 2003 — Present	Vice President, ING Funds Services, LLC (October 2001 — Present) and ING Investments, LLC (August 1997 — Present).

TRUSTEE AND OFFICER INFORMATION (UNAUDITED) (CONTINUED)

Term of Office
	Position(s) Held	and Length of	Principal Occupation(s)
Name, Address and Age	with the Trust	Time Served(1)	during the Past Five Years

Lauren D. Bensinger 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1954	Vice President	February 2003 — Present	Vice President and Chief Compliance Officer, ING Funds Distributor, LLC (July 1995 — Present) and Vice President (February 1996 — Present). Formerly, Chief Compliance Officer (October 2001 — October 2004), ING Investments, LLC.

Todd Modic 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1967	Vice President	August 2003 — Present	Vice President of Financial Reporting, Fund Accounting, ING Funds Services, LLC (September 2002 — Present). Formerly, Director of Financial Reporting, ING Investments, LLC (March 2001 — September 2002); Director of Financial Reporting, Axient Communications, Inc. (May 2000 — January 2001); and Director of Finance, Rural/Metro Corporation (March 1995 — May 2000).

Huey P. Falgout, Jr. 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1963	Secretary	August 2003 — Present	Chief Counsel, ING Americas, U.S. Legal Services (September 2003 — Present). Formerly, Counsel, ING Americas, U.S. Legal Services (November 2002 — September 2003); and Associate General Counsel of AIG American General (January 1999 — November 2002).

Maria M. Anderson 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1958	Vice President	September 2004 — Present	Vice President, ING Funds Services, LLC (September 2004 — Present). Formerly, Assistant Vice President of ING Funds Services, LLC (October 2001 — September 2004); and Manager of Fund Accounting and Fund Compliance, ING Investments, LLC (September 1999 — October 2001).

Mary Bea Wilkinson 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1956	Vice President	March 2003 — Present	Head of Strategic Relationships, ING U.S. Financial Services. Formerly, Senior Vice President, ING Outside Funds Group (2000 — 2002); Senior Vice President and Chief Financial Officer, First Golden American Life Insurance Company of New York (1997 — 2000).

Theresa Kelety 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1963	Assistant Secretary	August 2003 — Present	Counsel, ING Americas, U.S. Legal Services (April 2003 — Present). Formerly, Senior Associate with Shearman & Sterling (February 2000 — April 2003); and Associate with Sutherland Asbill & Brennan (1996 — February 2000).

Robin R. Nesbitt 7337 E. Doubletree Rand Rd. Scottsdale, AZ 85258 Born: 1973	Assistant Secretary	September 2004 — Present	Supervisor, Board Operations, ING Funds Services, LLC (August 2003 — Present). Formerly, Senior Legal Analyst, ING Funds Services, LLC (August 2002 — August 2003); Associate, PricewaterhouseCoopers (January 2001 — August 2001); and Paralegal, McManis, Faulkner & Morgan (May 2000 — December 2000).

TRUSTEE AND OFFICER INFORMATION (UNAUDITED) (CONTINUED)

Term of Office
	Position(s) Held	and Length of	Principal Occupation(s)
Name, Address and Age	with the Trust	Time Served(1)	during the Past Five Years

Susan P. Kinens 7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258 Born: 1976	Assistant Vice President	January 2003 — Present	Assistant Vice President, ING Funds Services, LLC (December 2002 — Present); and has held various other positions with ING Funds Services, LLC for more than the last five years.

Kimberly K. Palmer 7337 E. Doubletree Rand Rd. Scottsdale, AZ 85258 Born: 1957	Assistant Vice President	September 2004 — Present	Assistant Vice President, ING Funds Services, LLC (August 2004 — Present). Formerly, Manager, Registration Statements, ING Funds Services, LLC (May 2003 — August 2004); Associate Partner, AMVESCAP PLC (October 2000 — May 2003); Director of Federal Filings and Blue Sky Filings, INVESCO Funds Group, Inc. (March 1994 — May 2003).

(1)	The officers hold office until the next annual meeting of the Trustees and until their successors have been elected and qualified.

Investment Manager and Distributor
Directed Services, Inc.
1475 Dunwoody Drive
West Chester, Pennsylvania 19380

Custodian

The Bank of New York
100 Colonial Center Parkway, Suite 300
Lake Mary, Florida 32746

Legal Counsel

Dechert LLP
1775 I Street, N.W.
Washington, D.C. 20006

Independent Registered Public Accounting Firm

KPMG LLP
99 High Street
Boston, Massachusetts 02110

Before investing, carefully consider the investment objectives, risks, charges and expenses of the variable annuity contract and the underlying variable investment options. This and other information is contained in the prospectus for the variable annuity contract and the underlying variable investment options. Obtain these prospectuses from your agent/registered representative and read them carefully before investing. Information regarding how the Portfolios voted proxies related to portfolio securities during the most recent 12-month period ended June 30 is available without charge on the Portfolios’ website at www.ingfunds.com and on the SEC’s website at www.sec.gov.

VPAR-UFIITAIS (1204-022405)